J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.,
                                    Depositor

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                                    Servicer

                         ARCAP SPECIAL SERVICING, INC.,
                                Special Servicer

                        WELLS FARGO BANK MINNESOTA, N.A.,
                                     Trustee

                                       and

                       LASALLE BANK NATIONAL ASSOCIATION,
                                  Paying Agent

                         POOLING AND SERVICING AGREEMENT

                                   Dated as of

                                December 1, 2002

                                 $1,051,299,658

             J.P. Morgan Chase Commercial Mortgage Securities Corp.
                  Commercial Mortgage Pass-Through Certificates

                                 Series 2002-C2

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Defined Terms.....................................................
Section 1.02  Certain Calculations..............................................


                                   ARTICLE II

                        CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans......................................
Section 2.02  Acceptance by Trustee.............................................
Section 2.03  Representations, Warranties and Covenants of the
               Depositor; Mortgage Loan Sellers' Repurchase or
               Substitution of Mortgage Loans for Defects in Mortgage
               Files and Breaches of Representations and Warranties.............
Section 2.04  Issuance of Simon Loan REMIC Regular Interests and the
               Simon Loan REMIC Residual Interest...............................
Section 2.05  Issuance of Walgreens Loan REMIC Regular Interests and the
               Walgreens Loan REMIC Residual Interest...........................
Section 2.06  Execution of Certificates; Issuance of Uncertificated
               Lower-Tier Interests.............................................
Section 2.07  Grantor Trust Designations........................................


                                   ARTICLE III

                               ADMINISTRATION AND
                           SERVICING OF THE TRUST FUND

Section 3.01  Servicer to Act as Servicer; Special Servicer to Act as
               Special Servicer; Administration of the Mortgage Loans...........
Section 3.02  Collection of Mortgage Loan Payments..............................
Section 3.03  Collection  of  Taxes,   Assessments  and  Similar  Items;
               Servicing Accounts...............................................
Section 3.04  The Certificate Account, the Simon Collection Account, the
               Walgreens Collection Account, the Simon Loan REMIC
               Distribution Account, the Walgreens Loan REMIC
               Distribution Account, the Lower-Tier Distribution
               Account, the Upper-Tier Distribution Accounts, the
               Gain-on-Sale Reserve Account, the Excess Interest
               Distribution Account and the Companion Distribution
               Account..........................................................
Section 3.05  Permitted Withdrawals from the Certificate Account, the
               Simon Collection Account, the Walgreens Collection
               Account, the Distribution Accounts and the Companion
               Distribution Account.............................................
Section 3.06  Investment  of Funds in the  Certificate  Account  and the
               REO Account......................................................
Section 3.07  Maintenance  of Insurance  Policies;  Errors and Omissions
               and Fidelity Coverage............................................
Section 3.08  Enforcement of Due-On-Sale Clauses; Assumption Agreements.........
Section 3.09  Realization Upon Defaulted Mortgage Loans.........................
Section 3.10  Trustee to Cooperate; Release of Mortgage Files...................
Section 3.11  Servicing Compensation............................................
Section 3.12  Inspections; Collection of Financial Statements...................
Section 3.13  Annual Statement as to Compliance.................................
Section 3.14  Reports by Independent Public Accountants.........................
Section 3.15  Access to Certain Information.....................................
Section 3.16  Title to REO Property; REO Account................................
Section 3.17  Management of REO Property........................................
Section 3.18  Sale of Defaulted Mortgage Loans and REO Properties...............
Section 3.19  Additional Obligations of Servicer and Special Servicer...........
Section 3.20  Modifications, Waivers, Amendments and Consents...................
Section 3.21  Transfer of Servicing Between Servicer and Special
               Servicer; Recordkeeping; Asset Status Report.....................
Section 3.22  Sub-Servicing Agreements..........................................
Section 3.23  Representations, Warranties and Covenants of the Servicer.........
Section 3.24  Representations, Warranties and Covenants of the Special
               Servicer.........................................................
Section 3.25  Interest Reserve Account..........................................
Section 3.26  Excess Interest Distribution Account..............................
Section 3.27  Directing Certificateholder Contact with Servicer.................
Section 3.28  Controlling Class Certificateholders and Directing
               Certificateholder; Certain Rights and Powers of Directing
               Certificateholder................................................
Section 3.29  Provisions Relating to Servicing of the 75/101 Federal
               Street Mortgage Loan.............................................
Section 3.30  Companion Paying Agent............................................
Section 3.31  Companion Register................................................


                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01  Distributions.....................................................
Section 4.02  Statements to Certificateholders;  CMSA Investor Reporting
               Package (IRP)s...................................................
Section 4.03  P&I Advances......................................................
Section 4.04  Allocation of Collateral Support Deficit..........................
Section 4.05  Certificate Deferred Interest.....................................
Section 4.06  Grantor Trust Reporting...........................................


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates..................................................
Section 5.02  Registration of Transfer and Exchange of Certificates.............
Section 5.03  Book-Entry Certificates...........................................
Section 5.04  Mutilated, Destroyed, Lost or Stolen Certificates.................
Section 5.05  Persons Deemed Owners.............................................
Section 5.06  Appointment of Paying Agent.......................................
Section 5.07  Certificate Ownership Certification...............................


                                   ARTICLE VI

                              THE DEPOSITOR, THE
               SERVICER, THE SPECIAL SERVICER AND THE DIRECTING
                                CERTIFICATEHOLDER

Section 6.01  Liability of the Depositor, the Servicer and the Special
               Servicer.........................................................
Section 6.02  Merger, Consolidation or Conversion of the Depositor, the
               Servicer or the Special Servicer.................................
Section 6.03  Limitation on Liability of the Depositor, the Servicer,
               the Special Servicer and Others..................................
Section 6.04  Depositor, Servicer and Special Servicer Not to Resign............
Section 6.05  Rights of the Depositor in Respect of the Servicer and the
               Special Servicer
Section 6.06  The Directing Certificateholder, the Simon Representative.........


                                   ARTICLE VII

                                     DEFAULT

Section 7.01  Events of Default; Servicer and Special Servicer
               Termination......................................................
Section 7.02  Trustee to Act; Appointment of Successor..........................
Section 7.03  Notification to Certificateholders................................
Section 7.04  Waiver of Events of Default.......................................
Section 7.05  Trustee as Maker of Advances......................................


                                  ARTICLE VIII

                   CONCERNING THE TRUSTEE AND PAYING AGENT

Section 8.01  Duties of Trustee and the Paying Agent............................
Section 8.02  Certain Matters Affecting the Trustee and the Paying Agent........
Section 8.03  Trustee and Paying Agent Not Liable for Validity or
               Sufficiency of Certificates or Mortgage Loans....................
Section 8.04  Trustee or Paying Agent May Own Certificates......................
Section 8.05  Fees and Expenses of Trustee and Paying Agent;
               Indemnification of Trustee and the Paying Agent
Section 8.06  Eligibility Requirements for Trustee and the Paying Agent.........
Section 8.07  Resignation and Removal of the Trustee and Paying Agent...........
Section 8.08  Successor Trustee or Paying Agent.................................
Section 8.09  Merger or Consolidation of Trustee or Paying Agent................
Section 8.10  Appointment of Co-Trustee or Separate Trustee.....................
Section 8.11  Appointment of Custodians.........................................
Section 8.12  Access to Certain Information.....................................
Section 8.13  Representations and Warranties of the Trustee.....................
Section 8.14  Representations and Warranties of the Paying Agent................


                                   ARTICLE IX

                                   TERMINATION

Section 9.01  Termination upon Repurchase or Liquidation of All Mortgage
               Loans............................................................
Section 9.02  Additional Termination Requirements...............................


                                    ARTICLE X

                           ADDITIONAL REMIC PROVISIONS

Section 10.01 REMIC Administration..............................................
Section 10.02 Depositor, Servicer and Special Servicer to Cooperate with
               Paying Agent.....................................................
Section 10.03 Use of Agents.....................................................
Section 10.04 Appointment of REMIC Administrators...............................


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01 Amendment.........................................................
Section 11.02 Recordation of Agreement; Counterparts............................
Section 11.03 Limitation on Rights of Certificateholders........................
Section 11.04 Governing Law.....................................................
Section 11.05 Notices...........................................................
Section 11.06 Severability of Provisions........................................
Section 11.07 Grant of a Security Interest......................................
Section 11.08 Successors and Assigns; Beneficiaries.............................
Section 11.09 Article and Section Headings......................................
Section 11.10 Notices to the Rating Agencies....................................

                                    EXHIBITS

Exhibit A-1       Form of Class A-1 Certificate
Exhibit A-2       Form of Class A-2 Certificate
Exhibit A-3       Form of Class X-1 Certificate
Exhibit A-4       Form of Class X-2 Certificate
Exhibit A-5       Form of Class B Certificate
Exhibit A-6       Form of Class C Certificate
Exhibit A-7       Form of Class D Certificate
Exhibit A-8       Form of Class E Certificate
Exhibit A-9       Form of Class F Certificate
Exhibit A-10      Form of Class G Certificate
Exhibit A-11      Form of Class H Certificate
Exhibit A-12      Form of Class J Certificate
Exhibit A-13      Form of Class K Certificate
Exhibit A-14      Form of Class L Certificate
Exhibit A-15      Form of Class M Certificate
Exhibit A-16      Form of Class N Certificate
Exhibit A-17      Form of Class NR Certificate
Exhibit A-18      Form of Class SP-1 Certificate
Exhibit A-19      Form of Class SP-2 Certificate
Exhibit A-20      Form of Class SP-3 Certificate
Exhibit A-21      Form of Class WM Certificate
Exhibit A-22      Form of Class R Certificate
Exhibit A-23      Form of Class LR Certificate
Exhibit B         Mortgage Loan Schedule
Exhibit C         Form of Investment Representation Letter
Exhibit D-1       Form of Transfer Affidavit
Exhibit D-2       Form of Transferor Letter
Exhibit E         Form of Request for Release
Exhibit F         Form of ERISA Representation Letter
Exhibit G         Form of Statement to Certificateholders
Exhibit H         Form of Omnibus Assignment
Exhibit I         Form of Regulation S Transfer Certificate during Restricted
                  Period
Exhibit I-2       Form of Regulation S Transfer Certificate after
                  Restricted Period
Exhibit J         Form of Purchase Option Notice
Exhibit K         Form of Transfer Certificate for Rule 144A Book-Entry
                  Certificate to Regulation S Book-Entry Certificate
                  during Restricted Period
Exhibit L-1       Form of CMSA Bond Level File
Exhibit L-2       Form of CMSA Collateral Summary File
Exhibit L-3       Form of CMSA Financial File
Exhibit L-4       Form of CMSA Loan Periodic Update File
Exhibit L-5       Form of CMSA Loan Setup File
Exhibit L-6       Form of CMSA Property File
Exhibit L-7       Form of CMSA Comparative Financial Status Report
Exhibit L-8       Form of CMSA Delinquent Loan Status Report
Exhibit L-9       Form of CMSA Historical Liquidation Report
Exhibit L-10      Form of CMSA Historical Loan Modification Report
Exhibit L-11      Form of CMSA NOI Adjustment Worksheet
Exhibit L-12      Form of CMSA Operating Statement Analysis Report
Exhibit L-13      Form of CMSA REO Status Report
Exhibit L-14      Form of Updated Collection Report
Exhibit L-15      Servicer Watchlist Criteria
Exhibit M         Form of Transfer Certificate for Rule 144A Book-Entry
                  Certificate to Regulation S Book-Entry Certificate
                  after Restricted Period
Exhibit N         Form of Transfer Certificate for Regulation S
                  Book-Entry Certificate to Rule 144A Global Book-Entry
                  Certificate during Restricted Period
Exhibit O         Form of Transfer Certificate for Regulation S
                  Book-Entry Certificate during Restricted Period
Exhibit P         Form Certification to be Provided with Form 10-K
Exhibit Q         Form of Certification to be Provided to Depositor
Exhibit R         Initial Companion Holders
Exhibit S         ARCap Naming Convention
Exhibit T         Controlling Class Certificateholder Reports Checklist
Exhibit U         Form of Initial Certification of Trustee
Exhibit V         Form of Final Certification of the Trustee
Exhibit W         Form of Defeasance Certificate
Exhibit X-1       Form of Information Request by Certificateholder or
                  Certificate Owner
Exhibit X-2       Form of Information Request by Prospective Purchaser

                                    SCHEDULES

Schedule 1        Mortgage Loans Containing Additional Debt
Schedule 2        Mortgage Loans that Initially Pay Interest Only

            This Pooling and Servicing Agreement (the "Agreement") is dated and effective as of December 1, 2002, among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wachovia Bank, National Association, as Servicer, ARCap Special Servicing, Inc., as Special Servicer, Wells Fargo Bank Minnesota, N.A., as Trustee, and LaSalle Bank National Association, as Paying Agent.

                              PRELIMINARY STATEMENT

            The Depositor intends to sell commercial mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes (each, a "Class"), which in the aggregate will evidence the entire beneficial ownership interest in the trust fund (the "Trust Fund") to be created hereunder, the primary assets of which will be a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"). As provided herein, the Paying Agent shall elect or shall cause elections to be made to treat the Trust Fund (exclusive of the Excess Interest and the Excess Interest Distribution Account) for federal income tax purposes as four separate real estate mortgage investment conduits (the "Walgreens Loan REMIC", the "Simon Loan REMIC", the "Upper-Tier REMIC" and "Lower-Tier REMIC", as described herein).

            The parties intend that the portions of the Trust Fund representing the Excess Interest, the Excess Interest Distribution Account and the proceeds thereof will be treated as a grantor trust under subpart E of Part 1 of subchapter J of the Code and that the beneficial interest therein will be represented by the Class NR Certificates.

                                SIMON LOAN REMIC

            An election will be made to treat the segregated pool of assets consisting of the Simon Mortgage Loan and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as the "Simon Loan REMIC". The Simon Loan REMIC Residual Interest will represent the sole class of "residual interests" in the Simon Loan REMIC for purposes of the REMIC Provisions under federal income tax law, and will be represented by the Class LR Certificates. The Simon Loan REMIC Pooled Regular Interest, the Class KSP-1 Uncertificated Interest, the Class KSP-2 Uncertificated Interest and the Class KSP-3 Uncertificated Interest will not be certificated and will be held by the Lower-Tier REMIC.

            The following table sets forth the Original Simon Loan REMIC Principal Amounts and per annum rates of interest for the Simon Loan REMIC Regular Interests:

        Class              Interest Rate           Original Simon Loan REMIC
     Designation            (per annum)                Principal Amount
--------------------   ---------------------   ---------------------------------
Simon Loan REMIC
   Pooled Regular
   Interest                     (1)                    $119,191,303
Class KSP-1                     (1)                      $5,508,000
Class KSP-2                     (1)                      $8,400,000
Class KSP-3                     (1)                      $5,657,741

------------------

(1) The interest rate for each Class of Simon Loan REMIC Regular Interests shall be the related Simon Mortgage Loan Remittance Rate.

                              WALGREENS LOAN REMIC

            An election will be made to treat the segregated pool of assets consisting of the Walgreens Mortgage Loan and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as the "Walgreens Loan REMIC". The Walgreens Loan REMIC Residual Interest will represent the sole class of "residual interests" in the Walgreens Loan REMIC for purposes of the REMIC Provisions under federal income tax law, and will be represented by the Class LR Certificates. The Walgreens Loan REMIC Pooled Regular Interest and the Class JWM Uncertificated Interest will not be certificated and will be held by the Lower-Tier REMIC.

            The following table sets forth the Original Walgreens Loan REMIC Principal Amounts and per annum rates of interest for the Walgreens Loan REMIC Regular Interests:

        Class            Interest Rate (per      Original Walgreens Loan
     Designation               annum)            REMIC Principal Amount
---------------------  ----------------------  ---------------------------
Walgreens Loan REMIC
   Pooled Regular
   Interest                     (1)                   $2,276,909
Class JWM                       (1)                     $338,406

------------------

(1) The interest rate for each Class of Walgreens Loan REMIC Regular Interests shall be the related Walgreens Mortgage Loan Remittance Rate.

                                LOWER-TIER REMIC

            The Class LA-1-1, Class LA-1-2, Class LA-1-3, Class LA-1-4, Class LA-1-5, Class LA-2-1, Class LA-2-2, Class LA-2-3, Class LA-2-4, Class LB, Class LC, Class LD, Class LE, Class LF-1, Class LF-2, Class LG-1, Class LG-2, Class LH-1, Class LH-2, Class LJ-1, Class LJ-2, Class LK, Class LL, Class LM, Class LN, Class LNR, Class LSP-1, Class LSP-2, Class LSP-3 and Class LWM Uncertificated Interests will evidence "regular interests" in the Lower-Tier REMIC created hereunder. The sole Class of "residual interests" in the Lower-Tier REMIC created hereunder will be evidenced by the Class LR Certificates.

            The following table sets forth the Original Lower-Tier Principal Amounts and per annum rates of interest for the Uncertificated Lower-Tier Interests and the Class LR Certificates:

     CLASS          INTEREST RATE          ORIGINAL LOWER-TIER
  DESIGNATION        (PER ANNUM)             PRINCIPAL AMOUNT
---------------   -----------------      -----------------------
Class LA-1-1             (1)                  $ 11,380,000
Class LA-1-2             (1)                  $ 52,398,000
Class LA-1-3             (1)                  $ 53,186,000
Class LA-1-4             (1)                  $ 50,242,000
Class LA-1-5             (1)                  $ 66,794,000
Class LA-2-1             (1)                  $  5,695,000
Class LA-2-2             (1)                  $ 47,227,000
Class LA-2-3             (1)                  $ 43,600,000
Class LA-2-4             (1)                  $510,065,000
Class LB                 (1)                  $ 41,256,000
Class LC                 (1)                  $ 10,314,000
Class LD                 (1)                  $ 28,363,000
Class LE                 (1)                  $ 14,182,000
Class LF-1               (1)                  $  2,463,000
Class LF-2               (1)                  $ 16,876,000
Class LG-1               (1)                  $  4,638,000
Class LG-2               (1)                  $  8,254,000
Class LH-1               (1)                  $  8,502,000
Class LH-2               (1)                  $  6,969,000
Class LJ-1               (1)                  $  7,033,000
Class LJ-2               (1)                  $  4,570,000
Class LK                 (1)                  $  3,868,000
Class LL                 (1)                  $  7,736,000
Class LM                 (1)                  $  3,867,000
Class LN                 (1)                  $  5,157,000
Class LNR                (1)                  $ 16,760,510
Class LSP-1              (2)                  $  5,508,000
Class LSP-2              (2)                  $  8,400,000
Class LSP-3              (2)                  $  5,657,741
Class LWM                (3)                  $    338,406
Class LR               None(4)                   None(4)

------------------

(1) The interest rate for such Class of Uncertificated Lower-Tier Interests shall be the Weighted Average Net Mortgage Rate.

(2) The interest rate for such Class of Uncertificated Lower-Tier Interests shall be the related Simon Mortgage Loan Remittance Rate.

(3) The interest rate for such Class of Uncertificated Lower-Tier Interests shall be the related Walgreens Mortgage Loan Remittance Rate.

(4) The Class LR Certificates do not have a Certificate Balance or Notional Amount, do not bear interest and will not be entitled to distributions of Yield Maintenance Charges. Any Available Distribution Amount remaining in the Lower-Tier Distribution Account after distributing the Lower-Tier Distribution Amount shall be distributed to the Holders of the Class LR Certificates in respect of the residual interest in the Lower-Tier REMIC (but only to the extent of the Available Distribution Amount for such Distribution Date, if any, remaining in the Lower-Tier Distribution Account).

                                UPPER-TIER REMIC

            The Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class NR (other than with respect to the right to receive Excess Interest), Class SP-1, Class SP-2, Class SP-3, Class WM, Class X-1 and Class X-2 Certificates will evidence "regular interests" in the Upper-Tier REMIC created hereunder. The sole Class of "residual interests" in the Upper-Tier REMIC created hereunder will be evidenced by the Class R Certificates.

            The following table sets forth the designation, the pass-through rate (the "Pass-Through Rate"), the aggregate initial principal amount (the "Original Certificate Balance") or Notional Amount ("Original Notional Amount"), as applicable, and the initial ratings given each Class by the Rating Agencies (the "Original Ratings") for each Class of Certificates comprising the interests in the Upper-Tier REMIC created hereunder:

                                                                  ORIGINAL
    RELATED        PASS-THROUGH RATE          ORIGINAL            RATINGS
  CERTIFICATE         (PER ANNUM)        CERTIFICATE BALANCE   MOODY'S/S&P(1)
---------------  ---------------------  ---------------------  --------------
Class A-1             4.3260%             $  234,000,000           Aaa/AAA
Class A-2             5.0500%             $  606,587,000           Aaa/AAA
Class B               5.2110%(2)          $   41,256,000           Aa2/AA
Class C               5.2900%(2)          $   10,314,000           Aa3/AA-
Class D               5.4080%(2)          $   28,363,000            A2/A
Class E               5.4167%(3)          $   14,182,000            A3/A-
Class F               5.9867%(3)          $   19,339,000          Baa2/BBB
Class G               6.3197%(4)          $   12,892,000          Baa3/BBB-
Class H               5.0770%(2)          $   15,471,000           Ba1/BB+
Class J               5.0770%(2)          $   11,603,000           Ba2/BB
Class K               5.0770%(2)          $    3,868,000           Ba3/BB-
Class L               5.0770%(2)          $    7,736,000            B1/B+
Class M               5.0770%(2)          $    3,867,000            B2/B
Class N               5.0770%(2)          $    5,157,000            B3/B-
Class NR              5.0770%(2)          $   16,760,510             */*
Class SP-1                (5)             $    5,508,000          Ba1/BBB-
Class SP-2                (5)             $    8,400,000           Ba2/BB
Class SP-3                (5)             $    5,657,741           Ba3/BB-
Class WM                  (6)             $      338,406             */*
Class X-1             0.1273%(7)          $1,031,395,510 (8)       Aaa/AAA
Class X-2             1.3046%(7)          $  986,495,000 (8)       Aaa/AAA
Class R                  None                   None (9)             */*

------------------

(1) The Certificates marked with an asterisk have not been rated by the applicable Rating Agency.

(2) Subject to a maximum Pass-Through Rate equal to the Weighted Average Net Mortgage Rate.

(3) The Pass-Through Rate for any Distribution Date for the Class E and Class F Certificates will be the Weighted Average Net Mortgage Rate for the Distribution Date minus 0.9030% and 0.3330%, respectively, per annum.

(4) The Pass-Through Rate for any Distribution Date for the Class G Certificates will be the Weighted Average Net Mortgage Rate for the Distribution Date.

(5) The Pass-Through Rate for any Distribution Date for the Class SP-1, Class SP-2 and Class SP-3 Certificates will be the Simon Mortgage Loan Remittance Rate for such Distribution Date.

(6) The Pass-Through Rate for any Distribution Date for the Class WM Certificates will be the Walgreens Mortgage Loan Remittance Rate for such Distribution Date.

(7) Initial Pass-Through Rate. The Pass-Through Rates for each of the Class X-1 and Class X-2 Certificates will be calculated in accordance with the related definitions of "Class X-1 Pass-Through Rate" and "Class X-2 Pass-Through Rate", as applicable.

(8) The Class X-1 and Class X-2 Certificates will not have a Certificate Balance; rather, each such Class of Certificates will accrue interest as provided herein on the related Class X-1 Notional Amount and Class X-2 Notional Amount, as applicable.

(9) The Class R Certificates do not have a Certificate Balance or Notional Amount, do not bear interest and will not be entitled to distributions of Yield Maintenance Charges. Any Available Distribution Amount remaining in the Upper-Tier Distribution Account, after all required distributions under this Agreement have been made to each other Class of Certificates, will be distributed to the Holders of the Class R Certificates.

            As of close of business on the Cut-off Date, the Mortgage Loans had an aggregate principal balance, after application of all payments of principal due on or before such date, whether or not received, equal to $1,051,299,658.

            Two mortgage loans (the "Companion Loans") with an aggregate Cut-off Date Principal Balance of $26,030,000 are not part of the Trust Fund but are secured by corresponding Mortgages that secure related Mortgage Loans (each, an "AB Mortgage Loan") that are part of the Trust Fund. As and to the extent provided herein, one of the Companion Loans (the "Long Island Industrial Companion Loan") will be serviced and administered in accordance with this Agreement. One of the Companion Loans (the "75/101 Federal Street Companion Loan") and its related AB Mortgage Loan will not be serviced pursuant to this Agreement, but will be serviced pursuant to a separate servicing agreement, dated October 23, 2002, among Merrill Lynch Mortgage Lending, Inc., LaSalle Bank National Association, as trustee and custodian, and Pacific Life Insurance Company, as servicer and special servicer (the "75/101 Federal Street Servicing Agreement"). Amounts attributable to the Companion Loans will not be assets of the Trust Fund, and will be owned by the related Companion Holders.

            In consideration of the mutual agreements herein contained, the Depositor, the Servicer, the Special Servicer, the Trustee and the Paying Agent agree as follows:

                                ARTICLE I

                               DEFINITIONS

            Section 1.01  Defined Terms.

            Whenever used in this Agreement, including in the Preliminary Statement, the following capitalized terms, unless the context otherwise requires, shall have the meanings specified in this Article.

            "75/101 Federal Street Co-Lender Agreement": Co-Lender Agreement, dated as of October 15, 2002, between Merrill Lynch Mortgage Lending, Inc., as Note A Lender, and LaSalle Bank National Association, as trustee on behalf of the 75/101 Federal Street Trust, as Note B Lender, regarding the 75/101 Federal Street Loan Pair.

            "75/101 Federal Street Companion Loan": The Companion Loan related to the 75/101 Federal Street Mortgage Loan.

            "75/101 Federal Street Loan Pair": Collectively, the 75/101 Federal Street Mortgage Loan and the 75/101 Federal Street Companion Loan.

            "75/101 Federal Street Mortgage Loan": The Mortgage Loan identified on the Mortgage Loan Schedule as loan number 2.

            "75/101 Federal Street Mortgaged Property": The real property securing the 75/101 Federal Street Loan Pair.

            "75/101 Federal Street Servicer": The servicer under the 75/101 Federal Street Servicing Agreement.

            "75/101 Federal Street Servicing Agreement": As defined in the Preliminary Statement.

            "75/101 Federal Street Special Servicer": The special servicer under the 75/101 Federal Street Servicing Agreement.

            "75/101 Federal Street Trust": That certain trust established pursuant to the 75/101 Federal Street Trust Agreement, the assets of which include the 75/101 Federal Street Companion Loan.

            "75/101 Federal Street Trust Agreement": Trust Agreement, dated October 23, 2002, by and among Merrill Lynch Mortgage Investors, Inc., as depositor, LaSalle Bank National Association, as trustee, and ABN AMRO Bank N.V., as fiscal agent.

            "AB Mortgage Loan": Any of those certain Mortgage Loans identified on the Mortgage Loan Schedule as loan numbers 2 and 4 that are part of the Trust Fund.

            "Acceptable Insurance Default": With respect to any Mortgage Loan, a default under the related Mortgage Loan documents arising by reason of any failure on the part of the related Mortgagor to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or any failure on the part of the related Mortgagor to maintain with respect to the related Mortgaged Property insurance coverage with respect to terrorist or similar acts upon terms no less favorable than those in place as of November 1, 2002, as to which default the Servicer and the Special Servicer may forbear taking any enforcement action, provided that the Special Servicer has determined, in its reasonable judgment, based on inquiry consistent with the Servicing Standards and after consultation with the Directing Certificateholder, that either (a) such insurance is not available at commercially reasonable rates and that hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate; provided, however, the Directing Certificateholder will not have more than 30 days to respond to the Special Servicer's request for consultation; provided, further, that upon the Special Servicer's determination consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the Directing Certificateholder, the Special Servicer will not be required to do so.

            "Accrued Certificate Interest": With respect to each Distribution Date and each Class of Certificates (other than the Residual Certificates), an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date, accrued on the related Certificate Balance (or with respect to the Class X-1 and Class X-2 Certificates, the Notional Amount of such Class outstanding immediately prior to such Distribution Date) (provided that for interest accrual purposes any distributions in reduction of Certificate Balance or Notional Amount or reductions in Certificate Balance or Notional Amount as a result of allocations of Collateral Support Deficit on the Distribution Date occurring in an Interest Accrual Period shall be deemed to have been made on the first day of such Interest Accrual Period). Accrued Certificate Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

            "Accrued Simon Non-Pooled Component Interest": With respect to each Simon Non-Pooled Component for any Distribution Date, one month's interest at the related Simon Mortgage Loan Remittance Rate for such Distribution Date, accrued for the related Interest Accrual Period on the related Simon Non-Pooled Balance outstanding immediately prior to such Distribution Date. Accrued Simon Non-Pooled Component Interest shall be calculated on a 30/360 Basis consistent with the definition of Simon Mortgage Loan Remittance Rate and, for any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

            "Accrued Simon Pooled Component Interest": With respect to the Simon Pooled Component for any Distribution Date, one month's interest at the related Simon Mortgage Loan Remittance Rate for such Distribution Date, accrued for the related Interest Accrual Period on the Simon Pooled Balance outstanding immediately prior to such Distribution Date. Accrued Simon Pooled Component Interest shall be calculated on a 30/360 Basis consistent with the definition of Simon Mortgage Loan Remittance Rate and, for any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

            "Accrued Walgreens Non-Pooled Component Interest": With respect to the Walgreens Non-Pooled Component for any Distribution Date, one month's interest at the Walgreens Mortgage Loan Remittance Rate for such Distribution Date, accrued for the related Interest Accrual Period on the Walgreens Non-Pooled Balance outstanding immediately prior to such Distribution Date. Accrued Walgreens Non-Pooled Component Interest shall be calculated on a 30/360 Basis consistent with the definition of Walgreens Mortgage Loan Remittance Rate and, for any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

            "Accrued Walgreens Pooled Component Interest": With respect to the Walgreens Pooled Component for any Distribution Date, one month's interest at the related Walgreens Mortgage Loan Remittance Rate for such Distribution Date, accrued for the related Interest Accrual Period on the Walgreens Pooled Balance outstanding immediately prior to such Distribution Date. Accrued Walgreens Pooled Component Interest shall be calculated on a 30/360 Basis consistent with the definition of Walgreens Mortgage Loan Remittance Rate and, for any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

            "Act": The Securities Act of 1933, as it may be amended from time to time.

            "Actual/360 Mortgage Loans": The Mortgage Loans indicated as such in the Mortgage Loan Schedule.

            "Additional Debt": With respect to any Mortgage Loan, any debt owed by the related Mortgagor to a party other than the lender under such Mortgage Loan as of the Closing Date as set forth on Schedule 1 hereto, as increased or decreased from time to time pursuant to the terms of the related subordinate loan documents (including any subordination agreement).

            "Additional Exclusions": Exclusions in addition to those customarily found in insurance policies for Mortgaged Properties prior to September 11, 2001.

            "Administrative Cost Rate": With respect to each Mortgage Loan, the sum of the Servicing Fee Rate and the Trustee Fee Rate, in each case computed on the basis of the Stated Principal Balance of the related Mortgage Loan and in the same manner as interest is calculated on such Mortgage Loan.

            "Advance": Any P&I Advance or Servicing Advance.

            "Adverse REMIC Event": As defined in Section 10.01(f).

            "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agent": As defined in Section 5.02(c)(i)(A).

            "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

            "Anticipated Repayment Date": With respect to any Mortgage Loan that is indicated on the Mortgage Loan Schedule as having a Revised Rate, the date upon which such Mortgage Loan commences accruing interest at such Revised Rate.

            "Applicable Procedures":  As defined in Section 5.02(b)(i).

            "Applicable State and Local Tax Law": For purposes hereof, the Applicable State and Local Tax Law shall be (a) the tax laws of the State of New York; (b) the tax laws of the State of Minnesota; and (c) such other state or local tax laws whose applicability shall have been brought to the attention of the Trustee and the Paying Agent by either (i) an opinion of counsel delivered to it, or (ii) written notice from the appropriate taxing authority as to the applicability of such state or local tax laws.

            "Appraisal": An appraisal prepared by an Independent MAI appraiser with at least five years experience in properties of like kind and in the same area, prepared in accordance with 12 C.F.R. 225.64, or, in connection with an Appraisal Reduction, a valuation meeting the requirements of clause (b)(i)(A)(2) in the definition of Appraisal Reduction.

            "Appraisal Reduction": For any Distribution Date and for any Mortgage Loan as to which an Appraisal Reduction Event has occurred, an amount calculated by the Special Servicer, in consultation with the Directing Certificateholder, as of the first Determination Date following the date on which the Special Servicer receives or performs such Appraisal equal to the excess of (a) the Stated Principal Balance of such Mortgage Loan (including (a) if such Mortgage Loan is the Simon Mortgage Loan, the Simon Non-Pooled Component and (b) if such Mortgage Loan is the Walgreens Mortgage Loan, the Walgreens Non-Pooled Component) over (b) the excess of (i) the sum of (A) 90% of the Appraised Value of the related Mortgaged Property as determined (1) by one or more Appraisals with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which shall be paid by the Servicer as an Advance) or (2) by an internal valuation performed by the Special Servicer with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) with an outstanding principal balance less than $2,000,000, and (B) all escrows, letters of credit and reserves in respect of such Mortgage Loan as of the date of calculation over (ii) the sum of, as of the Due Date occurring in the month of the date of determination, (A) to the extent not previously advanced by the Servicer or the Trustee, all unpaid interest on such Mortgage Loan at a per annum rate equal to its Mortgage Rate, (B) all unreimbursed Advances and interest thereon at the Reimbursement Rate in respect of such Mortgage Loan and
(C) all currently due and unpaid real estate taxes, assessments, insurance premiums, ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid with respect to such Mortgage Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the Servicer or the Trustee, as applicable); provided, however, without limiting the Special Servicer's obligation to order and obtain such Appraisal, if the Special Servicer has not obtained the Appraisal or valuation, as applicable, referred to above within 60 days of the Appraisal Reduction Event (or with respect to the reduction event set forth in clause (i) of the definition of Appraisal Reduction Event, within such 120 days set forth therein), the amount of the Appraisal Reduction shall be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (including, (a) if such Mortgage Loan is the Simon Mortgage Loan, the Simon Non-Pooled Component and (b) if such Mortgage Loan is the Walgreens Mortgage Loan, the Walgreens Non-Pooled Component) until such time as such appraisal or valuation referred to above is received and the Appraisal Reduction is calculated. Within 60 days after the Appraisal Reduction Event, the Special Servicer shall order and receive an Appraisal (the cost of which shall be paid as a Servicing Advance); provided, however, that with respect to an Appraisal Reduction Event as set forth in clause (i) of the definition of Appraisal Reduction Event, the Special Servicer shall order and receive such Appraisal within the 120 day period set forth in such clause (i), which Appraisal shall be delivered by the Special Servicer to the Servicer, the Directing Certificateholder, the Trustee and the Paying Agent, and the Paying Agent shall deliver such Appraisal to each Holder of a Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificate upon request (subject to receipt of such Appraisal by the Special Servicer).

            With respect to each Mortgage Loan as to which an Appraisal Reduction has occurred (unless such Mortgage Loan has become a Corrected Mortgage Loan (for such purposes taking into account any amendment or modification of such Mortgage Loan)), the Special Servicer shall, within 30 days of each anniversary of the related Appraisal Reduction Event, order an Appraisal (which may be an update of a prior Appraisal), the cost of which shall be paid by the Servicer as a Servicing Advance or to conduct an internal valuation, as applicable. Based upon such Appraisal, the Special Servicer shall redetermine (in consultation with the Directing Certificateholder) and report to the Directing Certificateholder (and in the case of the Simon Mortgage Loan, the Simon Representative), the Servicer, the Paying Agent and the Trustee the amount of the Appraisal Reduction with respect to such Mortgage Loan, and such redetermined Appraisal Reduction shall replace the prior Appraisal Reduction with respect to such Mortgage Loan. The Directing Certificateholder shall have ten (10) Business Days to review and approve each calculation of an Appraisal Reduction; provided, however, that if the Directing Certificateholder fails to approve any calculation of the Appraisal Reduction within 30 days of receipt of the initial Appraisal Reduction, such consent shall be deemed given. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an Appraisal or conduct an internal valuation, as applicable, with respect to a Mortgage Loan which is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an Appraisal or valuation, as applicable, with respect to the related Mortgaged Property within the twelve-month period immediately prior to the occurrence of such Appraisal Reduction Event. Instead, the Special Servicer may use such prior Appraisal or valuation, as applicable, in calculating any Appraisal Reduction with respect to such Mortgage Loan; provided that the Special Servicer is not aware of any material change to the related Mortgaged Property having occurred and affecting the validity of such appraisal or valuation, as applicable.

            Any Mortgage Loan previously subject to an Appraisal Reduction which loan has become a Corrected Mortgage Loan (for such purposes taking into account any amendment or modification of such Mortgage Loan), and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

            Notwithstanding anything herein to the contrary, (i) the aggregate Appraisal Reduction related to a Mortgage Loan or the related REO Property will be reduced to zero as of the date on which such Mortgage Loan is paid in full, liquidated, repurchased or otherwise removed from the Trust Fund and (ii) "appraisal reduction amounts" for the 75/101 Federal Street Mortgage Loan shall be determined in accordance with the 75/101 Federal Street Servicing Agreement and shall reduce (y) the obligation of the 75/101 Federal Street Servicer to make advances for the 75/101 Federal Street Mortgage Loan as and to the extent provided in the 75/101 Federal Street Servicing Agreement and (z) the obligation of the Servicer and Trustee to make back-up advances if the 75/101 Federal Street Servicer fails to make such advances.

            "Appraisal Reduction Event": With respect to any Mortgage Loan, the earliest of (i) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of such Mortgage Loan, (ii) the date on which a reduction in the amount of Monthly Payments on such Mortgage Loan, or a change in any other material economic term of such Mortgage Loan (other than an extension of the Maturity Date), becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, (iii) the date on which a receiver has been appointed, (iv) 60 days after a Mortgagor declares bankruptcy, (v) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to a Mortgagor, (vi) 90 days after an uncured delinquency occurs in respect of a Balloon Payment with respect to a Mortgage Loan unless the Mortgagor has delivered to the Servicer on the related Maturity Date a written refinancing commitment reasonably satisfactory in form and substance to the Special Servicer which provides that such refinancing will occur within 150 days, (vii) immediately after a Mortgage Loan becomes an REO Loan; provided, however, that an Appraisal Reduction Event shall not occur at any time when the aggregate Certificate Balances of all Classes of Certificates (other than the Class A Certificates) have been reduced to zero. The Special Servicer shall notify the Servicer promptly upon the occurrence of any of the foregoing events.

            "Appraised Value": With respect to any Mortgaged Property, the appraised value thereof as determined by an Appraisal of the Mortgaged Property securing such Mortgage Loan made by an Independent MAI appraiser selected by the Servicer or Special Servicer, as applicable.

            "ARC Portfolio Mortgage Loan": The Mortgage Loan identified on the Mortgage Loan Schedule as loan number 3.

            "ARCap Naming Convention": As defined in Section 3.12(a)

            "Asset Status Report": As defined in Section 3.21(d).

            "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar instrument executed by the Mortgagor, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

            "Assumed Scheduled Payment": For any Due Period and with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Loan as to which the Balloon Payment would have been past due), an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Mortgage Note or the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment has not become due, after giving effect to any modification of such Mortgage Loan, and
(b) interest on the Stated Principal Balance of such Mortgage Loan at the applicable Mortgage Rate (net of interest at the Servicing Fee Rate).

            "Authenticating Agent": The Paying Agent or any agent of the Trustee appointed to act as Authenticating Agent pursuant to Section 5.01(b).

            "Available Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of (without duplication):

            (i) the aggregate amount relating to the Trust Fund on deposit in the Certificate Account, the Simon Loan REMIC Distribution Account, the Walgreens Loan REMIC Distribution Account and the Lower-Tier Distribution Account (in each case, exclusive of any Net Investment Earnings contained therein) as of the close of business on the related Determination Date, exclusive of (without duplication):

                  (A) all Monthly Payments paid by the Mortgagors that are due on a Due Date following the end of the related Due Period;

                  (B) all unscheduled Principal Prepayments (together with any related payments of interest allocable to the period following the Due Date for the related Mortgage Loan during the related Due Period), Liquidation Proceeds or Insurance and Condemnation Proceeds received subsequent to the related Determination Date;

                  (C) all amounts payable or reimbursable to any Person from the Certificate Account pursuant to clauses (ii) through
                        (xvi), inclusive, and clause (xviii) of Section 3.05(a);

                  (D)   all amounts payable or reimbursable to any Person from
                        (x) the Simon Loan REMIC Distribution Account pursuant to clauses (ii) - (viii), inclusive, of Section 3.05(b),
                        (y) Walgreens Loan REMIC Distribution Account pursuant to clauses (ii) - (viii), inclusive, of Section 3.05(c), or Lower-Tier Distribution Account pursuant to clauses
                        (ii) through (viii), inclusive, of Section 3.05(d);

                  (E)   Excess Interest;

                  (F)   all Yield Maintenance Charges;

                  (G) all amounts deemed distributable pursuant to Section 4.01(j)(iv) - (xi), Section 4.01(k)(iv) - (xiii),
                        Section 4.01(n)(iv) - (vii) and Section 4.01(o)(iv) -
                        (vii);

                  (H) all amounts deposited in the Certificate Account, the Simon Loan REMIC Distribution Account, the Walgreens Loan REMIC Distribution Account or the Lower-Tier Distribution Account, as the case may be, in error; and

                  (I) with respect to the Interest Reserve Loans and any Distribution Date relating to each Interest Accrual Period ending in (1) each January or (2) any December in a year immediately preceding a year which is not a leap year, an amount equal to one day of interest on the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month preceding the month in which such Distribution Date occurs at the related Mortgage Rate to the extent such amounts are to be deposited in the Interest Reserve Account and held for future distribution pursuant to Section 3.25;

            (ii) if and to the extent not already included in clause (a) hereof, the aggregate amount transferred from the REO Account to the Certificate Account for such Distribution Date pursuant to Section 3.16(c);

            (iii) the aggregate amount of any P&I Advances made by the Servicer or the Trustee (or, with respect to the 75/101 Federal Street Mortgage Loan, by the 75/101 Federal Street Servicer, the Servicer or the Trustee), as applicable, for such Distribution Date pursuant to Section 4.03 or 7.05 (net of the related Trustee Fee with respect to the Mortgage Loans for which such P&I Advances are made); and

            (iv) for the Distribution Date occurring in each March, the Withheld Amounts remitted to the Lower-Tier Distribution Account, the Simon Loan REMIC Distribution Account or the Walgreens Loan REMIC Distribution Account pursuant to Section 3.25(b).

Notwithstanding the investment of funds held in the Certificate Account pursuant to Section 3.06, for purposes of calculating the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such account.

            "Balloon Mortgage Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Maturity Date.

            "Balloon Payment": With respect to any Balloon Mortgage Loan as of any date of determination, the Monthly Payment payable on the Maturity Date of such Mortgage Loan.

            "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

            "Base Interest Fraction": With respect to any Principal Prepayment on any Mortgage Loan and with respect to any Class of Regular Certificates is a fraction (a) whose numerator is the greater of (x) zero and (y) the amount by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the Yield Maintenance Charge with respect to such Principal Prepayment and (b) whose denominator is the amount by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the Yield Maintenance Charge with respect to such Principal Prepayment. However, under no circumstances shall the Base Interest Fraction be greater than one. If such discount rate is greater than the Mortgage Rate on such Mortgage Loan, then the Base Interest Fraction will equal zero. The Servicer shall provide to the Paying Agent the discount rate references above for purposes of calculating the Base Interest Fraction.

            "Bid Allocation": With respect to the Servicer and the proceeds of any bid pursuant to Section 7.01(c), the amount of such proceeds (net of any expenses incurred in connection with such bid and the transfer of servicing), multiplied by a fraction equal to (a) the Servicing Fee Amount for the Servicer as of such date of determination, over (b) the aggregate of the Servicing Fee Amounts for the Servicer as of such date of determination.

            "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

            "Breach": As defined in Section 2.03(b).

            "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Chicago, Illinois, Charlotte, North Carolina, Columbia, Maryland, Minneapolis, Minnesota, or the city and state in which the Corporate Trust Office of the Trustee or principal place of business of the Servicer, the Special Servicer or the Paying Agent is located, are authorized or obligated by law or executive order to remain closed.

            "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

            "Certificate": Any one of the Depositor's Commercial Mortgage Pass-Through Certificates, Series 2002-C2, as executed and delivered by the Certificate Registrar and authenticated and delivered hereunder by the Authenticating Agent.

            "Certificate Account": A segregated custodial account or accounts created and maintained by the Servicer pursuant to Section 3.04(a) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "Wachovia Bank, National Association, as Servicer, on behalf of Wells Fargo Bank Minnesota, N.A., as Trustee, in trust for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C2, Certificate Account." Any such account or accounts shall be an Eligible Account. Subject to the Long Island Industrial Intercreditor Agreement and taking into account that the Long Island Industrial Companion Loan is subordinate to the Long Island Industrial Mortgage Loan to the extent set forth in the related Intercreditor Agreement, the subaccount described in the next to last paragraph of Section 3.04(a) that is part of the Certificate Account shall be for the benefit of the Long Island Industrial Companion Holder, to the extent funds on deposit in such subaccount are attributed to the Long Island Industrial Companion Loan.

            "Certificate Balance": With respect to any Class of Certificates (other than the Residual Certificates and the Class X Certificates), (i) on or prior to the first Distribution Date, an amount equal to the Original Certificate Balance of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Distribution Date, the Certificate Balance of such Class on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.02(iii)).

            "Certificate Deferred Interest": For any Distribution Date with respect to any Class of Certificates, the amount of Mortgage Deferred Interest allocated to such Class pursuant to Section 4.05(a).

            "Certificate Factor": With respect to any Class of Certificates, as of any date of determination, a fraction, expressed as a decimal carried to at least eight (8) places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related Original Certificate Balance.

            "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

            "Certificate Register" and "Certificate Registrar": The register maintained and registrar appointed pursuant to Section 5.02.

            "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register; provided, however, that solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement, any Certificate registered in the name of the Servicer, the Special Servicer, the Depositor, the Paying Agent or any Affiliate thereof shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver has been obtained, if such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations as Servicer, Special Servicer or Depositor, as applicable, hereunder; provided, however, so long as there is no Event of Default with respect to the Servicer or the Special Servicer, the Servicer and Special Servicer shall be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party's compensation or increase its obligations or liabilities hereunder; and provided, further, however, that such restrictions shall not apply to the exercise of the Special Servicer's rights (or the Servicer's rights, if any) or any of their Affiliates as a member of the Controlling Class. The Trustee and the Paying Agent shall each be entitled to request and rely upon a certificate of the Servicer, the Special Servicer or the Depositor in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

            "Class": With respect to any Certificates, Uncertificated Lower-Tier Interest, Loan REMIC Regular Interest or Component, all of the Certificates bearing the same alphabetical (and, if applicable, numerical) Class designation and each designated Uncertificated Lower-Tier Interest, Loan REMIC Regular Interest or Component.

            "Class A Certificate": Any Class A-1 or Class A-2 Certificates.

            "Class A-1 Certificate": A Certificate designated as "Class A-1" on the face thereof, in the form of Exhibit A-1 hereto and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-1 Pass-Through Rate": With respect to any Distribution Date, a fixed rate per annum equal to 4.3260%.

            "Class A-2 Certificate": A Certificate designated as "Class A-2" on the face thereof, in the form of Exhibit A-2 hereto and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-2 Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to 5.0500%.

            "Class B Certificate": A Certificate designated as "Class B" on the face thereof, in the form of Exhibit A-5 hereto and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class B Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (i) 5.2110% and (ii) the Weighted Average Net Mortgage Rate.

            "Class C Certificate": A Certificate designated as "Class C" on the face thereof, in the form of Exhibit A-6 hereto and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class C Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (i) 5.2900% and (ii) the Weighted Average Net Mortgage Rate.

            "Class D Certificate": A Certificate designated as "Class D" on the face thereof, in the form of Exhibit A-7 hereto and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class D Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (i) 5.4080% and (ii) the Weighted Average Net Mortgage Rate.

            "Class E Certificate": A Certificate designated as "Class E" on the face thereof, in the form of Exhibit A-8 hereto and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class E Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate minus 0.9030%.

            "Class F Certificate": A Certificate designated as "Class F" on the face thereof, in the form of Exhibit A-9 hereto and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class F Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate minus 0.3330%.

            "Class G Certificate": A Certificate designated as "Class G" on the face thereof, in the form of Exhibit A-10 hereto and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class G Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate.

            "Class H Certificate": A Certificate designated as "Class H" on the face thereof, in the form of Exhibit A-11 hereto and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class H Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (i) 5.0770% and (ii) the Weighted Average Net Mortgage Rate.

            "Class J Certificate": A Certificate designated as "Class J" on the face thereof, in the form of Exhibit A-12 hereto and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class J Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (i) 5.0770% and (ii) the Weighted Average Net Mortgage Rate.

            "Class JWM Uncertificated Interest": An uncertificated regular interest in the Walgreens Loan REMIC which is held as an asset of the Lower-Tier REMIC and having the Original Walgreens Loan REMIC Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class K Certificate": A Certificate designated as "Class K" on the face thereof, in the form of Exhibit A-13 hereto and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class K Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (i) 5.0770% and (ii) the Weighted Average Net Mortgage Rate.

            "Class KSP-1 Uncertificated Interest": An uncertificated regular interest in the Simon Loan REMIC which is held as an asset of the Lower-Tier REMIC and having the Original Simon Loan REMIC Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class KSP-2 Uncertificated Interest": An uncertificated regular interest in the Simon Loan REMIC which is held as an asset of the Lower-Tier REMIC and having the Original Simon Loan REMIC Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class KSP-3 Uncertificated Interest": An uncertificated regular interest in the Simon Loan REMIC which is held as an asset of the Lower-Tier REMIC and having the Original Simon Loan REMIC Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class L Certificate": A Certificate designated as "Class L" on the face thereof, in the form of Exhibit A-14 hereto and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class L Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (i) 5.0770% and (ii) the Weighted Average Net Mortgage Rate.

            "Class LA-1-1 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-2 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-3 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-4 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-5 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-1 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-2 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-3 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-4 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LB Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LC Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LD Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LE Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LF-1 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LF-2 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LG-1 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LG-2 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LH-1 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LH-2 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LJ-1 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LJ-2 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LK Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LL Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LM Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LN Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LNR Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LR Certificate": A Certificate designated as "Class LR" on the face thereof, in the form of Exhibit A-23 hereto and evidencing the Loan REMIC Residual Interests and the Class LR Residual Interest.

            "Class LR Residual Interest": The sole class of "residual interests" in the Lower-Tier REMIC for purposes of the REMIC Provisions and evidenced by the Class LR Certificates.

            "Class LSP-1 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LSP-2 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LSP-3 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LWM Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class M Certificate": A Certificate designated as "Class M" on the face thereof, in the form of Exhibit A-15 hereto and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class M Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (i) 5.0770% and (ii) the Weighted Average Net Mortgage Rate.

            "Class N Certificate": A Certificate designated as "Class N" on the face thereof, in the form of Exhibit A-16 hereto and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class N Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (i) 5.0770% and (ii) the Weighted Average Net Mortgage Rate.

            "Class Notional Amount": The Class X-1 Notional Amount or the Class X-2 Notional Amount, as the context requires.

            "Class NR Certificate": A Certificate designated as "Class NR" on the face thereof, in the form of Exhibit A-17 hereto and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class NR Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (i) 5.0770% and (ii) the Weighted Average Net Mortgage Rate.

            "Class R Certificate": A Certificate designated as "Class R" on the face thereof, in the form of Exhibit A-22 hereto and evidencing the "residual interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class SP Certificates": Any of the Class SP-1, Class SP-2 and Class SP-3 Certificates.

            "Class SP-1 Certificate": A Certificate designated as "Class SP-1" on the face thereof, in the form of Exhibit A-18 hereto and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class SP-1 Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Simon Mortgage Loan Remittance Rate for the Simon Non-Pooled Component.

            "Class SP-2 Certificate": A Certificate designated as "Class SP-2" on the face thereof, in the form of Exhibit A-19 hereto and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class SP-2 Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Simon Mortgage Loan Remittance Rate for the Simon Non-Pooled Component.

            "Class SP-3 Certificate": A Certificate designated as "Class SP-3" on the face thereof, in the form of Exhibit A-20 hereto and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class SP-3 Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Simon Mortgage Loan Remittance Rate for the Simon Non-Pooled Component.

            "Class Unpaid Interest Shortfall": As to any Distribution Date and any Class of Certificates, the excess, if any, of (a) the sum of (i) the Distributable Certificate Interest in respect of such Class for the immediately preceding Distribution Date and (ii) any outstanding Class Unpaid Interest Shortfall payable to such Class on such preceding Distribution Date over (b) the aggregate amount in respect of interest actually distributed to such Class on such immediately preceding Distribution Date. The Class Unpaid Interest Shortfall with respect to any Class of Certificates as of the initial Distribution Date is zero. No interest shall accrue on Class Unpaid Interest Shortfalls.

            "Class X Certificates": The Class X-1 Certificates and the Class X-2 Certificates.

            "Class X-1 Certificate": Any one of the Certificates with a "Class X-1" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class X-1 Notional Amount": As of any date of determination, the sum of the then Component Notional Amounts of all of the Components.

            "Class X-1 Pass-Through Rate": With respect to any Distribution Date, the weighted average of the Class X-1 Strip Rates for the respective Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date).

            "Class X-1 Strip Rate": (A) With respect to any Class of the Components (other than those Components that are Class X-2 Components which are included for purposes of calculating the Class X-2 Notional Amount for such Distribution Date) for any Distribution Date, a rate per annum equal to (i) the Weighted Average Net Mortgage Rate for such Distribution Date, minus (ii) the Pass-Through Rate for the Related Certificates and (B) with respect to any Components that are Class X-2 Components which are included for purposes of calculating the Class X-2 Notional Amount for such Distribution Date (i) for any Distribution Date occurring on or before the Class X-2 Termination Date, (x) the Weighted Average Net Mortgage Rate for such Distribution Date minus (y) the sum of the Pass-Through Rate for the Related Certificate and the Class X-2 Strip Rate for such Component for such Distribution Date, and (ii) for any Distribution Date occurring after the Class X-2 Termination Date, a rate per annum equal to (x) the Weighted Average Net Mortgage Rate for such Distribution Date, minus (y) the Pass-Through Rate for the Related Certificates; provided that in no event shall any Class X-1 Strip Rate be less than zero.

            "Class X-2 Certificate": Any one of the Certificates with a "Class X-2" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class X-2 Components": Each of Component XA-1-2, Component XA-1-3, Component XA-1-4, Component XA-1-5, Component XA-2-1, Component XA-2-2, Component XA-2-3, Component XA-2-4, Component XB, Component XC, Component XD, Component XE, Component XF-1, Component XF-2, Component XG-1, Component XG-2, Component XH-1, Component XH-2, Component XJ-1, Component XJ-2 and Component XK.

            "Class X-2 Fixed Strip": With respect to each Class X-2 Component, the rate set forth with respect to such Component below:

          CLASS X-2 COMPONENT                          FIXED STRIP

Component XA-1-2                                          1.92%

Component XA-1-3                                          1.92%

Component XA-1-4                                          1.92%

Component XA-1-5                                          1.92%

Component XA-2-1                                          1.20%

Component XA-2-2                                          1.20%

Component XA-2-3                                          1.20%

Component XA-2-4                                          1.20%

Component XB                                              1.04%

Component XC                                              0.96%

Component XD                                              0.84%

Component XE                                              0.89%

Component XF-1                                            0.32%

Component XF-2                                            0.32%

Component XG-1                                            0.00%

Component XG-2                                            0.00%

Component XH-1                                            1.17%

Component XH-2                                            1.17%

Component XJ-1                                            1.17%

Component XJ-2                                            1.17%

Component XK                                              1.17%

            "Class X-2 Notional Amount": (i) With respect to any Distribution Date on or prior to the Distribution Date in December 2003, the sum of the then Component Notional Amounts of Component XA-1-2, Component XA-1-3, Component XA-1-4, Component XA-1-5, Component XA-2-1, Component XA-2-2, Component XA-2-3, Component XA-2-4, Component XB, Component XC, Component XD, Component XE, Component XF-1, Component XF-2, Component XG-1, Component XG-2, Component XH-1, Component XH-2, Component XJ-1, Component XJ-2 and Component XK.

            (ii) With respect to any Distribution Date after the Distribution Date in December 2004 through and including the Distribution Date in December 2005, the sum of the then Component Notional Amounts of Component XA-1-3, Component XA-1-4, Component XA-1-5, Component XA-2-1, Component XA-2-2, Component XA-2-3, Component XA-2-4, Component XB, Component XC, Component XD, Component XE, Component XF-1, Component XF-2, Component XG-1, Component XG-2, Component XH-1, Component XH-2, Component XJ-1, Component XJ-2 and Component XK.

            (iii) With respect to any Distribution Date after the Distribution Date in December 2004 through and including the Distribution Date in December 2005, the sum of the then Component Notional Amounts of Component XA-1-4, Component XA-1-5, Component XA-2-1, Component XA-2-2, Component XA-2-3, Component XA-2-4, Component XB, Component XC, Component XD, Component XE, Component XF-1, Component XF-2, Component XG-1, Component XG-2, Component XH-1, Component XH-2, Component XJ-1, Component XJ-2 and Component XK.

            (iv) With respect to any Distribution Date after the Distribution Date in December 2005 through and including the Distribution Date in December 2006, the sum of the then Component Notional Amounts Component XA-1-5, Component XA-2-1, Component XA-2-2, Component XA-2-3, Component XA-2-4, Component XB, Component XC, Component XD, Component XE, Component XF-1, Component XF-2, Component XG-1, Component XG-2, Component XH-1, Component XH-2 and Component XJ-2.

            (v) With respect to any Distribution Date after the Distribution Date in December 2006 through and including the Distribution Date in December 2007, the sum of the then Component Notional Amounts of Component XA-2-2, Component XA-2-3, Component XA-2-4, Component XB, Component XC, Component XD, Component XE, Component XF-1, Component XF-2, Component XG-1, Component XG-2 and Component XH-2.

            (vi) With respect to any Distribution Date after the Distribution Date in December 2007 through and including the Distribution Date in December 2008, the sum of the then Component Notional Amounts Component XA-2-3, Component XA-2-4, Component XB, Component XC, Component XD, Component XE, Component XF-1, Component XF-2 and Component XG-2.

            (vii) With respect to any Distribution Date after the Distribution Date in December 2008 through and including the Distribution Date in December 2009, the sum of the then Component Notional Amounts of Component XA-2-4, Component XB, Component XC, Component XD, Component XE and Component XF-2.

            (viii) With respect to any Distribution Date after the Distribution Date in December 2009, $0.

            "Class X-2 Pass-Through Rate": With respect to any Distribution Date, the weighted average of the Class X-2 Strip Rates for the respective Class X-2 Components that are Class X-2 Components which are included for purposes of calculating the Class X-2 Notional Amount for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date).

            "Class X-2 Strip Rate": With respect to each Class X-2 Component, a rate per annum equal to (i) for any Distribution Date occurring on or before the Class X-2 Termination Date, the lesser of (A) the Weighted Average Net Mortgage Rate for such Distribution Date, minus the sum of (y) the Pass-Through Rate for the Related Certificates and (x) 0.01% (1 basis point) (provided that in no event shall any Class X-2 Strip Rate be less than zero) or (B) the Class X-2 Fixed Strip and (ii) for any Distribution Date occurring after the Class X-2 Termination Date, 0% per annum.

            "Class X-2 Termination Date": The Distribution Date in December
2009.

            "Class WM Certificate": A Certificate designated as "Class WM" on the face thereof, in the form of Exhibit A-21 hereto and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class WM Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Walgreens Mortgage Loan Remittance Rate.

            "Closing Date": December 10, 2002.

            "CMSA": The Commercial Mortgage Securities Association, or any successor organization reasonably acceptable to the Paying Agent, the Trustee and the Servicer.

            "CMSA Bond Level File": The monthly report in the "CMSA Bond Level File" format substantially in the form of and containing the information called for therein, a current form of which is attached hereto as Exhibit L-1, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Bond Level File" available as of the Closing Date on the CMSA website, as is reasonably acceptable to the Paying Agent and the Trustee.

            "CMSA Collateral Summary File": The monthly report in the "CMSA Collateral Summary File" format substantially in the form of and containing the information called for therein, a current form of which is attached hereto as Exhibit L-2, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Collateral Summary File" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Paying Agent and the Trustee.

            "CMSA Comparative Financial Status Report": The monthly report in "Comparative Financial Status Report" format substantially in the form of and containing the information called for therein for the Mortgage Loans, a current form of which is attached hereto as Exhibit L-7, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable, setting forth for all Mortgage Loans (other than the 75/101 Federal Street Mortgage Loan), among other things, (A) the most recent property inspection date for each Mortgaged Property to be covered thereby and (B) in each instance based on (1) the rent roll for the corresponding reporting period and (2) to the extent in the possession or under the control of the Servicer (i) for year-end financial reports (in descending order of desirability), (a) trailing 12-months normalized financial information, or (b) if the information in clause (a) is not available, normalized financial information based on no less than nine months of operating statements (annualized), or (c) if the information in clauses (a) and (b) is not available, the most recent current year-to-date financial information (annualized) and (ii) with respect to quarterly reports, the current year-to-date financial information: (x) the occupancy and debt service coverage ratio for each Mortgage Loan or Mortgaged Property, as applicable, to be covered thereby; and (y) the revenue, expense, net operating income and net cash flow for each Mortgaged Property to be covered thereby. For the purposes of the production by the Servicer or the Special Servicer of any such report that is required to state information with respect to any Mortgage Loan for any period prior to the Cut-Off Date, the Servicer or the Special Servicer, as the case may be, may conclusively rely (without independent verification), absent manifest error, on information provided to it by the related Mortgage Loan Seller, by the related Mortgagor or (x) in the case of such a report produced by the Servicer, by the Special Servicer (if other than the Servicer or an Affiliate thereof) and (y) in the case of such a report produced by the Special Servicer, by the Servicer (if other than the Special Servicer or an Affiliate thereof).

            "CMSA Delinquent Loan Status Report": The monthly report in the "Delinquent Loan Status Report" format substantially in the form of and containing the information called for therein for the Mortgage Loans, a current form of which is attached hereto as Exhibit L-8, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA Financial File": The monthly report in the "CMSA Financial File" format substantially in the form of and containing the information called for therein for the Mortgage Loans, a current form of which is attached hereto as Exhibit L-3, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Financial File" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA Historical Liquidation Report": The monthly report in the "Historical Liquidation File" format substantially in the form of and containing the information called for therein for the Mortgage Loans, a current form of which is attached hereto as Exhibit L-9, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA Historical Loan Modification Report": The monthly report in the "Historical Loan Modification Report" format substantially in the form of and containing the information called for therein for the Mortgage Loans, a current form of which is attached hereto as Exhibit L-10, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Loan Modification Report" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA Investor Reporting Package (IRP)": The collection of reports specified by the CMSA from time to time as the "CMSA Investor Reporting Package". As of the Closing Date, the CMSA IRP contains six electronic files ((1) CMSA Loan Set-up File, (2) CMSA Loan Periodic Update File, (3) CMSA Property File, (4) CMSA Bond Level File, (5) CMSA Collateral Summary File and
(6) CMSA Financial File) and eight surveillance reports ((1) Servicer Watch List, (2) CMSA Delinquent Loan Status Report, (3) CMSA REO Status Report, (4) CMSA Comparative Financial Status Report, (5) CMSA Historical Loan Modification Report, (6) CMSA Historical Liquidation Report, (7) CMSA Operating Statement Analysis Report and (8) CMSA NOI Adjustment Worksheet). The CMSA IRP shall be substantially in the form of, and containing the information called for in, the downloadable forms of the "CMSA IRP" available as of the Closing Date on the CMSA website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage-backed securities transaction generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA IRP" available as of the Closing Date on the CMSA website, as is reasonably acceptable to the Servicer, the Special Servicer, the Paying Agent and the Trustee. For the purposes of the production of the CMSA Comparative Financial Status Report by the Servicer or the Special Servicer of any such report that is required to state information for any period prior to the Cut-off Date, the Servicer or the Special Servicer, as the case may be, may conclusively rely (without independent verification), absent manifest error, on information provided to it by the Mortgage Loan Sellers or by the related Mortgagor or (x) in the case of such a report produced by the Servicer, by the Special Servicer (if other than the Servicer or an Affiliate thereof) and (y) in the case of such a report produced by the Special Servicer, by the Servicer (if other than the Special Servicer or an Affiliate thereof).

            "CMSA Loan Periodic Update File": The monthly report in the "CMSA Loan Periodic Update File" format substantially in the form of and containing the information called for therein for the Mortgage Loans, a current form of which is attached hereto as Exhibit L-4, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Loan Periodic Update File" available as of the Closing Date on the CMSA website, as is reasonably acceptable to the Paying Agent, the Servicer and the Trustee.

            "CMSA Loan Setup File": The report in the "CMSA Loan Setup File" format substantially in the form of and containing the information called for therein for the Mortgage Loans, a current form of which is attached hereto as Exhibit L-5, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Loan Setup File" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Paying Agent and the Servicer.

            "CMSA Operating Statement Analysis Report": The monthly report in the "Operating Statement Analysis Report" format substantially in the form of and containing the information called for therein for the Mortgage Loans, a current form of which is attached hereto as Exhibit L-12, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA NOI Adjustment Worksheet": The monthly report in the "NOI Adjustment Worksheet" format substantially in the form of and containing the information called for therein for the Mortgage Loans, a current form of which is attached hereto as Exhibit L-11, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA Property File": The monthly report in the "CMSA Property File" format substantially in the form of and containing the information called for therein for the Mortgage Loans, a current form of which is attached hereto as Exhibit L-6, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Property File" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA REO Status Report": The report in the "REO Status Report" format substantially in the form of and containing the information called for therein for the Mortgage Loans, a current form of which is attached hereto as Exhibit L-13, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "REO Status Report" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "Code": The Internal Revenue Code of 1986, as amended from time to time, and applicable final or temporary regulations of the U.S. Department of the Treasury issued pursuant thereto.

            "Collateral Support Deficit": As defined in Section 4.04.

            "Commission": The Securities and Exchange Commission.

            "Companion Distribution Account": With respect to the Long Island Industrial Companion Loan, the separate account created and maintained by the Companion Paying Agent pursuant to Section 3.04(b) and held on behalf of the applicable Companion Holder, which shall be entitled "Wachovia Bank, National Association, as Companion Paying Agent for the Long Island Industrial Companion Holder of the Long Island Industrial Companion Loan relating to the J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C2." The Companion Distribution Account shall not be an asset of the Trust Fund, but instead shall be held by the Companion Paying Agent on behalf of the applicable Companion Holder. Any such account shall be an Eligible Account.

            "Companion Holder": With respect to any Companion Loan, the owner of the Mortgage Note representing such Companion Loan.

            "Companion Loan": As defined in the Preliminary Statement.

            "Companion Paying Agent": The Servicer in its role as Companion Paying Agent appointed pursuant to Section 3.30.

            "Companion Register": The register maintained by the Companion Paying Agent pursuant to Section 3.31.

            "Compensating Interest Payments": With respect to each Mortgage Loan (or REO Loan) other than the 75/101 Federal Street Mortgage Loan, an amount as of any Distribution Date equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls, and (ii) the aggregate of (A) that portion of Servicing Fees for such Distribution Date that is, in the case of each and every Mortgage Loan and REO Loan for which such Servicing Fees are being paid for such Distribution Date, calculated at 0.0200% per annum, and (B) all Prepayment Interest Excesses received in respect of the Mortgage Loans for the related Distribution Date and, to the extent earned on Principal Prepayments, Net Investment Earnings for such Distribution Date. However, if a Prepayment Interest Shortfall occurs as a result of the Servicer's allowing the related Mortgagor to deviate from the terms of the related Mortgage Loan documents regarding Principal Prepayments (other than (X) subsequent to a default under the related Mortgage Loan documents, (Y) pursuant to applicable law or a court order, or (Z) at the request or with the consent of the Directing Certificateholder), then, for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the amount in clause (ii) above shall be the aggregate of (A) all Servicing Fees for such Distribution Date and (B) all Prepayment Interest Excesses and, to the extent earned on Principal Prepayments, Net Investment Earnings received by the Servicer for such Distribution Date, and in no event will the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls be cumulative.

            "Component": Each of Component XA-1-1, Component XA-1-2, Component XA-1-3, Component XA-1-4, Component XA-1-5, Component XA-2-1, Component XA-2-2, Component XA-2-3, Component XA-2-4, Component XB, Component XC, Component XD, Component XE, Component XF-1, Component XF-2, Component XG-1, Component XG-2, Component XH-1, Component XH-2, Component XJ-1, Component XJ-2, Component XK, Component XL, Component XM, Component XN and Component XNR.

            "Component Notional Amount": With respect to each Component and any date of determination, an amount equal to the then Lower-Tier Principal Amount of its Related Uncertificated Lower-Tier Interest.

            "Component XA-1-1": One of the twenty-six components of the Class X-1 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-1 Uncertificated Interest as of any date of determination.

            "Component XA-1-2": One of the twenty-six components of the Class X-1 Certificates and one of the twenty-one components of the Class
X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-2 Uncertificated Interest as of any date of determination.

            "Component XA-1-3": One of the twenty-six components of the Class X-1 Certificates and one of the twenty-one components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-3 Uncertificated Interest as of any date of determination.

            "Component XA-1-4": One of the twenty-six components of the Class X-1 Certificates and one of the twenty-one components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-4 Uncertificated Interest as of any date of determination.

            "Component XA-1-5": One of the twenty-six components of the Class X-1 Certificates and one of the twenty-one components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-5 Uncertificated Interest as of any date of determination.

            "Component XA-2-1": One of the twenty-six components of the Class X-1 Certificates and one of the twenty-one components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-2-1 Uncertificated Interest as of any date of determination.

            "Component XA-2-2": One of the twenty-six components of the Class X-1 Certificates and one of the twenty-one components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-2-2 Uncertificated Interest as of any date of determination.

            "Component XA-2-3": One of the twenty-six components of the Class X-1 Certificates and one of the twenty-one components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-2-3 Uncertificated Interest as of any date of determination.

            "Component XA-2-4": One of the twenty-six components of the Class X-1 Certificates and one of the twenty-one components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-2-4 Uncertificated Interest as of any date of determination.

            "Component XB": One of the twenty-six components of the Class X-1 Certificates and one of the twenty-one components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LB Uncertificated Interest as of any date of determination.

            "Component XC": One of the twenty-six components of the Class X-1 Certificates and one of the twenty-one components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LC Uncertificated Interest as of any date of determination.

            "Component XD": One of the twenty-six components of the Class X-1 Certificates and one of the twenty-one components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LD Uncertificated Interest as of any date of determination.

            "Component XE": One of the twenty-six components of the Class X-1 Certificates and one of the twenty-one components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LE Uncertificated Interest as of any date of determination.

            "Component XF-1": One of the twenty-six components of the Class X-1 Certificates and one of the twenty-one components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LF-1 Uncertificated Interest as of any date of determination.

            "Component XF-2": One of the twenty-six components of the Class X-1 Certificates and one of the twenty-one components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LF-2 Uncertificated Interest as of any date of determination.

            "Component XG-1": One of the twenty-six components of the Class X-1 Certificates and one of the twenty-one components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LG-1 Uncertificated Interest as of any date of determination.

            "Component XG-2": One of the twenty-six components of the Class X-1 Certificates and one of the twenty-one components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LG-2 Uncertificated Interest as of any date of determination.

            "Component XH-1": One of the twenty-six components of the Class X-1 Certificates and one of the twenty-one components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LH-1 Uncertificated Interest as of any date of determination.

            "Component XH-2": One of the twenty-six components of the Class X-1 Certificates and one of the twenty-one components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LH-2 Uncertificated Interest as of any date of determination.

            "Component XJ-1": One of the twenty-six components of the Class X-1 Certificates and one of the twenty-one components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LJ-1 Uncertificated Interest as of any date of determination.

            "Component XJ-2": One of the twenty-six components of the Class X-1 Certificates and one of the twenty-one components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LJ-2 Uncertificated Interest as of any date of determination.

            "Component XK": One of the twenty-six components of the Class X-1 Certificates and one of the twenty-one components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LK Uncertificated Interest as of any date of determination.

            "Component XL": One of the twenty-six components of the Class X-1 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LL Uncertificated Interest as of any date of determination.

            "Component XM": One of the twenty-six components of the Class X-1 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LM Uncertificated Interest as of any date of determination.

            "Component XN": One of the twenty-six components of the Class X-1 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LN Uncertificated Interest as of any date of determination.

            "Component XNR": One of the twenty-six components of the Class X-1 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LNR Uncertificated Interest as of any date of determination.

            "Controlling Class": As of any date of determination, the most subordinate Class of Regular Certificates then outstanding that has a then aggregate Certificate Balance at least equal to 25% of the initial Certificate Balance of such Class of Certificates. As of the Closing Date, the Controlling Class will be the Class NR Certificates.

            "Controlling Class Certificateholder's Option Period": As defined in
Section 3.18 (a)(ii).

            "Controlling Class Certificateholders": Each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified by the Certificate Registrar to the Trustee from time to time by such Holder (or Certificate Owner).

            "Controlling Class Option Holder": As defined in Section 3.18(a)(i).

            "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Services (CMBS), J.P. Morgan Chase Commercial Mortgage Securities Corp., Series 2002-C2 (telecopy number (410) 884-2360).

            "Corrected Mortgage Loan": Any Specially Serviced Mortgage Loan that has become current and remained current for three consecutive full and timely Monthly Payments (for such purposes taking into account any modification or amendment of such Mortgage Loan), and (provided that no additional Servicing Transfer Event is foreseeable in the reasonable judgment of the Special Servicer) the servicing of which the Special Servicer has returned to the Servicer pursuant to Section 3.21(a).

            "Crossed Group": With respect to any Mortgage Loan, such Mortgage Loan and all other Mortgage Loans that are cross-collateralized and cross-defaulted with such Mortgage Loan.

            "Crossed Loan": A Mortgage Loan that is cross-collateralized and cross-defaulted with one or more other Mortgage Loans.

            "Crossed Loan Repurchase Criteria": (i) The Debt Service Coverage Ratio for all remaining related Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution shall not be less than the greater of (a) Debt Service Coverage Ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution, and (b) 1.25x (ii) the LTV Ratio for all remaining related Crossed Loans determined at the time of repurchase or substitution based upon an Appraisal obtained by the Special Servicer at the expense of the related Mortgage Loan Seller shall not be greater than the lesser of (a) LTV Ratio for all such related Crossed Loans, including the affected Crossed Loan, determined at the time of repurchase or substitution based upon an Appraisal obtained by the Special Servicer at the expense of the related Mortgage Loan Seller and (b) 75%, (iii) the Mortgage Loan Seller, at its expense, shall have furnished the Trustee with an Opinion of Counsel that any modification relating to the repurchase of a Crossed Loan shall not cause an Adverse REMIC Event, and (iv) the Directing Certificateholder shall have consented to the repurchase of the affected Crossed Loan, which consent shall not be unreasonably withheld.

            "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, any of the Mortgage Loan Sellers or an Affiliate of any of them. The Trustee shall be the initial Custodian.

            "Cut-off Date": With respect to each Mortgage Loan or Companion Loan, the related Due Date of such Mortgage Loan or Companion Loan in December 2002.

            "Cut-off Date Principal Balance": With respect to any Mortgage Loan or Companion Loan, the outstanding principal balance of such Mortgage Loan or Companion Loan as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

            "Debt Service Coverage Ratio": With respect to any Mortgage Loan for any twelve month period covered by an annual operating statement for the related Mortgaged Property, the ratio of (i) Net Operating Income produced by the related Mortgaged Property during such period to (ii) the aggregate amount of Monthly Payments (other than any Balloon Payment) due under such Mortgage Loan during such period, provided that with respect to the Mortgage Loans indicated on Schedule 2, which pay interest only for a specified period of time set forth in the related Mortgage Loan documents and then pay principal and interest, the related Monthly Payment will be calculated (for purposes of this definition only) to include interest and principal (based on the amortization schedule indicated on Schedule 2).

            "Default Interest": With respect to any Mortgage Loan or Companion Loan, all interest accrued in respect of such Mortgage Loan or Companion Loan during such Due Period provided for in the related Mortgage Note or Mortgage as a result of a default (exclusive of late payment charges) that is in excess of interest at the related Mortgage Rate accrued on the unpaid principal balance of such Mortgage Loan or Companion Loan outstanding from time to time.

            "Defaulted Mortgage Loan": A Mortgage Loan (i) that is delinquent at least sixty days in respect of its Monthly Payments or more than thirty days (or sixty days with respect to the circumstances described in clause (ii) of the definition of Servicing Transfer Event) delinquent in respect of its Balloon Payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the Servicer or Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

            "Defaulting Party": As defined in Section 7.01(b).

            "Defect":  As defined in Section 2.02(f).

            "Deficient Valuation": With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

            "Definitive Certificate": Any Certificate in definitive, fully registered form without interest coupons.

            "Denomination": As defined in Section 5.01(a).

            "Depositor": J.P. Morgan Chase Commercial Mortgage Securities Corp., a Delaware corporation, and its successors in interest.

            "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

            "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            "Depository Rules": As defined in Section 5.02(b).

            "Determination Date": With respect to any Distribution Date, the fourth Business Day preceding such Distribution Date.

            "Determination Information": As defined in Section 3.18(a)(i).

            "Directing Certificateholder": The Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (i) absent such selection, or (ii) until a Directing Certificateholder is so selected or (iii) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder which will initially be ARCap CMBS Fund REIT, Inc.

            "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, that are not customarily provided to tenants in connection with the rental of space "for occupancy only" within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the use of such REO Property in a trade or business conducted by the Trust Fund or the performance of any construction work on the REO Property (other than the completion of a building or improvement, where more than 10% of the construction of such building or improvement was completed before default became imminent), other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance or makes decisions as to repairs or capital expenditures with respect to such REO Property or takes other actions consistent with Treasury Regulations Section 1.856-4(b)(5)(ii).

            "Disqualified Organization": Any of (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental unit),
(ii) a foreign government, any international organization or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel as provided to the Trustee (at no expense to the Trustee) that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Upper-Tier REMIC, the Lower-Tier REMIC or either of the Loan REMICs to fail to qualify as a REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            "Distributable Certificate Interest": With respect to any Distribution Date, as to any Class of Regular Certificates, the Accrued Certificate Interest in respect of such Class of Regular Certificates for such Distribution Date, reduced (to not less than zero) by any allocations to such Class of Certificates (other than in the case of the Class X Certificates) of
(i) the product of (a) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (b) a fraction, expressed as a decimal, the numerator of which is the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is the aggregate Accrued Certificate Interest in respect of all the Classes of Regular Certificates (other than the Class X Certificates) for such Distribution Date, and (ii) any Certificate Deferred Interest for such Distribution Date allocated to such Class pursuant to Section 4.05(a).

            With respect to any Class of Class SP Certificates, the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by (i) any allocations, if any, of the Net Aggregate Prepayment Interest Shortfall related to the Simon Mortgage Loan for such Distribution Date allocated to such Class of Class SP Certificates as set forth below, and (ii) any Certificate Deferred Interest for such Distribution Date allocated to such Class pursuant to Section 4.05(a). The Net Aggregate Prepayment Interest Shortfall for the Simon Mortgage Loan, if any, for each Distribution Date shall be allocated, up to an amount equal to the lesser of any such Net Aggregate Prepayment Interest Shortfall and any Accrued Certificate Interest in respect of the particular Class of Class SP Certificates for such Distribution Date, first, to the Class SP-3 Certificates, then to the Class SP-2 Certificates, and then to the Class SP-1 Certificates and, thereafter, if and to the extent that any portion of such Net Aggregate Prepayment Interest Shortfall remains unallocated, among the Regular Certificates as described in the first paragraph of this definition.

            With respect to the Class WM Certificates, the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by (i) any allocations, if any, of the Net Aggregate Prepayment Interest Shortfall related to the Walgreens Mortgage Loan for such Distribution Date allocated to the Class WM Certificates as set forth below, and (ii) any Certificate Deferred Interest for such Distribution Date allocated to such Class pursuant to Section 4.05(a). The Net Aggregate Prepayment Interest Shortfall for the Walgreens Mortgage Loan, if any, for each Distribution Date shall be allocated, up to an amount equal to the lesser of any such Net Aggregate Prepayment Interest Shortfall and any Accrued Certificate Interest in respect of the Class WM Certificates for such Distribution Date, first, to the Class WM Certificates and, thereafter, if and to the extent that any portion of such Net Aggregate Prepayment Interest Shortfall remains unallocated, among the Regular Certificates as described in the first paragraph of this definition.

            "Distributable Simon Non-Pooled Component Interest": For any Simon Loan REMIC Non-Pooled Regular Interest and any Distribution Date, the related Accrued Simon Non-Pooled Component Interest for such Distribution Date, reduced by (i) the amount of any Prepayment Interest Shortfall with respect to the Simon Mortgage Loan for such Distribution Date in excess of the amount deposited by the Servicer in the Certificate Account for such Distribution Date pursuant to
Section 3.19 with respect to the Simon Mortgage Loan, and (ii) the amount of any Certificate Deferred Interest allocated to any Class of Class SP Certificates in accordance with Section 4.05.

             "Distributable Simon Pooled Component Interest": For any Distribution Date, the Accrued Simon Pooled Component Interest for such Distribution Date, reduced by (i) the amount described in the last sentence of the second paragraph of the definition of Distributable Certificate Interest for such Distribution Date relating to the Simon Mortgage Loan, and (ii) the amount of any Certificate Deferred Interest allocated to any Class of Regular Certificates with respect to the Simon Mortgage Loan in accordance with Section 4.05.

            "Distributable Walgreens Non-Pooled Component Interest": For any Distribution Date, the Accrued Walgreens Non-Pooled Component Interest for such Distribution Date, reduced by (i) the amount of any Prepayment Interest Shortfall with respect to the Walgreens Mortgage Loan for such Distribution Date in excess of the amount deposited by the Servicer in the Certificate Account for such Distribution Date pursuant to Section 3.19 with respect to the Walgreens Mortgage Loan, and (ii) the amount of any Certificate Deferred Interest allocated to the Class WM Certificates in accordance with Section 4.05.

             "Distributable Walgreens Pooled Component Interest": For any Distribution Date, the Accrued Walgreens Pooled Component Interest for such Distribution Date, reduced by (i) the amount described in the last sentence of the third paragraph of the definition of Distributable Certificate Interest for such Distribution Date relating to the Walgreens Mortgage Loan, and (ii) the amount of any Certificate Deferred Interest allocated to any Class of Regular Certificates with respect to the Walgreens Mortgage Loan in accordance with
Section 4.05.

            "Distribution Accounts": Collectively, the Upper-Tier Distribution Account, the Lower-Tier Distribution Account, the Excess Interest Distribution Account, the Simon Loan REMIC Distribution Account and the Walgreens Loan REMIC Distribution Account, all of which may be subaccounts of a single account.

            "Distribution Date": The 12th day of each month, or if such 12th day is not a Business Day, on the next succeeding Business Day, beginning in January 2003.

            "Due Date": With respect to (i) any Mortgage Loan or Companion Loan on or prior to its Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment thereon is scheduled to be first due, (ii) any Mortgage Loan or Companion Loan after the Maturity Date therefor, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan had been scheduled to be first due, and
(iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related Mortgage Loan or Companion Loan had been scheduled to be first due.

            "Due Period": With respect to any Distribution Date and any Mortgage Loan or Companion Loan, the period commencing on the day immediately succeeding the Due Date for such Mortgage Loan occurring in the month preceding the month in which such Distribution Date occurs and ending on and including the Due Date for such Mortgage Loan or Companion Loan occurring in the month in which such Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a Business Day, any payments received with respect to the Mortgage Loans or Companion Loans relating to such Due Period on the Business Day immediately following such day shall be deemed to have been received during such Due Period and not during any other Due Period.

            "Eligible Account": Either (i) a segregated account or accounts maintained with a federal or state chartered depository institution or trust company (including the Trustee), the long-term unsecured debt obligations of which are rated at least (A) "Aa3" by Moody's or "A2" provided that the short term obligations of which are rated "P-1" by Moody's and (B) "A+" by S&P, if the deposits are to be held in such account 30 days or more and the short-term debt obligations of which have a short-term rating of not less than "A-1" from S&P, if the deposits are to be held in such account for less than 30 days or such other account or accounts with respect to which each of the Rating Agencies shall have confirmed in writing that the then current rating assigned to any of the Certificates that are currently being rated by such Rating Agency will not be qualified, downgraded or withdrawn by reason thereof, or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company that, in either case, has a combined capital and surplus of at least $50,000,000 and has corporate trust powers, acting in its fiduciary capacity, provided that any state chartered depository institution or trust company is subject to regulation regarding fiduciary funds substantially similar to 12 C.F.R. ss. 9.10(b). Eligible Accounts may beaR interest. No Eligible Account shall be evidenced by a certificate of deposit, passbook or other similar instrument.

            "Eligible Investor": Either (i) a Qualified Institutional Buyer that is purchasing for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (ii) an Institutional Accredited Investor.

            "Environmental Assessment": A "Phase I assessment" as described in, and meeting the criteria of the American Society of Testing Materials Standard Sections 1527-99 or any successor thereto published by the American Society of Testing Materials.

            "Environmental Indemnity Agreement": With respect to any Mortgage Loan, any agreement between the Mortgagor (or a guarantor thereof) and the originator of such Mortgage Loan relating to the Mortgagor's obligation to remediate or monitor or indemnify for any environmental problems relating to the related Mortgaged Property.

            "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Prohibited Holder": As defined in Section 5.02(c)(i)(A).

            "ERISA Restricted Certificate": Any Class H, Class J, Class K, Class L, Class M, Class N, Class NR, Class SP-2, Class SP-3 or Class WM Certificate; provided that any such Certificate: (a) will cease to be considered an ERISA Restricted Certificate and (b) will cease to be subject to the transfer restrictions contained in Section 5.02(c) if, as of the date of a proposed transfer of such Certificate, either (i) it is rated in one of the four highest generic ratings categories by a Rating Agency or (ii) relevant provisions of ERISA would permit the transfer of such Certificate to a Plan.

            "Escrow Payment": Any payment received by the Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground lease rents and similar items in respect of the related Mortgaged Property, including amounts for deposit to any reserve account.

            "Event of Default": One or more of the events described in Section 7.01(a).

            "Excess Interest": With respect to each of the Mortgage Loans indicated on the Mortgage Loan Schedule as having a Revised Rate, interest accrued on such Mortgage Loan after the Anticipated Repayment Date allocable to the Excess Rate, including all interest accrued thereon. The Excess Interest shall not be an asset of either Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC formed hereunder.

            "Excess Interest Distribution Account": The trust account or accounts created and maintained as a separate account or accounts (or as a subaccount of the Distribution Account) by the Paying Agent pursuant to Section 3.04(b), which shall be entitled "LaSalle Bank National Association, as Paying Agent, in trust for the registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C2, Excess Interest Distribution Account," and which must be an Eligible Account (or as a subaccount of the Distribution Account). The Excess Interest Distribution Account shall not be an asset of either Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC formed hereunder.

            "Excess Rate": With respect to each of the Mortgage Loans indicated on the Mortgage Loan Schedule as having a Revised Rate, the excess of (i) the applicable Revised Rate over (ii) the applicable Mortgage Rate, each as set forth in the Mortgage Loan Schedule.

            "Exchange Act": The Securities Exchange Act of 1934, as amended from time to time.

            "Fannie Mae": Federal National Mortgage Association or any successor thereto.

            "FDIC": Federal Deposit Insurance Corporation or any successor.

            "Final Recovery Determination": A reasonable determination by the Special Servicer in consultation with the Directing Certificateholder, with respect to any Defaulted Mortgage Loan (and if applicable, any defaulted Companion Loan) or REO Property (other than a Mortgage Loan or REO Property, as the case may be, that was purchased by any of the Mortgage Loan Sellers pursuant to Section 6 of the applicable Mortgage Loan Purchase Agreement, the Controlling Class Option Holder or the Special Servicer pursuant to Section 3.18(b), the Companion Holders pursuant to Section 3.18(d), any mezzanine lender pursuant to
Section 3.18(f) or the Servicer, Special Servicer, the Holders of the Controlling Class, or the Holders of the Class LR Certificates pursuant to
Section 9.01) that there has been a recovery of all Insurance and Condemnation Proceeds, Liquidation Proceeds, REO Revenue and other payments or recoveries that, in the Special Servicer's judgment, which judgment was exercised without regard to any obligation of the Special Servicer to make payments from its own funds pursuant to Section 3.07(b), will ultimately be recoverable.

            "Freddie Mac": Federal Home Loan Mortgage Corporation or any successor thereto.

            "Gain-on-Sale Proceeds": With respect to any Mortgage Loan, the excess of (i) Liquidation Proceeds of the Mortgage Loan or related REO Property net of any related Liquidation Expenses, P&I Advances, Liquidation Fees, interest on Advances, Servicing Fees, Special Servicing Fees and additional Trust Fund expenses over (ii) the Purchase Price for such Mortgage Loan on the date on which such Liquidation Proceeds were received.

            "Gain-on-Sale Reserve Account": A segregated custodial account or accounts created and maintained by the Paying Agent pursuant to Section 3.04(b) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "LaSalle Bank National Association, as Paying Agent, in trust for the registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C2, Gain-on-Sale Reserve Account." Any such account shall be an Eligible Account.

            "GMACCM": GMAC Commercial Mortgage Corporation, its successors and assigns.

            "Grantor Trust": A segregated asset pool within the Trust Fund consisting of the Excess Interest and amounts held from time to time in the Excess Interest Distribution Account.

            "Ground Lease": The ground lease pursuant to which any Mortgagor holds a leasehold interest in the related Mortgaged Property and any estoppels or other agreements executed and delivered by the ground lessor in favor of the lender under the Mortgage Loan.

            "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

            "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Trustee, the Depositor, the Servicer, the Special Servicer, the Paying Agent, the Directing Certificateholder and any and all Affiliates thereof, (ii) does not have any material direct financial interest in or any material indirect financial interest in any of the Trustee, the Depositor, the Servicer, the Special Servicer, the Paying Agent, the Directing Certificateholder or any Affiliate thereof and (iii) is not connected with the Trustee, the Depositor, the Servicer, the Special Servicer, the Paying Agent, the Directing Certificateholder or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Trustee, the Depositor, the Servicer, the Special Servicer, the Paying Agent or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any Class of securities issued by the Trustee, the Depositor, the Servicer, the Special Servicer, the Paying Agent, the Directing Certificateholder or any Affiliate thereof, as the case may be.

            "Independent Contractor": Either (i) any Person that would be an "independent contractor" with respect to the Loan REMICs or the Lower-Tier REMIC within the meaning of Section 856(d)(3) of the Code if the Loan REMICs or the Lower-Tier REMIC were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee, the Paying Agent, the Servicer or the Trust, delivered to the Trustee, the Paying Agent and the Servicer), so long as none of the Loan REMICs or the Lower-Tier REMIC receives or derives any income from such Person and provided that the relationship between such Person and the Loan REMICs or the Lower-Tier REMIC is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5) (except that the Servicer or the Special Servicer shall not be considered to be an Independent Contractor under the definition in this clause (i) unless an Opinion of Counsel has been delivered to the Trustee to that effect) or (ii) any other Person (including the Servicer and the Special Servicer) upon receipt by the Trustee, the Paying Agent and the Servicer of an Opinion of Counsel, which shall be at no expense to the Trustee, the Paying Agent, the Servicer or the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

            "Initial Purchasers": J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and ABN AMRO Incorporated.

            "Initial Sub-Servicing Agreement": Any Sub-Servicing Agreement in effect on the Closing Date.

            "Initial Sub-Servicer": With respect to each Mortgage Loan that is subject to a Sub-Servicing Agreement with the Servicer as of the Closing Date, the Sub-Servicer under any such Sub-Servicing Agreement.

            "Institutional Accredited Investor": An entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Act.

            "Insurance and Condemnation Proceeds": All proceeds paid under any Insurance Policy or in connection with the full or partial condemnation of a Mortgaged Property, in either case, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor or any tenants or ground lessors, in either case, in accordance with the Servicing Standards.

            "Insurance Policy": With respect to any Mortgage Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

            "Intercreditor Agreement": Either of the Long Island Industrial Intercreditor Agreement and the 75/101 Federal Street Co-Lender Agreement.

            "Interest Accrual Period": With respect to the Class WM Certificates or any Class of Regular Certificates, Class SP Certificates, Uncertificated Lower-Tier Interests, Simon Loan REMIC Regular Interests or Walgreens Loan REMIC Regular Interests and any Distribution Date, the period beginning on the first day of the calendar month preceding the calendar month in which the related Distribution Date occurs and ending on the last day of the calendar month preceding the calendar month in which such Distribution Date occurs, calculated assuming that each month has 30 days and each year has 360 days.

            "Interest Distribution Amount": With respect to any Class of Certificates (other than the Residual Certificates) for any Distribution Date, an amount equal to the sum of the Distributable Certificate Interest and the Class Unpaid Interest Shortfall with respect to such Class of Certificates for such Distribution Date.

            "Interest Reserve Account": The trust account or subaccount of the Distribution Account created and maintained by the Paying Agent pursuant to
Section 3.25 in the name of "LaSalle Bank National Association, as Paying Agent, in trust for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C2, Interest Reserve Account", into which the amounts set forth in Section 3.25 shall be deposited directly and which must be an Eligible Account or subaccount of the Distribution Account.

            "Interest Reserve Loan": Each Mortgage Loan that is an Actual/360 Mortgage Loan.

            "Interested Person": The Depositor, the Servicer, the Special Servicer, any Independent Contractor engaged by the Special Servicer, any Holder of a Certificate, any Companion Holder (but only as to the related AB Mortgage
Loan) or any Affiliate of any such Person.

            "Investment Account": As defined in Section 3.06(a).

            "Investment Representation Letter": As defined in Section 5.02(b).

            "Late Collections": With respect to any Mortgage Loan, all amounts received thereon prior to the related Determination Date, whether as payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal or interest due in respect of such Mortgage Loan or Companion Loan (without regard to any acceleration of amounts due thereunder by reason of default) on a Due Date prior to the immediately preceding Determination Date and not previously recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property prior to the related Determination Date, whether as Insurance and Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of principal or interest due or deemed due in respect of such REO Loan or the predecessor Mortgage Loan (without regard to any acceleration of amounts due under the predecessor Mortgage Loan by reason of default) on a Due Date prior to the immediately preceding Determination Date and not previously recovered. The term "Late Collections" shall specifically exclude Penalty Charges.

            "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is repurchased by the applicable Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement; (iv) such Mortgage Loan is purchased by the Controlling Class Option Holder or the Special Servicer pursuant to Section 3.18(b); (v) the Simon Mortgage Loan is purchased by the Simon Representative pursuant to Section 3.18(d); (vi) such Mortgage Loan is purchased by the Companion Holder pursuant to Section 3.18(e), any mezzanine lender pursuant to Section 3.18(f) or GMACCM pursuant to Section 3.18(g) or
(vii) such Mortgage Loan is purchased by the Special Servicer, the Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates pursuant to Section 9.01. With respect to any REO Property (and the related REO
Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property; (ii) such REO Property is purchased by the Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates pursuant to Section 9.01; or (iii) such Mortgage Loan is purchased by the Companion Holder pursuant to Section 3.18(e).

            "Liquidation Expenses": All customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Special Servicer in connection with the liquidation of any Specially Serviced Mortgage Loan or REO Property pursuant to Section 3.18 (including, without limitation, legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

            "Liquidation Fee": A fee payable to the Special Servicer with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer receives a full or discounted payoff (or an unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a modification of the terms of the related Mortgage Loan) with respect thereto from the related Mortgagor or any Liquidation Proceeds or Insurance and Condemnation Proceeds with respect to the related Mortgage Loan (in any case, other than amounts for which a Workout Fee has been paid, or will be payable), equal to the product of the Liquidation Fee Rate and the proceeds of such full or discounted payoff or the Liquidation Proceeds or Insurance and Condemnation Proceeds (net of the related costs and expenses associated with the related liquidation) related to such liquidated Specially Serviced Mortgage Loan, as the case may be; provided, however, that no Liquidation Fee shall be payable with respect to (x) clause (iii)(A) and clauses (iii)(C) through (iii)(F) of the definition of "Liquidation Proceeds," (y) clause (iv) of the definition of "Liquidation Proceeds" if such repurchase occurs within the time parameters set forth in this Agreement and in the related Mortgage Loan Purchase Agreement or, if such repurchase occurs after such time period, the Mortgage Loan Seller was acting in good faith to resolve such breach or defect or (z) clause (iii) of the definition of "Liquidation Proceeds".

            "Liquidation Fee Rate": A rate equal to 1.00%.

            "Liquidation Proceeds": Cash amounts received by or paid to the Servicer or the Special Servicer in connection with: (i) the liquidation of a Mortgaged Property or other collateral constituting security for a Defaulted Mortgage Loan, through a trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (ii) the realization upon any deficiency judgment obtained against a Mortgagor; (iii) (A) the purchase of a Defaulted Mortgage Loan by the Majority Controlling Class Certificateholder, the Special Servicer or the Servicer pursuant to Section 3.18(a), (B) any other sale thereof pursuant to Section 3.18(c); (C) the Simon Mortgage Loan is purchased by the Simon Representative pursuant to Section 3.18(d); (D) the purchase of an AB Mortgage Loan by the related Companion Holder pursuant to Section 3.18(e), (E) the purchase of a Mortgage Loan by any mezzanine lender pursuant to Section 3.18(f) or (F) the purchase of the ARC Portfolio Mortgage Loan by GMACCM pursuant to Section 3.18(g); (iv) the repurchase of a Mortgage Loan by the applicable Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement; or (v) the purchase of a Mortgage Loan or REO Property by the Holders of the Controlling Class, the Special Servicer, the Servicer or the Holders of the Class LR Certificates pursuant to Section 9.01.

            "Loan Pair": Collectively, a Companion Loan and the related AB Mortgage Loan.

            "Loan REMIC": Either the Simon Loan REMIC or the Walgreens Loan REMIC, as the context requires.

            "Loan REMIC Regular Interest": Any Simon Loan REMIC Regular Interest or Walgreens Loan REMIC Regular Interest.

            "Long Island Industrial Mortgage Loan": The Mortgage Loan identified on the Mortgage Loan Schedule as loan number 4.

            "Long Island Industrial Companion Loan": The Companion Loan related to the Long Island Industrial Mortgage Loan.

            "Long Island Industrial Companion Holder": The owner of the Mortgage Note representing the Long Island Industrial Companion Loan.

            "Long Island Industrial Intercreditor Agreement": Intercreditor Agreement Among Note Holders, dated as of September 30, 2002, between JPMorgan Chase Bank, as A Note Holder, and CBA-Mezzanine Capital Finance, LLC, as B Note Holder, regarding the administration of a Loan Pair that includes the Long Island Industrial Mortgage Loan and the allocation of all amounts received by the holders of the notes constituting any portion thereof.

            "Long Island Industrial Loan Pair": Collectively, the Long Island Industrial Mortgage Loan and the Long Island Industrial Companion Loan.

            "Lower-Tier Distribution Account": The segregated account or accounts (or a subaccount of the Distribution Account) created and maintained by the Paying Agent pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "LaSalle Bank National Association, as Paying Agent, in trust for the registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C2, the Lower-Tier Distribution Account". Any such account or accounts shall be an Eligible Account (or a subaccount of the Distribution Account).

            "Lower-Tier Distribution Amount": As defined in Section 4.01(b).

            "Lower-Tier Principal Amount": With respect to any Class of Uncertificated Lower-Tier Interests, (i) on or prior to the first Distribution Date, an amount equal to the Original Lower-Tier Principal Amount of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Distribution Date, an amount equal to the Certificate Balance of the Class of Related Certificates on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.02(iii)), and in the case of the Class LA-1-1, Class LA-1-2, Class LA-1-3, Class LA-1-4, Class LA-1-5, Class LA-2-1, Class LA-2-2, Class LA-2-3, Class LA-2-4, Class LF-1, Class LF-2, Class LG-1, Class LG-2, Class LH-1, Class LH-2, Class LJ-1 and Class LJ-2 Uncertificated Interests, as set forth in Section 4.01(b).

            "Lower-Tier REMIC": One of four separate REMICs comprising the Trust Fund, the assets of which consist of the Majority Mortgage Loans (exclusive of Excess Interest), any REO Property with respect thereto, the Loan REMIC Regular Interests, such amounts as shall from time to time be held in the Certificate Account, the REO Account, if any, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the Lower-Tier Distribution Account with respect thereto, and all other property included in the Trust Fund (other than Excess Interest) that is not in the Loan REMICs or the Upper-Tier REMIC.

            "LTV Ratio": With respect to any Mortgage Loan, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of such Mortgage Loan as of such date (assuming no defaults or prepayments on such Mortgage Loan prior to that date), and the denominator of which is the Appraised Value of the related Mortgaged Property.

            "MAI": Member of the Appraisal Institute.

            "Majority Controlling Class Certificateholder": As of any date, the Controlling Class Certificateholder owning a majority of the Percentage Interests in the Controlling Class.

            "Majority Mortgage Loans": All Mortgage Loans except the Simon Mortgage Loan and the Walgreens Mortgage Loan.

            "Maturity Date": With respect to any Mortgage Loan or Companion Loan as of any date of determination, the date on which the last payment of principal is due and payable under the related Mortgage Note, after taking into account all Principal Prepayments received prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Mortgage Loan or Companion Loan by reason of default thereunder or (ii) any grace period permitted by the related Mortgage Note.

            "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and/or interest on such Mortgage Loan, including any Balloon Payment, which is payable by a Mortgagor from time to time under the related Mortgage Note and applicable law, without regard to any acceleration of principal of such Mortgage Loan by reason of default thereunder and without respect to any Excess Interest.

            "Moody's": Moody's Investors Service, Inc. If neither Moody's nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Paying Agent, the Trustee, the Servicer and the Special Servicer, and specific ratings of Moody's herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Mortgage": With respect to any Mortgage Loan, the mortgage, deed of trust or other instrument securing a Mortgage Note and creating a lien on the fee and/or leasehold interest in the related Mortgaged Property.

            "Mortgage Deferred Interest": With respect to any Mortgage Loan as of any Due Date that has been modified to reduce the rate at which interest is paid currently below the Mortgage Rate and capitalize the amount of such interest reduction, the excess, if any, of (a) interest accrued on the Stated Principal Balance thereof during the one-month interest accrual period set forth in the related Mortgage Note at the related Mortgage Rate over (b) the interest portion of the related Monthly Payment, as so modified or reduced, or, if applicable, Assumed Scheduled Payment due on such Due Date.

            "Mortgage File": With respect to any Mortgage Loan, but subject to
Section 2.01, collectively the following documents:

            (i) the original Mortgage Note bearing, or accompanied by, all prior and intervening endorsements or assignments showing a complete chain of endorsement or assignment from the originator of the Mortgage Loan to the most recent endorsee, and further endorsed (at the direction of the Depositor given pursuant to the applicable Mortgage Loan Purchase Agreement), on its face or by allonge attached thereto, without recourse, to the order of the Trustee in the following form: "Pay to the order of Wells Fargo Bank Minnesota, N.A., as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C2, without recourse, representation or warranty, express or implied", or in blank;

            (ii) the original Mortgage (or a certified or other copy thereof from the applicable recording office) and originals (or certified or other copies from the applicable recording office) of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent mortgagee of record, in each case with evidence of recording indicated thereon;

            (iii) an original assignment of the Mortgage, in complete and recordable form, executed by the most recent assignee of record thereof prior to the Trustee, or if none, by the originator to "Wells Fargo Bank Minnesota, N.A., as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C2" (or, in the case of the 75/101 Federal Street Loan Pair, in favor of "Wells Fargo Bank Minnesota, N.A., as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C2, and in its capacity as Note A lender on behalf of [Name of the holder of the 75/101 Federal Street Companion Loan]"), or in blank;

            (iv) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record, in each case with evidence of recording thereon;

            (v) an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in recordable form, executed by the applicable assignee of record to "Wells Fargo Bank Minnesota, N.A., as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C2" (or, in the case of the 75/101 Federal Street Loan Pair, in favor of "Wells Fargo Bank Minnesota, N.A., as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C2, and in its capacity as Note A lender on behalf of [Name of the holder of the 75/101 Federal Street Companion Loan]"), or in blank;

            (vi) an original or copy of any related Security Agreement (if such item is a document separate from the Mortgage) and the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the applicable Mortgage Loan Seller;

            (vii) an original assignment of any related Security Agreement (if such item is a document separate from the Mortgage), in complete form, executed by the applicable Mortgage Loan Seller to "Wells Fargo Bank Minnesota, N.A., as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C2" (or, in the case of the 75/101 Federal Street Loan Pair, in favor of "Wells Fargo Bank Minnesota, N.A., as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C2, and in its capacity as Note A lender on behalf of [Name of the holder of the 75/101 Federal Street Companion Loan]"), or in blank;

            (viii) originals or copies of all consolidation, assumption, modification, written assurance and substitution agreements, with evidence of recording thereon (where appropriate) in those instances where the terms or provisions of the Mortgage, Mortgage Note or any related security document have been consolidated or modified or the Mortgage Loan has been assumed;

            (ix) the original lender's title insurance policy or a copy thereof, together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgagor's fee or leasehold interest in the Mortgaged Property, or if the policy has not yet been issued, an original or copy of a "marked-up" written commitment, escrow instructions or the pro forma or specimen title insurance policy (marked as binding and in all cases countersigned by the title insurer or its authorized agent) in connection with the related Mortgage Loan;

            (x) the original or copy of any guaranty of the obligations of the Mortgagor under the Mortgage Loan and any intervening assignments;

            (xi) all UCC Financing Statements, assignments and continuation statements or copies thereof, as filed or recorded, or in form that is complete and suitable for filing or recording (according to Revised
      Article 9 of the Uniform Commercial Code), as appropriate, or other evidence of filing or recording sufficient to perfect (and maintain the perfection of) the security interest held by the originator of the Mortgage Loan (and each assignee of record prior to the Trustee) in and to the personalty of the Mortgagor at the Mortgaged Property (in each case with evidence of filing or recording thereon), and to transfer such security interest to the Trustee;

            (xii) the original power of attorney or a copy thereof (with evidence of recording thereon) granted by the Mortgagor if the Mortgage, Mortgage Note or other document or instrument referred to above was not signed by the Mortgagor;

            (xiii) with respect to any Mortgage Loans with Additional Debt, a co-lender agreement, subordination agreement or intercreditor agreement, pursuant to which such Additional Debt will be fully subordinated to such Mortgage Loan;

            (xiv) any additional documents required to be added to the Mortgage File pursuant to this Agreement;

            (xv) with respect to any Mortgage Loan secured by a Ground Lease, the related Ground Lease or a certified copy thereof;

            (xvi) a copy of any letter of credit securing such Mortgage Loan and, within thirty (30) days of the Closing Date, a copy of the appropriate transfer or assignment documents for such letter of credit;

            (xvii) a copy of any Environmental Indemnity Agreement, together with a copy of any environmental insurance policy;

            (xviii) copies of any loan agreement(s) or escrow agreement(s);

            (xix) a copy of any franchise agreements and comfort letters related thereto;

            (xx) a copy of any lock box or cash management agreement(s);

            (xxi) a list related to such Mortgage Loan indicating the related Mortgage loan documents included in the related Mortgage File (the "Mortgage Loan Checklist"); and

            (xxii) with respect to any Companion Loan, all of the above documents with respect to such Companion Loan and the related Intercreditor Agreement (and in the case of the 75/101 Federal Street Mortgage Loan, a copy of the 75/101 Federal Street Servicing Agreement); provided that a copy of each mortgage note relating to such Companion Loan, rather than the original, shall be provided, and no assignments shall be provided;

provided, however, that whenever the term "Mortgage File" is used to refer to documents held by the Trustee, or a Custodian appointed thereby, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually received by the Trustee or a Custodian appointed thereby. With respect to the 75/101 Federal Street Mortgage Loan, it is understood that the documents relating to the 75/101 Federal Street Mortgage Loan are held by the Trustee or a Custodian although the 75/101 Federal Street Mortgage Loan will be serviced pursuant to the terms of the 75/101 Federal Street Servicing Agreement by the 75/101 Federal Street Servicer and 75/101 Federal Street Special Servicer.

            "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 and from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other documents contained in the related Mortgage File and any related agreements. As used in this Agreement, the term "Mortgage Loan" does not include any Companion Loan.

            "Mortgage Loan Purchase Agreement": Each of the agreements between the Depositor and each Mortgage Loan Seller, relating to the transfer of all of such Mortgage Loan Seller's right, title and interest in and to the related Mortgage Loans.

            "Mortgage Loan Schedule": The list of Mortgage Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, attached hereto as Exhibit B, which list sets forth the following information with respect to each Mortgage Loan:

            (i) the loan i.d. number and loan servicing number (as specified in Exhibit A to the Prospectus);

            (ii) the Mortgagor's name;

            (iii) the street address (including city, county, state, zip code and name) of the related Mortgaged Property;

            (iv) the Mortgage Rate in effect at origination;

            (v) the Net Mortgage Rate in effect at the Cut-off Date;

            (vi) the original principal balance;

            (vii) the Cut-off Date Principal Balance;

            (viii) the (a) original term to stated maturity, (b) remaining term to stated maturity and (c) Maturity Date;

            (ix) the original and remaining amortization terms;

            (x) the amount of the Monthly Payment due on the first Due Date following the Cut-off Date;

            (xi) the applicable Servicing Fee Rate;

            (xii) whether the Mortgage Loan is an Actual/360 Mortgage Loan;

            (xiii) whether such Mortgage Loan has an Anticipated Repayment Date;

            (xiv) the Revised Rate of such Mortgage Loan, if any;

            (xv) whether such Mortgage Loan is secured by the related Mortgagor's interest in a ground lease;

            (xvi) identifying any Mortgage Loan(s) with which such Mortgage Loan is cross-defaulted or cross-collateralized;

            (xvii) the originator of such Mortgage Loan and the Mortgage Loan Seller;

            (xviii) whether such Mortgage Loan has a guarantor;

            (xix) whether such Mortgage Loan is secured by a letter of credit;

            (xx) amount of any reserve or escrowed funds;

            (xxi) number of grace days for debt service payments;

            (xxii) whether an operations and maintenance plan exists and, if so, what repairs are required;

            (xxiii) whether a cash management agreement or lock-box agreement is in place;

            (xxiv) the total square feet/units of the related Mortgaged Property and the related units of measure;

            (xxv) the general property type of the related Mortgaged Property;

            (xxvi) whether the Mortgage Loan permits defeasance;

            (xxvii) the interest accrual period;

            (xxviii) the Anticipated Prepayment Date, if applicable; and

            (xxix) in the case of a Balloon Mortgage Loan, the remaining amortization term.

            Such Mortgage Loan Schedule shall also set forth the aggregate of the amounts described under clause (vii) above for all of the Mortgage Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

            "Mortgage Loan Seller": Each of: (1) JPMorgan Chase Bank, a New York banking corporation, (2) Merrill Lynch Mortgage Lending, Inc., a Delaware corporation, and (3) LaSalle Bank National Association, a national banking association.

            "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan or Companion Loan, together with any rider, addendum or amendment thereto.

            "Mortgage Rate": With respect to: (i) any Mortgage Loan or Companion Loan on or prior to its Maturity Date, the annual rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan or Companion Loan from time to time in accordance with the related Mortgage Note and applicable law, exclusive of the Excess Rate; (ii) any Mortgage Loan or Companion Loan after its Maturity Date, the annual rate described in clause (i) above determined without regard to the passage of such Maturity Date.

            "Mortgaged Property": The real property subject to the lien of a Mortgage.

            "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

            "Net Aggregate Prepayment Interest Shortfall": With respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the Mortgage Loans during the related Due Period, exceeds (b) the aggregate amount deposited by the Servicer in the Certificate Account for such Distribution Date pursuant to Section 3.19 in connection with such Prepayment Interest Shortfalls.

            "Net Investment Earnings": With respect to any of the Certificate Account, the Servicing Accounts or the REO Account for any period from any Distribution Date to the immediately succeeding P&I Advance Date, the amount, if any, by which the aggregate of all interest and other income realized during such period on funds relating to the Trust Fund held in such account, exceeds the aggregate of all losses, if any, incurred during such period in connection with the investment of such funds in accordance with Section 3.06.

            "Net Investment Loss": With respect to any of the Certificate Account, the Simon Collection Account, the Walgreens Collection Account, the Servicing Accounts or the REO Account for any period from any Distribution Date to the immediately succeeding P&I Advance Date, the amount by which the aggregate of all losses, if any, incurred during such period in connection with the investment of funds relating to the Trust Fund held in such account in accordance with Section 3.06, exceeds the aggregate of all interest and other income realized during such period on such funds.

            "Net Mortgage Rate": With respect to any Mortgage Loan or REO Loan (other than the Simon Mortgage Loan) as of any date of determination, a rate per annum equal to the related Mortgage Rate then in effect, minus the Administrative Cost Rate; provided, that with respect to the Simon Pooled Component, the Net Mortgage Rate shall equal the related Simon Mortgage Loan Remittance Rate; provided, further, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the Mortgagor; provided, further, that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, solely for purposes of calculating Pass-Through Rates, the Net Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of Default Interest or Excess Interest) in respect of such Mortgage Loan during such one-month period at the related Net Mortgage Rate; provided, further, that with respect to each Interest Reserve Loan, the Net Mortgage Rate for the one month period (A) preceding the Due Dates that occur in January and February in any year which is not a leap year or preceding the Due Date that occurs in February in any year which is a leap year, and (B) preceding the Due Date in March, will be the per annum rate stated in the related Mortgage Note less the related Administrative Cost Rate. With respect to any REO Loan, the Net Mortgage Rate shall be calculated as described above, determined as if the predecessor Mortgage Loan had remained outstanding.

            "Net Operating Income": With respect to any Mortgaged Property, for any Mortgagor's fiscal year end, Net Operating Income will be calculated in accordance with the standard definition of "Net Operating Income" endorsed and put forth by CMSA.

            "New Lease": Any lease of REO Property entered into at the direction of the Special Servicer on behalf of the Lower-Tier REMIC or, if applicable, either Loan REMIC including any lease renewed, modified or extended on behalf of such REMIC, if such REMIC has the right to renegotiate the terms of such lease.

            "Nonrecoverable   Advance":  Any  Nonrecoverable  P&I  Advance  or
Nonrecoverable Servicing Advance.

            "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Loan which, in the reasonable judgment of the Servicer or the Trustee, as applicable, will not be ultimately recoverable, together with any accrued and unpaid interest thereon at the Reimbursement Rate, from Late Collections or any other recovery on or in respect of such Mortgage Loan, REO Loan or Companion Loan. The determination by the Servicer or the Trustee, as applicable, that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered by the Servicer to the Trustee, the Paying Agent, the Directing Certificateholder (and in the case of the Simon Mortgage Loan, the Simon Representative) and the Depositor, in the case of the Servicer, and to the Depositor, the Paying Agent and the Servicer, in the case of the Trustee. The Officer's Certificate shall set forth such determination of nonrecoverability and the considerations of the Servicer or the Trustee, as applicable, forming the basis of such determination (which shall be accompanied by, to the extent available, income and expense statements, rent rolls, occupancy status, property inspections and any other information used by the Servicer or the Trustee, as applicable, to make such determination and shall include any existing Appraisal of the related Mortgage Loan or Mortgaged Property). The Trustee shall be entitled to conclusively rely on the Servicer's determination that a P&I Advance is or would be nonrecoverable and the Servicer and the Trustee may conclusively rely on the determination by the 75/101 Federal Street Servicer that a P&I Advance with respect to the 75/101 Federal Street Loan is or would be nonrecoverable. In the case of a cross-collateralized Mortgage Loan, such recoverability determination shall take into account the cross-collateralization of the related Crossed Loan.

            "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property which, in the reasonable judgment of the Servicer, the Special Servicer or the Trustee, as the case may be, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, at the Reimbursement Rate, from Late Collections or any other recovery on or in respect of such Mortgage Loan or REO Property. The determination by the Servicer, the Special Servicer or the Trustee, as the case may be, that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be evidenced by an Officer's Certificate delivered by either of the Special Servicer or Servicer to the other and to the Trustee, the Paying Agent, the Directing Certificateholder (and in the case of the Simon Mortgage Loan, the Simon Representative) and the Depositor, in the case of the Servicer, and to the Depositor, the Paying Agent and the Servicer, in the case of the Trustee. The Officer's Certificate shall set forth such determination of nonrecoverability and the considerations of the Servicer or the Trustee, as applicable, forming the basis of such determination (which shall be accompanied by, to the extent available, such as related income and expense statements, rent rolls, occupancy status and property inspections, and shall include an Appraisal of the related Mortgage Loan or Mortgaged Property). The Trustee will be entitled to conclusively rely on the Servicer's or Special Servicer's, as the case may be, determination that a Servicing Advance is or would be nonrecoverable and the Servicer may conclusively rely on the determination by the 75/101 Federal Street Servicer that a Servicing Advance with respect to the 75/101 Federal Street Loan is or would be nonrecoverable. In the case of a cross-collateralized Mortgage Loan, such recoverability determination shall take into account the cross-collateralization of the related Crossed Loan.

            "Non-Registered Certificate": Unless and until registered under the Securities Act, any Class X-1, Class X-2, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class NR, Class SP-1, Class SP-2, Class SP-3, Class R or Class LR Certificate.

            "Non-Specially Serviced Mortgage Loan": Any Mortgage Loan other than a Specially Serviced Mortgage Loan.

            "Non-U.S. Person": Any person other than a U.S. Person, unless, with respect to the Transfer of a Residual Certificate, (i) such person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the Transferor and the Certificate Registrar with an effective Internal Revenue Service Form W-8ECI (or successor form) or (ii) the Transferee delivers to both the Transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that such Transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such Transfer of the Residual Certificate will not be disregarded for federal income tax purposes. A Person shall be treated as a Non-U.S. Person, (A) notwithstanding clause (i) of the preceding sentence, if it is a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) any interest in which is owned, directly or indirectly, through one more partnerships, trusts or other pass-through entities by a Non-U.S. Person or (B) such Person is a U.S. Person with respect to whom income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person.

            "Notional Amount": In the case of the Class X-1 Certificates, the Class X-1 Notional Amount. In the case of the Class X-2 Certificates, the Class X-2 Notional Amount. In the case of each Component, the amount set forth in the applicable definition thereof.

            "Offered Certificates": The Class A, Class B, Class C, Class D and Class E Certificates.

            "Officer's Certificate": A certificate signed by a Servicing Officer of the Servicer or the Special Servicer, as the case may be, or a Responsible Officer of the Trustee, as the case may be.

            "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, the Servicer or the Special Servicer, acceptable in form and delivered to the Paying Agent and the Trustee, except that any opinion of counsel relating to (a) the qualification of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs as a REMIC, (b) compliance with the REMIC Provisions, (c) qualification of the Grantor Trust as a grantor trust under subpart E, Part I of subchapter J of the Code for federal income tax purposes or (d) the resignation of the Servicer, the Special Servicer or the Depositor pursuant to Section 6.04, must be an opinion of counsel who is in fact Independent of the Depositor, the Servicer or the Special Servicer, as applicable.

            "Option Price": As defined in Section 3.18(a).

            "Original Certificate Balance": With respect to any Class of Certificates (other than the Class X Certificates and the Residual Certificates), the initial aggregate principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

            "Original Simon Loan REMIC Principal Amount": With respect to any Class of Simon Loan REMIC Regular Interests, the initial principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

            "Original Walgreens Loan REMIC Principal Amount": With respect to any Class of Walgreens Loan REMIC Regular Interests, the initial principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

            "Original Lower-Tier Principal Amount": With respect to any Class of Uncertificated Lower-Tier Interests, the initial principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

            "Original Notional Amount": With respect to the Class X-1 Notional Amount and Class X-2 Notional Amount, the initial Notional Amount thereof as of the Closing Date, as specified in the Preliminary Statement.

            "Original Value": The Appraised Value of a Mortgaged Property based upon the Appraisal conducted in connection with the origination of the related Mortgage Loan.

            "OTS": The Office of Thrift Supervision or any successor thereto.

            "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "P&I Advance": As to any Mortgage Loan or REO Loan, any advance made by the Servicer or the Trustee, as applicable, pursuant to Section 4.03 or
Section 7.05.

            "P&I Advance Date": The Business Day immediately prior to each Distribution Date.

            "P&I Advance Determination Date": With respect to any Distribution Date, the Business Day prior to the P&I Advance Date.

            "Pass-Through Rate": Any of the Class A-1 Pass-Through Rate, the Class A-2 Pass-Through Rate, the Class B Pass-Through Rate, the Class C Pass-Through Rate, the Class D Pass-Through Rate, the Class E Pass-Through Rate, the Class F Pass-Through Rate, the Class G Pass-Through Rate, the Class H Pass-Through Rate, the Class J Pass-Through Rate, the Class K Pass-Through Rate, the Class L Pass-Through Rate, the Class M Pass-Through Rate, the Class N Pass-Through Rate, the Class NR Pass-Through Rate, the Class SP-1 Pass-Through Rate, the Class SP-2 Pass-Through Rate, the Class SP-3 Pass-Through Rate, the Class WM Pass-Through Rate, the Class X-1 Pass-Through Rate or the Class X-2 Pass-Through Rate.

            "Paying Agent": LaSalle Bank National Association, a national banking association, or any successor appointed thereto pursuant to Section 5.06 or any successor paying agent appointed hereunder.

            "Paying Agent Fee": The portion of the Trustee Fee payable to the Paying Agent pursuant to the terms hereof calculated at the Paying Agent Fee Rate.

            "Paying Agent Fee Rate":  0.0012% per annum.

            "Penalty Charges": With respect to any Mortgage Loan (or successor REO Loan), any amounts actually collected thereon from the Mortgagor that represent late payment charges and/or Default Interest, other than a Yield Maintenance Charge or Excess Interest.

            "Percentage Interest": As to any Certificate, the percentage interest evidenced thereby in distributions required to be made with respect to the related Class. With respect to any Regular Certificate, the percentage interest is equal to the Denomination of such Certificate divided by the initial Certificate Balance or Notional Amount, as applicable, of such Class of Certificates as of the Closing Date. With respect to a Residual Certificate, the percentage interest is set forth on the face thereof.

            "Permitted Investments": Any one or more of the following obligations or securities (including obligations or securities of the Paying Agent if otherwise qualifying hereunder), regardless whether issued by the Depositor, the Servicer, the Special Servicer, the Trustee or any of their respective Affiliates and having the required ratings, if any, provided for in this definition and which shall not be subject to liquidation prior to maturity:

            (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, Fannie Mae, Freddie Mac or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America that mature in one (1) year or less from the date of acquisition; provided that any obligation of, or guarantee by, Fannie Mae or Freddie Mac, other than an unsecured senior debt obligation of Fannie Mae or Freddie Mac, shall be a Permitted Investment only if such investment would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate as evidenced in writing;

            (ii) time deposits, unsecured certificates of deposit, or bankers' acceptances that mature in one (1) year or less after the date of issuance and are issued or held by any depository institution or trust company (including the Trustee) incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated in the highest rating categories of each of Moody's and S&P or such other rating as would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate, as evidenced in writing;

            (iii) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

            (iv) debt obligations bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which mature in one (1) year or less from the date of acquisition, which debt obligations are rated in the highest rating categories of each of Moody's and S&P or such other rating as would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate as specified in writing by each of the Rating Agencies; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then-outstanding principal amount of securities issued by such corporation and held in the accounts established hereunder to exceed 10% of the sum of the aggregate principal balance and the aggregate principal amount of all Permitted Investments in such accounts;

            (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) of any corporation or other entity organized under the laws of the United States or any state thereof payable on demand or on a specified date maturing in one (1) year or less from the date of acquisition thereof and which is rated in the highest rating category of each of Moody's and S&P (or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies);

            (vi) money market funds, rated in the highest rating categories of each of Moody's and S&P; and

            (vii) any other demand, money market or time deposit, obligation, security or investment, (a) with respect to which each Rating Agency shall have confirmed in writing that such investment will not result in a downgrade, qualification or withdrawal of the then-current rating of the Certificates that are currently being rated by such Rating Agency and (b) which qualifies as a "cash flow investment" pursuant to Section 860G(a)(6) of the Code;

provided, however, that in each case if the investment is rated by S&P, (a) it shall not have an "r" highlighter affixed to its rating from S&P, (b) it shall have a predetermined fixed dollar of principal due at maturity that cannot vary or change and (c) any such investment that provides for a variable rate of interest must have an interest rate that is tied to a single interest rate index plus a fixed spread, if any, and move proportionately with such index; and provided, further, however, that no such instrument shall be a Permitted Investment (a) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity at the time of acquisition of greater than 120% of the yield to maturity at par of such underlying obligations or (b) if such instrument may be redeemed at a price below the purchase price; and provided, further, however, that no amount beneficially owned by the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs (even if not yet deposited in the Trust) may be invested in investments (other than money market funds) treated as equity interests for federal income tax purposes, unless the Servicer receives an Opinion of Counsel, at its own expense, to the effect that such investment will not adversely affect the status of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs as a REMIC under the Code or result in imposition of a tax on the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

            "Permitted Transferee": Any Person who is a Qualified Institutional Buyer.

            "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Plan": As defined in Section 5.02(c).

            "Prepayment Assumption": A "constant prepayment rate" of 0% used for determining the accrual of original issue discount and market discount, if any, and the amortization of premium, if any, on the Certificates for federal income tax purposes; provided, it is assumed that each Mortgage Loan with an Anticipated Repayment Date prepays on such date.

            "Prepayment Interest Excess": For any Distribution Date and with respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during the related Due Period, which Principal Prepayment was applied to such Mortgage Loan after the related Due Date and prior to the following Determination Date, the amount of interest (net of the related Servicing Fees and Excess Interest), to the extent collected from the related Mortgagor (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected), that would have accrued at a rate per annum equal to the sum of (x) the related Net Mortgage Rate for such Mortgage Loan and (y) the Trustee Fee Rate, on the amount of such Principal Prepayment from and after such Due Date and ending on the date of such prepayment.

            "Prepayment Interest Shortfall": For any Distribution Date and with respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during the related Due Period, which Principal Prepayment was applied to such Mortgage Loan after the related Determination Date and prior to the following Due Date, the amount of interest, to the extent not collected from the related Mortgagor (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected), that would have accrued at a rate per annum equal to the sum of (x) the related Net Mortgage Rate for such Mortgage Loan and (y) the Trustee Fee Rate, on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on such Due Date.

            "Primary Collateral": With respect to any Crossed Loan, that portion of the Mortgaged Property designated as directly securing such Crossed Loan and excluding any Mortgaged Property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such Crossed Loan.

            "Primary Servicing Fee": The monthly fee payable by the Servicer from the Servicing Fee to each Initial Sub-Servicer, which monthly fee accrues at the rate per annum specified as such in the Sub-Servicing Agreement with such Initial Sub-Servicer.

            "Prime Rate": The "Prime Rate" as published in the "Money Rates" section of the New York city edition of The Wall Street Journal (or, if such section or publication is no longer available, such other comparable publication as determined by the Paying Agent in its reasonable discretion) as may be in effect from time to time, or, if the "Prime Rate" no longer exists, such other comparable rate (as determined by the Paying Agent in its reasonable discretion) as may be in effect from time to time.

            "Principal Distribution Amount": With respect to any Distribution Date and any Class of Regular Certificates, an amount equal to (1) the sum of
(a) the Principal Shortfall for such Distribution Date, (b) the Scheduled Principal Distribution Amount for such Distribution Date and (c) the Unscheduled Principal Distribution Amount for such Distribution Date, less (2) (a) in the event that the Simon Default Distribution Priority is not in effect, an amount equal to the product of (x) the Simon Principal Distribution Amount for such Distribution Date and (y) the Simon Non-Pooled Percentage for such Distribution Date, or (b) in the event that the Simon Default Distribution Priority is in effect, any amounts distributable to the Class SP Certificates pursuant to the Simon Default Distribution Priority set forth in Section 4.01(k) for such Distribution Date or (3) (a) in the event that the Walgreens Default Distribution Priority is not in effect, an amount equal to the product of (x) the Walgreens Principal Distribution Amount for such Distribution Date and (y) the Walgreens Non-Pooled Percentage for such Distribution Date, or (b) in the event that the Walgreens Default Distribution Priority is in effect, any amounts distributable to the Class WM Certificates pursuant to the Walgreens Default Distribution Priority set forth in Section 4.01(o) for such Distribution Date.

            "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            "Principal Shortfall": For any Distribution Date after the initial Distribution Date with respect to the Mortgage Loans, the amount, if any, by which (a) the related Principal Distribution Amount for the preceding Distribution Date, exceeded (b) the aggregate amount distributed in respect of principal on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates for such preceding Distribution Date pursuant to Section 4.01(a) on such preceding Distribution Date. The Principal Shortfall for the initial Distribution Date will be zero.

            "Privileged Person": Each Rating Agency, any of the Holders of each Class of Certificates, each Underwriter, the Initial Purchasers, each Mortgage Loan Seller, a certain financial market publisher (which initially shall be Bloomberg, L.P.), the Companion Holder (but only with respect to its Companion
Loan) each party to this Agreement, the Directing Certificateholder, any designee of the Depositor, the Paying Agent and any other Person who shall have provided the Paying Agent with a certificate, using the forms attached hereto as
Exhibit X-1 or Exhibit X-2, as applicable, certifying that such person is a Certificateholder, a beneficial owner or a prospective purchaser of a Certificate.

            "Prospectus": The Prospectus dated November 13, 2002, as supplemented by the Prospectus Supplement dated November 26, 2002, relating to the offering of the Offered Certificates.

            "Purchase Option Notice":  As defined in Section 3.18(a)(iii).

            "Purchase Price": With respect to any Mortgage Loan (or REO Loan) to be purchased by a Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement, by the Majority Controlling Class Certificateholder, the Special Servicer or the Servicer pursuant to Section 3.18(b), or by the Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates pursuant to
Section 9.01 or to be otherwise sold pursuant to Section 3.18(c), a price equal to:

                  (i) the outstanding principal balance of such Mortgage Loan
            (or related REO Loan) as of the date of purchase; plus

                  (ii) all accrued and unpaid interest on such Mortgage Loan (or the related REO Loan) at the related Mortgage Rate in effect from time to time (exclusive of Excess Interest) to but not including the Due Date immediately preceding the Determination Date for the related Due Period in which such Purchase Price is included in the Available Distribution Amount; plus

                  (iii) all related unreimbursed Servicing Advances and accrued and unpaid interest on related Advances at the Reimbursement Rate, and any Special Servicing Fees whether paid or then owing allocable to such Mortgage Loan (or the related REO Loan); plus

                  (iv) any other additional expenses of the Trust Fund relating to such Mortgage Loan (or REO Loan); plus

                  (v) if such Mortgage Loan (or REO Loan) is being purchased by a Mortgage Loan Seller pursuant to Section 6 of the applicable Mortgage Loan Purchase Agreement, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Servicer, the Special Servicer, the Depositor or the Trustee in respect of the Breach or Defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, legal fees and expenses and any additional expenses of the Trust Fund related to such Mortgage Loan (or REO Loan); plus

                  (vi) Liquidation Fees, if any, payable with respect to such
            Mortgage Loan.

With respect to any REO Property to be sold pursuant to Section 3.18(c), the amount calculated in accordance with the preceding sentence in respect of the related REO Loan.

            "Qualified Bidder":  As defined in Section 7.01(c).

            "Qualified   Institutional  Buyer":  A  "qualified   institutional
buyer" as defined in Rule 144A under the Act.

            "Qualified Insurer": (i) With respect to any Mortgage Loan, REO Loan or REO Property, an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction with a minimum claims paying ability rating of at least "A2" by Moody's and "A" by S&P and (ii) with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to Section 3.07(c), except as set forth in Section 3.07(c), an insurance company that has a claims paying ability rated no lower than two ratings below the rating assigned to the then highest rated outstanding Certificate, but in no event lower than "A" by Moody's (or, if not rated by Moody's, then at least "A" by two other nationally recognized statistical rating organizations (which may include S&P)) and "A" by S&P or, in the case of clauses (i) and (ii), such other rating as each Rating Agency shall have confirmed in writing will not cause such Rating Agency to downgrade, qualify or withdraw the then-current rating assigned to any of the Certificates that are then currently being rated by such Rating Agency.

            "Qualified Substitute Mortgage Loan": A mortgage loan which must, on the date of substitution: (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as and grace period no longer than that of the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan;
(vi) have a then current loan-to-value ratio not higher than that of the deleted Mortgage Loan as of the Closing Date and a current loan-to-value ratio not higher than the then current loan-to-value ratio of the deleted Mortgage Loan, in each case using the "value" as determined using an MAI appraisal; (vii) comply in all material respects with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an environmental report with respect to the related Mortgaged Property and which will be delivered as a part of the related Mortgage File; (ix) have a then current debt service coverage ratio of not less than the original debt service coverage ratio of the deleted Mortgage Loan as of the Closing Date and a current debt service coverage ratio of not less than the current debt service coverage ratio of the deleted Mortgage Loan; (x) constitute a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code as evidenced by an Opinion of Counsel (provided at the applicable Mortgage Loan Seller's expense); (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii) have comparable prepayment restrictions to those of the Deleted Mortgage Loan; (xiii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the then current rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiv) have been approved by the Directing Certificateholder; (xv) prohibit defeasance within two years of the Closing Date and (xvi) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of either Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC or the imposition of tax on any of such REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement, as determined by an Opinion of Counsel. In the event that more than one mortgage loan is substituted for a deleted Mortgage Loan, then the amounts described in clause (i) shall be determined on the basis of aggregate Stated Principal Balances and each such proposed Substitute Mortgage Loan shall individually satisfy each of the requirements specified in (ii) through (iv) and
(vi) through (xvi) and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis; provided, that any individual Mortgage Rate, less the Administrative Cost Rate, shall not be less than the highest Pass-Through Rate of any Class of Certificates (other than the Class E, Class F, Class G, Class X-1 and Class X-2 Certificates) then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller shall certify that the Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee and the Directing Certificateholder. A Qualified Substitute Mortgage Loan may not be substituted for the Simon Mortgage Loan or the Walgreens Mortgage Loan.

            "Rated Final Distribution Date": As to each Class of Certificates, December 12, 2034, the first Distribution Date after the 24th month following the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest remaining amortization term.

            "Rating Agency": Each of Moody's and S&P or their successors in interest. If neither such rating agency nor any successor remains in existence, "Rating Agency" shall be deemed to refer to such nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee and the Servicer, and specific ratings of Moody's and S&P herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Record Date": With respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

            "Regular Certificate": Any of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class NR and Class X Certificates.

            "Regulation D": Regulation D under the Act.

            "Regulation S": Regulation S under the Act.

            "Regulation S Book-Entry Certificates": The Regular Certificates sold in offshore transactions in reliance on Regulation S and represented by one or more Book-Entry Certificates deposited with the Paying Agent as custodian for the Depository.

            "Regulation S Investor": With respect to a transferee of a Regulation S Book-Entry Certificate, a transferee that acquires such Certificate pursuant to Regulation S.

            "Regulation S Transfer Certificate": A certificate substantially in the form of Exhibit I-1 or Exhibit I-2 hereto, as applicable.

            "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and P&I Advances in accordance with Section 4.03(d), which rate per annum shall equal the Prime Rate and shall be compounded annually.

            "Related Certificates", "Related Uncertificated Lower-Tier Interests", "Related Components of Class X Certificates" and "Related Loan REMIC Regular Interests": For each of the following Classes of Uncertificated Lower-Tier Interests, the related Class of Certificates, the related Component(s) of Class X Certificates and the related Class of Loan REMIC Regular Interests, if applicable; for the following Components of the Class X Certificates, the related Class of Uncertificated Lower-Tier Interests, the related Class of Loan REMIC Regular Interests and the related Class of Certificates set forth below; and for the following Classes of Loan REMIC Regular Interests, the related Class of Uncertificated Lower-Tier Interests, the related Components of the Class X Certificates and the related Class of Certificates set forth below:

                           RELATED              RELATED
                        UNCERTIFICATED       COMPONENTS OF
                         LOWER-TIER            CLASS X        RELATED LOAN REMIC
RELATED CERTIFICATES      INTEREST           CERTIFICATES      REGULAR INTERESTS
--------------------   ---------------       --------------   ------------------
Class A-1              Class LA-1-1             XA-1-1
Certificates           Uncertificated
                       Interest

                       Class LA-1-2             XA-1-2
                       Uncertificated
                       Interest

                       Class LA-1-3             XA-1-3
                       Uncertificated
                       Interest

                       Class LA-1-4             XA-1-4
                       Uncertificated
                       Interest

                       Class LA-1-5             XA-1-5
                       Uncertificated
                       Interest

Class A-2              Class LA-2-1             XA-2-1
Certificates           Uncertificated
                       Interest

                       Class LA-2-2             XA-2-2
                       Uncertificated
                       Interest

                       Class LA-2-3             XA-2-3
                       Uncertificated
                       Interest

                       Class LA-2-4             XA-2-4
                       Uncertificated
                       Interest

Class B Certificates   Class LB                   XB
                       Uncertificated
                       Interest

Class C Certificates   Class LC                   XC
                       Uncertificated
                       Interest

Class D Certificates   Class LD                   XD
                       Uncertificated
                       Interest

Class E Certificates   Class LE                   XE
                       Uncertificated
                       Interest

Class F Certificates   Class LF-1                XF-1
                       Uncertificated
                       Interest

                       Class LF-2                XF-2
                       Uncertificated
                       Interest

Class G Certificates   Class LG-1                XG-1
                       Uncertificated
                       Interest

                       Class LG-2                XG-2
                       Uncertificated
                       Interest

Class H Certificates   Class LH-1                XH-1
                       Uncertificated
                       Interest

                       Class LH-2                XH-2
                       Uncertificated
                       Interest

Class J Certificates   Class LJ-1                XJ-1
                       Uncertificated
                       Interest

                       Class LJ-2                XJ-2
                       Uncertificated
                       Interest

Class K Certificates   Class LK                   XK
                       Uncertificated
                       Interest

Class L Certificates   Class LL                   XL
                       Uncertificated
                       Interest

Class M Certificates   Class LM                   XM
                       Uncertificated
                       Interest

Class N Certificates   Class LN                   XN
                       Uncertificated
                       Interest

Class NR Certificates  Class LNR                 XNR
                       Uncertificated
                       Interest

Class SP-1             Class LSP-1               N/A              Class KSP-1
Certificates           Uncertificated                           Uncertificated
                       Interest                                    Interest

Class SP-2             Class LSP-2               N/A              Class KSP-2
Certificates           Uncertificated                           Uncertificated
                       Interest                                    Interest

Class SP-3             Class LSP-3               N/A              Class KSP-3
Certificates           Uncertificated                           Uncertificated
                       Interest                                    Interest

Class WM               Class LWM                 N/A               Class JWM
Certificates           Uncertificated                           Uncertificated
                       Interest                                    Interest

            "REMIC": A "real estate mortgage investment conduit" as defined in Section 860D of the Code (or any successor thereto).

            "REMIC Administrator": The Paying Agent or any REMIC administrator appointed pursuant to Section 10.04.

            "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final Treasury regulations (or proposed regulations that would apply by reason of their proposed effective date to the extent not inconsistent with temporary or final regulations) and any rulings promulgated thereunder, as the foregoing may be in effect from time to time.

            "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

            "REO Account": A segregated custodial account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "ARCap Special Servicing, Inc., or the applicable successor Special Servicer, as Special Servicer, for the benefit of Wells Fargo Bank Minnesota, N.A., as trustee, in trust for registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C2, REO Account." Any such account or accounts shall be an Eligible Account.

            "REO Acquisition": The acquisition for federal income tax purposes of any REO Property pursuant to Section 3.09.

            "REO Disposition": The sale or other disposition of the REO Property pursuant to Section 3.18.

            "REO Extension":  As defined in Section 3.16(a).

            "REO Loan": The Mortgage Loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to be outstanding for so long as the related REO Property remains part of the Lower-Tier REMIC (or, if applicable, the related Loan REMIC) and provides for Assumed Scheduled Payments on each Due Date therefor, and otherwise has the same terms and conditions as its predecessor Mortgage Loan, including, without limitation, with respect to the calculation of the Mortgage Rate in effect from time to time (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan). Each REO Loan shall be deemed to have an initial outstanding principal balance and Stated Principal Balance equal to the outstanding principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan as of the date of the related REO Acquisition. All amounts due and owing in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, accrued and unpaid interest, shall continue to be due and owing in respect of a REO Loan. All amounts payable or reimbursable to the Servicer, the Special Servicer or the Trustee, as applicable, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid Special Servicing Fees and Servicing Fees, additional Trust Fund expenses and any unreimbursed Advances, together with any interest accrued and payable to the Servicer or the Trustee in respect of such Advances in accordance with Section 3.03(d) or Section 4.03(d), shall continue to be payable or reimbursable to the Servicer or the Trustee in respect of an REO Loan. Collections in respect of each REO Loan (exclusive of the amounts to be applied to the payment of, or to be reimbursed to the Servicer or the Special Servicer for the payment of the costs of operating, managing, selling, leasing and maintaining the related REO Property) shall be treated: first, as a recovery of accrued and unpaid interest on such REO Loan at the related Mortgage Rate in effect from time to time to, but not including, the Due Date in the Due Period of receipt (exclusive of any portion that constitutes Excess Interest); second, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance and third, in accordance with the Servicing Standards of the Servicer, as a recovery of any other amounts due and owing in respect of such REO Loan, including, without limitation, (i) Yield Maintenance Charges and Penalty Charges and (ii) Excess Interest and other amounts, in that order.

            "REO Loan Accrual Period": With respect to any REO Loan and any Due Date therefor, the one-month period immediately preceding such Due Date.

            "REO Property": A Mortgaged Property (other than the 75/101 Federal Street Mortgaged Property) acquired by the Special Servicer on behalf of, and in the name of, the Trustee or a nominee thereof for the benefit of the Certificateholders (subject to the related Intercreditor Agreement with respect to a Mortgaged Property securing a Loan Pair) and the Trustee (as holder of the Loan REMIC Regular Interests and the Uncertificated Lower-Tier Interests) through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

            "REO Revenues": All income, rents and profits derived from the ownership, operation or leasing of any REO Property.

            "Request for Release": A release signed by a Servicing Officer of the Servicer or the Special Servicer, as applicable, in the form of Exhibit E attached hereto.

            "Residual Certificate": Any Class R Certificate or Class LR Certificate issued, authenticated and delivered hereunder.

            "Responsible Officer": When used with respect to each of the initial Trustee or Paying Agent, any Vice President, Assistant Vice President, Assistant Secretary, corporate trust officer or assistant corporate trust officer in the corporate trust department of the Trustee or the Asset-Backed Securities Trust Servicing Group of the Paying Agent, and with respect to any successor Trustee or Paying Agent, any officer or assistant officer in the corporate trust department of the Trustee or Paying Agent, any other officer of the Trustee or Paying Agent customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee or Paying Agent because of such officer's knowledge of and familiarity with the particular subject.

            "Restricted Period": The 40-day period prescribed by Regulation S commencing on the later of (a) the date upon which Certificates are first offered to Persons other than the Initial Purchasers and any other distributor (as such term is defined in Regulation S) of the Certificates and (b) the Closing Date.

            "Revised Rate": With respect to those Mortgage Loans on the Mortgage Loan Schedule indicated as having a revised rate, the increased interest rate after the Anticipated Repayment Date (in the absence of a default) for each applicable Mortgage Loan, as calculated and as set forth in the related Mortgage Loan.

            "Rule 144A": Rule 144A under the Act.

            "Rule 144A Book-Entry Certificate": With respect to any Class of Certificates offered and sold in reliance on Rule 144A, a single, permanent Book-Entry Certificate, in definitive, fully registered form without interest coupons.

            "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors in interest. If S&P nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Paying Agent, the Servicer and the Special Servicer, and specific ratings of S&P herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Scheduled Principal Distribution Amount": With respect to any Distribution Date and the Mortgage Loans, the aggregate of the principal portions of (a) all Monthly Payments (excluding Balloon Payments and Excess Interest) due in respect of the Mortgage Loans during or, if and to the extent not previously received or advanced pursuant to Section 4.03 in respect of a preceding Distribution Date, on or prior to, the related Due Period, and all Assumed Scheduled Payments for the related Due Period, in each case to the extent either (i) paid by the Mortgagor as of the Business Day preceding the related P&I Advance Date (and not previously distributed to Certificateholders) or (ii) advanced by the Servicer or the Trustee, as applicable, pursuant to
Section 4.03 in respect of such Distribution Date, and (b) all Balloon Payments to the extent received during the related Due Period (including any applicable grace periods), and to the extent not included in clause (a) above.

            "Securities Act": The Securities Act of 1933, as it may be amended from time to time.

            "Security Agreement": With respect to any Mortgage Loan (or Companion Loan), any security agreement or equivalent instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Mortgage Loan (or Companion Loan).

            "Servicer": Wachovia Bank, National Association, a national banking association, and its successors in interest and assigns, or any successor Servicer appointed as herein provided.

            "Servicer Fee Amount": With respect to each Sub-Servicer and any date of determination, the aggregate of the products obtained by multiplying, for each Mortgage Loan serviced by such Sub-Servicer, (a) the Stated Principal Balance of such Mortgage Loan as of the end of the immediately preceding Due Period and (b) the servicing fee rate specified in the related Sub-Servicing Agreement for such Mortgage Loan. With respect to the Servicer and any date of determination, the aggregate of the products obtained by multiplying, for each Mortgage Loan (a) the Stated Principal Balance of such Mortgage Loan as of the end of the immediately preceding Due Period and (b) the difference between the Servicing Fee Rate for such Mortgage Loan over the servicing fee rate (if any) applicable to such Mortgage Loan as specified in any Sub-Servicing Agreement related to such Mortgage Loan.

            "Servicer Watch List": As of each Determination Date a report, including and identifying each Mortgage Loan that is not a Specially Serviced Mortgage Loan, satisfying the "CMSA Servicer Watch List" criteria approved from time to time by the CMSA and containing the information called for therein. Until such criteria are approved by the CMSA, such report shall satisfy the criteria set forth on Exhibit L-15 attached hereto and such report shall be replaced with approved criteria.

            "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03(a).

            "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and expenses and fees of real estate brokers) incurred by the Servicer, Special Servicer or the Trustee, as applicable, in connection with the servicing and administering of
(a) a Mortgage Loan (and in the case of an AB Mortgage Loan, the related Companion Loan) in respect of which a default, delinquency or other unanticipated event has occurred or as to which a default is reasonably foreseeable or (b) an REO Property, including, but not limited to, the cost of
(i) compliance with the Servicer's obligations set forth in Section 3.03(c),
(ii) the preservation, restoration and protection of a Mortgaged Property, (iii) obtaining any Insurance and Condemnation Proceeds or any Liquidation Proceeds of the nature described in clauses (i)-(iv) of the definition of "Liquidation Proceeds", (iv) any enforcement or judicial proceedings with respect to a Mortgaged Property, including foreclosures and (v) the operation, leasing, management, maintenance and liquidation of any REO Property. Notwithstanding anything to the contrary, "Servicing Advances" shall not include allocable overhead of the Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses or costs and expenses incurred by any such party in connection with its purchase of a Mortgage Loan or REO Property.

            "Servicing Fee": With respect to each Mortgage Loan and REO Loan, the fee payable to the Servicer pursuant to the first paragraph of Section 3.11(a). With respect to a Companion Loan, the fee (if any) payable to the Servicer pursuant to the related Intercreditor Agreement.

            "Servicing Fee Rate": With respect to each Mortgage Loan and REO Loan, a rate equal to the per annum rate set forth on the Mortgage Loan Schedule under the heading "Servicing Fee Rate," in each case computed on the basis of the Stated Principal Balance of the related Mortgage Loan and ranging from 0.025% to 0.145%, with a weighted average as of the Cut-off Date of 0.045%. With respect to a Companion Loan, the rate payable to the Servicer (if any) set forth in the related Intercreditor Agreement.

            "Servicing File": Shall mean a photocopy of all items required to be included in the Mortgage File, together with each of the following, to the extent such items were actually delivered to the related Mortgage Loan Seller with respect to a Mortgage Loan: (i) a copy of any appraisals, engineering reports, environmental reports or property condition reports; (ii) other than with respect to a hotel property, copies of a rent roll and, for any office, retail, industrial or warehouse property, a copy of all leases delivered to the Mortgage Loan Seller; (iii) copies of related financial statements or operating statements; (iv) all legal opinions, Mortgagor's Certificates and certificates of hazard insurance and/or hazard insurance policies delivered in connection with the closing of the Mortgage Loan; (v) copies of any lockbox agreement or other cash management agreement and (vi) copies of any franchise agreements and comfort letters related thereto.

            "Servicing Officer": Any officer and/or employee of the Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans (and in the case of an AB Mortgage Loan, the related Companion Loan), whose name and specimen signature appear on a list of servicing officers furnished by the Servicer and the Special Servicer to the Paying Agent, the Trustee and the Depositor on the Closing Date as such list may be amended from time to time thereafter.

            "Servicing-Released Bid": As defined in Section 7.01(c).

            "Servicing-Retained Bid": As defined in Section 7.01(c).

            "Servicing Standards": As defined in Section 3.01(a).

            "Servicing Transfer Event": With respect to any Mortgage Loan (other than the 75/101 Federal Street Mortgage Loan), the occurrence of any of the following events:

                  (i) with respect to a Mortgage Loan that is not a Balloon
            Mortgage Loan, (a) a payment default shall have occurred at its original maturity date, or (b) if the original maturity date of such Mortgage Loan has been extended, a payment default shall have occurred at such extended maturity date; or

                  (ii) with respect to each Balloon Mortgage Loan, a Balloon
            Payment is delinquent and the related Mortgagor has not provided the Servicer on the related maturity date with a bona fide written commitment for refinancing, reasonably satisfactory in form and substance to the Servicer, which provides that such refinancing will occur within 150 days, provided that if such refinancing does not occur, the related Mortgage Loan will become a Specially Serviced Mortgage Loan at the end of a 150-day period (or for such shorter period beyond the date on which that balloon payment was due within which the refinancing is scheduled to occur); or

                  (iii) any Monthly Payment (other than a Balloon Payment) is more than 60 days delinquent; or

                  (iv) determination by the Servicer or receipt by the Servicer of a written determination of the Special Servicer that a payment default is imminent and is not likely to be cured by the related Mortgagor within 60 days; or

                  (v) a decree or order of a court or agency or supervisory
            authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the related Mortgagor; provided, that if such decree or order is discharged or stayed within 60 days of being entered, or if, as to a bankruptcy, the automatic stay is lifted within 60 days of a filing for relief or the case is dismissed, such Mortgage Loan shall not be a Specially Serviced Mortgage Loan (and no Special Servicing Fees, Workout Fees or Liquidation Fees will be payable with respect thereto); or

                  (vi) the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

                  (vii) the related Mortgagor shall admit in writing its
            inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (viii) a default of which the Servicer has notice (other than a failure by such Mortgagor to pay principal or interest) and which in the opinion of the Servicer materially and adversely affects the interests of the Certificateholders has occurred and remained unremedied for the applicable grace period specified in the related Mortgage Loan documents, other than the failure to maintain terrorism insurance if it is not required to be maintained pursuant to Section 3.07 as determined by the Special Servicer (or if no grace period is specified for those defaults which are capable of cure, 60 days); or

                  (ix) the Servicer has received notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property;

provided, if the Long Island Industrial Companion Loan becomes a Specially Serviced Mortgage Loan, the Long Island Industrial Mortgage Loan shall also become a Specially Serviced Mortgage Loan. If the Long Island Industrial Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Long Island Industrial Companion Loan shall become a Specially Serviced Mortgage Loan.

            "Similar Law":  As defined in Section 5.02(c).

            "Simon  Available   Distribution  Amount":  With  respect  to  any
Distribution Date, an amount equal to the sum of (without duplication):

      (a) the aggregate amount relating to the Simon Mortgage Loan on deposit in the Simon Collection Account and the Simon Loan REMIC Distribution Account (exclusive of any Net Investment Earnings contained therein) as of the close of business on the Business Day preceding the related P&I Advance Date, exclusive of (without duplication):

            (i) all Monthly Payments that are due on a Due Date following the end of the related Due Period with respect to the Simon Mortgage Loan;

            (ii) all Principal Prepayments (together with any related payments of interest allocable to the period following the Due Date for the Simon Mortgage Loan during the related Due Period), Liquidation Proceeds and Insurance and Condemnation Proceeds received after the end of the related Due Period with respect to the Simon Mortgage Loan;

            (iii) all amounts payable or reimbursable to any Person from the Simon Collection Account pursuant to clauses (ii) through
                   (xvi), inclusive of Section 3.05(a);

            (iv) all amounts payable or reimbursable to any Person from the Simon Loan REMIC Distribution Account pursuant to clauses
                   (iii) through (viii), inclusive, of Section 3.05(b);

            (v)    Excess Interest;

            (vi)   all Yield Maintenance Charges;

            (vii) all amounts deposited in the Simon Collection Account or Simon Loan REMIC Distribution Account, as the case may be, in error; and

            (viii) with respect to any Distribution Date relating to each
                   Interest Accrual Period ending in (1) each January or (2) any December in a year immediately preceding a year which is not a leap year, an amount equal to one day of interest on the Stated Principal Balance of the Simon Mortgage Loan as of the Due Date in the month preceding the month in which such Distribution Date occurs at the related Mortgage Rate to the extent such amounts are to be deposited in the Interest Reserve Account and held for future distribution pursuant to
                   Section 3.25;

      (b) if and to the extent not already included in clause (a) hereof, the aggregate amount transferred from the REO Account to the Simon Collection Account for such Distribution Date pursuant to Section 3.16(c);

      (c) the aggregate amount of any P&I Advances made by the Servicer or the Trustee, as applicable, for such Distribution Date pursuant to
            Section 4.03 or 7.05 (net of the related Trustee Fee with respect to the Simon Mortgage Loan for which such P&I Advance is made); and

      (d) for the Distribution Date occurring in each March, the Withheld Amount remitted to the Simon Loan REMIC Distribution Account pursuant to Section 3.25(b).

            "Simon Collateral Support Deficit": As defined in Section 4.04(d).

            "Simon Collection Account": An account created and maintained by the Servicer pursuant to Section 3.04(a) on behalf of the Trustee in trust for the Certificateholders, which may be a subaccount of the Certificate Account, which shall be entitled "Wachovia Bank, National Association, as Servicer, in trust for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C2, Simon Collection Account." Any such account shall be an Eligible Account.

            "Simon Controlling Holder": As defined in Section 3.29(h).

            "Simon Default Distribution Priority": As defined in Section
4.01(l).

            "Simon Loan REMIC": The segregated pool of assets subject hereto constituting a portion of the trust created hereby and to be administered hereunder with respect to which a separate REMIC election is to be made and consisting of: (i) the Simon Mortgage Loan as from time to time subject to this Agreement and all payments under and proceeds of such Mortgage Loan received after the Closing Date, together with all documents included in the related Mortgage Files and any related Escrow Payments and reserves; (ii) any REO Property acquired in respect of the Simon Mortgage Loan; (iii) Withheld Amounts in the Interest Reserve Account with respect to the Simon Mortgage Loan; (iv) the Simon Collection Account and the Simon Loan REMIC Distribution Account; (v) any amount held in the Gain-on-Sale Reserve Account with respect to the Simon Mortgage Loan; (vi) the rights of the Depositor under Section 2, 3, 9, 10, 11, 12, 13, 14, 16, 17 and 18 of the Mortgage Loan Purchase Agreement with respect to the Simon Mortgage Loan; and (vii) the rights of the mortgagee under all Insurance Policies with respect to the Simon Mortgage Loan.

            "Simon Loan REMIC Distribution Account": The segregated account or accounts which may be a subaccount of the Distribution Account created and maintained by the Paying Agent pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "LaSalle Bank National Association, as Paying Agent, on behalf of Wells Fargo Bank Minnesota, N.A., as Trustee, in trust for the registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C2, Simon Loan REMIC Distribution Account". Any such account or accounts shall be an Eligible Account (or a subaccount of the Distribution Account).

            "Simon Loan REMIC Non-Pooled Regular Interest": Each of the Class KSP-1 Uncertificated Interest, Class KSP-2 Uncertificated Interest and Class KSP-3 Uncertificated Interest.

            "Simon Loan REMIC Pooled Regular Interest": The separate non-certificated beneficial ownership interest in the Loan REMIC issued hereunder and designated as a "regular interest" in the Loan REMIC, as described in the Preliminary Statement hereto.

            "Simon Loan REMIC Principal Amount": The principal amount of each of the Simon Loan REMIC Non-Pooled Regular Interests and the Simon Loan REMIC Pooled Regular Interest outstanding as of any date of determination. As of the Closing Date, the Simon Loan REMIC Principal Amount for each of the Loan REMIC Regular Interests is as set forth in the Preliminary Statement.

            "Simon Loan REMIC Regular Interest": Any of the Simon Loan REMIC Pooled Regular Interest or the Simon Loan REMIC Non-Pooled Regular Interests.

            "Simon Loan REMIC Residual Interest": The sole class of "residual interests" in the Loan REMIC for purposes of the REMIC Provisions and evidenced by the Class LR Certificates.

            "Simon Mortgage Loan": The Mortgage Loan identified on the Mortgage Loan Schedule as loan number 1.

            "Simon Mortgage Loan Remittance Rate": With respect to the Simon Pooled Component, a rate per annum equal to the Simon Pooled Component Interest Rate, minus the Administrative Cost Rate; provided, that for purposes of calculating Pass-Through Rates, the Simon Mortgage Loan Remittance Rate will be determined without regard to any modification, waiver or amendment of the terms of the Simon Mortgage Loan, whether agreed to by the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the Mortgagor; provided, further, solely for purposes of calculating Pass-Through Rates, the Simon Mortgage Loan Remittance Rate for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Simon Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of Default Interest or Excess Interest) in respect of such Mortgage Loan during such one-month period at the related Simon Pooled Component Interest Rate, minus the Administrative Cost Rate; provided, further, that the Simon Mortgage Loan Remittance Rate for the one month period (A) preceding the Due Dates that occur in January and February in any year which is not a leap year or preceding the Due Date that occurs in February in any year which is a leap year, and (B) preceding the Due Date in March, will be the Simon Pooled Component Interest Rate less the related Administrative Cost Rate.

            With respect to any Simon Non-Pooled Component, a rate per annum equal to the Simon Non-Pooled Component Interest Rate, minus the Administrative Cost Rate; provided, that for purposes of calculating Pass-Through Rates, the Simon Mortgage Loan Remittance Rate will be determined without regard to any modification, waiver or amendment of the terms of the Simon Mortgage Loan, whether agreed to by the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the Mortgagor; provided, further, solely for purposes of calculating Pass-Through Rates, the Simon Mortgage Loan Remittance Rate for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of Default Interest or Excess Interest) in respect of the Walgreens Mortgage Loan during such one-month period at the Simon Non-Pooled Component Interest Rate, minus the Administrative Cost Rate; provided, further, that the Simon Mortgage Loan Remittance Rate for the one month period (A) preceding the Due Dates that occur in January and February in any year which is not a leap year or preceding the Due Date that occurs in February in any year which is a leap year, and (B) preceding the Due Date in March, will be the Simon Non-Pooled Component Interest Rate less the related Administrative Cost Rate.

            "Simon Non-Pooled Balance": With respect to each Simon Non-Pooled Component, the aggregate principal amount of such Simon Non-Pooled Component outstanding from time to time which, on the Cut-off Date, shall equal $19,565,741. On each Distribution Date, the Simon Non-Pooled Balance shall be reduced by the amount of any distributions of principal allocated in respect of the Simon Non-Pooled Component on such Distribution Date pursuant to Sections 4.01(j), Section 4.01(k) or 9.01, as applicable, and shall be further reduced by the amount of any Collateral Support Deficit and additional Trust Fund expenses incurred with respect to the Simon Mortgage Loan allocated to the Class of Class SP Certificates which are Related Certificates on such Distribution Date pursuant to Section 4.04(a). The Simon Non-Pooled Balance will be increased on any Distribution Date by the amount of any Certificate Deferred Interest attributable to the Simon Mortgage Loan allocated to any Class of Class SP Certificates which are Related Certificates on such Distribution Date pursuant to Section 4.05. Distributions in respect of a reimbursement of a Simon Collateral Support Deficit and additional Trust Fund expenses in respect of the Simon Mortgage Loan previously allocated to any Class of Class SP Certificates shall not constitute distributions of principal and shall not result in reduction of the related Simon Non-Pooled Balance.

            "Simon Non-Pooled Component": The three separate subordinate interests in the Simon Loan REMIC represented by each of the Class KSP-1, Class KSP-2 and Class KSP-3 Uncertificated Interests.

            "Simon Non-Pooled Component Interest Rate": A per annum rate equal to 7.4976%.

            "Simon Non-Pooled Percentage": For any Distribution Date, a fraction expressed as a percentage, the numerator of which is the Simon Non-Pooled Balance for such Distribution Date and the denominator of which is the sum of
(a) the Simon Non-Pooled Balance for such Distribution Date and (b) the Simon Pooled Balance for such Distribution Date.

            "Simon Pooled Balance": The principal balance of the Simon Pooled Component outstanding from time to time which, as of the Cut-off Date is equal to $119,191,303. On each Distribution Date, the Simon Pooled Balance shall be reduced by the amount of any distributions of principal allocated in respect of the Simon Pooled Component on such Distribution Date pursuant to Section 4.01(j), Section 4.01(k) or Section 9.01, as applicable, and shall be further reduced by the amount of any Simon Collateral Support Deficit and additional Trust Fund expenses incurred with respect to the Simon Mortgage Loan allocated to any Class of Regular Certificates on such Distribution Date pursuant to
Section 4.04(a). The Simon Pooled Balance will be increased on any Distribution Date by the amount of any Certificate Deferred Interest attributable to the Simon Mortgage Loan allocated to any Class of Regular Certificates on such Distribution Date pursuant to Section 4.05. Distributions in respect of a reimbursement of a Collateral Support Deficit and additional Trust Fund expenses in respect of the Simon Mortgage Loan previously allocated to any Class of Regular Certificates shall not constitute distributions of principal and shall not result in reduction of the Simon Pooled Balance.

            "Simon Pooled Component": A senior interest in the Simon Loan REMIC represented by the Simon Loan REMIC Pooled Regular Interest.

            "Simon Pooled Component Interest Rate": A per annum rate equal to 5.9870%.

            "Simon Pooled Percentage": For any Distribution Date, a fraction expressed as a percentage, the numerator of which is (x) the Simon Pooled Balance for such Distribution Date and the denominator of which is (y) the sum of (a) the Simon Pooled Balance for such Distribution Date and (b) the Simon Non-Pooled Balance for such Distribution Date.

            "Simon Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of (a) the Simon Principal Shortfall for that Distribution Date, (b) the portion of the Scheduled Principal Distribution Amount for such Distribution Date that relates to the Simon Mortgage Loan and (c) the portion of the Unscheduled Principal Distribution Amount for such Distribution Date that relates to the Simon Mortgage Loan.

            "Simon Principal Shortfall": For any Distribution Date after the initial Distribution Date, the amount, if any, by which (a) the Simon Principal Distribution Amount for the preceding Distribution Date, exceeds (b) the aggregate amount distributed in respect of principal on the Simon Loan REMIC Pooled Regular Interest and the Simon Loan REMIC Non-Pooled Regular Interests for such preceding Distribution Date. The Simon Principal Shortfall for the initial Distribution Date will be zero.

            "Simon Representative":  As defined in Section 3.28(h)(i).

            "Special Servicer": ARCap Special Servicing, Inc., a Delaware corporation, and its successors and assigns, or any successor Special Servicer appointed as herein provided.

            "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan and REO Loan, the fee payable to the Special Servicer pursuant to the first paragraph of Section 3.11(b).

            "Special Servicing Fee Rate": With respect to each Specially Serviced Mortgage Loan and each REO Loan, 0.25% per annum computed on the basis of the Stated Principal Balance of the related Mortgage Loan in the same manner as interest is calculated on the Specially Serviced Mortgage Loans.

            "Specially Serviced Mortgage Loan": As defined in Section 3.01(a).

            "Startup Day":  The day designated as such in Section 10.01(b).

            "Stated Principal Balance": With respect to any Mortgage Loan, as of any date of determination, an amount equal to (x) the Cut-off Date Principal Balance of such Mortgage Loan, plus (y) any Mortgage Deferred Interest added to the principal balance of such Mortgage Loan on or before the end of the immediately preceding Due Period minus (z) the sum of:

            (i) the principal portion of each Monthly Payment due on such Mortgage Loan after the Cut-off Date, to the extent received from the Mortgagor or advanced by the Servicer and distributed to Certificateholders on or before such date of determination;

            (ii) all Principal Prepayments received with respect to such Mortgage Loan after the Cut-off Date, to the extent distributed to Certificateholders on or before such date of determination;

            (iii) the principal portion of all Insurance and Condemnation Proceeds and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date, to the extent distributed to Certificateholders on or before such date of determination; and

            (iv) Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional Trust Fund expenses incurred in connection with the related Mortgage Loan on or before such date of determination that were applied to reduce the Unscheduled Principal Distribution Amount for the related Distribution Date; and

            (v) any reduction in the outstanding principal balance of such Mortgage Loan resulting from a Deficient Valuation that occurred prior to the end of the Due Period for the most recent Distribution Date.

            With respect to any REO Loan, as of any date of determination, an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Acquisition, minus (y) the sum of:

            (i) the principal portion of any P&I Advance made with respect to the predecessor Mortgage Loan on or after the date of the related REO Acquisition, to the extent distributed to Certificateholders on or before such date of determination;

            (ii) the principal portion of all Insurance and Condemnation Proceeds, Liquidation Proceeds and REO Revenues received with respect to such REO Loan, to the extent distributed to Certificateholders on or before such date of determination; and

            (iii) Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional Trust Fund expenses incurred in connection with the related Mortgage Loan on or before such date of determination that were applied to reduce the Unscheduled Principal Distribution Amount for the related Distribution Date.

            A Mortgage Loan or a REO Loan shall be deemed to be part of the Trust Fund and to have an outstanding Stated Principal Balance until the Distribution Date on which the payments or other proceeds, if any, received in connection with a Liquidation Event in respect thereof are to be (or, if no such payments or other proceeds are received in connection with such Liquidation Event, would have been) distributed to Certificateholders.

            With respect to a Companion Loan on any date of determination, the Stated Principal Balance shall equal the unpaid principal balance of such Companion Loan.

            "Statement to Certificateholders":  As defined in Section 4.02(a).

            "Subordinate Certificate": Any Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N or Class NR Certificate.

            "Sub-Servicer": Any Person with which the Servicer has entered into a Sub-Servicing Agreement.

            "Sub-Servicing Agreement": The written contract between the Servicer or the Special Servicer, as the case may be, and any Sub-Servicer relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

            "Substitution Shortfall Amount": With respect to a substitution pursuant to Section 2.03(b) hereof, an amount equal to the excess, if any, of the Purchase Price of the Mortgage Loan being replaced calculated as of the date of substitution over the Stated Principal Balance of the related Qualified Substitute Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution. In the event that one or more Qualified Substitute Mortgage Loans are substituted (at the same time by the same Mortgage Loan Seller) for one or more deleted Mortgage Loans, the Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Prices of the Mortgage Loan or Mortgage Loans being replaced and the aggregate Stated Principal Balances of the related Qualified Substitute Mortgage Loans.

            "Successful Bidder":  As defined in Section 7.01(c).

            "Tax Returns": The federal income tax returns on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of the Upper-Tier REMIC, the Lower-Tier REMIC and each Loan REMIC due to its classification as a REMIC under the REMIC
Provisions, and the applicable federal income tax returns to be filed on behalf of the Grantor Trust, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal tax law or Applicable State and Local Tax Law.

            "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

            "Transfer Affidavit": As defined in Section 5.02(c).

            "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

            "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

            "Transferor Letter": As defined in Section 5.02(c).

            "Trust": The trust created hereby and to be administered hereunder.

            "Trust Fund": The corpus of the trust created hereby and to be administered hereunder, consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to this Agreement and any proceeds thereof (to the extent of the Trust Fund's interest therein); (vi) any Assignments of Leases and any security agreements (to the extent of the Trust Fund's interest therein); (vii) any letters of credit, indemnities, guaranties or lease enhancement policies given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (viii) all assets deposited in the Servicing Accounts (to the extent of the Trust Fund's interest therein), amounts on deposit in the Certificate Account, the Distribution Account, the Gain-on-Sale Reserve Account, the Simon Loan REMIC Distribution Account, the Walgreens Loan REMIC Distribution Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and any REO Account (to the extent of the Trust Fund's interest in such REO Account), including any reinvestment income, as applicable; (ix) any Environmental Indemnity Agreements (to the extent of the Trust Fund's interest therein); (x) the rights and remedies under each Mortgage Loan Purchase Agreement; (xi) the Loan REMIC Regular Interests and the Uncertificated Lower-Tier Interests; and (xii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Mortgagor).

            "Trustee": Wells Fargo Bank Minnesota, N.A., a national banking association, in its capacity as trustee and its successors in interest, or any successor trustee appointed as herein provided.

            "Trustee Exception Report": As defined in Section 2.02(b).

            "Trustee Fee": The fee to be paid to the Trustee as compensation for the Trustee's activities under this Agreement. The Trustee Fee includes the Paying Agent Fee.

            "Trustee Fee Rate": A rate equal to 0.0021% per annum computed on the basis of the Stated Principal Balance of the related Mortgage Loan (and in the same manner as interest is calculated on the related Mortgage Loan) as of the preceding Distribution Date. The Trustee Fee Rate includes the Paying Agent Fee Rate.

            "UCC": The Uniform Commercial Code, as enacted in each applicable state.

            "UCC Financing Statement": A financing statement executed and filed pursuant to the UCC, as in effect in the relevant jurisdiction.

            "Uncertificated Lower-Tier Interests": Any of the Class LA-1-1, Class LA-1-2 Class LA-1-3, Class LA-1-4, Class LA-1-5, Class LA-2-1, Class LA-2-2, Class LA-2-3, Class LA-2-4, Class LB, Class LC, Class LD, Class LE, Class LF-1, Class LF-2, Class LG-1, Class LG-2, Class LH-1, Class LH-2, Class LJ-1, Class LJ-2, Class LK, Class LL, Class LM, Class LN, Class LNR, Class LSP-1, Class LSP-2, Class LSP-3 and Class LWM Uncertificated Interests.

            "Underwriters": J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, ABN AMRO Incorporated, Banc of America Securities LLC, Goldman, Sachs & Co. and Salomon Smith Barney Inc.

            "Underwritten Debt Service Coverage Ratio": With respect to any Mortgage Loan, the ratio of (i) Underwritten Net Cash Flow produced by the related Mortgaged Property to (ii) the aggregate amount of the Monthly Payments due for the 12-month period immediately following the Cut-off Date, except with respect to those Mortgage Loans identified on Schedule 2 where Monthly Payments pay interest only for a specified period of time set forth in the related Mortgage Loan documents and then pay principal and interest, but for purposes of this definition only, shall be assumed to include interest and principal (based upon the amortization schedule length indicated on Schedule 2).

            "Underwritten Net Cash Flow": With respect to any Mortgaged Property, the estimated annual revenue derived from the use and operation of such Mortgaged Property, less estimated annual expenses, including operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. In calculating Underwritten Net Cash Flow, certain non-operating items such as depreciation, amortization, partnership distributions, financing fees and capital expenditures other than applicable reserves, are not included as expenses.

            "Uninsured Cause": Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to Section 3.07.

            "Unscheduled Principal Distribution Amount": With respect to any Distribution Date and the Mortgage Loans, the aggregate of (a) all Principal Prepayments received on the Mortgage Loans on or prior to the Determination Date and (b) the principal portions of all Liquidation Proceeds, Insurance and Condemnation Proceeds (net of Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional Trust Fund expenses incurred in connection with the related Mortgage Loan) and, if applicable, REO Revenues received with respect to the Mortgage Loans and any REO Loans on or prior to the related Determination Date, but in each case only to the extent that such principal portion represents a recovery of principal for which no advance was previously made pursuant to Section 4.03 in respect of a preceding Distribution Date.

            "Updated Collection Report": A report substantially containing the content described in Exhibit L-14 attached hereto and available each month on the P&I Advance Date, setting forth each Mortgage Loan or REO Loan with respect to which the Servicer received a Monthly Payment after the Determination Date and before the P&I Advance Date for the related month.

            "Upper-Tier Distribution Account": The segregated account or accounts (or a subaccount of the Distribution Account) created and maintained by the Paying Agent pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "LaSalle Bank National Association, as Paying Agent, in trust for the registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C2, Upper-Tier Distribution Account". Any such account or accounts shall be an Eligible Account (or a subaccount of the Distribution Account).

            "Upper-Tier REMIC": One of the four separate REMICs comprising the Trust Fund, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Distribution Account.

            "U.S. Dollars": Lawful money of the United States of America.

            "U.S. Person": A citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) or other entity created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, the Voting Rights shall be allocated among the various Classes of Certificateholders as follows: (i) 4% in the case of the Class X Certificates (allocated pro rata between the Class X-1 and Class X-2 Certificates based upon their Class Notional Amounts), and (ii) in the case of any other Class of Regular Certificates a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of such Class, in each case, determined as of the Distribution Date immediately preceding such time, and the denominator of which is equal to the aggregate Certificate Balance of the Regular Certificates (other than the Class X-1 and the Class X-2 Certificates), each determined as of the Distribution Date immediately preceding such time. None of the Class SP-1, Class SP-2, Class SP-3, Class R Certificates or the Class LR Certificates will be entitled to any Voting Rights. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Appraisal Reductions shall not result in a change to a Class' Voting Rights.

            "Walgreens Available Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of (without duplication):

      (a) the aggregate amount relating to the Walgreens Mortgage Loan on deposit in the Walgreens Collection Account and the Walgreens Loan REMIC Distribution Account (exclusive of any Net Investment Earnings contained therein) as of the close of business on the Business Day preceding the related P&I Advance Date, exclusive of (without duplication):

            (i) all Monthly Payments that are due on a Due Date following the end of the related Due Period with respect to the Walgreens Mortgage Loan;

            (ii) all Principal Prepayments (together with any related payments of interest allocable to the period following the Due Date for the Walgreens Mortgage Loan during the related Due Period), Liquidation Proceeds and Insurance and Condemnation Proceeds received after the end of the related Due Period with respect to the Walgreens Mortgage Loan;

            (iii) all amounts payable or reimbursable to any Person from the Walgreens Collection Account pursuant to clauses (ii) through
                   (xvi), inclusive of Section 3.05(a);

            (iv) all amounts payable or reimbursable to any Person from the Walgreens Loan REMIC Distribution Account pursuant to clauses
                   (iii) through (viii), inclusive, of Section 3.05(c);

            (v)    Excess Interest;

            (vi)   all Yield Maintenance Charges;

            (vii) all amounts deposited in the Walgreens Collection Account or Walgreens Loan REMIC Distribution Account, as the case may be, in error; and

            (viii) with respect to any Distribution Date relating to each
                   Interest Accrual Period ending in (1) each January or (2) any December in a year immediately preceding a year which is not a leap year, an amount equal to one day of interest on the Stated Principal Balance of the Walgreens Mortgage Loan as of the Due Date in the month preceding the month in which such Distribution Date occurs at the related Mortgage Rate to the extent such amounts are to be deposited in the Interest Reserve Account and held for future distribution pursuant to
                   Section 3.25;

      (b) if and to the extent not already included in clause (a) hereof, the aggregate amount transferred from the REO Account to the Walgreens Collection Account for such Distribution Date pursuant to Section 3.16(c);

      (c) the aggregate amount of any P&I Advances made by the Servicer or the Trustee, as applicable, for such Distribution Date pursuant to
            Section 4.03 or 7.05 (net of the related Trustee Fee with respect to the Walgreens Mortgage Loan for which such P&I Advance is made); and

      (d) for the Distribution Date occurring in each March, the Withheld Amount remitted to the Walgreens Loan REMIC Distribution Account pursuant to Section 3.25(b).

            "Walgreens Collateral Support Deficit": As defined in Section
4.04(e).

            "Walgreens Collection Account": An account created and maintained by the Servicer pursuant to Section 3.04(a) on behalf of the Trustee in trust for the Certificateholders, which may be a subaccount of the Certificate Account, which shall be entitled "Wachovia Bank, National Association, as Servicer, in trust for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C2, Walgreens Collection Account." Any such account shall be an Eligible Account.

            "Walgreens Default Distribution Priority": As defined in Section 4.01(o).

            "Walgreens Loan REMIC": The segregated pool of assets subject hereto constituting a portion of the trust created hereby and to be administered hereunder with respect to which a separate REMIC election is to be made and consisting of: (i) the Walgreens Mortgage Loan as from time to time subject to this Agreement and all payments under and proceeds of such Mortgage Loan received after the Closing Date, together with all documents included in the related Mortgage Files and any related Escrow Payments and reserves; (ii) any REO Property acquired in respect of the Walgreens Mortgage Loan; (iii) Withheld Amounts in the Interest Reserve Account with respect to the Walgreens Mortgage Loan; (iv) the Walgreens Collection Account and the Walgreens Loan REMIC Distribution Account; (v) any amount held in the Gain-on-Sale Reserve Account with respect to the Walgreens Mortgage Loan; (vi) the rights of the Depositor under Section 2, 3, 9, 10, 11, 12, 13, 14, 16, 17 and 18 of the Mortgage Loan Purchase Agreement with respect to the Walgreens Mortgage Loan; and (vii) the rights of the mortgagee under all Insurance Policies with respect to the Walgreens Mortgage Loan.

            "Walgreens Loan REMIC Distribution Account": The segregated account or accounts which may be a subaccount of the Distribution Account created and maintained by the Paying Agent pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "LaSalle Bank National Association, as Paying Agent, on behalf of Wells Fargo Bank Minnesota, N.A., as Trustee, in trust for the registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C2, Walgreens Loan REMIC Distribution Account". Any such account or accounts shall be an Eligible Account (or a subaccount of the Distribution Account).

            "Walgreens Loan REMIC Non-Pooled Regular Interest": The Class JWM Uncertificated Interest.

            "Walgreens Loan REMIC Pooled Regular Interest": The separate non-certificated beneficial ownership interest in the Walgreens Loan REMIC issued hereunder and designated as a "regular interest" in the Walgreens Loan REMIC, as described in the Preliminary Statement hereto.

            "Walgreens Loan REMIC Principal Amount": The principal amount of the Walgreens Loan REMIC Non-Pooled Regular Interest and the Walgreens Loan REMIC Pooled Regular Interest outstanding as of any date of determination. As of the Closing Date, the Walgreens Loan REMIC Principal Amount for each of the Walgreens Loan REMIC Regular Interest is as set forth in the Preliminary Statement.

            "Walgreens Loan REMIC Regular Interest": Either the Walgreens Loan REMIC Pooled Regular Interest or the Walgreens Loan REMIC Non-Pooled Regular Interest.

            "Walgreens Loan REMIC Residual Interest": The sole class of "residual interests" in the Walgreens Loan REMIC for purposes of the REMIC Provisions and evidenced by the Class LR Certificates.

            "Walgreens Mortgage Loan": The Mortgage Loan identified on the Mortgage Loan Schedule as loan number 93.

            "Walgreens Mortgage Loan Remittance Rate": With respect to the Walgreens Mortgage Loan for any Distribution Date, a rate equal to the Net Mortgage Rate of the Walgreens Mortgage Loan.

            "Walgreens Non-Pooled Balance": With respect to the Walgreens Non-Pooled Component, the aggregate principal amount of the Walgreens Non-Pooled Component outstanding from time to time which, on the Cut-off Date, shall equal $338,406. On each Distribution Date, the Walgreens Non-Pooled Balance shall be reduced by the amount of any distributions of principal allocated in respect of the Walgreens Non-Pooled Component on such Distribution Date pursuant to Sections 4.01(n), Section 4.01(o) or 9.01, as applicable, and shall be further reduced by the amount of any Collateral Support Deficit and additional Trust Fund expenses incurred with respect to the Walgreens Mortgage Loan allocated to the Class WM Certificates on such Distribution Date pursuant to Section 4.04(a). The Walgreens Non-Pooled Balance will be increased on any Distribution Date by the amount of any Certificate Deferred Interest attributable to the Walgreens Mortgage Loan allocated to the Class WM Certificates on such Distribution Date pursuant to Section 4.05. Distributions in respect of a reimbursement of a Walgreens Collateral Support Deficit and additional Trust Fund expenses in respect of the Walgreens Mortgage Loan previously allocated to the Class WM Certificates shall not constitute distributions of principal and shall not result in reduction of the Walgreens Non-Pooled Balance.

            "Walgreens Non-Pooled Component": The subordinate interest in the Loan REMIC represented by the Class JWM Uncertificated Interests.

            "Walgreens Non-Pooled Percentage": For any Distribution Date, a fraction expressed as a percentage, the numerator of which is the Walgreens Non-Pooled Balance for such Distribution Date and the denominator of which is the sum of (a) the Walgreens Non-Pooled Balance for such Distribution Date and
(b) the Walgreens Pooled Balance for such Distribution Date.

            "Walgreens Pooled Balance": The principal balance of the Walgreens Pooled Component outstanding from time to time which, as of the Cut-off Date is equal to $2,276,909. On each Distribution Date, the Walgreens Pooled Balance shall be reduced by the amount of any distributions of principal allocated in respect of the Walgreens Pooled Component on such Distribution Date pursuant to
Section 4.01(n), Section 4.01(o) or Section 9.01, as applicable, and shall be further reduced by the amount of any Walgreens Collateral Support Deficit and additional Trust Fund expenses incurred with respect to the Walgreens Mortgage Loan allocated to any Class of Regular Certificates on such Distribution Date pursuant to Section 4.04(a). The Walgreens Pooled Balance will be increased on any Distribution Date by the amount of any Certificate Deferred Interest attributable to the Walgreens Mortgage Loan allocated to any Class of Regular Certificates on such Distribution Date pursuant to Section 4.05. Distributions in respect of a reimbursement of a Collateral Support Deficit and additional Trust Fund expenses in respect of the Walgreens Mortgage Loan previously allocated to any Class of Regular Certificates shall not constitute distributions of principal and shall not result in reduction of the Walgreens Pooled Balance.

            "Walgreens Pooled Component": A senior interest in the Walgreens Loan REMIC represented by the Walgreens Loan REMIC Pooled Regular Interest.

            "Walgreens Pooled Percentage": For any Distribution Date, a fraction expressed as a percentage, the numerator of which is (x) the Walgreens Pooled Balance for such Distribution Date and the denominator of which is (y) the sum of (a) the Walgreens Pooled Balance for such Distribution Date and (b) the Walgreens Non-Pooled Balance for such Distribution Date.

            "Walgreens Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of (a) the Walgreens Principal Shortfall for that Distribution Date, (b) the portion of the Scheduled Principal Distribution Amount for such Distribution Date that relates to the Walgreens Mortgage Loan and (c) the portion of the Unscheduled Principal Distribution Amount for such Distribution Date that relates to the Walgreens Mortgage Loan.

            "Walgreens Principal Shortfall": For any Distribution Date after the initial Distribution Date, the amount, if any, by which (a) the Walgreens Principal Distribution Amount for the preceding Distribution Date, exceeds (b) the aggregate amount distributed in respect of principal on the Walgreens Loan REMIC Pooled Regular Interest and the Walgreens Loan REMIC Non-Pooled Regular Interest for such preceding Distribution Date. The Walgreens Principal Shortfall for the initial Distribution Date will be zero.

            "Weighted Average Net Mortgage Rate": With respect to any Distribution Date, the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (or (a) in the case of the Simon Mortgage Loan, the Simon Pooled Component or (b) in the case of the Walgreens Mortgage Loan, the Walgreens Pooled Component) as of the first day of the related Due Period, weighted on the basis of their respective Stated Principal Balances (or (y) in the case of the Simon Mortgage Loan, the Simon Pooled Balance or (z) in the case of the Walgreens Mortgage Loan, the Walgreens Pooled Balance) as of the first day of such Due Period (after giving effect to any payments received during any applicable grace period).

            "Withheld Amounts": As defined in Section 3.25(a).

            "Workout Fee": The fee paid to the Special Servicer with respect to each Corrected Mortgage Loan.

            "Workout Fee Rate": A fee of 1.00% of each collection (other than Excess Interest, Penalty Charges and Default Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid), including (i) Monthly Payments, (ii) Balloon Payments and (iii) payments (other than those included in clause (i) or (ii) of this definition) at maturity, received on each Corrected Mortgage Loan for so long as it remains a Corrected Mortgage Loan.

            "Yield Maintenance Charge": With respect to any Mortgage Loan or REO Loan, the yield maintenance charge or prepayment premium set forth in the related Mortgage Loan documents; provided that no amounts shall be considered Yield Maintenance Charges until there has been a full recovery of all principal, interest and other amounts due under the related Mortgage Loan.

            Section 1.02 Certain Calculations.

            Unless otherwise specified herein, for purposes of determining amounts with respect to the Certificates and the rights and obligations of the parties hereto, the following provisions shall apply:

            (i) All calculations of interest (other than as provided in the Mortgage Loan documents) provided for herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

            (ii) Any Mortgage Loan payment is deemed to be received on the date such payment is actually received by the Servicer, the Paying Agent, the Special Servicer or the Trustee; provided, however, that for purposes of calculating distributions on the Certificates, Principal Prepayments with respect to any Mortgage Loan are deemed to be received on the date they are applied in accordance with the Servicing Standards consistent with the terms of the related Mortgage Note and Mortgage to reduce the outstanding principal balance of such Mortgage Loan on which interest accrues.

            (iii) Any reference to the Certificate Balance of any Class of Certificates on or as of a Distribution Date shall refer to the Certificate Balance of such Class of Certificates on such Distribution Date after giving effect to (a) any distributions made on such Distribution Date pursuant to Section 4.01(a), (b) any Collateral Support Deficit allocated to such Class on such Distribution Date pursuant to
      Section 4.04 and (c) the addition of any Certificate Deferred Interest allocated to such Class and added to such Certificate Balance pursuant to
      Section 4.05(b).

            (iv) For purposes of calculations required herein, Excess Interest shall not be added to the outstanding principal balance of the Mortgage Loans notwithstanding that the related Loan Documents may provide otherwise.

                               [End of Article I]

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

            Section 2.01 Conveyance of Mortgage Loans.

            (a) The Depositor, concurrently with the execution and delivery hereof, does hereby establish a trust, appoint the Trustee as trustee of the trust, assign, sell, transfer and convey to the Trustee, in trust, without recourse, for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests and the Loan REMIC Regular Interests) all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under (i) the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) Sections 1, 2, 3, 4, 5, 6(a), 6(c), 6(d), 6(e), 6(f), 6(g), 7, 11, 12, 14, 15, 16, 18, and 20 of
each of the Mortgage Loan Purchase Agreements, (iii) all other assets included or to be included in the Trust Fund and (iv) any rights of the Depositor, as assignee of (i) Merrill Lynch Mortgage Lending, Inc. under the 75/101 Federal Street Co-Lender Agreement and the 75/101 Federal Street Servicing Agreement and
(ii) JPMorgan Chase Bank under the Long Island Industrial Intercreditor Agreement. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date). The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.07, is intended by the parties to constitute a sale. In connection with the assignment to the Trustee of Sections 1, 2, 3, 4, 5, 6(a), 6(c), 6(d), 6(e), 6(f), 6(g), 7,
11, 12, 14, 15, 16, 18, and 20 of each of the Mortgage Loan Purchase Agreements, it is intended that the Trustee get the benefit of Sections 11, 12 and 15 thereof in connection with any exercise of rights under the assigned Sections, and the Depositor shall use its best efforts to make available to the Trustee the benefits of Sections 11, 12 and 15 in connection therewith.

            In connection with the foregoing, the Trustee hereby assumes all of the Depositor's rights and obligations as "Note A Lender" under, and agrees to be bound by, the 75/101 Federal Street Co-Lender Agreement and the 75/101 Federal Street Servicing Agreement.

            (b) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, each of the Mortgage Loan Sellers pursuant to the applicable Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby, on or before the Closing Date, the Mortgage File for each Mortgage Loan so assigned. If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original Mortgage Note, the delivery requirements of the applicable Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied, provided such Mortgage Loan Seller shall deliver a copy or duplicate original of such Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed and indemnifying the Trustee. If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iv), (vi), (viii), (xi), (xii) and (xv) of the definition of "Mortgage File," with evidence of filing or recording thereon (if intended to be recorded or filed), solely because of a delay caused by the public filing or recording office where such document or instrument has been delivered for filing or recordation, the delivery requirements of the applicable Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied on a provisional basis as of the Closing Date as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, provided that a photocopy of such non-delivered document or instrument (certified by the applicable public filing or recording office, the applicable title insurance company or the applicable Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for filing or recording) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date, and either the original of such non-delivered document or instrument, or a photocopy thereof, with evidence of filing or recording thereon, is delivered to the Trustee or such Custodian within 180 days of the Closing Date (or within such longer period, not to exceed 18 months, after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the applicable Mortgage Loan Seller is, as certified in writing to the Trustee no less often than every 90 days, attempting in good faith to obtain from the appropriate public filing office or county recorder's office such original or photocopy). If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iv), (vi), (viii), (xi) and (xv) of the definition of "Mortgage File," with evidence of filing or recording thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost or destroyed, the delivery requirements of the applicable Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, provided that a photocopy of such non-delivered document or instrument is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date. Neither the Trustee nor any Custodian shall in any way be liable for any failure by any Mortgage Loan Seller or the Depositor to comply with the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b). If, on the Closing Date as to any Mortgage Loan, the applicable Mortgage Loan Seller cannot deliver in complete and recordable form (or form suitable for filing, if applicable) any one of the assignments in favor of the Trustee referred to in clauses (iii), (v), (vii) or
(xi) of the definition of "Mortgage File" solely because of the unavailability of filing or recording information as to any existing document or instrument and/or because such assignments are assignments in blank and have not been completed in favor of the Trustee as specified in the related clause(s) of the definition of "Mortgage File", such Mortgage Loan Seller may provisionally satisfy the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) by delivering with respect to such Mortgage Loan on the Closing Date an omnibus assignment of such Mortgage Loan substantially in the form of Exhibit H; provided that all required original assignments with respect to such Mortgage Loan, in fully complete and recordable form (or form suitable for filing, if applicable), are delivered to the Trustee or its Custodian within 180 days of the Closing Date (or within such longer period, not to exceed 18 months, as the Trustee in its discretion may consent to, which consent shall not be unreasonably withheld so long as the applicable Mortgage Loan Seller is, as certified in writing to the Trustee no less often than every 90 days, attempting in good faith to obtain from the appropriate public filing office or county recorder's office the applicable filing or recording information as to the related document or instrument). Notwithstanding anything herein to the contrary, with respect to letters of credit, the applicable Mortgage Loan Seller shall deliver to the Servicer and the Servicer shall hold the original letter(s) of credit in trust on behalf of the Trustee in order to draw on such letter(s) of credit in accordance with the applicable terms thereof and/or of the related Mortgage Loan documents and the applicable Mortgage Loan Seller shall be deemed to have satisfied the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) by delivering with respect to any letter(s) of credit a copy thereof to the Trustee together with an officer's certificate of the Mortgage Loan Seller certifying that such document has been delivered to the Servicer or an officer's certificate from the Servicer certifying that it holds the letter(s) of credit pursuant to this Section 2.01, one of which shall be delivered to the Trustee on the Closing Date. The applicable Mortgage Loan Seller shall pay any costs of assignment or amendment of such letter(s) of credit required in order for the Servicer to draw on such letter(s) of credit in accordance with the applicable terms thereof and/or of the related Mortgage Loan documents.

            (c) Pursuant to each Mortgage Loan Purchase Agreement, each Mortgage Loan Seller is required at its sole cost and expense, to itself, or to engage a third party to, put each assignment of Mortgage, each assignment of Assignment of Leases and each assignment of each UCC Financing Statement ("Assignments" and, individually, "Assignment") relating to the Mortgage Loans conveyed by it under the applicable Mortgage Loan Purchase Agreement in proper form for filing or recording, as applicable, in accordance with Revised Article 9 of the UCC and to submit such Assignments for filing or recording, as the case may be, in the applicable public filing or recording office, and on the Closing Date, such Mortgage Loan Seller will be required to deliver the omnibus assignment of such Mortgage Loans to the Trustee or its Custodian as provided in Section 2.01(b). Except under the circumstances provided for in the last sentence of this subsection (c), each Mortgage Loan Seller will itself, or a third party at such Mortgage Loan Seller's expense will, promptly (and in any event within 120 days of the later of the Closing Date and the Trustee's actual receipt of the related documents) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate, each assignment to the Trustee referred to in clauses (iii) and (v) of the definition of "Mortgage File" and each UCC assignment to the Trustee referred to in clause (x) of the definition of "Mortgage File". Each such Assignment submitted for recording shall reflect that it should be returned by the public recording office to the Trustee or its designee following recording (or it shall be delivered to the Mortgage Loan Seller or its designee and such party shall deliver the original to the Trustee or its designee), and each such UCC assignment submitted for recording or filing shall reflect that the file copy thereof should be returned to the Trustee or its designee following recording or filing (or it shall be delivered to the Mortgage Loan Seller or its designee and such party shall deliver the original to the Trustee or its designee). If any such document or instrument is determined to be incomplete or not to meet the recording or filing requirements of the jurisdiction in which it is to be recorded or filed, or is lost by the public office or returned unrecorded or unfiled, as the case may be, because of a defect therein, on or about 180 days after the Closing Date, the Mortgage Loan Seller or its designee shall prepare, at such Mortgage Loan Seller's expense, a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate. If, by the first anniversary of the Closing Date, the Trustee has not received confirmation of the recording or filing as the case may be, of any such Assignment, it shall so advise the related Mortgage Loan Seller who may then pursue such confirmation itself or request that the Trustee pursue such confirmation at the related Mortgage Loan Seller's expense, and upon such a request and provision for payment of such expenses satisfactory to the Trustee, the Trustee, at the expense of the applicable Mortgage Loan Seller, shall cause a search of the land records of each applicable jurisdiction and of the records of the offices of the applicable Secretary of State for confirmation that the Assignment appears in such records and retain a copy of such confirmation in the related Mortgage File. In the event that confirmation of the recording or filing of an Assignment cannot be obtained, the Trustee or the related Mortgage Loan Seller, as applicable, shall promptly inform the other and the Trustee shall provide such Mortgage Loan Seller with a copy of the Assignment and request the preparation of a new Assignment. A Mortgage Loan Seller shall pay the expenses for the preparation of replacement Assignments for any Assignments which, having been properly submitted for filing or recording to the appropriate governmental office by the Trustee, fail to appear of record and must be resubmitted. Notwithstanding the foregoing, there shall be no requirement to record any assignment to the Trustee referred to in clause (iii) or (v) of the definition of "Mortgage File", or to file any UCC-3 to the Trustee referred to in clause
(x) of the definition of "Mortgage File", in those jurisdictions where, in the written opinion of local counsel (which opinion shall be an expense of the related Mortgage Loan Seller) acceptable to the Depositor and the Trustee, such recordation and/or filing is not required to protect the Trustee's interest in the related Mortgage Loans against sale, further assignment, satisfaction or discharge by the related Mortgage Loan Seller, the Servicer, the Special Servicer, any Sub-Servicer or the Depositor.

            (d) All documents and records in the Depositor's or the applicable Mortgage Loan Seller's possession relating to the Mortgage Loans (including appraisals, financial statements, operating statements and any other information provided by the respective Mortgagor from time to time, but excluding documents prepared by the applicable Mortgage Loan Seller or any of its Affiliates solely for internal communication, draft documents, privileged communications and credit underwriting or due diligence analyses or data) that (i) are not required to be a part of a Mortgage File in accordance with the definition thereof and
(ii) are reasonably necessary for the servicing of each such Mortgage Loan, together with copies of all documents in each Mortgage File, shall be delivered by the Depositor or the applicable Mortgage Loan Seller to the Servicer on or before the Closing Date and shall be held by the Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders (and as holder of the Uncertificated Lower-Tier Interests).

            (e) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall deliver, and hereby represents and warrants that it has delivered, to the Trustee and the Servicer, on or before the Closing Date, a fully executed original counterpart of each of the Mortgage Loan Purchase Agreements, as in full force and effect, without amendment or modification, on the Closing Date.

            (f) The Depositor shall use its best efforts to require that, promptly after the Closing Date, but in all events within three Business Days after the Closing Date, each of the Mortgage Loan Sellers shall cause all funds on deposit in escrow accounts maintained with respect to the Mortgage Loans transferred by such Mortgage Loan Seller, whether such accounts are held in the name of the applicable Mortgage Loan Seller or any other name, be transferred to the Servicer (or a Sub-Servicer) for deposit into Servicing Accounts.

            Section 2.02 Acceptance by Trustee.

            (a) The Trustee, by the execution and delivery of this Agreement (1) acknowledges receipt by it or a Custodian on its behalf, subject to the provisions of Section 2.01 and the further review provided for in this Section
2.02 and to any exceptions noted on the Trustee Exception Report attached to the certificate in the form of Exhibit U hereto given by the Trustee, in good faith and without notice of any adverse claim, of the applicable documents specified in clause (i) of the definition of "Mortgage File" with respect to each Mortgage Loan, of a fully executed original counterpart of each of the Mortgage Loan Purchase Agreements, and of all other assets included in the Trust Fund and (2) declares (a) that it or a Custodian on its behalf holds and will hold such documents and the other documents delivered or caused to be delivered by the Mortgage Loan Sellers that constitute the Mortgage Files, and (b) that it holds and will hold such other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders (and as holder of the Uncertificated Lower-Tier Interests) and with respect to any original document in the Mortgage File for the Loan Pair, any present or future Companion Holder.

            (b) Within 90 days of the Closing Date, the Trustee or a Custodian on its behalf, shall review the Mortgage Loan documents delivered or caused to be delivered by the Mortgage Loan Sellers constituting the Mortgage Files; and, promptly following such review (but in no event later than 90 days after the Closing Date), the Trustee shall provide a certificate in the form of Exhibit V hereto to each of the Rating Agencies, the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder (provided it shall have identified itself, and furnished to the Trustee a notice address for the delivery of such certificate) and the Mortgage Loan Sellers that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full) and except as specifically identified in any exception report annexed to such writing (the "Trustee Exception Report"), (i) all documents specified in clauses
(i) through (v), (ix) through (xii) and (xvi) (or, with respect to clause (xvi), a copy of such letter of credit and an officer's certificate as contemplated by the penultimate sentence of Section 2.01(b) hereof), if any, of the definition of "Mortgage File," as applicable, are in its possession, (ii) the foregoing documents delivered or caused to be delivered by the Mortgage Loan Sellers have been reviewed by it or by a Custodian on its behalf and appear regular on their face and appear to be executed and to relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv), (vi) and (viii)(c) in the definition of "Mortgage Loan Schedule" is correct. With respect to each Mortgage Loan listed on the Trustee Exception Report, the Trustee shall specifically identify such Mortgage Loan together with the nature of such exception (in the form reasonably acceptable to the Trustee and the Mortgage Loan Seller and separating items required to be in the Mortgage File but never delivered from items which were delivered by the Mortgage Loan Seller but are out for recording and have not been returned by the recorder's office).

            (c) The Trustee, or a Custodian on its behalf, shall review the Mortgage Loan documents received thereby subsequent to the Closing Date; and, on or about the first anniversary of the Closing Date, the Trustee shall certify in writing to each of the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder and the applicable Mortgage Loan Seller that, as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan as to which a Liquidation Event has occurred) or any Mortgage Loan specifically identified in any exception report annexed to such writing (i) all documents specified in clauses (i) through (v), (ix) through (xii) and (xvi) (or, with respect to clause (xvi), a copy of such letter of credit and an officer's certificate as contemplated by the penultimate sentence of Section 2.01(b) hereof), if any, of the definition of "Mortgage File," as applicable, and all documents specified in clauses (vi), (viii), (xiii) through (xv) and
(xvii) through (xxii) to the extent the Mortgage Loan Checklist indicates that such items are part of the Mortgage File are in its possession, (ii) the foregoing documents delivered or caused to be delivered by the Mortgage Loan Sellers have been reviewed by it or by a Custodian on its behalf and appear regular on their face; appear to be executed and relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv), (vi) and (viii)(c) in the definition of "Mortgage Loan Schedule" is correct.

            (d) Notwithstanding anything contained in this Section 2.02 and
Section 2.03(b) to the contrary, in the case of a deficiency in any of the documents specified in clauses (ii) through (iv), (ix) and (xi) in the definition of "Mortgage File", resulting solely from a delay in the return of the related documents from the applicable recording office, which deficiency (i) is continuing for (a) in the case of any Mortgage Loan that is not a Specially Serviced Mortgage Loan, more than eighteen (18) months following the Closing Date or (b) in the case of any Specially Serviced Mortgage Loan, thirty (30) days following a Servicing Transfer Event, and (ii) impairs or prohibits in any material way the Servicer's or Special Servicer's ability to act upon, or enforce, any of the Trust Fund's rights and remedies under the related Mortgage Loan, or Specially Serviced Mortgage Loan, as applicable, at the time the Servicer or Special Servicer attempts to act upon, or enforce, any such right or remedy, the Directing Certificateholder, in its sole judgment, may permit the related Mortgage Loan Seller, in lieu of repurchasing or substituting for the related Mortgage Loan, to deposit with the Trustee an amount, to be held in trust in a segregated Eligible Account, equal to 25% of the Stated Principal Balance of the related Mortgage Loan (in the alternative, the related Mortgage Loan Seller may deliver to the Trustee a letter of credit in such amount). Such funds or letter of credit, as applicable, shall be held by the Trustee (i) until the date on which the Servicer certifies to the Trustee that such document deficiency has been cured, at which time the Trustee shall return such funds (or letter of credit) to the related Mortgage Loan Seller, or (ii) if such document deficiency has not been cured by the date which is eighteen (18) months following the Closing Date, the related Mortgage Loan Seller shall be required to repurchase or substitute for the related Mortgage Loan in accordance with the terms and conditions of Section 2.03(b) or Section 6 of the related Mortgage Loan Purchase Agreement; provided, however, that such Mortgage Loan Seller shall not be required to repurchase the Mortgage Loan for a period of ninety (90) days after receipt of a notice to repurchase if it is attempting to recover the document from the applicable recording office and provides an officer's certificate setting forth what actions such Mortgage Loan Seller is pursuing in connection with such recovery. In the event of a repurchase or substitution, upon such date, the Trustee shall deposit, or cause the Servicer to deposit, such funds, or shall draw upon the letter of credit and deposit the proceeds of such draw, into the Certificate Account to be applied to the Purchase Price (or the Substitution Shortfall Amount, if applicable) in accordance with Section 2.03(b). All such funds deposited with the Trustee shall be invested in Permitted Investments, at the direction and for the benefit of the related Mortgage Loan Seller. Such funds shall be treated as an "outside reserve fund" under the REMIC Provisions, beneficially owned by the Mortgage Loan Seller for federal income tax purposes, which Mortgage Loan Seller shall remain liable for any taxes payable on income or gain with respect thereto (until such funds are applied pursuant to the preceding sentence).

            (e) It is herein acknowledged that neither the Trustee nor any Custodian is under any duty or obligation (i) to determine whether any of the documents specified in clauses (vi), (vii), (viii) and (xiii) through (xxii) of the definition of "Mortgage File" exist or are required to be delivered by the Depositor, the Mortgage Loan Sellers or any other Person (unless identified on the Mortgage Loan Checklist) or (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are genuine, enforceable, sufficient to perfect and maintain the perfection of a security interest or appropriate for the represented purpose or that they are other than what they purport to be on their face and, with respect to the documents specified in clause (ix), whether the insurance is effective as of the date of the recordation, whether all endorsements or riders issued are included in the file or if the policy has not been issued whether any acceptable replacement document has been dated the date of the related Mortgage Loan funding. Further, with respect to the UCC financing statements referenced in the Mortgage File, absent actual knowledge to the contrary or copies of UCC financing statements delivered to the Trustee as part of the Mortgage File indicating otherwise, the Trustee may assume, for the purposes of the filings and the certification to be delivered in accordance with this Section 2.02 that the related Mortgage File should include one state level UCC financing statement filing for each Mortgaged Property (or with respect to any Mortgage Loan that has two or more Mortgagors, for each Mortgagor), or if the Trustee has received notice that a particular UCC financing statement was filed as a fixture filing, that the related Mortgage File should include only a local UCC financing statement filing for each Mortgaged Property (or with respect to any Mortgage Loan that has two or more Mortgagors, for each Mortgagor). The assignments of the UCC's to be assigned to the Trust will be delivered on the new national forms (or on such other form as may be acceptable for filing in the applicable jurisdiction) and in recordable format and will be filed in the jurisdiction(s) where such UCC financing statements were originally filed, as indicated in the documents provided, and in accordance with then current laws.

            (f) If, in the process of reviewing the Mortgage Files or at any time thereafter, the Trustee or any Custodian finds any document or documents constituting a part of a Mortgage File (1) not to have been properly executed or
(2) subject to Section 2.01(b), not to have been delivered, (3) to contain information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule or (4) to be defective on its face (each, a "Defect" in the related Mortgage File), the Trustee shall promptly so notify the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder (and in the case of the Simon Mortgage Loan, the Simon Representative) and the applicable Mortgage Loan Seller (and in no event later than 90 days after the Closing Date and every quarter thereafter, commencing with the quarter ending March 31, 2003 until March 31, 2005, by providing a written report (the "Trustee Exception Report") setting forth for each affected Mortgage Loan, with particularity, the nature of such Defect (in a form reasonably acceptable to the Trustee and the Mortgage Loan Seller and separating items required to be in the Mortgage File but never delivered from items which were delivered by the Mortgage Loan Seller but are out for recording and have not been returned by the recorder's office).

            Section 2.03 Representations, Warranties and Covenants of the Depositor; Mortgage Loan Sellers' Repurchase or Substitution of Mortgage Loans for Defects in Mortgage Files and Breaches of Representations and Warranties.

            (a) The Depositor hereby represents and warrants that:

            (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Depositor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Mortgage Loans in accordance with this Agreement;

            (ii) Assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (iii) The execution and delivery of this Agreement and the performance of its obligations hereunder by the Depositor will not conflict with any provisions of any law or regulations to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of the certificate of incorporation or the by-laws of the Depositor or any indenture, agreement or instrument to which the Depositor is a party or by which it is bound, or any order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor's assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement; the Depositor has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Depositor of this Agreement;

            (iv) There is no action, suit or proceeding pending or, to the Depositor's knowledge, threatened against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Depositor to carry out the transactions contemplated by this Agreement; and

            (v) The Depositor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans to the Trust and the Mortgage Loans have been validly transferred to the Trust.

            (b) If any Certificateholder, the Servicer, the Special Servicer, the Paying Agent or the Trustee discovers or receives notice of a Defect in any Mortgage File or a breach of any representation or warranty with respect to a Mortgage Loan set forth in, or required to be made with respect to, a Mortgage Loan by the applicable Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement (a "Breach"), which Defect or Breach, as the case may be, materially and adversely affects the value of such Mortgage Loan, the related Mortgaged Property or the interests of any Certificateholder therein, such Certificateholder, the Servicer, the Special Servicer, the Paying Agent or the Trustee, as applicable, shall give prompt written notice of such Defect or Breach, as the case may be, to the Depositor, the Servicer, the Special Servicer, the applicable Mortgage Loan Seller, the Paying Agent, the Trustee and the Directing Certificateholder, and shall request in writing that the applicable Mortgage Loan Seller, not later than the earlier of 90 days from the applicable Mortgage Loan Seller's receipt of such notice or in the case of a Breach relating to a Mortgage Loan not being a "qualified mortgage" within the meaning of the REMIC Provisions, such Mortgage Loan Seller's discovery of such Defect or Breach, (i) cure such Defect or Breach, as the case may be, in all material respects, (ii) repurchase the affected Mortgage Loan or REO Loan at the applicable Purchase Price and in conformity with the applicable Mortgage Loan Purchase Agreement or (iii) substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan or REO Loan (provided that in no event shall any such substitution occur later than the second anniversary of the Closing Date) and pay the Servicer for deposit into the Certificate Account, any Substitution Shortfall Amount in connection therewith and in conformity with the applicable Mortgage Loan Purchase Agreement; provided, however, that if such Breach and Defect is capable of being cured but is not cured within such 90-day period, and the applicable Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Breach or Defect within such 90-day period, the applicable Mortgage Loan Seller shall have an additional 90 days to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan or REO Loan or substitute a Qualified Substitute Mortgage Loan (other than with respect to the Simon Mortgage Loan and the Walgreens Mortgage Loan, for which no substitution will be permitted)) and provided, further, that with respect to such additional 90-day period the applicable Mortgage Loan Seller shall have delivered an officer's certificate to the Rating Agencies, the Servicer, the Trustee and the Directing Certificateholder, setting forth the reason such Breach or Defect is not capable of being cured within the initial 90-day period and what actions the applicable Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the applicable Mortgage Loan Seller anticipates that such Breach or Defect will be cured within the additional 90-day period. Notwithstanding the foregoing, any Defect or Breach which causes any Mortgage Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a)(3) of the Code, but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) which causes a defective Mortgage Loan to be treated as a qualified mortgage) shall be deemed to materially and adversely affect the interests of Certificateholders therein, and such Mortgage Loan shall be repurchased or substituted for without regard to the extended cure period described in the preceding sentence. If the affected Mortgage Loan is to be repurchased, the funds in the amount of the Purchase Price remitted by the applicable Mortgage Loan Seller are to be deposited by wire transfer in the Certificate Account.

            Any of the following will cause a document in the Mortgage File to be deemed to have a "Defect" and to be conclusively presumed to materially and adversely affect the interests of Certificateholders in a Mortgage Loan and to be deemed to materially and adversely affect the interest of the Certificateholders in and the value of a Mortgage Loan: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity that appears to be regular on its face; (b) the absence from the Mortgage File of the original signed Mortgage (including any related assignments) that appears to be regular on its face, unless there is included in the Mortgage File a certified copy of the Mortgage and a certificate stating that the original signed Mortgage was sent for recordation; (c) the absence from the Mortgage File of the item called for by paragraph (ix) of the definition of "Mortgage File"; (d) the absence from the Mortgage File of any required letter of credit; (e) with respect to any leasehold Mortgage Loan, the absence from the related Mortgage File of a copy (or an original, if available) of the related Ground Lease; or (f) the absence from the Mortgage File of any intervening assignments required to create a complete chain of assignments to the Trustee on behalf of the Trust, unless there is included in the Mortgage File a certified copy of the intervening assignment and a certificate stating that the original intervening assignments were sent for recordation. Notwithstanding the foregoing, the delivery of executed escrow instructions or a commitment to issue a lender's title insurance policy, as provided in clause (ix) of the definition of "Mortgage File", in lieu of the delivery of the actual policy of lender's title insurance, shall not be considered a Defect or Breach with respect to any Mortgage File if such actual policy is delivered to the Trustee or a Custodian on its behalf not later than the 90th day following the Closing Date.

            (c) In connection with any repurchase of, or substitution of a Qualified Substitute Mortgage Loan for, a Mortgage Loan contemplated by this
Section 2.03, the Trustee, the Servicer and the Special Servicer shall each tender to the applicable Mortgage Loan Seller, upon delivery to each of the Trustee, the Servicer and the Special Servicer of a trust receipt executed by the applicable Mortgage Loan Seller evidencing such repurchase or substitution, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by each of the Trustee, the Servicer and the Special Servicer, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed or assigned, as the case may be, to the applicable Mortgage Loan Seller in the same manner as provided in Section 6 of the related Mortgage Loan Purchase Agreement, so as to vest in such Mortgage Loan Seller the legal and beneficial ownership of such repurchased or substituted for Mortgage Loan (including property acquired in respect thereof or proceeds of any insurance policy with respect thereto) and the related Mortgage Loan documents.

            (d) Section 6(e) of each of the Mortgage Loan Purchase Agreements provides the sole remedy available to the Certificateholders, or the Trustee on behalf of the Certificateholders, with respect to any Defect in a Mortgage File or any Breach of any representation or warranty with respect to a Mortgage Loan set forth in or required to be made by the applicable Mortgage Loan Seller pursuant to Section 6 of the applicable Mortgage Loan Purchase Agreement.

            (e) The Servicer and the Special Servicer (in the case of Specially Serviced Mortgage Loans) shall, for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests), enforce the obligations of the applicable Mortgage Loan Seller under the applicable Mortgage Loan Purchase Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, if any shall be carried out in such form, to such extent and at such time as the Servicer or the Special Servicer, as the case may be, would require were it, in its individual capacity, the owner of the affected Mortgage Loan(s). Any costs incurred by the Servicer with respect to the enforcement of the obligations of the applicable Mortgage Loan Seller under the applicable Mortgage Loan Purchase Agreement shall be deemed to be Servicing Advances to the extent not otherwise provided herein. The Servicer and the Special Servicer, as the case may be, shall be reimbursed for the reasonable costs of such enforcement: first, from a specific recovery, if any, of costs, expenses or attorneys' fees against the applicable Mortgage Loan Seller; second, pursuant to Section 3.05(a)(vii) herein out of the related Purchase Price, to the extent that such expenses are a specific component thereof; and third, if at the conclusion of such enforcement action it is determined that the amounts described in clauses first and second are insufficient, then pursuant to Section 3.05(a)(viii) herein out of general collections on the Mortgage Loans on deposit in the Certificate Account.

            (f) If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described in the immediately preceding paragraph,
(ii) such Mortgage Loan is a Crossed Loan, and (iii) the applicable Defect or Breach does not constitute a Defect or Breach, as the case may be, as to any other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable Defect or Breach, as the case may be, will be deemed to constitute a Defect or Breach, as the case may be, as to any other Crossed Loan in the Crossed Group for purposes of this paragraph, and the related Mortgage Loan Seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group as provided in Section 2.03(b) unless such other Crossed Loans satisfy the Crossed Loan Repurchase Criteria and satisfy all other criteria for substitution and repurchase of Mortgage Loans set forth herein. In the event that the remaining Crossed Loans in such Crossed Group satisfy the aforementioned criteria, the Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Breach or Defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group. Any reserve or other cash collateral or letters of credit securing the Crossed Loans shall be allocated between such Mortgage Loans in accordance with the related Mortgage Loan documents. All other terms of the Mortgage Loans shall remain in full force and effect without any modification thereof.

            (g) With respect to any Crossed Loan, to the extent that the applicable Mortgage Loan Seller is required to repurchase or substitute for such Mortgage Loan in the manner prescribed in Section 2.03(f) while the Trustee continues to hold any other Crossed Loans in the related Crossed Group, the applicable Mortgage Loan Seller and the Depositor will, as set forth in the related Mortgage Loan Purchase Agreement, forbear from enforcing any remedies against the other's Primary Collateral but each will be permitted to exercise remedies against the Primary Collateral securing its respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral.

            Section 2.04 Issuance of Simon Loan REMIC Regular Interests and the Simon Loan REMIC Residual Interest.

            Concurrently with the assignment and in exchange for the Simon Mortgage Loan, (a) the Trustee agrees to hold the Simon Mortgage Loan included in the Simon Loan REMIC, and (b) the Trustee acknowledges the issuance of the Simon Loan REMIC Pooled Regular Interest, the Simon Loan REMIC Non-Pooled Regular Interests and the Simon Loan REMIC Residual Interest to the Depositor. The interests evidenced by the Simon Loan REMIC Residual Interest, together with the Simon Loan REMIC Pooled Regular Interest and the Simon Loan REMIC Non-Pooled Regular Interests, constitute the entire beneficial ownership of the Simon Loan REMIC. The rights of the Holders of the Class LR Certificates, as owners of the Simon Loan REMIC Residual Interest, and the rights of the Lower-Tier REMIC (as holder of the Simon Loan REMIC Pooled Regular Interest and Simon Loan REMIC Non-Pooled Regular Interests) to receive distributions from the proceeds of the Simon Loan REMIC in respect of the Simon Loan REMIC Residual Interest and the Simon Loan REMIC Regular Interests shall be as set forth in this Agreement.

            Section 2.05 Issuance of Walgreens Loan REMIC Regular Interests and the Walgreens Loan REMIC Residual Interest.

            Concurrently with the assignment and in exchange for the Walgreens Mortgage Loan, (a) the Trustee agrees to hold the Walgreens Mortgage Loan included in the Walgreens Loan REMIC, and (b) the Trustee acknowledges the issuance of the Walgreens Loan REMIC Pooled Regular Interest, the Walgreens Loan REMIC Non-Pooled Regular Interest and the Walgreens Loan REMIC Residual Interest to the Depositor. The interests evidenced by the Walgreens Loan REMIC Residual Interest, together with the Walgreens Loan REMIC Pooled Regular Interest and the Walgreens Loan REMIC Non-Pooled Regular Interest, constitute the entire beneficial ownership of the Walgreens Loan REMIC. The rights of the Holders of the Class LR Certificates, as owners of the Walgreens Loan REMIC Residual Interest, and the rights of the Lower-Tier REMIC (as holder of the Walgreens Loan REMIC Pooled Regular Interest and Walgreens Loan REMIC Non-Pooled Regular Interest) to receive distributions from the proceeds of the Walgreens Loan REMIC in respect of the Walgreens Loan REMIC Residual Interest and the Walgreens Loan REMIC Regular Interests shall be as set forth in this Agreement.

            Section 2.06 Execution of Certificates; Issuance of Uncertificated Lower-Tier Interests.


            The Trustee hereby acknowledges the assignment to it of the Majority Mortgage Loans, the Simon Loan REMIC Regular Interests and the Walgreens Loan REMIC Regular Interests and, subject to Sections 2.01 and 2.02, the delivery to it, or a Custodian on its behalf, of the Mortgage Files and a fully executed original counterpart of each of the Mortgage Loan Purchase Agreements, together with the assignment to it of all of the other assets included in the Lower-Tier REMIC. Concurrently with such assignment and delivery, and in exchange therefor, the Trustee (i) acknowledges the issuance of the Uncertificated Lower-Tier Interests by the Paying Agent to the Depositor and the authentication and delivery of the Class LR Certificates by the Paying Agent to or upon the order of the Depositor, in exchange for the Majority Mortgage Loans (other than Excess Interest thereon) and the Loan REMIC Regular Interests, receipt of which is hereby acknowledged, (ii) acknowledges the assignments to it of the Uncertificated Lower-Tier Interests and the other assets comprising the Upper-Tier REMIC and (iii) immediately thereafter, acknowledges that it has caused the Certificate Registrar to execute and caused the Authenticating Agent to authenticate and to deliver to or upon the order of the Depositor, in exchange for the Uncertificated Lower-Tier Interests, the Regular Certificates (other than the portion of the Class NR Certificates evidencing the Excess Interest), the Class SP Certificates, the Class WM Certificates and the Class R Certificates, and the Depositor hereby acknowledges the receipt by it or its designees, of such Certificates in authorized Denominations evidencing the entire beneficial ownership of the Upper-Tier REMIC.

            Section 2.07 Grantor Trust Designations. The Trustee hereby acknowledges the assignment to it of the Excess Interest and, concurrently with such assignment, acknowledges the issuance of the Class NR Certificates, exclusive of the portion thereof representing a "regular interest" in the Upper-Tier REMIC, which are hereby designated as undivided beneficial interests in the portion of the Trust Fund consisting of Excess Interest and the Excess Interest Distribution Account, which portion shall be treated as part of a grantor trust within the meaning of subpart E, Part I of subchapter J of the Code.

                               [End of Article II]

                                  ARTICLE III

                               ADMINISTRATION AND
                           SERVICING OF THE TRUST FUND

            Section 3.01 Servicer to Act as Servicer; Special Servicer to Act as Special Servicer; Administration of the Mortgage Loans.

            (a) Each of the Servicer and the Special Servicer shall diligently service and administer the Mortgage Loans (and the Long Island Industrial Companion Loan) it is obligated to service pursuant to this Agreement on behalf of the Trust and in the best interests of and for the benefit of the Certificateholders and, in the case of the Long Island Industrial Companion Loan, the Companion Holder and the Trustee (as holder of the Uncertificated Lower-Tier Interests and the Loan REMIC Regular Interests) (as determined by the Servicer or the Special Servicer, as the case may be, in its reasonable judgment) in accordance with applicable law, the terms of this Agreement (and, with respect to the Loan Pair, the related Intercreditor Agreement) and the terms of the respective Mortgage Loans and, if applicable, the Long Island Industrial Companion Loan; provided, however, that the 75/101 Federal Street Mortgage Loan and the 75/101 Federal Street Companion Loan shall not be serviced and administered pursuant to this agreement, but shall be serviced and administered pursuant to the 75/101 Federal Street Servicing Agreement. The Trustee shall send a letter of direction to Pacific Life Insurance Company, as servicer under the 75/101 Federal Street Servicing Agreement (i) designating the Servicer as the addressee of all notices and reports required under Section 3.12(a), Section 3.12(b), Section 3.12(c), Section 3.12(e), Section 3.17(c),
Section 3.18(c) and Section 4.02 of the 75/101 Federal Street Servicing Agreement and (ii) requiring that all remittances payable under the 75/101 Federal Street Mortgage Loan be deposited into the Certificate Account. With respect to the Long Island Industrial Loan Pair, in the event of a conflict between this Agreement and the related Intercreditor Agreement, the Intercreditor Agreement shall control; provided, in no event shall the Servicer or Special Servicer take any action or omit to take any action in accordance with the terms of any Intercreditor Agreement that would cause such servicer to violate the Servicing Standard. To the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) in the same manner in which, and with the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios and (2) the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans owned by the Servicer or the Special Servicer, as the case may be, with a view to the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans, the Companion Loans or the Specially Serviced Mortgage Loans, as applicable, and the best interests of the Trust, the Companion Holders and the Certificateholders, as determined by the Servicer or the Special Servicer, as the case may be, in its reasonable judgment, in either case, giving due consideration to the customary and usual standards of practice of prudent institutional, multifamily and commercial mortgage lenders, loan servicers and asset managers, but without regard to: (i) any relationship that the Servicer, the Special Servicer or any Affiliate of the Servicer or the Special Servicer may have with any Mortgagor, any Mortgage Loan Seller, or any other parties to this Agreement; (ii) the ownership of any Certificate by the Servicer, the Special Servicer or any Affiliate of the Servicer or Special Servicer, as applicable; (iii) the Servicer's or Special Servicer's (at its option) obligation to make Advances; (iv) the adequacy of the Servicer's or Special Servicer's, as the case may be, right to receive compensation for its services and reimbursement for its costs hereunder or with respect to any particular transaction; (v) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Servicer or Special Servicer; (vi) any obligation of the Servicer or any of its affiliates (in their capacity as a Mortgage Loan Seller) to cure a breach of a representation or warranty or repurchase the Mortgage Loan and (vii) any other debt the Servicer or any of its Affiliates has extended to any Mortgagor or any of its Affiliates (the foregoing, collectively referred to as the "Servicing Standards").

            Without limiting the foregoing, subject to Section 3.21, the Special Servicer shall be obligated to service and administer (i) any Mortgage Loans (and the Long Island Industrial Companion Loan) as to which a Servicing Transfer Event has occurred and is continuing (the "Specially Serviced Mortgage Loans") and (ii) any REO Properties; provided that the Servicer shall continue to receive payments and make all calculations, and prepare, or cause to be prepared, all reports, required hereunder with respect to the Specially Serviced Mortgage Loans, except for the reports specified herein as prepared by the Special Servicer, as if no Servicing Transfer Event had occurred and with respect to the REO Properties (and the related REO Loans) as if no REO Acquisition had occurred, and to render such services with respect to such Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein; provided, further, however, that the Servicer shall not be liable for failure to comply with such duties insofar as such failure results from a failure of the Special Servicer to provide sufficient information to the Servicer to comply with such duties or failure by the Special Servicer to otherwise comply with its obligations hereunder. Each Mortgage Loan or Companion Loan that becomes a Specially Serviced Mortgage Loan shall continue as such until satisfaction of the conditions specified in Section 3.21(a). Without limiting the foregoing, subject to Section 3.21, the Servicer shall be obligated to service and administer all Mortgage Loans (and the Long Island Industrial Companion Loan) which are not Specially Serviced Mortgage Loans; provided that the Special Servicer shall make the inspections, use its reasonable efforts to collect the statements and forward to the Servicer to prepare the reports in respect of the related Mortgaged Properties with respect to Specially Serviced Mortgage Loans in accordance with Section 3.12; and provided further, that after notification to the Servicer, the Special Servicer may coordinate with the Servicer to contact the Mortgagor of any Non-Specially Serviced Mortgage Loan if efforts by the Servicer to collect required financial information have been unsuccessful or any other issues remain unresolved. The Special Servicer's actions shall be coordinated through and with the cooperation of the Servicer.

            (b) Subject only to the Servicing Standards and the terms of this Agreement and of the respective Mortgage Loans and applicable law, the Servicer and the Special Servicer each shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration for which it is responsible which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Servicer and the Special Servicer, in its own name, is hereby authorized and empowered by the Trustee and obligated to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, with respect to each Mortgage Loan (and, with respect to a Companion Loan, the Companion Holder) it is obligated to service under this Agreement: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by the related Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral;
(ii) subject to Section 3.08 and Section 3.20, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; and (iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. Subject to Section 3.10, the Trustee shall furnish, or cause to be furnished, to the Servicer or the Special Servicer any powers of attorney and other documents necessary or appropriate to enable the Servicer or the Special Servicer, as the case may be, to carry out its servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any negligence with respect to, or misuse of, any such power of attorney by the Servicer or the Special Servicer.

            (c) To the extent the Servicer is permitted pursuant to the terms of the related Mortgage Loan documents or Companion Loan documents to exercise its discretion with respect to any action which requires a confirmation of the Rating Agencies that such action will not result in the downgrade, withdrawal or qualification of the ratings of any Class of Certificates, the Servicer shall require the costs of such written confirmation to be borne by the related Mortgagor. To the extent the terms of the related Mortgage Loan documents or Companion Loan documents require the Mortgagor to bear the costs of any confirmation of the Rating Agencies that an action will not result in the downgrade, withdrawal or qualification of the ratings of any Class of Certificates, the Servicer shall not waive the requirement that such costs and expenses be borne by the related Mortgagor. To the extent that the terms of the related Mortgage Loan documents or Companion Loan documents are silent as to who bears the costs of any confirmation of the Rating Agencies that an action will not result in the downgrade, withdrawal or qualification of the ratings of any Class of Certificates, the Servicer shall use reasonable efforts to have the Mortgagor bear such costs and expenses. The Servicer shall not be responsible for the payment of such costs and expenses out of pocket.

            (d) The relationship of each of the Servicer and the Special Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            (e) The Servicer shall, to the extent permitted by the related Mortgage Loan documents or Companion Loan documents and consistent with the Servicing Standards, permit Escrow Payments to be invested only in Permitted Investments.

            (f) Within 120 days after the Closing Date, the Servicer shall notify (i) each provider of a letter of credit for each Mortgage Loan identified as having a letter of credit on the Mortgage Loan Schedule, that the Servicer or the Special Servicer on behalf of the Trustee for the benefit of the Certificateholders shall be the beneficiary under each such letter of credit and
(ii) each lessor under a Ground Lease for each Mortgage Loan identified as subject to a leasehold interest on the Mortgage Loan Schedule, that the Servicer or the Special Servicer shall service such Mortgage Loan for the benefit of the Certificateholders. If the Mortgage Loan documents do not require the related Mortgagor to pay any costs and expenses relating to any modifications to the related letter of credit, then the applicable Mortgage Loan Seller shall pay such costs and expenses. If the Mortgage Loan documents require the related Mortgagor to pay any costs and expenses relating to any modifications to the related letter of credit, and such Mortgagor fails to pay such costs and expenses after the Servicer has exercised reasonable efforts to collect such costs and expenses from such Mortgagor, then the Servicer shall give the applicable Mortgage Loan Seller notice of such failure and the amount of costs and expenses, and such Mortgage Loan Seller shall pay such costs and expenses. The costs and expenses of any modifications to Ground Leases shall be paid by the related Mortgagor.

            (g) Notwithstanding anything herein to the contrary, in no event shall the Servicer make a Servicing Advance with respect to any Companion Loan to the extent the related AB Mortgage Loan has been paid in full or is no longer included in the Trust Fund.

            (h) Servicing and administration of the Long Island Industrial Companion Loan shall continue hereunder for so long as the Long Island Industrial Mortgage Loan or any related REO Property is part of the Trust Fund or for such longer period as any amounts payable by the Long Island Industrial Companion Holder to or for the benefit of the Trust or any party hereto in accordance with the Long Island Industrial Intercreditor Agreement remain due and owing.

            (i) The Special Servicer agrees that it shall enforce, on behalf of the Trust, subject to the Servicing Standard and to the extent the Special Servicer determines such action is in the best interests of the Trust Fund, all rights conveyed to the Trustee pursuant to Section 2.01(a) with respect to the 75/101 Federal Street Co-Lender Agreement (as distinct from any of the Trust Fund's rights that are exercisable by the Servicer or the Directing Certificateholder pursuant to Section 3.29), the 75/101 Federal Street Servicing Agreement (as distinct from any of the Trust Fund's rights that are exercisable by the Servicer or the Directing Certificateholder pursuant to Section 3.29) and the Long Island Industrial Intercreditor Agreement. The costs and expenses incurred by the Special Servicer in connection with such enforcement shall be paid as a Servicing Advance.

            Section 3.02 Collection of Mortgage Loan Payments.

            (a) Each of the Servicer and the Special Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans it is obligated to service hereunder, and shall follow such collection procedures as are consistent with this Agreement (including, without limitation, the Servicing Standards), provided that with respect to the Mortgage Loans that have Anticipated Repayment Dates, so long as the related Mortgagor is in compliance with each provision of the related Mortgage Loan documents, the Servicer and Special Servicer, shall not take any enforcement action with respect to the failure of the related Mortgagor to make any payment of Excess Interest, other than requests for collection, until the maturity date of the related Mortgage Loan or the outstanding principal balance of such Mortgage Loan has been paid in full; provided that the Servicer or Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply excess cash flow to principal in accordance with the terms of the Mortgage Loan documents. The Servicer or the Special Servicer each may in its discretion waive any Penalty Charge in connection with any delinquent payment on a Mortgage Loan or Companion Loan it is obligated to service hereunder three times during any period of twenty-four consecutive months with respect to any Mortgage Loan or Companion Loan. Any additional waivers during such 24 month period with respect to such Mortgage Loan may be made only after the applicable Servicer or Special Servicer has given notice of a proposed waiver to the Directing Certificateholder, and the Directing Certificateholder has consented to such additional waiver (provided that if the applicable Servicer or Special Servicer fails to receive a response to such notice from the Directing Certificateholder in writing within five (5) days of giving such notice, then the Directing Certificateholder shall be deemed to have consented to such proposed waiver).

            (b) All amounts collected on any Mortgage Loan or Companion Loan in the form of payments from Mortgagors, Insurance and Condemnation Proceeds or Liquidation Proceeds shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage (and, with respect to a Loan Pair, the related Intercreditor Agreement) and, in the absence of such express provisions, shall be applied (after reimbursement first to the Trustee and second to the Servicer or Special Servicer, as applicable, for any related Servicing Advances and interest thereon as provided herein and unpaid servicing compensation and other related additional Trust Fund expenses): first, as a recovery of accrued and unpaid interest on such Mortgage Loan or Companion Loan, as applicable, at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Due Period of receipt; second, as a recovery of principal of such Mortgage Loan then due and owing; third, in accordance with the Servicing Standards, as a recovery of any other amounts due and owing on such Mortgage Loan or Companion Loan, as applicable, including, without limitation, Penalty Charges, Yield Maintenance Charges and Excess Interest (in that order); and fourth, as a recovery of principal of such Mortgage Loan or Companion Loan, as applicable, to the extent of its entire unpaid principal balance. Notwithstanding the preceding, such provisions shall not be deemed to affect the priority of distributions of payments. To the extent that such amounts are paid by a party other than a Mortgagor, such amounts shall be deemed to have been paid in respect of a purchase of all or part of the Mortgaged Property (in the case of Insurance and Condemnation Proceeds or Liquidation Proceeds) and then paid by the Mortgagor under the Mortgage Loan and Companion Loan, as applicable, in accordance with the preceding sentence. Amounts collected on any REO Loan shall be deemed to be applied in accordance with the definition thereof.

            (c) To the extent consistent with the terms of the Mortgage Loans and applicable law, the Servicer shall apply all Insurance and Condemnation Proceeds it receives on a day other than the Due Date to amounts due and owing under the related Mortgage Loan as if such Insurance and Condemnation Proceeds were received on the Due Date immediately succeeding the month in which such Insurance and Condemnation Proceeds were received.

            (d) In the event that the Servicer or Special Servicer receives Excess Interest prior to the Determination Date for any Due Period, or receives notice from the related Mortgagor that the Servicer or Special Servicer will be receiving Excess Interest prior to the Determination Date for any Due Period, the Servicer or Special Servicer, as applicable, will promptly notify the Paying Agent. Subject to the provisions of Section 3.02(a) hereof, none of the Servicer, the Special Servicer or the Paying Agent shall be responsible for any such Excess Interest not collected after notice from the related Mortgagor.

            (e) With respect to any Mortgage Loan in connection with which the Mortgagor was required to escrow funds or to post a letter of credit related to obtaining certain performance objectives described in the applicable Mortgage Loan documents, the Servicer shall, to the extent consistent with the Servicing Standards, hold such escrows, letters of credit and proceeds thereof as additional collateral and not apply such items to reduce the principal balance of such Mortgage Loan unless otherwise required to do so pursuant to the applicable Mortgage Loan documents.

            Section 3.03 Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

            (a) The Servicer shall establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained, and shall administer such Servicing Accounts in accordance with the Mortgage Loan documents and Companion Loan documents. Amounts on deposit in Servicing Accounts may only be invested in accordance with the terms of the related Mortgage Loan documents or in Permitted Investments in accordance with the provisions of Section 3.06. Servicing Accounts shall be Eligible Accounts unless not permitted by the terms of the related Mortgage Loan documents. Withdrawals of amounts so deposited from a Servicing Account may be made only to: (i) effect payment of items for which Escrow Payments were collected and comparable items; (ii) reimburse the Trustee and then the Servicer or Special Servicer for any Servicing Advances; (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest to Mortgagors on balances in the Servicing Account, if required by applicable law or the terms of the related Mortgage Loan and as described below or, if not so required, to the Servicer;
(v) withdraw amounts deposited in error, (vi) pay Penalty Charges to the extent permitted by the related Mortgage Loan documents, or (vii) clear and terminate the Servicing Account at the termination of this Agreement in accordance with
Section 9.01. As part of its servicing duties, the Servicer shall pay or cause to be paid to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law or the terms of the related Mortgage Loan; provided, however, that in no event shall the Servicer be required to remit to any Mortgagor any amounts in excess of actual net investment income or funds in the related Servicing Account. If allowed by the related Mortgage Loan documents and applicable law, the Servicer may charge the related Mortgagor an administrative fee for maintenance of the Servicing Accounts.

            (b) The Special Servicer, in the case of REO Loans, and the Servicer, in the case of all other Mortgage Loans, shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof. The Special Servicer, in the case of REO Loans, and the Servicer, in the case of all other Mortgage Loans, shall use reasonable efforts consistent with the Servicing Standards to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and shall effect payment thereof from the REO Account or by the Servicer as Servicing Advances prior to the applicable penalty or termination date and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items, employing for such purpose Escrow Payments (which shall be so applied by the Servicer at the written direction of the Special Servicer in the case of REO Loans) as allowed under the terms of the related Mortgage Loan or Companion Loan. The Servicer or, with respect to any Mortgage Loan that is a Specially Serviced Mortgage Loan, the Special Servicer, shall service and administer any reserve accounts (including monitoring, maintaining or changing the amounts of required escrows) in accordance with the terms of such Mortgage Loan and the Servicing Standards. To the extent that a Mortgage Loan does not require a Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Special Servicer, in the case of REO Loans, and the Servicer, in the case of all other Mortgage Loans or Companion Loans, shall use reasonable efforts consistent with the Servicing Standards to enforce the requirement of the related Mortgage that the Mortgagor make payments in respect of such items at the time they first become due and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items.

            (c) In accordance with the Servicing Standards and for all Mortgage Loans, the Servicer or, with respect to Specially Serviced Mortgage Loans, the Special Servicer (at its option, except as provided herein) shall advance (which Servicing Advances by the Special Servicer shall be reimbursed by the Servicer monthly on the P&I Advance Date, which reimbursement shall constitute a Servicing Advance by the Servicer in a like amount for which the Servicer may rely conclusively on the Special Servicer's determination that such Servicing Advance shall not constitute a Nonrecoverable Servicing Advance) with respect to each related Mortgaged Property (including any REO Property) all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items that are or may become a lien thereon, (ii) ground rents (if applicable) and (iii) premiums on Insurance Policies, in each instance if and to the extent Escrow Payments collected from the related Mortgagor (or related REO Revenues, if applicable) are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis, and provided, however, that the particular advance would not, if made, constitute a Nonrecoverable Servicing Advance and provided, further, however, that with respect to the payment of taxes and assessments, the Servicer shall not be required to make such advance until the later of five Business Days after the Servicer, the Special Servicer or the Trustee, as applicable, has received confirmation that such item has not been paid or the date prior to the date after which any penalty or interest would accrue in respect of such taxes or assessments. The Special Servicer shall give the Servicer and the Trustee no less than five Business Days' written (facsimile) notice before the date on which the Servicer is requested to make any Servicing Advance with respect to a given Mortgage Loan or REO Property; provided, however, that if less than five
(5) Business Days' notice is given, such Servicing Advance shall be made by the Special Servicer on an emergency basis, and the Servicer shall reimburse the Special Servicer for the emergency Servicing Advance together with interest on such Servicing Advance within five (5) Business Days of the Special Servicer's written request; provided, further, that the Special Servicer shall not be entitled to make such a request (other than for Servicing Advances required to be made on an urgent or emergency basis) more frequently than once per calendar month (although such request may relate to more than one Servicing Advance). The Servicer may pay the aggregate amount of such Servicing Advances listed on a monthly request to the Special Servicer, in which case the Special Servicer shall remit such Servicing Advances to the ultimate payees. In addition, the Special Servicer shall provide the Servicer and the Trustee with such information in its possession as the Servicer or the Trustee, as applicable, may reasonably request to enable the Servicer or the Trustee, as applicable, to determine whether a requested Servicing Advance would constitute a Nonrecoverable Advance. Any request by the Special Servicer that the Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and the Servicer shall be entitled to conclusively rely on such determination, provided that such determination shall not be binding upon the Servicer. On the first business day after the Determination Date for each Distribution Date, the Special Servicer shall report to the Servicer if the Special Servicer determines any Servicing Advance previously made with respect to a Specially Serviced Mortgage Loan or REO Loan is a Nonrecoverable Servicing Advance. The Servicer shall be entitled to conclusively rely on such a determination, provided that such determination shall not be binding upon the Servicer. All such Advances shall be reimbursable in the first instance from related collections from the Mortgagors and further as provided in Section 3.05. No costs incurred by the Servicer or the Special Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of the Mortgaged Properties shall, for purposes hereof, including, without limitation, the Paying Agent's (calculation) calculating monthly distributions to Certificateholders, be added to the unpaid principal balances of the related Mortgage Loans or Companion Loans, notwithstanding that the terms of such Mortgage Loans or Companion Loans so permit. The failure by the Servicer to make any required Servicing Advance (including a Servicing Advance pursuant to the third paragraph of this Section 3.03(c)) as and when due (including any applicable cure periods) shall constitute an Event of Default under Section 7.01(a)(iii) and, to the extent the Trustee has actual knowledge of such failure, the Trustee shall make such Servicing Advance pursuant to Section 7.05. Notwithstanding anything herein to the contrary, no Servicing Advance shall be required hereunder if such Servicing Advance would, if made, constitute a Nonrecoverable Servicing Advance.

            Notwithstanding anything to the contrary contained in this Section 3.03(c), the Servicer may in its good faith judgment elect (but shall not be required) to make a Servicing Advance notwithstanding that the Servicer has determined such Servicing Advance would be a Nonrecoverable Servicing Advance, where making such Servicing Advance would prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan, provided that in each instance, the Servicer determines in accordance with the Servicing Standards (as evidenced by an Officer's Certificate delivered to the Trustee) that making such Servicing Advance is in the best interest of the Certificateholders. The Servicer shall be entitled to reimbursement for such Nonrecoverable Servicing Advance in accordance with Section 3.03(d).

            If the 75/101 Federal Street Servicer fails to make a "Servicing Advance" (as defined under the 75/101 Federal Street Servicing Agreement) it is required to make with respect to the 75/101 Federal Street Mortgage Loan or the 75/101 Federal Street Mortgaged Property pursuant to the 75/101 Federal Street Servicing Agreement and the Servicer has not received written notice from the 75/101 Federal Street Servicer that such servicing advance would be nonrecoverable and based on information available to the Servicer, the Servicer has not determined such servicing advance to be a Nonrecoverable Servicing Advance, the Servicer shall make such servicing advance as a Servicing Advance.

            (d) In connection with its recovery of any Servicing Advance out of the Certificate Account pursuant to Section 3.05(a), the Trustee and then the Servicer and then the Special Servicer, as the case may be, shall be entitled to receive, out of any amounts then on deposit in the Certificate Account, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such Servicing Advance from the date made to, but not including, the date of reimbursement. The Servicer shall reimburse itself or the Trustee, as the case may be, for any outstanding Servicing Advance as soon as practically possible after funds available for such purpose are deposited in the Certificate Account.

            (e) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Mortgage Loan, the Servicer shall request from the Mortgagor written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Mortgage Loan, the Servicer shall request from the Mortgagor written confirmation of such actions and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to be or to have been taken or completed. To the extent a Mortgagor shall fail to promptly respond to any inquiry described in this Section 3.03(e), the Servicer shall, in accordance with the Servicing Standards, determine whether the related Mortgagor has failed to perform its obligations under the related Mortgage Loan and report any such failure to the Special Servicer within a reasonable time after the later of June 15, 2003, and the date as of which such actions or remediations are required to be or to have been taken or completed.

            (f) With respect to the 75/101 Federal Street Mortgage Loan, the Servicer shall make payment of costs and expenses owed by the Trust Fund as the holder of the 75/101 Federal Street Mortgage Loan, including any costs and expenses as such holder under the 75/101 Federal Street Co-Lender Agreement and the 75/101 Federal Street Servicing Agreement, as a Servicing Advance, and if such Servicing Advance is determined to be a Nonrecoverable Servicing Advance, such Servicing Advance shall be an additional trust fund expense.

            Section 3.04 The Certificate Account, the Simon Collection Account, the Walgreens Collection Account, the Simon Loan REMIC Distribution Account, the Walgreens Loan REMIC Distribution Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Accounts, the Gain-on-Sale Reserve Account, the Excess Interest Distribution Account and the Companion Distribution Account.

            (a) The Servicer shall establish and maintain, or cause to be established and maintained, a Certificate Account, the Simon Collection Account (which may be a subaccount of the Certificate Account) and the Walgreens Collection Account (which may be a subaccount of the Certificate Account) in which the Servicer shall deposit or cause to be deposited on a daily basis and in no event later than the Business Day following receipt of available funds, except as otherwise specifically provided herein, the following payments and collections received or made by or on behalf of it subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans or Companion Loans due and payable on or before the Cut-off Date, which payments shall be delivered promptly to the appropriate Mortgage Loan Seller or its designee and other than any amounts received from Mortgagors which are received in connection with the purchase of defeasance collateral), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

            (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans or the Companion Loans;

            (ii) all payments on account of interest on the Mortgage Loans or the Companion Loans, including Excess Interest, Yield Maintenance Charges and Default Interest;

            (iii) Penalty Charges other than those allocable to interest to the extent required to offset interest on Advances and additional Trust Fund expenses (other than Special Servicing Fees);

            (iv) all Insurance and Condemnation Proceeds and Liquidation Proceeds (other than Gain-on-Sale Proceeds) received in respect of any Mortgage Loan, the Companion Loans or REO Property (other than Liquidation Proceeds that are received in connection with the purchase by the Servicer, the Special Servicer, the Holders of the Controlling Class, or the Holders of the Class LR Certificates of all of the Mortgage Loans and any REO Properties in the Trust Fund and that are to be deposited in the Lower-Tier Distribution Account (or (a) in respect of the Simon Mortgage Loan, the Simon Loan REMIC Distribution Account or (b) in respect of the Walgreens Mortgage Loan, the Walgreens Loan REMIC Distribution Account) pursuant to Section 9.01);

            (v) any amounts required to be transferred from the REO Account pursuant to Section 3.16(c);

            (vi) any amounts required to be deposited by the Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Certificate Account; and

            (vii) any amounts required to be deposited by the Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard or master single interest policy;

provided, however, the Servicer shall deposit or cause to be deposited any payments described in this paragraph collected or received with respect to the Simon Mortgage Loan (or any REO Property related thereto) in the Simon Collection Account; provided, further, the Servicer shall deposit or cause to be deposited any payments described in this paragraph collected or received with respect to the Walgreens Mortgage Loan (or any REO Property related thereto) in the Walgreens Collection Account.

            The foregoing requirements for deposit in the Certificate Account, the Simon Collection Account and the Walgreens Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, modification fees, extension fees or amounts collected for Mortgagor checks returned for insufficient funds need not be deposited by the Servicer in the Certificate Account or if applicable, the Simon Collection Account or the Walgreens Collection Account. If the Servicer shall deposit in the Certificate Account, the Simon Collection Account or the Walgreens Collection Account, as applicable, any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account, the Simon Collection Account or the Walgreens Collection Account, any provision herein to the contrary notwithstanding. Assumption, extension and modification fees actually received from Mortgagors on Specially Serviced Mortgage Loans shall be promptly delivered to the Special Servicer as additional servicing compensation.

            Upon receipt of any of the foregoing amounts in clauses (i)-(iii) above with respect to any Specially Serviced Mortgage Loans, the Special Servicer shall remit within one (1) Business Day such amounts to the Servicer for deposit into the Certificate Account or if applicable, the Simon Collection Account or the Walgreens Collection Account, in accordance with the first two paragraphs of this Section 3.04(a). Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the Servicer for deposit into the Certificate Account or if applicable, the Simon Collection Account or the Walgreens Collection Account, pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse without recourse or warranty such check to the order of the Servicer and shall promptly deliver any such check to the Servicer by overnight courier.

            The Servicer may maintain, as part of the Certificate Account, a subaccount for the Long Island Industrial Companion Loan on behalf of and in trust for the benefit of the Long Island Industrial Companion Holder, into which subaccount the Servicer shall deposit or cause to be deposited all amounts described in the first paragraph of this Section 3.04(a) to the extent allocable to the Long Island Industrial Companion Loan in accordance with this Agreement and the Long Island Industrial Intercreditor Agreement, and out of which subaccount the Servicer may make withdrawals to the extent withdrawals of such funds are provided for in Section 3.05(a) of this Agreement or in the Long Island Industrial Intercreditor Agreement. Each such subaccount shall be an Eligible Account and shall be entitled "Wachovia Bank, National Association, as Servicer, on behalf of and in trust for the Long Island Industrial Companion Holder." Such subaccount shall not be an asset of any REMIC formed hereunder.

            Funds in the Certificate Account, the Simon Collection Account or the Walgreens Collection Account may only be invested in Permitted Investments in accordance with the provisions of Section 3.06. As of the Closing Date, the Certificate Account, the Simon Collection Account and the Walgreens Collection Account shall be located at the offices of Wachovia Bank, National Association. The Servicer shall give notice to the Trustee, the Special Servicer and the Depositor of the new location of the Certificate Account, the Simon Collection Account or the Walgreens Collection Account prior to or promptly after any change thereof.

            (b) The Paying Agent, on behalf of the Trustee for the benefit of the Certificateholders and the Trustee (as holder of the Simon Loan REMIC Regular Interests, the Walgreens Loan REMIC Regular Interests and the Uncertificated Lower-Tier Interests), shall establish and maintain the Simon Loan REMIC Distribution Account, the Walgreens Loan REMIC Distribution Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Gain-On-Sale Account and the Interest Reserve Account in trust for the benefit of the Certificateholders (and the Trustee as holder of the Loan REMIC Regular Interests and the Uncertificated Lower-Tier Interests). The Companion Paying Agent shall establish and maintain a trust account for distributions to the Long Island Industrial Companion Loan (the "Companion Distribution Account") at the office of the Companion Paying Agent to be held in trust for the benefit of the Long Island Industrial Companion Holder. The Companion Distribution Account shall be an Eligible Account. The Trustee hereby authorizes the Paying Agent and Companion Paying Agent to make deposits in and withdrawals from the Distribution Account and Companion Distribution Account in accordance with the terms of this Agreement. The Servicer shall deliver to the Paying Agent each month on or before the P&I Advance Date therein, (i) (a) for deposit in the Simon Loan REMIC Distribution Account, that portion of the Simon Available Distribution Amount attributable to the Simon Pooled Component and the Simon Non-Pooled Components and (b) for deposit in the Walgreens Loan REMIC Distribution Account, that portion of the Walgreens Available Distribution Amount attributable to the Walgreens Pooled Component and the Walgreens Non-Pooled Component and (ii) for deposit in the Lower-Tier Distribution Account, that portion of the Available Distribution Amount attributable to the Majority Mortgage Loans (in each case, calculated without regard to clause (a)(iv), (a)(viii) and (c) and (d) of the definition of Available Distribution Amount) for the related Distribution Date then on deposit in the Certificate Account.

            The Servicer shall deliver to the Companion Paying Agent each month on or before 2:00 p.m. on the P&I Advance Date therein, for deposit in the Companion Distribution Account, an aggregate amount of immediately available funds equal to the amount available to be distributed to the related Long Island Industrial Companion Holder pursuant to the Long Island Industrial Intercreditor Agreement and Section 4.01(m).

            The Simon Loan REMIC Distribution Account, the Walgreens Loan REMIC Distribution Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account and the Interest Reserve may be subaccounts of a single account, which shall be maintained as a segregated account separate from other accounts. The Gain-on-Sale Reserve Account shall be maintained as segregated accounts separate from other accounts.

            In addition to the amounts required to be deposited in the Lower-Tier Distribution Account (or (a) the Simon Loan REMIC Distribution Account in the case of the Simon Mortgage Loan or (b) the Walgreens Loan REMIC Distribution Account in the case of the Walgreens Mortgage Loan) pursuant to the second preceding paragraph, the Servicer shall, as and when required hereunder, deliver to the Paying Agent for deposit in the Lower-Tier Distribution Account (or (a) the Simon Loan REMIC Distribution Account in the case of the Simon Mortgage Loan or (b) the Walgreens Loan REMIC Distribution Account in the case of the Walgreens Mortgage Loan):

            (i) any amounts required to be deposited by the Servicer pursuant to
      Section 3.19 as Compensating Interest Payments in connection with Prepayment Interest Shortfalls;

            (ii) any P&I Advances required to be made by the Servicer in accordance with Section 4.03;

            (iii) any Liquidation Proceeds paid by the Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates in connection with the purchase of all of the Mortgage Loans and any REO Properties in the Trust Fund pursuant to Section 9.01 (exclusive of that portion thereof required to be deposited in the Certificate Account pursuant to Section 9.01);

            (iv) any Yield Maintenance Charges actually collected; and

            (v) any other amounts required to be so delivered for deposit in the Lower-Tier Distribution Account (or (a) the Simon Loan REMIC Distribution Account in the case of the Simon Mortgage Loan or (b) the Walgreens Loan REMIC Distribution Account in the case of the Walgreens Mortgage Loan) pursuant to any provision of this Agreement.

            If, as of the close of business (New York City time), on any P&I Advance Date or on such other date as any amount referred to in the foregoing clauses (i) through (v) are required to be delivered hereunder, the Servicer shall not have delivered to the Paying Agent for deposit in the Simon Loan REMIC Distribution Account, the Walgreens Loan REMIC Distribution Account, the Lower-Tier Distribution Account and the Excess Interest Distribution Account the amounts required to be deposited therein pursuant to the provisions of this Agreement (including any P&I Advance pursuant to Section 4.03(a) hereof), the Servicer shall pay the Paying Agent interest on such late payment at the Prime Rate from the time such payment was required to be made (without regard to any grace period provided to the Servicer) until such late payment is received by the Paying Agent.

            The Paying Agent shall, upon receipt, deposit in the Simon Loan REMIC Distribution Account, the Walgreens Loan REMIC Distribution Account or the Lower-Tier Distribution Account any and all amounts received by the Paying Agent that are required by the terms of this Agreement to be deposited therein.

            Promptly on each Distribution Date, the Paying Agent shall (i) be deemed to withdraw (A) from the Simon Loan REMIC Distribution Account and deposit in the Lower-Tier Distribution Account an aggregate amount of immediately available funds equal to the Simon Available Distribution Amount distributable pursuant to Section 4.01(j)(i)-(x) and Section 4.01(k)(i)-(xii) and Yield Maintenance Charges for such Distribution Date in respect of the Simon Mortgage Loan distributable pursuant to Section 4.01(d) and (B) from the Walgreens Loan REMIC Distribution Account and deposit in the Lower-Tier Distribution Account an aggregate amount of immediately available funds equal to the Walgreens Available Distribution Amount distributable pursuant to Section 4.01(n)(i)-(vi) and Section 4.01(o)(i)-(vi) and Yield Maintenance Charges for such Distribution Date in respect of the Walgreens Mortgage Loan distributable pursuant to Section 4.01(d) and (ii) be deemed to withdraw from the Lower-Tier Distribution Account and deposit in the Upper-Tier Distribution Account an aggregate amount of immediately available funds equal to the Lower-Tier Distribution Amount and the amount of any Yield Maintenance Charges for such Distribution Date allocated in payment of the Uncertificated Lower-Tier Interests as specified in Sections 4.01(b) and 4.01(d), respectively.

            Funds on deposit in the Certificate Account, the Simon Collection Account and the Walgreens Collection Account may only be invested in Permitted Investments in accordance with the provisions of Section 3.06. The Servicer shall give notice to the Trustee, the Paying Agent, the Special Servicer and the Depositor of the location of the Certificate Account and of any new location of the Certificate Account prior to or promptly thereafter any change thereof. Funds on deposit in the Gain-on-Sale Reserve Account, the Interest Reserve Account and the Excess Interest Distribution Account shall be held uninvested. Funds on deposit in the Upper-Tier Distribution Account, the Lower-Tier Distribution Account, the Simon Loan REMIC Distribution Account and the Walgreens Loan REMIC Distribution Account shall be held uninvested. As of the Closing Date, the Excess Interest Distribution Account, the Interest Reserve Account, the Upper-Tier Distribution Account, the Lower-Tier Distribution Account, the Simon Loan REMIC Distribution Account and the Walgreens Loan REMIC Distribution Account shall be located at the offices of the Paying Agent. The Paying Agent shall give notice to the Trustee, the Servicer and the Depositor of the location of the Interest Reserve Account, the Excess Interest Distribution Account, the Simon Loan REMIC Distribution Account, the Walgreens Loan REMIC Distribution Account, the Upper-Tier Distribution Account and the Lower-Tier Distribution Account and of the new location of the Distribution Accounts prior to any change thereof.

            (c) Prior to any Determination Date during which Excess Interest is received, and upon notification from the Servicer or Special Servicer pursuant to Section 3.02(d), the Paying Agent, on behalf of the Certificateholders, shall establish and maintain the Excess Interest Distribution Account in the name of the Paying Agent in trust for the benefit of the Class NR Certificateholders. The Excess Interest Distribution Account shall be established and maintained as an Eligible Account. Prior to the applicable Distribution Date, the Servicer shall remit to the Paying Agent for deposit in the Excess Interest Distribution Account an amount equal to the Excess Interest received prior to the Determination Date for the applicable Due Period.

            Following the distribution of Excess Interest to Class NR Certificateholders on the first Distribution Date after which there are no longer any Mortgage Loans outstanding which pursuant to their terms could pay Excess Interest, the Paying Agent shall terminate the Excess Interest Distribution Account.

            (d) The Paying Agent shall establish (upon notice from the Special Servicer of an event occurring that generates Gain-on-Sale Proceeds) and maintain the Gain-on-Sale Reserve Account in trust for the benefit of the Certificateholders. The Gain-on-Sale Reserve Account shall be maintained as a segregated account, separate and apart from trust funds for mortgage pass-through certificates of other series administered by the Paying Agent and other accounts of the Paying Agent. Funds in the Gain-on-Sale Reserve Account shall be held uninvested.

            Upon the disposition of any REO Property in accordance with Section
3.09 or Section 3.18, the Special Servicer will calculate the Gain-on-Sale Proceeds, if any, realized in connection with such sale and remit such funds to the Paying Agent for deposit into the Gain-on-Sale Reserve Account; provided, that any Gain-on-Sale Proceeds with respect to the Simon Mortgage Loan shall be deemed to be distributed by the Simon Loan REMIC in respect of the Simon Loan REMIC Residual Interest and then deposited in the Gain-on-Sale Reserve Account held by the Lower-Tier REMIC to cover losses or shortfalls on the Majority Mortgage Loans in accordance with Section 4.01(i); provided, further, that any Gain-on-Sale Proceeds with respect to the Walgreens Mortgage Loan shall be deemed to be distributed by the Walgreens Loan REMIC in respect of the Walgreens Loan REMIC Residual Interest and then deposited in the Gain-on-Sale Reserve Account held by the Lower-Tier REMIC Account to cover losses or shortfalls on the Majority Mortgage Loans in accordance with Section 4.01(i).

            Section 3.05 Permitted Withdrawals from the Certificate Account, the Simon Collection Account, the Walgreens Collection Account, the Distribution Accounts and the Companion Distribution Account.

            (a) The Servicer may, from time to time, make withdrawals from the Certificate Account, or with respect to the Simon Mortgage Loan, the Simon Collection Account, or with respect to the Walgreens Mortgage Loan, the Walgreens Collection Account for any of the following purposes:

            (i) no later than 2:00 p.m. on each P&I Advance Date, to remit to the Paying Agent for deposit in the Simon Loan REMIC Distribution Account, the Walgreens Loan REMIC Distribution Account, the Lower-Tier Distribution Account and the Excess Interest Distribution Account the amounts required to be remitted pursuant to the first paragraph of Section 3.04(b) and
      Section 3.04(c) or that may be applied to make P&I Advances pursuant to
      Section 4.03(a);

            (ii) to pay (A) itself unpaid Servicing Fees in respect of each Mortgage Loan, Specially Serviced Mortgage Loan and REO Loan, as applicable, the Servicer or Special Servicer's, as applicable, rights to payment of Servicing Fees pursuant to this clause (ii)(A) with respect to any Mortgage Loan, Specially Serviced Mortgage Loan or REO Loan, as applicable, being limited to amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation Proceeds or Insurance and Condemnation Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance and Condemnation Proceeds), that are allocable as recovery of interest thereon, (B) to pay the Special Servicer any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of each Specially Serviced Mortgage Loan or REO Loan, as applicable, and any fees incurred by the Special Servicer in connection with performing any inspections pursuant to Section 3.12(a), remaining unpaid first, out of REO Revenues, Liquidation Proceeds and Insurance and Condemnation Proceeds, and then out of general collections on the Mortgage Loans and REO Properties and (C) to remit to the Companion Paying Agent for deposit in each Companion Distribution Account the amounts required to be so deposited pursuant to the second paragraph of
      Section 3.04(b);

            (iii) to reimburse the Trustee and itself, as applicable (in that order), for unreimbursed P&I Advances, the Servicer's or the Trustee's right to reimbursement pursuant to this clause (iii) being limited to amounts received which represent Late Collections of interest (net of the related Servicing Fees) on and principal of the particular Mortgage Loans and REO Loans with respect to which such P&I Advances were made;

            (iv) to reimburse the Trustee, the Special Servicer and itself, as applicable (in that order), for unreimbursed Servicing Advances, the Servicer's, or the Trustee's respective rights to receive payment pursuant to this clause (iv) with respect to any Mortgage Loan or REO Property being limited to, as applicable, related payments, Liquidation Proceeds, Insurance and Condemnation Proceeds and REO Revenues;

            (v) to reimburse the Trustee and itself, as applicable (in that order), for Nonrecoverable Advances first, out of REO Revenues, Liquidation Proceeds and Insurance and Condemnation Proceeds, then out of general collections on the Mortgage Loans and REO Properties or to pay itself, with respect to any Mortgage Loan or REO Property any related earned Servicing Fee that remained unpaid in accordance with clause (ii) above following a Final Recovery Determination made with respect to such Mortgage Loan or REO Property and the deposit into the Certificate Account of all amounts received in connection therewith;

            (vi) at such time as it reimburses the Trustee and itself, as applicable (in that order), for (a) any unreimbursed P&I Advance pursuant to clause (iii) above, to pay itself or the Trustee, as applicable, any interest accrued and payable thereon in accordance with Sections 4.03(d) and 3.11(c), (b) any unreimbursed Servicing Advances pursuant to clause
      (iv) above, to pay itself, the Special Servicer or the Trustee, as the case may be, any interest accrued and payable thereon in accordance with Sections 3.03(d) and 3.11(c) or (c) any Nonrecoverable Advances pursuant to clause (v) above, to pay itself, the Special Servicer or the Trustee, as the case may be, any interest accrued and payable thereon;

            (vii) to reimburse itself, the Special Servicer, the Depositor or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Defect giving rise to a repurchase or substitution obligation of the applicable Mortgage Loan Seller under Section 6 of the applicable Mortgage Loan Purchase Agreement, including, without limitation, any expenses arising out of the enforcement of the repurchase or substitution obligation, each such Person's right to reimbursement pursuant to this clause (vii) with respect to any Mortgage Loan being limited to that portion of the Purchase Price or Substitution Shortfall Amount paid with respect to such Mortgage Loan that represents such expense in accordance with clause (iv) of the definition of Purchase Price;

            (viii) in accordance with Section 2.03(e), to reimburse itself or the Special Servicer, as the case may be, first, out of Liquidation Proceeds, Insurance and Condemnation Proceeds, and then out of general collections on the Mortgage Loans and REO Properties for any unreimbursed expense reasonably incurred by such Person in connection with the enforcement of the applicable Mortgage Loan Seller's obligations under
      Section 3 of the applicable Mortgage Loan Purchase Agreement, but only to the extent that such expenses are not reimbursable pursuant to clause
      (vii) above or otherwise;

            (ix) to pay for costs and expenses incurred by the Trust Fund pursuant to Section 3.09(c) first, out of REO Revenues, Liquidation Proceeds, Insurance and Condemnation Proceeds, and then out of general collections on the Mortgage Loans and REO Properties;

            (x) to pay itself, as additional servicing compensation in accordance with Section 3.11(a), (a) (A) interest and investment income earned in respect of amounts relating to the Trust Fund held in the Certificate Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the Certificate Account for the period from the prior P&I Advance Date to the P&I Advance Date related to such Distribution Date) and (B) Penalty Charges on Mortgage Loans (other than Specially Serviced Mortgage Loans and the 75/101 Federal Street Mortgage Loan), but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Mortgage Loan have been paid and are not needed to pay interest on Advances or costs and expenses incurred by the Trust Fund (other than Special Servicing Fees, Workout Fees and Liquidation Fees with respect to each Mortgage Loan and such costs and expenses incurred with respect to the 75/101 Federal Street Mortgage Loan) in accordance with
      Section 3.11(c); and (b) to pay the Special Servicer, as additional servicing compensation in accordance with the second paragraph of Section 3.11(b), Penalty Charges on Specially Serviced Mortgage Loans (but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Specially Serviced Mortgage Loan have been paid and are not needed to pay interest on Advances or costs and expenses incurred by the Trust Fund in accordance with Section 3.11(c));

            (xi) to recoup any amounts deposited in the Certificate Account in error;

            (xii) to pay itself, the Special Servicer, the Depositor or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03(a) or 6.03(b);

            (xiii) to pay for (a) the cost of the Opinions of Counsel contemplated by Sections 3.09(b), 3.16(a), 3.17(b), 3.20(a), 3.20(d) and
      10.01(f) to the extent payable out of the Trust Fund, (b) the cost of any Opinion of Counsel contemplated by Section 11.01(a) or 11.01(c) in connection with an amendment to this Agreement requested by the Trustee or the Servicer, which amendment is in furtherance of the rights and interests of Certificateholders and (c) the cost of obtaining the REO Extension contemplated by Section 3.16(a);

            (xiv) to pay out of general collections on the Mortgage Loans and REO Properties any and all federal, state and local taxes imposed on the Upper-Tier REMIC, the Lower-Tier REMIC, the Loan REMICs or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the Servicer, the Special Servicer, the Paying Agent or the Trustee is liable therefor pursuant to Section 10.01(g);

            (xv) to reimburse the Paying Agent out of general collections on the Mortgage Loans and REO Properties for expenses incurred by and reimbursable to it by the Trust Fund pursuant to Section 10.01(c);

            (xvi) to pay itself, the Special Servicer or the Mortgage Loan Sellers, as the case may be, with respect to each Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase relating to periods after the date of purchase;

            (xvii) to remit to the Paying Agent for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to Section 3.25;

            (xviii) to clear and terminate the Certificate Account, the Simon Collection Account and the Walgreens Collection Account at the termination of this Agreement pursuant to Section 9.01; and

            (xix) to remit to the Companion Paying Agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to Section 3.04(b).

            Any amounts specified in clauses (ii)-(xvii) above which do not relate to a specific Mortgage Loan, but rather are payable from general collections on the Mortgage Loans and REO Properties shall be withdrawn from the Simon Collection Account, the Walgreens Collection Account and the Certificate Account, pro rata, based on the Stated Principal Balance of the Mortgage Loans. The Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, for the purpose of justifying any withdrawal from the Certificate Account, the Simon Collection Account and the Walgreens Collection Account.

            The Servicer shall pay to the Special Servicer or the Paying Agent from the Certificate Account (or the Simon Collection Account or the Walgreens Collection Account, as applicable) amounts permitted to be paid to it therefrom monthly upon receipt of a certificate of a Responsible Officer of the Special Servicer or the Paying Agent describing the item and amount to which the Special Servicer or the Paying Agent is entitled. The Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Loan, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account (or the Simon Collection Account or the Walgreens Collection Account, as applicable).

            (b) The Paying Agent, on behalf of the Trustee, may, from time to time, make withdrawals from the Simon Loan REMIC Distribution Account for any of the following purposes:

            (i) to make deposits to the Lower-Tier Distribution Account and distributions to the Class LR Certificates in respect of the Simon Loan REMIC Residual Interest pursuant to Section 4.01(j) and (k) and to make deposits in respect of Yield Maintenance Charges in respect of the Simon Mortgage Loan to the Lower-Tier Distribution Account pursuant to Section 4.01(d);

            (ii) with respect to the Simon Mortgage Loan, to pay to the Trustee and Paying Agent or their respective directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05(b);

            (iii) with respect to the Simon Mortgage Loan, to pay the Trustee and the Paying Agent their respective portions of the Trustee Fee as contemplated by Section 8.05(a);

            (iv) with respect to the Simon Mortgage Loan, to pay for the cost of the Opinions of Counsel sought by the Trustee or the Paying Agent (A) as provided in clause (v) of the definition of "Disqualified Organization",
      (B) as contemplated by Sections 3.20(d), 8.02(ii), 10.01(f) and 10.01(l), or (C) as contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Trustee or the Paying Agent which amendment is in furtherance of the rights and interests of Certificateholders, in each case, to the extent not paid pursuant to
      Section 4.01(j) or Section 4.01(k);

            (v) to pay any and all federal, state and local taxes imposed on the Loan REMIC or on the assets or transactions of such REMIC, together with all incidental costs and expenses except to the extent that none of the Trustee, the Paying Agent, the REMIC Administrator, the Servicer or the Special Servicer is liable pursuant to Section 10.01(g); provided that, to the extent any of the Paying Agent, the REMIC Administrator, the Servicer or the Special Servicer is liable therefor pursuant to Section 10.01(g), such payment shall not prejudice the rights of the Trustee on behalf of the Simon Loan REMIC to collect such amounts;

            (vi) with respect to the Simon Mortgage Loan, to pay the REMIC Administrator any amounts reimbursable to it pursuant to Section 10.01(f);

            (vii) to pay to the Servicer any amounts deposited by the Servicer in the Simon Loan REMIC Distribution Account not required to be deposited therein; and

            (viii) to clear and terminate the Simon Loan REMIC Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            (c) The Paying Agent, on behalf of the Trustee, may, from time to time, make withdrawals from the Walgreens Loan REMIC Distribution Account for any of the following purposes:

            (i) to make deposits to the Lower-Tier Distribution Account and distributions to the Class LR Certificates in respect of the Walgreens Loan REMIC Residual Interest pursuant to Section 4.01(n) and (o) and to make deposits in respect of Yield Maintenance Charges in respect of the Walgreens Mortgage Loan to the Lower-Tier Distribution Account pursuant to
      Section 4.01(d);

            (ii) with respect to the Walgreens Mortgage Loan, to pay to the Trustee and Paying Agent or their respective directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05(b);

            (iii) with respect to the Walgreens Mortgage Loan, to pay the Trustee and the Paying Agent their respective portions of the Trustee Fee as contemplated by Section 8.05(a);

            (iv) with respect to the Walgreens Mortgage Loan, to pay for the cost of the Opinions of Counsel sought by the Trustee or the Paying Agent
      (A) as provided in clause (v) of the definition of "Disqualified Organization", (B) as contemplated by Sections 3.20(d), 8.02(ii), 10.01(f) and 10.01(l), or (C) as contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Trustee or the Paying Agent which amendment is in furtherance of the rights and interests of Certificateholders, in each case, to the extent not paid pursuant to Section 4.01(n) or Section 4.01(o);

            (v) to pay any and all federal, state and local taxes imposed on the Walgreens Loan REMIC or on the assets or transactions of such REMIC, together with all incidental costs and expenses except to the extent that none of the Trustee, the Paying Agent, the REMIC Administrator, the Servicer or the Special Servicer is liable pursuant to Section 10.01(g); provided that, to the extent any of the Paying Agent, the REMIC Administrator, the Servicer or the Special Servicer is liable therefor pursuant to Section 10.01(g), such payment shall not prejudice the rights of the Trustee on behalf of the Walgreens Loan REMIC to collect such amounts;

            (vi) with respect to the Walgreens Mortgage Loan, to pay the REMIC Administrator any amounts reimbursable to it pursuant to Section 10.01(f);

            (vii) to pay to the Servicer any amounts deposited by the Servicer in the Walgreens Loan REMIC Distribution Account not required to be deposited therein; and

            (viii) to clear and terminate the Walgreens Loan REMIC Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            (d) The Paying Agent, on behalf of the Trustee, may, from time to time, make withdrawals from the Lower-Tier Distribution Account for any of the following purposes:

            (i) to make deposits of the Lower-Tier Distribution Amount pursuant to Section 4.01(b) and the amount of any Yield Maintenance Charges distributable pursuant to Section 4.01(d) in the Upper-Tier Distribution Account and to make distributions on the Class LR Certificates pursuant to
      Section 4.01(b);

            (ii) to pay to the Trustee, the Paying Agent or any of their respective directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05(b);

            (iii) to pay the Trustee and the Paying Agent their respective portions of the Trustee Fee as contemplated by Section 8.05(a) hereof with respect to the Mortgage Loans;

            (iv) to pay for the cost of the Opinions of Counsel sought by the Trustee or the Paying Agent (A) as provided in clause (v) of the definition of "Disqualified Organization", (B) as contemplated by Section 3.20(d), 8.02(ii) and 10.01(f), or (C) as contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Trustee or the Paying Agent which amendment is in furtherance of the rights and interests of Certificateholders, in each case, to the extent not paid pursuant to Section 4.01(m);

            (v) to pay any and all federal, state and local taxes imposed on the Lower-Tier REMIC, the Upper-Tier REMIC or on the assets or transactions of either such REMIC, together with all incidental costs and expenses, to the extent none of the Trustee, the Paying Agent, the REMIC Administrator, the Servicer or the Special Servicer is liable therefor pursuant to Section 10.01(g); provided that, to the extent any of the Paying Agent, the REMIC Administrator, the Servicer or the Special Servicer is liable therefor pursuant to Section 10.01(g), such payment shall not prejudice the rights of the Trustee on behalf of either the Lower-Tier REMIC or the Upper-Tier REMIC to collect such amounts;

            (vi) to pay the REMIC Administrator any amounts reimbursable to it pursuant to Section 10.01(f);

            (vii) to pay to the Servicer any amounts deposited by the Servicer in the Distribution Account not required to be deposited therein; and

            (viii) to clear and terminate the Lower-Tier Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            (e) The Paying Agent shall, on any Distribution Date, make withdrawals from the Excess Interest Distribution Account to the extent required to make the distributions of Excess Interest required by Section 4.01(h).

            (f) The Paying Agent on behalf of the Trustee may make withdrawals from the Upper-Tier Distribution Account for any of the following purposes:

            (i) to make distributions to Certificateholders (other than Holders of the Class LR Certificates) on each Distribution Date pursuant to
      Section 4.01 or 9.01, as applicable; and

            (ii) to clear and terminate the Upper-Tier Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            (g) Notwithstanding anything herein to the contrary, with respect to any Mortgage Loan, (i) if amounts on deposit in the Certificate Account, the Simon Collection Account, the Walgreens Collection Account, the Simon Loan REMIC Distribution Account, the Walgreens Loan REMIC Distribution Account and the Lower-Tier Distribution Account are not sufficient to pay the full amount of the Servicing Fee listed in Section 3.05(a)(ii) and the Trustee Fee and the Paying Agent Fee listed in Section 3.05(b)(iii), Section 3.05(c)(iii) and Section 3.05(d)(iii), then the Trustee Fee and the Paying Agent Fee shall be paid in full prior to the payment of any Servicing Fees payable under Section 3.05(a)(ii) and (ii) if amounts on deposit in the Certificate Account, the Simon Collection Account or the Walgreens Collection Account are not sufficient to reimburse the full amount of Advances and interest thereon listed in Sections 3.05(a)(iii), (iv), (v) and (vi), then reimbursements shall be paid first to the Trustee and second to the Servicer.

            (h) The Companion Paying Agent may, from time to time, make withdrawals from the Companion Distribution Account to make distributions on each Distribution Date pursuant to Section 4.01(m).

            Section 3.06 Investment of Funds in the Certificate Account and the REO Account.

            (a) The Servicer may direct any depository institution maintaining the Certificate Account, the Simon Collection Account, the Walgreens Collection Account or any Servicing Account (for purposes of this Section 3.06, an "Investment Account") and the Special Servicer may direct any depository institution maintaining the REO Account (also for purposes of this Section 3.06, an "Investment Account") to invest, or if it is such depository institution, may itself invest, the funds held therein only in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand,
(i) no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the depository institution maintaining such account is the obligor thereon and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the depository institution maintaining such account is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). The Servicer (in the case of the Certificate Account, the Simon Collection Account, the Walgreens Collection Account or any Servicing Account) or the Special Servicer (in the case of the REO Account or any Servicing Account maintained by or for the Special Servicer), on behalf of the Trustee, shall maintain continuous physical possession of any Permitted Investment of amounts in the Certificate Account, the Simon Collection Account, the Walgreens Collection Account, the Servicing Accounts or REO Account that is either (i) a "certificated security", as such term is defined in the UCC (such that the Trustee shall have control pursuant to Section 8-106 of the UCC) or (ii) other property in which a secured party may perfect its security interest by physical possession under the UCC or any other applicable law. Funds on deposit in the Distribution Accounts, if any, shall remain uninvested. In the case of any Permitted Investment held in the form of a "security entitlement" (within the meaning of Section 8-102(a)(17) of the UCC), the Servicer or the Special Servicer, as applicable, shall take or cause to be taken such action as the Trustee deems reasonably necessary to cause the Trustee to have control over such security entitlement. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Servicer (in the case of the Certificate Account, the Simon Collection Account, the Walgreens Collection Account or any Servicing Account) or the Special Servicer (in the case of the REO Account) shall:

            (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (a) all amounts then payable thereunder and (b) the amount required to be withdrawn on such date; and

            (ii) demand payment of all amounts due thereunder promptly upon determination by the Servicer, the Special Servicer or the Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) Interest and investment income realized on funds deposited in the Certificate Account, the Simon Collection Account, the Walgreens Collection Account or any Servicing Account, to the extent of the Net Investment Earnings, if any, with respect to such account for the period from the prior P&I Advance Date to the P&I Advance Date related to such Distribution Date, shall be for the sole and exclusive benefit of the Servicer to the extent not required to be paid to the related Mortgagor and shall be subject to its withdrawal, or withdrawal at its direction, in accordance with Sections 3.03 or Section 3.05(a), as the case may be. Interest and investment income realized on funds deposited in the REO Account, to the extent of the Net Investment Earnings, if any, with respect to such account for each period from any Distribution Date to the immediately succeeding P&I Advance Date, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with
Section 3.16(c). In the event that any loss shall be incurred in respect of any Permitted Investment directed to be made by the Servicer or Special Servicer, as applicable, and on deposit in any of the Certificate Account, the Simon Collection Account, the Walgreens Collection Account, any Servicing Account or the REO Account, the Servicer (in the case of the Certificate Account, the Simon Collection Account, the Walgreens Collection Account or any Servicing Account) and the Special Servicer (in the case of the REO Account) shall deposit therein, no later than the P&I Advance Date, without right of reimbursement, the amount of Net Investment Loss, if any, with respect to such account for the period from the prior P&I Advance Date to the P&I Advance Date related to such Distribution Date, provided that neither the Servicer nor the Special Servicer shall be required to deposit any loss on an investment of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account at the time such investment was made.

            (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Servicer may and, upon the request of Holders of Certificates entitled to a majority of the Voting Rights allocated to any Class shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

            Section 3.07 Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.

            (a) The Servicer shall use its reasonable efforts to cause the Mortgagor to maintain, to the extent required by the terms of the related Mortgage Note, or if the Mortgagor does not so maintain, shall itself maintain, for each Mortgage Loan all insurance coverage as is required under the related Mortgage, except to the extent that the failure of the related Mortgagor to do so is an Acceptable Insurance Default; provided, however, that if any Mortgage permits the holder thereof to dictate to the Mortgagor the insurance coverage to be maintained on such Mortgaged Property, the Servicer shall impose such insurance requirements as are consistent with the Servicing Standards, provided that the Servicer will be obligated to maintain insurance against property damage resulting from terrorist or similar acts unless the Mortgagor's failure is an Acceptable Insurance Default. Subject to Section 3.17(a), the Special Servicer shall maintain for each REO Property no less insurance coverage than was previously required of the Mortgagor under the related Mortgage Loan. All Insurance Policies maintained by the Servicer or the Special Servicer shall (i) contain a "standard" mortgagee clause, with loss payable to the Servicer on behalf of the Trustee (in the case of insurance maintained in respect of Mortgage Loans other than REO Properties), (ii) be in the name of the Trustee (in the case of insurance maintained in respect of REO Properties), (iii) include coverage in an amount not less than the lesser of (x) the full replacement cost of the improvements securing Mortgaged Property or the REO Property, as applicable, or (y) the outstanding principal balance owing on the related Mortgage Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions, (iv) include a replacement cost endorsement providing no deduction for depreciation (unless such endorsement is not permitted under the related Mortgage Loan documents),
(v) be noncancellable without 30 days prior written notice to the insured party (except in the case of nonpayment, in which case such policy shall not be cancelled without 10 days prior notice) and (vi) be issued by a Qualified Insurer authorized under applicable law to issue such Insurance Policies. Any amounts collected by the Servicer or the Special Servicer under any such Insurance Policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case in accordance with the Servicing Standards and the provisions of the related Mortgage Loan) shall be deposited in the Certificate Account, subject to withdrawal pursuant to Section 3.05(a). Any costs incurred by the Servicer in maintaining any such Insurance Policies in respect of Mortgage Loans (other than REO Properties) (i) if the Mortgagor defaults on its obligation to do so, shall be advanced by the Servicer as a Servicing Advance and will be charged to the related Mortgagor and (ii) shall not, for purposes of calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. Any cost incurred by the Special Servicer in maintaining any such Insurance Policies with respect to REO Properties shall be an expense of the Trust payable out of the related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, advanced by the Servicer as a Servicing Advance.

            Notwithstanding the foregoing, with respect to the Mortgage Loans which either (x) require the Mortgagor to maintain "all risk" property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable Mortgagor to maintain insurance in types and against such risks as the holder of such Mortgage Loan reasonably requires from time to time in order to protect its interests, the Servicer will be required to (A) actively monitor whether the insurance policies for the related Mortgaged Property contain Additional Exclusions, (B) request the Mortgagor to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance and (C) notify the Special Servicer if any insurance policy contains Additional Exclusions or if any borrower fails to purchase the insurance requested to be purchased by the Servicer pursuant to clause (B) above. If the Special Servicer determines that such failure is not an Acceptable Insurance Default, the Special Servicer shall notify the Servicer and the Servicer shall cause such insurance to be maintained. Furthermore, the Special Servicer shall inform the Rating Agencies as to such conclusions for those Mortgage Loans that have one of the ten (10) highest outstanding Stated Principal Balances of all of the Mortgage Loans then included in the Trust. During the period that the Special Servicer is evaluating the availability of such insurance, the Servicer will not be liable for any loss related to its failure to require the Mortgagor to maintain such insurance and will not be in default of its obligations as a result of such failure.

            (b) (i) If the Servicer or the Special Servicer shall obtain and maintain a blanket Insurance Policy with a Qualified Insurer insuring against fire and hazard losses on all of the Mortgage Loans or REO Properties, as the case may be, required to be serviced and administered hereunder, then, to the extent such Insurance Policy provides protection equivalent to the individual policies otherwise required, the Servicer or the Special Servicer shall conclusively be deemed to have satisfied its obligation to cause fire and hazard insurance to be maintained on the related Mortgaged Properties or REO Properties. Such Insurance Policy may contain a deductible clause, in which case the Servicer or the Special Servicer shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a fire and hazard Insurance Policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses which would have been covered by such Insurance Policy, promptly deposit into the Certificate Account from its own funds the amount of such loss or losses that would have been covered under the individual policy but are not covered under the blanket Insurance Policy because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or in the absence of such deductible limitation, the deductible limitation which is consistent with the Servicing Standards. In connection with its activities as administrator and Servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket Insurance Policy in a timely fashion in accordance with the terms of such policy. The Special Servicer, to the extent consistent with the Servicing Standards, may maintain, earthquake insurance on REO Properties, provided coverage is available at commercially reasonable rates, the cost of which shall be a Servicing Advance.

            (ii) If the Servicer or the Special Servicer shall cause any Mortgaged Property or REO Property to be covered by a master single interest or force-placed insurance policy with a Qualified Insurer naming the Servicer or the Special Servicer on behalf of the Trustee as the loss payee, then to the extent such Insurance Policy provides protection equivalent to the individual policies otherwise required, the Servicer or the Special Servicer shall conclusively be deemed to have satisfied its obligation to cause such insurance to be maintained on the related Mortgage Properties and REO Properties. In the event the Servicer or the Special Servicer shall cause any Mortgaged Property or REO Property to be covered by such master single interest or force-placed insurance policy, the incremental costs of such insurance applicable to such Mortgaged Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property or REO Property is covered thereby) shall be paid by the Servicer as a Servicing Advance. Such master single interest or force-placed policy may contain a deductible clause, in which case the Servicer or the Special Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of
Section 3.07(a), and there shall have been one or more losses which would have been covered by such policy had it been maintained, deposit into the Certificate Account from its own funds the amount not otherwise payable under the master single or force-placed interest policy because of such deductible clause, to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standards.

            (c) Each of the Servicer and the Special Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions Insurance Policy with a Qualified Insurer covering the Servicer's and the Special Servicer's, as applicable, officers and employees acting on behalf of the Servicer and the Special Servicer in connection with its activities under this Agreement. Notwithstanding the foregoing, so long as the long term debt or the deposit obligations or claims-paying ability of the Servicer is rated at least "A" by Moody's and S&P (or, with respect to the required Moody's rating, if not rated by Moody's, then at least "A" by two other nationally recognized statistical rating organizations (which may include S&P)), the Servicer shall be allowed to provide self-insurance with respect to a fidelity bond and an Errors and Omissions Insurance Policy. The amount of coverage shall be at least equal to the coverage that would be required by Fannie Mae or Freddie Mac, whichever is greater, with respect to the Servicer or the Special Servicer if the Servicer or the Special Servicer, as applicable, were servicing and administering the Mortgage Loans or Specially Serviced Mortgage Loans, as applicable, for Fannie Mae or Freddie Mac. Coverage of the Servicer or the Special Servicer under a policy or bond obtained by an Affiliate of the Servicer or the Special Servicer and providing the coverage required by this Section 3.07(c) shall satisfy the requirements of this Section 3.07(c). The Special Servicer and the Servicer will promptly report in writing to the Trustee any material changes that may occur in their respective fidelity bonds, if any, and/or their respective errors and omissions Insurance Policies, as the case may be, and will furnish to the Trustee copies of all binders and policies or certificates evidencing that such bonds, if any, and insurance policies are in full force and effect. The Servicer and the Special Servicer shall each cause the Trustee to be an additional loss payee on any policy currently in place or procured pursuant to the requirements of this Section 3.07(c).

            (d) At the time the Servicer determines in accordance with the Servicing Standards that any Mortgaged Property shall be in a federally designated special flood hazard area (and such flood insurance has been made available), the Servicer will use reasonable efforts to cause the related Mortgagor (in accordance with applicable law and the terms of the Mortgage Loan documents) to maintain, and, if the related Mortgagor shall default in its obligation to so maintain, shall itself maintain to the extent available at commercially reasonable rates (as determined by the Servicer in accordance with the Servicing Standards and to the extent the Trustee, as mortgagee, has an insurable interest therein), flood insurance in respect thereof, but only to the extent the related Mortgage Loan permits the mortgagee to require such coverage and the maintenance of such coverage is consistent with the Servicing Standards. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan, and (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended. If the cost of any insurance described above is not borne by the Mortgagor, the Servicer shall promptly make a Servicing Advance for such costs.

            (e) During all such times as any REO Property shall be located in a federally designated special flood hazard area, the Special Servicer will cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended. The cost of any such flood insurance with respect to an REO Property shall be an expense of the Trust payable out of the related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, paid by the Servicer as a Servicing Advance.

            Section 3.08 Enforcement of Due-On-Sale Clauses; Assumption Agreements.

            (a) As to each Mortgage Loan which contains a provision in the nature of a "due-on-sale" clause, which by its terms:

            (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or

            (ii) provides that such Mortgage Loan may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer,

then, for so long as such Mortgage Loan is included in the Trust Fund, the Special Servicer or, with respect to all Non-Specially Serviced Mortgage Loans, the Servicer, on behalf of the Trustee as the mortgagee of record, shall exercise (or waive its right to exercise provided that, (i) with respect to all Non-Specially Serviced Mortgage Loans, the Servicer has obtained the prior written consent of the Special Servicer, which consent shall be deemed given 10 Business Days after receipt by the Special Servicer from the Servicer of the Servicer's analysis and recommendation with respect to such waiver together with such other information reasonably required by the Special Servicer, (ii) with respect to all Specially Serviced Mortgage Loans, and Non-Specially Serviced Mortgage Loans having a Stated Principal Balance greater than or equal to $2,500,000, the Special Servicer has obtained the prior written consent of the Directing Certificateholder, which consent shall be deemed given 10 Business Days after receipt by the Directing Certificateholder from the Special Servicer of the Servicer's analysis and recommendation with respect to such waiver together with such other information reasonably required by the Directing Certificateholder and (iii) it has obtained confirmation from the Rating Agencies pursuant to Section 3.08(e), if required) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon or (y) to withhold its consent to any such sale or transfer, in a manner consistent with the Servicing Standards.

            (b) As to each Mortgage Loan which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

            (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property; or

            (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property,

then, for so long as such Mortgage Loan is included in the Trust Fund, the Servicer shall provide notice to the Special Servicer of any request for a waiver thereof, and the Special Servicer, on behalf of the Trustee as the mortgagee of record, shall exercise (or waive its right to exercise provided that the Special Servicer has, (i) (a) with respect to all Specially Serviced Mortgage Loans and (b) all Non-Specially Serviced Mortgage Loans having a Stated Principal Balance greater than or equal to $2,500,000, obtained the consent of the Directing Certificateholder, and (ii) obtained confirmation from the Rating Agencies pursuant to Section 3.08(e), if required) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon or (y) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the Servicing Standards.

            (c) Nothing in this Section 3.08 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any additional lien or other encumbrance with respect to such Mortgaged Property.

            (d) Except as otherwise permitted by Sections 3.20 and 3.08(a), (b) and (f), neither the Servicer nor the Special Servicer shall agree to modify, waive or amend any term of any Mortgage Loan in connection with the taking of, or the failure to take, any action pursuant to this Section 3.08.

            (e) (i) Notwithstanding the foregoing, the Servicer or the Special Servicer, as applicable, shall not waive any rights under a "due-on-encumbrance" clause with respect to any Mortgage Loan which (together with any Mortgaged Loans cross-collateralized with such Mortgage Loans) represents (a) one of the top ten Stated Principal Balances as of the date of the encumbrance, or if the applicable Mortgage Loan represents 2% or more of the Cut-off Date Principal Balance of all Mortgage Loans and (b) a Mortgage Loan with a LTV Ratio greater than or equal to 85% and a Debt Service Coverage Ratio less than or equal to 1.20x, unless it obtains from each Rating Agency a written confirmation that such waiver will not cause a downgrading, qualification or withdrawal of the then current rating assigned to any of the Certificates. The Special Servicer shall provide copies of any such waivers to the Servicer and each Rating Agency with respect to each Mortgage Loan. To the extent any fee charged by each Rating Agency in connection with rendering such written confirmation is not paid by the related Mortgagor, such fee is to be an expense of the Trust.

            (ii) Notwithstanding the foregoing, the Servicer or the Special Servicer, as applicable, shall not waive any rights under a "due-on-sale" clause with respect to any of the Mortgage Loans unless it obtains from each Rating Agency a written confirmation that such waiver would not cause a downgrading, qualification or withdrawal of the then current rating assigned to any of the Certificates; provided, however, that (x) no such confirmation shall be required for any Mortgage Loan which (together with any Mortgaged Loans cross-collateralized with such Mortgage Loans) is a Mortgage Loan with a Cut-off Date Principal Balance less than $20,000,000, or if the related Mortgage Loan represents less than 5% of the Cut-off Date Principal Balance of all Mortgage Loans. The Servicer shall use its reasonable efforts to collect from the Mortgagor all fees charged by any Rating Agency and, to the extent the Mortgagor is required to pay such fee under the terms of the related Mortgage Loan documents, the Servicer shall not waive such obligation. To the extent any fee charged by each Rating Agency in connection with rendering such written confirmation is not paid by the related Mortgagor, such fee is to be an expense of the Trust. The Special Servicer shall provide copies of any such waivers to the Servicer and each Rating Agency with respect to each Mortgage Loan.

            (f) Notwithstanding any other provisions of this Section 3.08 or
Section 3.20, the Servicer may, without any Rating Agency confirmation as provided in clause (e) above or any Directing Certificateholder approval (provided the Servicer delivers notice thereof to the Special Servicer and Directing Certificateholder), (i) grant waivers of non-material covenant defaults (other than financial covenants), including late financial statements;
(ii) grant releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the Mortgaged Property or the ability of the related Mortgagor to pay amounts due in respect of the Mortgage Loan as and when due; (iii) approve or consent to grants of easements or right of way for utilities, access, parking, public improvements or another purpose or subordinations of the lien of Mortgage Loans to easements that do not materially affect the use or value of a Mortgaged Property or a Mortgagor's ability to make any payments with respect to the related Mortgage Loan; (iv) grant other routine approvals, including the granting of subordination, non-disturbance and attornment agreements and leasing consents that affect less than the lesser of (a) 30% of the net rentable area of the Mortgaged Property, or (b) 30,000 square feet; (v) consents to actions related to condemnation of non-material, non-income producing parcels of the Mortgaged Property that do not materially affect the use or value of the Mortgaged Property or the ability of the related Mortgagor to pay amounts due in respect of the Mortgage Loan as and when due; (vi) consents to a change in property management relating to any Mortgage Loan with respect to Mortgage Loans with an outstanding principal balance of less than $10,000,000; and (vii) approve of annual operating budgets; provided that any such modification, waiver or amendment (w) would not in any way affect a payment term of the Certificates,
(x) would not constitute a "significant modification" of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise cause any of the Upper-Tier REMIC, Lower-Tier REMIC or Loan REMICs to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a "grantor trust" under subpart E of Part 1 of subchapter J of the Code, (y) agreeing to such modification, waiver or amendment would be consistent with the Servicing Standard, and (z) agreeing to such modification, waiver or amendment shall not violate the terms, provisions or limitations of this Agreement or any other document contemplated hereby.

            (g) Notwithstanding any other provision of this Agreement, the Servicer may not waive its rights or grant its consent under any "due-on-sale" or "due-on-encumbrance" clause without the consent of the Special Servicer and the Special Servicer may not waive its rights or grant its consent under any "due-on-sale" or "due-on-encumbrance" clause relating to a Non-Specially Serviced Mortgage Loan having a Stated Principal Balance greater than or equal to $2,500,000 or relating to any Specially Serviced Mortgage Loan without the consent of the Directing Certificateholder. The Directing Certificateholder shall have 10 Business Days after receipt of notice together with the recommendation and analysis with respect to such waiver from the Special Servicer of a proposed waiver or consent under any "due-on-sale" or "due-on-encumbrance" clause in which to grant or withhold its consent (provided that if the Special Servicer fails to receive a response to such notice from the Directing Certificateholder in writing within such period, then the Directing Certificateholder shall be deemed to have consented to such proposed waiver or consent).

            Section 3.09 Realization Upon Defaulted Mortgage Loans.

            (a) The Special Servicer shall, subject to subsections (b) through
(d) of this Section 3.09, exercise reasonable efforts, consistent with the Servicing Standards, to foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of property securing such Mortgage Loans or Companion Loans, as come into and continue in default as to which no satisfactory arrangements can be made for collection of delinquent payments, and which are not released from the Trust Fund pursuant to any other provision hereof. The foregoing is subject to the provision that, in any case in which a Mortgaged Property shall have suffered damage from an Uninsured Cause, the Servicer or Special Servicer shall not be required to make a Servicing Advance and expend funds toward the restoration of such property unless the Special Servicer has determined in its reasonable discretion that such restoration will increase the net proceeds of liquidation of such Mortgaged Property to Certificateholders after reimbursement to the Servicer for such Servicing Advance, and the Servicer or Special Servicer has determined that such Servicing Advance together with accrued and unpaid interest thereon will be recoverable by the Servicer or Special Servicer out of the proceeds of liquidation of such Mortgaged Property, as contemplated in Section 3.05(a)(iv). The Special Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings (such costs and expenses to be advanced by the Servicer or upon request of the Special Servicer, to the Special Servicer), provided that, in each case, such cost or expense would not, if incurred, constitute a Nonrecoverable Servicing Advance. Nothing contained in this Section 3.09 shall be construed so as to require the Servicer or the Special Servicer, on behalf of the Trust, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Servicer or the Special Servicer in its reasonable judgment taking into account the factors described in Section 3.18(b) and the results of any Appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standards. If and when the Special Servicer or the Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a Defaulted Mortgage Loan or defaulted Companion Loan, whether for purposes of bidding at foreclosure or otherwise, the Special Servicer or the Servicer, as the case may be, is authorized to have an Appraisal performed with respect to such property by an Independent MAI-designated appraiser the cost of which shall be paid by the Servicer as a Servicing Advance.

            (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

            (i) such personal property is incidental to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

            (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be paid by the Servicer as a Servicing Advance) to the effect that the holding of such personal property by the Trust Fund (to the extent not allocable to a Companion Loan) will not cause the imposition of a tax on the Upper-Tier REMIC, the Lower-Tier REMIC or the related Loan REMIC under the REMIC Provisions or cause the Upper-Tier REMIC, the Lower-Tier REMIC or the related Loan REMIC to fail to qualify as a REMIC at any time that any Uncertificated Lower-Tier Interest, Loan REMIC Regular Interest or Certificate is outstanding.

            (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Special Servicer nor the Servicer shall, on behalf of the Trustee, obtain title to a Mortgaged Property in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless (as evidenced by an Officer's Certificate to such effect delivered to the Trustee) the Special Servicer has previously determined in accordance with the Servicing Standards, based on an Environmental Assessment of such Mortgaged Property performed by an Independent Person who regularly conducts Environmental Assessments and performed within six months prior to any such acquisition of title or other action, that:

            (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions, for such purposes taking into account any insurance coverage provided pursuant to any environmental insurance polices in effect and obtained on behalf of the Mortgagee with respect to the related Mortgaged Property; and

            (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, that taking such actions with respect to such Mortgaged Property is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions.

            The cost of any such Environmental Assessment shall be paid by the Servicer or the Special Servicer as a Servicing Advance and the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding sentence shall be paid by the Servicer as a Servicing Advance, unless it is a Nonrecoverable Servicing Advance (in which case it shall be an expense of the Trust Fund and may be withdrawn by the Servicer from the Certificate Account, the Simon Collection Account or the Walgreens Collection Account); and if any such Environmental Assessment so warrants, the Special Servicer shall, at the expense of the Trust Fund (except with respect to any Companion Loan and any Environmental Assessment ordered after the related AB Mortgage Loan has been paid in full), perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses (i) and (ii) of the preceding sentence have been satisfied. The Special Servicer shall review and be familiar with the terms and conditions relating to enforcing claims and shall monitor the dates by which any claim or action must be taken (including delivering any notices to the insurer and using reasonable efforts to perform any actions required under such policy) under each environmental insurance policy in effect and obtained on behalf of the mortgagee to receive the maximum proceeds available under such policy for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests and Loan REMIC Regular Interests.

            (d) If (i) the environmental testing contemplated by subsection (c) above establishes that either of the conditions set forth in clauses (i) and
(ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a Defaulted Mortgage Loan and (ii) there has been no breach of any of the representations and warranties set forth in or required to be made pursuant to Section 6 of each of the Mortgage Loan Purchase Agreements for which the applicable Mortgage Loan Seller could be required to repurchase such Defaulted Mortgage Loan pursuant to Section 6 of the applicable Mortgage Loan Purchase Agreement, then the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund (other than proceeding to acquire title to the Mortgaged Property) and is hereby authorized at such time as it deems appropriate to release such Mortgaged Property from the lien of the related Mortgage, provided that, if such Mortgage Loan has a then outstanding principal balance of greater than $1,000,000, then prior to the release of the related Mortgaged Property from the lien of the related Mortgage,
(i) the Special Servicer shall have notified the Rating Agencies, the Trustee, the Paying Agent, the Servicer and the Directing Certificateholder in writing of its intention to so release such Mortgaged Property and the bases for such intention, (ii) the Paying Agent shall have notified the Certificateholders in writing of the Special Servicer's intention to so release such Mortgaged Property, (iii) the Holders of Certificates entitled to a majority of the Voting Rights shall have consented to such release within 30 days of the Paying Agent's distributing such notice (failure to respond by the end of such 30-day period being deemed consent) and (iv) the Special Servicer shall have received written confirmation from each Rating Agency that such release will not cause the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates. To the extent any fee charged by each Rating Agency in connection with rendering such written confirmation is not paid by the related Mortgagor, such fee is to be an expense of the Trust.

            (e) The Special Servicer shall provide written reports and a copy of any Environmental Assessments to the Trustee, the Paying Agent, the Directing Certificateholder, each Rating Agency and the Servicer monthly regarding any actions taken by the Special Servicer with respect to any Mortgaged Property securing a defaulted Mortgage Loan as to which the environmental testing contemplated in subsection (c) above has revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earlier to occur of satisfaction of both such conditions, repurchase of the related Mortgage Loan by the applicable Mortgage Loan Seller or release of the lien of the related Mortgage on such Mortgaged Property. The Paying Agent shall forward all such reports to the Certificateholders upon request.

            (f) The Special Servicer shall provide the Servicer with all information regarding forgiveness of indebtedness and required to be reported with respect to any Mortgage Loan which is abandoned or foreclosed and the Servicer shall report to the Internal Revenue Service and the related Mortgagor, in the manner required by applicable law, such information and the Servicer shall report, via Form 1099C (or any successor form), all forgiveness of indebtedness to the extent such information has been provided to the Servicer by the Special Servicer. The Servicer shall deliver a copy of any such report to the Paying Agent and the Trustee.

            (g) The Special Servicer shall have the right to determine, in accordance with the Servicing Standards, the advisability of the maintenance of an action to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan and applicable Companion Loan permit such an action.

            (h) The Special Servicer shall maintain accurate records, prepared by one of its Servicing Officers, of each Final Recovery Determination in respect of a Defaulted Mortgage Loan, defaulted Companion Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate promptly delivered to the Trustee, the Paying Agent, the Directing Certificateholder and the Servicer and in no event later than the next succeeding P&I Advance Determination Date.

            Section 3.10 Trustee to Cooperate; Release of Mortgage Files.

            (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer or the Special Servicer, as the case may be, of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer or Special Servicer, as the case may be, will immediately notify the Trustee and request delivery of the related Mortgage File. Any such notice and request shall be in the form of a Request for Release signed by a Servicing Officer and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.04(a) or remitted to the Servicer to enable such deposit, have been or will be so deposited. Within seven Business Days (or within such shorter period as release can reasonably be accomplished if the Servicer notifies the Trustee of an exigency) of receipt of such notice and request, the Trustee shall release, or cause any related Custodian to release, the related Mortgage File to the Servicer or Special Servicer, as the case may be. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account, the Simon Collection Account or the Walgreens Collection Account.

            (b) From time to time as is appropriate for servicing or foreclosure of any Mortgage Loan, the Servicer or the Special Servicer shall deliver to the Trustee a Request for Release signed by a Servicing Officer. Upon receipt of the foregoing, the Trustee shall deliver or cause the related Custodian to deliver, the Mortgage File or any document therein to the Servicer or the Special Servicer (or a designee), as the case may be. Upon return of such Mortgage File or such document to the Trustee or the related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer of the Servicer or the Special Servicer, as the case may be, stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account, the Simon Collection Account or the Walgreens Collection Account pursuant to Section 3.04(a) have been or will be so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee to the Servicer or the Special Servicer (or a designee), as the case may be, with the original being released upon termination of the Trust.

            (c) Within seven Business Days (or within such shorter period as delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of receipt thereof, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. The Special Servicer shall be responsible for the preparation of all such documents and pleadings. When submitted to the Trustee for signature, such documents or pleadings shall be accompanied by a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

            Section 3.11 Servicing Compensation.

            (a) As compensation for its activities hereunder, the Servicer shall be entitled to receive the Servicing Fee with respect to each Mortgage Loan, Companion Loan and REO Loan (including Specially Serviced Mortgage Loans). As to each Mortgage Loan, Companion Loan and REO Loan, the Servicing Fee shall accrue from time to time at the Servicing Fee Rate and shall be computed on the basis of the Stated Principal Balance of such Mortgage Loan or Companion Loan, as the case may be, and in the same manner as interest is calculated on the Mortgage Loans or Companion Loan, as the case may be, and, in connection with any partial month interest payment, for the same period respecting which any related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed. The Servicing Fee with respect to any Mortgage Loan, Companion Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Servicing Fee shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Mortgage Loan, Companion Loan and REO Revenues allocable as interest on each REO Loan, and as otherwise provided by Section 3.05(a). The Servicer shall be entitled to recover unpaid Servicing Fees in respect of any Mortgage Loan, Companion Loan or REO Loan out of that portion of related payments, Insurance and Condemnation Proceeds, Liquidation Proceeds and REO Revenues (in the case of an REO Loan) allocable as recoveries of interest, to the extent permitted by Section 3.05(a). Except as set forth in Section 7.01(c), the right to receive the Servicing Fee may not be transferred in whole or in part.

            The Servicer shall be entitled to retain, and shall not be required to deposit in the Certificate Account, the Simon Collection Account or the Walgreens Collection Account pursuant to Section 3.04(a), additional servicing compensation in the form of (i) 100% of application, modification, waiver, consent and defeasance fees pursuant to Section 3.08(f), provided the consent of the Special Servicer is not required to take such action (other than with respect to defeasances) and (ii) 50% of all application, assumption, waiver and consent fees pursuant to Section 3.08(a) on the Non-Specially Serviced Mortgage Loans, to the extent that such fees are paid by the Mortgagor and for which the Special Servicer's consent or approval is required on the Non-Specially Serviced Mortgage Loans and only to the extent that all amounts then due and payable with respect to the related Mortgage Loan have been paid. In addition, the Servicer shall be entitled to retain as additional servicing compensation any charges for processing Mortgagor requests, beneficiary statements or demands reasonable and customary consent fees, fees in connection with defeasance, if any, and other customary charges, and amounts collected for checks returned for insufficient funds, in each case only to the extent actually paid by the related Mortgagor and shall not be required to deposit such amounts in the Certificate Account, the Simon Collection Account or the Walgreens Collection Account pursuant to
Section 3.04(a). Subject to Section 3.11(c), the Servicer shall also be entitled to additional servicing compensation in the form of: (i) Penalty Charges accrued on Mortgage Loans during the period said Mortgage Loans were Non-Specially Serviced Mortgage Loans, but only to the extent actually paid by the related Mortgagor and to the extent that all interest on related Advances (other than with respect to the 75/101 Federal Street Mortgage Loan) and all additional Trust Fund expenses (other than Special Servicing Fees, Workout Fees and Liquidation Fees with respect to each Mortgage Loan and such costs and expenses incurred with respect to the 75/101 Federal Street Mortgage Loan) payable with respect to such Mortgage Loan have been paid since the Closing Date, (ii) interest or other income earned on deposits relating to the Trust Fund in the Certificate Account, the Simon Collection Account or the Walgreens Collection Account in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to such account for the period from the prior P&I Advance Date to the P&I Advance Date related to such Distribution
Date), (iii) interest or other income earned on deposits in the Servicing Account which are not required by applicable law or the related Mortgage Loan to be paid to the Mortgagor and (iv) the difference, if positive, between Prepayment Interest Excess and Prepayment Shortfalls collected on the Mortgage Loans during the related Due Period to the extent not required to be paid as Compensating Interest Payments. The Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket Insurance Policy insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not payable directly out of the Certificate Account, the Simon Collection Account or the Walgreens Collection Account, and the Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            (b) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and REO Loan. As to each Specially Serviced Mortgage Loan and REO Loan, the Special Servicing Fee shall accrue from time to time at the Special Servicing Fee Rate and shall be computed on the basis of the Stated Principal Balance of such Specially Serviced Mortgage Loan and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans and, in connection with any partial month interest payment, for the same period respecting which any related interest payment due on such Specially Serviced Mortgage Loan or deemed to be due on such REO Loan is computed. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Special Servicing Fee shall be payable monthly, on a loan-by-loan basis, to the extent permitted by Section 3.05(a). The right to receive the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

            Additional servicing compensation in the form of (i) 100% of all fees with respect to application, assumption, extension, modification, waiver, consent, earnout and defeasance fees, in each case, received on any Specially Serviced Mortgage Loans to the extent such fees are paid by the Mortgagor (ii) 100% of all application, extension, waiver, consent, earnout and modification fees (not including defeasance fees) on each Non-Specially Serviced Mortgage Loans (other than pursuant to Section 3.08(a) and Section 3.08(f)) and (iii) 50% of all application, assumption, waiver and consent fees pursuant to Section 3.08(a) received with respect to all Non-Specially Serviced Mortgage Loans and for which the Special Servicer's consent or approval is required, shall be promptly paid to the Special Servicer by the Servicer to the extent such fees are paid by the Mortgagor and shall not be required to be deposited in the Certificate Account, the Simon Collection Account or the Walgreens Collection Account pursuant to Section 3.04(a). The Special Servicer shall also be entitled to additional servicing compensation in the form of a Workout Fee with respect to each Corrected Mortgage Loan at the Workout Fee Rate on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan; provided that a new Workout Fee will become payable if and when such Specially Serviced Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable in respect of Mortgage Loans that became Corrected Mortgage Loans prior to the time of that termination or resignation except the Workout Fees will no longer be payable if the Mortgage Loan subsequently becomes a Specially Serviced Mortgage Loan. If the Special Servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing with respect to which one (1) scheduled payment has been made, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the Mortgagor had not had sufficient time to make three consecutive timely Monthly Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the Mortgagor making such three consecutive timely Monthly Payments. The successor special servicer will not be entitled to any portion of such Workout Fees. A Liquidation Fee will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer receives any Liquidation Proceeds or Insurance and Condemnation Proceeds subject to the exceptions set forth in the definition of Liquidation Fee. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds or Insurance and Condemnation Proceeds received in connection with the repurchase of any Mortgage Loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation so long as such repurchase is completed within the 90 day period or such other additional period provided for such repurchase in this Agreement and the Mortgage Loan Purchase Agreement, the purchase of any Specially Serviced Mortgage Loan by the Majority Controlling Class Certificateholder pursuant to Section 3.18(a), the Servicer or the Special Servicer or the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the Trust Fund pursuant to Section
9.01. If, however, Liquidation Proceeds or Insurance and Condemnation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds and Insurance and Condemnation Proceeds that constitute principal and/or interest on such Mortgage Loan. Notwithstanding anything herein to the contrary, the Special Servicer shall only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to proceeds on any Mortgage Loan. Subject to clause (c) below, the Special Servicer will also be entitled to additional fees in the form of Penalty Charges on Specially Serviced Mortgage Loans which have accrued during such time as such Mortgage Loan was a Specially Serviced Mortgage Loan, but only to the extent actually collected from the related Mortgagor and to the extent that all interest on Advances (other than with respect to the 75/101 Federal Street Mortgage Loan) and additional Trust Fund expenses payable with respect to the related Mortgage Loan have been paid since the Closing Date. The Special Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts, other than management fees in respect of REO Properties, due and owing to any of its Sub-Servicers and the premiums for any blanket Insurance Policy obtained by it insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not expressly payable directly out of the Certificate Account or the REO Account, and the Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            (c) In determining the compensation of the Servicer or Special Servicer, as applicable, with respect to Penalty Charges, on any Distribution Date, the aggregate Penalty Charges collected on any Mortgage Loan (other than the 75/101 Federal Street Mortgage Loan) since the prior Distribution Date shall be applied (in such order) to reimburse (i) the Servicer, the Special Servicer or the Trustee for interest on Advances on such Mortgage Loan due on such Distribution Date, (ii) the Trust Fund for all interest on Advances previously paid to the Servicer, the Special Servicer or the Trustee pursuant to Section 3.05(a)(vi) hereof and (iii) the Trust Fund for costs of inspections by the Special Servicer, all unpaid Advances and additional Trust Fund expenses (other than Special Servicing Fees, Liquidation Fees and Workout Fees with respect to each Mortgage Loan and such costs and expenses incurred with respect to the 75/101 Federal Street Mortgage Loan) incurred since the Closing Date, Penalty Charges remaining thereafter shall be distributed on a pro rata basis to the Servicer, if and to the extent accrued while the Mortgage Loan was a Non-Specially Serviced Mortgage Loan and the Special Servicer if and to the extent accrued on such Mortgage Loan during the period such Mortgage Loan was a Specially Serviced Mortgage Loan.

            Section 3.12 Inspections; Collection of Financial Statements.

            (a) The Servicer shall perform (at its own expense), or shall cause to be performed (at its own expense), a physical inspection of each Mortgaged Property at least once every calendar year commencing in the calendar year 2003; provided, however, that if a physical inspection has been performed by the Special Servicer in the previous calendar year, the Servicer will not be required to perform or cause to be performed, such physical inspection; provided, further, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the Special Servicer shall inspect the related Mortgaged Property as soon as practicable after such Mortgage Loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as such Mortgage Loan remains a Specially Serviced Mortgage Loan. The cost of such inspection by the Special Servicer shall be an expense of the Trust Fund, reimbursed first from Penalty Charges actually received from the related Mortgagor and then from the Certificate Account pursuant to Section 3.05(a)(ii). The Special Servicer or the Servicer, as applicable, shall prepare or cause to be prepared a written report of each such inspection detailing the condition of the Mortgaged Property and specifying the existence of (i) any vacancy in the Mortgaged Property that the preparer of such report deems material, (ii) any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge, (iii) any adverse change in the condition of the Mortgaged Property that the preparer of such report deems material, (iv) any visible material waste committed on the Mortgaged Property and (v) photographs of each inspected Mortgaged Property. The Special Servicer and the Servicer shall deliver a copy of each such report prepared by the Special Servicer and the Servicer, respectively, to the other, and to the Directing Certificateholder electronically using the ARCap naming convention the form of which is attached hereto as Exhibit S (the "ARCap Naming Convention"), to the Trustee, the Paying Agent and the Rating Agencies within five (5) Business Days after request (or if such request is received before such report is completed, within five (5) Business Days after completion of such report). The Paying Agent shall deliver a copy of each such report to the Controlling Class Certificateholder (and in the case of the Simon Mortgage Loan, the Simon Representative) upon request and to each Holder of a Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificate, upon request (which such request may state that such items be delivered until further notice).

            (b) The Special Servicer or Servicer, as applicable, shall make reasonable efforts to collect promptly from each Mortgagor annual operating statements and rent rolls of the related Mortgaged Property, financial statements of such Mortgagor and any other reports required to be delivered under the terms of the Mortgage Loans, if delivery of such items is required pursuant to the terms of the related Mortgage.

            (c) The Special Servicer, in the case of any Specially Serviced Mortgage Loan, and the Servicer, in the case of any Non-Specially Serviced Mortgage Loan shall make reasonable efforts to collect promptly from each related Mortgagor quarterly and annual operating statements, budgets and rent rolls of the related Mortgaged Property, and the quarterly and annual financial statements of such Mortgagor, whether or not delivery of such items is required pursuant to the terms of the related Mortgage. The Servicer shall not be required to request such statements more than once if the related Mortgagor does not deliver such statements. In addition, the Special Servicer shall cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and shall collect all such items promptly following their preparation. The Special Servicer shall deliver all such items to the Servicer within five (5) days of receipt and the Servicer and the Special Servicer shall each deliver copies of all the foregoing items collected by it to the Paying Agent and the Directing Certificateholder (electronically using the ARCap Naming Convention) and, upon request, to the Depositor and the Trustee and each other, in each case within 60 days of its receipt thereof, but in no event, the case of annual statements, later than June 30th of each year. The Paying Agent shall, upon request, deliver copies (in hard copy, electronic format or make available on its Internet website) of the foregoing items to the Underwriters, the Rating Agencies, the Trustee, Controlling Class Certificateholders, the Mortgage Loan Sellers or, to the extent the Certificate Registrar has confirmed the Ownership Interest in Certificates held thereby, any Certificate Owner, a copy (or image in suitable electronic media) of each such report prepared by the Servicer or the Special Servicer.

            Within 45 days after receipt by the Servicer, with respect to Non-Specially Serviced Mortgage Loans, or the Special Servicer with respect to Specially Serviced Mortgage Loans of any annual operating statements or rent rolls with respect to any Mortgaged Property or REO Property, or if such date would be after June 30th of any year, then within 30 days after receipt, the Servicer shall, based upon such operating statements or rent rolls received, prepare (or, if previously prepared, update) the analysis of operations and the NOI Adjustment Worksheet and the Operating Statement Analysis Report. Upon the occurrence and continuation of a Servicing Transfer Event, the Servicer shall provide the Special Servicer with all prior Operating Statement Analysis Reports and NOI Adjusted Worksheets for the related Mortgage Loan (including underwritten figures), and the Special Servicer's obligations hereunder shall be subject to its having received all such reports. The Servicer and Special Servicer shall forward electronically using the ARCap Naming Convention to the other and the Directing Certificateholder monthly all operating statements and rent rolls received from any Mortgagor from the prior month. All Operating Statement Analysis Reports shall be maintained by the Servicer with respect to each Mortgaged Property and REO Property, and the Servicer shall forward copies (in hard copy, electronic format or make available on its Internet website) thereof (in each case, promptly following the initial preparation and each material revision thereof) to the Trustee, the Paying Agent, the Directing Certificateholder (and in the case of the Simon Mortgage Loan, the Simon Representative) and, upon written request, the Special Servicer and the related operating statements or rent rolls. The Paying Agent shall, upon request and to the extent such items have been delivered to the Paying Agent by the Servicer, deliver to the Underwriters, the Rating Agencies, the Mortgage Loan Sellers, any Certificateholder or, to the extent the Certificate Registrar has confirmed the Ownership Interest in the Certificates held thereby, any Certificate Owner, a copy of such Operating Statement Analysis (or update thereof) and, upon written request, the related operating statement or rent rolls. The Servicer shall maintain an Operating Statement Analysis Report with respect to each Mortgaged Property and REO Property. Each Operating Statement Analysis Report shall be substantially in the form of Exhibit L-12 attached hereto (or, at the discretion of the Servicer, or the Special Servicer, as applicable, provided that no less information is provided than is set forth in Exhibit L-12 in a CMSA format.

            (d) At or before 12:00 p.m. (New York City time) on the first Business Day following each Determination Date, the Special Servicer shall prepare and deliver or cause to be delivered to the Servicer the following reports with respect to the Specially Serviced Mortgage Loans and any REO Properties, providing the information required of the Special Servicer in an electronic format, reasonably acceptable to the Servicer as of such Determination Date: (i) a CMSA Delinquent Loan Status Report, (ii) a CMSA Property File, (iii) a CMSA Historical Liquidation Report; (iv) a CMSA Historical Loan Modification Report and (v) a CMSA REO Status Report.

            (e) Not later than 12:30 p.m. (New York City time) on the P&I Advance Date, the Servicer shall prepare (if and to the extent necessary) and deliver or cause to be delivered (in electronic format) to the Paying Agent data files relating to the following reports: (i) to the extent received at the time required, the most recent CMSA Delinquent Loan Status Report, CMSA Historical Liquidation Report, CMSA Historical Loan Modification Report and CMSA REO Status Report received from the Special Servicer pursuant to Section 3.12(d), (ii) the most recent CMSA Property File Report, and CMSA Comparative Financial Status Report (in each case combining the reports required in Section 3.12(d) by the Special Servicer and Servicer), (iii) a Servicer Watch List Report with information that is current as of such Determination Date and (iv) an Updated Collection Report. Not later than 2:00 p.m. (New York City time) two (2) Business Days prior to the Distribution Date, the Servicer shall deliver or cause to be delivered to the Paying Agent via electronic format the CMSA Loan Periodic Update File.

            (f) The Special Servicer shall deliver to the Servicer the reports set forth in Section 3.12(c) and Section 3.12(d), and the Servicer shall deliver to the Paying Agent the reports set forth in Section 3.12(e). The Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12 (d). The Paying Agent may, absent manifest error, conclusively rely on the reports to be provided by the Servicer pursuant to Section 3.12(e). In the case of information or reports to be furnished by the Servicer to the Paying Agent pursuant to Section 3.12(e), to the extent that such information or reports are, in turn, based on information or reports to be provided by the Special Servicer pursuant to Section 3.12(c) or
Section 3.12(d) and to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12(c) or Section 3.12(d), the Servicer shall have no obligation to provide such information or reports to the Paying Agent until it has received the requisite information or reports from the Special Servicer, and the Servicer shall not be in default hereunder due to a delay in providing the reports required by Section 3.12(e) caused by the Special Servicer's failure to timely provide any information or report required under Section 3.12(c) or Section 3.12(d) of this Agreement.

            (g) Notwithstanding the foregoing, however, the failure of the Servicer or Special Servicer to disclose any information otherwise required to be disclosed by this Section 3.12 shall not constitute a breach of this Section
3.12 to the extent the Servicer or Special Servicer so fails because such disclosure, in the reasonable belief of the Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan document prohibiting disclosure of information with respect to the Mortgage Loans or Mortgaged Properties. The Servicer and Special Servicer may disclose any such information or any additional information to any Person so long as such disclosure is consistent with applicable law and the Servicing Standards. The Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            (h) Unless otherwise specifically stated herein, if the Servicer or the Special Servicer is required to deliver any statement, report or information under any provisions of this Agreement, the Servicer or the Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) making such statement, report or information available on the Servicer's Internet website, unless this Agreement expressly specifies a particular method of delivery.

            Notwithstanding the foregoing, the Servicer and the Special Servicer shall deliver any statements, reports or other information to the Paying Agent in an electronic format mutually agreeable to the Paying Agent and the Servicer, or the Special Servicer as the case may be. The Servicer or the Special Servicer may physically deliver a paper copy of any such statement, report or information as a temporary measure due to system problems.

            The Servicer and the Paying Agent, as applicable, shall prepare and deliver or make available on their respective websites (if applicable), to the Directing Certificateholder, the reports and information described in Exhibit T in the forms and formats and within the timeframes set forth therein.

            Section 3.13 Annual Statement as to Compliance.

            Each of the Servicer and the Special Servicer will deliver to the Trustee, the Paying Agent and the Rating Agencies, with a copy to the Depositor, on or before March 15 of each year, beginning March 15, 2003, an Officer's Certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer or the Special Servicer, as the case may be, during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Servicer or the Special Servicer, as the case may be, has maintained an effective internal control system relating to its servicing of the Mortgage Loans (other than the 75/101 Federal Street Mortgage
Loan) serviced by it and has fulfilled in all material respects its obligations under this Agreement throughout such year, or, if there has been a material default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and (iii) the Servicer or the Special Servicer, as the case may be, has received no notice regarding qualification, or challenging the status of either Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC from the Internal Revenue Service or any other governmental agency or body or, if it has received any such notice, specifying the details thereof. A copy of such Officer's Certificate may be obtained by Certificateholders upon written request to the Paying Agent pursuant to Section 8.12 hereof. Promptly after receipt of such Officer's Certificates, the Depositor shall review such Officer's Certificates and, if applicable, consult with the Servicer or the Special Servicer, as applicable, as to the nature of any defaults by the Servicer or the Special Servicer, as applicable, in the fulfillment of any of the Servicer's or the Special Servicer's obligations.

            Section 3.14 Reports by Independent Public Accountants.

            Each of the Servicer and the Special Servicer at their own expense shall cause a nationally recognized firm of independent certified public accountants to furnish to the Trustee, the Paying Agent and each Rating Agency with a copy to the Depositor, on or before March 15 of each year, commencing with March 15, 2003, a report stating that (i) it has obtained from the Servicer or the Special Servicer, as the case may be, a letter of representation regarding certain matters from the management of the Servicer or the Special Servicer, as the case may be, which includes an assertion that the Servicer or the Special Servicer, as the case may be, has maintained an effective internal control system with respect to the servicing of the Mortgage Loans (other than the 75/101 Federal Street Mortgage Loan) and has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the Servicer's or the Special Servicer's, as the case may be, servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such assertion is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such standards require it to report. In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered with respect to such Sub-Servicer's previous fiscal year) with respect to those Sub-Servicers. Promptly after receipt of such reports, the Depositor shall review such reports and, if applicable, consult with the Servicer or the Special Servicer, as applicable, as to the nature of any defaults by the Servicer or the Special Servicer, as applicable, in the fulfillment of any of the Servicer's or the Special Servicer's obligations.

            Section 3.15 Access to Certain Information.

            Each of the Servicer and the Special Servicer shall provide or cause to be provided to any Certificateholder or Certificate Owner that is, or is affiliated with, a federally insured financial institution, the Trustee, the Paying Agent, the Depositor, each Mortgage Loan Seller, each Rating Agency, the Servicer, or the Special Servicer, as applicable, and to the OTS, the FDIC, the Federal Reserve Board and the supervisory agents and examiners of such boards and such corporations, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, and to each Holder of a Class G, Class H, Class J, Class K, Class L, Class M, Class N or Class NR Certificate access to any documentation or information regarding the Mortgage Loans and the Trust Fund within its control which may be required by this Agreement or by applicable law, and the Special Servicer shall provide such access and information to the Trustee, the Servicer and the Directing Certificateholder (and in the case of the Simon Mortgage Loan, the Simon Representative). Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Servicer or the Special Servicer, as the case may be, designated by it; provided, however, that Certificateholders, Certificate Owners and the Simon Representative shall be required to pay their own photocopying costs and execute a reasonable and customary confidentiality agreement with respect to such information. The failure of the Servicer or the Special Servicer to provide access as provided in this Section 3.15 as a result of a confidentiality obligation shall not constitute a breach of this Section 3.15. The Servicer and the Special Servicer may each deny any of the foregoing persons access to confidential information or any intellectual property which the Servicer or the Special Servicer is restricted by license or contract from disclosing.

            Section 3.16 Title to REO Property; REO Account.

            (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or a nominee thereof on behalf of the Certificateholders, and if applicable, the related Companion Holder. The Special Servicer, on behalf of the Trust Fund, shall sell any REO Property prior to the close of the third calendar year following the year in which the Lower-Tier REMIC or applicable Loan REMIC acquires ownership of such REO Property, within the meaning of Treasury Regulations Section 1.856-6(b)(1), for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property or (ii) obtains for the Trustee, the Paying Agent and the Servicer an Opinion of Counsel, addressed to the Trustee, the Paying Agent and the Servicer, to the effect that the holding by the Lower-Tier REMIC or applicable Loan REMIC of such REO Property subsequent to the close of the third calendar year following the year in which such acquisition occurred will not result in the imposition of taxes on "prohibited transactions" (as defined in Section 860F of the Code) of such Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC, or cause such Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Loan REMIC Regular Interests, Uncertificated Lower-Tier Interests or Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such longer period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its being granted the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall be an expense of the Trust Fund payable out of the Certificate Account pursuant to Section 3.05(a).

            (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special Servicer shall establish and maintain one or more REO Accounts, held on behalf of the Trustee in trust for the benefit of the Certificateholders and, if applicable, the Companion Holder, as their interest shall appear, and the Trustee (as holder of the Uncertificated Lower-Tier Interests and Loan REMIC Regular Interests), for the retention of revenues and other proceeds derived from each REO Property. The REO Account shall be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, within 1 Business Day after receipt, all REO Revenues, Insurance and Condemnation Proceeds and Liquidation Proceeds received in respect of an REO Property. Funds in the REO Account may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall give notice to the Trustee and the Servicer of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

            (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, insuring, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. On or prior to each Determination Date, the Special Servicer shall withdraw from the REO Account and remit to the Servicer, which shall deposit into the Certificate Account, the Simon Collection Account or the Walgreens Collection Account, as applicable, the aggregate of all amounts received in respect of each REO Property during the most recently ended Due Period, net of (i) any withdrawals made out of such amounts pursuant to the preceding sentence and (ii) Net Investment Earnings on amounts on deposit in the REO Account; provided, however, that the Special Servicer may retain in such REO Account, in accordance with the Servicing Standards, such portion of such balance as may be necessary to maintain a reasonable reserve for repairs, replacements, leasing, management and tenant improvements and other related expenses for the related REO Property. In addition, on or prior to each Determination Date, the Special Servicer shall provide the Servicer with a written accounting of amounts remitted to the Servicer for deposit in the Certificate Account, the Simon Collection Account and the Walgreens Collection Account on such date. The Servicer shall apply all such amounts as instructed by the Special Servicer on the Determination Date for the related Distribution Date.

            (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c).

            Section 3.17 Management of REO Property.

            (a) If title to any REO Property is acquired, the Special Servicer shall manage, consent, protect, operate and lease such REO Property for the benefit of the Certificateholders and the Companion holders, as applicable, and the Trustee (as holder of the Loan REMIC Regular Interests and the Uncertificated Lower-Tier Interests) solely for the purpose of its timely disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust Fund of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or result in an Adverse REMIC Event. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are in the best interests of and for the benefit of the Certificateholders and the Trustee (as holder of the Loan REMIC Regular Interests and the Uncertificated Lower-Tier Interests) (as determined by the Special Servicer in its reasonable judgment in accordance with the Servicing Standards). Subject to this Section 3.17, the Special Servicer may allow the Trust Fund to earn "net income from foreclosure property" within the meaning of Code Section 860G(d) if it determines that earning such income is in the best interests of Certificateholders on a net after-tax basis as compared with net leasing such REO Property or operating such REO Property on a different basis. In connection therewith, the Special Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than 1 Business Day following receipt of such funds) in the applicable REO Account all revenues received by it with respect to each REO Property and the related REO Loan, and shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, leasing and maintenance of such REO Property, including, without limitation:

            (i) all insurance premiums due and payable in respect of such REO Property;

            (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

            (iii) any ground rents in respect of such REO Property, if applicable; and

            (iv) all costs and expenses necessary to maintain and lease such REO Property.

            To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in clauses (i) -
(iv) above with respect to such REO Property, the Servicer or Special Servicer shall advance from its own funds such amount as is necessary for such purposes unless (as evidenced by an Officer's Certificate delivered to the Trustee, the Paying Agent and the Directing Certificateholder) such advances would, if made, constitute Nonrecoverable Servicing Advances.

            (b) Without limiting the generality of the foregoing, the Special Servicer shall not:

            (i) permit the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

            (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

            (iii) authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

            (iv) Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate, any REO Property on any date more than 90 days after its acquisition date;

unless, in any such case, the Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the Servicer or Special Servicer as a Servicing Advance) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

            (c) The Special Servicer shall contract with any Independent Contractor for the operation and management of any REO Property within 90 days of the acquisition date thereof, provided that:

            (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

            (ii) the fees of such Independent Contractor (which shall be an expense of the Trust Fund) shall be reasonable and customary in light of the nature and locality of the Mortgaged Property;

            (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in subsection (a) hereof, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

            (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

            (v) the Special Servicer shall be obligated to manage and supervise such Independent Contractor in accordance with the Servicing Standards.

            The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

            (d) When and as necessary, the Special Servicer shall send to the Trustee, the Paying Agent and the Servicer a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Sections 3.17(a) and 3.17(b).

            Section 3.18 Sale of Defaulted Mortgage Loans and REO Properties.

            (a) (i) Within thirty (30) days after a Mortgage Loan has become a Specially Serviced Mortgage Loan with respect to any Defaulted Mortgage Loan, the Special Servicer shall order an Appraisal (except for the 75/101 Federal Street Mortgage Loan) (but shall not be required to be received) and within thirty (30) days of receipt of the Appraisal shall determine the fair value of such Defaulted Mortgage Loan in accordance with the Servicing Standards; provided, however, that such determination shall be made without taking into account any effect the restrictions on the sale of such Mortgage Loan contained herein may have on the value of such Defaulted Mortgage Loan; provided, further, that if the Special Servicer is then in the process of obtaining an Appraisal with respect to the related Mortgaged Property, the Special Servicer shall make its fair value determination as soon as reasonably practicable (but in any event within thirty (30) days) after its receipt of such an Appraisal. The Special Servicer shall determine the fair value of 75/101 Federal Street Mortgage Loan pursuant to this Section 3.18(a)(i) by using an appraisal obtained by the 75/101 Federal Street Special Servicer (or if a new appraisal is not obtained, the most recent appraisal in the possession of the 75/101 Federal Street Servicer or 75/101 Federal Street Special Servicer). The Special Servicer will, from time to time, adjust its fair value determination based upon changed circumstances, new information and other relevant factors, in each instance in accordance with the Servicing Standards, but not less often than every 90 days. The Special Servicer shall notify the Trustee, the Paying Agent, the Servicer and the Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (the "Controlling Class Option Holder") promptly upon its fair value determination and any adjustment thereto. The Special Servicer shall also deliver to the Servicer, the Rating Agencies and the Controlling Class Option Holder the most recent Appraisal of the related Mortgaged Property then in the Special Servicer's possession, together with such other third-party reports and other information then in the Special Servicer's possession that the Special Servicer reasonably believes to be relevant to the fair value determination with respect to such Mortgage Loan (such materials are, collectively, the "Determination Information"). If the Special Servicer will not be determining whether the Option Price represents fair value of the Defaulted Mortgage Loan, pursuant to the second to last paragraph of Section 3.18(a)(iv), the Special Servicer shall also deliver the Determination Information to the Trustee.

            In determining the fair value of any Defaulted Mortgage Loan, the Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, and the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property. In addition, the Special Servicer shall refer to the Determination Information and all other relevant information obtained by it or otherwise contained in the Mortgage File; provided that the Special Servicer shall take account of any change in circumstances regarding the related Mortgaged Property known to the Special Servicer that has occurred subsequent to, and that would, in the Special Servicer's reasonable judgment, materially affect the value of the related Mortgaged Property reflected in, the most recent related Appraisal. Furthermore, the Special Servicer shall consider all available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located. The Special Servicer may conclusively rely on the opinion and reports of Independent third parties in making such determination.

            (ii) Subject to the terms and conditions of clauses (d), (e), (f) and (g) of this Section 3.18, at the time a Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer and Controlling Class Option Holder (each, together with their assignees, an "Option Holder") will have an assignable option (the "Purchase Option") to purchase such Defaulted Mortgage Loan from the Trust Fund (with respect to the Simon Mortgage Loan, subject to Section 3.18(d)) at a price (the "Option Price") equal to
      (A) if the Special Servicer has not yet determined the fair value of such Defaulted Mortgage Loan, the sum of (1) the Stated Principal Balance thereof, together with all accrued and unpaid interest thereon at the Mortgage Rate, (2) any related Yield Maintenance Charge or prepayment premium (except if the Purchase Option is exercised by the Controlling Class Option Holder) then payable, to the extent the Special Servicer or the Special Servicer's assignee is identified as the Person that will acquire the related Mortgage Loan, (3) all related Advances for which the Trust Fund or the related Servicer has not been reimbursed, together with all accrued and unpaid interest thereon at the Advance rate, and (4) all accrued Special Servicing Fees and additional Trust Fund expenses allocable to such Defaulted Mortgage Loan whether recovered or unrecovered from the related Mortgagor or (B) if the Special Servicer has determined the fair value of such Defaulted Mortgage Loan pursuant to clause (i) above, an amount at least equal to such fair value. Notwithstanding the foregoing, for a period of sixty (60) days after it receives notice of the Special Servicer's fair value determination (the "Controlling Class Certificateholder's Option Period"), only the Purchase Option held by the Controlling Class Option Holder may be exercised.

            Any Option Holder may sell, transfer, assign or otherwise convey its Purchase Option with respect to any Defaulted Mortgage Loan to any party at any time after the related Mortgage Loan becomes a Defaulted Mortgage Loan. The transferor of any Purchase Option shall notify the Trustee, the Paying Agent and the Servicer of such transfer and such notice shall include the transferee's name, address, telephone number, facsimile number and appropriate contact person(s) and shall be acknowledged in writing by the transferee.

            Each Option Holder's Purchase Option with respect to any Defaulted Mortgage Loan, if not exercised, will automatically terminate (A) once the related Defaulted Mortgage Loan is no longer a Defaulted Mortgage Loan; provided, however, that if such Mortgage Loan subsequently becomes a Defaulted Mortgage Loan, the related Purchase Option shall again be exercisable, (B) upon the acquisition, by or on behalf of the Trust Fund, of title to the related Mortgaged Property through foreclosure or deed in lieu of foreclosure, (C) upon the modification or pay-off, in full or at a discount, of such Defaulted Mortgage Loan in connection with a workout, or
      (D) subject to the Servicer's determination set forth in clause (iv) below, upon another Option Holder's exercise of its Purchase Option with respect to the related Mortgage Loan becoming effective pursuant to clause
      (iii) below.

            Any Option Holder that exercises a Purchase Option in respect of the 75/101 Federal Street Mortgage Loan shall become the "Note A Lender" under the 75/101 Federal Street Co-Lender Agreement and the 75/101 Federal Street Servicing Agreement. Notwithstanding the foregoing, any Option Holder seeking to exercise its Purchase Option in respect of the 75/101 Federal Street Mortgage Loan shall be required to satisfy the criteria of an Institutional/Lender and any other conditions set forth in the 75/101 Federal Street Servicing Agreement Owner (as defined in the 75/101 Federal Street Co-Lender Agreement) and any other conditions set forth in the 75/101 Federal Street Servicing Agreement.

            (iii) Upon receipt of notice from the Special Servicer indicating that a Mortgage Loan has become a Defaulted Mortgage Loan, and after the expiration of the Controlling Class Certificateholder's Option Period, each Option Holder (whether the original grantee of such option or any subsequent transferee) may exercise its Purchase Option by providing the Servicer, the Trustee and the Paying Agent written notice thereof (the "Purchase Option Notice"), in the form of Exhibit J, which notice shall identify the Person that, on its own or through an Affiliate, will acquire the related Mortgage Loan upon closing and shall specify a cash exercise price at least equal to the Option Price. The Purchase Option Notice shall be delivered in the manner specified in Section 11.05. Immediately upon receipt of such Purchase Option Notice, the Servicer shall notify the remaining Option Holders that a Purchase Option has been exercised. Within ten (10) days thereafter, each remaining Option Holder may submit to the Servicer a Purchase Option Notice for the related Defaulted Mortgage Loan. Upon the expiration of such ten (10) day period, or such sooner time as all remaining Option Holders have submitted Purchase Option Notices, the Servicer shall notify the Option Holder whose Purchase Option Notice included the highest exercise price that the exercise of its Purchase Option is effective. The Servicer shall also notify the Trustee of such effective exercise. In the event that more than one Option Holder exercises its Purchase Option at the same price, the Purchase Option Notice first received by the Servicer shall be effective. The exercise of any Purchase Option pursuant to this clause (iii) shall be irrevocable.

            (iv) If the Special Servicer or any Controlling Class Option Holder, or any of their respective Affiliates, is identified in the Purchase Option Notice as the Person expected to acquire the related Mortgage Loan, and the Option Price is based upon the Special Servicer's fair value determination, the Servicer shall determine as soon as reasonably practicable (and, in any event, within thirty (30) days) after the Servicer has received the written notice and the Determination Information to be provided to Servicer by Special Servicer under Section 3.18(a)(i), whether the Option Price represents fair value for the Defaulted Mortgage Loan; provided that, if the Special Servicer is then in the process of obtaining a new Appraisal with respect to the related Mortgaged Property, then the Servicer shall make its fair value determination with respect to such Mortgage Loan as soon as reasonably practicable (but in any event within thirty (30) days) after the Servicer's receipt of such new Appraisal. Such fair value determination shall be made in accordance with Servicing Standards. In determining the fair value of any Defaulted Mortgage Loan, the Servicer shall take into account, among other factors, the period and amount of the delinquency on such Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, and the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property. In addition, the Servicer shall refer to the Determination Information and all other relevant information delivered to it by the Special Servicer or otherwise contained in the Mortgage File; provided that the Servicer shall take account of any change in circumstances regarding the related Mortgaged Property known to the Servicer that has occurred subsequent to, and that would, in the Servicer's reasonable judgment, materially affect the value of the related Mortgaged Property reflected in, such appraisal. Furthermore, the Servicer shall consider all available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located. The Servicer may conclusively rely on the opinion and reports of Independent third parties in making such determination. The Servicer shall be entitled to receive out of the Certificate Account as additional compensation a $2,500 fee for each determination made in accordance with this clause (iv), provided, however, with respect to any Mortgage Loan, the $2,500 fee shall be collectible once in any six-month period on such Mortgage Loan. The reasonable cost of all third party consultants and related reports, including but not limited to appraisals, inspection reports and broker opinions of value, reasonably incurred by the Servicer pursuant to this Section 3.18(a)(iv) shall constitute, and be reimbursable as, Servicing Advances; provided that the Servicer may rely on the most current Appraisal and property inspection report obtained for the related Mortgaged Property pursuant to Section 3.12. The other parties to this Agreement shall cooperate with all reasonable requests for information.

            Notwithstanding anything contained in this clause (iv) to the contrary, if the Special Servicer or the Controlling Class Option Holder, or any of their respective Affiliates, is identified in the Purchase Option Notice as the Person expected to acquire the related Mortgage Loan, and the Option Price is based upon the Special Servicer's fair value determination, and the Servicer and the Special Servicer are Affiliates, the Trustee, subject to the Directing Certificateholder's reasonable prior written consent, which consent shall not be unreasonably withheld, shall designate an Independent third party, independent of the Directing Certificateholder, to determine whether the Option Price represents fair value for the Defaulted Mortgage Loan, in the manner and within the time set forth in the first paragraph of this clause (iv). In the event that the Trustee is called upon to designate such a third party to make such determination, the Trustee will not assume any responsibility for such third party's determination which determination the Trustee shall be entitled to conclusively rely upon. The Servicer, at the direction of the Trustee, may pay such third party a fee of up to $2,500 out of the Certificate Account. The reasonable costs of all appraisals, inspection reports and broker opinions of value, reasonably incurred by the Trustee or any such third party pursuant to this paragraph shall be advanced by the Servicer and shall constitute, and be reimbursable as, Servicing Advances. In connection with the Trustee's designating an Independent third party, the Special Servicer shall deliver to the Trustee for such Independent third party's use the Determination Information.

            In the event the Servicer or any designated third party, as applicable, determines that the Option Price is less than the fair value of the Defaulted Mortgage Loan, such party shall provide its determination, together with all information and reports it relied upon in making such determination, to the Special Servicer, who may then adjust its fair value determination and, consequently, the Option Price, pursuant to Section 3.18(a)(i). The Special Servicer shall promptly provide written notice of any adjustment of the Option Price to the Option Holder whose Purchase Option has been declared effective pursuant to clause (iii) above. Upon receipt of such notice, such Option Holder shall have three
      (3) Business Days to (i) accept the Option Price as adjusted and proceed in accordance with clause (v) below, or (ii) reject the Option Price as adjusted, in which case such Option Holder shall not be obligated to close the purchase of the Defaulted Mortgage Loan. Upon notice from such Option Holder, or the Special Servicer, that such Option Holder rejects the Option Price as adjusted, the Servicer and the Trustee shall provide the notices described in the second paragraph of clause (v) below and thereafter any Option Holder may exercise its purchase option in accordance with Section 3.18(a), at the Option Price as adjusted.

            (v) The Option Holder whose Purchase Option is declared effective pursuant to clause (iii) above shall be required to pay the purchase price specified in its Purchase Option Notice to the Servicer within ten (10) Business Days of its receipt of the Servicer's notice confirming that the exercise of its Purchase Option is effective. Upon receipt of an Officer's Certificate from the Servicer specifying the date for closing the purchase of the related Defaulted Mortgage Loan, and the purchase price to be paid therefor, the Trustee shall deliver at such closing for release to or at the direction of such Option Holder, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it by such Option Holder and are reasonably necessary to vest in the purchaser or any designee thereof the ownership of such Mortgage Loan on a servicing released basis. In connection with any such purchase by any Person other than it, the Special Servicer shall deliver the related Mortgage File to or at the direction of the purchaser. In any case, the Servicer shall deposit the purchase price (except that portion of any purchase price constituting Gain-on-Sale Proceeds which shall be deposited in the Gain-on-Sale Reserve Account) into the Certificate Account (or (a) in the case of the Simon Mortgage Loan, the Simon Collection Account and (b) in the case of the Walgreens Mortgage Loan, the Walgreens Collection Account) within one (1) Business Day following the closing of the sale of the related Defaulted Mortgage Loan.

            The Servicer shall immediately notify the Trustee and the Special Servicer upon the holder of the effective Purchase Option's failure to remit the purchase price specified in its Purchase Option Notice pursuant to this clause (v). Thereafter, the Trustee shall notify each Option Holder of such failure and any Option Holder may then exercise its purchase option in accordance with this Section 3.18(a).

            (vi) Unless and until the Purchase Option with respect to any Defaulted Mortgage Loan is exercised, the Special Servicer shall pursue such other resolution strategies with respect to such Defaulted Mortgage Loan, including, without limitation, workout and foreclosure, as the Special Servicer may deem appropriate, consistent with the Asset Status Report and Servicing Standards; provided, however, the Special Servicer shall not sell any Defaulted Mortgage Loan (other than in connection with exercise of a related Purchase Option).

            (b) (i) The Special Servicer may purchase any REO Property (at the Purchase Price therefor). The Special Servicer may also offer to sell to any Person any REO Property, if and when the Special Servicer determines, consistent with the Servicing Standards, that such a sale would be in the best economic interests of the Trust Fund. The Special Servicer shall give the Paying Agent and the Trustee, the Servicer and the Directing Certificateholder not less than five (5) Business Days' prior written notice of the Purchase Price and its intention to (i) purchase any REO Property at the Purchase Price therefor or
(ii) sell any REO Property, in which case the Special Servicer shall accept the highest offer received from any Person for any REO Property in an amount at least equal to the Purchase Price therefor. To the extent permitted by applicable law, and subject to the Servicing Standards, the Servicer, an Affiliate of the Servicer, the Special Servicer or an Affiliate of the Special Servicer, or an employee of either of them may act as broker in connection with the sale of any REO Property and may retain from the proceeds of such sale a brokerage commission that does not exceed the commission that would have been earned by an independent broker pursuant to a brokerage agreement entered into at arm's length.

            In the absence of any such offer, the Special Servicer shall accept the highest offer received from any Person that is determined by the Special Servicer to be a fair price for such REO Property, if the highest bidder is a Person other than an Interested Person, or if such price is determined to be such a price by the Trustee, if the highest bidder is an Interested Person. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may make an offer for or purchase any REO Property pursuant hereto.

            The Special Servicer shall not be obligated by either of the foregoing paragraphs or otherwise to accept the highest offer if the Special Servicer determines, in accordance with Servicing Standards, that rejection of such offer would be in the best interests of the Certificateholders. In addition, the Special Servicer may accept a lower offer if it determines, in accordance with the Servicing Standards stated in Section 3.01, that acceptance of such offer would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable).

            In determining whether any offer received from an Interested Person represents a fair price for any REO Property, the Trustee and the Special Servicer shall obtain and may conclusively rely on the opinion of an Independent appraiser or other Independent expert in real estate matters retained by the Trustee or the Special Servicer, as applicable, at the expense of the Trust Fund. In determining whether any offer constitutes a fair price for any REO Property, the Special Servicer or the Trustee (or, if applicable, such appraiser) shall take into account, and any appraiser or other expert in real estate matters shall be instructed to take into account, as applicable, among other factors, the physical condition of such REO Property, the state of the local economy and the Trust Fund's obligation to comply with REMIC Provisions.

            (ii) Subject to Servicing Standards, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property, including the collection of all amounts payable in connection therewith. A sale of any REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Paying Agent, the Depositor, any Servicer, or the Trust Fund (except that any contract of sale and assignment and conveyance documents may contain customary warranties of title, so long as the only recourse for breach thereof is to the Trust
      Fund) and, if consummated in accordance with the terms of this Agreement, none of the Servicers, the Paying Agent, the Depositor nor the Trustee shall have any liability to the Trust Fund or any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

            (c) Any sale of a Defaulted Mortgage Loan or any REO Property shall be for cash only (unless changes in the REMIC Provisions or authoritative interpretations thereof made or issued subsequent to the Startup Day allow a sale for other consideration).

            (d) If the Simon Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer shall promptly notify in writing the Servicer, the Paying Agent and the Trustee, and the Paying Agent, following its receipt of such notice, shall promptly notify the Class SP Certificateholders. Upon receipt of such notice, the Simon Representative, on behalf of the Class SP Certificateholders, will have the first option, but not the obligation, to purchase the Simon Mortgage Loan (including the Simon Non-Pooled Component) from the Trust Fund at a price equal to the Option Price. If the Simon Representative fails to exercise such option within 30 days after receipt of such notice, then the Simon Mortgage Loan may be sold in accordance with this Section 3.18(a).

            (e) Notwithstanding anything in this Section 3.18 to the contrary, pursuant to the terms of the Long Island Industrial Intercreditor Agreement, the 75/101 Federal Street Servicing Agreement or the 75/101 Federal Street Co-Lender Agreement, the related Companion Holder will have the right to purchase the related AB Mortgage Loan or, in the case of the Long Island Industrial Mortgage Loan, the related REO Property. Such right of the Companion Holder shall be given priority over any provision described in this Section 3.18. If the Long Island Industrial Mortgage Loan or REO Property is purchased by the Companion Holder, repurchased by the applicable Mortgage Loan Seller or otherwise ceases to be subject to this Agreement, the Long Island Industrial Companion Loan will no longer be subject to this Agreement. None of the Trustee, the Paying Agent, the Servicer nor the Trust Fund shall acquire a Companion Loan.

            (f) Pursuant to the terms of a mezzanine loan agreement, if the related mezzanine lender is granted the right to purchase the related Mortgage Loan, the proceeds of such sale shall be included as liquidation proceeds. No Liquidation Fee is payable if the mezzanine lender purchases the related Mortgage Loan within the time period set forth in the related mezzanine loan agreement.

            (g) Notwithstanding anything in this Section 3.18 to the contrary, pursuant to the terms of the ARC Portfolio Mortgage Loan documents, GMACCM will have the right to purchase the related Mortgage Loan at the purchase price set forth in the ARC Portfolio Mortgage Loan documents (as long as an event of default has occurred and is continuing and the ARC Portfolio Mortgage Loan has been accelerated). Such right of GMACCM shall be given priority over any provision described in this Section 3.18.

            Section 3.19 Additional Obligations of Servicer and Special
Servicer.

            (a) The Servicer shall deliver all Compensating Interest Payments to the Paying Agent for deposit in the Distribution Account on each P&I Advance Date, without any right of reimbursement therefor.

            (b) The Servicer shall provide to each Companion Holder any reports or notices required to be delivered to such Companion Holder pursuant to the related Intercreditor Agreement.

            (c) The Servicer shall deliver to each Mortgage Loan Seller upon request, without charge, no more than twice per calendar year a current list of the Mortgagors relating to the Mortgage Loans where such Mortgage Loan Seller is identified on the Mortgage Loan Schedule as the related Mortgage Loan Seller and their respective billing addresses and telephone numbers; provided however, the Servicer shall be under no obligation to provide any information not in its possession in connection with the servicing of such Mortgage Loans.

            (d) (i) With respect to the Simon Portfolio II Mortgage Loan (loan number 1) and the ARC Portfolio A Mortgage Loan (loan number 3), if the Servicer has discretion to consent to a change in the management of the related Mortgaged Property pursuant to the related Mortgage Loan documents, then, the Servicer shall not grant such consent until it has received prior written confirmation from S&P that such change in management will not result in a downgrading, qualification or withdrawal of the ratings then assigned to the Certificates.

            (ii) With respect to the Simon Portfolio II Mortgage Loan (loan number 1), if the Servicer has discretion to consent to any transfer of an interest in the related borrower pursuant to the related Mortgage Loan documents, the Servicer shall not grant such consent until it has received prior written confirmation from S&P that such transfer will not result in a downgrading, qualification or withdrawal of the ratings then assigned to the Certificates.

            (iii) With respect to the Long Island Industrial Portfolio II Mortgage Loan (Loan Number 4), if the Servicer has discretion regarding the ratings of any insurance carrier providing insurance at the related Mortgaged Property, the Servicer shall require insurance carriers to be rated "AA" by S&P, and if the amount of insurance exceeds $100,000,000 and is by a syndicate of insurance carriers (a) of 5 or more, then 60% of such insurance carriers shall be rated "AA" by S&P or (b) of 4 or less, then 75% must be rated "AA" by S&P.

            Section 3.20 Modifications, Waivers, Amendments and Consents.

            (a) Except as set forth in this Section 3.20(a), Section 3.20(i) and
Section 3.08, the Servicer shall not agree to any modification, waiver or amendment of a Mortgage Loan, and, except as provided in the following paragraph, Section 3.08(e), Section 3.08(f) and in Section 3.20(d), no Mortgage Loan that is not a Specially Serviced Mortgage Loan may be modified, waived or amended, and in any event, the Servicer shall not modify, waive or amend a Mortgage Loan without the prior written consent of the Special Servicer except to the extent provided in Section 3.08(f); provided that, the Servicer shall forward to the Special Servicer requests to extend the maturity date of a Mortgage Loan that is not a Specially Serviced Mortgage Loan and the Special Servicer may approve such request; provided, further, that except as provided in the following sentence, no such extension entered into pursuant to this Section 3.20(a) shall be for a period of more than twelve months from the original maturity date of such Mortgage Loan or shall extend the maturity date beyond the earlier of (i) two years prior to the Rated Final Distribution Date and (ii) in the case of a Mortgage Loan secured by a leasehold estate and not also the related fee interest, the date twenty years prior to the expiration of such leasehold estate. If such extension would extend the Maturity Date of a Mortgage Loan for more than twelve months from and after the original maturity date of such Mortgage Loan and the Mortgage Loan is not in default or default with respect thereto is not reasonably foreseeable, the Special Servicer must provide the Trustee, the Paying Agent, the Servicer and the Directing Certificateholders with an opinion of counsel (at the expense of the related Mortgagor) that such extension would not constitute a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b). Notwithstanding the foregoing, the Servicer, without the consent of the Special Servicer, may modify or amend the terms of any Mortgage Loan in order to (i) cure any ambiguity or mistake therein or (ii) correct or supplement any provisions therein which may be inconsistent with any other provisions therein or correct any error, provided that, if the Mortgage Loan is not in default or default with respect thereto is not reasonably foreseeable, such modification or amendment would not be a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b).

            Neither the Servicer nor the Special Servicer shall permit the substitution of any Mortgaged Property (or any portion thereof) for one or more other parcels of real property at any time the Mortgage Loan is not in default pursuant to the terms of the related Mortgage Loan documents or default with respect thereto is not reasonably foreseeable unless either (i) the Servicer or the Special Servicer, as applicable, obtains from Moody's and S&P (and delivers to the Directing Certificateholder) a written confirmation that such substitution will not cause a downgrading, qualification or withdrawal of the then current rating assigned to any of the Certificates and (ii) either (a) such substitution is at the unilateral option of the Mortgagor or otherwise occurs automatically pursuant to the terms of the Mortgage Loan in effect on the Startup Day, within the meaning of Treasury Regulations Section 1.1001-3, or (b) it has received an Opinion of Counsel to the effect that such substitution would not be a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b).

            (b) If the Special Servicer determines that a modification, waiver or amendment (including, without limitation, the forgiveness or deferral of interest or principal or the substitution of collateral pursuant to the terms of the Mortgage Loan or otherwise, the release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable (as evidenced by an Officer's Certificate of the Special Servicer), is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of such Specially Serviced Mortgage Loan, then the Special Servicer may agree to a modification, waiver or amendment of such Specially Serviced Mortgage Loan, subject to the provisions of this Section 3.20(b) and Section 3.20(c) and subject to the approval of the Directing Certificateholder as provided in Section 3.21.

            The Special Servicer shall use its reasonable efforts to the extent possible to cause each Specially Serviced Mortgage Loan to fully amortize prior to the Rated Final Distribution Date and shall not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if such modification, waiver or amendment would:

            (i) extend the maturity date of any such Specially Serviced Mortgage Loan to a date occurring later than the earlier of (a) two years prior to the Rated Final Distribution Date and (b) if such Specially Serviced Mortgage Loan is secured by a leasehold estate and not also the related fee interest, the date occurring twenty years prior to the expiration of such leasehold; or

            (ii) provide for the deferral of interest unless (a) interest accrues thereon, generally, at the related Mortgage Rate and (b) the aggregate amount of such deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan.

            (c) Any provision of this Section 3.20 to the contrary notwithstanding, except when a Mortgage Loan is in default or default with respect thereto is reasonably foreseeable, no fee described in this paragraph shall be collected by any Servicer or Special Servicer from a Mortgagor (or on behalf of the Mortgagor) in conjunction with any consent or any modification, waiver or amendment of a Mortgage Loan (unless the amount thereof is specified in the related Mortgage Note) if the collection of such fee would cause such consent, modification, waiver or amendment to be a "significant modification" of the Mortgage Note within the meaning of Treasury Regulations Section 1.860G-2(b).

            (d) To the extent consistent with this Agreement, the Servicer or the Special Servicer may agree to any waiver, modification or amendment of a Mortgage Loan that is not in default or as to which default is not reasonably foreseeable only if it provides the Trustee with an Opinion of Counsel (at the expense of the related Mortgagor or such other Person requesting such modification or, if such expense cannot be collected from the related Mortgagor or such other Person, to be paid by the Servicer or Special Servicer as a Servicing Advance) to the effect that the contemplated waiver, modification or amendment (i) will not be a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) and (ii) will not cause (x) any of the Loan REMICs, the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC for purposes of the Code or (y) any of the Loan REMICs, the Lower-Tier REMIC or the Upper-Tier REMIC to be subject to any tax under the REMIC Provisions. Notwithstanding the foregoing, neither the Servicer nor the Special Servicer may waive the payment of any Yield Maintenance Charge or the requirement that any prepayment of a Mortgage Loan be made on a Due Date, or if not made on a Due Date, be accompanied by all interest that would be due on the next Due Date with respect to any Mortgage Loan that is not a Specially Serviced Mortgage Loan.

            (e) In the event of a modification which creates Mortgage Deferred Interest, such Mortgage Deferred Interest will be allocated to reduce the Distributable Certificate Interest of the Class or Classes of Certificates pursuant to Section 4.05.

            (f) Subject to Section 3.20(c), the Servicer and the Special Servicer each may, as a condition to its granting any request by a Mortgagor for consent, modification (including extensions), waiver or indulgence or any other matter or thing, the granting of which is within the Servicer's or the Special Servicer's, as the case may be, discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to the Servicer or the Special Servicer, as the case may be, as additional servicing compensation, a reasonable or customary fee, for the additional services performed in connection with such request.

            (g) All modifications (including extensions), waivers and amendments of the Mortgage Loans entered into pursuant to this Section 3.20 shall be in writing, signed by the Servicer or the Special Servicer, as the case may be, and the related Mortgagor (and by any guarantor of the related Mortgage Loan, if such guarantor's signature is required by the Servicer or the Special Servicer in accordance with the Servicing Standards).

            (h) Each of the Servicer and the Special Servicer shall notify the Rating Agencies, the Trustee, the Directing Certificateholder, the Mortgage Loan Sellers (if such Mortgage Loan Seller is not a Servicer or Sub-Servicer of such Mortgage Loan or the Directing Certificateholder) and each other in writing of any modification, waiver or amendment of any term of any Mortgage Loan and the date thereof, and shall deliver to the Trustee or the related Custodian with a copy to the Servicer (if such notice is being delivered by the Special Servicer) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within 10 Business Days) following the execution thereof. Following receipt of the Servicer's or the Special Servicer's, as applicable, delivery of the aforesaid modification, waiver or amendment to the Paying Agent, the Paying Agent shall forward a copy thereof to each Holder of a Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificate, and, if such modification, waiver or amendment is with respect to the Simon Mortgage Loan, to each Holder of a Class SP-1, Class SP-2 and Class SP-3 Certificate.

            (i) Notwithstanding the foregoing, neither the Servicer, for a Non-Specially Serviced Mortgage Loan, nor the Special Servicer, for a Specially Serviced Mortgage Loan, shall permit the substitution of any Mortgaged Property pursuant to the defeasance provisions of any Mortgage Loan (or any portion thereof) unless such defeasance complies with Treasury Regulations Section 1.860G-2(a)(8) and the Servicer or the Special Servicer, as applicable, has received (i) a certificate of an Independent certified public accountant to the effect that such substituted property will provide cash flows sufficient to meet all payments of interest and principal (including payments at maturity or any earlier required payment in full of the outstanding principal balance of such Mortgage Loan) on such Mortgage Loan in compliance with the requirements of the terms of the related Mortgage Loan documents and (ii) one or more Opinions of Counsel (at the expense of the related Mortgagor) to the effect that the Trustee, on behalf of the Trust Fund, will have a first priority perfected security interest in such substituted Mortgaged Property; provided, however, that, to the extent consistent with the related Mortgage Loan documents, the related Mortgagor shall pay the cost of any such opinion as a condition to granting such defeasance., To the extent consistent with the related Mortgage Loan documents, the Mortgagor shall establish a single purpose entity, provided that one single purpose entity can hold the assets for more than one Mortgagor (if Mortgagors are related), to act as a successor Mortgagor. To the extent permissible under the related Mortgage Loan documents, the Servicer shall use its reasonable efforts to require the related Mortgagor to pay all costs of such defeasance, including but not limited to the cost of maintaining any successor Mortgagor, and the Servicer shall obtain, at the expense of the related Mortgagor, written confirmation from the Rating Agencies that such defeasance will not cause the downgrade, withdrawal or modification of the then current ratings of the Certificates; provided, however, that (a) the Servicer shall not be required to obtain such written confirmation from S&P to the extent that the Servicer has delivered a Defeasance Certificate substantially in the form of Exhibit W hereto unless such Mortgage Loan (or Mortgage Loans if the single purpose entity established pursuant to clause (iii) above holds the assets for more than one Mortgagor) at the time of such defeasance is (A) one of the ten largest Mortgage Loans by Stated Principal Balance, (B) a Mortgage Loan with a Cut-off Date Principal Balance greater than $20,000,000, or (C) a Mortgage Loan that represents 5% or more of the Cut-off Date Principal Balance of all Mortgage Loans and (b) the Servicer shall not be required to obtain the Moody's confirmation referenced in clause (v) above with respect to any Mortgage Loan which has a Stated Principal Balance less than $20,000,000 and represents less than 5% of the Stated Principal Balance of the Mortgage Pool, so long as such Mortgage Loan is not one of the ten largest Mortgage Loans by Stated Principal Balance.

            (j) If required under the related Mortgage Loan documents or if otherwise consistent with the Servicing Standards, the Servicer shall establish and maintain one or more accounts (the "Defeasance Accounts"), which shall be Eligible Accounts, into which all payments received by the Servicer from any defeasance collateral substituted for any Mortgaged Property shall be deposited and retained, and shall administer such Defeasance Accounts in accordance with the Mortgage Loan documents. Notwithstanding the foregoing, in no event shall the Servicer permit such amounts to be maintained in the Defeasance Account for a period in excess of 90 days, unless such amounts are reinvested by the Servicer in "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8). To the extent not required or permitted to be placed in a separate account, the Servicer shall deposit all payments received by it from defeasance collateral substituted for any Mortgaged Property into the Certificate Account and treat any such payments as payments made on the Mortgage Loan in advance of its Due Date in accordance with clause
(a)(i) of the definition of Available Distribution Amount, and not as a prepayment of the related Mortgage Loan. Notwithstanding anything herein to the contrary, in no event shall the Servicer permit such amounts to be maintained in the Certificate Account for a period in excess of 365 days.

            Section 3.21 Transfer of Servicing Between Servicer and Special Servicer; Recordkeeping; Asset Status Report.

            (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan, the Servicer shall promptly give notice to the Special Servicer and the Directing Certificateholder thereof, and shall deliver the related Mortgage File and Servicing File to the Special Servicer and shall use its reasonable efforts to provide the Special Servicer with all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan (and, if applicable, the related Companion Loan) either in the Servicer's possession or otherwise available to the Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto. The Servicer shall use its reasonable efforts to comply with the preceding sentence within 5 Business Days of the occurrence of each related Servicing Transfer Event and in any event shall continue to act as Servicer and administrator of such Mortgage Loan until the Special Servicer has commenced the servicing of such Mortgage Loan and, if applicable, the related Companion Loan. The obligation of the Special Servicer to service the Mortgage Loan or Companion Loan shall commence upon the delivery of the notice of a Servicing Transfer Event. The Servicer shall deliver to the Directing Certificateholder (and in the case of the Simon Mortgage Loan, the Simon Representative) and the Paying Agent a copy of the notice of such Servicing Transfer Event provided by the Servicer to the Special Servicer pursuant to this Section.

            Upon determining that a Specially Serviced Mortgage Loan (other than an REO Loan) has become current and has remained current for three consecutive full and timely Monthly Payments (provided that (i) no additional Servicing Transfer Event is foreseeable in the reasonable judgment of the Special Servicer, and (ii) for such purposes taking into account any modification or amendment of such Mortgage Loan and, if applicable, the related Companion Loan), and that no other Servicing Transfer Event is continuing with respect thereto, the Special Servicer shall immediately give notice thereof to the Servicer and the Directing Certificateholder (and in the case of the Simon Mortgage Loan, the Simon Representative), and shall return the related Mortgage File and Servicing File to the Servicer (or copies thereof if copies only were delivered to the Special Servicer) and upon giving such notice, and returning such Mortgage File and Servicing File to the Servicer, the Special Servicer's obligation to service such Corrected Mortgage Loan shall terminate and the obligations of the Servicer to service and administer such Mortgage Loan and, if applicable, the related Companion Loan, shall recommence.

            (b) In servicing any Specially Serviced Mortgage Loans, the Special Servicer will provide to the Trustee originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the Servicer), and provide the Servicer with copies of any additional related Mortgage Loan information including correspondence with the related Mortgagor.

            (c) Notwithstanding the provisions of Section 3.12(d), the Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and REO Properties and shall provide the Special Servicer with any information in its possession reasonably required by the Special Servicer to perform its duties under this Agreement, provided that the Servicer shall only be required to maintain in such records to the extent the Special Servicer has provided such information to the Servicer.

            (d) No later than 45 days after a Servicing Transfer Event for a Mortgage Loan and, if applicable, the related Companion Loan, the Special Servicer shall deliver to the Servicer, the Mortgage Loan Sellers, each Rating Agency, the Paying Agent, the Trustee and the Directing Certificateholder, or with respect to the Simon Mortgage Loan, the Simon Representative, a report (the "Asset Status Report") with respect to such Mortgage Loan and the related Mortgaged Property; provided, however, the Special Servicer shall not be required to deliver an Asset Status Report to the Directing Certificateholder if they are the same entity. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

            (i) summary of the status of such Specially Serviced Mortgage Loan and any negotiations with the related Mortgagor;

            (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standards, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Mortgage Loan and whether outside legal counsel has been retained;

            (iii) the most current rent roll and income or operating statement available for the related Mortgaged Property;

            (iv) the Special Servicer's recommendations on how such Specially Serviced Mortgage Loan might be returned to performing status and returned to the Servicer for regular servicing or otherwise realized upon;

            (v) a copy of the last obtained Appraisal of the Mortgaged Property; and

            (vi) such other information as the Special Servicer deems relevant in light of the Servicing Standards.

            If within ten Business Days of receiving an Asset Status Report, the Directing Certificateholder (or with respect to the Simon Mortgage Loan, the Simon Representative) does not disapprove such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law, the Servicing Standards or the terms of the applicable Mortgage Loan documents. If the Directing Certificateholder (or with respect to the Simon Mortgage Loan, the Simon Representative) disapproves such Asset Status Report within 10 Business Days of receipt, the Special Servicer will revise such Asset Status Report and deliver to the Directing Certificateholder (or with respect to the Simon Mortgage Loan, the Simon Representative), the Rating Agencies, the Mortgage Loan Sellers and the Servicer a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval. The Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(d) until the Directing Certificateholder (or with respect to the Simon Mortgage Loan, the Simon Representative) shall fail to disapprove such revised Asset Status Report in writing within ten (10) Business Days of receiving such revised Asset Status Report or until the Special Servicer makes one of the determinations described below. Notwithstanding the foregoing, in the event the Directing Certificateholder (or with respect to the Simon Mortgage Loan, the Simon Representative) and the Special Servicer have been unable to agree upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 90 days of the Directing Certificateholder's (or 60 days with respect to the Simon Mortgage Loan, the Simon Representative) receipt of the initial Asset Status Report, the Special Servicer shall implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder (or with respect to the Simon Mortgage Loan, the Simon Representative) by the Special Servicer. The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section. Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a ten (10) Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders or, if a Loan Pair is involved, the Companion Holder, and it has made a reasonable effort to contact the Directing Certificateholder (or with respect to the Simon Mortgage Loan, the Simon Representative) and (ii) in any case, shall determine whether such affirmative disapproval is not in the best interest of all the Certificateholders pursuant to the Servicing Standards.

            The Special Servicer shall have the authority to meet with the Mortgagor for any Specially Serviced Mortgage Loan and take such actions consistent with the Servicing Standards and the related Asset Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standards.

            No direction of the Directing Certificateholder (or with respect to the Simon Mortgage Loan, the Simon Representative) shall (a) require or cause the Special Servicer to violate the terms of a Specially Serviced Mortgage Loan, applicable law or any provision of this Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standards and to maintain the REMIC status of each Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC, or (b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions, or (c) expose the Servicer, the Special Servicer, the Depositor, the Mortgage Loan Sellers, the Trust Fund, the Paying Agent the Trustee or their respective officers, directors, employees or agents to any claim, suit or liability or (d) materially expand the scope of the Special Servicer's, Trustee's or the Servicer's responsibilities under this Agreement.

            (e) Upon receiving notice of (i) the occurrence of the events described in clause (iv) of the definition of Servicing Transfer Event (without regard to the 60 day period set forth therein), or (ii) the request by a Mortgagor for the amendment or modification of a Mortgage Loan which is not a Specially Serviced Mortgage Loan for which the Special Servicer is responsible for such amendment or modification pursuant to Section 3.20, the Servicer shall immediately give notice thereof, and shall deliver copies of the related Mortgage File and Servicing File (or the applicable portions thereof) to the Special Servicer and shall use its reasonable efforts to provide the Special Servicer with all information relating to the Mortgage Loan and reasonably requested by the Special Servicer to enable it to negotiate with the related Mortgagor and prepare for any such proceedings. The Servicer shall use its reasonable efforts to comply with the preceding sentence within 5 Business Days of the occurrence of each such event. Notwithstanding the foregoing, the occurrence of any event described in clause (i) or (ii) above shall not in and of itself be considered a Servicing Transfer Event and, unless an actual Servicing Transfer Event has occurred with respect to such Mortgage Loan, the Servicer shall continue to act as Servicer and administrator of such Mortgage Loan and no fees shall be payable to the Special Servicer with respect to such Mortgage Loan other than any related modification, assumption or extension fees provided for herein; provided, however, that in the event a Mortgage Loan subject to clause (i) above becomes a Specially Serviced Mortgage Loan, such Mortgage Loan shall be deemed to have been a Specially Serviced Mortgage Loan upon the occurrence of the event described in clause (i) above and a Special Servicing Fee shall be paid with respect thereto.

            Section 3.22 Sub-Servicing Agreements.

            (a) The Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of its respective obligations under Articles III and IV hereof; provided that the Sub-Servicing Agreement as amended or modified: (i) is consistent with this Agreement in all material respects and requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement; (ii) provides that if the Servicer shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), the Trustee or its designee shall thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Servicer under such agreement, or, alternatively, may act in accordance with Section 7.02 hereof under the circumstances described therein (subject to Section 3.22(g) hereof); (iii) provides that the Trustee for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests and the Loan REMIC Regular Interests) shall be a third party beneficiary under such Sub-Servicing Agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Servicer thereunder as contemplated by the immediately preceding clause (ii)) none of the Trust Fund, the Trustee, the Paying Agent any successor Servicer or any Certificateholder shall have any duties under such Sub-Servicing Agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Mortgage Loan pursuant to this Agreement to terminate such Sub-Servicing Agreement with respect to such purchased Mortgage Loan at its option and without penalty; provided, however, that the Initial Sub-Servicing Agreements may only be terminated by the Trustee or its designee as contemplated by Section 3.22(g) hereof and in such additional manner as is provided in such Sub-Servicing Agreement; and (v) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund. Any successor Servicer hereunder shall, upon becoming successor Servicer, be assigned and shall assume any Sub-Servicing Agreements from the predecessor Servicer (subject to Section 3.22(g) hereof). In addition, each Sub-Servicing Agreement entered into by the Servicer may provide that the obligations of the Sub-Servicer thereunder shall terminate with respect to any Mortgage Loan serviced thereunder at the time such Mortgage Loan becomes a Specially Serviced Mortgage Loan; provided, however, that the Sub-Servicing Agreement may provide that the Sub-Servicer will continue to make all Advances and calculations and prepare all reports required under the Sub-Servicing Agreement with respect to Specially Serviced Mortgage Loans and continue to collect its Primary Servicing Fees as if no Servicing Transfer Event had occurred and with respect to REO Properties (and the related REO Loans) as if no REO Acquisition had occurred and to render such incidental services with respect to such Specially Serviced Mortgage Loans and REO Properties as are specifically provided for in such Sub-Servicing Agreement. The Servicer shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the Servicer; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Servicer hereunder to make Advances shall be deemed to have been advanced by the Servicer out of its own funds and, accordingly, such Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Servicer, and, for so long as they are outstanding, such Advances shall accrue interest in accordance with Section 3.03(d), such interest to be allocable between the Servicer and such Sub-Servicer pursuant to the terms of the Sub-Servicing Agreement. For purposes of this Agreement, the Servicer shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Servicer shall notify the Special Servicer, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer. Except as otherwise provided herein, the Special Servicer may not enter into Sub-Servicing Agreements and may not assign any of its servicing obligations hereunder.

            (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to the extent necessary to ensure the enforceability of the related Mortgage Loans or the compliance with its obligations under the Sub-Servicing Agreement and the Servicer's obligations under this Agreement.

            (c) As part of its servicing activities hereunder, the Servicer, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the Trustee, the Certificateholders or the Trust Fund) monitor the performance and enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as is in accordance with the Servicing Standards. The Servicer shall have the right to remove a Sub-Servicer retained by it in accordance with the terms of the related Sub-Servicing Agreement.

            (d) In the event the Trustee or its designee becomes successor Servicer and assumes the rights and obligations of the Servicer under any Sub-Servicing Agreement, the Servicer, at its expense, shall deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

            (e) Notwithstanding the provisions of any Sub-Servicing Agreement and this Section 3.22, the Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the performance of its obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans for which it is responsible, and the Servicer shall pay the fees of any Sub-Servicer thereunder from its own funds. In no event shall the Trust Fund bear any termination fee required to be paid to any Sub-Servicer as a result of such Sub-Servicer's termination under any Sub-Servicing Agreement.

            (f) The Trustee shall furnish to any Sub-Servicer any powers of attorney and other documents necessary or appropriate to enable such Sub-Servicer to carry out its servicing and administrative duties under any Sub-Servicing Agreement; provided, however, that the Trustee shall not be held liable for any negligence, and shall be indemnified by the Sub-Servicer, with respect to, or misuse of, any such power of attorney by a Sub-Servicer.

            (g) Each Sub-Servicing Agreement shall provide that, in the event the Trustee or any other Person becomes successor Servicer, the Trustee or such successor Servicer shall have the right to terminate such Sub-Servicing Agreement with or without cause and without a fee. Notwithstanding the foregoing, the Trustee and any successor Servicer shall assume the Sub-Servicing Agreements in effect as of the date hereof (the "Initial Sub-Servicing Agreements") unless the related Sub-Servicer (an "Initial Sub-Servicer") has been terminated in accordance with this Section 3.22(g). In the event any Initial Sub-Servicer is not an acceptable servicer to Moody's and is not included on S&P's approved servicer list at the time the Trustee or a successor Servicer becomes successor Servicer, such Initial Sub-Servicer shall have 30 days after notice from the Trustee or the successor Servicer to cure such failure. If an Initial Sub-Servicer fails to cure such failure, the Trustee or the successor Servicer may terminate the Initial Sub-Servicing Agreement.

            (h) The Special Servicer shall comply with the terms of each such Sub-Servicing Agreement to the extent the terms thereof are not inconsistent with the terms of this Agreement and the Special Servicer's obligations hereunder. With respect to Mortgage Loans subject to a Sub-Servicing Agreement, the Special Servicer shall, among other things, remit amounts, deliver reports and information, and afford access to facilities and information to the related Sub-Servicer that would be required to be remitted, delivered or afforded, as the case may be, to the Servicer pursuant to the terms hereof within a sufficient period of time to allow the Sub-Servicer to fulfill its obligations under such Sub-Servicing Agreement and in no event later than 1 Business Day prior to the applicable Determination Date (or such other date as specified herein).

            (i) Notwithstanding any other provision of this Agreement, the Special Servicer shall not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations herein.

            Section 3.23 Representations, Warranties and Covenants of the Servicer.

            (a) The Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor, the Paying Agent and the Special Servicer, as of the Closing Date, that:

            (i) The Servicer is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America, and the Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

            (ii) The execution and delivery of this Agreement by the Servicer, and the performance and compliance with the terms of this Agreement by the Servicer, does not (A) violate the Servicer's organizational documents or
      (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, or (C) violate any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject, which, in the case of either (B) or (C), is likely to materially and adversely affect either the ability of the Servicer to perform its obligations under this Agreement or its financial condition;

            (iii) The Servicer has the full power and authority to enter into and consummate all transactions to be performed by it contemplated by this Agreement, has duly authorized the execution, delivery and performance by it of this Agreement, and has duly executed and delivered this Agreement;

            (iv) This Agreement, assuming due authorization, execution and delivery by the Trustee, the Paying Agent the Special Servicer and the Depositor, constitutes a valid, legal and binding obligation of the Servicer, enforceable against the Servicer in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) The Servicer is not in default with respect to any law, any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency, which default, in the Servicer's reasonable judgement is likely to materially and adversely affect the financial condition or operations of the Servicer or its properties taken as a whole or its ability to perform its duties and obligations hereunder;

            (vi) No litigation is pending or, to the best of the Servicer's knowledge, threatened against the Servicer which would prohibit the Servicer from entering into this Agreement or, in the Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Servicer to perform its obligations under this Agreement or the financial condition of the Servicer;

            (vii) Any Sub-Servicing Agreements comply, and will comply, with the provisions of Section 3.22;

            (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer, or compliance by the Servicer with, this Agreement or the consummation of the transactions of the Servicer contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained or can be obtained prior to the actual performance by the Servicer of its obligations under this Agreement, or which, if not obtained would not have a materially adverse effect on the ability of the Servicer to perform its obligations hereunder; and

            (ix) The Servicer has full power and authority to enter into and consummate all transactions to be performed by it contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (b) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of the Agreement.

            Section 3.24 Representations, Warranties and Covenants of the Special Servicer.

            (a) The Special Servicer hereby represents, warrants and covenants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Paying Agent the Depositor and the Servicer, as of the Closing Date, that:

            (i) The Special Servicer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

            (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, does not (A) violate the Special Servicer's articles of incorporation and by-laws or (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, or (C) violate any law, rule, regulation, order, judgment or decree to which the Special Servicer or its property is subject, which, in the case of either (B) or (C), is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or its financial condition;

            (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions to be performed by it contemplated by this Agreement, has duly authorized the execution, delivery and performance by it of this Agreement, and has duly executed and delivered this Agreement;

            (iv) This Agreement, assuming due authorization, execution and delivery by the Trustee, the Paying Agent, the Servicer and the Depositor, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) The Special Servicer is not in default with respect to any law, any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency, which default, in the Special Servicer's reasonable judgement is likely to materially and adversely affect the financial condition or operations of the Special Servicer or its properties taken as a whole or its ability to perform its duties and obligations hereunder;

            (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer which would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's good faith and reasonable judgment is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

            (vii) Each officer, manager or employee of the Special Servicer that has or, following the occurrence of a Servicing Transfer Event, would have responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c);

            (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Special Servicer, or compliance by the Special Servicer with, this Agreement or the consummation of the transactions of the Special Servicer contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained or can be obtained prior to the actual performance by the Special Servicer of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Special Servicer to perform its obligations hereunder.

            (b) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of the Agreement. Such indemnification shall survive any termination or resignation of the Special Servicer, the termination or resignation of the Trustee and any termination of the Agreement.

            Section 3.25 Interest Reserve Account.

            (a) On each P&I Advance Date relating to any Interest Accrual Period ending in any January and on any P&I Advance Date which occurs in a year which is not a leap year relating to any Interest Accrual Period ending in any December, the Paying Agent, in respect of the Actual/360 Mortgage Loans, shall deposit into the Interest Reserve Account, an amount equal to one day's interest on the Stated Principal Balance of the Interest Reserve Loans as of the Due Date occurring in the month preceding the month in which such P&I Advance Date occurs at the related Net Mortgage Rate, to the extent a full Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive February and January, "Withheld Amounts").

            (b) On each P&I Advance Date occurring in March, the Paying Agent shall withdraw, from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit such amount into the Lower-Tier Distribution Account or, (i) with respect to the Simon Mortgage Loan, the Simon Loan REMIC Distribution Account or (ii) with respect to the Walgreens Mortgage Loan, the Walgreens Loan REMIC Distribution Account.

            Section 3.26 Excess Interest Distribution Account.

            Prior to the applicable Distribution Date, the Servicer is required to remit to the Paying Agent for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Due Period.

            Section 3.27 Directing Certificateholder Contact with Servicer.

            No less often than on a monthly basis or as agreed upon by the Servicer and the Directing Certificateholder, each of the Servicer and the Special Servicer shall, without charge, make a knowledgeable Servicing Officer available to answer questions from the Directing Certificateholder regarding the performance and servicing of the Mortgage Loans and/or REO Properties for which the Servicer or the Special Servicer, as the case may be, is responsible.

            Section 3.28 Controlling Class Certificateholders and Directing Certificateholder; Certain Rights and Powers of Directing Certificateholder.

            (a) Each Controlling Class Certificateholder is hereby deemed to have agreed by virtue of its purchase of a Certificate to provide its name and address to the Paying Agent and to notify the Paying Agent, the Servicer, Special Servicer and Trustee of the transfer of any Certificate of a Controlling Class, the selection of a Directing Certificateholder or the resignation or removal thereof. The Directing Certificateholder is hereby deemed to have agreed by virtue of its purchase of a Certificate to notify the Paying Agent Servicer, Special Servicer and Trustee when such Certificateholder is appointed Directing Certificateholder and when it is removed or resigns. To the extent there is only one Controlling Class Certificateholder and it is also the Special Servicer, it shall be the Directing Certificateholder.

            (b) A "Controlling Class" as of any time of determination shall be the Class outstanding with the most subordinate Class of Regular Certificates having at least 25% of its initial Class Balance.

            (c) Once a Directing Certificateholder has been selected, each of the Servicer, the Special Servicer, the Depositor, the Trustee, the Paying Agent and each other Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Controlling Class Certificateholders, by Certificate Balance, or such Directing Certificateholder shall have notified the Paying Agent, Servicer, Special Servicer and Trustee and each other Controlling Class Certificateholder, in writing, of the resignation of such Directing Certificateholder or the selection of a new Directing Certificateholder. Upon the resignation of a Directing Certificateholder, the Paying Agent shall request the Controlling Class Certificateholders to select a new Directing Certificateholder.

            (d) Until it receives notice to the contrary each of the Servicer and the Trustee shall be entitled to rely on the most recent notification with respect to the identity of the Controlling Class Certificateholder and the Directing Certificateholder.

            (e) Within 30 days of the Closing Date, the Paying Agent shall deliver to the Special Servicer and the Servicer a list of each Controlling Class Certificateholder and the Directing Certificateholder, including names and addresses. In addition to the foregoing, within two (2) Business Days of receiving notice of the selection of a new Directing Certificateholder or the existence of a new Controlling Class Certificateholder, the Paying Agent shall notify the Servicer and the Special Servicer.

            ARCap CMBS Fund REIT, Inc. shall be the initial Directing Certificateholder and shall remain so until a successor is appointed pursuant to the terms of this Agreement. Until it receives notice to the contrary, each of the Servicer, the Special Servicer, the Paying Agent and the Trustee shall be entitled to rely on the preceding sentence with respect to the identity of the Directing Certificateholder.

            (f) If at any time a Book-Entry Certificate belongs to a Controlling Class, the Paying Agent shall notify the related Certificateholders (through the Depository, unless the Paying Agent shall have been previously provided with the name and address of such Certificateholder) of such event and shall request that it be informed of any change in the identity of the related Certificate Owner from time to time.

            (g) Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that: (i) the Directing Certificateholder may have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates; (ii) the Directing Certificateholder may act solely in the interests of the Holders of the Controlling Class; (iii) the Directing Certificateholder does not have any duties to the Holders of any Class of Certificates other than the Controlling Class; (iv) the Directing Certificateholder may take actions that favor interests of the Holders of the Controlling Class over the interests of the Holders of one or more other Classes of Certificates; and (v) the Directing Certificateholder shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal thereof for having so acted.

            (h) In the event the Simon Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Class SP Certificates representing more than 25% of the Class Balance of the most subordinate Class SP Certificates (the "Class SP Controlling Holders") shall be entitled in accordance with this Section 3.28 to select a representative (the "Simon Representative") having the rights and powers specified in this Agreement or to replace an existing Simon Representative. Solely for purposes of selecting or replacing the Simon Representative, the Certificate Balances of the Class SP Certificates will be reduced by any Appraisal Reductions with respect to the Simon Mortgage Loan, in the following order of priority, first, to the Class SP-3 Certificates until its Certificate Balance has been reduced to zero, second, to the Class SP-2 Certificates until its Certificate Balance has been reduced to zero and third, to the Class SP-1 Certificates until its Certificate Balance has been reduced to zero. Upon (i) the receipt by the Paying Agent of written requests for the selection of a Simon Representative from the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Class SP Certificates representing more than 25% of the Class Principal Balance of all Class SP Certificates, or (ii) the resignation or removal of the Person acting as Simon Representative, the Paying Agent shall promptly notify the Depositor and the Holders (and, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Paying Agent or identified thereto by the Depository or the Depository Participants, the Certificate Owners) of the Class SP Certificates that they may select a Simon Representative. Such notice shall set forth the process for selecting a Simon Representative, which shall be the designation of the Simon Representative by the Class SP Controlling Holders by a writing delivered to the Paying Agent. No appointment of any Person as a Simon Representative shall be effective until such Person provides the Paying Agent with written confirmation of its acceptance of such appointment, an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers). The rights of Class SP Controlling Holders to select a Simon Representative and all consent, approval, option rights, rights to reports, notice and copies shall be automatically terminated in the event that any Class SP Certificateholder or an Affiliate of such Class SP Certificateholder becomes the Simon Mortgage Loan borrower under the Simon Mortgage Loan. Except as otherwise agreed with the related Class SP Certificateholders, no such Simon Representative shall owe any fiduciary duty to the Paying Agent, Trustee, the Servicer, the Special Servicer or any Certificateholder.

            (i) Within ten (10) Business Days (or as soon thereafter as practicable if the Class SP Certificates are Book-Entry Certificates) of receiving a request therefor from the Servicer or Special Servicer, the Paying Agent shall deliver to the requesting party the identity of the Simon Representative and a list of each Holder of the Class SP Certificates, including, in each case, names and addresses. With respect to such information, the Paying Agent shall be entitled to conclusively rely on information provided to it by the Depository, and the Servicer and the Special Servicer shall be entitled to rely on such information provided by the Paying Agent with respect to any obligation or right hereunder that the Servicer and the Special Servicer may have to deliver information or otherwise communicate with the Simon Representative or any of the Holders (or, if applicable, Certificate Owners) of the Class SP Certificates. In addition to the foregoing, within two (2) Business Days of the selection, resignation or removal of a Simon Representative, the Paying Agent shall notify the other parties to this Agreement of such event. The expenses incurred by the Paying Agent in connection with obtaining information from the Depository or Depository Participants with respect to any Book-Entry Certificate shall be expenses of the Trust Fund payable out of the Certificate Account pursuant to Section 3.05(a).

            (j) A Simon Representative may at any time resign as such by giving written notice to the Paying Agent and to each Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Class SP Certificates. The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of all Class SP Certificates shall be entitled to remove any existing Simon Representative by giving written notice to the Paying Agent and to such existing Simon Representative.

            (k) Once a Simon Representative has been selected pursuant to this
Section 3.28 each of the parties to this Agreement and each Class SP Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of the Class SP Certificates, by aggregate Certificate Principal Balance, or such Simon Representative, as applicable, shall have notified the Paying Agent, the Servicer and the Special Servicer and each other Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Class SP Certificates, in writing, of the resignation or removal of such Simon Representative.

            (l) Any and all expenses of the Simon Representative shall be borne by the Holders (or, if applicable, the Certificate Owners) of Class SP Certificates, pro rata according to their respective Percentage Interests in such Classes, and not by the Trust Fund. Notwithstanding the foregoing, if a claim is made against the Simon Representative by a Mortgagor with respect to this Agreement or the Simon Mortgage Loan, the Simon Representative shall immediately notify the Paying Agent, the Servicer and the Special Servicer, whereupon (if the Special Servicer or the Trust Fund are also named parties to the same action and, in the sole judgment of the Special Servicer, (i) the Simon Representative had acted in good faith, without negligence or willful misfeasance with regard to the particular matter, and (ii) there is no potential for the Special Servicer or the Trust Fund to be an adverse party in such action as regards the Simon Representative) the Special Servicer on behalf of the Trust Fund shall, subject to Section 6.03, assume the defense of any such claim against the Simon Representative. This provision shall survive the termination of this Agreement and the termination or resignation of the Simon Representative.

            (m) All rights to, and requirements for, information (including the delivery of information or access to information) provided to the Controlling Class Representative contained herein shall also apply to the Simon Representative with respect to information relating to the Simon Mortgage Loan.

            (n) All rights to, and requirements for, information (including the delivery of information or access to information) provided to the Controlling Class Representative contained herein shall also apply to each Companion Holder with respect to information relating to the related AB Mortgage Loan.

            (o) Until it receives notice to the contrary, each of the Servicer, the Special Servicer, the Paying Agent and the Trustee shall be entitled to rely on the most recent notification with respect to the identity of the Simon Representative, the Controlling Class Certificateholder and the Directing Certificateholder.

            (p) Notwithstanding anything to the contrary contained herein, since the Special Servicer is not acting as the special servicer for the 75/101 Companion Loan, the Directing Certificateholder shall have no authority to advise or direct the Special Servicer with respect to the 75/101 Federal Street Mortgage Loan, the 75/101 Federal Street Companion Loan or the related Mortgaged Property.

            Section 3.29 Provisions Relating to Servicing of the 75/101 Federal Street Mortgage Loan.

            (a) Notwithstanding anything to the contrary contained herein, the 75/101 Federal Street Mortgage Loan will be serviced pursuant to the 75/101 Federal Street Servicing Agreement and the 75/101 Federal Street Co-Lender Agreement. None of the Servicer, the Special Servicer, the Paying Agent or the Trustee will have any obligation or authority to (i) service or administer the 75/101 Federal Street Mortgage Loan, except for preparing the reports in the CMSA Investor Reporting Package (IRP) required to be delivered by such Person pursuant to this Agreement and disbursing applicable funds to the Lower-Tier Distribution Account, (ii) making certain advances as set forth herein with respect to the 75/101 Federal Street Loan if the 75/101 Federal Street Servicer fails to do so in accordance with the 75/101 Federal Street Servicing Agreement or (iii) supervise the servicer under the 75/101 Federal Street Servicing Agreement.

            (b) The obligation of the Servicer or the Special Servicer to provide information to the Trustee, the Certificateholders and the Rating Agencies with respect to the 75/101 Federal Street Mortgage Loan, the 75/101 Federal Street Companion Loan or the 75/101 Federal Street Mortgaged Property is dependent on the Servicer or the Special Servicer, as applicable, receiving the corresponding information from the applicable servicer under the 75/101 Federal Street Servicing Agreement. The Servicer shall not be required to use the ARCap Naming Convention for information and reports on the 75/101 Federal Street Mortgage Loan. The Servicer or the Special Servicer, as applicable, shall prepare all reports required in accordance herewith by incorporating the information received from the 75/101 Federal Street Servicer as if such information were received from a Mortgagor under a Mortgage Loan (other than any report that is prepared for a single Mortgage Loan or single Mortgaged Property).

            (c) Consistent with the provisions of the 75/101 Federal Street Co-Lender Agreement and the 75/101 Federal Street Servicing Agreement:

            (i) if a Loss of Control Event (as that term is defined in the 75/101 Federal Street Servicing Agreement) occurs, the Directing Certificateholder shall be entitled to exercise the rights set forth in
      Section 3.02 of the 75/101 Federal Street Co-Lender Agreement and Section
      3.23 and Section 3.24 of the 75/101 Federal Street Servicing Agreement;

            (ii) if the Servicer, Special Servicer, Trustee or Paying Agent becomes aware of any default under the 75/101 Federal Street Servicing Agreement, such party (if other than the Servicer) shall notify the Servicer of such default and, if the Trust Fund is entitled (if such default is not being waived under the 75/101 Federal Street Servicing Agreement) or required pursuant to the 75/101 Federal Street Servicing Agreement to terminate the 75/101 Federal Street Servicer or 75/101 Federal Street Special Servicer, as the case may be, and appoint a successor 75/101 Federal Street Servicer or 75/101 Federal Street Special Servicer, the Servicer shall act on behalf of the Trust Fund and appoint itself or another servicer (such other servicer to be acceptable to the Directing Certificateholder) as the successor 75/101 Federal Street Servicer or 75/101 Federal Street Special Servicer, as the case may be, pursuant to the terms of the 75/101 Federal Street Servicing Agreement; and

            (iii) the Special Servicer shall exercise the right of the Trust Fund, set forth in Section 3.01(c) of the 75/101 Federal Street Co-Lender Agreement and Section 3.19(e) of the 75/101 Federal Street Servicing Agreement, to consent to any waiver, forgiveness, reduction or deferral of any amounts due in respect of the 75/101 Federal Street Mortgage Loan.

            (d) From time to time upon request of the 75/101 Federal Street Servicer or 75/101 Federal Street Special Servicer, and delivery to the Trustee of a request for release in the form(s) provided pursuant to the 75/101 Federal Street Servicing Agreement, the Trustee shall release the original Mortgage Note for the 75/101 Federal Street Mortgage Loan to such servicer. Upon receipt of
(a) the Mortgage Note for the 75/101 Federal Street Mortgage Loan by the Trustee from such servicer or (b) in the event of a liquidation or conversion of the 75/101 Federal Street Mortgage Loan, a certificate of an officer of such servicer in the form(s) provided pursuant to the 75/101 Federal Street Servicing Agreement stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account or Distribution Account have been so deposited, the Trustee shall return the request for release to such servicer.

            (e) If the Trustee is requested to take any action (that is not already specifically provided for in this Agreement) in its capacity as the holder of the 75/101 Federal Street Mortgage Loan, pursuant to the 75/101 Federal Street Co-Lender Agreement and/or the 75/101 Federal Street Servicing Agreement, the Trustee will notify (in writing), and act in accordance with the instructions of, the Directing Certificateholder; provided that, if such instructions are not provided within the prescribed time period, the Trustee will take such action or inaction, as it deems to be in the best interests of the Certificateholders (as a collective whole).

            Section 3.30 Companion Paying Agent.

            (a) The Servicer shall be the initial Companion Paying Agent hereunder. The Companion Paying Agent undertakes to perform such duties and only such duties as are specifically set forth herein. The Companion Paying Agent shall promptly make available all reports delivered to it under this Agreement to the Companion Holder.

            (b) No provision of this Agreement shall be construed to relieve the Companion Paying Agent from liability for its own negligent failure to act, bad faith or its own willful misfeasance; provided, however, that the duties and obligations of the Companion Paying Agent shall be determined solely by the express provisions of this Agreement, the Companion Paying Agent shall not be liable except for the performance of such duties and obligations, no implied covenants or obligations shall be read into this Agreement against the Companion Paying Agent and, in the absence of bad faith on the part of the Companion Paying Agent, the Companion Paying Agent may conclusively rely, as to the truth and correctness of the statements or conclusions expressed therein, upon any resolutions, certificates, statements, opinions, reports, documents, orders or other instrument furnished to the Companion Paying Agent by any Person and which on their face do not contradict the requirements of this Agreement.

            (c) Upon the resignation or removal of the Servicer pursuant to
Article VII of this Agreement, the Companion Paying Agent shall be deemed simultaneously to resign or be removed.

            (d) This Section shall survive the termination of this Agreement or the resignation or removal of the Companion Paying Agent, as regards rights accrued prior to such resignation or removal.

            Section 3.31 Companion Register.

            (a) The Companion Paying Agent shall maintain a register (the "Companion Register") on which it will record the names and address of, and wire transfer instructions for, the Companion Holders from time to time, to the extent such information is provided in writing to it by the Companion Holders. The initial Companion Holders, along with their name, address, wiring instructions and tax identification number, are listed on Exhibit R hereto. The Companion Holders shall inform the Companion Paying Agent of the name, address, wiring instructions and taxpayer identification number of any subsequent Companion Holder upon any transfer of a Companion Loan. Upon the sale of a Companion Loan or portion thereof, the transferring Companion Holder shall inform the Companion Paying Agent in writing that such transfer has taken place and provide the Companion Paying Agent with the name, address, wiring instructions and tax identification number of the transferee. In the event a Companion Holder transfers a Companion Loan without notice to the Companion Paying Agent, the Companion Paying Agent shall have no liability for any misdirected payment in the related Companion Loan and shall have no obligation to recover and redirect such payment.

            (b) The Companion Paying Agent shall promptly provide the name and address of the Companion Holders to any party hereto or any successor Companion Holder upon written request and any such Person may, without further investigation, conclusively rely upon such information. The Companion Paying Agent shall have no liability to any Person for the provision of any such names and addresses.

                              [End of Article III]

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

            Section 4.01 Distributions.

            (a) On each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date, the Paying Agent shall be deemed to transfer the Lower-Tier Distribution Amount from the Lower-Tier Distribution Account to the Upper-Tier Distribution Account in the amounts and priorities set forth in Section 4.01(b) with respect to each class of Uncertificated Lower-Tier Interests, and immediately thereafter, shall make distributions thereof from the Upper-Tier Distribution Account in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority:

            (i) first, to the Holders of the Class A-1 Certificates, the Class A-2 Certificates, the Class X-1 Certificates and the Class X-2 Certificates, pro rata (based upon their respective entitlements to interest for such Distribution Date), in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Classes of Certificates for such Distribution Date;

            (ii) second, (A) to the Holders of the Class A-1 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount, until the outstanding Certificate Balance of such Class has been reduced to zero and (B) after the Certificate Balance of the Class A-1 Certificates has been reduced to zero, to the Holders of the Class A-2 Certificates, in reduction of the Certificate Balances thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A-1 Certificates on such Distribution Date), until the outstanding Certificate Balances of such Class has been reduced to zero;

            (iii) third, to the Holders of the Class A-1 Certificates and the Class A-2 Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each such Class), until all amounts of Collateral Support Deficit previously allocated to such Classes, but not previously reimbursed, have been reimbursed in full;

            (iv) fourth, to the Holders of the Class B Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (v) fifth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Holders of the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A-1 and Class A-2 Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class B Certificates has been reduced to zero;

            (vi) sixth, to the Holders of the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

            (vii) seventh, to the Holders of the Class C Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (viii) eighth, after the Certificate Balances of the Class A and Class B Certificates have been reduced to zero, to the Holders of the Class C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A-1, Class A-2 and Class B Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class C Certificates has been reduced to zero;

            (ix) ninth, to the Holders of the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

            (x) tenth, to the Holders of the Class D Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xi) eleventh, after the Certificate Balances of the Class A, Class B and Class C Certificates have been reduced to zero, to the Holders of the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A-1, Class A-2, Class B and Class C Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class D Certificates has been reduced to zero;

            (xii) twelfth, to the Holders of the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

            (xiii) thirteenth, to the Holders of the Class E Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xiv) fourteenth, after the Certificate Balances of the Class A, Class B, Class C and Class D Certificates have been reduced to zero, to the Holders of the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A-1, Class A-2, Class B, Class C and Class D Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class E Certificates has been reduced to zero;

            (xv) fifteenth, to the Holders of the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

            (xvi) sixteenth, to the Holders of the Class F Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xvii) seventeenth, after the Certificate Balances of the Class A, Class B, Class C, Class D and Class E Certificates have been reduced to zero, to the Holders of the Class F Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class F Certificates has been reduced to zero;

            (xviii) eighteenth, to the Holders of the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

            (xix) nineteenth, to the Holders of the Class G Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xx) twentieth, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, to the Holders of the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class G Certificates has been reduced to zero;

            (xxi) twenty-first, to the Holders of the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxii) twenty-second, to the Holders of the Class H Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxiii) twenty-third, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero, to the Holders of the Class H Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates on such Distribution
      Date), until the outstanding Certificate Balance of the Class H Certificates has been reduced to zero;

            (xxiv) twenty-fourth, to the Holders of the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxv) twenty-fifth, to the Holders of the Class J Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxvi) twenty-sixth, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, to the Holders of the Class J Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class J Certificates has been reduced to zero;

            (xxvii) twenty-seventh, to the Holders of the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxviii) twenty-eighth, to the Holders of the Class K Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxix) twenty-ninth, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates have been reduced to zero, to the Holders of the Class K Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class K Certificates has been reduced to zero;

            (xxx) thirtieth, to the Holders of the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxi) thirty-first, to the Holders of the Class L Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxxii) thirty-second, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates have been reduced to zero, to the Holders of the Class L Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class L Certificates has been reduced to zero;

            (xxxiii) thirty-third, to the Holders of the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxiv) thirty-fourth, to the Holders of the Class M Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxxv) thirty-fifth, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates have been reduced to zero, to the Holders of the Class M Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates on such Distribution
      Date), until the outstanding Certificate Balance of the Class M Certificates has been reduced to zero;

            (xxxvi) thirty-sixth, to the Holders of the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxvii) thirty-seventh, to the Holders of the Class N Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxxviii) thirty-eighth, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates have been reduced to zero, to the Holders of the Class N Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class N Certificates has been reduced to zero;

            (xxxix) thirty-ninth, to the Holders of the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

            (xl) fortieth, to the Holders of the Class NR Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xli) forty-first, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates have been reduced to zero, to the Holders of the Class NR Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class NR Certificates has been reduced to zero;

            (xlii) forty-second, to the Holders of the Class NR Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class NR Certificates, but not previously reimbursed, have been reimbursed in full; and

            (xliii) forty-third, to the Holders of the Class R Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account with respect to such Distribution Date.

            On each Distribution Date, to the extent of the Simon Available Distribution Amount remaining after the distributions in respect of the Simon Pooled Component pursuant to Section 4.01(j)(i)-(iii) or Section 4.01(k)(i)-(iii), the Paying Agent shall distribute to the Holders of the Class SP-1, Class SP-2 and Class SP-3 Certificates the amounts distributed in respect of the Related Simon Loan REMIC Regular Interests and the Related Uncertificated Lower-Tier Interests as specified in Section 4.01(j)(iv)-(x), Section 4.01(k)(iv)-(xii) and Section 4.01(d).

            On each Distribution Date, to the extent of the Walgreens Available Distribution Amount remaining after the distributions in respect of the Walgreens Pooled Component pursuant to Section 4.01(n)(i)-(iii) or Section 4.01(o)(i)-(iii), the Paying Agent shall distribute to the Holders of the Class WM Certificates the amounts distributed in respect of the Walgreens Loan REMIC Regular Interest and the Related Uncertificated Lower-Tier Interest as specified in Section 4.01(n)(iv)-(vi), Section 4.01(o)(iv)-(vi) and Section 4.01(d).

            If, in connection with any Distribution Date, the Paying Agent has reported the amount of an anticipated distribution to DTC based on the receipt of payments as of the Determination Date and additional balloon payments or unscheduled principal payments are subsequently received, the Paying Agent will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such Distribution Date. Neither the Paying Agent, the Servicer nor the Special Servicer shall be liable or held responsible for any resulting delay in the making of such distribution to Certificateholders solely on the basis of the actions described in the preceding section.

            Notwithstanding the foregoing, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero, the Principal Distribution Amount will be distributed to the Class A-1 and Class A-2 Certificates, pro rata, based on their respective Certificate Principal Balances, in reduction of their respective Certificate Principal Balances, until the Certificate Principal Balance of each such Class is reduced to zero, and any Collateral Support Deficits previously allocated to such Classes, if available, will be distributed pro rata based on their respective Certificate Principal Balances.

            (b) On each Distribution Date, each Uncertificated Lower-Tier Interest shall be deemed to receive distributions in respect of principal or reimbursement of Collateral Support Deficit in an amount equal to the amount of principal or reimbursement of Collateral Support Deficit actually distributable to its respective Related Certificates as provided in Sections 4.01(a) and (c) (in the case of (i) the Class A-1 Certificates, first to the Class LA-1-1 Uncertificated Interest, second to the Class LA-1-2 Uncertificated Interest, third to the Class LA-1-3 Uncertificated Interest, fourth to the Class LA-1-4 Uncertificated Interest and fifth to the Class LA-1-5 Uncertificated Interest, in each case, until reduced to zero, (ii) the Class A-2 Certificates, first to the Class LA-2-1 Uncertificated Interest, second to the Class LA-2-2 Uncertificated Interest, third to the Class LA-2-3 Uncertificated Interest and fourth to the Class LA-2-4 Uncertificated Interest, in each case, until reduced to zero, (iii) the Class F Certificates, first to the Class LF-1 Uncertificated Interest and then to the Class LF-2 Uncertificated Interest, in each case, until reduced to zero, (iv) the Class G Certificates, first to the Class LG-1 Uncertificated Interest and then to the Class LG-2 Uncertificated Interest, in each case, until reduced to zero, (v) the Class H Certificates, first to the Class LH-1 Uncertificated Interest and then to the Class LH-2 Uncertificated Interest, in each case, until reduced to zero, and (vi) the Class J Certificates, first to the Class LJ-1 Uncertificated Interest and then to the Class LJ-2 Uncertificated Interest, in each case, until reduced to zero). On each Distribution Date, each Uncertificated Lower-Tier Interest shall be deemed to receive distributions in respect of interest in an amount equal to the Interest Distribution Amount in respect of its Related Certificates (in the case of each of (i) the Class LA-1-1, Class LA-1-2, Class LA-1-3, Class LA-1-4 and Class LA-1-5 Uncertificated Interests, (ii) the Class LA-2-1, Class LA-2-2, Class LA-2-3 and Class LA-2-4 Uncertificated Interests, (iii) the Class LF-1 and Class LF-2 Uncertificated Interests, (iv) the Class LG-1 and Class LG-2 Uncertificated Interests, (v) the Class LH-1 and Class LH-2 Uncertificated Interests, and (vi) the Class LJ-1 and Class LJ-2 Uncertificated Interests, pro rata, based on their respective Certificate Balances) and its Related Component of Class X Certificates, in each case to the extent actually distributable thereon as provided in Section 4.01(a). For this purpose, interest distributed on the Class X-1 Certificates and Class X-2 Certificates shall be treated as having been paid to their respective Components, pro rata, based on the interest accrued with respect thereto at its Class X-1 Strip Rate or Class X-2 Strip Rate. Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount", and shall be made by the Paying Agent by deeming such Lower-Tier Distribution Amount to be deposited in the Upper-Tier Distribution Account.

            As of any date, the principal balance of each Uncertificated Lower-Tier Interest shall equal the Certificate Balance of the Related Certificates with respect thereto (in the case of the aggregate of (i) the Class LA-1-1, Class LA-1-2, Class LA-1-3, Class LA-1-4, Class LA-1-5 Uncertificated Interests, the Class A-1 Certificates, (ii) the Class LA-2-1, Class LA-2-2, Class LA-2-3 and Class LA-2-4 Uncertificated Interests, the Class A-2 Certificates, (iii) the Class LF-1 and Class LF-2 Uncertificated Interests, the Class F Certificates, (iv) the Class LG-1 and Class LG-2 Uncertificated Interests, the Class G Certificates, (v) the Class LH-1 and Class LH-2 Uncertificated Interests, the Class H Certificates, and (vi) the Class LJ-1 and Class LJ-2 Uncertificated Interests, the Class J Certificates), as adjusted for the allocation of Collateral Support Deficits as provided in Section 4.04(c) and of Certificate Deferred Interest as provided in Section 4.05(c). The initial principal balance of each Uncertificated Lower-Tier Interest shall equal the respective Original Lower-Tier Principal Amount. The pass-through rate with respect to each Uncertificated Lower-Tier Interest shall be the interest rate per annum set forth in the Preliminary Statement hereto.

            Any amount that remains in the Lower-Tier Distribution Account on each Distribution Date after distribution of the Lower-Tier Distribution Amount and distribution of Yield Maintenance Charges pursuant to Section 4.01(d)(iii) shall be distributed to the Holders of the Class LR Certificates in respect of the residual interest in the Lower-Tier REMIC (but only to the extent of the Available Distribution Amount for such Distribution Date remaining in the Lower-Tier Distribution Account, if any).

            (c) On and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero (without regard to any amounts of Collateral Support Deficit remaining unreimbursed), the Principal Distribution Amount will be distributed, pro rata (based upon Certificate Balances), among the Class A-1 and Class A-2 Certificates without regard to the priorities set forth in Section 4.01(a)(ii).

            (d) (i) On each Distribution Date, Yield Maintenance Charges calculated by reference to a U.S. treasury rate collected during the related Due Period will be distributed by the Paying Agent to the following Classes: to the Class A-1 Certificates, Class A-2 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates, in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1 Certificates, Class A-2 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class NR Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal payment on such Class of Certificates, and (c) the aggregate amount of Yield Maintenance Charges calculated by reference to a U.S. treasury rate collected on such principal prepayments during the related Due Period. Any Yield Maintenance Charge collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X-1 Certificates.

            (ii) No Yield Maintenance Charge will be distributed to the holders of the Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class NR or Residual Certificates. After the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E, Class F and Class G Certificates have been reduced to zero, all Yield Maintenance Charges with respect to the Mortgage Loans shall be distributed to the holders of the Class X-1 Certificates.

            (iii) All distributions of Yield Maintenance Charges collected during the related Due Period that represent Yield Maintenance Charges actually collected on the Simon Mortgage Loan shall be deemed to be distributed from the Simon Loan REMIC to the Lower-Tier REMIC in respect of the Simon Loan REMIC Pooled Regular Interest (whether or not the Simon Loan REMIC Pooled Regular Interest has received all distributions of interest and principal to which it is entitled). All distributions of Yield Maintenance Charges collected during the related Due Period that represent Yield Maintenance Charges actually collected on the Walgreens Mortgage Loan shall be deemed to be distributed from the Walgreens Loan REMIC to the Lower-Tier REMIC in respect of the Walgreens Loan REMIC Pooled Regular Interest (whether or not the Walgreens Loan REMIC Pooled Regular Interest has received all distributions of interest and principal to which it is entitled). All distributions of Yield Maintenance Charges made in respect of the respective Classes of Regular Certificates on each Distribution Date pursuant to Section 4.01(d)(i) shall first be deemed to be distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Related Uncertificated Lower-Tier Interests, pro rata based upon the amount of principal distributed in respect of each Class of Related Uncertificated Lower-Tier Interests for such Distribution Date pursuant to Section 4.01(b) above.

            (e) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise specifically provided in Sections 4.01(e), 4.01(f) and 9.01, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates). The final distribution on each Certificate (determined without regard to any possible future reimbursement of Collateral Support Deficit previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Paying Agent, the Trustee, the Certificate Registrar, the Depositor, the Servicer, the Special Servicer or the Underwriters shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

            (f) Except as otherwise provided in Section 9.01, whenever the Paying Agent expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any amount of Collateral Support Deficit previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Paying Agent shall, no later than the related P&I Advance Determination Date, mail to each Holder on such date of such Class of Certificates a notice to the effect that:

            (i) the Paying Agent expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the offices of the Certificate Registrar or such other location therein specified; and

            (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(f) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Paying Agent, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder by the Trustee or the Paying Agent as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(f).

            (g) Distributions in reimbursement of Collateral Support Deficit or Simon Collateral Support Deficit previously allocated to the Regular Certificates, Class SP Certificates or Class WM Certificates shall be made in the amounts and manner specified in Section 4.01(a) to the Holders of the respective Class otherwise entitled to distributions of interest and principal on such Class on the relevant Distribution Date; provided that all distributions in reimbursement of Collateral Support Deficit or Simon Collateral Support Deficit previously allocated to a Class of Certificates which has since been retired shall be to the prior Holders that surrendered the Certificates of such Class upon retirement thereof and shall be made by check mailed to the address of each such prior Holder last shown in the Certificate Register. Notice of any such distribution to a prior Holder shall be made in accordance with Section
11.05 at such last address. The amount of the distribution to each such prior Holder shall be based upon the aggregate Percentage Interest evidenced by the Certificates surrendered thereby. If the check mailed to any such prior Holder is returned uncashed, then the amount thereof shall be set aside and held uninvested in trust for the benefit of such prior Holder, and the Paying Agent shall attempt to contact such prior Holder in the manner contemplated by Section 4.01(f) as if such Holder had failed to surrender its Certificates.

            (h) On each Distribution Date, any Excess Interest received during the related Due Period with respect to the Mortgage Loans shall be distributed to the holders of the Class NR Certificates from the Excess Interest Distribution Account.

            (i) On each Distribution Date, the Paying Agent shall withdraw amounts from the Gain-on-Sale Reserve Account and shall distribute such amounts to reimburse the Holders of the Regular Certificates (in order of alphabetical Class designation) up to an amount equal to all Collateral Support Deficits, if any, previously deemed allocated to them and unreimbursed after application of the Available Distribution Amount for such Distribution Date. Any amount in the Gain-on-Sale Reserve Account with respect to the Simon Mortgage Loan shall be applied to Simon Collateral Support Deficits first in respect of the Simon Pooled Component, second in respect of the Simon Non-Pooled Component, and any remaining amount thereof shall be deemed distributed in respect of the Simon Loan REMIC Residual Interest and immediately contributed to the Lower-Tier REMIC to the portion of the Gain-on-Sale Reserve Account held therein and applied as described in the preceding sentence. Any amount in the Gain-on-Sale Reserve Account with respect to the Walgreens Mortgage Loan shall be applied to Walgreens Collateral Support Deficits first in respect of the Walgreens Pooled Component, second in respect of the Walgreens Non-Pooled Component, and any remaining amount thereof shall be deemed distributed in respect of the Walgreens Loan REMIC Residual Interest and immediately contributed to the Lower-Tier REMIC to the portion of the Gain-on-Sale Reserve Account held therein and applied as described in the second preceding sentence. Amounts paid from the Gain-on-Sale Reserve Account will not reduce the Certificate Balances of the Classes receiving such distributions. Any amounts remaining in the Gain-on-Sale Reserve Account after such distributions shall be applied to offset future Collateral Support Deficits and Simon Collateral Support Deficits and upon termination of the Trust Fund, any amounts remaining in the Gain-on-Sale Reserve Account shall be distributed to the Class LR Certificateholders.

            (j) For so long as (i) no monetary or material non-monetary event of default (which will include any Servicing Transfer Event (other than pursuant to clause (iv) of the definition of Servicing Transfer Event) that has occurred and is continuing with respect to the Simon Mortgage Loan) under the Simon Mortgage Loan has occurred and is continuing and (ii) there are no unreimbursed Advances outstanding as of the Distribution Date, on each Distribution Date, the Paying Agent, in respect of the Simon Loan REMIC Pooled Regular Interest, each Class of Simon Loan REMIC Non-Pooled Regular Interests and the Simon Loan REMIC Residual Interest represented by the Class LR Certificates, shall (except as otherwise provided in Section 9.01), based on information provided by the Servicer and the Special Servicer, be deemed to withdraw amounts on deposit in the Simon Loan REMIC Distribution Account, after payment of amounts payable from the Simon Loan REMIC Distribution Account in accordance with Section 3.05(b)(iii) through
(viii), to the extent related to the Simon Mortgage Loan, for the following purposes and in the following order of priority, and shall be deemed to deposit such amounts in the Lower-Tier Distribution Account in each case to the extent of the remaining portion of the Simon Available Distribution Amount:

            (i) as deemed distributions from the Simon Loan REMIC to the Lower-Tier REMIC in respect of the Simon Loan REMIC Pooled Regular Interest, as part of the Available Distribution Amount for such Distribution Date, up to all Distributable Simon Pooled Component Interest for such Distribution Date, and to the extent not previously paid, for all prior Distribution Dates;

            (ii) as deemed distributions from the Simon Loan REMIC to the Lower-Tier REMIC in respect of the Simon Loan REMIC Pooled Regular Interest, as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to the product of (x) the Simon Principal Distribution Amount for such Distribution Date, and (y) the Simon Pooled Percentage for such Distribution Date;

            (iii) as deemed distributions from the Simon Loan REMIC to the Lower-Tier REMIC in respect of the Simon Loan REMIC Pooled Regular Interest, as part of the Available Distribution Amount for such Distribution Date, as reimbursement for any Simon Collateral Support Deficit, if any, previously allocated to the Simon Loan REMIC Pooled Regular Interest and for which no reimbursement has previously been received;

            (iv) as deemed distributions from the Simon Loan REMIC to the Lower-Tier REMIC in respect of the Class KSP-1 Uncertificated Interest, in an amount up to the Distributable Simon Non-Pooled Component Interest for the Class KSP-1 Uncertificated Interest for such Distribution Date;

            (v) as deemed distributions from the Simon Loan REMIC to the Lower-Tier REMIC in respect of the Class KSP-2 Uncertificated Interest, in an amount up to the Distributable Simon Non-Pooled Component Interest for the Class KSP-2 Uncertificated Interest for such Distribution Date;

            (vi) as deemed distributions from the Simon Loan REMIC to the Lower-Tier REMIC in respect of the Class KSP-3 Uncertificated Interest, in an amount up to the Distributable Simon Non-Pooled Component Interest for the Class KSP-3 Uncertificated Interest for such Distribution Date;

            (vii) as deemed distributions from the Simon Loan REMIC to the Lower-Tier REMIC in respect of the Class KSP-1, KSP-2 and KSP-3 Uncertificated Interests, pro rata based on their respective Simon Loan REMIC Principal Amounts for such Simon Loan REMIC Non-Pooled Regular Interests immediately prior to such Distribution Date, in reduction of the Simon Loan REMIC Principal Amount thereof, an amount equal to the product of (x) the Simon Principal Distribution Amount for such Distribution Date and (y) the respective Simon Non-Pooled Percentage for such Distribution Date until the outstanding Simon Loan REMIC Principal Amounts of the Class KSP-1, KSP-2 and KSP-3 Uncertificated Interests have been reduced to zero;

            (viii) as deemed distributions from the Simon Loan REMIC to the Lower-Tier REMIC in respect of the Class KSP-1 Uncertificated Interest, in an amount equal to, and in reimbursement of, a Simon Collateral Support Deficit, if any, previously allocated to the Class KSP-1 Uncertificated Interest and for which no reimbursement has been previously received;

            (ix) as deemed distributions from the Simon Loan REMIC to the Lower-Tier REMIC in respect of the Class KSP-2 Uncertificated Interest, in an amount equal to, and in reimbursement of, a Simon Collateral Support Deficit, if any, previously allocated to the Class KSP-2 Uncertificated Interest and for which no reimbursement has been previously received;

            (x) as deemed distributions from the Simon Loan REMIC to the Lower-Tier REMIC in respect of the Class KSP-3 Uncertificated Interest, in an amount equal to, and in reimbursement of, a Simon Collateral Support Deficit, if any, previously allocated to the Class KSP-3 Uncertificated Interest and for which no reimbursement has been previously received; and

            (xi) to make distributions to the Holders of the Class LR Certificates in respect of the Simon Loan REMIC Residual Interest, up to an amount equal to the excess, if any, of (A) the Simon Available Distribution Amount on such Distribution Date, over (B) the sum of (1) the aggregate distributions deemed made in respect of the Simon Loan REMIC Pooled Regular Interest on such Distribution Date pursuant to clauses (i),
      (ii) and (iii) of this Section 4.01(j) and (2) the aggregate distributions made in respect of the Simon Loan REMIC Non-Pooled Regular Interests on such Distribution Date pursuant to clauses (iv) through (x) of this
      Section 4.01(j).

            The amounts to be applied pursuant to clauses (i), (ii) and (iii) above will be included as part of the Available Distribution Amount for the subject Distribution Date and will be applied as described above to make distributions on the Certificates.

            (k) If a monetary or material non-monetary event of default (which will include any Servicing Transfer Event (other than pursuant to clause (iv) of the definition of Servicing Transfer Event) that has occurred and is continuing with respect to the Simon Mortgage Loan) has occurred and is continuing with respect to the Simon Mortgage Loan or there are outstanding unreimbursed Advances as of the Distribution Date, on each Distribution Date, the Paying Agent, in respect of the Simon Loan REMIC Pooled Regular Interest, each Class of Simon Loan REMIC Non-Pooled Regular Interests and the Class LR Certificates, shall (except as otherwise provided in Section 9.01), based on information provided by the Servicer and the Special Servicer, be deemed to withdraw amounts on deposit in the Simon Loan REMIC Distribution Account, after payment of amounts payable from the Simon Loan REMIC Distribution Account in accordance with Section 3.05(b)(iii) through (viii), to the extent related to the Simon Mortgage Loan, for the following purposes and in the following order of priority, and shall be deemed to deposit such amounts in the Lower-Tier Distribution Account in each case to the extent of the remaining portion of the Simon Available Distribution Amount (the "Simon Default Distribution Priority"):

            (i) as deemed distributions from the Simon Loan REMIC to the Lower-Tier REMIC in respect of the Simon Loan REMIC Pooled Regular Interest, as part of the Available Distribution Amount for such Distribution Date, up to all Distributable Simon Pooled Component Interest for such Distribution Date, and to the extent not previously paid, for all prior Distribution Dates;

            (ii) as deemed distributions from the Simon Loan REMIC to the Lower-Tier REMIC in respect of the Simon Loan REMIC Pooled Regular Interest, as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to the Simon Principal Distribution Amount for such Distribution Date until the Simon Pooled Balance is reduced to zero;

            (iii) as deemed distributions from the Simon Loan REMIC to the Lower-Tier REMIC in respect of the Simon Loan REMIC Pooled Regular Interest, as part of the Available Distribution Amount for such Distribution Date, as reimbursement for any Simon Collateral Support Deficit, if any, previously allocated to the Simon Loan REMIC Pooled Regular Interest and for which no reimbursement has previously been received;

            (iv) as deemed distributions from the Simon Loan REMIC to the Lower-Tier REMIC in respect of the Class KSP-1 Uncertificated Interest, in an amount up to the Distributable Simon Non-Pooled Component Interest for the Class KSP-1 Uncertificated Interest for such Distribution Date;

            (v) as deemed distributions from the Simon Loan REMIC to the Lower-Tier REMIC in respect of the Class KSP-2 Uncertificated Interest, in an amount up to the Distributable Simon Non-Pooled Component Interest for the Class KSP-2 Uncertificated Interest for such Distribution Date;

            (vi) as deemed distributions from the Simon Loan REMIC to the Lower-Tier REMIC in respect of the Class KSP-3 Uncertificated Interest, in an amount up to the Distributable Simon Non-Pooled Component Interest for the Class KSP-3 Uncertificated Interest for such Distribution Date;

            (vii) after the Simon Loan REMIC Principal Amount of the Simon Loan REMIC Pooled Regular Interest has been reduced to zero, as deemed distributions from the Simon Loan REMIC to the Lower-Tier REMIC in respect of the Class KSP-1 Uncertificated Interest, in reduction of the Simon Loan REMIC Principal Amount thereof, an amount equal to the Simon Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Simon Loan REMIC Pooled Regular Interest on such Distribution Date), until the outstanding Simon Loan REMIC Principal Amount of the Class KSP-1 Uncertificated Interest has been reduced to zero;

            (viii) after the Simon Loan REMIC Principal Amount of the Class KSP-1 Uncertificated Interest has been reduced to zero, as deemed distributions from the Simon Loan REMIC to the Lower-Tier REMIC in respect of the Class KSP-2 Uncertificated Interest, in reduction of the Simon Loan REMIC Principal Amount thereof, an amount equal to the Simon Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Simon Loan REMIC Pooled Regular Interest and the Class KSP-1 Uncertificated Interest on such Distribution Date), until the outstanding Simon Loan REMIC Principal Amount of the Class KSP-2 Uncertificated Interest has been reduced to zero;

            (ix) after the Simon Loan REMIC Principal Amount of the Class KSP-2 Uncertificated Interest has been reduced to zero, as deemed distributions from the Simon Loan REMIC to the Lower-Tier REMIC in respect of the Class KSP-3 Uncertificated Interest, in reduction of the Simon Loan REMIC Principal Amount thereof, an amount equal to the Simon Principal Distribution Amount for such Distribution Date (or the portion thereof remaining after any distributions in respect of the Simon Loan REMIC Pooled Regular Interest and the Class KSP-1 and Class KSP-2 Uncertificated Interests on such Distribution Date) until the KSP-3 Uncertificated Interest has been reduced to zero;

            (x) as deemed distributions from the Simon Loan REMIC to the Lower-Tier REMIC in respect of the Class KSP-1 Uncertificated Interest, in an amount equal to, and in reimbursement of, a Simon Collateral Support Deficit, if any, previously allocated to the Class KSP-1 Uncertificated Interest and for which no reimbursement has been previously received;

            (xi) as deemed distributions from the Simon Loan REMIC to the Lower-Tier REMIC in respect of the Class KSP-2 Uncertificated Interest, in an amount equal to, and in reimbursement of, a Simon Collateral Support Deficit, if any, previously allocated to the Class KSP-2 Uncertificated Interest and for which no reimbursement has been previously received;

            (xii) as deemed distributions from the Simon Loan REMIC to the Lower-Tier REMIC in respect of the Class KSP-3 Uncertificated Interest, in an amount equal to, and in reimbursement of, a Simon Collateral Support Deficit, if any, previously allocated to the Class KSP-3 Uncertificated Interest and for which no reimbursement has been previously received; and

            (xiii) to make distributions to the Holders of the Class LR Certificates in respect of the Simon Loan REMIC Residual Interest, up to an amount equal to the excess, if any, of (A) the Simon Available Distribution Amount on such Distribution Date, over (B) the sum of (1) the aggregate distributions deemed made in respect of the Simon Loan REMIC Pooled Regular Interest on such Distribution Date pursuant to clauses (i),
      (ii) and (iii) of this Section 4.01(k) and (2) the aggregate distributions made in respect of the Simon Loan REMIC Non-Pooled Regular Interests on such Distribution Date pursuant to clauses (iv) through (xii) of this
      Section 4.01(k).

            The amounts to be applied pursuant to clauses (i), (ii) and (iii) above will be included as part of the Available Distribution Amount for the subject Distribution Date and will be applied as described above to make distributions on the Certificates.

            (l) All distributions made in respect of any Class of Class SP Certificates on each Distribution Date pursuant to Section 4.01(a) or Section
9.01 shall be deemed to have first been distributed from the Related Uncertificated Lower-Tier Interests and Related Simon Loan REMIC Regular Interests. In each case, if such distribution on any such Class of Class SP Certificates was a distribution of interest or principal or in reimbursement of previously allocated Collateral Support Deficit in respect of such Class of Class SP Certificates, then the corresponding distribution deemed to be first made on a Related Simon Loan REMIC Regular Interest and then on the Related Uncertificated Lower-Tier Interest pursuant to the preceding sentence shall be deemed to also be a distribution of interest or principal or in reimbursement of previously allocated Collateral Support Deficits, as the case may be, in respect of the Related Uncertificated Lower-Tier Interests and Related Simon Loan REMIC Regular Interests.

            (m) On each Distribution Date, the Companion Paying Agent (based upon a statement of the Servicer to be delivered to the Paying Agent and the Companion Paying Agent that specifies the amount required to be deposited in the Companion Distribution Account and any amounts payable to the Servicer from the Companion Distribution Account pursuant to this Section 4.01(m)) shall make withdrawals and payments from the Companion Distribution Account for the related Companion Loans in the following order of priority:

            (i) to pay the Paying Agent or any of its directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05, to the extent any such amounts relate solely to a Loan Pair;

            (ii) to pay to the Servicer any amounts deposited by the Servicer in the Companion Distribution Account not required to be deposited therein;

            (iii) on each Distribution Date, to pay all amounts remaining in the Companion Distribution Account to the Companion Holder; and

            (iv) to clear and terminate the Companion Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            All distributions from the Companion Distribution Account required hereunder shall be made by the Companion Paying Agent to the Companion Holder by wire transfer in immediately available funds to the account of such Companion Holder or an agent therefor appearing on the Companion Register on the related Record Date (or, if no such account so appears or information relating thereto is not provided at least five Business Days prior to the related Record Date, by check sent by first-class mail to the address of such Companion Holder or its agent appearing on the Companion Register). Any such account shall be located at a commercial bank in the United States.

            (n) For so long as (i) no monetary or material non-monetary event of default (which will include any Servicing Transfer Event (other than pursuant to clause (iv) of the definition of Servicing Transfer Event) that has occurred and is continuing with respect to the Walgreens Mortgage Loan) under the Walgreens Mortgage Loan has occurred and is continuing and (ii) there are no unreimbursed Advances outstanding as of the Distribution Date, on each Distribution Date, the Paying Agent, in respect of the Walgreens Loan REMIC Pooled Regular Interest, the Walgreens Loan REMIC Non-Pooled Regular Interest and the Walgreens Loan REMIC Residual Interest represented by the Class LR Certificates, shall (except as otherwise provided in Section 9.01), based on information provided by the Servicer and the Special Servicer, be deemed to withdraw amounts on deposit in the Walgreens Loan REMIC Distribution Account, after payment of amounts payable from the Walgreens Loan REMIC Distribution Account in accordance with Section 3.05(c)(iii) through (viii), to the extent related to the Walgreens Mortgage Loan, for the following purposes and in the following order of priority, and shall be deemed to deposit such amounts in the Lower-Tier Distribution Account in each case to the extent of the remaining portion of the Walgreens Available Distribution Amount:

            (i) as deemed distributions from the Walgreens Loan REMIC to the Lower-Tier REMIC in respect of the Walgreens Loan REMIC Pooled Regular Interest, as part of the Available Distribution Amount for such Distribution Date, up to all Distributable Walgreens Pooled Component Interest for such Distribution Date, and to the extent not previously paid, for all prior Distribution Dates;

            (ii) as deemed distributions from the Walgreens Loan REMIC to the Lower-Tier REMIC in respect of the Walgreens Loan REMIC Pooled Regular Interest, as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to the product of (x) the Walgreens Principal Distribution Amount for such Distribution Date, and
      (y) the Walgreens Pooled Percentage for such Distribution Date;

            (iii) as deemed distributions from the Walgreens Loan REMIC to the Lower-Tier REMIC in respect of the Walgreens Loan REMIC Pooled Regular Interest, as part of the Available Distribution Amount for such Distribution Date, as reimbursement for any Walgreens Collateral Support Deficit, if any, previously allocated to the Walgreens Loan REMIC Pooled Regular Interest and for which no reimbursement has previously been received;

            (iv) as deemed distributions from the Walgreens Loan REMIC to the Lower-Tier REMIC in respect of the Class JWM Uncertificated Interest, in an amount up to the Distributable Walgreens Non-Pooled Component Interest for the Class JWM Uncertificated Interest for such Distribution Date;

            (v) as deemed distributions from the Walgreens Loan REMIC to the Lower-Tier REMIC in respect of the Class JWM Uncertificated Interest in reduction of the Walgreens Loan REMIC Principal Amount thereof, an amount equal to the product of (x) the Walgreens Principal Distribution Amount for such Distribution Date and (y) the Walgreens Non-Pooled Percentage for such Distribution Date until the outstanding Walgreens Loan REMIC Principal Amount of the Class JWM Uncertificated Interest has been reduced to zero;

            (vi) as deemed distributions from the Walgreens Loan REMIC to the Lower-Tier REMIC in respect of the Class JWM Uncertificated Interest, in an amount equal to, and in reimbursement of, a Walgreens Collateral Support Deficit, if any, previously allocated to the Class JWM Uncertificated Interest and for which no reimbursement has been previously received; and

            (vii) to make distributions to the Holders of the Class LR Certificates in respect of the Walgreens Loan REMIC Residual Interest, up to an amount equal to the excess, if any, of (A) the Walgreens Available Distribution Amount on such Distribution Date, over (B) the sum of (1) the aggregate distributions deemed made in respect of the Walgreens Loan REMIC Pooled Regular Interest on such Distribution Date pursuant to clauses (i),
      (ii) and (iii) of this Section 4.01(n) and (2) the aggregate distributions made in respect of the Walgreens Loan REMIC Non-Pooled Regular Interest on such Distribution Date pursuant to clauses (iv) through (vi) of this
      Section 4.01(n).

            The amounts to be applied pursuant to clauses (i), (ii) and (iii) above will be included as part of the Available Distribution Amount for the subject Distribution Date and will be applied as described above to make distributions on the Certificates.

            (o) If a monetary or material non-monetary event of default (which will include any Servicing Transfer Event (other than pursuant to clause (iv) of the definition of Servicing Transfer Event) that has occurred and is continuing with respect to the Walgreens Mortgage Loan) has occurred and is continuing with respect to the Walgreens Mortgage Loan or there are outstanding unreimbursed Advances as of the Distribution Date, on each Distribution Date, the Paying Agent, in respect of the Walgreens Loan REMIC Pooled Regular Interest, the Walgreens Loan REMIC Non-Pooled Regular Interest and the Class LR Certificates, shall (except as otherwise provided in Section 9.01), based on information provided by the Servicer and the Special Servicer, be deemed to withdraw amounts on deposit in the Walgreens Loan REMIC Distribution Account, after payment of amounts payable from the Walgreens Loan REMIC Distribution Account in accordance with Section 3.05(c)(iii) through (viii), to the extent related to the Walgreens Mortgage Loan, for the following purposes and in the following order of priority, and shall be deemed to deposit such amounts in the Lower-Tier Distribution Account in each case to the extent of the remaining portion of the Walgreens Available Distribution Amount (the "Walgreens Default Distribution Priority"):

            (i) as deemed distributions from the Walgreens Loan REMIC to the Lower-Tier REMIC in respect of the Walgreens Loan REMIC Pooled Regular Interest, as part of the Available Distribution Amount for such Distribution Date, up to all Distributable Walgreens Pooled Component Interest for such Distribution Date, and to the extent not previously paid, for all prior Distribution Dates;

            (ii) as deemed distributions from the Walgreens Loan REMIC to the Lower-Tier REMIC in respect of the Walgreens Loan REMIC Pooled Regular Interest, as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to the Walgreens Principal Distribution Amount for such Distribution Date until the Walgreens Pooled Balance is reduced to zero;

            (iii) as deemed distributions from the Walgreens Loan REMIC to the Lower-Tier REMIC in respect of the Walgreens Loan REMIC Pooled Regular Interest, as part of the Available Distribution Amount for such Distribution Date, as reimbursement for any Walgreens Collateral Support Deficit, if any, previously allocated to the Walgreens Loan REMIC Pooled Regular Interest and for which no reimbursement has previously been received;

            (iv) as deemed distributions from the Walgreens Loan REMIC to the Lower-Tier REMIC in respect of the Class JWM Uncertificated Interest, in an amount up to the Distributable Walgreens Non-Pooled Component Interest for the Class JWM Uncertificated Interest for such Distribution Date;

            (v) after the Walgreens Loan REMIC Principal Amount of the Walgreens Loan REMIC Pooled Regular Interest has been reduced to zero, as deemed distributions from the Walgreens Loan REMIC to the Lower-Tier REMIC in respect of the Class JWM Uncertificated Interest, in reduction of the Walgreens Loan REMIC Principal Amount thereof, an amount equal to the Walgreens Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Walgreens Loan REMIC Pooled Regular Interest on such Distribution Date), until the outstanding Walgreens Loan REMIC Principal Amount of the Class JWM Uncertificated Interest has been reduced to zero;

            (vi) as deemed distributions from the Loan REMIC to the Lower-Tier REMIC in respect of the Class JWM Uncertificated Interest, in an amount equal to, and in reimbursement of, a Walgreens Collateral Support Deficit, if any, previously allocated to the Class JWM Uncertificated Interest and for which no reimbursement has been previously received; and

            (vii) to make distributions to the Holders of the Class LR Certificates in respect of the Walgreens Loan REMIC Residual Interest, up to an amount equal to the excess, if any, of (A) the Walgreens Available Distribution Amount on such Distribution Date, over (B) the sum of (1) the aggregate distributions deemed made in respect of the Walgreens Loan REMIC Pooled Regular Interest on such Distribution Date pursuant to clauses (i),
      (ii) and (iii) of this Section 4.01(o) and (2) the aggregate distributions made in respect of the Walgreens Loan REMIC Non-Pooled Regular Interest on such Distribution Date pursuant to clauses (iv) through (vi) of this
      Section 4.01(o).

            The amounts to be applied pursuant to clauses (i), (ii) and (iii) above will be included as part of the Available Distribution Amount for the subject Distribution Date and will be applied as described above to make distributions on the Certificates.

            (p) All distributions made in respect of the Class WM Certificates on each Distribution Date pursuant to Section 4.01(a) or Section 9.01 shall be deemed to have first been distributed from the Class LWM Uncertificated Interest and the Class JWM Uncertificated Interest. In each case, if such distribution on the Class WM Certificates was a distribution of interest or principal or in reimbursement of previously allocated Collateral Support Deficit in respect of the Class WM Certificates, then the corresponding distribution deemed to be first made on the Class JWM Uncertificated Interest pursuant to the preceding sentence shall be deemed to also be a distribution of interest or principal or in reimbursement of previously allocated Collateral Support Deficits, as the case may be, in respect of the Class LWM Uncertificated Interest.

            Section 4.02 Statements to Certificateholders; CMSA Investor Reporting Package (IRP)s.

            (a) On each Distribution Date, the Paying Agent shall forward or make available to any Interested Person a statement (substantially in the form set forth as Exhibit G hereto and based on the information supplied to the Paying Agent in the related CMSA Investor Reporting Package (IRP) in accordance with CMSA guidelines) as to the distributions made on such Distribution Date (each, a "Statement to Certificateholders") setting forth:

            (i) the amount of the distribution on such Distribution Date to the Holders of each Class of Certificates in reduction of the Certificate Balance thereof;

            (ii) the amount of the distribution on such Distribution Date to the Holders of each Class of Certificates allocable to Distributable Certificate Interest;

            (iii) the aggregate amount of Advances made during the period from but not including the previous Distribution Date to and including such Distribution Date and details of P&I Advances as of the P&I Advance Date;

            (iv) the aggregate amount of compensation paid to the Trustee and servicing compensation paid to the Servicer and the Special Servicer with respect to the Due Period for such Determination Date and an itemized list detailing the aggregate Special Servicing Fees, Workout Fees and Liquidation Fees paid to the Special Servicer with respect to the Due Period for such Determination Date;

            (v) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Loans outstanding immediately before and immediately after such Distribution Date;

            (vi) the number of loans, their aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the end of the related Due Period for such Distribution Date;

            (vii) the number and aggregate principal balance of Mortgage Loans
      (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) current but specially serviced or in foreclosure but not REO Property and (E) for which the related Mortgagor is subject to oversight by a bankruptcy court;

            (viii) the value of any REO Property included in the Trust Fund (including the 75/101 Federal Street Mortgaged Property if such Mortgaged Property is an "REO Property" as defined under the 75/101 Federal Street Servicing Agreement) as of the end of the related Due Period for such Distribution Date on a loan-by-loan basis, based on the most recent Appraisal or valuation;

            (ix) the Available Distribution Amount for such Distribution Date;

            (x) the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, separately identifying any Certificate Deferred Interest for such Distribution Date allocated to such Class of Certificates;

            (xi) the amount of the distribution on such Distribution Date to the Holders of such Class of Certificates allocable to (A) Yield Maintenance Charges and (B) Excess Interest;

            (xii) the Pass-Through Rate for such Class of Certificates for such Distribution Date and the next succeeding Distribution Date;

            (xiii) the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for such Distribution Date;

            (xiv) the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction therein as a result of the allocation of any Collateral Support Deficit or Simon Collateral Support Deficit on such Distribution Date and the aggregate amount of all reductions as a result of allocations of Collateral Support Deficits to date;

            (xv) the Certificate Factor for each Class of Regular Certificates and Class SP Certificates immediately following such Distribution Date;

            (xvi) the amount of any Appraisal Reductions effected in connection with such Distribution Date on a loan-by-loan basis and the total Appraisal Reduction effected in connection with such Distribution Date, together with a detailed worksheet showing the calculation of each Appraisal Reduction on a current and cumulative basis;

            (xvii)the number and related Stated Principal Balance of any Mortgage Loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) on a loan-by-loan basis;

            (xviii) the amount of any remaining Class Unpaid Interest Shortfall for such Class as of such Distribution Date;

            (xix) a loan-by-loan listing of each Mortgage Loan which was the subject of a Principal Prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) and the amount and the type of Principal Prepayment occurring;

            (xx) a loan-by-loan listing of each Mortgage Loan which was defeased since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

            (xxi) all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the P&I Advance Date;

            (xxii) in the case of the Residual Certificates, the amount of any distributions on such Certificates pursuant to Sections 4.01(a) and (b);

            (xxiii) the amount of the distribution on such Distribution Date to the Holders of such Class of Certificates in reimbursement of previously allocated Collateral Support Deficit, Simon Collateral Support Deficit or Walgreens Collateral Support Deficit;

            (xxiv) the aggregate unpaid principal balance of the Mortgage Loans outstanding as of the close of business on the related Determination Date;

            (xxv) with respect to any Mortgage Loan as to which a Liquidation Event occurred since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) or prior to the related Determination Date (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Liquidation Event (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Collateral Support Deficit or Simon Collateral Support Deficit in connection with such Liquidation Event;

            (xxvi) with respect to any REO Property included in the Trust Fund (including the 75/101 Federal Street Mortgaged Property if such Mortgaged Property is an "REO Property" as defined under the 75/101 Federal Street Servicing Agreement) as to which a Final Recovery Determination was made during the related Due Period or prior to the Determination Date, (A) the loan number of the related Mortgage Loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Collateral Support Deficit in respect of the related REO Loan in connection with such Final Recovery Determination;

            (xxvii) the aggregate amount of interest on P&I Advances paid to the Servicer, Special Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

            (xxviii) the aggregate amount of interest on Servicing Advances paid to the Servicer, Special Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

            (xxix) the original and then current credit support levels for each Class of Certificates;

            (xxx) the original and then current ratings for each Class of Regular Certificates; and

            (xxxi) the amount of the distribution on the Distribution Date to the Holders of the Residual Certificates; and

            (xxxii) the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date).

            In the case of information furnished pursuant to clauses (i), (ii),
(xi), (xvi) and (xviii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Definitive Certificate.

            Within a reasonable period of time after the end of each calendar year, the Paying Agent shall furnish to each Person who at any time during the calendar year was a Holder of a Certificate, a statement containing the information set forth in clauses (i), (ii) and (xi) above as to the applicable Class, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder, together with such other information as the Paying Agent deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for such calendar year. Such obligation of the Paying Agent shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Code as from time to time are in force.

            On each Distribution Date, the Paying Agent shall make available to any Interested Person via its website initially located at "www.etrustee.net"
(i) the related Statement to Certificateholders, (ii) the CMSA Loan Periodic Update File, the CMSA Loan Setup File, the CMSA Bond Level File, the CMSA Collateral Summary File, the CMSA Property File, the CMSA Financial File and
(iii) as a convenience to Interested Persons (and not in furtherance of the distribution thereof under the securities laws), the Prospectus and this Agreement.

            The Paying Agent shall make available the Statement to Certificateholders through its home page on the Internet. The Paying Agent hereby acknowledges and agrees that its home page as of the date hereof is located at "www.etrustee.net" on the world wide web. In addition, if the Depositor so directs the Paying Agent, and on terms acceptable to the Paying Agent, the Paying Agent shall make certain other information and reports related to the Mortgage Loans available through its home page.

            In addition, on each Distribution Date, the Paying Agent shall make available, to any Privileged Person via its website, each of the "surveillance reports" identified as such in the definition of "CMSA Investor Reporting Package" to the extent delivered by the Servicer pursuant to this Agreement and the updated Trustee's exception report.

            Neither the Paying Agent nor the Trustee makes any representations or warranties as to the accuracy or completeness of any report, document or other information made available on their respective Internet websites and assumes no responsibility therefor. In addition, the Trustee or the Paying Agent may disclaim responsibility for any information distributed by them for which the are not the original source.

            In connection with providing access to the Paying Agent's Internet website, the Paying Agent may require registration and the acceptance of a disclaimer. The Trustee and the Paying Agent shall not be liable for the dissemination of information in accordance herewith. Questions regarding the Paying Agent's Internet website can be directed to the Paying Agent's CMBS customer service desk at (312) 904-0648.

            The Servicer may, at its sole cost and expense, make available by electronic media, bulletin board service or Internet website (in addition to making information available as provided herein) any reports or other information the Servicer is required or permitted to provide to any party to this Agreement, the Rating Agencies or any Certificateholder or prospective Certificateholder to the extent such action does not conflict with the terms of this Agreement, the terms of the Mortgage Loans or applicable law. Notwithstanding this paragraph, the availability of such information or reports on the Internet or similar electronic media shall not be deemed to satisfy any specific delivery requirements in this Agreement except as set forth herein. In connection with providing access to the Servicer's Internet website, the Servicer shall take reasonable measures to ensure that only such parties listed above may access such information including, without limitation, requiring registration, a confidentiality agreement and acceptance of a disclaimer. The Servicer shall not be liable for dissemination of this information in accordance with this Agreement, provided that such information otherwise meets the requirements set forth herein with respect to the form and substance of such information or reports. The Servicer shall be entitled to attach to any report provided pursuant to this subsection, any reasonable disclaimer with respect to information provided, or any assumptions required to be made by such report. Notwithstanding anything herein to the contrary, the Servicer may, at its sole cost and expense, make available by electronic media, bulletin board service or Internet website (www.wachovia.com) any reports or other information the Servicer is required or permitted to provide to any Mortgagor with respect to such Mortgagor's Mortgage Loan to the extent such action does not conflict with the terms of this Agreement, the terms of the Mortgage Loans or applicable law.

            (b) The Special Servicer shall from time to time (and, in any event, as may be reasonably required by the Servicer) provide the Servicer with such information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as may be necessary for the Servicer to prepare each report and any supplemental information to be provided by the Servicer to the Paying Agent. Neither the Paying Agent nor the Depositor shall have any obligation to recompute, verify or recalculate the information provided thereto by the Servicer. Unless the Paying Agent has actual knowledge that any report or file received from the Servicer contains erroneous information, the Paying Agent is authorized to rely thereon in calculating and making distributions to Certificateholders in accordance with Section 4.01, preparing the statements to Certificateholders required by Section 4.02(a) and allocating Collateral Support Deficit to the Certificates in accordance with Section 4.04.

            Notwithstanding the foregoing, the failure of the Servicer or Special Servicer to disclose any information otherwise required to be disclosed pursuant to this Section 4.02(b) or Section 4.02(c) shall not constitute a breach of this Section 4.02(b) or of Section 4.02(c) to the extent the Servicer or the Special Servicer so fails because such disclosure, in the reasonable belief of the Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan document prohibiting disclosure of information with respect to the Mortgage Loans or the Mortgaged Properties. The Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            (c) As soon as reasonably practicable, upon the written request of and at the expense of any Certificateholder, the Paying Agent shall provide the requesting Certificateholder with such information that is in the Paying Agent's possession or can reasonably be obtained by the Paying Agent as is requested by such Certificateholder, for purposes of satisfying applicable reporting requirements under Rule 144A under the Securities Act. Neither the Certificate Registrar the Paying Agent nor the Trustee shall have any responsibility for the sufficiency under Rule 144A or any other securities laws of any available information so furnished to any person including any prospective purchaser of a Certificate or any interest therein, nor for the content or accuracy of any information so furnished which was prepared or delivered to them by another.

            (d) The information to which any Certificateholder is entitled is limited to the information gathered and provided to the Certificateholder by the parties hereto pursuant to this Agreement and by acceptance of any Certificate, each Certificateholder agrees that except as specifically provided herein, no Certificateholder shall contact any Mortgagor directly with respect to any Mortgage Loan.

            (e) (i) The Paying Agent, the Servicer and the Special Servicer shall reasonably cooperate with the Depositor in connection with the Trust's satisfying the reporting requirements under the Exchange Act. The Paying Agent shall prepare on behalf of the Trust any Forms 8-K and 10-K customary for similar securities as required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission thereunder, and the Paying Agent shall sign and file (via the Securities and Exchange Commission's Electronic Data Gathering and Retrieval System) such Forms on behalf of the Depositor. The Depositor hereby grants to the Paying Agent a limited power of attorney to execute and file each such documents on behalf of the Depositor. Such power of attorney shall continue until the earlier of either (i) receipt by the Paying Agent from the Depositor of written termination of such power of attorney and
(ii) the termination of the Trust. Notwithstanding the foregoing, in the event that the Securities and Exchange Commission does not accept a Certification signed by the Depositor where the related Form 10-K is signed by the Paying Agent on behalf of the Depositor, the Paying Agent shall prepare such Form 10-K to be signed by the Depositor and the Depositor shall sign such form.

            (ii) Each Form 8-K shall be filed by the Paying Agent within 15 days after each Distribution Date, including a copy of the Statement to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to March 30th of each year (or such earlier date as may be required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission), the Paying Agent shall file a Form 10-K, in substance as required by applicable law or applicable Securities and Exchange Commission staff's interpretations. Such Form 10-K shall include as exhibits the Servicer's and the Special Servicer's annual statement of compliance described under Section 3.13 and the accountant's report described under Section 3.14, in each case to the extent they have been timely delivered to the Paying Agent. If they are not so timely delivered, the Paying Agent shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Paying Agent. The Paying Agent shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Paying Agent's inability or failure to obtain any information not resulting from its own negligence, willful misconduct or bad faith. The Form 10-K shall also include a certification in the form attached hereto as Exhibit P (the "Certification"), which shall, except as described below, be signed by the senior officer of the Depositor in charge of securitization. Notwithstanding the foregoing, if the Securities and Exchange Commission determines that the Certification may be executed by multiple persons, the Paying Agent shall sign the Certification in respect of the portion of items 1 through 3 thereof pertaining to the Stated Principal Balance, Pass-Through Rate and principal and interest distributions of the Certificates and the Servicer and Special Servicer shall cause each of their respective senior officers in charge of servicing at the Servicer and Special Servicer to sign the Certification in respect of the remainder of items 1 through 3 relating to their respective servicing information and in respect of items 4 and 5 thereof, and the Paying Agent may rely on the Certification signed by the Servicer and the Special Servicer to the same extent as provided in subsection
      (iii) below.

            (iii) In the event the Certification is to be signed by an officer of the Depositor, the Paying Agent shall sign a certification (in the form attached hereto as Exhibit Q) for the benefit of the Depositor and its officers, directors and Affiliates in respect of items 1 through 3 of the Certification relating to distribution information (provided, however, that the Paying Agent shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K), and the Servicer and Special Servicer shall each sign a certification (in the form attached hereto as Exhibit Q) for the benefit of the Depositor, the Paying Agent and their officers, directors and Affiliates in respect of items 1 through 3 relating to servicing information and in respect of items 4 and 5 of the Certification. Each such certification shall be delivered to the Depositor and the Paying Agent by March 15th of each year (or if not a Business Day, the immediately preceding Business Day). The Certification attached hereto as Exhibit P shall be delivered to the Paying Agent for filing by March 20th of each year (or if not a Business Day, the immediately preceding Business Day). In addition, (i) the Paying Agent shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Paying Agent's obligations under this Section 4.02(e) or the Paying Agent's negligence, bad faith or willful misconduct in connection therewith, and (ii) the Servicer and Special Servicer shall each severally and not jointly indemnify and hold harmless the Depositor, the Paying Agent and their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Servicer's or Special Servicer's obligations of the Servicer or the Special Servicer, as the case may be, under this Section 4.02(e) or the negligence, bad faith or willful misconduct of the Servicer or the Special Servicer, as the case may be, in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then (i) the Paying Agent agrees that it shall contribute to the amount paid or payable to the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Paying Agent on the other in connection with a breach of the Paying Agent's obligations under this Section 4.02(e) or the Paying Agent's negligence, bad faith or willful misconduct in connection therewith, (ii) the Servicer agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Servicer on the other in connection with a breach of the Servicer's obligations under this Section 4.02(e) or the Servicer's negligence, bad faith or willful misconduct in connection therewith and (iii) the Special Servicer agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Special Servicer on the other in connection with a breach of the Servicer's obligations under this Section 4.02(e) or the Special Servicer's negligence, bad faith or willful misconduct in connection therewith.

            (iv) Upon any filing with the Securities and Exchange Commission, the Paying Agent shall promptly deliver to the Depositor, Servicer and Special Servicer a copy of any such executed report, statement or information.

            (f) Prior to January 30 of the first year in which the Paying Agent is able to do so under applicable law, the Paying Agent shall file a Form 15 Suspension Notification with respect to the Trust.

            Section 4.03 P&I Advances.

            (a) On or before 2:00 p.m., New York City time, on each P&I Advance Date, the Servicer shall either (i) remit to the Paying Agent for deposit into the Lower-Tier Distribution Account (or (A) the Simon Loan REMIC Distribution Account in the case of the Simon Mortgage Loan or (B) the Walgreens Loan REMIC Distribution Account in the case of the Walgreens Mortgage Loan) from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date, (ii) apply amounts held in the Certificate Account for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make P&I Advances or (iii) make P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made. Any amounts held in the Certificate Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Servicer's records and replaced by the Servicer by deposit in the Certificate Account on or before the next succeeding P&I Advance Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and/or interest in respect of which such P&I Advances were made). If the Servicer fails to make a required P&I Advance by 2:00 p.m., New York City time (including a P&I Advance pursuant to Section 4.03(g)), on any P&I Advance Date, an Event of Default as set forth in clause
(a)(i) of Section 7.01 shall occur and the Trustee shall make such P&I Advance pursuant to Section 7.05 by noon, New York City time, on the related Distribution Date, in each case unless the Servicer shall have cured such failure (and provided written notice of such cure to the Trustee and the Paying Agent) by 11:00 a.m. on such Distribution Date. In the event that the Servicer fails to make a required P&I Advance hereunder, the Paying Agent shall notify the Trustee of such circumstances by 2:30 p.m. (New York City time) on the related P&I Advance Date.

            (b) Subject to Section 4.03(c) and (e) below, the aggregate amount of P&I Advances to be made by the Servicer with respect to any Distribution Date shall equal the aggregate of: (i) all Monthly Payments (in each case, net of related Servicing Fees) other than Balloon Payments, that were due during the related Due Period and not received as of the Business Day prior to the P&I Advance Date and (ii) with respect to each Mortgage Loan as to which the related Balloon Payment was due during or prior to the related Due Period and was delinquent as of the end of the related Due Period (including any REO Loan as to which the Balloon Payment would have been past due) and each REO Loan, an amount equal to the Assumed Scheduled Payment therefor. Subject to subsection (c) below, the obligation of the Servicer to make such P&I Advances is mandatory, and with respect to any Mortgage Loan or REO Loan, shall continue until the Distribution Date on which the proceeds, if any, received in connection with a Liquidation Event or the disposition of the REO Property, as the case may be, with respect thereto are to be distributed.

            (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance.

            (d) In connection with the recovery of any P&I Advance out of the Certificate Account, the Simon Collection Account or the Walgreens Collection Account, as applicable, pursuant to Section 3.05(a), the Servicer shall be entitled to pay the Trustee and itself (in that order of priority) as the case may be out of any amounts then on deposit in the Certificate Account, interest at the Reimbursement Rate (or with respect to an AB Mortgage Loan, the rate provided in the applicable Intercreditor Agreement) in effect from time to time, accrued on the amount of such P&I Advance from the date made to but not including the date of reimbursement; provided, however, that no interest will accrue on any P&I Advance (i) made with respect to a Mortgage Loan until after the related Due Date has passed and any applicable grace period has expired or
(ii) if the related Monthly Payment is received after the Determination Date but on or prior to the related P&I Advance Date. The Servicer shall reimburse itself or the Trustee, as the case may be, for any outstanding P&I Advance as soon as practicably possible after funds available for such purpose are deposited in the Certificate Account.

            (e) Notwithstanding the foregoing, (i) neither the Servicer nor the Trustee shall make an advance for Excess Interest, Yield Maintenance Charges, Penalty Charges and (ii) if an Appraisal Reduction has been made with respect to any Mortgage Loan then in the event of subsequent delinquencies thereon, the interest portion of the P&I Advance in respect of such Mortgage Loan for the related Distribution Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such P&I Advance) to equal the product of (x) the amount of the interest portion of such P&I Advance for such Mortgage Loan for such Distribution Date without regard to this subsection (ii), and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan immediately prior to such Distribution Date, net of the related Appraisal Reduction, if any, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan immediately prior to such Distribution Date. For purposes of the immediately preceding sentence, the Monthly Payment due on the Maturity Date for a Balloon Mortgage Loan will be the amount that would be due on such day based on the full amortization schedule used to calculate the Monthly Payments thereon prior to the Maturity Date.

            (f) In no event shall the Servicer or the Trustee make a P&I Advance with respect to any Companion Loan.

            (g) If, as of 1:00 p.m. on any P&I Advance Date, the 75/101 Federal Street Servicer fails to make a P&I Advance (as defined under the 75/101 Federal Street Servicing Agreement) with respect to the 75/101 Federal Street Mortgage Loan or the related REO Loan (as defined under the 75/101 Federal Street Servicing Agreement) pursuant to the 75/101 Federal Street Servicing Agreement and the Servicer has not received written notice from the 75/101 Federal Street Servicer that such advance would be nonrecoverable and based on information available to the Servicer, the Servicer has not determined such advance to be a Nonrecoverable P&I Advance, the Servicer shall make such advance as a P&I Advance.

            Section 4.04 Allocation of Collateral Support Deficit.

            (a) On each Distribution Date, immediately following the distributions to be made on such date pursuant to Section 4.01 and the allocation of Certificate Deferred Interest pursuant to Section 4.06, the Paying Agent shall calculate the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans (or (a) in the case of the Simon Mortgage Loan, the Simon Pooled Balance of the Simon Pooled Component after giving effect to any allocations of Simon Collateral Support Deficit to the Simon Pooled Component on such Distribution Date or (b) in the case of the Walgreens Mortgage Loan, the Walgreens Pooled Balance of the Walgreens Pooled Component after giving effect to any allocations of Walgreens Collateral Support Deficit to the Walgreens Pooled Component on such Distribution Date) and any REO Loans expected to be outstanding immediately following such Distribution Date, is less than (ii) the then aggregate Certificate Balance of the Regular Certificates after giving effect to distributions of principal on such Distribution Date and the allocation of Certificate Deferred Interest pursuant to Section 4.06 (any such deficit, the "Collateral Support Deficit"). Any allocation of Collateral Support Deficit to a Class of Regular Certificates shall be made by reducing the Certificate Balance thereof by the amount so allocated. Any Collateral Support Deficit allocated to a Class of Regular Certificates shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby. The allocation of Collateral Support Deficit shall constitute an allocation of losses and other shortfalls experienced by the Trust Fund. Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

            (b) On each Distribution Date, the Certificate Balances of the Regular Certificates will be reduced without distribution, as a write-off to the extent of any Collateral Support Deficit, if any, allocable to such Certificates with respect to such Distribution date. Any such write-off shall be allocated first to the Class NR Certificates; second to the Class N Certificates; third to the Class M Certificates; fourth to the Class L Certificates; fifth to the Class K Certificates; sixth to the Class J Certificates; seventh to the Class H Certificates; eighth to the Class G Certificates; ninth to the Class F Certificates; tenth to the Class E Certificates; eleventh to the Class D Certificates; twelfth to the Class C Certificates; thirteenth to the Class B Certificates, in each case, until the remaining Certificate Balance of each such Class of Certificates has been reduced to zero and fourteenth to the Class A-1 and Class A-2 Certificates, pro rata (based upon Certificate Balance), until the remaining Certificate Balances of such Classes of Certificates have been reduced to zero.

            (c) With respect to any Distribution Date, any Collateral Support Deficit allocated to a Class of Certificates pursuant to Section 4.04(b) with respect to such Distribution Date shall reduce the Lower-Tier Principal Amount of the Related Uncertificated Lower-Tier Interest with respect thereto as a write-off (in the case of (i) the Class A-1 Certificates, first to the Class LA-1-1 Uncertificated Interest, second to the Class LA-1-2 Uncertificated Interest, third to the Class LA-1-3 Uncertificated Interest, fourth to the Class LA-1-4 Uncertificated Interest and fifth to the Class LA-1-5 Uncertificated Interest, in each case, until reduced to zero, (ii) the Class A-2 Certificates, first to the Class LA-2-1 Uncertificated Interest, second to the Class LA-2-2 Uncertificated Interest, third to the Class LA-2-3 Uncertificated Interest and then to the Class LA-2-4 Uncertificated Interest, in each case, until reduced to zero, (iii) Class F Certificates, first to the Class LF-1 Uncertificated Interest and then to the Class LF-2 Uncertificated Interest, in each case, until reduced to zero, (iv) the Class G Certificates, first to the Class LG-1 Uncertificated Interest and then to the Class LG-2 Uncertificated Interest, in each case, until reduced to zero, (v) the Class H Certificates, first to the Class LH-1 Uncertificated Interest and then to the Class LH-2 Uncertificated Interest, in each case, until reduced to zero, and (vi) the Class J Certificates, first to the Class LJ-1 Uncertificated Interest and then to the Class LJ-2 Uncertificated Interest, in each case, until reduced to zero).

            (d) On each Distribution Date, immediately following the distributions to be made on such date pursuant to Section 4.01 and the allocation of Certificate Deferred Interest pursuant to Section 4.06, the Paying Agent shall calculate the amount, if any, by which (i) the aggregate Stated Principal Balance of the Simon Mortgage Loan expected to be outstanding immediately following such Distribution Date, is less than (ii) the sum of (A) the Simon Pooled Balance of the Simon Pooled Component and (B) the then aggregate Certificate Balance of the Class SP Certificates, in the case of clauses (A) and (B), after giving effect to distributions of principal on such Distribution Date and the allocation of Certificate Deferred Interest pursuant to Section 4.06 (any such deficit, the "Simon Collateral Support Deficit"). On each Distribution Date, the Certificate Balances of the Class SP Certificates and the Simon Pooled Balance of the Simon Pooled Component will be reduced without distribution as a write-off to the extent of any Simon Collateral Support Deficit, if any, allocable to such Certificates or Simon Pooled Component with respect to such Distribution Date. Any such write-offs shall be allocated first to the Class KSP-3 Uncertificated Interest; second to the Class KSP-2 Uncertificated Interest; third to the Class KSP-1 Uncertificated Interest; and fourth to the Simon Loan REMIC Pooled Regular Interest, in each case in reduction of the Simon Loan REMIC Principal Amount thereof, until such Simon Loan REMIC Principal Amount has been reduced to zero. Any such write-offs allocated to the Class KSP-1, KSP-2 or Class KSP-3 Uncertificated Interests shall be allocated to the Class LSP-1, Class LSP-2 and Class LSP-3 Uncertificated Interests, respectively, in each case until the Lower-Tier Principal Amount thereof has been reduced to zero.

            (e) On each Distribution Date, immediately following the distributions to be made on such date pursuant to Section 4.01 and the allocation of Certificate Deferred Interest pursuant to Section 4.06, the Paying Agent shall calculate the amount, if any, by which (i) the aggregate Stated Principal Balance of the Walgreens Mortgage Loan expected to be outstanding immediately following such Distribution Date, is less than (ii) the sum of (A) the Walgreens Pooled Balance of the Walgreens Pooled Component and (B) the then Certificate Balance of the Class WM Certificates, in the case of clauses (A) and
(B), after giving effect to distributions of principal on such Distribution Date and the allocation of Certificate Deferred Interest pursuant to Section 4.06 (any such deficit, the "Walgreens Collateral Support Deficit"). On each Distribution Date, the Certificate Balance of the Class WM Certificates and the Walgreens Pooled Balance of the Walgreens Pooled Component will be reduced without distribution as a write-off to the extent of any Walgreens Collateral Support Deficit, if any, allocable to such Certificates or Walgreens Pooled Component with respect to such Distribution Date. Any such write-offs shall be allocated: first to the Class JWM Uncertificated Interest; and second to the Walgreens Loan REMIC Pooled Regular Interest, in each case in reduction of the Walgreens Loan REMIC Principal Amount thereof, until such Walgreens Loan REMIC Principal Amount has been reduced to zero. Any such write-offs allocated to the Class JWM Uncertificated Interest shall be allocated to the Class LWM Uncertificated Interest until the Lower-Tier Principal Amount thereof has been reduced to zero.

            Section 4.05 Certificate Deferred Interest.

            (a) On each Distribution Date, the amount of interest distributable to a Class of Regular Certificates (other than the Class X Certificates) shall be reduced by an amount equal to the amount of Mortgage Deferred Interest for all Majority Mortgage Loans and the Simon Pooled Component for the Due Dates occurring in the related Due Period allocated to such Class of Certificates or Simon Pooled Component, such Mortgage Deferred Interest to be allocated first to the Class NR Certificates, second to the Class N Certificates, third to the Class M Certificates, fourth to the Class L Certificates, fifth to the Class K Certificates, sixth to the Class J Certificates, seventh to the Class H Certificates, eighth to the Class G Certificates; ninth to the Class F Certificates, tenth to the Class E Certificates; eleventh to the Class D Certificates; twelfth to the Class C Certificates, thirteenth, to the Class B Certificates; and fourteenth, pro rata (based upon Accrued Certificate Interest), to the Class A-1 and Class A-2 Certificates, in each case up to the respective Accrued Certificate Interest for each such Class of Certificates for such Distribution Date. On each Distribution Date, the amount of interest distributable to the Class SP Certificates shall be reduced by an amount equal to the amount of Mortgage Deferred Interest for the Simon Mortgage Loan for the Due Date occurring in the related Due Period allocated to such Class of Certificates, such Mortgage Deferred Interest to be allocated first to the Class SP-3 Certificates, second to the Class SP-2 Certificates, third to the Class SP-1 Certificates, and fourth to the Simon Pooled Component, which will be allocated to the Regular Certificates in the priority set forth in the preceding sentence. On each Distribution Date, the amount of interest distributable to the Class WM Certificates shall be reduced by an amount equal to the amount of Mortgage Deferred Interest for the Walgreens Mortgage Loan for the Due Date occurring in the related Due Period allocated to the Class WM Certificates, such Mortgage Deferred Interest to be allocated: first to the Class WM Certificates, and second to the Walgreens Pooled Component, which will be allocated to the Regular Certificates in the priority set forth in the second preceding sentence.

            (b) On each Distribution Date, the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates, shall be increased by the amount of the Certificate Deferred Interest allocated to such Class of Certificates on such Distribution Date pursuant to Section 4.05(a) above. On each Distribution Date the Certificate Deferred Interest allocable to
(i) the Class A-1 Certificates will be allocated to the Class LA-1-1 Uncertificated Interest, the Class LA-1-2 Uncertificated Interest, the Class LA-1-3 Uncertificated Interest, the Class LA-1-4 Uncertificated Interest and the Class LA-2-5 Uncertificated Interest, (ii) the Class A-2 Certificates will be allocated to the Class LA-2-1 Uncertificated Interest, the Class LA-2-2 Uncertificated Interest, the Class LA-2-3 Uncertificated Interest and the Class LA-2-4 Uncertificated Interest, (iii) the Class F Certificates will be allocated to the Class LF-1 Uncertificated Interest and the Class LF-2 Uncertificated Interest, (iv) the Class G Certificates will be allocable to the Class LG-1 Uncertificated Interest and the Class LG-2 Uncertificated Interest, (v) the Class H Certificates will be allocated to the Class LH-1 Uncertificated Interest and the Class LH-2 Uncertificated Interest, and (vi) the Class J Certificates will be allocated to the Class LJ-1 Uncertificated Interest and the Class LJ-2 Uncertificated Interest, in each case pro rata, based upon the Certificate Balance of such Uncertificated Lower-Tier Interests immediately prior to such Distribution Date.

            (c) With respect to any Distribution Date, any Certificate Deferred Interest with respect to such Distribution Date allocated pursuant to Section 4.05(a) to a Class of Certificates shall be allocated in reduction of the amount of interest distributable to the Related Uncertificated Lower-Tier Interest with respect thereto (in the case of (i) the Class A-1 Certificates, will be allocated to the Class LA-1-1 Uncertificated Interest, the Class LA-1-2 Uncertificated Interest, the Class LA-1-3 Uncertificated Interest, the Class LA-1-4 Uncertificated Interest and the Class LA-1-5 Uncertificated Interest,
(ii) the Class A-2 Certificates, will be allocated to the Class LA-2-1 Uncertificated Interest, the Class LA-2-2 Uncertificated Interest, the Class LA-2-3 Uncertificated Interest and the Class LA-2-4 Uncertificated Interest,
(iii) the Class F Certificates, will be allocated to the Class LF-1 Uncertificated Interest and the Class LF-2 Uncertificated Interest, (iv) the Class G Certificates, will be allocable to the Class LG-1 Uncertificated Interest and the Class LG-2 Uncertificated Interest, (v) the Class H Certificates, will be allocated to the Class LH-1 Uncertificated Interest and the Class LH-2 Uncertificated Interest, and (vi) the Class J Certificates, will be allocated to the Class LJ-1 Uncertificated Interest and the Class LJ-2 Uncertificated Interest, in each case pro rata, based on interest accrued at the Pass-Through Rate for the Related Certificates; provided, that no such allocation shall be made in respect of the portion of such interest representing the related Class X-1 Strip Rate or Class X-2 Strip Rate. On each Distribution Date, to the extent provided in Section 4.05(b), Certificate Deferred Interest will be added to the Lower-Tier Principal Amount of the Uncertificated Lower-Tier Interests in the same manner as the interest thereon was reduced pursuant to the preceding sentence.

            (d) Any Mortgage Deferred Interest for the Simon Mortgage Loan shall be allocated in reduction of the amount of interest distributable to, and will be added to the Simon Loan REMIC Principal Amount of, the Simon Loan REMIC Regular Interests, first, to the Class KSP-3 Uncertificated Interest; second, to the Class KSP-2 Uncertificated Interest; third, to the Class KSP-1 Uncertificated Interest; and fourth, to the Simon Loan REMIC Pooled Regular Interest. Any Mortgage Deferred Interest allocated to the Class KSP-1, Class KSP 2 or Class KSP-3 Uncertificated Interests shall be allocated in reduction of the amount of interest distributed to, and will be added to the Lower-Tier Principal Amount of the Class LSP-1, Class LSP-2 or Class LSP-3 Uncertificated Interests, respectively.

            (e) Any Mortgage Deferred Interest for the Walgreens Mortgage Loan shall be allocated in reduction of the amount of interest distributable to, and will be added to the Walgreens Loan REMIC Principal Amount of, the Walgreens Loan REMIC Regular Interests, first, to the Class JWM Uncertificated Interest; and second, to the Walgreens Loan REMIC Pooled Regular Interest. Any Mortgage Deferred Interest allocated to the Class JWM Uncertificated Interest shall be allocated in reduction of the amount of interest distributed to, and will be added to the Lower-Tier Principal Amount of the Class LWM Uncertificated Interest.

            Section 4.06 Grantor Trust Reporting.

            The parties intend that the portion of the Trust Fund constituting the Grantor Trust, consisting of the Excess Interest allocable to the Mortgage Loans, proceeds thereof held in the Certificate Account pertaining to the Excess Interest allocable to the Mortgage Loans and the Excess Interest Distribution Account shall constitute, and that the affairs of the Trust Fund (exclusive of the Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC) shall be conducted so as to qualify such portion as a "grantor trust" under the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Paying Agent shall file or cause to be filed with the Internal Revenue Service together with Form 1041 or such other form as may be applicable and shall furnish or cause to be furnished, to the Class NR Certificateholders, the amount of Excess Interest allocable to the Mortgage Loans received, in the time or times and in the manner required by the Code.

                               [End of Article IV]

                                   ARTICLE V

                                THE CERTIFICATES

            Section 5.01 The Certificates.

            (a) The Certificates will be substantially in the respective forms annexed hereto as Exhibit A-1 through and including Exhibit A-23. The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03 beneficial ownership interests in the Regular Certificates and the Class SP Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Class R and Class LR Certificates will each be issuable in one or more registered, definitive physical certificates (each, a "Definitive Certificate") substantially in the form of Certificates of each Class and with such applicable legends as are set forth in the Exhibits hereto corresponding to such Class. Each Certificate will share ratably in all rights of the related Class. The Class X Certificates will be issuable only in minimum Denominations of authorized Original Notional Amount of not less than $1,000,000 and in integral multiples of $1.00 in excess thereof. The Offered Certificates (other than the Class X Certificates) will be issuable only in minimum Denominations of authorized initial Certificate Balance of not less than $10,000, and in integral multiples of $1.00 in excess thereof. The Non-Registered Certificates (other than the Residual Certificates) will be issuable in minimum Denominations of authorized initial Certificate Balance of not less than $250,000, and in integral multiples of $1.00 in excess thereof. If the Original Certificate Balance or Original Notional Amount, as applicable, of any Class does not equal an integral multiple of $1.00, then a single additional Certificate of such Class may be issued in a minimum denomination of authorized initial Certificate Balance or Original Notional Amount, as applicable, that includes the excess of
(i) the Original Certificate Balance or Original Notional Amount, as applicable, of such Class over (ii) the largest integral multiple of $1.00 that does not exceed such amount. The Class R and Class LR Certificates will be issuable only in one or more Definitive Certificates in denominations representing Percentage Interests of not less than 20%. With respect to any Certificate or any beneficial interest in a Certificate, the "Denomination" thereof shall be (i) the amount (a) set forth on the face thereof or, (b) set forth on a schedule attached thereto or (c) in the case of any beneficial interest in a Book-Entry Certificate, the interest of the related Certificate Owner in the applicable Class of Certificates as reflected on the books and records of the Depository or related Participants, as applicable, (ii) expressed in terms of initial Certificate Balance or initial Notional Amount, as applicable, and (iii) be in an authorized denomination, as set forth above. The Book-Entry Certificates will be issued as one or more certificates registered in the name of a nominee designated by the Depository, and Certificate Owners will hold interests in the Book-Entry Certificates through the book-entry facilities of the Depository in the minimum Denominations and aggregate Denominations as set forth in the above. No Certificate Owner of a Book-Entry Certificate of any Class thereof will be entitled to receive a Definitive Certificate representing its interest in such Class, except as provided in Section 5.03 herein. Unless and until Definitive Certificates are issued in respect of a Class of Book-Entry Certificates, beneficial ownership interests in such Class of Certificates will be maintained and transferred on the book-entry records of the Depository and Depository Participants, and all references to actions by Holders of such Class of Certificates will refer to action taken by the Depository upon instructions received from the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures and, except as otherwise set forth herein, all references herein to payments, notices, reports and statements to Holders of such Class of Certificates will refer to payments, notices, reports and statements to the Depository or its nominee as the registered Holder thereof, for distribution to the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures.

            (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Certificate Registrar by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized signatories of the Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. LaSalle Bank National Association, located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, is hereby initially appointed Authenticating Agent with power to act on the Trustee's behalf in the authentication and delivery of the Certificates in connection with transfers and exchanges as herein provided. If LaSalle Bank National Association, located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, is removed as Paying Agent, then LaSalle Bank National Association shall be terminated as Authenticating Agent. If the Authenticating Agent is terminated, the Trustee shall appoint a successor Authenticating Agent, which may be the Trustee or an Affiliate thereof.

            (c) Any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage.

            Section 5.02 Registration of Transfer and Exchange of Certificates.

            (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. LaSalle Bank National Association, located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, is hereby initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Paying Agent, the Trustee, the Special Servicer and the Servicer, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If LaSalle Bank National Association resigns or is removed as Paying Agent, the Trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Depositor, the Trustee, the Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register. The names and addresses of all Certificateholders and the names and addresses of the transferees of any Certificates shall be registered in the Certificate Register; provided, however, in no event shall the Certificate Registrar be required to maintain in the Certificate Register the names of Certificate Owners. The Person in whose name any Certificate is so registered shall be deemed and treated as the sole owner and Holder thereof for all purposes of this Agreement and the Certificate Registrar, the Servicer, the Trustee, the Paying Agent, the Special Servicer and any agent of any of them shall not be affected by any notice or knowledge to the contrary. A Definitive Certificate is transferable or exchangeable only upon the surrender of such Certificate to the Certificate Registrar at its office maintained at LaSalle Bank National Association, 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attn: Asset-Backed Securities Trust Services Group-J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C2 (the "Registrar Office") together with an assignment and transfer (executed by the Holder or his duly authorized attorney). Subject to the requirements of Sections 5.02(b), (c) and
(d), the Certificate Registrar shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination as the Definitive Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e). Each Certificate surrendered for registration of transfer shall be canceled, and the Certificate Registrar shall hold such canceled Certificates in accordance with its standard procedures.

            (b) No transfer of any Non-Registered Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer (other than one by the Depositor to an Affiliate thereof) is to be made in reliance upon an exemption from the Securities Act, and under the applicable state securities laws, then either:

            (i) RULE 144A BOOK-ENTRY CERTIFICATE TO REGULATION S BOOK-ENTRY CERTIFICATE DURING THE RESTRICTED PERIOD. If, during the Restricted Period, a Certificate Owner of an interest in a Rule 144A Book-Entry Certificate wishes at any time to transfer its beneficial interest in such Rule 144A Book-Entry Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Book-Entry Certificate, such Certificate Owner may, in addition to complying with all applicable rules and procedures of the Depository and Clearstream or Euroclear applicable to transfers by their respective participants (the "Applicable Procedures"), transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in the Regulation S Book-Entry Certificate only upon compliance with the provisions of this Section 5.02(b)(i). Upon receipt by the Certificate Registrar at its Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Certificate Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in the Regulation S Book-Entry Certificate in an amount equal to the Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant (and the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Depository Participant to be debited for, such beneficial interest, and
      (3) a certificate in the form of Exhibit K hereto given by the Certificate Owner that is transferring such interest, the Certificate Registrar, as custodian of the Book-Entry Certificates shall reduce the Denomination of the Rule 144A Book-Entry Certificate by the Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be so transferred and, concurrently with such reduction, increase the Denomination of the Regulation S Book-Entry Certificate by the Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be so transferred, and credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Book-Entry Certificate having a Denomination equal to the amount by which the Denomination of the Rule 144A Book-Entry Certificate was reduced upon such transfer.

            (ii) RULE 144A BOOK-ENTRY CERTIFICATE TO REGULATION S BOOK-ENTRY CERTIFICATE AFTER THE RESTRICTED PERIOD. If, after the Restricted Period, a Certificate Owner of an interest in a Rule 144A Book-Entry Certificate wishes at any time to transfer its beneficial interest in such Rule 144A Book-Entry Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Book-Entry Certificate, such holder may, in addition to complying with all Applicable Procedures, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in a Regulation S Book-Entry Certificate only upon compliance with the provisions of this Section 5.02(b)(ii). Upon receipt by the Certificate Registrar at its Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Certificate Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in the Regulation S Book-Entry Certificate in an amount equal to the Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant (and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Depository Participant to be debited for, such beneficial interest, and (3) a certificate in the form of Exhibit M hereto given by the Certificate Owner that is transferring such interest, the Certificate Registrar as custodian of the Book-Entry Certificates shall reduce the Denomination of the Rule 144A Book-Entry Certificate by the aggregate Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be so transferred and, concurrently with such reduction, increase the Denomination of the Regulation S Book-Entry Certificate by the aggregate Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be so transferred, and credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Book-Entry Certificate having a Denomination equal to the amount by which the Denomination of the Rule 144A Book-Entry Certificate was reduced upon such transfer.

            (iii) REGULATION S BOOK-ENTRY CERTIFICATE TO RULE 144A BOOK-ENTRY Certificate. If the Certificate Owner of an interest in a Regulation S Book-Entry Certificate wishes at any time to transfer its beneficial interest in such Regulation S Book-Entry Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Book-Entry Certificate, such holder may, in addition to complying with all Applicable Procedures, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in the Rule 144A Book-Entry Certificate only upon compliance with the provisions of this Section 5.2(b)(iii). Upon receipt by the Certificate Registrar at its Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Certificate Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in the Rule 144A Book-Entry Certificate in an amount equal to the Denomination of the beneficial interest in the Regulation S Book-Entry Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant to be credited with, and the account of the Depository Participant (or, if such account is held for Euroclear or Clearstream, the Euroclear or Clearstream account, as the case may be) to be debited for such beneficial interest, and (3) with respect to a transfer of a beneficial interest in the Regulation S Book-Entry Certificate for a beneficial interest in the related Rule 144A Book-Entry Certificate (i) during the Restricted Period, a certificate in the form of Exhibit N hereto given by the Certificate Owner, or (ii) after the Restricted Period, an Investment Representation Letter in the form of Exhibit C attached hereto from the transferee to the effect that such transferee is a Qualified Institutional Buyer (an "Investment Representation Letter"), the Certificate Registrar, as custodian of the Book-Entry Certificates, shall reduce the Denomination of the Regulation S Book-Entry Certificate by the Denomination of the beneficial interest in the Regulation S Book-Entry Certificate to be transferred, and, concurrently with such reduction, increase the Denomination of the Rule 144A Book-Entry Certificate by the aggregate Denomination of the beneficial interest in the Regulation S Book-Entry Certificate to be so transferred, and credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Rule 144A Book-Entry Certificate having a Denomination equal to the amount by which the Denomination of the Regulation S Book-Entry Certificate was reduced upon such transfer.

            (iv) TRANSFERS WITHIN REGULATION S BOOK-ENTRY CERTIFICATES DURING RESTRICTED PERIOD. If, during the Restricted Period, the Certificate Owner of an interest in a Regulation S Book-Entry Certificate wishes at any time to transfer its beneficial interest in such Certificate to a Person who wishes to take delivery thereof in the form of a Regulation S Book-Entry Certificate, such Certificate Owner may transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Regulation S Book-Entry Certificate only upon compliance with the provisions of this Section 5.02(b)(iv) and all Applicable Procedures. Upon receipt by the Certificate Registrar at its Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Certificate Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in such Regulation S Book-Entry Certificate in an amount equal to the Denomination of the beneficial interest to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant to be credited with, and the account of the Depository Participant (or, if such account is held for Euroclear or Clearstream, the Euroclear or Clearstream account, as the case may be) to be debited for, such beneficial interest and (3) a certificate in the form of Exhibit O hereto given by the transferee, the Certificate Registrar, as custodian of the Book-Entry Certificates, shall debit the account of the transferring Regulation S Certificateholder and credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Book-Entry Certificate having a Denomination equal to the amount specified in such instructions by which the account to be debited was reduced upon such transfer.

            (v) TRANSFERS OF BOOK-ENTRY CERTIFICATES TO DEFINITIVE CERTIFICATES. Any and all transfers from a Book-Entry Certificate to a transferee wishing to take delivery in the form of a Definitive Certificate will require the transferee to take delivery subject to the restrictions on the transfer of such Definitive Certificate described on the face of such Certificate, and such transferee agrees that it will transfer such Definitive Certificate only as provided therein and herein. No such transfer shall be made and the Certificate Registrar shall not register any such transfer unless such transfer is made in accordance with this
      Section 5.02(b)(v).

                  (A) Transfers of a beneficial interest in a Book-Entry
            Certificate to an Institutional Accredited Investor will require delivery of such Certificate to the transferee in the form of a Definitive Certificate and the Certificate Registrar shall register such transfer only if prior to the transfer (i) two years have expired after the later of the Closing Date or the last date on which the Depositor or any Affiliate thereof held such Certificate, or (ii) such transferee furnishes to the Certificate Registrar (1) an Investment Representation Letter in the form of Exhibit C attached hereto to the effect that the transfer is being made to an Institutional Accredited Investor in accordance with an applicable exemption under the Act, and (2) an opinion of counsel acceptable to the Certificate Registrar that such transfer is in compliance with the Act.

                  (B) Transfers of a beneficial interest in a Book-Entry
            Certificate to a Regulation S Investor wishing to take delivery in the form of a Definitive Certificate will be registered by the Certificate Registrar only if the transferor has provided the Certificate Registrar with a certificate in the form of Exhibit O attached hereto. Transfers of a beneficial interest in a Book-Entry Certificate to a Qualified Institutional Buyer wishing to take delivery in the form of a Definitive Certificate will be registered by the Certificate Registrar only if such transferee furnishes to the Certificate Registrar an Investment Representation Letter in the form of Exhibit C attached hereto to the effect that the transfer is being made to a Qualified Institutional Buyer in accordance with Rule 144A under the Act.

                  (C) Notwithstanding the foregoing, no transfer of a beneficial interest in a Regulation S Book-Entry Certificate to a Definitive Certificate pursuant to subparagraph (B) above shall be made prior to the expiration of the Restricted Period. Upon acceptance for exchange or transfer of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate, as provided herein, the Certificate Registrar shall endorse on the schedule affixed to the related Book-Entry Certificate (or on a continuation of such schedule affixed to such Book-Entry Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Book-Entry Certificate equal to the Denomination of such Definitive Certificate issued in exchange therefor or upon transfer thereof.

            (vi) TRANSFERS OF DEFINITIVE CERTIFICATES TO THE BOOK-ENTRY CERTIFICATES. If a Holder of a Definitive Certificate wishes at any time to transfer such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Regulation S Book-Entry Certificate or the related Rule 144A Book-Entry Certificate, such transfer may be effected only in accordance with the Applicable Procedures, and this Section 5.02(b)(vi). Upon receipt by the Certificate Registrar at the Corporate Trust Office of (1) the Definitive Certificate to be transferred with an assignment and transfer pursuant to Section 5.02(d), (2) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Certificate Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in such Regulation S Book-Entry Certificate or such Rule 144A Book-Entry Certificate, as the case may be, in an amount equal to the Denomination of the Definitive Certificate to be so transferred, (3) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant (and, in the case of any transfer pursuant to Regulation S, the Euroclear or Clearstream account, as the case may be) to be credited with such beneficial interest, and (4) (x) if delivery is to be taken in the form of a beneficial interest in the Regulation S Book-Entry Certificate, a Regulation S Transfer Certificate from the transferor or (y) an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer, if delivery is to be taken in the form of a beneficial interest in the Rule 144A Book-Entry Certificate, the Certificate Registrar shall cancel such Definitive Certificate, execute and deliver a new Definitive Certificate for the Denomination of the Definitive Certificate not so transferred, registered in the name of the Holder, and the Certificate Registrar, as custodian of the Book-Entry Certificates, shall increase the Denomination of the Regulation S Book-Entry Certificate or the Rule 144A Book-Entry Certificate, as the case may be, by the Denomination of the Definitive Certificate to be so transferred, and credit or cause to be credited to the account of the Person specified in such instructions (who, in the case of any increase in the Regulation S Book-Entry Certificate during the Restricted Period, shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a corresponding Denomination of the Rule 144A Book-Entry Certificate or the Regulation S Book-Entry Certificate, as the case may be.

            It is the intent of the foregoing that under no circumstances may an Institutional Accredited Investor that is not a Qualified Institutional Buyer take delivery in the form of a beneficial interest in a Book-Entry Certificate.

            (vii) TRANSFERS OF DEFINITIVE CERTIFICATES TO DEFINITIVE CERTIFICATES. Any and all transfers from a Definitive Certificate to a transferee wishing to take delivery in the form of a Definitive Certificate will require the transferee to take delivery subject to the restrictions on the transfer of such Definitive Certificate described on the face of such Certificate, and such transferee agrees that it will transfer such Definitive Certificate only as provided therein and herein. No such transfer shall be made and the Certificate Registrar shall not register any such transfer unless such transfer is made in accordance with procedures substantially consistent with those set forth in Section 5.02(b)(v).

            (viii) An exchange of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate or Certificates, an exchange of a Definitive Certificate or Certificates for a beneficial interest in the Book-Entry Certificate and an exchange of a Definitive Certificate or Certificates for another Definitive Certificate or Certificates (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and in the case of the Book-Entry Certificates, so long as the Book-Entry Certificates remain outstanding and are held by or on behalf of the Depository), may be made only in accordance with this Section 5.02 and in accordance with the rules of the Depository and Applicable Procedures.

            Any purported or attempted transfer of a Non-Registered Certificate in violation of the provisions of this Section 5.02(b) shall be null and void ab initio and shall vest no rights in any purported transferee.

            Unless the Non-Registered Certificates have been registered under the Securities Act, each of the Non-Registered Certificates shall bear a legend substantially to the following effect:

            THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

            THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501
            (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

            THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

            (c) With respect to the ERISA Restricted Certificates, no sale, transfer, pledge or other disposition by any Holder of any ERISA Restricted Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation letter from the proposed purchaser or transferee of such Certificate substantially in the form of Exhibit F attached hereto, to the effect that such proposed purchaser or transferee is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) or a "church plan" (as defined in Section 3(33) of ERISA and for which no election has been made under Section 410(d) of the Code) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulations ss. 2510.3-101), other than an insurancE company using the assets of its general account under circumstances whereby the purchase and holding of such Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60 or (ii) if such Certificate is presented for registration in the name of a purchaser or transferee that is any of the foregoing, an Opinion of Counsel in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA, the prohibited transaction provisions of the Code or the provisions of any Similar Law, will not constitute or result in a "prohibited transaction" within the meaning of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Paying Agent, the Certificate Registrar, the Servicer, the Special Servicer, the Underwriters, the Initial Purchasers or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Agreement. The Certificate Registrar shall not register the sale, transfer, pledge or other disposition of any ERISA Restricted Certificate unless the Certificate Registrar has received either the representation letter described in clause (i) above or the Opinion of Counsel described in clause (ii) above. The costs of any of the foregoing representation letters or Opinions of Counsel shall not be borne by any of the Depositor, the Servicer, the Special Servicer, the Trustee, the Paying Agent, the Underwriters, the Initial Purchasers, the Certificate Registrar or the Trust Fund. Each Certificate Owner of an ERISA Restricted Certificate shall be deemed to represent that it is not a Person specified in clauses (a) or (b) above. Any transfer, sale, pledge or other disposition of any ERISA Restricted Certificates that would constitute or result in a prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law, or would otherwise violate the provisions of this Section 5.02(c) shall be deemed absolutely null and void ab initio, to the extent permitted under applicable law.

            So long as any of the Class of Certificates remains outstanding, the Servicer or the Special Servicer, as applicable, will make available, or cause to be made available, upon request, to any Holder and any Person to whom any such Certificate of any such Class of Certificates may be offered or sold, transferred, pledged or otherwise disposed of by such Holder, information with respect to the Servicer, the Special Servicer or the Mortgage Loans necessary to the provision of an Opinion of Counsel described in this Section 5.02(c).

            (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Paying Agent under clause (ii) below to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (A) (i) No Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an "Agent"), a Plan or a Person acting on behalf of or investing the assets of a Plan, including any entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulationsss. 2510.3-101 (such Plan or Person, an "ERISA Prohibited Holder") or a Non-U.S. Person and (ii) each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and in each case shall promptly notify the Servicer, the Trustee and the Certificate Registrar of any change or impending change to such status;

                  (B) In connection with any proposed Transfer of any Ownership
            Interest in a Residual Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Residual Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached hereto as Exhibit D-1 (a "Transfer Affidavit") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee and is not a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, and that it has reviewed the provisions of this Section 5.02(c) and agrees to be bound by them;

                  (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (b) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person or is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected; and

                  (D) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached hereto as Exhibit D-2 (a "Transferor Letter") certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person.

            (ii) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 5.02(c) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Servicer, the Authenticating Agent and the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement; provided, however, that the Certificate Registrar shall be under such liability for a registration of Transfer of a Residual Certificate if it has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person in violation of Section 5.02(c)(i)(C) above or is not a Permitted Transferee.

            (iii) The Paying Agent shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information in its possession and necessary to compute any tax imposed as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization or Agent thereof, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate.

            (d) Subject to the restrictions on transfer and exchange set forth in this Section 5.02, the Holder of any Definitive Certificate may transfer or exchange the same in whole or in part (with a Denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar, together with an instrument of assignment or transfer (executed by the Holder or its duly authorized attorney), in the case of transfer, and a written request for exchange in the case of exchange. Subject to the restrictions on transfer set forth in this Section 5.02 and Applicable Procedures, any Certificate Owner owning a beneficial interest in a Non-Registered Certificate may cause the Certificate Registrar to request that the Depository exchange such Certificate Owner's beneficial interest in a Book-Entry for a Definitive Certificate or Certificates. Following a proper request for transfer or exchange, the Certificate Registrar shall, within 5 Business Days of such request if made at such Registrar Office, or within 10 Business Days if made at the office of a transfer agent (other than the Certificate Registrar), execute and deliver at such Registrar Office or at the office of such transfer agent, as the case may be, to the transferee (in the case of transfer) or Holder (in the case of exchange) or send by first class mail (at the risk of the transferee in the case of transfer or Holder in the case of exchange) to such address as the transferee or Holder, as applicable, may request, a Definitive Certificate or Certificates, as the case may require, for a like aggregate Denomination and in such Denomination or Denominations as may be requested. The presentation for transfer or exchange of any Definitive Certificate shall not be valid unless made at the Registrar Office or at the office of a transfer agent by the registered Holder in person, or by a duly authorized attorney-in-fact. The Certificate Registrar may decline to accept any request for an exchange or registration of transfer of any Certificate during the period of 15 days preceding any Distribution Date.

            (e) In the event a Responsible Officer of the Certificate Registrar becomes aware that a Definitive Certificate (other than a Definitive Certificate issued in exchange for a Certificate representing an interest in the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class X-1 or Class X-2 Certificates) or a beneficial interest in a Book-Entry Certificate representing a Non-Registered Certificate is being held by or for the benefit of a Person who is not an Eligible Investor, or that such holding is unlawful under the laws of a relevant jurisdiction, then the Certificate Registrar shall have the right to void such transfer, if permitted under applicable law, or to require the investor to sell such Definitive Certificate or beneficial interest in such Book-Entry Certificate to an Eligible Investor within 14 days after notice of such determination and each Certificateholder by its acceptance of a Certificate authorizes the Certificate Registrar to take such action.

            (f) The Certificate Registrar shall provide notice to the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Depositor of each transfer of a Certificate on its books and records and to provide each such Person with an updated copy of the Certificate Register on or about January 1st and July 1st of each year, commencing July 1, 2003.

            (g) No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in this Section 5.02 except as provided below. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            (h) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall hold such canceled Certificates in accordance with its standard procedures.

            Section 5.03 Book-Entry Certificates.

            (a) The Regular Certificates and Class SP Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in subsection (c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.02(d) above or subsection (c) below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            (b) The Trustee, the Servicer, the Special Servicer, the Paying Agent, the Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Paying Agent may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

            (c) If (i)(A) the Depositor advises the Trustee, the Paying Agent and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Certificates and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee, the Paying Agent and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository, the Paying Agent shall notify the affected Certificate Owners, through the Depository with respect to all, any Class or any portion of any Class of the Certificates or (iii) the Certificate Registrar determines that Definitive Certificates are required in accordance with the provisions of Section 5.03(e), of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository or any custodian acting on behalf of the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, within 5 Business Days of such request if made at the Registrar Office, or within 10 Business Days if made at the office of a transfer agent (other than the Certificate Registrar), the Definitive Certificates to the Certificate Owners identified in such instructions. None of the Depositor, the Paying Agent, the Servicer, the Trustee, the Special Servicer, the Authenticating Agent and the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Certificates, the registered Holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

            (d) The Book-Entry Certificates (i) shall be delivered by the Certificate Registrar to the Depository, or pursuant to the Depository's instructions, and shall be registered in the name of Cede & Co. and (ii) shall bear a legend substantially to the following effect:

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Certificate Registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            The Book-Entry Certificates may be deposited with such other Depository as the Certificate Registrar may from time to time designate, and shall bear such legend as may be appropriate.

            (e) If the Trustee has instituted or if the Special Servicer or the Servicer, on the Trustee's behalf, has been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under the Certificates, and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of all or any portion of the Certificates evidenced by Book-Entry Certificates, the Trustee may in its sole discretion determine that such Certificates shall no longer be represented by such Book-Entry Certificates. In such event, the Certificate Registrar will execute, the Authenticating Agent will authenticate and the Certificate Registrar will deliver, in exchange for such Book-Entry Certificates, Definitive Certificates in a Denomination equal to the aggregate Denomination of such Book-Entry Certificates to the party so requesting such Definitive Certificates. In such event, the Certificate Registrar shall notify the affected Certificate Owners and make appropriate arrangements for the effectuation of the purpose of this clause.

            (f) Upon acceptance for exchange or transfer of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate, as provided herein, the Certificate Registrar shall endorse on a schedule affixed to the related Book-Entry Certificate (or on a continuation of such schedule affixed to such Book-Entry Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Book-Entry Certificate equal to the Denomination of such Definitive Certificate issued in exchange therefor or upon transfer thereof.

            (g) If a Holder of a Definitive Certificate wishes at any time to transfer such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Book-Entry Certificate, such transfer may be effected only in accordance with Applicable Procedures, Section 5.02(b) and this Section 5.03(g). Upon receipt by the Certificate Registrar at the Registrar Office of (i) the Definitive Certificate to be transferred with an assignment and transfer pursuant to Section 5.02(a), and all required items pursuant to
Section 5.02(b)(v), the Certificate Registrar shall cancel such Definitive Certificate, execute and deliver a new Definitive Certificate for the Denomination of the Definitive Certificate not so transferred, registered in the name of the Holder or the Holder's transferee (as instructed by the Holder), and the Certificate Registrar as custodian of the Book-Entry Certificates shall increase the Denomination of the related Book-Entry Certificate by the Denomination of the Definitive Certificate to be so transferred, and credit or cause to be credited to the account of the Person specified in such instructions a corresponding Denomination of such Book-Entry Certificate.

            Section 5.04 Mutilated, Destroyed, Lost or Stolen Certificates.

            If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 5.05 Persons Deemed Owners.

            Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar and any agents of any of them may treat the person in whose name such Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder," and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar and any agent of any of them shall be affected by notice to the contrary except as provided in Section 5.02(d).

            Section 5.06 Appointment of Paying Agent.

            (a) LaSalle Bank National Association, located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, is hereby initially appointed Paying Agent to act on the Trustee's behalf in accordance with the terms of this Agreement. If the Paying Agent resigns or is terminated, the Trustee shall appoint a successor Paying Agent which may be the Trustee or an Affiliate thereof to fulfill the obligations of the Paying Agent hereunder which must be rated "A" or otherwise be acceptable to the Rating Agencies, as evidenced by a written confirmation that such appointment will not cause the downgrade, withdrawal or qualification of the then current ratings of any Class of Certificates.

            (b) The Paying Agent may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, Appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

            (c) The Paying Agent, at the expense of the Trust Fund (but only if such amount constitutes "unanticipated expenses of the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii)), may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith.

            (d) The Paying Agent shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.

            (e) The Paying Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the appointment of such agents or attorneys shall not relieve the Paying Agent of its duties or obligations hereunder.

            (f) The Paying Agent shall not be responsible for any act or omission of the Trustee, the Servicer or the Special Servicer or of the Depositor.

            Section 5.07 Certificate Ownership Certification.

            To the extent that under the terms of this Agreement, it is necessary to determine whether any Person is a Certificate Owner, the Paying Agent shall make such determination based on a certificate of such Person which shall be addressed to the Paying Agent and shall specify, in reasonable detail satisfactory to the Paying Agent, such Person's name and address, the Class and Certificate Principal Balance or Notional Amount of the Regular Certificate beneficially owned, and any intermediaries through which such Person's interest in such Regular Certificate is held (any such certification, other than one which the Paying Agent shall refuse to recognize pursuant to the following procedures, a "Certificate Ownership Certification"); provided, however, that the Paying Agent shall not knowingly recognize such Person as a Certificate Owner if such Person, to the actual knowledge of a Responsible Officer of such party, acquired its interest in a Regular Certificate in violation of the transfer restrictions herein, or if such Person's certification that it is a Certificate Owner is in direct conflict with information obtained by the Paying Agent form the Depository or any Depository Participant with respect to the identity of a Certificate Owner; provided, however, that to the extent the Paying Agent is required to obtain such Certificate Owner information from the Depository or any Depository Participant, the Paying Agent shall be reimbursed for any cost or expense in obtaining such information from the Distribution Account. The Paying Agent may conclusively rely on such Certificate Ownership Certification. The Servicer will only be required to acknowledge the status of any Person as a Certificateholder or Certificate Owner to the extent that the Paying Agent, at the request of the Servicer, identifies such Person as a Certificateholder or Certificate Owner.

                               [End of Article V]

                                   ARTICLE VI

                               THE DEPOSITOR, THE
               SERVICER, THE SPECIAL SERVICER AND THE DIRECTING
                                CERTIFICATEHOLDER

            Section 6.01 Liability of the Depositor, the Servicer and the Special Servicer.

            The Depositor, the Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Servicer and the Special Servicer herein.

            Section 6.02 Merger, Consolidation or Conversion of the Depositor, the Servicer or the Special Servicer.

            (a) Subject to subsection (b) below, the Depositor, the Servicer and the Special Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            (b) The Depositor, the Servicer and the Special Servicer each may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets (which may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Servicer or the Special Servicer, shall be the successor of the Depositor, the Servicer and the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper (other than an assumption agreement wherein the successor shall agree to perform the obligations of and serve as the Depositor, the Servicer or the Special Servicer, as the case may be, in accordance with the terms of this Agreement) or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that such merger, consolidation or succession will not result in a withdrawal, downgrading or qualification of the then-current ratings of the Classes of Certificates that have been so rated (as evidenced by a letter to such effect from each Rating Agency).

            Section 6.03 Limitation on Liability of the Depositor, the Servicer, the Special Servicer and Others.

            (a) None of the Depositor, the Servicer, the Special Servicer or any of the directors, officers, employees or agents of any of the foregoing shall be under any liability to the Trust, the Certificateholders or a Companion Holder for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer, the Special Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties hereunder. The Depositor, the Servicer and the Special Servicer and any director, officer, member, manager, employee or agent of the Depositor, the Servicer or the Special Servicer may rely on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicer, the Special Servicer and any director, officer, employee or agent of any of the foregoing shall be indemnified and held harmless by the Trust against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any legal action (whether in equity or at law) or claim relating to this Agreement, the Mortgage Loans, or the Certificates, other than any loss, liability or expense: (i) specifically required to be borne thereby pursuant to the terms hereof; (ii) incurred in connection with any breach of a representation, warranty or covenant made by it herein; (iii) incurred by reason of bad faith, willful misconduct or negligence in the performance of its obligations or duties hereunder, or by reason of negligent disregard of such obligations or duties or (iv) in the case of the Depositor and any of its directors, officers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law.

            (b) None of the Depositor, the Servicer and the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action (whether in equity or at law), proceeding, hearing or examination that is not incidental to its respective duties under this Agreement or which in its opinion may involve it in any expense or liability not recoverable from the Trust Fund; provided, however, that the Depositor, the Servicer or the Special Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Servicer and the Special Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Certificate Account as provided by Section 3.05(a).

            (c) Each of the Servicer and the Special Servicer agrees to indemnify the Depositor, the Trustee, the Paying Agent and the Trust and any director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of the Servicer or the Special Servicer, as the case may be, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Servicer or the Special Servicer, as the case may be, of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein; provided that such indemnity shall not cover indirect or consequential damages. The Trustee, the Paying Agent or the Depositor, as the case may be, shall immediately notify the Servicer or the Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Trust to indemnification hereunder, whereupon the Servicer or the Special Servicer, as the case may be, shall assume the defense of such claim (with counsel reasonably satisfactory to the Trustee, the Paying Agent or the Depositor) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Servicer or the Special Servicer, as the case may be, shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Servicer's, or the Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby.

            (d) Each of the Trustee and the Paying Agent, respectively (and not jointly and severally) agrees to indemnify the Servicer and the Special Servicer and any director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of the Trustee or the Paying Agent, respectively, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Trustee or the Paying Agent, respectively, of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein; provided, that such indemnity shall not cover indirect or consequential damages. The Servicer or the Special Servicer, as the case may be, shall immediately notify the Trustee and the Paying Agent if a claim is made by a third party with respect to this Agreement, whereupon the Trustee or the Paying Agent, respectively, shall assume the defense of such claim (with counsel reasonably satisfactory to the Servicer or the Special Servicer) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Trustee or the Paying Agent shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Trustee's or the Paying Agent's defense of such claim is materially prejudiced thereby.

            (e) The Depositor agrees to indemnify the Servicer and the Special Servicer and any director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of the Depositor, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Depositor of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein; provided, that such indemnity shall not cover indirect or consequential damages. The Servicer or the Special Servicer, as the case may be, shall immediately notify the Depositor if a claim is made by a third party with respect to this Agreement, whereupon the Depositor shall assume the defense of such claim (with counsel reasonably satisfactory to the Servicer or the Special Servicer) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Depositor's defense of such claim is materially prejudiced thereby.

            (f) The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Servicer, the Trustee, the Paying Agent and the Special Servicer.

            Section 6.04 Depositor, Servicer and Special Servicer Not to Resign.

            Subject to the provisions of Section 6.02, neither the Servicer nor the Special Servicer shall resign from their respective obligations and duties hereby imposed on each of them except upon (a) determination that such party's duties hereunder are no longer permissible under applicable law or (b) in the case of the Servicer, upon the appointment of, and the acceptance of such appointment by, a successor Servicer and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will not cause such Rating Agency to downgrade, withdraw or qualify any of the then current ratings assigned by such Rating Agency to any Class of Certificates. Only the Servicer shall be permitted to resign pursuant to clause
(b) above. Any such determination permitting the resignation of the Servicer or the Special Servicer pursuant to clause (a) above shall be evidenced by an Opinion of Counsel (at the expense of the resigning party) to such effect delivered to the Trustee and the Directing Certificateholder. No such resignation by the Servicer or the Special Servicer shall become effective until the Trustee or a successor Servicer shall have assumed the Servicer's or Special Servicer's, as applicable, responsibilities and obligations in accordance with
Section 7.02. Upon any termination or resignation of the Servicer hereunder, the Servicer shall have the right and opportunity to appoint any successor Servicer with respect to this Section 6.04, provided that such successor Servicer is approved by the Directing Certificateholder, such approval not to be unreasonably withheld.

            Section 6.05 Rights of the Depositor in Respect of the Servicer and the Special Servicer.

            The Depositor may, but is not obligated to, enforce the obligations of the Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer and the Special Servicer hereunder or exercise the rights of the Servicer or Special Servicer, as applicable, hereunder; provided, however, that the Servicer and the Special Servicer shall not be relieved of any of their respective obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Servicer or the Special Servicer and is not obligated to supervise the performance of the Servicer or the Special Servicer under this Agreement or otherwise.

            Section 6.06 The Directing Certificateholder, the Simon Representative.

            The Directing Certificateholder (or with respect to the Simon Mortgage Loan, the Simon Representative) shall be entitled to advise (1) the Special Servicer with respect to all Specially Serviced Mortgage Loans, (2) the Special Servicer and the Servicer with respect to Non-Specially Serviced Mortgage Loans having Stated Principal Balances greater than or equal to $2,500,000 (other than with respect to the extension of maturity of any Mortgage
Loan), and (3) the Special Servicer with respect to all Mortgage Loans for which an extension of maturity is being considered, and notwithstanding anything herein to the contrary, except as set forth in, and in any event subject to,
Section 3.08(f) and the second paragraph of this Section 6.07, the Servicer or Special Servicer, as applicable, shall not be permitted to take any of the following actions as to which the Directing Certificateholder (or with respect to the Simon Mortgage Loan, the Simon Representative) has objected in writing within ten (10) Business Days of being notified thereof (or thirty (30) days with respect to clause (x) below) (provided that if such written objection has not been received by the Servicer or the Special Servicer, as applicable, within such ten (10) Business Day period or other period, then the Directing Certificateholder (or with respect to the Simon Mortgage Loan, the Simon Representative) will be deemed to have waived its right to object):

            (i) any proposed foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans as come into and continue in default;

            (ii) any modification or consent to a modification of a monetary term of a Mortgage Loan or any extension of the maturity date of any Mortgage Loan;

            (iii) any proposed sale of a Defaulted Mortgage Loan or REO Property (other than pursuant to Section 3.18(d), Section 3.18(e) or Section 9.01) for less than the applicable Purchase Price;

            (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

            (v) any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan other than pursuant to the specific terms of the related Mortgage Loan;

            (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to a Mortgage Loan or any consent to such waiver;

            (vii) any management company changes or franchise changes with respect to a Mortgage Loan for which the Servicer is required to consent or approve;

            (viii) releases of any escrows, reserves or letters of credit held as performance escrows or reserves, other than pursuant to the specific terms of the Mortgage Loans;

            (ix) any acceptance of an assumption agreement releasing a Mortgagor from liability under a Mortgage Loan other than pursuant to the specific terms of such Mortgage Loan; and

            (x) any determination of an Acceptable Insurance Default.

provided that, in the event that the Special Servicer or Servicer, as applicable, determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Special Servicer or Servicer, as applicable may take any such action without waiting for the Directing Certificateholder's or the Simon Representative's, as applicable, response.

            In addition, the Directing Certificateholder may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to a Mortgage Loan, as the Directing Certificateholder may deem advisable or as to which provision is otherwise made herein; provided that notwithstanding anything herein to the contrary, no such direction, and no objection contemplated by the preceding paragraph, may require or cause the Special Servicer to violate any provision of this Agreement or the REMIC Provisions, including without limitation the Special Servicer's obligation to act in accordance with the Servicing Standards, or expose the Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer's responsibilities hereunder or cause the Special Servicer to act, or fail to act, in a manner which in the reasonable judgment of the Special Servicer is not in the best interests of the Certificateholders.

            In the event the Servicer or Special Servicer determines that a refusal to consent by the Directing Certificateholder or any advice from the Directing Certificateholder would otherwise cause the Servicer or the Special Servicer, as the case may be, to violate the terms of this Agreement, including without limitation, the Servicing Standards, the Servicer or the Special Servicer, as the case may be, shall disregard such refusal to consent or advice and notify the other servicer, the Directing Certificateholder, the Trustee and the Rating Agencies of its determination, including a reasonably detailed explanation of the basis therefor.

            The Directing Certificateholder (and with respect to the Simon Mortgage Loan, the Simon Representative) shall have no liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action in good faith, or for errors in judgment; provided, however, that the Directing Certificateholder (and with respect to the Simon Mortgage Loan, the Simon Representative) shall not be protected against any liability to the Controlling Class Certificateholder (or with respect to the Simon Representative, the Simon Controlling Holder) which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Directing Certificateholder (and with respect to the Simon Mortgage Loan, the Simon Representative) may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Directing Certificateholder (and with respect to the Simon Mortgage Loan, the Simon Representative) may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates, that the Directing Certificateholder (or with respect to the Simon Mortgage Loan, the Simon Representative) may act solely in the interests of the Holders of the Controlling Class, that the Directing Certificateholder does not have any duties to the Holders of any Class of Certificates other than the Controlling Class (or with respect to the Simon Representative, the Simon Controlling Holder), that the Directing Certificateholder may take actions that favor the interests of the Holders of the Controlling Class (or with respect to the Simon Representative, the Simon Controlling Holder) over the interests of the Holders of one or more other classes of Certificates, that the Directing Certificateholder (or with respect to the Simon Mortgage Loan, the Simon Representative) shall not be liable to any Certificateholder, by reason of its having acted solely in the interests of the Holders of the Controlling Class (or with respect to the Simon Representative, the Simon Controlling Holder), and that the Directing Certificateholder (and with respect to the Simon Mortgage Loan, the Simon Representative) shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Directing Certificateholder (and with respect to the Simon Mortgage Loan, the Simon Representative) or any director, officer, employee, agent or principal thereof for having so acted.

                               [End of Article VI]

                                  ARTICLE VII

                                     DEFAULT

            Section 7.01 Events of Default; Servicer and Special Servicer Termination.

            (a) "Event of Default", wherever used herein, means any one of the following events:

            (i) (A) any failure by the Servicer to make any deposit required to be made by the Servicer to the Certificate Account on the day and by the time such remittance is required to be made under the terms of this Agreement, which failure is not remedied within one Business Day or (B) any failure by the Servicer to deposit into, or remit to the Paying Agent for deposit into, any Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date; or

            (ii) any failure by the Special Servicer to deposit into the REO Account, within one Business Day after such deposit is required to be made or to remit to the Servicer for deposit into the Certificate Account, or to deposit into, or to remit to the Paying Agent for deposit into, the Lower-Tier Distribution Account any amount required to be so deposited or remitted by the Special Servicer pursuant to, and at the time specified by, the terms of this Agreement; or

            (iii) any failure on the part of the Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations contained in this Agreement which continues unremedied for a period of 30 days (10 days in the case of the Servicer's failure to make a Servicing Advance or 15 days in the case of a failure to pay the premium for any insurance policy required to be maintained hereunder) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer or the Special Servicer, as the case may be, by any other party hereto, with a copy to each other party to this Agreement by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; provided, however, if such failure is capable of being cured and the Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended an additional 30 days; or

            (iv) any breach on the part of the Servicer or the Special Servicer of any representation or warranty contained in Section 3.23 or Section 3.24, as applicable, which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Servicer or the Special Servicer, as the case may be, by the Depositor, the Paying Agent or the Trustee, or to the Servicer, the Special Servicer, the Depositor, the Paying Agent and the Trustee by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; provided, however, if such breach is capable of being cured and the Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended an additional 30 days; or

            (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer or the Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

            (vi) the Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or the Special Servicer or of or relating to all or substantially all of its property; or

            (vii) the Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing; or

            (viii) Moody's places its ratings of any Class of Certificates on a "watch" status in contemplation of a ratings downgrade or withdrawal, citing servicing or special servicing concerns, as applicable, as the sole or a contributory factor in such rating action and such "watch" status is not rescinded within 90 days (or such longer period as would not, as confirmed by such Rating Agency in writing, result in a qualification, downgrade or withdrawal of one or more ratings assigned by such Rating Agency to the Certificates); or

            (ix) Moody's downgrades the then current ratings of any Class of Certificates, citing servicing or special servicing concerns, as applicable, as the sole or a contributory factor in such downgrade; or

            (x) the Servicer or Special Servicer is removed from S&P or Moody's approved master servicer list or approved special servicer list, as applicable, and is not reinstated to the approved master servicer or special servicer list, as applicable, within 90 days of such removal.

            (b) If any Event of Default with respect to the Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Directing Certificateholder or Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee shall, terminate, by notice in writing to the Defaulting Party, with a copy of such notice to the Depositor, all of the rights (subject to Section 3.11 and Section 6.03) and obligations of the Defaulting Party under this Agreement and in and to the Mortgage Loans and the proceeds thereof; provided, however, that the Defaulting Party shall be entitled to the payment of accrued and unpaid compensation and reimbursement through the date of such termination as provided for under this Agreement for services rendered and expenses incurred. From and after the receipt by the Defaulting Party of such written notice except as otherwise provided in this Article VII, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee with respect to a termination of the Servicer and to the Servicer with respect to a termination of the Special Servicer pursuant to and under this Section, and, without limitation, the Trustee or Servicer, as applicable, is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Servicer and Special Servicer each agree that if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than 20 Business Days subsequent to its receipt of the notice of termination) provide the Trustee or the Servicer, as applicable, with all documents and records requested by it to enable it to assume the Servicer's or the Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee or the Servicer, as applicable, in effecting the termination of the Servicer's or the Special Servicer's, as the case may be, responsibilities and rights (subject to Section 3.11 and Section 6.03) hereunder, including, without limitation, the transfer within 5 Business Days to the Trustee or the Servicer, as applicable, for administration by it of all cash amounts which shall at the time be or should have been credited by the Servicer to the Certificate Account or any Servicing Account (if it is the Defaulting Party) or by the Special Servicer to the REO Account (if it is the Defaulting Party) or thereafter be received with respect to the Mortgage Loans or any REO Property (provided, however, that the Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances (in the case of the Special Servicer or the Servicer) or otherwise, and it and its directors, managers, officers, members, employees and agents shall continue to be entitled to the benefits of
Section 3.11 and Section 6.03 notwithstanding any such termination).

            (c) If the Servicer receives notice of termination solely due to an Event of Default under Section 7.01(b) solely due to an Event of Default under
Section 7.01(a)(ix) or (x) and if the Servicer to be terminated pursuant to
Section 7.01(b) provides the Trustee with the appropriate "request for proposal" materials within five (5) Business Days following such termination notice, then the Servicer shall continue to service as Servicer hereunder until a successor Servicer is selected in accordance with this Section 7.01(c). Upon receipt of the "request for proposal" materials, Trustee shall promptly thereafter (using such "request for proposal" materials provided by the Servicer pursuant to
Section 7.01(b)) solicit good faith bids for the rights to service the Mortgage Loans under this Agreement from at least three (3) Persons qualified to act as Servicer hereunder in accordance with Sections 6.02 and 7.02 (any such Person so qualified, a "Qualified Bidder") or, if three (3) Qualified Bidders cannot be located, then from as many persons as the Trustee can determine are Qualified Bidders; provided that, at the Trustee's request, the Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; and provided, further, that the Trustee shall not be responsible if less than three (3) or no Qualified Bidders submit bids for the right to service the Mortgage Loans under this Agreement. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Servicer, and to agree to be bound by the terms hereof, within 45 days after the notice of termination of the Servicer. The materials provided to the Trustee shall provide for soliciting bids: (i) on the basis of such successor Servicer retaining all Sub-Servicers to continue the primary servicing of the Mortgage Loans pursuant to the terms of the respective Sub-Servicing Agreements (each, a "Servicing-Retained Bid"); and (ii) on the basis of terminating each Sub-Servicing Agreement and Sub-Servicer that it is permitted to terminate in accordance with Section 3.22 (each, a "Servicing-Released Bid"). The Trustee shall select the Qualified Bidder with the highest cash Servicing-Retained Bid (or, if none, the highest cash Servicing-Released Bid) (the "Successful Bidder") to act as successor Servicer hereunder; provided, however, that if the Trustee does not receive confirmation in writing by each Rating Agency that the appointment of such Successful Bidder as successor Servicer will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating to any class of Certificates then rated by the Rating Agency within 10 days after the selection of such Successful Bidder, then the Trustee shall repeat the bid process described above (but subject to the above-described 45-day time period) until such confirmation is obtained. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Servicer pursuant to the terms hereof no later than 45 days after notice of the termination of the Servicer.

            Upon the assignment and acceptance of master servicing rights hereunder to and by the Successful Bidder, the Trustee shall remit or cause to be remitted (i) if the successful bid was a Servicing-Retained Bid, to the Servicer to be terminated pursuant to Section 7.01(b), the amount of such cash bid received from the Successful Bidder (net of "out-of-pocket" expenses incurred in connection with obtaining such bid and transferring servicing) and
(ii) if the successful bid was a Servicing-Released Bid, to the Servicer and each terminated Sub-Servicer its respective Bid Allocation.

            The Servicer to be terminated pursuant to Section 7.01(b) shall be responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to service the Mortgage Loans, which expenses are not reimbursed to the party that incurred such expenses pursuant to the preceding paragraph.

            If the Successful Bidder has not entered into this Agreement as successor Servicer within the above-described time period or no Successful Bidder was identified within the above-described time period, the Servicer to be terminated pursuant to Section 7.01(b) shall reimburse the Trustee for all reasonable "out-of-pocket" expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this
Section 7.01(c). The Trustee thereafter may act or may select a successor to act as Servicer hereunder in accordance with Section 7.02.

            (d) The Directing Certificateholder shall be entitled to terminate the rights (subject to Section 3.11 and Section 6.03(d)) and obligations of the Special Servicer under this Agreement, with or without cause, upon ten (10) Business Days' notice to the Special Servicer, the Servicer, the Paying Agent and the Trustee. Upon a termination or resignation of the Special Servicer, the Directing Certificateholder shall appoint a successor Special Servicer; provided, however, that (i) such successor will meet the requirements set forth in Section 7.02 and (ii) as evidenced in writing by each of the Rating Agencies, the proposed successor of such Special Servicer will not, in and of itself, result in a downgrading, withdrawal or qualification of the then-current ratings provided by the Rating Agencies in respect to any Class of then outstanding Certificates that is rated. No penalty or fee shall be payable to the Special Servicer with respect to any termination pursuant to this Section 7.01(d). All costs and expenses of any such termination made without cause shall be paid by the Holders of the Controlling Class.

            (e) The Servicer and Special Servicer shall, from time to time, take all such reasonable actions as are required by them in order to prevent the Certificates being placed on "watch" status or downgraded due to servicing or special servicing concerns by Moody's and maintain minimum ratings required by S&P to secure future commercial mortgage loan securitization transactions.

            Section 7.02 Trustee to Act; Appointment of Successor.

            On and after the time the Servicer or the Special Servicer, as the case may be, either resigns pursuant to Subsection (a) of the first sentence of
Section 6.04 or receives a notice of termination for cause pursuant to Section 7.01(b), and provided that no acceptable successor has been appointed within the time period specified in Section 7.01(c), the Trustee shall be the successor to the Servicer and the Servicer shall be the successor to the Special Servicer, until such successor is appointed by the Directing Certificateholder as provided in Section 7.01(c), as applicable, in all respects in its capacity as Servicer or Special Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to, and have the benefit of, all of the rights, (subject to Section 3.11 and Section 6.03) benefits, responsibilities, duties, liabilities and limitations on liability relating thereto and that arise thereafter placed on or for the benefit of the Servicer or Special Servicer by the terms and provisions hereof; provided, however, that any failure to perform such duties or responsibilities caused by the terminated party's failure under
Section 7.01 to provide information or moneys required hereunder shall not be considered a default by such successor hereunder. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen prior to its termination as Servicer, and the appointment of a successor Special Servicer shall not affect any liability of the predecessor Special Servicer which may have arisen prior to its termination as Special Servicer. The Trustee or Servicer, as applicable, in its capacity as successor to the Servicer or the Special Servicer, as the case may be, shall not be liable for any of the representations and warranties of the Servicer or the Special Servicer, respectively, herein or in any related document or agreement, for any acts or omissions of the predecessor Servicer or Special Servicer or for any losses incurred by the Servicer pursuant to Section 3.06 hereunder, nor shall the Trustee or the Servicer, as applicable, be required to purchase any Mortgage Loan hereunder solely as a result of its obligations as successor Servicer or Special Servicer, as the case may be. Subject to Section 3.11, as compensation therefor, the Trustee as successor Servicer shall be entitled to the Servicing Fees and all fees relating to the Mortgage Loans which the Servicer would have been entitled to if the Servicer had continued to act hereunder, including but not limited to any income or other benefit from any Permitted Investment pursuant to Section 3.06, and subject to Section 3.11, the Servicer as successor to the Special Servicer shall be entitled to the Special Servicing Fees to which the Special Servicer would have been entitled if the Special Servicer had continued to act hereunder. Should the Trustee or the Servicer, as applicable, succeed to the capacity of the Servicer or the Special Servicer, as the case may be, the Trustee or the Servicer, as applicable, shall be afforded the same standard of care and liability as the Servicer or the Special Servicer, as applicable, hereunder notwithstanding anything in Section 8.01 to the contrary, but only with respect to actions taken by it in its role as successor Servicer or successor Special Servicer, as the case may be, and not with respect to its role as Trustee or Servicer, as applicable, hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to act as successor to the Servicer, or shall, if it is unable to so act, or if the Trustee is not approved as a servicer by each Rating Agency, or if the Directing Certificateholder or the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution which meets the criteria set forth in Section 6.04 and otherwise herein, as the successor to the Servicer or the Special Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer or Special Servicer hereunder. No appointment of a successor to the Servicer or the Special Servicer hereunder shall be effective until the assumption in writing by the successor to the Servicer or the Special Servicer of all its responsibilities, duties and liabilities hereunder that arise thereafter and upon Rating Agency confirmation, and which appointment has been approved by the Directing Certificateholder, such approval not to be unreasonably withheld. Pending appointment of a successor to the Servicer or the Special Servicer hereunder, unless the Trustee or the Servicer, as applicable, shall be prohibited by law from so acting, the Trustee or the Servicer, as applicable, shall act in such capacity as herein above provided. In connection with such appointment and assumption of a successor to the Servicer or Special Servicer as described herein, the Trustee or the Servicer, as applicable, may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation with respect to a successor Servicer or successor Special Servicer, as the case may be, shall be in excess of that permitted the terminated Servicer or Special Servicer, as the case may be, hereunder. The Trustee, the Servicer or the Special Servicer (whichever is not the terminated party) and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Any costs and expenses associated with the transfer of the servicing function (other than with respect to a termination without cause) under this Agreement shall be borne by the predecessor servicer.

            Section 7.03 Notification to Certificateholders.

            (a) Upon any resignation of the Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Servicer or the Special Servicer pursuant to Section 7.01 or any appointment of a successor to the Servicer or the Special Servicer pursuant to Section 7.02, the Paying Agent shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

            (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five (5) days after the Paying Agent would be deemed to have notice of the occurrence of such an event in accordance with Section 8.02(vii), the Paying Agent shall transmit by mail to the Depositor and all Certificateholders notice of such occurrence, unless such default shall have been cured.

            Section 7.04 Waiver of Events of Default.

            The Holders of Certificates representing at least 662/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default within 20 days of the receipt of notice from the Paying Agent of the occurrence of such Event of Default; provided, however, that an Event of Default under clause (i) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. Upon any such waiver of an Event of Default by Certificateholders, the Trustee shall be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Event of Default prior to such waiver from the Trust Fund. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if any other Person held such Certificates.

            Section 7.05 Trustee as Maker of Advances.

            (a) In the event that the Servicer fails to fulfill its obligations hereunder to make any Advances and such failure remains uncured, the Trustee shall perform such obligations (x) within five Business Days following such failure by the Servicer with respect to Servicing Advances resulting in an Event of Default under Section 7.01(a)(iii) hereof to the extent a Responsible Officer of the Trustee has actual knowledge of such failure with respect to such Servicing Advances and (y) by noon, New York City time, on the related Distribution Date with respect to P&I Advances pursuant to the Paying Agent's notice of failure pursuant to Section 4.03(a) unless such failure has been cured. With respect to any such Advance made by the Trustee, the Trustee shall succeed to all of the Servicer's rights with respect to Advances hereunder, including, without limitation, the Servicer's rights of reimbursement and interest on each Advance at the Reimbursement Rate, and rights to determine that a proposed Advance is a Nonrecoverable P&I Advance or Servicing Advance, as the case may be, (without regard to any impairment of any such rights of reimbursement caused by such Servicer's default in its obligations hereunder); provided, however, that if Advances made by both the Trustee and the Servicer shall at any time be outstanding, or any interest on any Advance shall be accrued and unpaid, all amounts available to repay such Advances and the interest thereon hereunder shall be applied entirely to the Advances outstanding to the Trustee, until such Advances shall have been repaid in full, together with all interest accrued thereon, prior to reimbursement of the Servicer for such Advances. The Trustee shall be entitled to conclusively rely on any notice given with respect to a Nonrecoverable Advance hereunder.

                              [End of Article VII]

                                  ARTICLE VIII

                     CONCERNING THE TRUSTEE AND PAYING AGENT

            Section 8.01 Duties of Trustee and the Paying Agent.

            (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

            (b) The Trustee or the Paying Agent, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee or the Paying Agent which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee or the Paying Agent shall notify the party providing such instrument and requesting the correction thereof. The Trustee or the Paying Agent shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Servicer or the Special Servicer or another Person, and accepted by the Trustee or the Paying Agent in good faith, pursuant to this Agreement.

            (c) No provision of this Agreement shall be construed to relieve the Trustee or the Paying Agent from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith; provided, however, that:

            (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

            (ii) Neither the Trustee nor the Paying Agent shall be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or the Paying Agent, respectively, unless it shall be proved that the Trustee or the Paying Agent, respectively, was negligent in ascertaining the pertinent facts; and

            (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement (unless a higher percentage of Voting Rights is required for such action).

            (d) The Paying Agent shall promptly make available via its Internet Website to the Companion Holder all reports that the Paying Agent has made available to Certificateholders under this Agreement.

            Section 8.02 Certain Matters Affecting the Trustee and the Paying Agent.

            Except as otherwise provided in Section 8.01:

            (i) The Trustee and the Paying Agent may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, Appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) The Trustee and the Paying Agent may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

            (iii) Neither the Trustee nor the Paying Agent shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Paying Agent, as applicable, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; neither the Trustee nor the Paying Agent shall be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

            (iv) Neither the Trustee nor the Paying Agent shall be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, neither the Trustee nor the Paying Agent shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 50% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee or the Paying Agent of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Paying Agent, respectively, not reasonably assured to the Trustee or the Paying Agent by the security afforded to it by the terms of this Agreement, the Trustee or the Paying Agent, respectively, may require reasonable indemnity from such requesting Holders against such expense or liability as a condition to taking any such action. The reasonable expense of every such reasonable examination shall be paid by the requesting Holders;

            (vi) The Trustee or the Paying Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the appointment of such agents or attorneys shall not relieve the Trustee or the Paying Agent of its duties or obligations hereunder;

            (vii) For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office and such notice references the Certificates or this Agreement; and

            (viii) Neither the Trustee nor the Paying Agent shall be responsible for any act or omission of the Servicer or the Special Servicer (unless the Trustee is acting as Servicer or Special Servicer, as the case may be in which case the Trustee shall only be responsible for its own actions as Servicer or Special Servicer) or of the Depositor.

            Section 8.03 Trustee and Paying Agent Not Liable for Validity or Sufficiency of Certificates or Mortgage Loans.

            The recitals contained herein and in the Certificates, other than the acknowledgments of the Trustee or the Paying Agent in Sections 2.02, 2.04 and 2.05 and the signature, if any, of the Certificate Registrar and Authenticating Agent set forth on any outstanding Certificate, shall be taken as the statements of the Depositor, the Servicer or the Special Servicer, as the case may be, and the Trustee or the Paying Agent assume no responsibility for their correctness. Neither the Trustee nor the Paying Agent makes any representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature, if any, of the Trustee or the Paying Agent set forth thereon) or of any Mortgage Loan or related document. Neither the Trustee nor the Paying Agent shall be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Certificate Account or any other account by or on behalf of the Depositor, the Servicer, the Special Servicer or in the case of the Trustee, the Paying Agent (unless the Trustee is acting as Paying Agent). The Trustee and the Paying Agent shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Servicer or the Special Servicer and accepted by the Trustee, or the Paying Agent, as applicable, in good faith, pursuant to this Agreement.

            Section 8.04 Trustee or Paying Agent May Own Certificates.

            The Trustee or the Paying Agent each in its individual capacity, not as Trustee or Paying Agent, may become the owner or pledgee of Certificates, and may deal with the Depositor, the Servicer, the Special Servicer, the Initial Purchasers and the Underwriters in banking transactions, with the same rights it would have if it were not Trustee or Paying Agent.

            Section 8.05 Fees and Expenses of Trustee and Paying Agent; Indemnification of Trustee and the Paying Agent.

            (a) As compensation for the performance of their respective duties hereunder, the Trustee will be paid the Trustee Fee and the Paying Agent will be paid the Paying Agent Fee, in each case, equal to the Trustee's and the Paying Agent's respective portion of one month's interest at the Trustee Fee Rate, which shall cover recurring and otherwise reasonably anticipated expenses of the Trustee and the Paying Agent, respectively. The Trustee Fee and the Paying Agent Fee shall be paid monthly on a Mortgage Loan-by-Mortgage Loan basis. As to each Mortgage Loan and REO Loan, the Trustee Fee and the Paying Agent Fee shall accrue from time to time at the Trustee's and the Paying Agent's respective portion of Trustee Fee Rate and shall be computed on the basis of the Stated Principal Balance of such Mortgage Loan and a 360-day year consisting of twelve 30-day months. The Trustee Fee and the Paying Agent Fee (which shall not be limited to any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's and the Paying Agent's, respectively, sole form of compensation for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee and the Paying Agent, respectively, hereunder. No Trustee Fee shall be payable with respect to the Companion Loan.

            (b) The Trustee, the Paying Agent and any director, officer, employee or agent of the Trustee and the Paying Agent, respectively, shall be entitled to be indemnified and held harmless by the Trust Fund (to the extent of amounts on deposit in the Certificate Account or Lower-Tier Distribution Account from time to time) against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, and expenses incurred in becoming successor servicer or successor Special Servicer, to the extent not otherwise paid hereunder) arising out of, or incurred in connection with, any act or omission of the Trustee or the Paying Agent, respectively, relating to the exercise and performance of any of the powers and duties of the Trustee or the Paying Agent, respectively, hereunder; provided, however, that none of the Trustee, the Paying Agent nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (i) allocable overhead, (ii) expenses or disbursements incurred or made by or on behalf of the Trustee or the Paying Agent, respectively, in the normal course of the Trustee's or the Paying Agent, respectively, performing its duties in accordance with any of the provisions hereof, which are not "unanticipated expenses of the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii), (iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof or (iv) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's or the Paying Agent, respectively, obligations and duties hereunder, or by reason of negligent disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee or the Paying Agent, respectively, made herein. The provisions of this Section 8.05(b) shall survive the termination of this Agreement and any resignation or removal of the Trustee or the Paying Agent, respectively, and appointment of a successor thereto.

            Section 8.06 Eligibility Requirements for Trustee and the Paying Agent.

            The Trustee and Paying Agent hereunder shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and shall not be an Affiliate of the Servicer or the Special Servicer (except during any period when the Trustee is acting as, or has become successor to, the Servicer or the Special Servicer, as the case may be, pursuant to
Section 7.02), (ii) an institution insured by the Federal Deposit Insurance Corporation and (iii) an institution whose long-term senior unsecured debt is rated "Aa3" by Moody's and "AA-" by S&P (or such entity as would not, as evidenced in writing by such Rating Agency, result in the qualification, downgrading or withdrawal of any of the ratings then assigned thereby to the Certificates).

            If such corporation, national bank or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation, national bank or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In the event the place of business from which the Paying Agent administers the Loan REMICs, the Upper-Tier REMIC and the Lower-Tier REMIC or in which the Trustee's office is located is in a state or local jurisdiction that imposes a tax on the Trust Fund on the net income of a REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions), the Paying Agent or the Trustee, as applicable shall elect either to (i) resign immediately in the manner and with the effect specified in Section 8.07, (ii) pay such tax at no expense to the Trust or (iii) administer the Loan REMICs, the Upper-Tier REMIC and the Lower-Tier REMIC from a state and local jurisdiction that does not impose such a tax.

            Section 8.07 Resignation and Removal of the Trustee and Paying
Agent.

            (a) The Trustee and the Paying Agent may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicer, the Special Servicer and to all Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee or paying agent acceptable to the Servicer by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee or Paying Agent and to the successor trustee or paying agent. A copy of such instrument shall be delivered to the Servicer, the Special Servicer, the Certificateholders and the Trustee or Paying Agent, as applicable, by the Depositor. If no successor trustee or paying agent shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Paying Agent may petition any court of competent jurisdiction for the appointment of a successor trustee.

            (b) If at any time the Trustee or Paying Agent shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Servicer, or if at any time the Trustee or Paying Agent shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or Paying Agent or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or Paying Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee or Paying Agent (if different than the Trustee) shall fail (other than by reason of the failure of either the Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's or Paying Agent's, as applicable, reasonable control), to timely publish any report to be delivered, published or otherwise made available by the Trustee or Paying Agent, as applicable, pursuant to Section 4.02 and such failure shall continue unremedied for a period of five days, or if the Trustee or Paying Agent (if different from the Trustee) fails to make distributions required pursuant to Sections 3.05(d), 4.01 or 9.01, then the Depositor may remove the Trustee or Paying Agent, as applicable, and appoint a successor trustee or paying agent acceptable to the Servicer or paying agent acceptable to the Trustee or Paying Agent, as applicable, by written instrument, in duplicate, which instrument shall be delivered to the Trustee or Paying Agent so removed and to the successor trustee or paying agent in the case of the removal of the Trustee or Paying Agent. A copy of such instrument shall be delivered to the Servicer, the Special Servicer and the Certificateholders by the Depositor.

            (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee or Paying Agent and appoint a successor trustee or paying agent by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Servicer, one complete set to the Trustee or Paying Agent so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the remaining Certificateholders by the Servicer.

            (d) Any resignation or removal of the Trustee or Paying Agent and appointment of a successor Trustee or Paying Agent pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee or Paying Agent as provided in Section 8.08.

            Upon any succession of the Trustee or Paying Agent under this Agreement, the predecessor Trustee or Paying Agent shall be entitled to the payment of accrued and unpaid compensation and reimbursement as provided for under this Agreement for services rendered and expenses incurred (including without limitation, unreimbursed Advances). No Trustee or Paying Agent shall be personally liable for any action or omission of any successor Trustee or Paying Agent.

            Section 8.08 Successor Trustee or Paying Agent.

            (a) Any successor Trustee or Paying Agent appointed as provided in
Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Servicer, the Special Servicer and to its predecessor Trustee or Paying Agent an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or Paying Agent shall become effective and such successor Trustee or Paying Agent without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee or Paying Agent herein. The predecessor Trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a Custodian, which Custodian, at Custodian's option shall become the agent of the successor Trustee), and the Depositor, the Servicer, the Special Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor Trustee all such rights, powers, duties and obligations, and to enable the successor Trustee to perform its obligations hereunder.

            (b) No successor trustee or successor paying agent shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee or successor paying agent, as applicable, shall be eligible under the provisions of Section 8.06.

            (c) Upon acceptance of appointment by a successor trustee or successor paying agent as provided in this Section 8.08, the Servicer shall mail notice of the succession of such trustee or paying agent, as applicable, to the Depositor and the Certificateholders. If the Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee or successor paying agent, as applicable, such successor trustee or successor paying agent, shall cause such notice to be mailed at the expense of the Servicer.

            Section 8.09 Merger or Consolidation of Trustee or Paying Agent.

            Any Person into which the Trustee or the Paying Agent may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trustee or the Paying Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee or the Paying Agent shall be the successor of the Trustee or the Paying Agent, as applicable, hereunder; provided, that, in the case of the Trustee, such successor Person shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee or the Paying Agent, as applicable, will provide notice of such event to the Servicer, the Special Servicer, the Depositor and the Rating Agencies.

            Section 8.10 Appointment of Co-Trustee or Separate Trustee.

            (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof. All co-trustee fees shall be payable out of the Trust Fund.

            (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then-separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

            Section 8.11 Appointment of Custodians.

            The Trustee may, with the consent of the Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor or any Affiliate of the Depositor. Each Custodian shall be subject to the same obligations and standard of care as would be imposed on the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian. Any Custodian appointed hereunder must maintain a fidelity bond and errors and omissions policy in an amount customary for Custodians which serve in such capacity in commercial mortgage loan securitization transactions.

            Section 8.12 Access to Certain Information.

            (a) On or prior to the date of the first sale of any Non-Registered Certificate to an Independent third party, the Depositor shall provide to the Paying Agent and the Trustee three copies of any private placement memorandum or other disclosure document used by the Depositor or its Affiliate in connection with the offer and sale of the Class of Certificates to which such Non-Registered Certificate relates. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee and the Paying Agent, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Paying Agent and the Trustee a copy of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Paying Agent (or with respect to item (ii)(j) below, the Trustee) shall maintain at its offices primarily responsible for administering the Trust Fund and shall, upon reasonable advance notice, make available during normal business hours for review by any Holder of a Certificate, the Depositor, the Servicer, the Special Servicer, any Rating Agency or any other Person to whom the Paying Agent (or the Trustee, if applicable) believes such disclosure is appropriate, originals or copies of the following items: (i) in the case of a Holder or prospective transferee of a Non-Registered Certificate, any private placement memorandum or other disclosure document relating to the Class of Certificates to which such Non-Registered Certificate belongs, in the form most recently provided to the Paying Agent and (ii) in all cases, (a) this Agreement and any amendments hereto entered into pursuant to Section 11.01, (b) all statements required to be delivered to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, (c) all Officer's Certificates delivered to the Trustee and the Paying Agent since the Closing Date pursuant to Section 3.13, (d) all accountants' reports delivered to the Trustee and the Paying Agent since the Closing Date pursuant to Section 3.14, (e) any inspection report prepared by the Servicer, Sub-Servicer or Special Servicer, as applicable, and delivered to the Trustee and the Paying Agent and Servicer in respect of each Mortgaged Property pursuant to Section 3.12(a), (f) as to each Mortgage Loan pursuant to which the related Mortgagor is required to deliver such items or the Special Servicer has otherwise acquired such items, the most recent annual operating statement and rent roll of the related Mortgaged Property and financial statements of the related Mortgagor and any other reports of the Mortgagor collected by the Servicer, Sub-Servicer or Special Servicer, as applicable, and delivered to the Paying Agent pursuant to Section 3.12(c), together with the accompanying written reports to be prepared by the Special Servicer and delivered to the Paying Agent pursuant to Section 3.12(c), (g) any and all notices, reports and Environmental Assessments delivered to the Paying Agent with respect to any Mortgaged Property securing a Defaulted Mortgage Loan as to which the environmental testing contemplated by Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied (but only for so long as such Mortgaged Property or the related Mortgage Loan are part of the Trust Fund), (h) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer or the Special Servicer and delivered to the Paying Agent pursuant to Section 3.20 (but only for so long as the affected Mortgage Loan is part of the Trust Fund), (i) any and all Officer's Certificates delivered to the Paying Agent to support the Servicer's determination that any P&I Advance or Servicing Advance was or, if made, would be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as the case may be, (j) any and all of the Mortgage Loan documents contained in the Mortgage File, (k) any and all Appraisals obtained pursuant to the definition of "Appraisal Reduction" herein, (l) information regarding the occurrence of Servicing Transfer Events as to the Mortgage Loans and (m) any and all Sub-Servicing Agreements and any amendments thereto and modifications thereof. Copies of any and all of the foregoing items will be available from the Paying Agent upon request; provided, however, that the Paying Agent shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies, except in the case of copies provided to the Directing Certificateholder or the Rating Agencies, which shall be free of charge (except for extraordinary or duplicate requests). In addition, without limiting the generality of the foregoing, any Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificateholder may upon request from the Paying Agent obtain a copy of any factual report (other than the Asset Status Report) delivered to the Rating Agencies under this Agreement.

            (b) The Paying Agent shall provide or make available to certain financial market publishers, which initially shall be Bloomberg, L.P., on a monthly basis, all CMSA reports and any other reports required to be delivered by the Paying Agent pursuant to Article IV hereof. If such information delivered pursuant to the preceding sentence is provided by the Paying Agent to Bloomberg on or before March 10, 2003, the Paying Agent shall provide the Prospectus to Bloomberg, L.P.

            (c) Notwithstanding anything to the contrary herein, in addition to the reports and information made available and distributed pursuant to the terms of this Agreement (including the information set forth in Section 8.12(a)), the Paying Agent shall, in accordance with such reasonable rules and procedures as each may adopt (which may include the requirement that an agreement that provides that such information shall be used solely for purposes of evaluating the investment characteristics of the Certificates be executed), also provide the reports available to Certificateholders pursuant to Section 4.02, as well as certain additional information received by the Paying Agent, to any Certificateholder, the Underwriters, the Placement Agents, any Certificate Owner or any prospective investor identified as such by a Certificate Owner or Underwriter, that requests such reports or information; provided that the Paying Agent, as the case may be, shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of such reports or information.

            (d) With respect to any information furnished by the Paying Agent pursuant to this Section 8.12, the Paying Agent shall be entitled to indicate the source of such information and the Paying Agent may affix thereto any disclaimer it deems appropriate in its discretion. The Paying Agent shall notify Certificateholders of the availability of any such information in any manner as it, in its sole discretion, may determine. In connection with providing access to or copies of the items described in the preceding paragraph, the Paying Agent may require (a) in the case of Certificate Owners, a confirmation executed by the requesting Person substantially in form and substance reasonably acceptable to the Paying Agent, as applicable, generally to the effect that such Person is a beneficial holder of Certificates, is requesting the information solely for use in evaluating such Person's investment in the Certificates and will otherwise keep such information confidential and (b) in the case of a prospective purchaser, confirmation executed by the requesting Person in form and substance reasonably acceptable to the Paying Agent, generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information solely for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. The Paying Agent shall not be liable for the dissemination of information in accordance with this Agreement.

            Section 8.13 Representations and Warranties of the Trustee.

            (a) The Trustee hereby represents and warrants to the Depositor, the Servicer and the Special Servicer, the Paying Agent and for the benefit of the Certificateholders, as of the Closing Date, that:

            (i) The Trustee is a national banking association duly organized under the laws of the United States, duly organized, validly existing and in good standing under the laws thereof;

            (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's charter and by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

            (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of national banking associations specifically and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee;

            (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee which would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee; and

            (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Trustee, or compliance by the Trustee with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Trustee of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Trustee to perform its obligations hereunder.

            Section 8.14 Representations and Warranties of the Paying Agent.

            (a) The Paying Agent hereby represents and warrants to the Depositor, the Servicer and the Special Servicer, the Trustee and for the benefit of the Certificateholders, as of the Closing Date, that:

            (i) The Paying Agent is a national banking association, duly organized under the laws of the United States, duly organized, validly existing and in good standing under the laws thereof;

            (ii) The execution and delivery of this Agreement by the Paying Agent, and the performance and compliance with the terms of this Agreement by the Paying Agent, will not violate the Paying Agent's charter and by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

            (iii) The Paying Agent has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Paying Agent, enforceable against the Paying Agent in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of national banking associations specifically and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) The Paying Agent is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Paying Agent's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Paying Agent to perform its obligations under this Agreement or the financial condition of the Paying Agent;

            (vi) No litigation is pending or, to the best of the Paying Agent's knowledge, threatened against the Paying Agent which would prohibit the Paying Agent from entering into this Agreement or, in the Paying Agent's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Paying Agent to perform its obligations under this Agreement or the financial condition of the Paying Agent; and

            (b) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Paying Agent, or compliance by the Paying Agent with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Paying Agent of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Paying Agent to perform its obligations hereunder.

                              [End of Article VIII]

                                   ARTICLE IX

                                   TERMINATION

            Section 9.01 Termination upon Repurchase or Liquidation of All Mortgage Loans.

            Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Paying Agent, the Depositor, the Servicer, the Special Servicer and the Trustee (other than the obligations of the Paying Agent to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by the Paying Agent on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (i) the final payment (or related Advance) or other liquidation of the last Mortgage Loan or REO Property subject thereto or (ii) the purchase or other liquidation by the Holders of the majority of the Controlling Class, the Special Servicer, the Servicer or the Holders of the Class LR Certificates, in that order of priority, of all the Mortgage Loans and each REO Property remaining in the Trust Fund at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) included in the Trust Fund, (2) the Appraised Value of each REO Property, if any, included in the Trust Fund (such Appraisals in clause (a)(2) to be conducted by an Independent MAI-designated appraiser selected and mutually agreed upon by the Servicer and the Trustee, and approved by more than 50% of the Voting Rights of the Classes of Certificates then outstanding (other than the Controlling Class unless the Controlling Class is the only Class of Certificates then outstanding)) (which approval shall be deemed given unless more than 50% of such Certificateholders object within 20 days of receipt of notice thereof) and (3) the reasonable out-of-pocket expenses of the Servicer with respect to such termination, unless the Servicer is the purchaser of such Mortgage Loans, minus (b) solely in the case where the Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the Servicer in respect of such Advances in accordance with Sections 3.03(d) and 4.03(d) and any unpaid Servicing Fees, remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Servicer in connection with such purchase) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

            The obligations and responsibilities under this Agreement of the Depositor, the Servicer, the Special Servicer, the Trustee and the Companion Paying Agent shall terminate with respect to any Companion Loan to the extent
(i) its related AB Mortgage Loan has been paid in full or is no longer part of the Trust Fund and (ii) no amounts payable by the related Companion Holder to or for the benefit of the Trust or any party hereof in accordance with the related Intercreditor Agreement remain due and owing.

            The Holders of the majority of the Controlling Class, the Special Servicer, the Servicer or the Holders of the Class LR Certificates, in that order of priority, may, at their option, elect to purchase all of the Mortgage Loans (and all property acquired through exercise of remedies in respect of any Mortgage Loan) and each REO Property remaining in the Trust Fund as contemplated by clause (i) of the preceding paragraph by giving written notice to the Trustee, the Paying Agent and the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that the Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates may so elect to purchase all of the Mortgage Loans and each REO Property remaining in the Trust Fund only on or after the first Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans set forth in the Preliminary Statement. In the event that the Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates purchases all of the Mortgage Loans and each REO Property remaining in the Trust Fund in accordance with the preceding sentence, the Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates, as applicable, shall deposit in the Lower-Tier Distribution Account (or (A) in the Simon Loan REMIC Distribution Account to the extent allocable to the Simon Mortgage Loan or (B) in the Walgreens Loan REMIC Distribution Account to the extent allocable to the Walgreens Mortgage Loan) not later than the P&I Advance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the above-described purchase price (exclusive of any portion thereof payable to any Person other than the Certificateholders pursuant to Section 3.05(a), which portion shall be deposited in the Certificate Account). In addition, the Servicer shall transfer to the Simon Loan REMIC Distribution Account, the Walgreens Loan REMIC Distribution Account and the Lower-Tier Distribution Account all amounts required to be transferred thereto on such P&I Advance Date from the Certificate Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Certificate Account that would otherwise be held for future distribution. Upon confirmation that such final deposits have been made, the Trustee shall release or cause to be released to the Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates, as applicable, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates, as applicable, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Fund.

            For purposes of this Section 9.01, the Holders of the majority of the Controlling Class shall have the first option to terminate the Trust Fund, then the Special Servicer, then the Servicer, and then the Holders of the Class LR Certificates. For purposes of this Section 9.01, the Directing Certificateholder, with the consent of the Holders of the Controlling Class, shall act on behalf of the Holders of the Controlling Class in purchasing the assets of the Trust Fund and terminating the Trust.

            Notice of any termination pursuant to this Section 9.01 shall be given promptly by the Paying Agent by letter to Certificateholders and each Rating Agency and, if not previously notified pursuant to this Section 9.01, to the other parties hereto mailed (a) in the event such notice is given in connection with the purchase of all of the Mortgage Loans and each REO Property remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates, or (b) otherwise during the month of such final distribution on or before the P&I Advance Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated.

            After transferring (i) amounts distributable on (A) the Simon Loan REMIC Regular Interests and the amount of any Yield Maintenance Charges with respect to the Simon Mortgage Loan distributable pursuant to Section 4.01(d) to the Lower-Tier Distribution Account and (B) the Walgreens Loan REMIC Regular Interests and the amount of any Yield Maintenance Charges with respect to the Walgreens Mortgage Loan distributable pursuant to Section 4.01(d) to the Lower-Tier Distribution Account, and (ii) the Lower-Tier Distribution Amount and the amount of any Yield Maintenance Charges distributable pursuant to Section 4.01(d) to the Upper-Tier Distribution Account, in each case pursuant to Section 3.04(b), and upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Paying Agent shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Upper-Tier Distribution Account that are allocable to payments on the Class of Certificates so presented and surrendered and to the Holders of the Class NR Certificates any amounts remaining on deposit in the Excess Interest Distribution Account. Amounts transferred from the Simon Loan REMIC Distribution Account to the Lower-Tier Distribution Account and from the Lower-Tier Distribution Account to the Upper-Tier Distribution Account as of the final Distribution Date (exclusive of any portion of such amounts payable or reimbursable to any Person pursuant to clause (ii) of Section 3.05(f)) shall be allocated for the purposes, in the amounts and in accordance with the priority set forth in Sections 4.01(b), 4.01(d), 4.01(j), 4.01(k) and 4.01(l) and shall be distributed in termination and liquidation of the Simon Loan REMIC Regular Interests and the Uncertificated Lower-Tier Interests and the Class LR Certificates in accordance with Sections 4.01(b) and 4.01(d). Amounts transferred from the Walgreens Loan REMIC Distribution Account to the Lower-Tier Distribution Account and from the Lower-Tier Distribution Account to the Upper-Tier Distribution Account as of the final Distribution Date (exclusive of any portion of such amounts payable or reimbursable to any Person pursuant to clause (ii) of Section 3.05(f)) shall be allocated for the purposes, in the amounts and in accordance with the priority set forth in Sections 4.01(b), 4.01(d), 4.01(n), 4.01(o) and 4.01(p) and shall be distributed in termination and liquidation of the Walgreens Loan REMIC Regular Interests and the Uncertificated Lower-Tier Interests and the Class LR Certificates in accordance with Sections 4.01(b) and 4.01(d). Any funds not distributed on such Distribution Date shall be set aside and held uninvested in trust for the benefit of the Certificateholders not presenting and surrendering their Certificates in the aforesaid manner and shall be disposed of in accordance with this Section 9.01 and Section 4.01(f).

            Section 9.02 Additional Termination Requirements.

            In the event the Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates purchases all of the Mortgage Loans and each REO Property remaining in the Trust Fund as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, which meet the definition of a "qualified liquidation" in Section 860F(a)(4) of the Code:

            (i) the Paying Agent shall specify the date of adoption of the plan of complete liquidation (which shall be the date of mailing of the notice specified in Section 9.01) in a statement attached to each of the Loan REMIC's, the Upper-Tier REMIC's and the Lower-Tier REMIC's final Tax Return pursuant to Treasury Regulations Section 1.860F-1;

            (ii) during the 90-day liquidation period and at or prior to the time of the making of the final payment on the Certificates, the Paying Agent on behalf of the Trustee shall sell all of the assets of the Trust Fund to the Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates, as applicable, for cash; and

            (iii) within such 90 day liquidation period and immediately following the making of the final payment on the Loan REMIC Regular Interests, the Uncertificated Lower-Tier Interests and the Certificates, the Paying Agent shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class LR Certificates (in the case of the Lower-Tier REMIC and the Loan REMICs) and the Class R Certificates (in the case of the Upper-Tier REMIC) all cash on hand (other than cash retained to meet claims), and the Trust Fund and each of the Loan REMICs, the Lower-Tier REMIC and the Upper-Tier REMIC shall terminate at that time.

                               [End of Article IX]

                                   ARTICLE X

                           ADDITIONAL REMIC PROVISIONS

            Section 10.01 REMIC Administration.

            (a) The Paying Agent shall make elections or cause elections to be made to treat each of the Loan REMICs, the Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC under the Code and, if necessary, under Applicable State and Local Tax Law. Such elections shall be made on Form 1066 or other appropriate federal tax return for the taxable year ending on December 31, 2002. For the purposes of the REMIC election in respect of the Upper-Tier REMIC, each Class of the Regular Certificates and the Class SP Certificates shall be designated as the "regular interests" (in the case of the Class NR Certificates, exclusive of the portion thereof representing the right to Excess Interest and Amounts in the Excess Interest Distribution Account) and the Class R Certificates shall be designated as the sole class of "residual interests" in the Upper-Tier REMIC. For purposes of the REMIC election in respect of the Lower-Tier REMIC, each Class of Uncertificated Lower-Tier Interests shall be designated as the "regular interests" and the Class LR Certificates shall represent the sole class of "residual interests" in the Lower-Tier REMIC. For purposes of the REMIC elections in respect of the Loan REMICs, each Class of related Loan REMIC Regular Interests shall be designated as the "regular interests" and the related Loan REMIC Residual Interest shall be designated as the sole class of "residual interests" in the related Loan REMIC and shall be represented by the Class LR Certificates. None of the Special Servicer, the Servicer, the Paying Agent nor the Trustee shall permit the creation of any "interests" (within the meaning of Section 860G of the Code) in the Loan REMICs, Lower-Tier REMIC or the Upper-Tier REMIC other than the foregoing interests.

            (b) The Closing Date is hereby designated as the "Startup Day" of each of the Loan REMICs, the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of Section 860G(a)(9) of the Code.

            (c) The Paying Agent shall act on behalf of each REMIC in relation to any tax matter or controversy involving any REMIC hereunder and shall represent any REMIC hereunder in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the Paying Agent shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans and any REO Properties on deposit in the Certificate Account as provided by Section 3.05(a) unless such legal expenses and costs are incurred by reason of the Paying Agent's willful misfeasance, bad faith or gross negligence. The Holder of the largest Percentage Interest of the Class LR Certificates shall be designated, in the manner provided under Treasury Regulations Section 1.860F-4(d) and temporary Treasury Regulations Section 301.6231(a)(7)-1T, as the "tax matters person" of each of the Lower-Tier REMIC and the Loan REMICs. The Holder of the largest Percentage Interest of the Class R Certificates shall be designated, in the manner provided under Treasury Regulations Section 1.860F-4(d) and temporary Treasury Regulations Section 301.6231(a)(7)-1T, as the "tax matters person" of the Upper-Tier REMIC. By their acceptance thereof, the Holders of the largest Percentage Interest in each of the Class R and Class LR Certificates hereby agree to irrevocably appoint the Paying Agent as their agent to perform all of the duties of the "tax matters person" for (x) the Upper-Tier REMIC and (y) the Lower-Tier REMIC and Loan REMICs, respectively.

            (d) The Paying Agent shall prepare or cause to be prepared and shall file, or cause to be filed, all of the Tax Returns that it determines are required with respect to each of the Loan REMICs, the Lower-Tier REMIC and the Upper-Tier REMIC, and shall cause the Trustee to sign such Tax Returns in a timely manner. The ordinary expenses of preparing such returns shall be borne by the Paying Agent without any right of reimbursement therefor.

            The Paying Agent agrees to indemnify and hold harmless the Trustee with respect to any tax or liability arising from the Trustee's signing of Tax Returns that contain errors or omissions.

            (e) The Paying Agent shall provide or cause to be provided (i) to any Transferor of a Class R Certificate or Class LR Certificate such information as is necessary for the application of any tax relating to the transfer of such Class R Certificate or Class LR Certificate to any Person who is a Disqualified Organization, or in the case of a Transfer to an Agent thereof, to such Agent,
(ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) to the Internal Revenue Service on Form 8811, within 30 days after the Closing Date, the name, title, address and telephone number of the "tax matters person" who will serve as the representative of each of the Loan REMICs, the Lower-Tier REMIC and the Upper-Tier REMIC.

            (f) The Paying Agent shall take such actions and shall cause the Trust Fund to take such actions as are reasonably within the Paying Agent's control and the scope of its duties more specifically set forth herein as shall be necessary to maintain the status of each of the Loan REMICs, the Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC under the REMIC Provisions (and the Trustee shall assist the Paying Agent, to the extent reasonably requested by the Paying Agent to do so). Neither the Servicer nor the Special Servicer shall knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the Loan REMICs, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (ii) result in the imposition of a tax upon the Loan REMICs, the Lower-Tier REMIC or the Upper-Tier REMIC or the Trust Fund (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on "net income from foreclosure property") (either such event, an "Adverse REMIC Event") unless the Paying Agent receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Paying Agent determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Paying Agent or the Trustee) to the effect that the contemplated action will not, with respect to the Trust Fund, the Loan REMICs, the Lower-Tier REMIC or the Upper-Tier REMIC created hereunder, endanger such status or, unless the Paying Agent determines in its sole discretion to indemnify the Trust Fund against such tax, result in the imposition of such a tax (not including a tax on "net income from foreclosure property"). The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the Paying Agent has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the Trust Fund, the Loan REMICs, the Lower-Tier REMIC or the Upper-Tier REMIC or any of their respective assets, or causing the Trust Fund or the Loan REMICs or the Lower Tier REMIC or the Upper-Tier REMIC to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee will consult with the Paying Agent or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to the Trust Fund or the Loan REMICs, the Lower-Tier REMIC or the Upper-Tier REMIC and the Trustee shall not take any such action or cause the Trust Fund or the Loan REMICs, the Lower-Tier REMIC or the Upper-Tier to take any such action as to which the Paying Agent has advised it in writing that an Adverse REMIC Event could occur. The Paying Agent may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Paying Agent or the Trustee. At all times as may be required by the Code, the Paying Agent will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of each of the Loan REMICs, the Lower-Tier REMIC and the Upper-Tier REMIC as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (g) In the event that any applicable federal, state or local tax, including interest, penalties or assessments, additional amounts or additions to tax, is imposed on the Loan REMICs, the Lower-Tier REMIC or the Upper-Tier REMIC, such tax shall be charged against amounts otherwise distributable to the Holders of the Certificates, except as provided in the last sentence of this
Section 10.01(g); provided that with respect to the estimated amount of tax imposed on any "net income from foreclosure property" pursuant to Code Section 860G(c) or any similar tax imposed by a state or local tax authority, the Special Servicer shall retain in the related REO Account a reserve for the payment of such taxes in such amounts and at such times as it shall deem appropriate (or as advised by the Trustee in writing), and shall remit to the Servicer such reserved amounts as the Servicer shall request in order to pay such taxes. Except as provided in the preceding sentence, the Servicer shall withdraw from the Certificate Account sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is estimated to be legally owed by the Loan REMICs, the Lower-Tier REMIC or the Upper-Tier REMIC (but such authorization shall not prevent the Paying Agent from contesting, at the expense of the Trust Fund (other than as a consequence of a breach of its obligations under this Agreement), any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Paying Agent is hereby authorized to and shall segregate, into a separate non-interest bearing account, the net income from any "prohibited transaction" under Code Section 860F(a) or the amount of any taxable contribution to the Loan REMICs, the Lower-Tier REMIC or the Upper-Tier REMIC after its respective Startup Day that is subject to tax under Code Section 860G(d) and use such income or amount, to the extent necessary, to pay such prohibited transactions tax. To the extent that any such tax (other than any such tax paid in respect of "net income from foreclosure property") is paid to the Internal Revenue Service or applicable state or local tax authorities, the Paying Agent shall retain an equal amount from future amounts otherwise distributable to the Holders of Residual Certificates (as applicable) and shall distribute such retained amounts, (x) in the case of the Loan REMICs and the Lower-Tier REMIC, to the Trustee as holder of the Loan REMIC Regular Interests and the Uncertificated Lower-Tier Interests, respectively, to the extent it is fully reimbursed for any Collateral Support Deficit arising therefrom and then to the Holders of the Class LR Certificates in the manner specified in Section 4.01(b) and (y) in the case of the Upper-Tier REMIC, to the Holders of Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class NR, Class X-1 and Class X-2 Certificates, as applicable, in the manner specified in Section 4.01(a), to the extent they are fully reimbursed for any Collateral Support Deficit arising therefrom and then to the Holders of the Class R Certificates. None of the Trustee, the Paying Agent, the Servicer or the Special Servicer shall be responsible for any taxes imposed on the Loan REMICs, the Lower-Tier REMIC or the Upper-Tier REMIC except to the extent such taxes arise as a consequence of a breach of their respective obligations under this Agreement which breach constitutes willful misfeasance, bad faith, or negligence by such party.

            (h) The Trustee (but only to the extent, if any, specifically required to maintain books and records hereunder) and the Paying Agent shall, for federal income tax purposes, maintain books and records with respect to each of the Loan REMICs, the Lower-Tier REMIC and the Upper-Tier REMIC on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

            (i) Following the Startup Day, neither the Paying Agent nor the Trustee shall accept any contributions of assets to the Loan REMICs, the Lower-Tier REMIC and the Upper-Tier REMIC unless the Paying Agent and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in the Loan REMICs, the Lower-Tier REMIC or the Upper-Tier REMIC will not
(i) cause the Loan REMICs, the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Loan REMIC Regular Interests, Uncertificated Lower-Tier Interests or Certificates are outstanding or (ii) subject any of the Trust Fund or the Loan REMICs, the Lower-Tier REMIC or the Upper-Tier REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (j) Neither the Paying Agent nor the Trustee shall enter into any arrangement by which the Trust Fund or the Loan REMICs, the Lower-Tier REMIC or the Upper-Tier REMIC will receive a fee or other compensation for services nor permit the Trust Fund or the Loan REMICs, the Lower-Tier REMIC or the Upper-Tier REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (k) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date", by which (i) the Certificate Balance or Notional Amount of each Class of Certificates (other than the Class X-2 Certificates) representing a "regular interest" in the Upper-Tier REMIC and (ii) the Lower-Tier Principal Amount of each Class of Uncertificated Lower-Tier Interests representing a "regular interest" in the Lower-Tier REMIC, the Simon Loan REMIC Principal Amount of any Class of Simon Loan REMIC Regular Interests representing a "regular interest" in the Simon Loan REMIC and the Walgreens Loan REMIC Principal Amount of any Class of Walgreens Loan REMIC Regular Interests representing a "regular interest" in the Walgreens Loan REMIC would be reduced to zero, is the Rated Final Distribution Date. The "latest possible maturity date" of the Class X-2 Certificates is the Class X-2 Termination Date.

            (l) None of the Trustee, the Servicer or the Special Servicer, as applicable, shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by foreclosure or deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the Trust Fund pursuant to Article IX of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) or acquire any assets for the Trust Fund or the Loan REMICs, the Lower-Tier REMIC or the Upper-Tier REMIC or sell or dispose of any investments in the Certificate Account or the REO Account for gain unless it has received an Opinion of Counsel that such sale, disposition or substitution will not (a) affect adversely the status of the Loan REMICs, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (b) unless the Servicer or the Special Servicer, as applicable, has determined in its sole discretion to indemnify the Trust Fund against such tax, cause the Trust Fund or the Loan REMICs, the Lower-Tier REMIC or the Upper-Tier REMIC to be subject to a tax on "prohibited transactions" pursuant to the REMIC Provisions.

            Section 10.02 Depositor, Servicer and Special Servicer to Cooperate with Paying Agent.

            (a) The Depositor shall provide or cause to be provided to the Paying Agent, within 10 days after the Closing Date, all information or data that the Paying Agent reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, Prepayment Assumption and projected cash flow of the Certificates.

            (b) The Servicer, the Special Servicer, the Paying Agent and the Trustee shall each furnish such reports, certifications and information, and upon reasonable notice and during normal business hours, access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the Paying Agent in order to enable it to perform its duties hereunder.

            Section 10.03 Use of Agents.

            The Paying Agent shall execute all of its obligations and duties under this Article X through its corporate trust department located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603. The Trustee may execute any of its obligations and duties under this Article X either directly or by or through agents or attorneys. The Paying Agent shall not be relieved of any of its duties or obligations under this Article X by virtue of the appointment of any such agents or attorneys.

            Section 10.04 Appointment of REMIC Administrators.

            (a) The Paying Agent may appoint at the Paying Agent's expense, one or more REMIC Administrators, which shall be authorized to act on behalf of the Paying Agent in performing the functions set forth in Sections 2.03, 10.01 and
10.02 herein. The Paying Agent shall cause any such REMIC Administrator to execute and deliver to the Paying Agent an instrument in which such REMIC Administrator shall agree to act in such capacity, with the obligations and responsibilities herein. The appointment of a REMIC Administrator shall not relieve the Paying Agent from any of its obligations hereunder, and the Paying Agent shall remain responsible and liable for all acts and omissions of the REMIC Administrator. Each REMIC Administrator must be acceptable to the Paying Agent and must be organized and doing business under the laws of the United States of America or of any State and be subject to supervision or examination by federal or state authorities. In the absence of any other Person appointed in accordance herewith acting as REMIC Administrator, the Paying Agent hereby agrees to act in such capacity in accordance with the terms hereof. If LaSalle Bank National Association is removed as Paying Agent, then LaSalle Bank National Association shall be terminated as REMIC Administrator.

            (b) Any Person into which any REMIC Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any REMIC Administrator shall be a party, or any Person succeeding to the corporate agency business of any REMIC Administrator, shall continue to be the REMIC Administrator without the execution or filing of any paper or any further act on the part of the Paying Agent or the REMIC Administrator.

            (c) Any REMIC Administrator may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Certificate Registrar, the Paying Agent, the Servicer, the Special Servicer and the Depositor. The Paying Agent may at any time terminate the agency of any REMIC Administrator by giving written notice of termination to such REMIC Administrator, the Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any REMIC Administrator shall cease to be eligible in accordance with the provisions of this Section 10.04, the Paying Agent may appoint a successor REMIC Administrator, in which case the Paying Agent shall given written notice of such appointment to the Servicer and the Depositor and shall mail notice of such appointment to all Certificateholders; provided, however, that no successor REMIC Administrator shall be appointed unless eligible under the provisions of this Section 10.04. Any successor REMIC Administrator upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as REMIC Administrator. No REMIC Administrator shall have responsibility or liability for any action taken by it as such at the direction of the Paying Agent.

                               [End of Article X]

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            Section 11.01 Amendment.

            (a) This Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders or the Companion
Holders:

            (i) to cure any ambiguity to the extent it does not adversely affect any Certificateholder;

            (ii) to correct or supplement any provisions herein or in the Prospectus or Prospectus Supplement, which may be inconsistent with any other provisions herein or therein or to correct any error to the extent it does not materially and adversely affect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

            (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund or any of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or any of the Loan REMICs, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or any of the Loan REMICs, the Lower-Tier REMIC or the Upper-Tier REMIC, provided that the Trustee and the Paying Agent have received an Opinion of Counsel to the effect that
      (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder;

            (iv) to change the timing and/or nature of deposits into the Certificate Account, the Simon Collection Account, the Walgreens Collection Account, the Distribution Accounts or REO Account or to change the name in which the Certificate Account, the Simon Collection Account or the Walgreens Collection Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

            (v) to modify, eliminate or add to the provisions of Section 5.02(c) or any other provision hereof restricting transfer of the Residual Certificates by virtue of their being "residual interests" in a REMIC provided that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Loan REMICs, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person;

            (vi) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, (x) as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder not consenting thereto (y) result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; and

            (vii) to amend or supplement any provision hereof to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; provided that no such amendment changes in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each affected Mortgage Loan Seller.

            (b) This Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 662/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of each affected Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            (c) Notwithstanding the foregoing, neither the Trustee nor the Paying Agent will be entitled to consent to any amendment hereto without having first received an Opinion of Counsel (at the Trust Fund's expense) to the effect that such amendment is permitted hereunder and that such amendment or the exercise of any power granted to the Servicer, the Depositor, the Special Servicer, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on any portion of the Trust Fund, the Loan REMICs, the Lower-Tier REMIC, the Upper-Tier REMIC or the Grantor Trust, cause the Loan REMICs, the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC, or cause the Grantor Trust to fail to qualify as a grantor trust.

            (d) Promptly after the execution of any such amendment, the Paying Agent shall furnish a statement describing the amendment to each Certificateholder and the Trustee and shall furnish a copy of such amendment to each Rating Agency.

            (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Paying Agent may prescribe.

            (f) The Trustee shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

            (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Servicer or the Trustee requests any amendment of this Agreement in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to
Section 11.01(a) or (c) shall be payable out of the Certificate Account.

            (h) The Servicing Standards shall not be amended unless each Rating Agency provides a written confirmation that such amendment would not cause a downgrading, qualification or withdrawal of the then current ratings assigned to any of the Certificates.

            Section 11.02 Recordation of Agreement; Counterparts.

            (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Trustee at the expense of the Depositor on direction by the Special Servicer and with the consent of the Depositor (which may not be unreasonably withheld), but only upon direction accompanied by an Opinion of Counsel (the cost of which shall be paid by the Depositor) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            (c) The Trustee shall make any filings required under the laws of the state of its place of business required solely by virtue of the fact of the location of the Trustee's place of business, the costs of which, if any, to be at the Trustee's expense.

            Section 11.03 Limitation on Rights of Certificateholders.

            (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee and the Paying Agent a written notice of default hereunder, and of the continuance thereof, as herein before provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates of any Class evidencing not less than 25% of the related Percentage Interests in such Class shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Holders of Certificates unless such Holders have offered to the Trustee reasonable security against the costs, expenses and liabilities which may be incurred therein or hereby. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this
Section 11.03(c), each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 11.04 Governing Law.

            This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 11.05 Notices.

            Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to: (i) in the case of the Depositor, J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, 10th Floor, New York, New York 10017, Attention: Dennis Schuh, Vice President, telecopy number (212) 834-6593, with a copy to Bianca Russo, Esq., telecopy number: (212) 270-5092; (ii) in the case of the Servicer, Wachovia Bank, National Association, NC 1075, 8739 Research Drive, URP4, Charlotte, North Carolina 28262-1075 (for overnight mail only) or 28288-1075 (for regular mail), Attention: Portfolio Manager, RE: JPMorgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C2, telecopy number: (704) 593-7735, with a copy to Wachovia Corporation, 301 South College Street, Charlotte, North Carolina 28288-6030, Attention: Lars Carlsten, Esq.; (iii) in the case of the Special Servicer, ARCap Special Servicing, Inc., 5605 North MacArthur Boulevard, Suite 950, Irving, Texas 75038, Attention: James L. Duggins, telecopy number (972) 580-3888; (iv) in the case of the Trustee, Wells Fargo Bank Minnesota, N.A., 9062 Old Annapolis Road, Columbia, Maryland, 21045-1951, Attention: Corporate Trust (CMBS), J.P. Morgan Chase Commercial Mortgage Securities Corp., Series 2002-C2, telecopy number (410) 715-2380; (v) in the case of the initial Paying Agent, the initial Certificate Registrar and the initial Authenticating Agent, LaSalle Bank National Association, 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group-JPMorgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C2, telecopy number: (312) 904-2084; (vi) in the case of the Rating Agencies, (a) Moody's Investors Services, Inc., 99 Church Street, 4th Floor, New York, New York 10041,
Attention: Commercial Mortgage Surveillance Group, telecopy number: (212) 553-0300, and (b) Standard and Poor's, 55 Water Street, 41st Floor, New York, New York 10041, Attention: CMBS Surveillance Group, telecopy number:
212-438-2662; (vii) in the case of the Mortgage Loan Sellers, (a) JPMorgan Chase Bank, 270 Park Avenue, 10th Floor, New York, New York 10017, Attention: Dennis Schuh, Vice President, telecopy number (212) 834-6593; (b) Merrill Lynch Mortgage Lending, Inc., 4 World Financial Center, 250 Vesey Street - 15th Floor, New York, New York 10080, Attention: J.P. Morgan Chase Commercial Mortgage Securities Corp., Series 2002-C2, telecopy number (212) 449-3658; and (c) LaSalle Bank National Association, 135 South LaSalle Street, Suite 1225, Chicago, Illinois 60603, Attention: Managing Director RECM, telecopy number:
(312) 904-0900; or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing; and (viii) in the case of the Directing Certificateholder, ARCap REIT, Inc., 5605 North MacArthur Boulevard, Suite 950, Irving, Texas 75038, Attention: James L. Duggins, telecopy number (972) 580-3888. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

            Section 11.06 Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 11.07 Grant of a Security Interest.

            The Depositor intends that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets comprising the Trust Fund, including without limitation, the Mortgage Loans, all principal and interest received or receivable with respect to the Mortgage Loans (other than principal and interest payments due and payable prior to the Cut-off Date and Principal Prepayments received prior to the Cut-off Date), all amounts held from time to time in the Certificate Account, the Simon Collection Account, the Walgreens Collection Account, the Simon Loan REMIC Distribution Account, the Walgreens Loan REMIC Distribution Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Gain-on-Sale Reserve Account, the Excess Interest Distribution Account, the Interest Reserve Account and, if established, the REO Account, and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to such Mortgage Loans and (ii) this Agreement shall constitute a security agreement under applicable law. This
Section 11.07 shall constitute notice to the Trustee pursuant to any of the requirements of the applicable UCC.

            Section 11.08 Successors and Assigns; Beneficiaries.

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. No other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

            Section 11.09 Article and Section Headings.

            The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

            Section 11.10 Notices to the Rating Agencies.

            (a) The Trustee shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            (i) any material change or amendment to this Agreement;

            (ii) the occurrence of any Event of Default that has not been cured;

            (iii) the resignation or termination of the Paying Agent, the Servicer or the Special Servicer; and

            (iv) the repurchase or substitution of Mortgage Loans by a Mortgage Loan Seller pursuant to Section 6 of the Mortgage Loan Purchase Agreement.

            (b) The Servicer shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            (i) the resignation or removal of the Trustee;

            (ii) any change in the location of the Certificate Account;

            (iii) any event that would result in the voluntary or involuntary termination of any insurance of the accounts of the Trustee;

            (iv) any change in the lien priority of any Mortgage Loan with respect to an assumption of the Mortgage Loan or additional encumbrance described in Section 3.08;

            (v) any additional lease to an anchor tenant or termination of any existing lease to an anchor tenant at retail properties for any Mortgage Loan with a Stated Principal Balance that is equal to or greater than the lesser of (1) an amount greater than 5% of the then aggregate outstanding principal balances of the Mortgage Loans or (2) $35,000,000;

            (vi) any material damage to any Mortgaged Property;

            (vii) any assumption with respect to a Mortgage Loan; and

            (viii) any release or substitution of any Mortgaged Property.

            (c) Upon written request, each of the Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of inspection reports and other items delivered to each of the Servicer and Special Servicer pursuant to Sections 3.12(a) and 3.12(b).

            (d) The Paying Agent shall promptly furnish notice to the Rating Agencies of (i) any change in the location of either of the Distribution Accounts and (ii) the final payment to any Class of Certificateholders.

            (e) The Trustee, the Paying Agent, the Servicer and the Special Servicer, as applicable, shall furnish to each Rating Agency with respect to each Mortgage Loan such information as the Rating Agency shall reasonably request and which the Trustee, the Servicer or Special Servicer, can reasonably provide in accordance with applicable law and without waiving any attorney-client privilege relating to such information or violating the terms of this Agreement or any Mortgage Loan documents. The Trustee, the Paying Agent, the Servicer and Special Servicer, as applicable, may include any reasonable disclaimer it deems appropriate with respect to such information. Notwithstanding anything to the contrary herein, nothing in this Section 11.10 shall require a party to provide duplicative notices or copies to the Rating Agencies with respect to any of the above listed items.

                               [End of Article XI]

                   [SIGNATURES COMMENCE ON FOLLOWING PAGE]

            IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                       J.P. MORGAN CHASE COMMERCIAL MORTGAGE
                                          SECURITIES CORP.,
                                          Depositor

                                       By:  /s/ Charles Y. Lee
                                            ------------------------------------
                                            Name:  Charles Y. Lee
                                            Title: Vice President


                                       WACHOVIA BANK, NATIONAL ASSOCIATION,
                                          Servicer

                                       By:  /s/ Katrina Schwarting
                                            ------------------------------------
                                            Name:  Katrina Schwarting
                                            Title: Associate


                                       ARCAP SPECIAL SERVICING, INC.,
                                          Special Servicer

                                       By:  /s/ James L. Duggins
                                            ------------------------------------
                                            Name:  James L. Duggins
                                            Title: President


                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                          Trustee

                                       By:  /s/ Deborah Daniels
                                            ------------------------------------
                                            Name:  Deborah Daniels
                                            Title: Vice President


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          Paying Agent

                                       By:  /s/ Brian D. Ames
                                            ------------------------------------
                                            Name:  Brian D. Ames
                                            Title: Vice President

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )


            On the 4th day of December, 2002, before me, a notary public in and for said State, personally appeared Charles Y. Lee known to me to be Vice President of J.P. Morgan Chase Commercial Mortgage Securities Corp., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                               /s/ Maryellen Dillon
                                          --------------------------------------
                                                    Notary Public

[Notarial Seal]

STATE OF NORTH CAROLINA    )
                           )  ss.:
COUNTY OF MECKLENBURG      )


            On the 6th day of December, 2002, before me, a notary public in and for said State, personally appeared Katrina Schwarting known to me to be an Associate of Wachovia Bank, National Association that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                           /s/ Lindsay Bass Sloan
                                          --------------------------------------
                                                    Notary Public

[Notarial Seal]

STATE OF TEXAS          )
                        )  ss.:
COUNTY OF DALLAS        )


            On the 9th day of December, 2002, before me, a notary public in and for said State, personally appeared James L. Duggins known to me to be the President of ARCap Special Servicing, Inc., that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                           /s/ C. F. Greenhouse
                                          --------------------------------------
                                                    Notary Public

[Notarial Seal]

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )


            On the 10th day of December, 2002, before me, a notary public in and for said State, personally appeared Deborah Daniels known to me to be a Vice President of Wells Fargo Bank Minnesota, N.A., that executed the within instrument, and also known to me to be the person who executed it on behalf of such national banking association, and acknowledged to me that such national banking association executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                           /s/ Alooma-Ali Givens
                                          --------------------------------------
                                                    Notary Public

[Notarial Seal]

STATE OF ILLINOIS       )
                        )  ss.:
COUNTY OF COOK          )


            On the 10th day of December, 2002, before me, Diane O'Neal, a notary public in and for said State, personally appeared Brian D. Ames, known to me to be a Vice President of LaSalle Bank National Association, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                           /s/ Diane O'Neal
                                          --------------------------------------
                                                    Notary Public

[Notarial Seal]

                                   SCHEDULE 1
                                   ----------

                  Mortgage Loans Containing Additional Debt

               Loan No.        Loan Name
               --------        ---------
               2               75/101 Federal Street
               4               Long Island Industrial Portfolio II
               74              Twin City Crossing

                                   SCHEDULE 2
                                   ----------

               Mortgage Loans that Initially Pay Interest Only

               Loan No.        Loan Name
               --------        ---------
               96              Sugar Tree Shopping Center

                                                             CW&T DRAFT 12/10/02

                                   EXHIBIT A-1

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2002-C2, CLASS A-1

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PASS-THROUGH RATE:  4.3260%           APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
                                      BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION:  $234,000,000           DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                      RECEIVED ON OR BEFORE CUT-OFF DATE:
DATE OF POOLING AND SERVICING         $1,051,299,658
AGREEMENT:  AS OF DECEMBER 1, 2002
                                      SERVICER:  WACHOVIA BANK, NATIONAL
CUT-OFF DATE: AS SET FORTH IN THE     ASSOCIATION
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                       SPECIAL SERVICER:  ARCAP SPECIAL
                                      SERVICING, INC.
CLOSING DATE:  DECEMBER 10, 2002
                                      TRUSTEE:  WELLS FARGO BANK MINNESOTA, N.A.
FIRST DISTRIBUTION DATE:
JANUARY 13, 2003                      PAYING AGENT: LASALLE BANK NATIONAL
                                      ASSOCIATION
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE                   CUSIP NO.: 46625MPL7
OF THE CLASS A-1 CERTIFICATES
AS OF THE CLOSING DATE:  $234,000,000 ISIN NO.: US46625MPL71

                                      COMMON CODE NO.: 015949678

                                      CERTIFICATE NO.:  A-1-1

                              CLASS A-1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Simon Collection Account, the Walgreens Collection Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-1 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2002 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-1 Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2002-C2 and are issued in twenty-three classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-1 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account, the Simon Collection Account, the Walgreens Collection Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account, the Simon Collection Account and the Walgreens Collection Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(f) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account, the Simon Collection Account, the Walgreens Collection Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account, the Simon Collection Account or the Walgreens Collection Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC, the Lower-Tier REMIC, the Loan REMICs or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of each Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

                  (ii) reduce the aforesaid percentage of Certificates of any
            Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

                  (iii) adversely affect the Voting Rights of any Class of
            Certificates without the consent of the Holders of such Class then outstanding;

                  (iv) change in any manner the obligations of any Mortgage Loan
            Seller under a Mortgage Loan Purchase Agreement without the consent of each Mortgage Loan Seller; or

                  (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 10, 2002


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common            UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN -  as joint tenants with rights   Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common              Act __________________________
                                                     (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                        ----------------------------------------
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                   EXHIBIT A-2

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2002-C2, CLASS A-2

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PASS-THROUGH RATE: 5.0500%            APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
                                      BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION:  $[500,000,000]         DEDUCTING PAYMENTS DUE AND PREPAYMENTS
[106,587,000]                         RECEIVED ON OR BEFORE CUT-OFF DATE:
                                      $1,051,299,658
DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF DECEMBER 1, 2002    SERVICER:  WACHOVIA BANK, NATIONAL
                                      ASSOCIATION
CUT-OFF DATE:  AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT (AS   SPECIAL SERVICER:  ARCAP SPECIAL
DEFINED HEREIN)                       SERVICING, INC.

CLOSING DATE:  DECEMBER 10, 2002      TRUSTEE:  WELLS FARGO BANK MINNESOTA, N.A.

FIRST DISTRIBUTION DATE:              PAYING AGENT: LASALLE BANK NATIONAL
JANUARY 13, 2003                      ASSOCIATION

APPROXIMATE AGGREGATE                 CUSIP NO.: 46625MPM5
CERTIFICATE BALANCE
OF THE CLASS A-2 CERTIFICATES         ISIN NO.: US46625MPM54
AS OF THE CLOSING DATE:  $606,587,000
                                      COMMON CODE NO.: 015949708

                                      CERTIFICATE NO.:  A-2-[1] [2]

                              CLASS A-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Simon Collection Account, the Walgreens Collection Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-2 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2002 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-2 Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2002-C2 and are issued in twenty-three classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-2 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account, the Simon Collection Account, the Walgreens Collection Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account, the Simon Collection Account and the Walgreens Collection Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(f) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar, the Paying Agent nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account, the Simon Collection Account, the Walgreens Collection Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account, Simon Collection Account or the Walgreens Collection Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC, the Lower-Tier REMIC, the Loan REMICs or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of each Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

                  (ii) reduce the aforesaid percentage of Certificates of any
            Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

                  (iii) adversely affect the Voting Rights of any Class of
            Certificates without the consent of the Holders of such Class then outstanding;

                  (iv) change in any manner the obligations of any Mortgage Loan
            Seller under a Mortgage Loan Purchase Agreement without the consent of each Mortgage Loan Seller; or

                  (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 10, 2002


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common            UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN -  as joint tenants with rights   Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common              Act __________________________
                                                     (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                        ----------------------------------------
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                   EXHIBIT A-3

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2002-C2, CLASS X-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS CLASS X-1 CERTIFICATE HAS NO PRINCIPAL BALANCE AND WILL NOT RECEIVE ANY DISTRIBUTION OF PRINCIPAL.

THE NOTIONAL AMOUNT ON WHICH THE INTEREST PAYABLE TO THE HOLDERS OF THE CLASS X-1 CERTIFICATES IS BASED WILL BE REDUCED AS A RESULT OF PRINCIPAL PAYMENTS AND LOSSES ON THE MORTGAGE LOANS. ACCORDINGLY, THE INTEREST PAYABLE PURSUANT TO THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

THE PASS-THROUGH RATE ON THE CLASS X-1  APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATES WILL BE EQUAL TO, FOR ANY  BALANCE OF THE MORTGAGE LOANS AFTER
DISTRIBUTION DATE, THE CLASS X-1        DEDUCTING PAYMENTS DUE AND PREPAYMENTS
PASS-THROUGH RATE AS SET FORTH IN THE   RECEIVED ON OR BEFORE CUT-OFF DATE:
POOLING AND SERVICING AGREEMENT         $1,051,299,658

DENOMINATION:  $[500,000,000]           SERVICER:  WACHOVIA BANK, NATIONAL
[500,000,000] [31,395,510]              ASSOCIATION

DATE OF POOLING AND SERVICING           SPECIAL SERVICER:  ARCAP SPECIAL
AGREEMENT:  AS OF DECEMBER 1, 2002      SERVICING, INC.

CUT-OFF DATE:  AS DEFINED IN THE        TRUSTEE:  WELLS FARGO BANK MINNESOTA, N.A.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                         PAYING AGENT: LASALLE BANK NATIONAL
                                        ASSOCIATION
CLOSING DATE:  DECEMBER 10, 2002
                                        CUSIP NO.: 46625MPS2 (2) 46625MQG7 (3)
FIRST DISTRIBUTION DATE:                U48138GB8 (1)
JANUARY 13, 2003
                                        ISIN NO.: US46625MPS25 (2) US46625MQG77 (3)
APPROXIMATE AGGREGATE NOTIONAL AMOUNT   USU48138GB81 (1)
OF THE CLASS X-1 CERTIFICATES AS OF
THE CLOSING DATE: $1,031,395,510        COMMON CODE: 015952423 (2) 015952385 (1)

                                        CERTIFICATE NO.:  X-1-[1][2][3]

--------

1 For Book-Entry Regulation S Certificates Only.

2 For Book-Entry Rule 144A Only.

3 For Institutional Accredited Investors Only.


                              CLASS X-1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Simon Collection Account, the Walgreens Collection Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class X-1 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2002 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer, the Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2002-C2 and are issued in twenty-three classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate will not be entitled to distributions in respect of principal. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            This Class X-1 Certificate has no principal balance and will not receive any distribution of principal.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date Class X-1 Pass-Through Rate specified above on the Notional Amount of this Certificate immediately prior to such Distribution Date, as specified above. Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account, the Simon Collection Account, the Walgreens Collection Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account, the Simon Collection Account and the Walgreens Collection Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(f) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account, the Simon Collection Account, the Walgreens Collection Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account, Simon Collection Account or the Walgreens Collection Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC, the Lower-Tier REMIC, the Loan REMICs or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of each Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

                  (ii) reduce the aforesaid percentage of Certificates of any
            Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

                  (iii) adversely affect the Voting Rights of any Class of
            Certificates without the consent of the Holders of such Class then outstanding;

                  (iv) change in any manner the obligations of any Mortgage Loan
            Seller under a Mortgage Loan Purchase Agreement without the consent of each Mortgage Loan Seller; or

                  (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 10, 2002


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS X-1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A

                   NOTIONAL AMOUNT OF
                DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN   REMAINING NOTIONAL
                    INTEREST IN THIS        AMOUNT OF BOOK-ENTRY    NOTATION
    DATE         BOOK-ENTRY CERTIFICATE         CERTIFICATE         MADE BY
------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

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------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

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

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common            UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN -  as joint tenants with rights   Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common              Act __________________________
                                                     (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                        ----------------------------------------
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                   EXHIBIT A-4

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2002-C2, CLASS X-2

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS CLASS X-2 CERTIFICATE HAS NO PRINCIPAL BALANCE AND WILL NOT RECEIVE ANY DISTRIBUTION OF PRINCIPAL.

THE NOTIONAL AMOUNT ON WHICH THE INTEREST PAYABLE TO THE HOLDERS OF THE CLASS X-2 CERTIFICATES IS BASED WILL BE REDUCED AS A RESULT OF PRINCIPAL PAYMENTS AND LOSSES ON THE MORTGAGE LOANS. ACCORDINGLY, THE INTEREST PAYABLE PURSUANT TO THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.] 1

THE PASS-THROUGH RATE ON THE CLASS X-2  APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATES WILL BE EQUAL TO, FOR ANY  BALANCE OF THE MORTGAGE LOANS AFTER
DISTRIBUTION DATE, THE CLASS X-2        DEDUCTING PAYMENTS DUE AND PREPAYMENTS
PASS-THROUGH RATE AS SET FORTH IN THE   RECEIVED ON OR BEFORE CUT-OFF DATE:
POOLING AND SERVICING AGREEMENT         $1,051,299,658

DENOMINATION:  $[500,000,000]           SERVICER:  WACHOVIA BANK, NATIONAL
[486,495,000]                           ASSOCIATION

DATE OF POOLING AND SERVICING           SPECIAL SERVICER:  ARCAP SPECIAL
AGREEMENT:  AS OF DECEMBER 1, 2002      SERVICING, INC.

CUT-OFF DATE:  AS DEFINED IN THE        TRUSTEE:  WELLS FARGO BANK MINNESOTA, N.A.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                         PAYING AGENT: LASALLE BANK NATIONAL
                                        ASSOCIATION
CLOSING DATE:  DECEMBER 10, 2002
                                        CUSIP NO.: 46625MPT0 (2) 46625MQH5 (3)
FIRST DISTRIBUTION DATE:                U48138GC6 (1)
JANUARY 13, 2003
                                        ISIN NO.: US46625MPT08 (2) US46625MQH50 (3)
APPROXIMATE AGGREGATE NOTIONAL AMOUNT   USU48138GC64 (1)
OF THE CLASS X-1 CERTIFICATES AS OF
THE CLOSING DATE:  $986,495,000         COMMON CODE: 015952628 (2) 015952504 (1)

                                        CERTIFICATE NO.:  X-2-[1]-[2
--------
1 For Book-Entry Regulation S Certificates Only.

2 For Book-Entry Rule 144A Only.

3 For Institutional Accredited Investors Only.


                              CLASS X-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Simon Collection Account, the Walgreens Collection Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class X-2 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2002 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer, the Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2002-C2 and are issued in twenty-three classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate will not be entitled to distributions in respect of principal. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            This Class X-2 Certificate has no principal balance and will not receive any distribution of principal.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date Class X-2 Pass-Through Rate specified above on the Notional Amount of this Certificate immediately prior to such Distribution Date, as specified above. Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account, the Simon Collection Account, the Walgreens Collection Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account, the Simon Collection Account and the Walgreens Collection Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(f) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account, the Simon Collection Account, the Walgreens Collection Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account, Simon Collection Account or the Walgreens Collection Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC, the Lower-Tier REMIC, the Loan REMICs or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of each Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

                  (ii) reduce the aforesaid percentage of Certificates of any
            Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

                  (iii) adversely affect the Voting Rights of any Class of
            Certificates without the consent of the Holders of such Class then outstanding;

                  (iv) change in any manner the obligations of any Mortgage Loan
            Seller under a Mortgage Loan Purchase Agreement without the consent of each Mortgage Loan Seller; or

                  (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 10, 2002


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS X-2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A

                   NOTIONAL AMOUNT OF
                DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN   REMAINING  NOTIONAL
                    INTEREST IN THIS        AMOUNT OF BOOK-ENTRY    NOTATION
    DATE         BOOK-ENTRY CERTIFICATE         CERTIFICATE         MADE BY
------------ ----------------------------- ----------------------  ----------

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------------ ----------------------------- ----------------------  ----------

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------------ ----------------------------- ----------------------  ----------

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

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common            UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN -  as joint tenants with rights   Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common              Act __________________________
                                                     (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                        ----------------------------------------
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                   EXHIBIT A-5

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2002-C2, CLASS B

THIS CLASS B CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PASS-THROUGH RATE:  5.2110% SUBJECT   APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
TO A MAXIMUM PASS-THROUGH RATE AS SET BALANCE OF THE MORTGAGE LOANS AFTER
FORTH IN THE POOLING AND SERVICING    DEDUCTING PAYMENTS DUE AND PREPAYMENTS
AGREEMENT                             RECEIVED ON OR BEFORE CUT-OFF DATE:
                                      $1,051,299,658
DENOMINATION:  $41,256,000
                                      SERVICER:  WACHOVIA BANK, NATIONAL
DATE OF POOLING AND SERVICING         ASSOCIATION
AGREEMENT:  AS OF DECEMBER 1, 2002
                                      SPECIAL SERVICER:  ARCAP SPECIAL
CUT-OFF DATE:  AS DEFINED IN THE      SERVICING, INC.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                       TRUSTEE:  WELLS FARGO BANK MINNESOTA, N.A.

CLOSING DATE:  DECEMBER 10, 2002      PAYING AGENT: LASALLE BANK NATIONAL
                                      ASSOCIATION
FIRST DISTRIBUTION DATE:
JANUARY 13, 2003                      CUSIP NO.: 46625MPN3

APPROXIMATE AGGREGATE                 ISIN NO.: US46625MPN38
CERTIFICATE BALANCE
OF THE CLASS B CERTIFICATES           COMMON CODE NO.: 015949724
AS OF THE CLOSING DATE:
$41,256,000                           CERTIFICATE NO.:  B-1

                               CLASS B CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Simon Collection Account, the Walgreens Collection Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class B Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2002 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class B Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2002-C2 and are issued in twenty-three classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class B Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account, the Simon Collection Account, the Walgreens Collection Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account, the Simon Collection Account and the Walgreens Collection Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(f) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account, the Simon Collection Account, the Walgreens Collection Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account, Simon Collection Account or the Walgreens Collection Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC, the Lower-Tier REMIC, the Loan REMICs or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of each Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

                  (ii) reduce the aforesaid percentage of Certificates of any
            Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

                  (iii) adversely affect the Voting Rights of any Class of
            Certificates without the consent of the Holders of such Class then outstanding;

                  (iv) change in any manner the obligations of any Mortgage Loan
            Seller under a Mortgage Loan Purchase Agreement without the consent of each Mortgage Loan Seller; or

                  (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent, and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 10, 2002


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS B CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common            UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN -  as joint tenants with rights   Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common              Act __________________________
                                                     (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                        ----------------------------------------
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                   EXHIBIT A-6

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2002-C2, CLASS C

THIS CLASS C CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PASS-THROUGH RATE:  5.2900% SUBJECT   APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
TO A MAXIMUM PASS-THROUGH RATE AS SET BALANCE OF THE MORTGAGE LOANS AFTER
FORTH IN THE POOLING AND SERVICING    DEDUCTING PAYMENTS DUE AND PREPAYMENTS
AGREEMENT                             RECEIVED ON OR BEFORE CUT-OFF DATE:
                                      $1,051,299,658
DENOMINATION:  $10,314,000
                                      SERVICER:  WACHOVIA BANK, NATIONAL
DATE OF POOLING AND SERVICING         ASSOCIATION
AGREEMENT:  AS OF DECEMBER 1, 2002
                                      SPECIAL SERVICER:  ARCAP SPECIAL
CUT-OFF DATE:  AS DEFINED IN THE      SERVICING, INC.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                       TRUSTEE:  WELLS FARGO BANK MINNESOTA, N.A.

CLOSING DATE:  DECEMBER 10, 2002      PAYING AGENT: LASALLE BANK NATIONAL
                                      ASSOCIATION
FIRST DISTRIBUTION DATE:
JANUARY 13, 2003                      CUSIP NO.: 46625MPP8

APPROXIMATE AGGREGATE                 ISIN NO.: US46625MPP85
CERTIFICATE BALANCE
OF THE CLASS C CERTIFICATES           COMMON CODE NO.: 015949775
AS OF THE CLOSING DATE:  $10,314,000
                                      CERTIFICATE NO.:  C-1

                               CLASS C CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Simon Collection Account, the Walgreens Collection Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class C Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2002 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class C Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2002-C2 and are issued in twenty-three classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class C Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account, the Simon Collection Account, the Walgreens Collection Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account, the Simon Collection Account and the Walgreens Collection Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(f) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account, the Simon Collection Account, the Walgreens Collection Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account, Simon Collection Account or the Walgreens Collection Account, is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC, the Lower-Tier REMIC, the Loan REMICs or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of each Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

                  (ii) reduce the aforesaid percentage of Certificates of any
            Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

                  (iii) adversely affect the Voting Rights of any Class of
            Certificates without the consent of the Holders of such Class then outstanding;

                  (iv) change in any manner the obligations of any Mortgage Loan
            Seller under a Mortgage Loan Purchase Agreement without the consent of each Mortgage Loan Seller; or

                  (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 10, 2002


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS C CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A

                 CERTIFICATE BALANCE OF
                DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN  REMAINING CERTIFICATE
                    INTEREST IN THIS       BALANCE OF BOOK-ENTRY    NOTATION
    DATE         BOOK-ENTRY CERTIFICATE         CERTIFICATE         MADE BY
------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common            UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN -  as joint tenants with rights   Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common              Act __________________________
                                                     (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                        ----------------------------------------
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                   EXHIBIT A-7

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2002-C2, CLASS D

THIS CLASS D CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PASS-THROUGH RATE:  5.4080% SUBJECT   APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
TO A MAXIMUM PASS-THROUGH RATE AS SET BALANCE OF THE MORTGAGE LOANS AFTER
FORTH IN THE POOLING AND SERVICING    DEDUCTING PAYMENTS DUE AND PREPAYMENTS
AGREEMENT                             RECEIVED ON OR BEFORE CUT-OFF DATE:
                                      $1,051,299,658
DENOMINATION:  $28,363,000
                                      SERVICER:  WACHOVIA BANK, NATIONAL
DATE OF POOLING AND SERVICING         ASSOCIATION
AGREEMENT:  AS OF DECEMBER 1, 2002
                                      SPECIAL SERVICER:  ARCAP SPECIAL
CUT-OFF DATE:  AS SET FORTH IN THE    SERVICING, INC.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                       TRUSTEE:  WELLS FARGO BANK MINNESOTA, N.A.

CLOSING DATE:  DECEMBER 10, 2002      PAYING AGENT: LASALLE BANK NATIONAL
                                      ASSOCIATION
FIRST DISTRIBUTION DATE:
JANUARY 13, 2003                      CUSIP NO.: 46625MPQ6

APPROXIMATE AGGREGATE                 ISIN NO.: US46625MPQ68
CERTIFICATE BALANCE
OF THE CLASS D CERTIFICATES           COMMON CODE NO.: 015949805
AS OF THE CLOSING DATE:  $28,363,000
                                      CERTIFICATE NO.:  D-1

                               CLASS D CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Simon Collection Account, the Walgreens Collection Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class D Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2002 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class D Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2002-C2 and are issued in twenty-three classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class D Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account, the Simon Collection Account, the Walgreens Collection Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account, the Simon Collection Account and the Walgreens Collection Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(f) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account, the Simon Collection Account, the Walgreens Collection Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account, Simon Collection Account or Walgreens Collection Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC, the Lower-Tier REMIC, the Loan REMICs or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of each Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

                  (ii) reduce the aforesaid percentage of Certificates of any
            Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

                  (iii) adversely affect the Voting Rights of any Class of
            Certificates without the consent of the Holders of such Class then outstanding;

                  (iv) change in any manner the obligations of any Mortgage Loan
            Seller under a Mortgage Loan Purchase Agreement without the consent of each Mortgage Loan Seller; or

                  (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 10, 2002


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS D CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A

                 CERTIFICATE BALANCE OF
                DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN  REMAINING CERTIFICATE
                    INTEREST IN THIS       BALANCE OF BOOK-ENTRY    NOTATION
    DATE         BOOK-ENTRY CERTIFICATE         CERTIFICATE         MADE BY
------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

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------------ ----------------------------- ----------------------  ----------

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

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common            UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN -  as joint tenants with rights   Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common              Act __________________________
                                                     (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                        ----------------------------------------
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                   EXHIBIT A-8

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2002-C2, CLASS E

THIS CLASS E CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PASS-THROUGH RATE ON THE CLASS E    APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATES WILL BE EQUAL TO THE       BALANCE OF THE MORTGAGE LOANS AFTER
WEIGHTED AVERAGE NET MORTGAGE RATE FOR  DEDUCTING PAYMENTS DUE AND PREPAYMENTS
ANY DISTRIBUTION DATE MINUS 0.9030% AS  RECEIVED ON OR BEFORE CUT-OFF DATE:
SET FORTH IN THE POOLING AND            $1,051,299,658
SERVICING AGREEMENT
                                        SERVICER:  WACHOVIA BANK, NATIONAL
DENOMINATION:  $14,182,000              ASSOCIATION

DATE OF POOLING AND SERVICING           SPECIAL SERVICER:  ARCAP SPECIAL
AGREEMENT:  AS OF DECEMBER 1, 2002      SERVICING, INC.

CUT-OFF DATE:  AS SET FORTH IN THE      TRUSTEE:  WELLS FARGO BANK MINNESOTA, N.A.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                         PAYING AGENT: LASALLE BANK NATIONAL
                                        ASSOCIATION
CLOSING DATE:  DECEMBER 10, 2002
                                        CUSIP NO.: 46625MPR4
FIRST DISTRIBUTION DATE:
JANUARY 13, 2003                        ISIN NO.: US46625MPR42

APPROXIMATE AGGREGATE                   COMMON CODE NO.: 015949830
CERTIFICATE BALANCE
OF THE CLASS E CERTIFICATES             CERTIFICATE NO.:  E-1
AS OF THE CLOSING DATE:  $14,182,000

                               CLASS E CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Simon Collection Account, the Walgreens Collection Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class E Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2002 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class E Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2002-C2 and are issued in twenty-three classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class E Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account, the Simon Collection Account, the Walgreens Collection Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account, the Simon Collection Account and the Walgreens Collection Account) or the Paying Agent (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(f) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $1 initial Certificate Balance, and in integral multiples of $10,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account, the Simon Collection Account, the Walgreens Collection Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account, the Simon Collection Account or the Walgreens Collection Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC, the Lower-Tier REMIC, the Loan REMICs or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of each Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

                  (ii) reduce the aforesaid percentage of Certificates of any
            Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

                  (iii) adversely affect the Voting Rights of any Class of
            Certificates without the consent of the Holders of such Class then outstanding;

                  (iv) change in any manner the obligations of any Mortgage Loan
            Seller under a Mortgage Loan Purchase Agreement without the consent of each Mortgage Loan Seller; or

                  (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 10, 2002


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS E CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A

                 CERTIFICATE BALANCE OF
                DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN  REMAINING CERTIFICATE
                    INTEREST IN THIS       BALANCE OF BOOK-ENTRY    NOTATION
    DATE         BOOK-ENTRY CERTIFICATE         CERTIFICATE         MADE BY
------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

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

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common            UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN -  as joint tenants with rights   Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common              Act __________________________
                                                     (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                        ----------------------------------------
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                   EXHIBIT A-9

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2002-C2, CLASS F

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS CLASS F CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.] 1

THE PASS-THROUGH RATE ON THE CLASS F       APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATES WILL BE EQUAL TO THE          BALANCE OF THE MORTGAGE LOANS AFTER
WEIGHTED AVERAGE NET MORTGAGE RATE FOR     DEDUCTING PAYMENTS DUE AND PREPAYMENTS
ANY DISTRIBUTION DATE MINUS 0.3330% AS     RECEIVED ON OR BEFORE CUT-OFF DATE:
SET FORTH IN THE POOLING AND               $1,051,299,658
SERVICING AGREEMENT
                                           SERVICER:  WACHOVIA BANK, NATIONAL
DENOMINATION:  $19,339,000                 ASSOCIATION

                                           SPECIAL SERVICER:  ARCAP SPECIAL
DATE OF POOLING AND SERVICING              SERVICING, INC.
AGREEMENT:  AS OF DECEMBER 1, 2002
                                           TRUSTEE:  WELLS FARGO BANK MINNESOTA, N.A.
CUT-OFF DATE:  AS DEFINED IN THE
POOLING AND SERVICING AGREEMENT (AS        PAYING AGENT: LASALLE BANK NATIONAL
DEFINED HEREIN)                            ASSOCIATION

CLOSING DATE:  DECEMBER 10, 2002           CUSIP NO.: 46625MPU7 (2) 46625MQJ1 (3)
                                           U48138GD4 (1)
FIRST DISTRIBUTION DATE:
JANUARY 13, 2003                           ISIN NO.: US46625MPU70 (2) US46625MQJ17 (3)
                                           USU48138GD4 (1)
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE                        COMMON CODE NO.: 015952733 (2) 015952687 (1)
OF THE CLASS F CERTIFICATES
AS OF THE CLOSING DATE:  $19,339,000       CERTIFICATE NO.:  F-1

--------

1 For Book-Entry Regulation S Certificates Only.

2 For Book-Entry Rule 144A Only.

3 For Institutional Accredited Investors Only.

                               CLASS F CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Simon Collection Account, the Walgreens Collection Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO

is the registered owner of the interest evidenced by this Certificate in the Class F Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2002 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class F Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2002-C2 and are issued in twenty-three classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class F Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account, the Simon Collection Account, the Walgreens Collection Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account, the Simon Collection Account and the Walgreens Collection Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(f) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account, the Simon Collection Account, the Walgreens Collection Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account, the Simon Collection Account or the Walgreens Collection Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC, the Lower-Tier REMIC, the Loan REMICs or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of each Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

                  (ii) reduce the aforesaid percentage of Certificates of any
            Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

                  (iii) adversely affect the Voting Rights of any Class of
            Certificates without the consent of the Holders of such Class then outstanding;

                  (iv) change in any manner the obligations of any Mortgage Loan
            Seller under a Mortgage Loan Purchase Agreement without the consent of each Mortgage Loan Seller; or

                  (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 10, 2002


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS F CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A

                 CERTIFICATE BALANCE OF
                DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN  REMAINING CERTIFICATE
                    INTEREST IN THIS       BALANCE OF BOOK-ENTRY    NOTATION
    DATE         BOOK-ENTRY CERTIFICATE         CERTIFICATE         MADE BY
------------ ----------------------------- ----------------------  ----------

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------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

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

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common            UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN -  as joint tenants with rights   Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common              Act __________________________
                                                     (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                        ----------------------------------------
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-10

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2002-C2, CLASS G

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS CLASS G CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]10

THE PASS-THROUGH RATE ON THE CLASS G    APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATES WILL BE EQUAL TO THE       BALANCE OF THE MORTGAGE LOANS AFTER
WEIGHTED AVERAGE NET MORTGAGE RATE FOR  DEDUCTING PAYMENTS DUE AND PREPAYMENTS
ANY DISTRIBUTION DATE AS SET FORTH IN   RECEIVED ON OR BEFORE CUT-OFF DATE:
THE POOLING AND SERVICING AGREEMENT     $1,051,299,658

DENOMINATION:  $12,892,000              SERVICER:  WACHOVIA BANK, NATIONAL
                                        ASSOCIATION
DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF DECEMBER 1, 2002      SPECIAL SERVICER:  ARCAP SPECIAL
                                        SERVICING, INC.
CUT-OFF DATE:  AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT (AS     TRUSTEE:  WELLS FARGO BANK MINNESOTA, N.A.
DEFINED HEREIN)
                                        PAYING AGENT: LASALLE BANK NATIONAL
CLOSING DATE:  DECEMBER 10, 2002        ASSOCIATION

FIRST DISTRIBUTION DATE:                CUSIP NO.: 46625MPV5 (2) 46625MQK8 (3)
JANUARY 13, 2003                        U48138GE2 (1)

APPROXIMATE AGGREGATE                   ISIN NO.: US46625MPV53 (2) US46625MQK89 (3)
CERTIFICATE BALANCE                     USU48138GE21 (1)
OF THE CLASS G CERTIFICATES
AS OF THE CLOSING DATE:  $12,892,000    COMMON CODE NO.: 015952920 (2) 015952792 (1)

                                        CERTIFICATE NO.: G-1

--------

1 For Book-Entry Regulation S Certificates Only.

1 For Book-Entry Regulation S Certificates Only.

2 For Book-Entry Rule 144A Only.

3 For Institutional Accredited Investors Only.

                               CLASS G CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Simon Collection Account, the Walgreens Collection Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class G Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2002 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class G Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2002-C2 and are issued in twenty-three classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class G Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account, the Simon Collection Account, the Walgreens Collection Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account, the Simon Collection Account and the Walgreens Collection Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(f) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account, the Simon Collection Account, the Walgreens Collection Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account, the Simon Collection Account or the Walgreens Collection Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC, the Lower-Tier REMIC, the Loan REMICs or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of each Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

                  (ii) reduce the aforesaid percentage of Certificates of any
            Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

                  (iii) adversely affect the Voting Rights of any Class of
            Certificates without the consent of the Holders of such Class then outstanding;

                  (iv) change in any manner the obligations of any Mortgage Loan
            Seller under a Mortgage Loan Purchase Agreement without the consent of each Mortgage Loan Seller; or

                  (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 10, 2002


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS G CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A

                 CERTIFICATE BALANCE OF
                DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN  REMAINING CERTIFICATE
                    INTEREST IN THIS       BALANCE OF BOOK-ENTRY    NOTATION
    DATE         BOOK-ENTRY CERTIFICATE         CERTIFICATE         MADE BY
------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

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------------ ----------------------------- ----------------------  ----------

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

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common            UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN -  as joint tenants with rights   Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common              Act __________________________
                                                     (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                        ----------------------------------------
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-11

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2002-C2, CLASS H

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS CLASS H CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER SECTION 410(D) OF THE CODE SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR
(II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.] 1

---------
1 For Book-Entry Regulation S Certificates Only.

PASS-THROUGH RATE: 5.0770% SUBJECT    APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
TO A MAXIMUM PASS-THROUGH RATE AS SET BALANCE OF THE MORTGAGE LOANS AFTER
FORTH IN THE POOLING AND SERVICING    DEDUCTING PAYMENTS DUE AND PREPAYMENTS
AGREEMENT                             RECEIVED ON OR BEFORE CUT-OFF DATE:
                                      $1,051,299,658
DENOMINATION:  $15,471,000
                                      SERVICER:  WACHOVIA BANK, NATIONAL
DATE OF POOLING AND SERVICING         ASSOCIATION
AGREEMENT:  AS OF DECEMBER 1, 2002
                                      SPECIAL SERVICER:  ARCAP SPECIAL
CUT-OFF DATE:  AS SET FORTH IN THE    SERVICING, INC.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                       TRUSTEE:  WELLS FARGO BANK MINNESOTA, N.A.

CLOSING DATE:  DECEMBER 10, 2002      PAYING AGENT: LASALLE BANK NATIONAL
                                      ASSOCIATION
FIRST DISTRIBUTION DATE:
JANUARY 13, 2003                      CUSIP NO.: 46625MPW3 (2)46625MQL6 (3)
                                      U48138GF9 (1)
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE                   ISIN NO.: US46625MPW37 (2) US46625MQL62
OF THE CLASS H CERTIFICATES           (3) USU48138GF95 (1)
AS OF THE CLOSING DATE:  $15,471,000
                                      COMMON CODE NO.: 015953071 (2) 015953012
                                      (1)

                                      CERTIFICATE NO.:  H-1

--------
1 For Book-Entry Regulation S Certificates Only.

2 For Book-Entry Rule 144A Only.

3 For Institutional Accredited Investors Only.

                               CLASS H CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Simon Collection Account, the Walgreens Collection Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class H Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2002 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class H Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2002-C2 and are issued in twenty-three classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class H Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account, the Simon Collection Account, the Walgreens Collection Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account, the Simon Collection Account and the Walgreens Collection Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(f) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account, the Simon Collection Account, the Walgreens Collection Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account, the Simon Collection Account and the Walgreens Collection Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC, the Lower-Tier REMIC, the Loan REMICs or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of each Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

                  (ii) reduce the aforesaid percentage of Certificates of any
            Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

                  (iii) adversely affect the Voting Rights of any Class of
            Certificates without the consent of the Holders of such Class then outstanding;

                  (iv) change in any manner the obligations of any Mortgage Loan
            Seller under a Mortgage Loan Purchase Agreement without the consent of each Mortgage Loan Seller; or

                  (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 10, 2002


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS H CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A

                 CERTIFICATE BALANCE OF
                DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN  REMAINING CERTIFICATE
                    INTEREST IN THIS       BALANCE OF BOOK-ENTRY    NOTATION
    DATE         BOOK-ENTRY CERTIFICATE         CERTIFICATE         MADE BY
------------ ----------------------------- ----------------------  ----------

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------------ ----------------------------- ----------------------  ----------

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

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common            UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN -  as joint tenants with rights   Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common              Act __________________________
                                                     (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                        ----------------------------------------
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-12

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2002-C2, CLASS J

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS CLASS J CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER SECTION 410(D) OF THE CODE SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR
(II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.] 1

--------

1 For Book-Entry Regulation S Certificates Only.

PASS-THROUGH RATE: 5.0770% SUBJECT TO APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
A MAXIMUM PASS-THROUGH RATE AS SET    BALANCE OF THE MORTGAGE LOANS AFTER
FORTH IN THE POOLING AND SERVICING    DEDUCTING PAYMENTS DUE AND PREPAYMENTS
AGREEMENT                             RECEIVED ON OR BEFORE CUT-OFF DATE:
                                      $1,051,299,658
DENOMINATION:  $11,603,000
                                      SERVICER:  WACHOVIA BANK, NATIONAL
DATE OF POOLING AND SERVICING         ASSOCIATION
AGREEMENT:  AS OF DECEMBER 1, 2002
                                      SPECIAL SERVICER:  ARCAP SPECIAL
CUT-OFF DATE:  AS SET FORTH IN THE    SERVICING, INC.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                       TRUSTEE:  WELLS FARGO BANK MINNESOTA, N.A.

CLOSING DATE:  DECEMBER 10, 2002      PAYING AGENT: LASALLE BANK NATIONAL
                                      ASSOCIATION
FIRST DISTRIBUTION DATE:
JANUARY 13, 2003                      CUSIP NO.: 46625MPX1 (2) 46625MQM4 (3)
                                      U48138GG7 (1)
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE                   ISIN NO.: US46625MPX10 (2) US46625MQM46
OF THE CLASS J CERTIFICATES           (3) USU48138GG78 (1)
AS OF THE CLOSING DATE:  $11,603,000
                                      COMMON CODE NO.: 015953136 (2) 015953101
                                      (1)

                                      CERTIFICATE NO.:  J-1

--------

1 For Book-Entry Regulation S Certificates Only.

2 For Book-Entry Rule 144A Only.

3 For Institutional Accredited Investors Only.

                               CLASS J CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Simon Collection Account, the Walgreens Collection Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class J Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2002 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class J Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2002-C2 and are issued in twenty-three classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class J Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account, the Simon Collection Account, the Walgreens Collection Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account, the Simon Collection Account and the Walgreens Collection Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(f) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account, the Simon Collection Account, the Walgreens Collection Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account, the Simon Collection Account or the Walgreens Collection Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC, the Lower-Tier REMIC, the Loan REMICs or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of each Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee, and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

                  (ii) reduce the aforesaid percentage of Certificates of any
            Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

                  (iii) adversely affect the Voting Rights of any Class of
            Certificates without the consent of the Holders of such Class then outstanding;

                  (iv) change in any manner the obligations of any Mortgage Loan
            Seller under a Mortgage Loan Purchase Agreement without the consent of each Mortgage Loan Seller; or

                  (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 10, 2002


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS J CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A

                 CERTIFICATE BALANCE OF
                DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN  REMAINING CERTIFICATE
                    INTEREST IN THIS       BALANCE OF BOOK-ENTRY    NOTATION
    DATE         BOOK-ENTRY CERTIFICATE         CERTIFICATE         MADE BY
------------ ----------------------------- ----------------------  ----------

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

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common            UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN -  as joint tenants with rights   Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common              Act __________________________
                                                     (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                        ----------------------------------------
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-13

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2002-C2, CLASS K

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS CLASS K CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER SECTION 410(D) OF THE CODE SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR
(II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.] 1

--------

1 For Book-Entry Regulation S Certificates Only.

PASS-THROUGH RATE: 5.0770% SUBJECT TO A  APPROXIMATE AGGREGATE SCHEDULED
MAXIMUM PASS-THROUGH RATE AS SET FORTH   PRINCIPAL BALANCE OF THE MORTGAGE LOANS
IN THE POOLING AND SERVICING AGREEMENT   AFTER DEDUCTING PAYMENTS DUE AND
                                         PREPAYMENTS RECEIVED ON OR BEFORE
DENOMINATION:  $3,868,000                CUT-OFF DATE:  $1,051,299,658

DATE OF POOLING AND SERVICING            SERVICER:  WACHOVIA BANK, NATIONAL
AGREEMENT:  AS OF DECEMBER 1, 2002       ASSOCIATION

CUT-OFF DATE:  AS SET FORTH IN THE       SPECIAL SERVICER:  ARCAP SPECIAL
POOLING AND SERVICING AGREEMENT (AS      SERVICING, INC.
DEFINED HEREIN)
                                         TRUSTEE:  WELLS FARGO BANK MINNESOTA,
CLOSING DATE:  DECEMBER 10, 2002         N.A.

FIRST DISTRIBUTION DATE:                 PAYING AGENT: LASALLE BANK NATIONAL
JANUARY 13, 2003                         ASSOCIATION

APPROXIMATE AGGREGATE                    CUSIP NO.: 46625MPY9 (2) 46625MQN2 (3)
CERTIFICATE BALANCE                      U4813GH5 (1)
OF THE CLASS K CERTIFICATES
AS OF THE CLOSING DATE:                  ISIN NO.: US46625MPY92 (2) US46625MQN29
$3,868,000                               (3) USU48138GH51 (1)

                                         COMMON CODE NO.:
                                         015953217 (2) 015953187 (1)

                                         CERTIFICATE NO.:  K-1

---------

1 For Book-Entry Regulation S Certificates Only.

2 For Book-Entry Rule 144A Only.

3 For Institutional Accredited Investors Only.

                               CLASS K CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Simon Collection Account, the Walgreens Collection Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class K Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2002 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class K Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2002-C2 and are issued in twenty-three classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class K Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account, the Simon Collection Account, the Walgreens Collection Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account, the Simon Collection Account and the Walgreens Collection Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(f) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account, the Simon Collection Account, the Walgreens Collection Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account, Simon Collection Account or the Walgreens Collection Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC, the Lower-Tier REMIC, the Loan REMICs or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of each Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

                  (ii) reduce the aforesaid percentage of Certificates of any
            Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

                  (iii) adversely affect the Voting Rights of any Class of
            Certificates without the consent of the Holders of such Class then outstanding;

                  (iv) change in any manner the obligations of any Mortgage Loan
            Seller under a Mortgage Loan Purchase Agreement without the consent of each Mortgage Loan Seller; or

                  (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 10, 2002


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS K CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A

                 CERTIFICATE BALANCE OF
                DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN  REMAINING CERTIFICATE
                    INTEREST IN THIS       BALANCE OF BOOK-ENTRY    NOTATION
    DATE         BOOK-ENTRY CERTIFICATE         CERTIFICATE         MADE BY
------------ ----------------------------- ----------------------  ----------

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

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common            UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN -  as joint tenants with rights   Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common              Act __________________________
                                                     (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                        ----------------------------------------
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-14

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2002-C2, CLASS L

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS CLASS L CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER SECTION 410(D) OF THE CODE SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR
(II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.] 1

--------

1 For Book-Entry Regulation S Certificates Only.

PASS-THROUGH RATE: 5.0770% SUBJECT TO A  APPROXIMATE AGGREGATE SCHEDULED
MAXIMUM PASS-THROUGH RATE AS SET FORTH   PRINCIPAL BALANCE OF THE MORTGAGE LOANS
IN THE POOLING AND SERVICING AGREEMENT   AFTER DEDUCTING PAYMENTS DUE AND
                                         PREPAYMENTS RECEIVED ON OR BEFORE
DENOMINATION:  $7,736,000                CUT-OFF DATE:  $1,051,299,658

DATE OF POOLING AND SERVICING            SERVICER:  WACHOVIA BANK, NATIONAL
AGREEMENT:  AS OF DECEMBER 1, 2002       ASSOCIATION

CUT-OFF DATE:  AS SET FORTH IN THE       SPECIAL SERVICER:  ARCAP SPECIAL
POOLING AND SERVICING AGREEMENT (AS      SERVICING, INC.
DEFINED HEREIN)
                                         TRUSTEE:  WELLS FARGO BANK MINNESOTA,
CLOSING DATE:  DECEMBER 10, 2002         N.A.

FIRST DISTRIBUTION DATE:                 PAYING AGENT: LASALLE BANK NATIONAL
JANUARY 13, 2003                         ASSOCIATION

APPROXIMATE AGGREGATE                    CUSIP NO.: 46625MPZ6 (2) 46625MQP7 (3)
CERTIFICATE BALANCE                      U48138GJ1 (1)
OF THE CLASS L CERTIFICATES
AS OF THE CLOSING DATE:  $7,736,000      ISIN NO.: US46625MPZ67 (2) US46625MQP76
                                         (3) USU48138GJ18 (1)

                                         COMMON CODE NO.:
                                         015954442 (2) 015954884 (1)

                                         CERTIFICATE NO.:  L-1

--------

1 For Book-Entry Regulation S Certificates Only.

2 For Book-Entry Rule 144A Only.

3 For Institutional Accredited Investors Only.

                               CLASS L CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Simon Collection Account, the Walgreens Collection Account, the Interest Reserve Account the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class L Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2002 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class L Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2002-C2 and are issued in twenty-three classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class L Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account, the Simon Collection Account, the Walgreens Collection Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account, the Simon Collection Account and the Walgreens Collection Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(f) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Paying Agent, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account, the Simon Collection Account, the Walgreens Collection Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account, Simon Collection Account or the Walgreens Collection Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC, the Lower-Tier REMIC, the Loan REMICs or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of each Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

                  (ii) reduce the aforesaid percentage of Certificates of any
            Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

                  (iii) adversely affect the Voting Rights of any Class of
            Certificates without the consent of the Holders of such Class then outstanding;

                  (iv) change in any manner the obligations of any Mortgage Loan
            Seller under a Mortgage Loan Purchase Agreement without the consent of each Mortgage Loan Seller; or

                  (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 10, 2002


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS L CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A

                 CERTIFICATE BALANCE OF
                DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN  REMAINING CERTIFICATE
                    INTEREST IN THIS       BALANCE OF BOOK-ENTRY    NOTATION
    DATE         BOOK-ENTRY CERTIFICATE         CERTIFICATE         MADE BY
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

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common            UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN -  as joint tenants with rights   Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common              Act __________________________
                                                     (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                        ----------------------------------------
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-15

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2002-C2, CLASS M

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS CLASS M CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER SECTION 410(D) OF THE CODE SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR
(II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.] 1

--------

1 For Book-Entry Regulation S Certificates Only.

PASS-THROUGH RATE:  5.0770% SUBJECT    APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
TO A MAXIMUM PASS-THROUGH RATE AS SET  BALANCE OF THE MORTGAGE LOANS AFTER
FORTH IN THE POOLING AND SERVICING     DEDUCTING PAYMENTS DUE AND PREPAYMENTS
AGREEMENT                              RECEIVED ON OR BEFORE CUT-OFF DATE:
                                       $1,051,299,658
DENOMINATION:  $3,867,000
                                       SERVICER:  WACHOVIA BANK, NATIONAL
DATE OF POOLING AND SERVICING          ASSOCIATION
AGREEMENT:  AS OF DECEMBER 1, 2002
                                       SPECIAL SERVICER:  ARCAP SPECIAL
CUT-OFF DATE:  AS SET FORTH IN THE     SERVICING, INC.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                        TRUSTEE:  WELLS FARGO BANK MINNESOTA,
                                       N.A.
CLOSING DATE:  DECEMBER 10, 2002
                                       PAYING AGENT: LASALLE BANK NATIONAL
FIRST DISTRIBUTION DATE:               ASSOCIATION
JANUARY 13, 2003
                                       CUSIP NO.: 46625MQA0 (2) 46625MQQ5 (3)
APPROXIMATE AGGREGATE                  U48138GK8 (1)
CERTIFICATE BALANCE
OF THE CLASS M CERTIFICATES            ISIN NO.: US46625MQA08 (2) US46625MQQ59
AS OF THE CLOSING DATE:  $3,867,000    (3) USU48138GK80 (1)

                                       COMMON CODE NO.: 015955066 (2) 015955155
                                       (1)

                                       CERTIFICATE NO.:  M-1

--------

1 For Book-Entry Regulation S Certificates Only.

2 For Book-Entry Rule 144A Only.

3 For Institutional Accredited Investors Only.

                               CLASS M CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Simon Collection Account, the Walgreens Collection Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class M Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2002 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class M Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2002-C2 and are issued in twenty-three classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class M Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account, the Simon Collection Account, the Walgreens Collection Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account, the Simon Collection Account and the Walgreens Collection Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(f) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer , the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account, the Simon Collection Account, the Walgreens Collection Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account, Simon Collection Account or the Walgreens Collection Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC, the Lower-Tier REMIC, the Loan REMICs or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of each Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

                  (ii) reduce the aforesaid percentage of Certificates of any
            Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

                  (iii) adversely affect the Voting Rights of any Class of
            Certificates without the consent of the Holders of such Class then outstanding;

                  (iv) change in any manner the obligations of any Mortgage Loan
            Seller under a Mortgage Loan Purchase Agreement without the consent of each Mortgage Loan Seller; or

                  (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 10, 2002


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS M CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A

                 CERTIFICATE BALANCE OF
                DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN  REMAINING CERTIFICATE
                    INTEREST IN THIS       BALANCE OF BOOK-ENTRY    NOTATION
    DATE         BOOK-ENTRY CERTIFICATE         CERTIFICATE         MADE BY
------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

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------------ ----------------------------- ----------------------  ----------

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

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common            UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN -  as joint tenants with rights   Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common              Act __________________________
                                                     (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                        ----------------------------------------
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-16

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2002-C2, CLASS N

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS CLASS N CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER SECTION 410(D) OF THE CODE SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR
(II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.] 1

--------

1 For Book-Entry Regulation S Certificates Only.

PASS-THROUGH RATE:  5.0770% SUBJECT    APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
TO A MAXIMUM PASS-THROUGH RATE AS SET  BALANCE OF THE MORTGAGE LOANS AFTER
FORTH IN THE POOLING AND SERVICING     DEDUCTING PAYMENTS DUE AND PREPAYMENTS
AGREEMENT                              RECEIVED ON OR BEFORE CUT-OFF DATE:
                                       $1,051,299,658
DENOMINATION:  $5,157,000
                                       SERVICER:  WACHOVIA BANK, NATIONAL
DATE OF POOLING AND SERVICING          ASSOCIATION
AGREEMENT:  AS OF DECEMBER 1, 2002
                                       SPECIAL SERVICER:  ARCAP SPECIAL
CUT-OFF DATE:  AS SET FORTH IN THE     SERVICING, INC.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                        TRUSTEE:  WELLS FARGO BANK MINNESOTA,
                                       N.A.
CLOSING DATE:  DECEMBER 10, 2002
                                       PAYING AGENT: LASALLE BANK NATIONAL
FIRST DISTRIBUTION DATE:               ASSOCIATION
JANUARY 13, 2003
                                       CUSIP NO.: 46625MQB8 (2) 46625MQR3 (3)
APPROXIMATE AGGREGATE                  U48138GL6 (1)

CERTIFICATE BALANCE
OF THE CLASS N CERTIFICATES            ISIN NO.: US46625MQB80 (2) US46625MQR33
AS OF THE CLOSING DATE:  $5,157,000    (3) USU48138GL63 (1)

                                       COMMON CODE NO.: 015955244 (2) 015955325
                                       (1)

                                       CERTIFICATE NO.:  N-1

--------

1 For Book-Entry Regulation S Certificates Only.

2 For Book-Entry Rule 144A Only.

3 For Institutional Accredited Investors Only.

                               CLASS N CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Simon Collection Account, the Walgreens Collection Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class N Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2002 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class N Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2002-C2 and are issued in twenty-three classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class N Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account, the Simon Collection Account, the Walgreens Collection Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account, the Simon Collection Account and the Walgreens Collection Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(f) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Paying Agent, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account, the Simon Collection Account, the Walgreens Collection Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account, Simon Collection Account or the Walgreens Collection Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC, the Lower-Tier REMIC, the Loan REMICs or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of each Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

                  (ii) reduce the aforesaid percentage of Certificates of any
            Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

                  (iii) adversely affect the Voting Rights of any Class of
            Certificates without the consent of the Holders of such Class then outstanding;

                  (iv) change in any manner the obligations of any Mortgage Loan
            Seller under a Mortgage Loan Purchase Agreement without the consent of each Mortgage Loan Seller; or

                  (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 10, 2002


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS N CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A

                 CERTIFICATE BALANCE OF
                DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN  REMAINING CERTIFICATE
                    INTEREST IN THIS       BALANCE OF BOOK-ENTRY    NOTATION
    DATE         BOOK-ENTRY CERTIFICATE         CERTIFICATE         MADE BY
------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

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------------ ----------------------------- ----------------------  ----------

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

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common            UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN -  as joint tenants with rights   Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common              Act __________________________
                                                     (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                        ----------------------------------------
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-17

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2002-C2, CLASS NR

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS CLASS NR CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE REPRESENTS (1) A REMIC REGULAR INTEREST AND (2) AN INTEREST IN A GRANTOR TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER SECTION 410(D) OF THE CODE SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR
(II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.] 1

--------

1 For Book-Entry Regulation S Certificates Only.

PASS-THROUGH RATE: 5.0770% SUBJECT TO A  APPROXIMATE AGGREGATE SCHEDULED
MAXIMUM PASS-THROUGH RATE AS SET FORTH   PRINCIPAL BALANCE OF THE MORTGAGE LOANS
IN THE POOLING AND SERVICING AGREEMENT   AFTER DEDUCTING PAYMENTS DUE AND
                                         PREPAYMENTS RECEIVED ON OR BEFORE
DENOMINATION:  $16,760,510               CUT-OFF DATE:  $1,051,299,658

DATE OF POOLING AND SERVICING            SERVICER:  WACHOVIA BANK, NATIONAL
AGREEMENT:  AS OF DECEMBER 1, 2002       ASSOCIATION

CUT-OFF DATE: AS SET FORTH IN THE        SPECIAL SERVICER:  ARCAP SPECIAL
POOLING AND SERVICING AGREEMENT (AS      SERVICING, INC.
DEFINED HEREIN)
                                         TRUSTEE:  WELLS FARGO BANK MINNESOTA,
CLOSING DATE:  DECEMBER 10, 2002         N.A.

FIRST DISTRIBUTION DATE:                 PAYING AGENT: LASALLE BANK NATIONAL
JANUARY 13, 2003                         ASSOCIATION

APPROXIMATE AGGREGATE                    CUSIP NO.: 46625MQC6 (2) 46625MQS1 (3)
CERTIFICATE BALANCE                      U48138GM4 (1)
OF THE CLASS NR CERTIFICATES
AS OF THE CLOSING DATE:  $ 16,760,510    ISIN NO.: US46625MQC63 (2) US46625MQS16
                                         (3) USU48138GM47 (1)

                                         COMMON CODE NO.:
                                         015955392 (2) 015955473 (1)

                                         CERTIFICATE NO.:  NR-1

--------

1 For Book-Entry Regulation S Certificates Only.

2 For Book-Entry Rule 144A Only.

3 For Institutional Accredited Investors Only.

                              CLASS NR CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Simon Collection Account, the Walgreens Collection Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class NR Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2002 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class NR Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2002-C2 and are issued in twenty-three classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate represents (i) a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) a beneficial interest in a grantor trust under Subpart E,
Part I of Subchapter J of the Code with respect to the Excess Interest. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class NR Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account, the Simon Collection Account, the Walgreens Collection Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account, the Simon Collection Account and the Walgreens Collection Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(f) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account, the Simon Collection Account, the Walgreens Collection Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account, Simon Collection Account or the Walgreens Collection Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC, the Lower-Tier REMIC, the Loan REMICs or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of each Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

                  (ii) reduce the aforesaid percentage of Certificates of any
            Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

                  (iii) adversely affect the Voting Rights of any Class of
            Certificates without the consent of the Holders of such Class then outstanding;

                  (iv) change in any manner the obligations of any Mortgage Loan
            Seller under a Mortgage Loan Purchase Agreement without the consent of each Mortgage Loan Seller; or

                  (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 10, 2002


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS NR CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A

                 CERTIFICATE BALANCE OF
                DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN  REMAINING CERTIFICATE
                    INTEREST IN THIS       BALANCE OF BOOK-ENTRY    NOTATION
    DATE         BOOK-ENTRY CERTIFICATE         CERTIFICATE         MADE BY
------------ ----------------------------- ----------------------  ----------

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------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

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------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

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

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common            UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN -  as joint tenants with rights   Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common              Act __________________________
                                                     (State)

     Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                        ----------------------------------------
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-18

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2002-C2, CLASS SP-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS CLASS SP-1 CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF SIMON COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER SECTION 410(D) OF THE CODE SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR
(II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.] 1

--------

1 For Book-Entry Regulation S Certificates Only.

PASS-THROUGH RATE:  7.4555%           APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
                                      BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION:  $5,508,000             DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                      RECEIVED ON OR BEFORE CUT-OFF DATE:
DATE OF POOLING AND SERVICING         $1,051,299,658
AGREEMENT:  AS OF DECEMBER 1, 2002
                                      SERVICER:  WACHOVIA BANK, NATIONAL
CUT-OFF DATE:  AS SET FORTH IN THE    ASSOCIATION
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                       SPECIAL SERVICER:  ARCAP SPECIAL
                                      SERVICING, INC.
CLOSING DATE:  DECEMBER 10, 2002
                                      TRUSTEE:  WELLS FARGO BANK MINNESOTA, N.A.
FIRST DISTRIBUTION DATE:
JANUARY 13, 2003                      PAYING AGENT: LASALLE BANK NATIONAL
                                      ASSOCIATION

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE                   CUSIP NO.: 46625MQD4 (2) 46625MQT9 (3)
OF THE CLASS SP-1 CERTIFICATES        U48138GN2 (1)
AS OF THE CLOSING DATE:  $5,508,000
                                      ISIN NO.: US46625MQD47 (2) US46625MQT98
                                      (3) USU48138GN20 (1)

                                      COMMON CODE NO.: 015955660 (2) 015955716
                                      (1)

                                      CERTIFICATE NO.:  SP-1-1

--------

1 For Book-Entry Regulation S Certificates Only.

2 For Book-Entry Rule 144A Only.

3 For Institutional Accredited Investors Only.

                             CLASS SP-1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Simon Collection Account, the Walgreens Collection Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class SP-1 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2002 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class SP-1 Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2002-C2 and are issued in twenty-three classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class SP-1 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Simon Collateral Support Deficit and Certificate Deferred Interest on the Simon Mortgage Loan shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Simon Collateral Support Deficit or Certificate Deferred Interest on the Simon Mortgage Loan allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Simon Non-Pooled Component, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account, the Simon Collection Account, the Walgreens Collection Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account, the Simon Collection Account and the Walgreens Collection Account) or the Paying Agent (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Simon Mortgage Loan and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(f) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar, the Paying Agent nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account, the Simon Collection Account, the Walgreens Collection Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account, Simon Collection Account or the Walgreens Collection Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC, the Lower-Tier REMIC, the Loan REMICs or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of each Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

                  (ii) reduce the aforesaid percentage of Certificates of any
            Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

                  (iii) adversely affect the Voting Rights of any Class of
            Certificates without the consent of the Holders of such Class then outstanding;

                  (iv) change in any manner the obligations of any Mortgage Loan
            Seller under a Mortgage Loan Purchase Agreement without the consent of each Mortgage Loan Seller; or

                  (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 10, 2002


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS SP-1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A

                 CERTIFICATE BALANCE OF
                DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN  REMAINING CERTIFICATE
                    INTEREST IN THIS       BALANCE OF BOOK-ENTRY    NOTATION
    DATE         BOOK-ENTRY CERTIFICATE         CERTIFICATE         MADE BY
------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

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------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

------------ ----------------------------- ----------------------  ----------

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

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common            UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN -  as joint tenants with rights   Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common              Act __________________________
                                                     (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                        ----------------------------------------
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-19

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2002-C2, CLASS SP-2

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS CLASS SP-2 CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF SIMON COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER SECTION 410(D) OF THE CODE SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR
(II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.] 1

--------

1 For Book-Entry Regulation S Certificates Only.

PASS-THROUGH RATE:  7.4555%           APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
                                      BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION:  $8,400,000             DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                      RECEIVED ON OR BEFORE CUT-OFF DATE:
DATE OF POOLING AND SERVICING         $1,051,299,658
AGREEMENT:  AS OF DECEMBER 1, 2002
                                      SERVICER:  WACHOVIA BANK, NATIONAL
CUT-OFF DATE:  AS SET FORTH IN THE    ASSOCIATION
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                       SPECIAL SERVICER:  ARCAP SPECIAL
                                      SERVICING, INC.
CLOSING DATE:  DECEMBER 10, 2002
                                      TRUSTEE:  WELLS FARGO BANK MINNESOTA, N.A.
FIRST DISTRIBUTION DATE:
JANUARY 13, 2003                      PAYING AGENT: LASALLE BANK NATIONAL
                                      ASSOCIATION
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE                   CUSIP NO.: 46625MQE2 (2) 46625MQU6 (3)
OF THE CLASS SP-2 CERTIFICATES        U48138GP7 (1)
AS OF THE CLOSING DATE:  $8,400,000
                                      ISIN NO.: US46625MQE20 (2) US46625MQU61
                                      (3) USU48138GP77 (1)

                                      COMMON CODE NO.: 015955902 (2) 015955821
                                      (1)

                                      CERTIFICATE NO.:  SP-2-1

--------

1 For Book-Entry Regulation S Certificates Only.

2 For Book-Entry Rule 144A Only.

3 For Institutional Accredited Investors Only.

                             CLASS SP-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Simon Collection Account, the Walgreens Collection Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class SP-2 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2002 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class SP-2 Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2002-C2 and are issued in twenty-three classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class SP-2 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Simon Collateral Support Deficit and Certificate Deferred Interest on the Simon Mortgage Loan shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Simon Collateral Support Deficit or Certificate Deferred Interest on the Simon Mortgage Loan allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Simon Non-Pooled Component, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account, the Simon Collection Account, the Walgreens Collection Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account, the Simon Collection Account and the Walgreens Collection Account) or the Paying Agent (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Simon Mortgage Loan and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(f) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar, the Paying Agent nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account, the Simon Collection Account, the Walgreens Collection Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account, Simon Collection Account or the Walgreens Collection Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC, the Lower-Tier REMIC, the Loan REMICs or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of each Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

                  (ii) reduce the aforesaid percentage of Certificates of any
            Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

                  (iii) adversely affect the Voting Rights of any Class of
            Certificates without the consent of the Holders of such Class then outstanding;

                  (iv) change in any manner the obligations of any Mortgage Loan
            Seller under a Mortgage Loan Purchase Agreement without the consent of each Mortgage Loan Seller; or

                  (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 10, 2002


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS SP-2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A

                 CERTIFICATE BALANCE OF
                DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN  REMAINING CERTIFICATE
                    INTEREST IN THIS       BALANCE OF BOOK-ENTRY    NOTATION
    DATE         BOOK-ENTRY CERTIFICATE         CERTIFICATE         MADE BY
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

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common            UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN -  as joint tenants with rights   Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common              Act __________________________
                                                     (State)

     Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                        ----------------------------------------
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-20

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2002-C2, CLASS SP-3

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS CLASS SP-3 CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF SIMON COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER SECTION 410(D) OF THE CODE SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR
(II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.] 1

--------

1 For Book-Entry Regulation S Certificates Only.

PASS-THROUGH RATE:  7.4555%           APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
                                      BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION:  $5,657,741             DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                      RECEIVED ON OR BEFORE CUT-OFF DATE:
DATE OF POOLING AND SERVICING         $1,051,299,658
AGREEMENT:  AS OF DECEMBER 1, 2002
                                      SERVICER:  WACHOVIA BANK, NATIONAL
CUT-OFF DATE:  AS SET FORTH IN THE    ASSOCIATION
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                       SPECIAL SERVICER:  ARCAP SPECIAL
                                      SERVICING, INC.
CLOSING DATE:  DECEMBER 10, 2002
                                      TRUSTEE:  WELLS FARGO BANK MINNESOTA, N.A.
FIRST DISTRIBUTION DATE:
JANUARY 13, 2003                      PAYING AGENT: LASALLE BANK NATIONAL
                                      ASSOCIATION

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE                   CUSIP NO.: 46625MQF9 (2) 46625MQV4 (3)
OF THE CLASS SP-3 CERTIFICATES        U48138GQ5 (1)
AS OF THE CLOSING DATE:  $5,657,741
                                      ISIN NO.: US46625MQF94 (2) US46625MQV45
                                      (3)  USU48138GQ50 (1)

                                      COMMON CODE NO.: 015956011 (2) 015956038
                                      (1)

                                      CERTIFICATE NO.:  SP-3-1

--------

1 For Book-Entry Regulation S Certificates Only.

2 For Book-Entry Rule 144A Only.

3 For Institutional Accredited Investors Only.

                             CLASS SP-3 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Simon Collection Account, the Walgreens Collection Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class SP-3 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2002 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class SP-3 Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2002-C2 and are issued in twenty-three classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class SP-3 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Simon Collateral Support Deficit and Certificate Deferred Interest on the Simon Mortgage Loan shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Simon Collateral Support Deficit or Certificate Deferred Interest on the Simon Mortgage Loan allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Simon Non-Pooled Component, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account, the Simon Collection Account, the Walgreens Collection Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account, the Simon Collection Account and the Walgreens Collection Account) or the Paying Agent (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Simon Mortgage Loan and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(f) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar, the Paying Agent nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account, the Simon Collection Account, the Walgreens Collection Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account, Simon Collection Account, the Walgreens Collection Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC, the Lower-Tier REMIC, the Loan REMICs or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of each Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

                  (ii) reduce the aforesaid percentage of Certificates of any
            Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

                  (iii) adversely affect the Voting Rights of any Class of
            Certificates without the consent of the Holders of such Class then outstanding;

                  (iv) change in any manner the obligations of any Mortgage Loan
            Seller under a Mortgage Loan Purchase Agreement without the consent of each Mortgage Loan Seller; or

                  (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 10, 2002


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS SP-3 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A

                 CERTIFICATE BALANCE OF
                DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN  REMAINING CERTIFICATE
                    INTEREST IN THIS       BALANCE OF BOOK-ENTRY    NOTATION
    DATE         BOOK-ENTRY CERTIFICATE         CERTIFICATE         MADE BY
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

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common            UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN -  as joint tenants with rights   Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common              Act __________________________
                                                     (State)

     Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                        ----------------------------------------
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-21

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2002-C2, CLASS WM

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS CLASS WM CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF WALGREENS COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, OR ANY CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MAD UNDER SECTION 410(D) OF THE CODE SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

PASS-THROUGH RATE:  7.2079%           APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
                                      BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION:  $338,406               DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                      RECEIVED ON OR BEFORE CUT-OFF DATE:
DATE OF POOLING AND SERVICING         $1,051,299,658
AGREEMENT:  AS OF DECEMBER 1, 2002
                                      SERVICER:  WACHOVIA BANK, NATIONAL
CUT-OFF DATE:  AS SET FORTH IN THE    ASSOCIATION
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                       SPECIAL SERVICER:  ARCAP SPECIAL
                                      SERVICING, INC.
CLOSING DATE:  DECEMBER 10, 2002
                                      TRUSTEE:  WELLS FARGO BANK MINNESOTA, N.A.
FIRST DISTRIBUTION DATE:
JANUARY 13, 2003                      PAYING AGENT: LASALLE BANK NATIONAL
                                      ASSOCIATION

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE                   CUSIP NO.: 46625MQY8
OF THE CLASS WM CERTIFICATES
AS OF THE CLOSING DATE: $338,406      ISIN NO.: US46625MQY83

                                      COMMON CODE NO.: [_________________]

                                      CERTIFICATE NO.:  WM-1

                              CLASS WM CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Simon Collection Account, the Walgreens Collection Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT ABN AMRO CCC PRIVATE EQUITY INVESTMENTS, INC.

is the registered owner of the interest evidenced by this Certificate in the Class WM Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2002 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class WM Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2002-C2 and are issued in twenty-three classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class WM Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Walgreens Collateral Support Deficit and Certificate Deferred Interest on the Walgreens Mortgage Loan shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Walgreens Collateral Support Deficit or Certificate Deferred Interest on the Walgreens Mortgage Loan allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Walgreens Non-Pooled Component, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account, the Simon Collection Account, the Walgreens Collection Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account, the Simon Collection Account and the Walgreens Collection Account) or the Paying Agent (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Walgreens Mortgage Loan and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(f) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar, the Paying Agent nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account, the Simon Collection Account, the Walgreens Collection Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account, Simon Collection Account or the Walgreens Collection Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC, the Lower-Tier REMIC, the Loan REMICs or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of each Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

                  (ii) reduce the aforesaid percentage of Certificates of any
            Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

                  (iii) adversely affect the Voting Rights of any Class of
            Certificates without the consent of the Holders of such Class then outstanding;

                  (iv) change in any manner the obligations of any Mortgage Loan
            Seller under a Mortgage Loan Purchase Agreement without the consent of each Mortgage Loan Seller; or

                  (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 10, 2002


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS WM CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A

                 CERTIFICATE BALANCE OF
                DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN  REMAINING CERTIFICATE
                    INTEREST IN THIS       BALANCE OF BOOK-ENTRY    NOTATION
    DATE         BOOK-ENTRY CERTIFICATE         CERTIFICATE         MADE BY
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

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common            UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN -  as joint tenants with rights   Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common              Act __________________________
                                                     (State)

     Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                        ----------------------------------------
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-22

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2002-C2, CLASS R

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, OR ANY CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MAD UNDER SECTION 410(D) OF THE CODE SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(A)(2) AND 860D OF THE CODE. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY TO DISQUALIFIED ORGANIZATIONS, NON-U.S. PERSONS OR AGENTS OF EITHER, AS SET FORTH IN SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR, THE PAYING AGENT AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(E)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, (C) IT UNDERSTANDS THAT IT MAY INCUR TAX LIABILITIES WITH RESPECT TO THIS CERTIFICATE IN EXCESS OF CASH FLOWS GENERATED HEREBY, (D) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE, (E) IT WILL NOT CAUSE INCOME WITH RESPECT TO THIS CERTIFICATE TO BE ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY OF SUCH PERSON OR ANY OTHER U.S. PERSON AND (F) IT WILL NOT TRANSFER THIS CERTIFICATE TO ANY PERSON OR ENTITY THAT DOES NOT PROVIDE A SIMILAR AFFIDAVIT. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. THIS CERTIFICATE REPRESENTS A "NON-ECONOMIC RESIDUAL INTEREST," AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-L(C), AND THEREFORE, TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND EITHER TO TRANSFER AT A MINIMUM PRICE OR TO AN ELIGIBLE TRANSFEREE AS SPECIFIED IN REGULATIONS.

PERCENTAGE INTEREST EVIDENCED BY THIS APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATE: 100%                     BALANCE OF THE MORTGAGE LOANS AFTER
                                      DEDUCTING PAYMENTS DUE AND PREPAYMENTS
DATE OF POOLING AND SERVICING         RECEIVED ON OR BEFORE CUT-OFF DATE:
AGREEMENT:  AS OF DECEMBER 1, 2002    $1,051,299,658

CUT-OFF DATE:  AS SET FORTH IN THE    SERVICER:  WACHOVIA BANK, NATIONAL
POOLING AND SERVICING AGREEMENT (AS   ASSOCIATION
DEFINED HEREIN)
                                      SPECIAL SERVICER:  ARCAP SPECIAL
CLOSING DATE:  DECEMBER 10, 2002      SERVICING, INC.

FIRST DISTRIBUTION DATE:              TRUSTEE:  WELLS FARGO BANK MINNESOTA, N.A.
JANUARY 13, 2003
                                      PAYING AGENT: LASALLE BANK NATIONAL
CLASS R PERCENTAGE INTEREST:  100%    ASSOCIATION

CUSIP:  46625MQW2                     CERTIFICATE NO.:  R-1-[1]

                               CLASS R CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Simon Collection Account, the Walgreens Collection Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT J.P. MORGAN SECURITIES INC.

is the registered owner of the interest evidenced by this Certificate in the Class R Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2002 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2002-C2 and are issued in twenty-three classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Class R Certificate is a "residual interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income. The Holder of the largest Percentage Interest in the Class R Certificates shall be the "tax matters person" for the Upper-Tier REMIC pursuant to Treasury Regulations Section 1.860F-4(d), and the Servicer is hereby irrevocably designated and shall serve as attorney-in-fact and agent for any such Person that is the "tax matters person".

            Pursuant to the terms of the Pooling and Servicing Agreement, distributions, if any, on this Certificate shall be made by the Paying Agent to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the Distribution Date to the Person in whose name this Certificate is registered as of the related Record Date. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account, the Simon Collection Account, the Walgreens Collection Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account, the Simon Collection Account and the Walgreens Collection Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(f) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Paying Agent under Section 5.02(c) of the Pooling and Servicing Agreement to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions: (A) No Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an "Agent"), a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or a Non-U.S. Person and shall promptly notify the Servicer, the Trustee and the Certificate Registrar of any change or impending change to such status; (B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Class R Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-1 (a "Transfer Affidavit") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is not a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, and that it has reviewed the provisions of Section 5.02(c) of the Pooling and Servicing Agreement and agrees to be bound by them; (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected; (D) The Transferee will not cause the income with respect to any Class R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of such Transferee or any other Person; and (E) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (1) to require a Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class R Certificate and (2) not to transfer its Ownership Interest in such Class R Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-2 (a "Transferor Letter") certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization, an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person.

            The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account, the Simon Collection Account, the Walgreens Collection Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account, Simon Collection Account or the Walgreens Collection Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC, the Lower-Tier REMIC, the Loan REMICs or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of each Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

                  (ii) reduce the aforesaid percentage of Certificates of any
            Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

                  (iii) adversely affect the Voting Rights of any Class of
            Certificates without the consent of the Holders of such Class then outstanding;

                  (iv) change in any manner the obligations of any Mortgage Loan
            Seller under a Mortgage Loan Purchase Agreement without the consent of each Mortgage Loan Seller; or

                  (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 10, 2002


                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS R CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 10, 2002

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common            UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN -  as joint tenants with rights   Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common              Act __________________________
                                                     (State)

     Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                        ----------------------------------------
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-23

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2002-C2, CLASS LR

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, OR ANY CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MAD UNDER SECTION 410(D) OF THE CODE SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN THREE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(A)(2) AND 860D OF THE CODE. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY TO DISQUALIFIED ORGANIZATIONS, NON-U.S. PERSONS OR AGENTS OF EITHER, AS SET FORTH IN SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR, THE PAYING AGENT AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(E)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, (C) IT UNDERSTANDS THAT IT MAY INCUR TAX LIABILITIES WITH RESPECT TO THIS CERTIFICATE IN EXCESS OF CASH FLOWS GENERATED HEREBY, (D) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE, (E) IT WILL NOT CAUSE INCOME WITH RESPECT TO THIS CERTIFICATE TO BE ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY OF SUCH PERSON OR ANY OTHER U.S. PERSON AND (F) IT WILL NOT TRANSFER THIS CERTIFICATE TO ANY PERSON OR ENTITY THAT DOES NOT PROVIDE A SIMILAR AFFIDAVIT. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. THIS CERTIFICATE REPRESENTS A "NON-ECONOMIC RESIDUAL INTEREST," AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-L(C), AND THEREFORE, TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND EITHER TO TRANSFER AT A MINIMUM PRICE OR TO AN ELIGIBLE TRANSFEREE AS SPECIFIED IN REGULATIONS.

PERCENTAGE INTEREST EVIDENCED BY THIS APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATE: 100%                     BALANCE OF THE MORTGAGE LOANS AFTER
                                      DEDUCTING PAYMENTS DUE AND PREPAYMENTS
DATE OF POOLING AND SERVICING         RECEIVED ON OR BEFORE CUT-OFF DATE:
AGREEMENT:  AS OF DECEMBER 1, 2002    $1,051,299,658

CUT-OFF DATE:  AS SET FORTH IN THE    SERVICER:  WACHOVIA BANK, NATIONAL
POOLING AND SERVICING AGREEMENT (AS   ASSOCIATION
DEFINED HEREIN)
                                      SPECIAL SERVICER:  ARCAP SPECIAL
CLOSING DATE:  DECEMBER 10, 2002      SERVICING, INC.

FIRST DISTRIBUTION DATE:              TRUSTEE:  WELLS FARGO BANK MINNESOTA, N.A.
JANUARY 13, 2003
                                      PAYING AGENT: LASALLE BANK NATIONAL
CLASS LR PERCENTAGE INTEREST:  100%   ASSOCIATION

CUSIP: 46625MQX0                      CERTIFICATE NO.:  LR-1-[1]

                              CLASS LR CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial and multifamily fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Simon Collection Account, the Walgreens Collection Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT J.P. MORGAN SECURITIES INC.

is the registered owner of the interest evidenced by this Certificate in the Class LR Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2002 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer, the Special Servicer and the Paying Agent. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2002-C2 and are issued in twenty-three classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Class LR Certificate represents the "residual interest" in three "real estate mortgage investment conduits," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income. The Holder of the largest Percentage Interest in the Class LR Certificates shall be the "tax matters person" for each Loan REMIC and the Lower-Tier REMIC pursuant to Treasury Regulations Section 1.860F-4(d), and the Servicer is hereby irrevocably designated and shall serve as attorney-in-fact and agent for any such Person that is the "tax matters person".

            Pursuant to the terms of the Pooling and Servicing Agreement, distributions, if any, on this Certificate shall be made by the Paying Agent to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the Distribution Date to the Person in whose name this Certificate is registered as of the related Record Date. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account, the Simon Collection Account, the Walgreens Collection Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account, the Simon Collection Account and the Walgreens Collection Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(f) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Each Person who has or who acquires any Ownership Interest in a Class LR Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Paying Agent under Section 5.02(b) of the Pooling and Servicing Agreement to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Class LR Certificate are expressly subject to the following provisions: (A) No Person holding or acquiring any Ownership Interest in a Class LR Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an "Agent"), a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or a Non-U.S. Person and shall promptly notify the Servicer, the Trustee and the Certificate Registrar of any change or impending change to such status; (B) In connection with any proposed Transfer of any Ownership Interest in a Class LR Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Class LR Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-1 (a "Transfer Affidavit") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is not a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, and that it has reviewed the provisions of Section 5.02(c) of the Pooling and Servicing Agreement and agrees to be bound by them; (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization or an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, no Transfer of an Ownership Interest in a Class LR Certificate to such proposed Transferee shall be effected; (D) The Transferee will not cause the income with respect to any Class LR Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of such Transferee or any other Person; and (E) Each Person holding or acquiring any Ownership Interest in a Class LR Certificate shall agree (1) to require a Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class LR Certificate and (2) not to transfer its Ownership Interest in such Class LR Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-2 (a "Transferor Letter") certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization, an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person.

            The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or the Prospectus or the Prospectus Supplement or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the imposition of any tax, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to avoid such tax; to change the timing and/or nature of deposits into the Certificate Account, the Simon Collection Account, the Walgreens Collection Account or Distribution Accounts or REO Account or to change the name in which the Certificate Account, Simon Collection Account or the Walgreens Collection Account is maintained, provided, however, that the P&I Advance Date shall not be later than the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause any of the Upper-Tier REMIC, the Lower-Tier REMIC, the Loan REMICs or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; and to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that in no event may any amendment change in any manner the obligations of any Mortgage Loan Seller without the consent of each Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of such Certificateholder;

                  (ii) reduce the aforesaid percentage of Certificates of any
            Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding;

                  (iii) adversely affect the Voting Rights of any Class of
            Certificates without the consent of the Holders of such Class then outstanding;

                  (iv) change in any manner the obligations of any Mortgage Loan
            Seller under a Mortgage Loan Purchase Agreement without the consent of each Mortgage Loan Seller; or

                  (v) without the consent of 100% of the Certificateholders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standard.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee or the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs to fail to qualify as a REMIC or result in the imposition of a tax on any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMICs or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Servicer, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 10, 2002



                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS LR CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 10, 2002

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common            UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                       (Cust)
JT TEN -  as joint tenants with rights   Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common              Act __________________________
                                                     (State)

     Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                        ----------------------------------------
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                    EXHIBIT B

                             MORTGAGE LOAN SCHEDULE

                                                                                                                             Zip
Seq #   Borrower Name                                       Address                             City                 State   Code
------------------------------------------------------------------------------------------------------------------------------------
1       Century III Mall, L.P., Longview Mall, L.P.,        Various                             Various              Various Various
        Highland Lakes Center, LLC
1.1     Century III Mall, L.P., Longview Mall, L.P.,        3075 Clairton Road                  West Mifflin         PA      15123
        Highland Lakes Center, LLC
1.2     Century III Mall, L.P., Longview Mall, L.P.,        3500 McCann Road                    Longview             TX      75605
        Highland Lakes Center, LLC
1.3     Century III Mall, L.P., Longview Mall, L.P.,        7307 W. Colonial Drive              Orlando              FL      32818
        Highland Lakes Center, LLC
2       75-101 Federal St., LLC                             75/101 Federal Street               Boston               MA      02110
3       ARC Communities I, LLC                              Various                             Various              Various Various
3.1     ARC Communities I, LLC                              2700 C Street                       Greeley              CO      80631
3.2     ARC Communities I, LLC                              243 N. Meridian Ave                 San Bernardino       CA      92410
3.3     ARC Communities I, LLC                              1708 Bunker Hill Ln                 Lewisville           TX      75056
3.4     ARC Communities I, LLC                              617 Holford Prarie Rd.              Lewisville           TX      75066
3.5     ARC Communities I, LLC                              1915 W. MacArthur Rd. &
                                                            3825 S. Seneca Rd                   Wichita              KS      67217
3.6     ARC Communities I, LLC                              5000 Red Creek Springs Rd           Pueblo               CO      81005
3.7     ARC Communities I, LLC                              2221 S. Prairie Ave                 Pueblo               CO      81005
3.8     ARC Communities I, LLC                              301 South Coppell Rd.               Coppell              TX      75019
3.9     ARC Communities I, LLC                              1322 South Beltline Rd.             Dallas               TX      75253
3.10    ARC Communities I, LLC                              550 Ruby Rd.                        Coppell              TX      75019
3.11    ARC Communities I, LLC                              2716 West Delmar Ave                Godfrey              IL      62035
4       Long Island Industrial Group Two LLC, 600 West      Various                             Various              NY      Various
        John LLC, 270-280 Duffy LLC, 290 Duffy LLC
4.1     Long Island Industrial Group Two LLC, 600 West      270, 280 & 290 Duffy Avenue         Hicksville           NY      11801
        John LLC, 270-280 Duffy LLC, 290 Duffy LLC
4.2     Long Island Industrial Group Two LLC, 600 West      600 West John Street                Hicksville           NY      11801
        John LLC, 270-280 Duffy LLC, 290 Duffy LLC
4.3     Long Island Industrial Group Two LLC, 600 West      200 Finn Court                      Farmingdale          NY      11735
        John LLC, 270-280 Duffy LLC, 290 Duffy LLC
4.4     Long Island Industrial Group Two LLC, 600 West      One Fairchild Court                 Plainview            NY      31453
        John LLC, 270-280 Duffy LLC, 290 Duffy LLC
4.5     Long Island Industrial Group Two LLC, 600 West      185 Price Parkway                   Farmingdale          NY      11735
        John LLC, 270-280 Duffy LLC, 290 Duffy LLC
4.6     Long Island Industrial Group Two LLC, 600 West      360 Smith Street                    Farmingdale          NY      11735
        John LLC, 270-280 Duffy LLC, 290 Duffy LLC
4.7     Long Island Industrial Group Two LLC, 600 West      511-523 Commack Road                Deer Park            NY      11729
        John LLC, 270-280 Duffy LLC, 290 Duffy LLC
5       West 50th (DEL) LLC                                 311 West 50th Street                New York             NY      10019
6       1400 LSD, LLC                                       1400 Lake Shore Drive               Chicago              IL      60610
7       600 5th Avenue, LLC                                 600 Fifth Avenue                    New York             NY      10020
8       CCDC Marion Portfolio LP                            110 Circuit City Road               Marion               IL      62959
9       Deerfield Village Centre, L.L.C. and Deerfield      625 Deerfield Road                  Deerfield            IL      60015
        Village Centre II, L.L.C.
10      GREC Greenwich Ltd.                                 1550 N.E. 123rd Street              North Miami          FL      33161
11      Thirty-Four Marketplace Acceptance, LLC             34 Market Place                     Baltimore            MD      21202
12      Coventry Green LLC                                  4045 Coventry Green Circle          Clarence             NY      14221
13      Aviana Company, Ltd., LLC                           10101 East US Highway 36            Avon                 IN      46123
14      West Valley Partners, LLC,  DBA West Valley         6601 South 190th Street,
                                                            and 9200-66th                       Kent                 WA      98032
        Business Park Partners LLC                          Avenue South
15      ZKS Richmond Holdings, LLC                          3151 Regatta Blvd.                  Richmond             CA      94804
16      Twenty-Six SAC Self-Storage, LP                     Various                             Various              Various Various
16.1    Twenty-Six SAC Self-Storage, LP                     1575 Bayshore Boulevard             San Francisco        CA      94124
16.2    Twenty-Six SAC Self-Storage, LP                     23917 US 19 North                   Clearwater           FL      34623
16.3    Twenty-Six SAC Self-Storage, LP                     3500 S Orange Avenue                Orlando              FL      32807
16.4    Twenty-Six SAC Self-Storage, LP                     2190 North Garey Avenue             Pomona               CA      91767
16.5    Twenty-Six SAC Self-Storage, LP                     20 Deadwood Avenue                  Rapid City           SD      57702
17      First Daniel LLC                                    9960 South Wayne Road               Romulus              MI      48174
18      Sperling Massillon, LLC, WC Massillon, LLC, SBW     4676 Erie Ave. SW                   Massillon            OH      44662
        Massillon, LLC, WMS Massillon, LLC, NSHE
        Sossaman, LLC
19      Biscayne Centre, LLC                                11900 Biscayne Boulevard            Miami                FL      33181
20      Cub Square Centre LLC                               8055 Sheridan Boulevard             Arvada               CO      80003
21      NNN Wolf Pen Plaza, LLC                             1901 - 1913 Texas Avenue
                                                            South                               College Station      TX      77840
22      J. Supor, LLC                                       500 Supor Boulevard                 Harrison             NJ      07029
23      Hillsdale, L.P.                                     17335 Tomball Highway               Houston              TX      77064
24      SFT Tigerfish LLC                                   3302 North 7th Street               Phoenix              AZ      85014
25      Orland Towne Center, L.L.C.                         9231-9263 & 9275-9277 West
                                                            159th Street                        Orland Hills         IL      60477
26      Coit/Legacy Limited Partnership                     4130, 4140, 4200 Legacy
                                                            Drive, 6905 and                     Plano                TX      75024
                                                            6909 Coit Road
27      136 Turnpike Road LLC                               136 Turnpike Road                   Southborough         MA      01772
28      Lone Oak - Stockton, L.L.C.                         4704 Fite Court                     Stockton             CA      95215
29      Opelika Portfolio, L.P.                             1701 Frederick Road                 Opelika              AL      36801
30      Arbor Green Apartments LLC                          3836 Arbor Green Lane               Indianapolis         IN      46220
31      Lyons Market Street, LLC                            2145 Market Street                  San Francisco        CA      94115
32      Vanstory Apartments, LLC                            2826 Vanstory Street                Greensboro           NC      27407
33      Cole Taylor Bank                                    200 North Michigan Avenue           Chicago              IL      60601
34      DIM Parkway Limited Partnership                     3100-3372 South University
                                                            Drive                               Miramar              FL      33025
35      IFP, LLC                                            216-218, 220-222, 232-242
                                                            Lyness Avenue                       Harrison             OH      45030
36      The Advantages Apartments LLC                       4901 Mcwillie Circle                Jackson              MS      39110
37      Lake Cadena Investments, Ltd.                       2851 South La Cadena Drive          Colton               CA      92324
38      Family Car Johnston, Inc                            5233 NW 84th Street                 Johnston             IA      50131
39      Richland Mobile Home Park LLC                       60 Compton Lane                     Richland             WA      99352
40      Ashberry Exeter LLC                                 1112 Ashberry Drive                 Columbus             OH      43228
41      Belair Center, LP                                   9855-9869 Bustleton Avenue          Philadelphia         PA      19115
42      Kalamazoo Properties Limited Partnership            Various                             Kalamazoo            MI      49006
42.1    Kalamazoo Properties Limited Partnership            2712-2816 Westbrook Street
                                                            & 1504, 1514                        Kalamazoo            MI      49006
                                                            Layfayette Avenue
42.2    Kalamazoo Properties Limited Partnership            2725 & 2805 Redwood Ave             Kalamazoo            MI      49006
42.3    Kalamazoo Properties Limited Partnership            1400-1410 Greenwood Ave             Kalamazoo            MI      49006
43      Kings Ambassador Associates, Ltd                    4824 East Busch Boulevard           Tampa                FL      33617
44      Heritage Hill Investors Group, LTD                  201 Heritage Hill Trail             Louisville           KY      40223
45      Lincoln-Inwood Plaza, Ltd.                          13615 - 13621 Inwood Road           Farmers Branch       TX      75244
46      DonBev Properties I, Ltd. LP                        2001 N. Rancho Ave                  Colton               CA      92324
47      Fiesta Grande RV I, LLC                             1511 East Florence
                                                            Boulevard                           Casa Grande          AZ      85222
48      Marvin Gardens Company, LP                          142 Greenbridge Drive               White Clay Creek     DE      19713
                                                                                                Hundred
49      Springhill Properties, L.P.                         6495 Piping Rock Lane               Indianapolis         IN      46254
50      Northwood Domit Apartments, Ltd.                    201 East Quamasia                   McAllen              TX      78504
51      REA Riverside General, LLC                          9867 - 9931 Magnolia Avenue         Riverside            CA      92503
52      NNN North Reno LLC                                  1901 Silverada Blvd                 Reno                 NV      89511
53      Access Self Storage of Clark, LLC                   360 Central Avenue                  Clark                NJ      07066
54      Ventnor Associates Company, LP                      2900 Knights Road                   Bensalem             PA      19020
55      Regency 2000, LLC                                   2000 Regency Court                  Toledo               OH      43623
56      Hartford Centre Associates, LLC                     729, 755, & 765 N. Route 83         Bensenville          IL      60106
57      MLMD Realty, LP                                     5320 Clinton Highway                Knoxville            TN      37912
58      Wellington Place Partners, LP                       10803 Greencreek Drive              Houston              TX      77070
59      Palm Beach SA, LLC                                  3350 Northlake Blvd                 Palm Beach Gardens   FL      33403
60      R & F Baltimore Pike L.P.                           65 Baltimore Pike                   Springfield          PA      19064
61      Seneca Townhouse Apartments LLC                     1445 Seneca Boulevard               Broadview Heights    OH      44147
62      Regency Place Combined Joint Venture                9855 Regency Square Blvd            Jacksonville         FL      32225
63      Carnegie Investors, L.P.                            1800-1856 Carnegie Avenue           Santa Ana            CA      92705
64      GPI Real Estate, LLC                                6575-6693 N Sidney Place            Glendale             WI      53209
65      Coit/Legacy Limited Partnership                     4100 Legacy Drive                   Plano                TX      75024
66      Marina Corporate Center, LLC                        2401 Merced Street                  San Leandro          CA      94577
67      Arroyo Vista Apartments, LLC                        1444 Orange Avenue                  Redlands             CA      92373
68      DLJ/Stephens, LLC                                   1680 West Winton Avenue             Hayward              CA      94545
69      Royal Timber Associates, LP                         111 Wild Oaks Court                 Little Egg Harbor    NJ      08087
70      Apple Valley Square LP                              800-822 Berryville Avenue           Winchester           VA      22601
71      King George Apartments, LLC                         100 Prince Royal Lane               Savannah             GA      31419
72      South Brook Villa Limited Dividend Housing          429-457 E. Edgewood Blvd            Lansing              MI      48911
        Association LLC
73      Bluegrass Meadows Rentals LLC                       Calumet Drive, Jockey
                                                            Drive & Tiny Town Rd                Clarksville          TN      37042
74      Twin City Crossing, LLC                             249 West Columbia Avenue            Batesburg-Leesville  SC      29070
75      Olde English Village, LP                            3400 - 3502 South Broadway          Tyler                TX      75706
76      BLMA Ltd.                                           813-817 South MacArthur
                                                            Blvd.                               Valley Ranch         TX      75019
                                                                                                (Coppell)
77      Benwall Texas LP                                    6350 Davis Blvd                     North Richland       TX      76180
                                                                                                Hills
78      Fisher Investments, LLC                             1001 West Dayton Street             Madison              WI      53703
79      Aberdeen Associates, LP                             228 Route 35                        Cliffwood            NJ      07721
80      South Coast Paulrino Apartments, LLC                801 Paularino Avenue                Costa Mesa           CA      92626
81      The Liu Family Trust                                25930 Rolling Hills Road            Torrance             CA      90505
82      Family Car Missoula, Inc.                           3640 Mullan Road                    Missoula             MT      59808
83      Cardinal Court, LLC                                 10545 Seminole Blvd                 Largo                FL      33778
84      Woodlawn Corner, LLC                                1150 East Sibley Blvd.              Dolton               IL      60419
85      MDR Cookeville LLC, HRT Cookeville LLC, AJB         500 S. Willow Ave                   Cookeville           TN      38501
        Cookeville LLC, KSB Cookeville LLC, and VRH
        Cookeville LLC
86      C&D Madison, LLC                                    1095 Micha Way                      Madison              GA      30650
87      3730 Brighton Road, LLC                             3730 Brighton Raoad                 Pittsburgh           PA      15212
88      Westgate Greenway, LLC                              2300 Westbrook Street               Ocean Springs        MS      39564
89      Okoboji's Holidays of Crescent Beach, Inc.          5205 Red Bug Lake Rd                Winter Springs       FL      32708
90      Oak Tree Villas, LLC                                2101 Pin Oak Drive                  Hopkinsville         KY      42240
91      Dana D. Ricciardi, Trustee of the 1545 Hancock      1545-1555 Hancock Street            Quincy               MA      02169
        Street Realty Trust
92      Tibo Management, Inc.                               2375 Vanderbilt Beach Rd            Naples               FL      34109
93      Trio Investments, LLC                               6980 E. Holmes Road                 Memphis              TN      38141
94      Sher-Wil/5 Points, LLC                              4260 University Blvd East           Tuscaloosa           AL      35404
95      Somerset Apartments, LLP                            4910-4930 15th Avenue SW            Fargo                ND      58124
96      Sugar Tree Square, L.L.C.                           6203-6263 Orchard Lake Road         West Bloomfield      MI      48322
97      Metro Junction, LLC                                 4880 Highway 18 West                Jackson              MS      39202
98      PVM, LLC                                            2215 Tradeport Drive                Orlando              FL      32824
99      Sports Shed, Inc.                                   5255 South Highway 146              SeaBrook             TX      77586
100     Blue Ridge Estates MHC, LLC                         6775 East U.S. Route 33             Churubusco           IN      46723
101     Timber Oak Properties, LP                           218 North Third Street              Oakland              MD      21550
102     Cedarwood Domit Apartments, Ltd.                    3100 North J Street                 McAllen              TX      78501
103     Twin Pines Mobile Associates, L.L.C.                6815 East 11 Mile Road              Warren               MI      48092
104     Charles E. Decker                                   441 West 22nd Street                New York             NY      10011
105     Sun Village LLC                                     12300 Seminole Blvd.                Largo                FL      33778
106     Spalding Cove Apartments, LLC                       5207-5224 Spalding Road             Collegedale          TN      37315
107     Pioneer Village MHP, Inc.                           305 Watkins Road                    Horseheads           NY      14845
108     Open Sky Inc.                                       5040 Derry Street  & 5000,
                                                            5011. 5021.                         Swatara              PA      17055
                                                            5031-5041 Lancaster St.

                                                                                                          Net
                                                                                                 Interest Mortgage
                                                                                                  Rate    Interest    Original
Seq #   Borrower Name                                   County         Property Name              (%)     Rate        Balance
------------------------------------------------------------------------------------------------------------------------------------
1       Century III Mall, L.P., Longview Mall, L.P.,    Various        Simon Portfolio II          6.2000   6.15790  139,000,000.00
        Highland Lakes Center, LLC
1.1     Century III Mall, L.P., Longview Mall, L.P.,    Allegheny      Century III Mall
        Highland Lakes Center, LLC
1.2     Century III Mall, L.P., Longview Mall, L.P.,    Greg           Longview Mall
        Highland Lakes Center, LLC
1.3     Century III Mall, L.P., Longview Mall, L.P.,    Orange         Highland Lakes Center
        Highland Lakes Center, LLC
2       75-101 Federal St., LLC                         Suffolk        75/101 Federal Street       4.8593   4.83220  100,000,000.00
3       ARC Communities I, LLC                          Various        ARC Portfolio A             7.3500   7.32790   45,716,015.00
3.1     ARC Communities I, LLC                          Weld           Villa West
3.2     ARC Communities I, LLC                          San Bernardino Meridian Terrace
3.3     ARC Communities I, LLC                          Denton         Highland Acres
3.4     ARC Communities I, LLC                          Denton         Eagle Ridge
3.5     ARC Communities I, LLC                          Sedgwick       Twin Oaks
3.6     ARC Communities I, LLC                          Pueblo         Sunset Country
3.7     ARC Communities I, LLC                          Pueblo         Oasis
3.8     ARC Communities I, LLC                          Dallas         Golden Triangle
3.9     ARC Communities I, LLC                          Dallas         Rolling Hills
3.10    ARC Communities I, LLC                          Dallas         Oak Park Village
3.11    ARC Communities I, LLC                          Madison        Oak Grove
4       Long Island Industrial Group Two LLC, 600 West  Various        Long Island Industrial      6.0440   6.00190   39,540,000.00
        John LLC, 270-280 Duffy LLC, 290 Duffy LLC                     Portfolio II
4.1     Long Island Industrial Group Two LLC, 600 West  Nassau         270, 280 & 290 Duffy
        John LLC, 270-280 Duffy LLC, 290 Duffy LLC                     Avenue
4.2     Long Island Industrial Group Two LLC, 600 West  Nassau         600 West John Street
        John LLC, 270-280 Duffy LLC, 290 Duffy LLC
4.3     Long Island Industrial Group Two LLC, 600 West  Suffolk        200 Finn Court
        John LLC, 270-280 Duffy LLC, 290 Duffy LLC
4.4     Long Island Industrial Group Two LLC, 600 West  Nassau         One Fairchild Court
        John LLC, 270-280 Duffy LLC, 290 Duffy LLC
4.5     Long Island Industrial Group Two LLC, 600 West  Suffolk        185 Price Parkway
        John LLC, 270-280 Duffy LLC, 290 Duffy LLC
4.6     Long Island Industrial Group Two LLC, 600 West  Suffolk        360 Smith Street
        John LLC, 270-280 Duffy LLC, 290 Duffy LLC
4.7     Long Island Industrial Group Two LLC, 600 West  Suffolk        511-523 Commack Road
        John LLC, 270-280 Duffy LLC, 290 Duffy LLC
5       West 50th (DEL) LLC                             New York       The Cameo Apartments        6.0600   6.01790   26,400,000.00
6       1400 LSD, LLC                                   Cook           1400 Lake Shore Drive       5.5880   5.5459    26,100,000.00
7       600 5th Avenue, LLC                             New York       600 Fifth Avenue            5.2500   5.20790   25,000,000.00
8       CCDC Marion Portfolio LP                        Williamson     Circuit City Distribution   6.8500   6.80790   22,650,000.00
                                                                       Center
9       Deerfield Village Centre, L.L.C. and Deerfield  Lake           Deerfield Village           7.2500   7.20790   22,500,000.00
        Village Centre II, L.L.C.
10      GREC Greenwich Ltd.                             Miami-Dade     Greenwich Park Apartments   6.0000   5.95790   22,000,000.00
11      Thirty-Four Marketplace Acceptance, LLC         Baltimore City Power Plant Live            7.4300   7.38790   21,882,733.78
12      Coventry Green LLC                              Erie           Coventry Green Apartments   6.4000   6.35790   17,750,000.00
13      Aviana Company, Ltd., LLC                       Hendricks      Avon Commons                6.9300   6.83790   17,500,000.00
14      West Valley Partners, LLC,  DBA West Valley     King           West Valley Business Park   6.1500   6.10790   17,400,000.00
        Business Park Partners LLC
15      ZKS Richmond Holdings, LLC                      Contra Costa   Richmond Distribution       6.8900   6.84790   16,000,000.00
                                                                       Center
16      Twenty-Six SAC Self-Storage, LP                 Various        U-Haul Portfolio            7.8700   7.82790   15,599,000.00
16.1    Twenty-Six SAC Self-Storage, LP                 San Francisco  708066 U-Haul San
                                                                       Francisco
16.2    Twenty-Six SAC Self-Storage, LP                 Pinellas       786069 U-Haul Clearwater
16.3    Twenty-Six SAC Self-Storage, LP                 Orange         785057 U-Haul Orlando
16.4    Twenty-Six SAC Self-Storage, LP                 Los Angeles    716024 U-Haul Pomona
16.5    Twenty-Six SAC Self-Storage, LP                 Pennington     725069 U-Haul Rapid City
17      First Daniel LLC                                Wayne          The Barrington Apts.        6.1000   5.97790   14,560,000.00
18      Sperling Massillon, LLC, WC Massillon, LLC, SBW Stark          4676 Erie Ave. SW           6.0500   6.00790   13,916,000.00
        Massillon, LLC, WMS Massillon, LLC, NSHE
        Sossaman, LLC
19      Biscayne Centre, LLC                            Miami-Dade     Biscayne Center             5.9500   5.90790   13,500,000.00
20      Cub Square Centre LLC                           Jefferson      Cub Square                  7.2200   7.17790   12,500,000.00
21      NNN Wolf Pen Plaza, LLC                         Brazos         Wolf Pen Plaza              6.4000   6.35790   12,265,000.00
22      J. Supor, LLC                                   Hudson         Supor Industrial Park       6.9000   6.85790   12,000,000.00
23      Hillsdale, L.P.                                 Harris         Willowbrook II Shopping     7.3600   7.31790   11,750,000.00
                                                                       Center
24      SFT Tigerfish LLC                               Maricopa       Acapella Apartments         6.0000   5.95790   11,000,000.00
25      Orland Towne Center, L.L.C.                     Cook           Orland Town Center          6.9100   6.86790   10,850,000.00
26      Coit/Legacy Limited Partnership                 Collin         Plaza on Legacy             6.7200   6.67790   10,625,000.00
27      136 Turnpike Road LLC                           Worcester      Southborough Place          7.0000   6.95790   10,500,000.00
28      Lone Oak - Stockton, L.L.C.                     San Joaquin    Martin Brower Distribution  6.8500   6.80790    9,850,000.00
29      Opelika Portfolio, L.P.                         Lee            Lowe's Home Improvement     6.0300   5.98790    9,260,000.00
30      Arbor Green Apartments LLC                      Marion         Arbor Green Apartments      6.6750   6.60290    9,080,000.00
31      Lyons Market Street, LLC                        San Francisco  2145 Market Street          7.0000   6.95790    8,900,000.00
32      Vanstory Apartments, LLC                        Guilford       Ashbrook Pointe Apartments  5.9000   5.85790    8,000,000.00
33      Cole Taylor Bank                                Cook           200 North Michigan Avenue   6.2000   6.15790    7,800,000.00
34      DIM Parkway Limited Partnership                 Broward        Miramar Parkway Plaza       8.6250   8.58290    7,660,000.00
35      IFP, LLC                                        Hamilton       Indian Footprint            6.9500   6.90790    7,450,000.00
                                                                       Apartments
36      The Advantages Apartments LLC                   Hinds          Advantages Apartments       6.7500   6.70790    7,200,000.00
37      Lake Cadena Investments, Ltd.                   San Bernandino Cadena Creek Mobile Home
                                                        &              Park                        6.0800   6.03790    7,150,000.00
                                                        Unincorporated
                                                        Riverside
38      Family Car Johnston, Inc                        Polk           Wynnsong 16 Theatre         9.0200   8.97790    6,878,000.00
                                                                       (Johnson)
39      Richland Mobile Home Park LLC                   Benton         Richland MHP                6.0000   5.90790    6,700,000.00
40      Ashberry Exeter LLC                             Franklin       Ashberry Village            7.2500   7.20790    6,500,000.00
                                                                       Apartments
41      Belair Center, LP                               Philadelphia   Belair Shopping Center      6.0000   5.95790    6,350,000.00
42      Kalamazoo Properties Limited Partnership        Kalamazoo      Kalamazoo Apt. Portfolio    6.2500   6.20790    6,300,000.00
42.1    Kalamazoo Properties Limited Partnership        Kalamazoo      West Campus Apartments
42.2    Kalamazoo Properties Limited Partnership        Kalamazoo      Redwood Apartments
42.3    Kalamazoo Properties Limited Partnership        Kalamazoo      Oak Forest Apartments
43      Kings Ambassador Associates, Ltd                Hillsborough   Andover Club Apartments     7.4000   7.35790    6,170,000.00
44      Heritage Hill Investors Group, LTD              Jefferson      Heritage Hill               6.2500   6.15790    5,950,000.00
45      Lincoln-Inwood Plaza, Ltd.                      Dallas         Inwood Plaza                6.2500   6.20790    5,750,000.00
46      DonBev Properties I, Ltd. LP                    San Bernardino Las Brisas Apartments       5.7500   5.70790    5,700,000.00
47      Fiesta Grande RV I, LLC                         Pinal          Fiesta Grande               6.0000   5.90790    5,600,000.00
48      Marvin Gardens Company, LP                      New Castle     Spring Run Apartments       6.0000   5.95790    5,500,000.00
49      Springhill Properties, L.P.                     Marion         SpringHill Apartments       6.2500   6.20790    5,500,000.00
50      Northwood Domit Apartments, Ltd.                Hidalgo        Northwood Domit Apartments  6.3100   6.26790    5,400,000.00
51      REA Riverside General, LLC                      Riverside      Riverside General Plaza     6.2300   6.18790    5,400,000.00
52      NNN North Reno LLC                              Washoe         North Reno Plaza            7.3000   7.25790    5,400,000.00
53      Access Self Storage of Clark, LLC               Union          Access Self Storage         6.3000   6.25790    5,000,000.00
54      Ventnor Associates Company, LP                  Bucks          Shaminy Brook Apartments    6.0000   5.95790    5,000,000.00
55      Regency 2000, LLC                               Lucas          2000 Regency                7.7300   7.68790    5,000,000.00
56      Hartford Centre Associates, LLC                 DuPage         Hartford Center             6.4050   6.36290    4,850,000.00
57      MLMD Realty, LP                                 Knox           Walgreens Knoxville         7.4780   7.43590    4,800,000.00
58      Wellington Place Partners, LP                   Harris         Wellington Place            5.9000   5.85790    4,650,000.00
                                                                       Apartments
59      Palm Beach SA, LLC                              Palm Beach     Sports Authority            7.1500   7.10790    4,650,000.00
60      R & F Baltimore Pike L.P.                       Delaware       Raymour & Flanigan          7.1500   7.10790    4,425,000.00
61      Seneca Townhouse Apartments LLC                 Cuyahoga       Seneca Lake                 6.0000   5.90790    4,350,000.00
62      Regency Place Combined Joint Venture            Duval          Regency Place Apartments    6.6500   6.60790    4,300,000.00
63      Carnegie Investors, L.P.                        Orange         Santa Ana Business Center   6.2500   6.20790    4,300,000.00
64      GPI Real Estate, LLC                            Milwaukee      Glendale Industrial         7.4900   7.44790    4,275,000.00
65      Coit/Legacy Limited Partnership                 Collin         Plaza on Legacy - Rainbow   6.5000   6.45790    4,240,000.00
66      Marina Corporate Center, LLC                    Alameda        Marina Corporate Center     6.9000   6.85790    4,200,000.00
67      Arroyo Vista Apartments, LLC                    San Bernardino Arroyo Vista Apts           6.0000   5.90790    4,200,000.00
68      DLJ/Stephens, LLC                               Alameda        1680 West Winton Avenue     6.5000   6.40790    4,000,000.00
69      Royal Timber Associates, LP                     Ocean County   Royal Timbers Apartments    8.0000   7.95790    3,870,000.00
70      Apple Valley Square LP                          Frederick      Apple Valley Shopping       6.4500   6.40790    3,800,000.00
                                                                       Center
71      King George Apartments, LLC                     Chatham        King George Apartments -    6.0000   5.95790    3,750,000.00
                                                                       Phase II
72      South Brook Villa Limited Dividend Housing      Ingham         Southbrook Villa            6.7000   6.65790    3,500,000.00
        Association LLC
73      Bluegrass Meadows Rentals LLC                   Montgomery     Bluegrass Meadows           7.0000   6.95790    3,500,000.00
74      Twin City Crossing, LLC                         Lexington      Twin City Crossing          6.7900   6.74790    3,500,000.00
75      Olde English Village, LP                        Smith          Olde English Village        7.1000   7.05790    3,500,000.00
76      BLMA Ltd.                                       Dallas         Valley Ranch Plaza          6.5000   6.45790    3,450,000.00
                                                                       Shopping Center
77      Benwall Texas LP                                Tarrant        Walgreens North Richland    7.1500   7.10790    3,350,000.00
                                                                       Hills
78      Fisher Investments, LLC                         Dane           Dayton House                6.0000   5.90790    3,300,000.00
79      Aberdeen Associates, LP                         Monmouth       Eckerds Drug Store          6.2900   6.24790    3,050,000.00
80      South Coast Paulrino Apartments, LLC            Orange         South Coast Paularino       5.7500   5.70790    3,000,000.00
                                                                       Apartments
81      The Liu Family Trust                            Los Angeles    Hillside Terrace            5.7500   5.70790    3,000,000.00
                                                                       Apartments
82      Family Car Missoula, Inc.                       Missoula       Carmike 10 Missoula         9.0200   8.97790    2,975,000.00
83      Cardinal Court, LLC                             Pinellas       Cardinal Court              6.3500   6.30790    2,880,000.00
84      Woodlawn Corner, LLC                            Cook           Walgreens Dolton            6.5150   6.47290    2,850,000.00
85      MDR Cookeville LLC, HRT Cookeville LLC, AJB     Putnam         Walgreens Cookeville        6.9500   6.90790    2,770,000.00
        Cookeville LLC, KSB Cookeville LLC, and VRH
        Cookeville LLC
86      C&D Madison, LLC                                Morgan         Madison Square Apartments   6.5000   6.37790    2,720,000.00
87      3730 Brighton Road, LLC                         Allegheny      Eckerds-Brighton Heights    6.9000   6.79790    2,550,000.00
88      Westgate Greenway, LLC                          Jackson        Westgate Apartments         7.6100   7.56790    2,450,000.00
89      Okoboji's Holidays of Crescent Beach, Inc.      Seminole       Walgreens Winter Springs    6.9750   6.82790    2,400,000.00
90      Oak Tree Villas, LLC                            Christian      Oak Tree Villas             6.2500   6.15790    2,390,000.00
91      Dana D. Ricciardi, Trustee of the 1545 Hancock  Norfolk        Landmark Office Building    7.4300   7.38790    2,365,000.00
        Street Realty Trust
92      Tibo Management, Inc.                           Collier        Eckerds-Naples              7.0000   6.85290    2,352,000.00
93      Trio Investments, LLC                           Shelby         Walgreens Memphis           7.2500   7.20790    2,625,000.00
94      Sher-Wil/5 Points, LLC                          Tuscaloosa     CVS Tuscalloosa             6.3000   6.17790    2,230,000.00
95      Somerset Apartments, LLP                        Cass           Somerset Apartments         5.6000   5.55790    2,205,000.00
96      Sugar Tree Square, L.L.C.                       Oakland        Sugar Tree Shopping Center  6.2800   6.15790    2,100,000.00
97      Metro Junction, LLC                             Hinds          Metro Junction              6.9500   6.90790    2,000,000.00
98      PVM, LLC                                        Orange         PVM Industrial Building     7.1110   7.06890    2,000,000.00
99      Sports Shed, Inc.                               Harris         Sports Shed                 8.4200   8.37790    2,000,000.00
100     Blue Ridge Estates MHC, LLC                     Whitley        Blue Ridge MHC              6.5500   6.44790    1,750,000.00
101     Timber Oak Properties, LP                       Garrett        CVS Oakland                 6.7500   6.70790    1,660,000.00
102     Cedarwood Domit Apartments, Ltd.                Hidalgo        Cedarwood Domit Apartments  6.3100   6.26790    1,600,000.00
103     Twin Pines Mobile Associates, L.L.C.            Wayne          Twin Pines MHP              7.0000   6.95790    1,600,000.00
104     Charles E. Decker                               New York       441 West 22nd Street        6.3500   6.30790    1,520,000.00
105     Sun Village LLC                                 Pinellas       Sun Village MHP             6.3500   6.30790    1,500,000.00
106     Spalding Cove Apartments, LLC                   Hamilton       Spalding Cove Apartments    7.0000   6.95790    1,440,000.00
107     Pioneer Village MHP, Inc.                       Chemung        Pioneer Village Mobile      6.2500   6.20790    1,400,000.00
                                                                       Home Park
108     Open Sky Inc.                                   Dauphin        C & F Apts                  7.1500   7.10790    1,145,000.00

                                                                                               Monthly
                                             Cutoff              Rem.  Maturity/ Amort. Rem.   Debt       Servicing  Accrual
Seq #   Borrower Name                        Balance       Term  Term  ARD Date  Term   Amort. Service    Fee Rate   Type
------------------------------------------------------------------------------------------------------------------------------------
1       Century III Mall, L.P.,
        Longview Mall, L.P.,               138,757,044.70   120   118  10/10/12   360    358   709,426.29   0.040000 Actual/360
        Highland Lakes Center, LLC
1.1     Century III Mall, L.P.,
        Longview Mall, L.P.,
        Highland Lakes Center, LLC
1.2     Century III Mall, L.P.,
        Longview Mall, L.P.,
        Highland Lakes Center, LLC
1.3     Century III Mall, L.P.,
        Longview Mall, L.P.,
        Highland Lakes Center, LLC
2       75-101 Federal St., LLC             99,880,850.30   120   119  11/1/12    360    359   524,091.36   0.025000 Actual/360
3       ARC Communities I, LLC              45,531,430.70   119   113  5/1/12     360    354   314,971.00   0.020000 Actual/360
3.1     ARC Communities I, LLC
3.2     ARC Communities I, LLC
3.3     ARC Communities I, LLC
3.4     ARC Communities I, LLC
3.5     ARC Communities I, LLC
3.6     ARC Communities I, LLC
3.7     ARC Communities I, LLC
3.8     ARC Communities I, LLC
3.9     ARC Communities I, LLC
3.10    ARC Communities I, LLC
3.11    ARC Communities I, LLC
4       Long Island Industrial
        Group Two LLC, 600 West             39,468,410.85   120   118  10/10/12   360    358   238,181.96   0.040000 Actual/360
        John LLC, 270-280 Duffy
        LLC, 290 Duffy LLC
4.1     Long Island Industrial
        Group Two LLC, 600 West
        John LLC, 270-280 Duffy
        LLC, 290 Duffy LLC
4.2     Long Island Industrial
        Group Two LLC, 600 West
        John LLC, 270-280 Duffy
        LLC, 290 Duffy LLC
4.3     Long Island Industrial
        Group Two LLC, 600 West
        John LLC, 270-280 Duffy
        LLC, 290 Duffy LLC
4.4     Long Island Industrial
        Group Two LLC, 600 West
        John LLC, 270-280 Duffy
        LLC, 290 Duffy LLC
4.5     Long Island Industrial
        Group Two LLC, 600 West
        John LLC, 270-280 Duffy
        LLC, 290 Duffy LLC
4.6     Long Island Industrial
        Group Two LLC, 600 West
        John LLC, 270-280 Duffy
        LLC, 290 Duffy LLC
4.7     Long Island Industrial
        Group Two LLC, 600 West
        John LLC, 270-280 Duffy
        LLC, 290 Duffy LLC
5       West 50th (DEL) LLC                 26,374,018.84   120   119  11/1/12    360    359   159,301.16   0.040000 Actual/360
6       1400 LSD, LLC                       26,047,742.97   120   118  10/1/12    360    358   149,637.18   0.040000 Actual/360
7       600 5th Avenue, LLC                 24,971,324.07   120   119  11/1/12    360    359   138,050.93   0.040000 Actual/360
8       CCDC Marion Portfolio LP            22,543,200.23   120   116  8/1/12     300    296   157,924.67   0.040000 Actual/360
9       Deerfield Village Centre,
        L.L.C. and Deerfield                22,253,380.81   120   105  9/1/11     360    345   153,489.66   0.040000 Actual/360
        Village Centre II, L.L.C.

10      GREC Greenwich Ltd.                 21,978,098.88   120   119  11/1/12    360    359   131,901.12   0.040000 Actual/360
11      Thirty-Four Marketplace
        Acceptance, LLC                     21,852,106.21   120   109  1/1/12     360    349   153,022.26   0.040000 Actual/360
12      Coventry Green LLC                  17,720,363.86   120   118  10/1/12    360    358   111,027.30   0.040000 Actual/360
13      Aviana Company, Ltd., LLC           17,437,474.32   180   177  9/1/17     300    297   122,906.00   0.090000 Actual/360
14      West Valley Partners, LLC,
        DBA West Valley                     17,369,240.08   120   118  10/1/12    360    358   106,005.70   0.040000 Actual/360
        Business Park Partners LLC

15      ZKS Richmond Holdings, LLC          15,976,198.15   120   118  10/1/12    360    358   105,269.02   0.040000 Actual/360
16      Twenty-Six SAC Self-
        Storage, LP                         15,475,776.80   120   112  4/1/12     300    292   119,055.35   0.040000 Actual/360
16.1    Twenty-Six SAC Self-
        Storage, LP
16.2    Twenty-Six SAC Self-
        Storage, LP
16.3    Twenty-Six SAC Self-
        Storage, LP
16.4    Twenty-Six SAC Self-
        Storage, LP
16.5    Twenty-Six SAC Self-
        Storage, LP
17      First Daniel LLC                    14,533,968.35   120   118  10/1/12    360    358    88,232.84   0.120000 Actual/360
18      Sperling Massillon, LLC,
        WC Massillon, LLC, SBW              13,916,000.00   120   120  12/1/12    300    300    90,086.79   0.040000 Actual/360
        Massillon, LLC, WMS
        Massillon, LLC, NSHE
        Sossaman, LLC

19      Biscayne Centre, LLC                13,486,431.64   120   119  11/1/12    360    359    80,505.86   0.040000 Actual/360
20      Cub Square Centre LLC               12,457,994.62   120   115  7/1/12     360    355    85,017.83   0.040000 Actual/360
21      NNN Wolf Pen Plaza, LLC             12,244,521.85    60    58  10/1/07    360    358    76,718.30   0.040000 Actual/360
22      J. Supor, LLC                       11,984,950.47   120   119  11/1/12    300    299    84,049.53   0.040000 Actual/360
23      Hillsdale, L.P.                     11,718,658.78   120   116  8/1/12     360    356    81,034.24   0.040000 Actual/360
24      SFT Tigerfish LLC                   10,979,886.63   120   118  10/1/12    360    358    65,950.56   0.040000 Actual/360
25      Orland Towne Center, L.L.C.         10,824,777.80   120   117  9/1/12     360    357    71,530.70   0.040000 Actual/360
26      Coit/Legacy Limited
        Partnership                         10,545,478.65   180   175  7/1/17     270    265    76,419.26   0.040000 Actual/360
27      136 Turnpike Road LLC               10,469,398.76   120   116  8/1/12     360    356    69,856.76   0.040000 Actual/360
28      Lone Oak - Stockton, L.L.C.          9,814,316.00   120   117  9/1/12     300    297    68,678.06   0.040000 Actual/360
29      Opelika Portfolio, L.P.              9,250,834.39   120   119  11/1/12    360    359    55,697.11   0.040000 Actual/360
30      Arbor Green Apartments LLC           9,072,066.75    60    59  11/1/07    360    359    58,440.75   0.070000 Actual/360
31      Lyons Market Street, LLC             8,879,725.54   120   117  9/1/12     360    357    59,211.92   0.040000 Actual/360
32      Vanstory Apartments, LLC             7,991,882.41   120   119  11/1/12    360    359    47,450.92   0.040000 Actual/360
33      Cole Taylor Bank                     7,789,086.60   120   119  11/1/12    300    299    51,213.40   0.040000 Actual/360
34      DIM Parkway Limited
        Partnership                          7,541,124.39   120    91  7/1/10     360    331    59,578.69   0.040000 Actual/360
35      IFP, LLC                             7,428,023.92   120   116  8/1/12     360    356    49,315.12   0.040000 Actual/360
36      The Advantages Apartments
        LLC                                  7,182,654.43   120   117  9/1/12     360    357    46,699.06   0.040000 Actual/360
37      Lake Cadena Investments,
        Ltd.                                 7,130,076.85   120   117  9/1/12     360    357    43,236.30   0.040000 Actual/360
38      Family Car Johnston, Inc             6,697,852.14   120    90  6/1/10     300    270    57,814.15   0.040000 Actual/360
39      Richland Mobile Home Park
        LLC                                  6,693,330.11   120   119  11/1/12    360    359    40,169.89   0.090000 Actual/360
40      Ashberry Exeter LLC                  6,486,011.94    60    57  9/1/07     360    357    44,341.46   0.040000 Actual/360
41      Belair Center, LP                    6,343,678.54   120   119  11/1/12    360    359    38,071.46   0.040000 Actual/360
42      Kalamazoo Properties
        Limited Partnership                  6,294,022.32   120   119  11/1/12    360    359    38,790.18   0.040000 Actual/360
42.1    Kalamazoo Properties
        Limited Partnership
42.2    Kalamazoo Properties
        Limited Partnership
42.3    Kalamazoo Properties
        Limited Partnership
43      Kings Ambassador
        Associates, Ltd                      6,113,479.54   120   107  11/1/11    360    347    42,719.83   0.040000 Actual/360
44      Heritage Hill Investors
        Group, LTD                           5,939,717.78    60    58  10/1/07    360    358    36,635.17   0.090000 Actual/360
45      Lincoln-Inwood Plaza, Ltd.           5,742,016.93   120   119  11/1/12    300    299    37,930.99   0.040000 Actual/360
46      DonBev Properties I, Ltd.
        LP                                   5,700,000.00   120   120  12/1/12    360    360    33,263.65   0.040000 Actual/360
47      Fiesta Grande RV I, LLC              5,600,000.00    60    60  12/1/07    360    360    33,574.83   0.090000 Actual/360
48      Marvin Gardens Company, LP           5,489,943.31   120   118  10/1/12    360    358    32,975.28   0.040000 Actual/360
49      Springhill Properties, L.P.          5,485,648.10   120   118  10/1/12    300    298    36,281.82   0.040000 Actual/360
50      Northwood Domit Apartments,
        Ltd.                                 5,394,935.26   120   119  11/1/12    360    359    33,459.74   0.040000 Actual/360
51      REA Riverside General, LLC           5,390,625.61   120   118  10/1/12    360    358    33,178.52   0.040000 Actual/360
52      NNN North Reno LLC                   5,382,226.48   120   115  7/1/12     360    355    37,020.83   0.040000 Actual/360
53      Access Self Storage of
        Clark, LLC                           4,993,111.83   120   119  11/1/12    300    299    33,138.17   0.040000 Actual/360
54      Ventnor Associates
        Company, LP                          4,990,857.55   120   118  10/1/12    360    358    29,977.53   0.040000 Actual/360
55      Regency 2000, LLC                    4,979,099.09   120   113  5/1/12     360    353    35,751.53   0.040000 Actual/360
56      Hartford Centre
        Associates, LLC                      4,841,911.58   120   118  10/1/12    360    358    30,352.92   0.040000 Actual/360
57      MLMD Realty, LP                      4,772,095.78   120   111  3/1/12     360    351    33,490.02   0.040000 Actual/360
58      Wellington Place Partners,
        LP                                   4,641,305.94   120   118  10/1/12    360    358    27,580.85   0.040000 Actual/360
59      Palm Beach SA, LLC                   4,636,934.43   120   116  8/1/12     360    356    31,406.41   0.040000 Actual/360
60      R & F Baltimore Pike L.P.            4,409,859.76   120   115  7/1/12     360    355    29,886.75   0.040000 Actual/360
61      Seneca Townhouse
        Apartments LLC                       4,340,585.25   240   239  11/1/22    240    239    31,164.75   0.090000 Actual/360
62      Regency Place Combined
        Joint Venture                        4,293,227.14   120   118  10/1/12    360    358    27,604.49   0.040000 Actual/360
63      Carnegie Investors, L.P.             4,292,569.15    84    82  10/1/09    360    358    26,475.84   0.040000 Actual/360
64      GPI Real Estate, LLC                 4,222,107.93   120   102  6/1/11     360    342    29,862.15   0.040000 Actual/360
65      Coit/Legacy Limited
        Partnership                          4,219,476.51   178   175  7/1/17     268    265    30,025.67   0.040000 Actual/360
66      Marina Corporate Center,
        LLC                                  4,200,000.00   120   120  12/1/12    360    360    27,661.21   0.040000 Actual/360
67      Arroyo Vista Apartments,
        LLC                                  4,195,818.88   120   119  11/1/12    360    359    25,181.12   0.090000 Actual/360
68      DLJ/Stephens, LLC                    3,993,474.44   120   118  10/1/12    360    358    25,282.72   0.090000 Actual/360
69      Royal Timber Associates, LP          3,808,800.99   120    95  11/1/10    360    335    28,396.69   0.040000 Actual/360
70      Apple Valley Square LP               3,790,221.52   120   117  9/1/12     360    357    23,893.77   0.040000 Actual/360
71      King George Apartments, LLC          3,746,266.86   120   119  11/1/12    360    359    22,483.14   0.040000 Actual/360
72      South Brook Villa Limited
        Dividend Housing                     3,496,956.94   120   119  11/1/12    360    359    22,584.73   0.040000 Actual/360
        Association LLC
73      Bluegrass Meadows Rentals
        LLC                                  3,494,929.95   120   118  10/1/12    360    358    23,285.59   0.040000 Actual/360
74      Twin City Crossing, LLC              3,489,272.76   120   116  8/1/12     360    356    22,794.07   0.040000 Actual/360
75      Olde English Village, LP             3,487,859.90   120   117  9/1/12     300    297    24,960.99   0.040000 Actual/360
76      BLMA Ltd.                            3,441,387.04   120   118  10/1/12    300    298    23,294.65   0.040000 Actual/360
77      Benwall Texas LP                     3,340,587.17   120   116  8/1/12     360    356    22,626.13   0.040000 Actual/360
78      Fisher Investments, LLC              3,296,714.83   120   119  11/1/12    360    359    19,785.17   0.090000 Actual/360
79      Aberdeen Associates, LP              3,050,000.00   120   120  12/1/12    300    300    20,195.39   0.040000 Actual/360
80      South Coast Paulrino
        Apartments, LLC                      3,000,000.00   120   120  12/1/12    360    360    17,507.19   0.040000 Actual/360
81      The Liu Family Trust                 2,981,444.23   120   119  11/1/12    120    119    32,930.77   0.04     Actual/360
82      Family Car Missoula, Inc.            2,897,079.11   120    90  6/1/10     300    270    25,006.85   0.040000 Actual/360
83      Cardinal Court, LLC                  2,877,319.61   120   119  11/1/12    360    359    17,920.39   0.040000 Actual/360
84      Woodlawn Corner, LLC                 2,845,366.75   120   118  10/1/12    360    358    18,042.06   0.040000 Actual/360
85      MDR Cookeville LLC, HRT
        Cookeville LLC, AJB                  2,765,938.50   120   118  10/1/12    360    358    18,335.96   0.040000 Actual/360
        Cookeville LLC, KSB
        Cookeville LLC, and VRH
        Cookeville LLC
86      C&D Madison, LLC                     2,713,076.54   120   117  9/1/12     360    357    17,192.25   0.120000 Actual/360
87      3730 Brighton Road, LLC              2,547,868.20   120   119  11/1/12    360    359    16,794.30   0.100000 Actual/360
88      Westgate Greenway, LLC               2,437,564.79   120   112  4/1/12     360    352    17,315.67   0.040000 Actual/360
89      Okoboji's Holidays of
        Crescent Beach, Inc.                 2,394,501.82   132   129  9/1/13     360    357    15,926.98   0.145000 Actual/360
90      Oak Tree Villas, LLC                 2,387,367.49   120   119  11/1/12    336    335    15,080.43   0.090000 Actual/360
91      Dana D. Ricciardi, Trustee
        of the 1545 Hancock                  2,355,640.17   120   114  6/1/12     360    354    16,423.21   0.040000 Actual/360
        Street Realty Trust
92      Tibo Management, Inc.                2,348,592.93   120   118  10/1/12    360    358    15,647.91   0.145000 Actual/360
93      Trio Investments, LLC                2,615,314.51   120   115  7/1/12     347    342    18,091.31   0.040000 Actual/360
94      Sher-Wil/5 Points, LLC               2,227,904.41   120   119  11/1/12    360    359    13,803.09   0.120000 Actual/360
95      Somerset Apartments, LLP             2,202,631.56   120   119  11/1/12    360    359    12,658.44   0.040000 Actual/360
96      Sugar Tree Square, L.L.C.            2,100,000.00   120   115  7/1/12       0      0    11,142.64   0.120000 Actual/360
97      Metro Junction, LLC                  1,995,392.33   120   117  9/1/12     360    357    13,238.96   0.040000 Actual/360
98      PVM, LLC                             1,988,928.45   120   115  7/1/12     300    295    14,277.52   0.040000 Actual/360
99      Sports Shed, Inc.                    1,924,302.82   120    97  1/1/11     240    217    17,255.33   0.040000 Actual/360
100     Blue Ridge Estates MHC, LLC          1,745,594.01   120   117  9/1/12     360    357    11,118.80   0.100000 Actual/360
101     Timber Oak Properties, LP            1,657,868.37   120   119  11/1/12    300    299    11,469.13   0.040000 Actual/360
102     Cedarwood Domit Apartments,
        Ltd.                                 1,598,499.23   120   119  11/1/12    360    359     9,914.00   0.040000 Actual/360
103     Twin Pines Mobile
        Associates, L.L.C.                   1,594,352.51   120   117  9/1/12     300    297    11,308.47   0.040000 Actual/360
104     Charles E. Decker                    1,518,585.35   120   119  11/1/12    360    359     9,457.98   0.040000 Actual/360
105     Sun Village LLC                      1,498,603.96   120   119  11/1/12    360    359     9,333.54   0.040000 Actual/360
106     Spalding Cove Apartments,
        LLC                                  1,440,000.00   120   120  12/1/12    360    360     9,580.36   0.040000 Actual/360
107     Pioneer Village MHP, Inc.            1,400,000.00   120   120  12/1/12    300    300     9,235.37   0.040000 Actual/360
108     Open Sky Inc.                        1,142,478.92   120   117  9/1/12     360    357     7,733.41   0.040000 Actual/360

                                                                   ARD
                                                            ARD    Step     Title  Crossed
Seq #   Borrower Name                                       (Y/N)  Up (%)   Type   Loan    Originator  Principal Name
------------------------------------------------------------------------------------------------------------------------------------

1       Century III Mall, L.P., Longview Mall, L.P.,        No     NAP      Fee            JPMCB       Simon Property Group, L.P.
        Highland Lakes Center, LLC
1.1     Century III Mall, L.P., Longview Mall, L.P.,                        Fee            JPMCB
        Highland Lakes Center, LLC
1.2     Century III Mall, L.P., Longview Mall, L.P.,                        Fee            JPMCB
        Highland Lakes Center, LLC
1.3     Century III Mall, L.P., Longview Mall, L.P.,                        Fee            JPMCB
        Highland Lakes Center, LLC
2       75-101 Federal St., LLC                             No     NAP      Fee            Merrill     Equity Office Properties
                                                                                                       Trust,
                                                                                           Lynch       General Motors Salaried
                                                                                                       Employees Pension Trust
                                                                                                       and General Motors
                                                                                                       Hourly-Rate Employees Pension
                                                                                                       Trust

3       ARC Communities I, LLC                              No     NAP      Fee            LaSalle     Affordable Residential
                                                                                                       Communities IV, LP

3.1     ARC Communities I, LLC                                              Fee            LaSalle
3.2     ARC Communities I, LLC                                              Fee            LaSalle
3.3     ARC Communities I, LLC                                              Fee            LaSalle
3.4     ARC Communities I, LLC                                              Fee            LaSalle
3.5     ARC Communities I, LLC                                              Fee            LaSalle
3.6     ARC Communities I, LLC                                              Fee            LaSalle
3.7     ARC Communities I, LLC                                              Fee            LaSalle
3.8     ARC Communities I, LLC                                              Fee            LaSalle
3.9     ARC Communities I, LLC                                              Fee            LaSalle
3.10    ARC Communities I, LLC                                              Fee            LaSalle
3.11    ARC Communities I, LLC                                              Fee            LaSalle
4       Long Island Industrial Group Two LLC, 600 West      No     NAP      Fee            JPMCB       Ruby Schron, Abraham
        John LLC, 270-280 Duffy LLC, 290 Duffy LLC                                                     Fruchthandler
4.1     Long Island Industrial Group Two LLC, 600 West                      Fee            JPMCB
        John LLC, 270-280 Duffy LLC, 290 Duffy LLC
4.2     Long Island Industrial Group Two LLC, 600 West                      Fee            JPMCB
        John LLC, 270-280 Duffy LLC, 290 Duffy LLC
4.3     Long Island Industrial Group Two LLC, 600 West                      Fee            JPMCB
        John LLC, 270-280 Duffy LLC, 290 Duffy LLC
4.4     Long Island Industrial Group Two LLC, 600 West                      Fee            JPMCB
        John LLC, 270-280 Duffy LLC, 290 Duffy LLC
4.5     Long Island Industrial Group Two LLC, 600 West                      Fee            JPMCB
        John LLC, 270-280 Duffy LLC, 290 Duffy LLC
4.6     Long Island Industrial Group Two LLC, 600 West                      Fee            JPMCB
        John LLC, 270-280 Duffy LLC, 290 Duffy LLC
4.7     Long Island Industrial Group Two LLC, 600 West                      Fee            JPMCB
        John LLC, 270-280 Duffy LLC, 290 Duffy LLC
5       West 50th (DEL) LLC                                 No     NAP      Fee            JPMCB       Jeffrey E. Levine
6       1400 LSD, LLC                                       No     NAP      Fee            LaSalle     Michael Barry, Michael
                                                                                                       Aufrecht, David
                                                                                                       Barnes, Donal P Barry
7       600 5th Avenue, LLC                                 Yes    2.0      Fee            Merrill     Collegiate Properties Corp
                                                                                           Lynch
8       CCDC Marion Portfolio LP                            Yes    2.0      Fee            Merrill     CCDC Marion, G.P., LLC; H&R
                                                                                           Lynch       Real Estate Holdings Inc.
9       Deerfield Village Centre, L.L.C. and Deerfield      Yes    The      Fee            LaSalle     Mesirow Realty Services,Inc.
        Village Centre II, L.L.C.                                  greater                             & Northern Realty Group
                                                                   of a)
                                                                   Initial
                                                                   Rate+2.0%
                                                                   or B)
                                                                   Treasury
                                                                   +1.45%
10      GREC Greenwich Ltd.                                 No     NAP      Fee            Merrill     Augustin Herran, Miguel
                                                                                           Lynch       Poyastro, James Dorsy
11      Thirty-Four Marketplace Acceptance, LLC             No     NAP      Leasehold      Merrill     David S. Cordish
                                                                                           Lynch
12      Coventry Green LLC                                  No     NAP      Fee            LaSalle     J. Michael Fitzpatrick,
                                                                                                       Gerald E. Kelly,
                                                                                                       William Leising
13      Aviana Company, Ltd., LLC                           Yes    The      Fee            JPMCB       Mary Khouri
                                                                   greater
                                                                   of a)
                                                                   Initial
                                                                   Rate+2%
                                                                   or b)
                                                                   Treasury
                                                                   +4.05%
14      West Valley Partners, LLC,  DBA West Valley         No     NAP      Fee            JPMCB       Thomas E. Morgan, III,
        Business Park Partners LLC                                                                     Beverly C. Morgan
15      ZKS Richmond Holdings, LLC                          Yes    2.0      Fee            Merrill     Frederick Stephens
                                                                                           Lynch
16      Twenty-Six SAC Self-Storage, LP                     Yes    2.0      Fee            Merrill     SAC
                                                                                           Lynch
16.1    Twenty-Six SAC Self-Storage, LP                                     Fee            Merrill
                                                                                           Lynch
16.2    Twenty-Six SAC Self-Storage, LP                                     Fee            Merrill
                                                                                           Lynch
16.3    Twenty-Six SAC Self-Storage, LP                                     Fee            Merrill
                                                                                           Lynch
16.4    Twenty-Six SAC Self-Storage, LP                                     Fee            Merrill
                                                                                           Lynch
16.5    Twenty-Six SAC Self-Storage, LP                                     Fee            Merrill
                                                                                           Lynch
17      First Daniel LLC                                    No     NAP      Fee            JPMCB       McKinley Associates, Inc.
18      Sperling Massillon, LLC, WC Massillon, LLC, SBW     Yes    2.0      Fee            Merrill     Evan Gary Wolgang
        Massillon, LLC, WMS Massillon, LLC, NSHE                                           Lynch
        Sossaman, LLC
19      Biscayne Centre, LLC                                No     NAP      Fee            JPMCB       Jean Putzer, Richard Wagman
20      Cub Square Centre LLC                               No     NAP      Fee            JPMCB       Daniel L. Rosenfield,
                                                                                                       Michael L.
                                                                                                       Rothenberg
21      NNN Wolf Pen Plaza, LLC                             Yes    2.0      Fee            Merrill     Anthony Thompson; Triple Net
                                                                                           Lynch       Properties, LLC
22      J. Supor, LLC                                       No     NAP      Fee            Merrill     Joseph Supor Jr.
                                                                                           Lynch
23      Hillsdale, L.P.                                     No     NAP      Fee            JPMCB       Tom Lile and
                                                                                                       Bruce Christenson
24      SFT Tigerfish LLC                                   No     NAP      Fee            Merrill     Alan J. Silberman and
                                                                                           Lynch       Gwendoline J. Silberman
25      Orland Towne Center, L.L.C.                         No     NAP      Fee            JPMCB       Houshang Farahvar,
                                                                                                       Farhad Nikanjam,
                                                                                                       Kourosh T. Youshaei
26      Coit/Legacy Limited Partnership                     No     NAP      Fee    1       JPMCB       Coit/Legacy GP, L.L.C.
27      136 Turnpike Road LLC                               No     NAP      Fee            Merrill     William Depietri,
                                                                                           Lynch       Douglas Freeman
28      Lone Oak - Stockton, L.L.C.                         No     NAP      Fee            JPMCB       J. Christophers Reyes
29      Opelika Portfolio, L.P.                             Yes    2.0      Fee            Merrill     H&R REIT Holdings, Inc;
                                                                                           Lynch       Opelika GP, L.L.C
30      Arbor Green Apartments LLC                          No     NAP      Fee            Merrill     Brian R. Johnson,
                                                                                           Lynch       Allah H. Bhatti
31      Lyons Market Street, LLC                            No     NAP      Fee            LaSalle     Richard  and Janet Lyons
32      Vanstory Apartments, LLC                            No     NAP      Fee            JPMCB       Christopher T. Dunbar,
                                                                                                       David F. Couch
33      Cole Taylor Bank                                    No     NAP      Fee            JPMCB       Cole Taylor Bank
34      DIM Parkway Limited Partnership                     No     NAP      Fee            Merrill     Jan W. Dane and Barry G. Ross
                                                                                           Lynch
35      IFP, LLC                                            No     NAP      Fee            Merrill     David J Kraut
                                                                                           Lynch
36      The Advantages Apartments LLC                       No     NAP      Fee            LaSalle     Carol K. Duddleston and
                                                                                                       Bruce Kirkland
37      Lake Cadena Investments, Ltd.                       No     NAP      Fee            JPMCB       Jeffrey A. Kaplan
38      Family Car Johnston, Inc                            No     NAP      Fee            LaSalle     Family Realty II Inc.
39      Richland Mobile Home Park LLC                       No     NAP      Fee            JPMCB       Stephen A. Hynes,
                                                                                                       Donna L. Hynes
40      Ashberry Exeter LLC                                 No     NAP      Fee            Merrill     R. Scott Harnisch,
                                                                                                       Charles P. Holinka,
                                                                                           Lynch       Gene J. Wanek,
                                                                                                       Twila K. Wanek, John J.
                                                                                                       Wanek, and
                                                                                                       Ashberry Associates
41      Belair Center, LP                                   No     NAP      Fee            Merrill     Jerald S. Batoff &
                                                                                           Lynch       Gordon Saul
42      Kalamazoo Properties Limited Partnership            No     NAP      Fee            LaSalle     Philip Sotiroff and
                                                                                                       David G. Byker
42.1    Kalamazoo Properties Limited Partnership                            Fee            LaSalle
42.2    Kalamazoo Properties Limited Partnership                            Fee            LaSalle
42.3    Kalamazoo Properties Limited Partnership                            Fee            LaSalle
43      Kings Ambassador Associates, Ltd                    No     NAP      Fee            Merrill     Ronald R. Fieldstone &
                                                                                           Lynch       Daniel E. Lubeck
44      Heritage Hill Investors Group, LTD                  No     NAP      Fee            JPMCB       Jeffrey A., Underhill,
                                                                                                       Todd Underhill
45      Lincoln-Inwood Plaza, Ltd.                          No     NAP      Fee            Merrill     Lincoln Property Company
                                                                                           Lynch       No. 264, Ltd.,
                                                                                                       Mack Pogue, William Duvall
46      DonBev Properties I, Ltd. LP                        No     NAP      Fee            Merrill     Peter W. Anderson and
                                                                                           Lynch       The Keith Family Trust
47      Fiesta Grande RV I, LLC                             No     NAP      Fee            JPMCB       Philip Moreau
48      Marvin Gardens Company, LP                          No     NAP      Fee            Merrill     Stuart Leibowitz
                                                                                           Lynch
49      Springhill Properties, L.P.                         No     NAP      Fee            LaSalle     John Watson & Carl Van Rooy
50      Northwood Domit Apartments, Ltd.                    No     NAP      Fee            Merrill     Antun Domit; Marlene Domit
                                                                                           Lynch
51      REA Riverside General, LLC                          No     NAP      Fee            Merrill     REA Riverside, LLC &
                                                                                           Lynch       Riverside Investment
                                                                                                       Partners, LLC
52      NNN North Reno LLC                                  No     NAP      Fee            Merrill     Anthony Thompson
                                                                                           Lynch
53      Access Self Storage of Clark, LLC                   No     NAP      Fee            Merrill     Kenneth Cooley, Foy R.
                                                                                           Lynch       Cooley, William Gates and
                                                                                                       Robert Gates
54      Ventnor Associates Company, LP                      No     NAP      Fee            Merrill     Stuart Leibowitz, Boardwalk
                                                                                           Lynch       Properties of Bensalem
55      Regency 2000, LLC                                   No     NAP      Fee            LaSalle     Dale, LLC, Rudolph Libbe
                                                                                                       Properties, Dr. Paul
                                                                                                       Berlacher, Dr. Adil Karamoli,
                                                                                                       Dr. Daniel Cassavar, Mitchell
                                                                                                       Development, LLT Investments,
                                                                                                       Aggie Titan Family
                                                                                                       Partnership, Gary Marck
56      Hartford Centre Associates, LLC                     No     NAP      Fee            LaSalle     Yisroel Gluck
57      MLMD Realty, LP                                     No     NAP      Fee            LaSalle     Renee Brooks Lieberman
58      Wellington Place Partners, LP                       No     NAP      Fee            JPMCB       Ryder, Stilwell Properties,
                                                                                                       Inc.
59      Palm Beach SA, LLC                                  No     NAP      Fee            LaSalle     Wayne Kao
60      R & F Baltimore Pike L.P.                           No     NAP      Fee            LaSalle     Neil Goldberg, Steven
                                                                                                       Goldberg,
                                                                                                       Michael Goldberg
61      Seneca Townhouse Apartments LLC                     No     NAP      Fee            JPMCB       Jacob Goldberg, Jacob
                                                                                                       Goldberg Trust,
                                                                                                       Harvey Saks Trust
62      Regency Place Combined Joint Venture                No     NAP      Fee            Merrill     John Edgerton,
                                                                                           Lynch       DMH Enterprises
63      Carnegie Investors, L.P.                            No     NAP      Fee            JPMCB       Michael E. Meyer,
                                                                                                       Stephen M. Zotavich,
                                                                                                       Bruce B. Ibbetson
64      GPI Real Estate, LLC                                No     NAP      Fee            LaSalle     Scott Welsh, Dennis Welsh,
                                                                                                       Michael Fardy, James Cope,
                                                                                                       Patrick Dempsey
65      Coit/Legacy Limited Partnership                     No     NAP      Fee    1       JPMCB       Coit/Legacy GP, L.L.C.
66      Marina Corporate Center, LLC                        Yes    2.0      Fee            Merrill     Clarence B. Coleman
                                                                                           Lynch
67      Arroyo Vista Apartments, LLC                        No     NAP      Fee            JPMCB       Paulette A. Marshall,
                                                                                                       Douglas B. Chaffee
68      DLJ/Stephens, LLC                                   No     NAP      Fee            JPMCB       Donald R. Stephens
69      Royal Timber Associates, LP                         No     NAP      Fee            Merrill     Century Pacific Housing
                                                                                           Lynch       Fund VII, LP, Century Pacific
                                                                                                       Equity Corporation &
                                                                                                       CARE Housing Services
                                                                                                       Corporation
70      Apple Valley Square LP                              Yes    2.0      Fee            Merrill     Edwin L. Greenberg, Herbert
                                                                                           Lynch       B. Mittenthal,
                                                                                                       Charles H. Mazziott and
                                                                                                       AVS, Inc.
71      King George Apartments, LLC                         No     NAP      Fee            JPMCB       James C. Wilson, Jr.
72      South Brook Villa Limited Dividend Housing          No     NAP      Fee            LaSalle     Robert Kabbe, Barry A.
                                                                                                       Ludwig, Kenneth
        Association LLC                                                                                Bovee, Joanne Golden
73      Bluegrass Meadows Rentals LLC                       No     NAP      Fee            LaSalle     William L Belew, Jr,
                                                                                                       D. Michelle Belew
74      Twin City Crossing, LLC                             No     NAP      Fee            JPMCB       Du Rhone Group, Ltd.
75      Olde English Village, LP                            No     NAP      Fee            JPMCB       Jerry J. McCarthy,
                                                                                                       Carolyn J. McCarthy
76      BLMA Ltd.                                           No     NAP      Fee            Merrill     John T. Evans, II
                                                                                           Lynch
77      Benwall Texas LP                                    No     NAP      Fee            LaSalle     Harold Benson
78      Fisher Investments, LLC                             No     NAP      Fee            JPMCB       Dianne M. Fisher Piddington,
                                                                                                       Rick A. Mcky
79      Aberdeen Associates, LP                             Yes    2.0      Fee            Merrill     Joseph W. Deerin and
                                                                                           Lynch       Richard Welkowitz
80      South Coast Paulrino Apartments, LLC                No     NAP      Fee            Merrill     King Wah Chui and
                                                                                           Lynch       Robert T.K. Chui
81      The Liu Family Trust                                No     NAP      Fee            Merrill     Steve C.K. Liu and Milly Liu
                                                                                           Lynch
82      Family Car Missoula, Inc.                           No     NAP      Fee            LaSalle     Family Realty II Inc. NW 450K
83      Cardinal Court, LLC                                 No     NAP      Fee            LaSalle     William Hickmann and
                                                                                                       Michael Hickmann
84      Woodlawn Corner, LLC                                No     NAP      Fee            LaSalle     Michael H. Rose
85      MDR Cookeville LLC, HRT Cookeville LLC, AJB         No     NAP      Fee            LaSalle     Howard Radlove,
        Cookeville LLC, KSB Cookeville LLC, and VRH                                                    Michael D. Radlove,
        Cookeville LLC                                                                                 Aidan J. Bird,
                                                                                                       Katherine S. Bird,
                                                                                                       Veenstra Investment Corp
86      C&D Madison, LLC                                    No     NAP      Fee            LaSalle     William E Doyle &
                                                                                                       Bruce A. Coker
87      3730 Brighton Road, LLC                             No     NAP      Fee            LaSalle     Milton Sidley and
                                                                                                       Saralyn I. Sidley
88      Westgate Greenway, LLC                              No     NAP      Fee            LaSalle     Ike Thrash
89      Okoboji's Holidays of Crescent Beach, Inc.          No     NAP      Fee            LaSalle     William Shafer & Lauri Shafer
90      Oak Tree Villas, LLC                                No     NAP      Fee            JPMCB       Bradley S. Nolan
91      Dana D. Ricciardi, Trustee of the
        1545 Hancock Street Realty Trust                    No     NAP      Fee            LaSalle     Dana Ricciardi
92      Tibo Management, Inc.                               No     NAP      Fee            LaSalle     Robin Thibeault
93      Trio Investments, LLC                               No     NAP      Fee            LaSalle     Sally Elman, June C. Wayne,
                                                                                                       and Robin W. Park
94      Sher-Wil/5 Points, LLC                              No     NAP      Fee            LaSalle     Luther S. Pate, IV
95      Somerset Apartments, LLP                            No     NAP      Fee            Merrill     James S Wieland, Dale D. Lian
                                                                                           Lynch       & Keneth P. Regan
96      Sugar Tree Square, L.L.C.                           No     NAP      Fee            JPMCB       Harold Beznos
97      Metro Junction, LLC                                 No     NAP      Fee            LaSalle     Yandell H. Wideman,
                                                                                                       Michael Harrell
98      PVM, LLC                                            No     NAP      Fee            LaSalle     William H. Valdes,
                                                                                                       M.A. Garcia III,
                                                                                                       Anthony S. Pace
99      Sports Shed, Inc.                                   No     NAP      Fee            LaSalle     Mark Wheat & Daniel Wheat
100     Blue Ridge Estates MHC, LLC                         No     NAP      Fee            LaSalle     Julio C. Jaramillo,
                                                                                                       Kathleen C. Collins
101     Timber Oak Properties, LP                           No     NAP      Fee            LaSalle     Michael Timmons,
                                                                                                       Douglas I. Bercu
102     Cedarwood Domit Apartments, Ltd.                    No     NAP      Fee            Merrill     Antun Domit; Marlene Domit
                                                                                           Lynch
103     Twin Pines Mobile Associates, L.L.C.                No     NAP      Fee            LaSalle     Lawrence Becker,
                                                                                                       Peter Kostishak,
                                                                                                       Susan Becker
104     Charles E. Decker                                   No     NAP      Fee            JPMCB       Charles E. Decker
105     Sun Village LLC                                     No     NAP      Fee            LaSalle     William P. Hickmann and
                                                                                                       Michael J. Hickmann
106     Spalding Cove Apartments, LLC                       No     NAP      Fee            LaSalle     Douglas DeGrave, and
                                                                                                       Debra DeGrave
107     Pioneer Village MHP, Inc.                           No     NAP      Fee            JPMCB       Kenneth C. Burnham
108     Open Sky Inc.                                       No     NAP      Fee            LaSalle     Paul John Sopensky

                                                      Letter
Seq                                                   of        Upfront   Monthly    Grace  O&M         Lockbox   Total     Unit of
#    Borrower Name                                    Credit    Escrows   Escrows    Period Recommended In-place  SF/Units  Measure
------------------------------------------------------------------------------------------------------------------------------------
1    Century III Mall, L.P., Longview Mall, L.P.,     No        2,186,197 437,742    0      No          Yes     1,047,549   Square
     Highland Lakes Center, LLC                                                                                             Feet
1.1  Century III Mall, L.P., Longview Mall, L.P.,                     0         0                                 558,616   Square
     Highland Lakes Center, LLC                                                                                             Feet
1.2  Century III Mall, L.P., Longview Mall, L.P.,                     0         0                                 207,838   Square
     Highland Lakes Center, LLC                                                                                             Feet
1.3  Century III Mall, L.P., Longview Mall, L.P.,                     0         0                                 281,095   Square
     Highland Lakes Center, LLC                                                                                             Feet
2    75-101 Federal St., LLC                          No        4,000,000  24,000    0      Yes         Yes       812,353   Square
                                                                                                                            Feet
3    ARC Communities I, LLC                           No          255,187  34,414    0      No          Yes         2,222   Pads
3.1  ARC Communities I, LLC                                           0         0                                     333   Pads
3.2  ARC Communities I, LLC                                           0         0                                     257   Pads
3.3  ARC Communities I, LLC                                           0         0                                     199   Pads
3.4  ARC Communities I, LLC                                           0         0                                     193   Pads
3.5  ARC Communities I, LLC                                           0         0                                     386   Pads
3.6  ARC Communities I, LLC                                           0         0                                     204   Pads
3.7  ARC Communities I, LLC                                           0         0                                     161   Pads
3.8  ARC Communities I, LLC                                           0         0                                     138   Pads
3.9  ARC Communities I, LLC                                           0         0                                     183   Pads
3.10 ARC Communities I, LLC                                           0         0                                      95   Pads
3.11 ARC Communities I, LLC                                           0         0                                      73   Pads
4    Long Island Industrial Group Two LLC, 600 West   Yes       1,118,210 160,727    0      No          Yes       859,110   Square
     John LLC, 270-280 Duffy LLC, 290 Duffy LLC                                                                             Feet
4.1  Long Island Industrial Group Two LLC, 600 West                   0         0                                 240,830   Square
     John LLC, 270-280 Duffy LLC, 290 Duffy LLC                                                                             Feet
4.2  Long Island Industrial Group Two LLC, 600 West                   0         0                                 210,841   Square
     John LLC, 270-280 Duffy LLC, 290 Duffy LLC                                                                             Feet
4.3  Long Island Industrial Group Two LLC, 600 West                   0         0                                 105,573   Square
     John LLC, 270-280 Duffy LLC, 290 Duffy LLC                                                                             Feet
4.4  Long Island Industrial Group Two LLC, 600 West               350,000       0                                  57,720   Square
     John LLC, 270-280 Duffy LLC, 290 Duffy LLC                                                                             Feet
4.5  Long Island Industrial Group Two LLC, 600 West                48,981       0                                 100,000   Square
     John LLC, 270-280 Duffy LLC, 290 Duffy LLC                                                                             Feet
4.6  Long Island Industrial Group Two LLC, 600 West                   0         0                                  60,000   Square
     John LLC, 270-280 Duffy LLC, 290 Duffy LLC                                                                             Feet
4.7  Long Island Industrial Group Two LLC, 600 West                   0         0                                  84,146   Square
     John LLC, 270-280 Duffy LLC, 290 Duffy LLC                                                                             Feet
5    West 50th (DEL) LLC                              No          223,429  15,547    5      No          No            102   Units
6    1400 LSD, LLC                                    No          571,804  86,293    5      Yes         No            400   Square
                                                                                                                            Feet
7    600 5th Avenue, LLC                              No              0         0    3      Yes         No        354,281   Square
                                                                                                                            Feet
8    CCDC Marion Portfolio LP                         No          157,925       0    5      Yes         Yes       1,078,450 Square
                                                                                                                            Feet
9    Deerfield Village Centre, L.L.C. and Deerfield   No           78,442  35,306    5      No          Yes       124,418   Square
     Village Centre II, L.L.C.                                                                                              Feet
10   GREC Greenwich Ltd.                              No          640,733  55,970    5      No          No            402   Units
11   Thirty-Four Marketplace Acceptance, LLC          No          100,015  11,707    5      No          NAP       248,770   Square
                                                                                                                            Feet
12   Coventry Green LLC                               No           24,161  25,857    5      No          No            216   Units
13   Aviana Company, Ltd., LLC                        No           36,285  25,503    7      No          Yes       172,605   Square
                                                                                                                            Feet
14   West Valley Partners, LLC,  DBA West Valley      No          160,000  31,000    7      No          No        205,655   Square
     Business Park Partners LLC                                                                                             Feet
15   ZKS Richmond Holdings, LLC                       No          418,303  64,173    5      Yes         Yes       425,676   Square
                                                                                                                            Feet
16   Twenty-Six SAC Self-Storage, LP                  No          304,348  37,612    5      No          No        209,007   Square
                                                                                                                            Feet
16.1 Twenty-Six SAC Self-Storage, LP                                  0         0                                 113,949   Square
                                                                                                                            Feet
16.2 Twenty-Six SAC Self-Storage, LP                                  0         0                                  23,525   Square
                                                                                                                            Feet
16.3 Twenty-Six SAC Self-Storage, LP                                  0         0                                  25,580   Square
                                                                                                                            Feet
16.4 Twenty-Six SAC Self-Storage, LP                                  0         0                                  19,316   Square
                                                                                                                            Feet
16.5 Twenty-Six SAC Self-Storage, LP                                  0         0                                  26,637   Square
                                                                                                                            Feet
17   First Daniel LLC                                 No          169,248  41,363    7      No          No            336   Units
18   Sperling Massillon, LLC, WC Massillon, LLC, SBW  Yes          65,542   7,030    5      Yes         Yes       843,632   Square
     Massillon, LLC, WMS Massillon, LLC, NSHE                                                                               Feet
     Sossaman, LLC
19   Biscayne Centre, LLC                             No          328,606  35,707    7      Yes         No        156,289   Square
                                                                                                                            Feet
20   Cub Square Centre LLC                            No           87,84   32,235    7      No          No        187,980   Square
                                                                                                                            Feet
21   NNN Wolf Pen Plaza, LLC                          No          436,466  12,221    10     No          NAP       170,202   Square
                                                                                                                            Feet
22   J. Supor, LLC                                    No          108,432  34,557    5      No          NAP       406,200   Square
                                                                                                                            Feet
23   Hillsdale, L.P.                                  No          133,474  19,850    7      No          No         66,547   Square
                                                                                                                            Feet
24   SFT Tigerfish LLC                                No           36,323  13,493    5      No          NAP           195   Units
25   Orland Towne Center, L.L.C.                      No          407,342  77,626    7      No          No        147,018   Square
                                                                                                                            Feet
26   Coit/Legacy Limited Partnership                  No          166,109  25,125    7      No          No        106,511   Square
                                                                                                                            Feet
27   136 Turnpike Road LLC                            No           48,686  22,908    5      No          NAP        81,860   Square
                                                                                                                            Feet
28   Lone Oak - Stockton, L.L.C.                      No          138,050  19,437    7      No          Yes       157,300   Square
                                                                                                                            Feet
29   Opelika Portfolio, L.P.                          No           66,137   1,690    5      No          Yes       135,197   Square
                                                                                                                            Feet
30   Arbor Green Apartments LLC                       No           16,698  21,915    5      No          Yes           208   Units
31   Lyons Market Street, LLC                         No           66,690   8,029    5      No          No         29,369   Square
                                                                                                                            Feet
32   Vanstory Apartments, LLC                         No           23,970  15,312    7      No          No            168   Units
33   Cole Taylor Bank                                 No          230,875  11,424    7      Yes         No        132,611   Square
                                                                                                                            Feet
34   DIM Parkway Limited Partnership                  No        2,238,121  28,778    5      No          NAP       144,120   Square
                                                                                                                            Feet
35   IFP, LLC                                         No           94,143  18,235    5      No          Yes           204   Units
36   The Advantages Apartments LLC                    No          144,256  19,387    5      Yes         No            252   Units
37   Lake Cadena Investments, Ltd.                    No          112,153   8,077    7      Yes         No            281   Pads
38   Family Car Johnston, Inc                         No          148,296   3,925    5      No          No         70,562   Square
                                                                                                                            Feet
39   Richland Mobile Home Park LLC                    No           38,842  10,025    7      Yes         No            314   Pads
40   Ashberry Exeter LLC                              No           39,618  18,021    5      No          NAP           172   Units
41   Belair Center, LP                                No          106,316  12,953    5      Yes         NAP        40,246   Square
                                                                                                                            Feet
42   Kalamazoo Properties Limited Partnership         No          204,493  22,389    5      Yes         No            237   Units
42.1 Kalamazoo Properties Limited Partnership                         0         0                                     139   Units
42.2 Kalamazoo Properties Limited Partnership                         0         0                                      46   Units
42.3 Kalamazoo Properties Limited Partnership                         0         0                                      52   Units
43   Kings Ambassador Associates, Ltd                 No            6,900  12,555    5      No          NAP           186   Units
44   Heritage Hill Investors Group, LTD               No          227,196   9,476    10     No          No            163   Units
45   Lincoln-Inwood Plaza, Ltd.                       No          367,443  21,499    10     No          NAP        98,198   Square
                                                                                                                            Feet
46   DonBev Properties I, Ltd. LP                     No          121,980  12,781    5      Yes         NAP           209   Units
47   Fiesta Grande RV I, LLC                          No          482,081   8,850    7      No          No            581   Pads
48   Marvin Gardens Company, LP                       No           29,466  13,160    5      No          NAP           184   Units
49   Springhill Properties, L.P.                      No          294,112  21,985    5      Yes         No            304   Units
50   Northwood Domit Apartments, Ltd.                 No          195,168  15,307    5      No          NAP           125   Units
51   REA Riverside General, LLC                       No           31,110   7,362    5      No          NAP        44,630   Square
                                                                                                                            Feet
52   NNN North Reno LLC                               No           31,754  13,216    5      No          NAP       129,960   Square
                                                                                                                            Feet
53   Access Self Storage of Clark, LLC                No           29,386  15,309    5      No          NAP        78,313   Square
                                                                                                                            Feet
54   Ventnor Associates Company, LP                   No           37,464  14,912    5      Yes         NAP           160   Units
55   Regency 2000, LLC                                Yes             0     7,125    5      No          No         42,996   Square
                                                                                                                            Feet
56   Hartford Centre Associates, LLC                  No           14,171  11,046    5      No          No         66,657   Square
                                                                                                                            Feet
57   MLMD Realty, LP                                  No              0       251    5      No          No         20,112   Square
                                                                                                                            Feet
58   Wellington Place Partners, LP                    No          154,509  17,695    7      No          No            143   Units
59   Palm Beach SA, LLC                               Yes           6,059  13,331    5      No          No         42,968   Square
                                                                                                                            Feet
60   R & F Baltimore Pike L.P.                        No            6,483   7,682    5      No          Yes        40,800   Square
                                                                                                                            Feet
61   Seneca Townhouse Apartments LLC                  No           69,400  15,390    7      Yes         No            151   Units
62   Regency Place Combined Joint Venture             No          286,194  11,404    5      No          NAP           120   Units
63   Carnegie Investors, L.P.                         No           60,670   8,128    7      No          No         56,800   Square
                                                                                                                            Feet
64   GPI Real Estate, LLC                             No          499,884  14,545    5      No          No        136,800   Square
                                                                                                                            Feet
65   Coit/Legacy Limited Partnership                  No           39,082       0    7      No          No         68,982   Square
                                                                                                                            Feet
66   Marina Corporate Center, LLC                     No          483,803  11,684    5      No          No         51,136   Square
                                                                                                                            Feet
67   Arroyo Vista Apartments, LLC                     No           42,742   6,015    7      No          No             68   Units
68   DLJ/Stephens, LLC                                No           63,661   9,013    7      No          No         69,840   Square
                                                                                                                            Feet
69   Royal Timber Associates, LP                      No           45,465   9,212    5      No          NAP           104   Units
70   Apple Valley Square LP                           No           55,991   6,630    5      Yes         No         74,903   Square
                                                                                                                            Feet
71   King George Apartments, LLC                      No           10,356   5,984    7      No          No             80   Units
72   South Brook Villa Limited Dividend Housing       No          152,666   9,598    5      Yes         No            129   Units
     Association LLC
73   Bluegrass Meadows Rentals LLC                    No           63,832  11,182    5      No          No            104   Units
74   Twin City Crossing, LLC                          No           29,658   5,168    7      No          No         47,680   Square
                                                                                                                            Feet
75   Olde English Village, LP                         No           88,302  12,793    7      Yes         No         79,831   Square
                                                                                                                            Feet
76   BLMA Ltd.                                        No          135,038  12,395    5      No          No         19,200   Square
                                                                                                                            Feet
77   Benwall Texas LP                                 No            9,669   1,266    5      No          No         14,490   Square
                                                                                                                            Feet
78   Fisher Investments, LLC                          No           48,450   8,797    7      No          No             24   Units
79   Aberdeen Associates, LP                          No              0       609    5      No          Yes        10,908   Square
                                                                                                                            Feet
80   South Coast Paulrino Apartments, LLC             No           17,254   6,980    5      Yes         NAP            46   Units
81   The Liu Family Trust                             No           41,054   5,071    5      Yes         NAP            77   Units
82   Family Car Missoula, Inc.                        No           54,235   1,966    5      No          No         31,924   Square
                                                                                                                            Feet
83   Cardinal Court, LLC                              No           53,160   6,579    5      Yes         No            159   Pads
84   Woodlawn Corner, LLC                             No            3,750     189    5      No          No         15,120   Square
                                                                                                                            Feet
85   MDR Cookeville LLC, HRT Cookeville LLC, AJB      No              496     437    5      No          No         15,120   Square
     Cookeville LLC, KSB Cookeville LLC, and VRH                                                                            Feet
     Cookeville LLC
86   C&D Madison, LLC                                 No           24,699   4,066    5      No          No             58   Units
87   3730 Brighton Road, LLC                          No              0       136    5      No          No         10,908   Square
                                                                                                                            Feet
88   Westgate Greenway, LLC                           No          111,070   5,875    5      Yes         No             90   Units
89   Okoboji's Holidays of Crescent Beach, Inc.       No              442     410    5      No          No         15,120   Square
                                                                                                                            Feet
90   Oak Tree Villas, LLC                             No          307,546   7,526    7      Yes         No            120   Units
91   Dana D. Ricciardi, Trustee of the 1545 Hancock   No          159,486  14,902    5      No          No         34,520   Square
     Street Realty Trust                                                                                                    Feet
92   Tibo Management, Inc.                            No              0       176    5      No          No         10,908   Square
                                                                                                                            Feet
93   Trio Investments, LLC                            No              211     294    5      No          No         15,120   Square
                                                                                                                            Feet
94   Sher-Wil/5 Points, LLC                           No              0       169    5      No          No         10,195   Square
                                                                                                                            Feet
95   Somerset Apartments, LLP                         No           21,679   8,999    5      No          NAP            75   Units
96   Sugar Tree Square, L.L.C.                        No          162,188   6,910    7      Yes         No         36,972   Square
                                                                                                                            Feet
97   Metro Junction, LLC                              Yes          11,762   2,730    5      No          No         23,980   Square
                                                                                                                            Feet
98   PVM, LLC                                         No           27,130   5,292    5      No          No         30,300   Square
                                                                                                                            Feet
99   Sports Shed, Inc.                                No            1,624   5,946    5      No          No            528   Units
100  Blue Ridge Estates MHC, LLC                      No            5,167   1,563    5      No          No            113   Pads
101  Timber Oak Properties, LP                        No              0       127    5      No          No         10,125   Square
                                                                                                                            Feet
102  Cedarwood Domit Apartments, Ltd.                 No           57,601   4,673    5      No          NAP            40   Units
103  Twin Pines Mobile Associates, L.L.C.             No           20,664   1,924    5      No          No            118   Pads
104  Charles E. Decker                                No            9,378   2,394    7      No          No              9   Units
105  Sun Village LLC                                  No           40,660   3,622    5      Yes         No             91   Pads
106  Spalding Cove Apartments, LLC                    No            9,679   3,184    5      No          No             28   Units
107  Pioneer Village MHP, Inc.                        No           22,905   3,073    7      Yes         No             87   Pads
108  Open Sky Inc.                                    No           17,406   4,561    5      Yes         No             41   Units

                                                                             Defeasance         Accrual        Maturity/ARD   Rem.
Seq #   Borrower Name                                       Property Type    Allowed            Period         Date           Amort.
------------------------------------------------------------------------------------------------------------------------------------
1       Century III Mall, L.P., Longview Mall, L.P.,        Retail           Yes                10th - 9th     NAP            358
        Highland Lakes Center, LLC
1.1     Century III Mall, L.P., Longview Mall, L.P.,        Retail
        Highland Lakes Center, LLC
1.2     Century III Mall, L.P., Longview Mall, L.P.,        Retail
        Highland Lakes Center, LLC
1.3     Century III Mall, L.P., Longview Mall, L.P.,        Retail
        Highland Lakes Center, LLC
2       75-101 Federal St., LLC                             Office           Yes                1st - 31st     NAP            359
3       ARC Communities I, LLC                              Manufactured     Yes                               NAP            354
                                                            Housing
3.1     ARC Communities I, LLC                              Manufactured
                                                            Housing
3.2     ARC Communities I, LLC                              Manufactured
                                                            Housing
3.3     ARC Communities I, LLC                              Manufactured
                                                            Housing
3.4     ARC Communities I, LLC                              Manufactured
                                                            Housing
3.5     ARC Communities I, LLC                              Manufactured
                                                            Housing
3.6     ARC Communities I, LLC                              Manufactured
                                                            Housing
3.7     ARC Communities I, LLC                              Manufactured
                                                            Housing
3.8     ARC Communities I, LLC                              Manufactured
                                                            Housing
3.9     ARC Communities I, LLC                              Manufactured
                                                            Housing
3.10    ARC Communities I, LLC                              Manufactured
                                                            Housing
3.11    ARC Communities I, LLC                              Manufactured
                                                            Housing
4       Long Island Industrial Group Two LLC, 600 West      Industrial       Yes                10th - 9th     NAP            358
        John LLC, 270-280 Duffy LLC, 290 Duffy LLC
4.1     Long Island Industrial Group Two LLC, 600 West      Industrial
        John LLC, 270-280 Duffy LLC, 290 Duffy LLC
4.2     Long Island Industrial Group Two LLC, 600 West      Industrial
        John LLC, 270-280 Duffy LLC, 290 Duffy LLC
4.3     Long Island Industrial Group Two LLC, 600 West      Industrial
        John LLC, 270-280 Duffy LLC, 290 Duffy LLC
4.4     Long Island Industrial Group Two LLC, 600 West      Industrial
        John LLC, 270-280 Duffy LLC, 290 Duffy LLC
4.5     Long Island Industrial Group Two LLC, 600 West      Industrial
        John LLC, 270-280 Duffy LLC, 290 Duffy LLC
4.6     Long Island Industrial Group Two LLC, 600 West      Industrial
        John LLC, 270-280 Duffy LLC, 290 Duffy LLC
4.7     Long Island Industrial Group Two LLC, 600 West      Industrial
        John LLC, 270-280 Duffy LLC, 290 Duffy LLC
5       West 50th (DEL) LLC                                 Multifamily      Yes                1st - 31st     NAP            359
6       1400 LSD, LLC                                       Multifamily      Yes                1st - 31st     NAP            358
7       600 5th Avenue, LLC                                 Office           Yes                1st - 31st     11/1/12        NAP
8       CCDC Marion Portfolio LP                            Industrial       Yes                1st - 31st     8/1/12         NAP
9       Deerfield Village Centre, L.L.C. and Deerfield      Multifamily      Yes                1st - 31st     9/1/11         NAP
        Village Centre II, L.L.C.
10      GREC Greenwich Ltd.                                 Multifamily      Yes                1st - 31st     NAP            359
11      Thirty-Four Marketplace Acceptance, LLC             Office           No                 1st - 31st     NAP            349
12      Coventry Green LLC                                  Multifamily      Yes                1st - 31st     NAP            358
13      Aviana Company, Ltd., LLC                           Retail           Yes                1st - 31st     9/1/17         NAP
14      West Valley Partners, LLC,  DBA West Valley         Industrial       Yes                1st - 31st     NAP            358
        Business Park Partners LLC
15      ZKS Richmond Holdings, LLC                          Industrial       Yes                1st - 31st     10/1/12        NAP
16      Twenty-Six SAC Self-Storage, LP                     Self Storage     Yes                1st - 31st     4/1/12         NAP
16.1    Twenty-Six SAC Self-Storage, LP                     Self Storage
16.2    Twenty-Six SAC Self-Storage, LP                     Self Storage
16.3    Twenty-Six SAC Self-Storage, LP                     Self Storage
16.4    Twenty-Six SAC Self-Storage, LP                     Self Storage
16.5    Twenty-Six SAC Self-Storage, LP                     Self Storage
17      First Daniel LLC                                    Multifamily      Yes                1st - 31st     NAP            358
18      Sperling Massillon, LLC, WC Massillon, LLC, SBW     Industrial       Yes                1st - 31st     12/1/12        NAP
        Massillon, LLC, WMS Massillon, LLC, NSHE
        Sossaman, LLC
19      Biscayne Centre, LLC                                Office           Yes                1st - 31st     NAP            359
20      Cub Square Centre LLC                               Retail           Yes                1st - 31st     NAP            355
21      NNN Wolf Pen Plaza, LLC                             Retail           Yes                1st - 31st     10/1/07        NAP
22      J. Supor, LLC                                       Industrial       Yes                1st - 31st     NAP            299
23      Hillsdale, L.P.                                     Retail           Yes                1st - 31st     NAP            356
24      SFT Tigerfish LLC                                   Multifamily      Yes                1st - 31st     NAP            358
25      Orland Towne Center, L.L.C.                         Retail           Yes                1st - 31st     NAP            357
26      Coit/Legacy Limited Partnership                     Retail           Yes                1st - 31st     NAP            265
27      136 Turnpike Road LLC                               Office           Yes                1st - 31st     NAP            356
28      Lone Oak - Stockton, L.L.C.                         Industrial       Yes                1st - 31st     NAP            297
29      Opelika Portfolio, L.P.                             Retail           Yes                1st - 31st     11/1/12        NAP
30      Arbor Green Apartments LLC                          Multifamily      Yes                1st - 31st     NAP            359
31      Lyons Market Street, LLC                            Retail           Yes                1st - 31st     NAP            357
32      Vanstory Apartments, LLC                            Multifamily      Yes                1st - 31st     NAP            359
33      Cole Taylor Bank                                    Office           Yes                1st - 31st     NAP            299
34      DIM Parkway Limited Partnership                     Retail           Yes                1st - 31st     NAP            331
35      IFP, LLC                                            Multifamily      Yes                1st - 31st     NAP            356
36      The Advantages Apartments LLC                       Multifamily      Yes                1st - 31st     NAP            357
37      Lake Cadena Investments, Ltd.                       Manufactured     Yes                1st - 31st     NAP            357
                                                            Housing
38      Family Car Johnston, Inc                            Theater          Yes                1st - 31st     NAP            270
39      Richland Mobile Home Park LLC                       Manufactured     Yes                1st - 31st     NAP            359
                                                            Housing
40      Ashberry Exeter LLC                                 Multifamily      Yes                1st - 31st     NAP            357
41      Belair Center, LP                                   Retail           Yes                1st - 31st     NAP            359
42      Kalamazoo Properties Limited Partnership            Multifamily      Yes                1st - 31st     NAP            359
42.1    Kalamazoo Properties Limited Partnership            Multifamily
42.2    Kalamazoo Properties Limited Partnership            Multifamily
42.3    Kalamazoo Properties Limited Partnership            Multifamily
43      Kings Ambassador Associates, Ltd                    Multifamily      Yes                1st - 31st     NAP            347
44      Heritage Hill Investors Group, LTD                  Multifamily      Yes                1st - 31st     NAP            358
45      Lincoln-Inwood Plaza, Ltd.                          Office           Yes                1st - 31st     NAP            299
46      DonBev Properties I, Ltd. LP                        Multifamily      Yes                1st - 31st     NAP            360
47      Fiesta Grande RV I, LLC                             Manufactured     Yes                1st - 31st     NAP            360
                                                            Housing
48      Marvin Gardens Company, LP                          Multifamily      Yes                1st - 31st     NAP            358
49      Springhill Properties, L.P.                         Multifamily      Yes                1st - 31st     NAP            298
50      Northwood Domit Apartments, Ltd.                    Multifamily      Yes                1st - 31st     NAP            359
51      REA Riverside General, LLC                          Retail           Yes                1st - 31st     NAP            358
52      NNN North Reno LLC                                  Retail           Yes                1st - 31st     NAP            355
53      Access Self Storage of Clark, LLC                   Self Storage     Yes                1st - 31st     NAP            299
54      Ventnor Associates Company, LP                      Multifamily      Yes                1st - 31st     NAP            358
55      Regency 2000, LLC                                   Office           Yes                1st - 31st     NAP            353
56      Hartford Centre Associates, LLC                     Office           Yes                1st - 31st     NAP            358
57      MLMD Realty, LP                                     Retail           Yes                1st - 31st     NAP            351
58      Wellington Place Partners, LP                       Multifamily      Yes                1st - 31st     NAP            358
59      Palm Beach SA, LLC                                  Retail           Yes                1st - 31st     NAP            356
60      R & F Baltimore Pike L.P.                           Retail           Yes                1st - 31st     NAP            355
61      Seneca Townhouse Apartments LLC                     Multifamily      Yes                1st - 31st     NAP            NAP
62      Regency Place Combined Joint Venture                Multifamily      Yes                1st - 31st     NAP            358
63      Carnegie Investors, L.P.                            Industrial       Yes                1st - 31st     NAP            358
64      GPI Real Estate, LLC                                Industrial       Yes                1st - 31st     NAP            342
65      Coit/Legacy Limited Partnership                     Retail           Yes                1st - 31st     NAP            265
66      Marina Corporate Center, LLC                        Industrial       Yes                1st - 31st     12/1/12        NAP
67      Arroyo Vista Apartments, LLC                        Multifamily      Yes                1st - 31st     NAP            359
68      DLJ/Stephens, LLC                                   Industrial       Yes                1st - 31st     NAP            358
69      Royal Timber Associates, LP                         Multifamily      Yes                1st - 31st     NAP            335
70      Apple Valley Square LP                              Retail           Yes                1st - 31st     9/1/12         NAP
71      King George Apartments, LLC                         Multifamily      Yes                1st - 31st     NAP            359
72      South Brook Villa Limited Dividend Housing          Multifamily      Yes                1st - 31st     NAP            359
        Association LLC
73      Bluegrass Meadows Rentals LLC                       Multifamily      Yes                1st - 31st     NAP            358
74      Twin City Crossing, LLC                             Retail           Yes                1st - 31st     NAP            356
75      Olde English Village, LP                            Retail           Yes                1st - 31st     NAP            297
76      BLMA Ltd.                                           Retail           Yes                1st - 31st     NAP            298
77      Benwall Texas LP                                    Retail           Yes                1st - 31st     NAP            356
78      Fisher Investments, LLC                             Multifamily      Yes                1st - 31st     NAP            359
79      Aberdeen Associates, LP                             Retail           Yes                1st - 31st     12/1/12        NAP
80      South Coast Paulrino Apartments, LLC                Multifamily      Yes                1st - 31st     NAP            360
81      The Liu Family Trust                                Multifamily      Yes                1st - 31st     NAP            NAP
82      Family Car Missoula, Inc.                           Theater          Yes                1st - 31st     NAP            270
83      Cardinal Court, LLC                                 Manufactured     Yes                1st - 31st     NAP            359
                                                            Housing
84      Woodlawn Corner, LLC                                Retail           Yes                1st - 31st     NAP            358
85      MDR Cookeville LLC, HRT Cookeville LLC, AJB         Retail           Yes                1st - 31st     NAP            358
        Cookeville LLC, KSB Cookeville LLC, and VRH
        Cookeville LLC
86      C&D Madison, LLC                                    Multifamily      Yes                1st - 31st     NAP            357
87      3730 Brighton Road, LLC                             Retail           Yes                1st - 31st     NAP            359
88      Westgate Greenway, LLC                              Multifamily      Yes                1st - 31st     NAP            352
89      Okoboji's Holidays of Crescent Beach, Inc.          Retail           Yes                1st - 31st     NAP            357
90      Oak Tree Villas, LLC                                Multifamily      Yes                1st - 31st     NAP            335
91      Dana D. Ricciardi, Trustee of the 1545 Hancock      Office           Yes                1st - 31st     NAP            354
        Street Realty Trust
92      Tibo Management, Inc.                               Retail           Yes                1st - 31st     NAP            358
93      Trio Investments, LLC                               Retail           Yes                1st - 31st     NAP            342
94      Sher-Wil/5 Points, LLC                              Retail           Yes                1st - 31st     NAP            359
95      Somerset Apartments, LLP                            Multifamily      Yes                1st - 31st     NAP            359
96      Sugar Tree Square, L.L.C.                           Retail           Yes                1st - 31st     NAP            NAP
97      Metro Junction, LLC                                 Retail           Yes                1st - 31st     NAP            357
98      PVM, LLC                                            Industrial       Yes                1st - 31st     NAP            295
99      Sports Shed, Inc.                                   Self Storage     Yes                1st - 31st     NAP            217
100     Blue Ridge Estates MHC, LLC                         Manufactured     Yes                1st - 31st     NAP            357
                                                            Housing
101     Timber Oak Properties, LP                           Retail           Yes                1st - 31st     NAP            299
102     Cedarwood Domit Apartments, Ltd.                    Multifamily      Yes                1st - 31st     NAP            359
103     Twin Pines Mobile Associates, L.L.C.                Manufactured     Yes                1st - 31st     NAP            297
                                                            Housing
104     Charles E. Decker                                   Multifamily      Yes                1st - 31st     NAP            359
105     Sun Village LLC                                     Manufactured     Yes                1st - 31st     NAP            359
                                                            Housing
106     Spalding Cove Apartments, LLC                       Multifamily      Yes                1st - 31st     NAP            360
107     Pioneer Village MHP, Inc.                           Manufactured     Yes                1st - 31st     NAP            300
                                                            Housing
108     Open Sky Inc.                                       Multifamily      Yes                1st - 31st     NAP            357

                                    EXHIBIT C

                    FORM OF INVESTMENT REPRESENTATION LETTER

LaSalle Bank National Association
  as Certificate Registrar
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention:  Asset-Backed Securities Trust Services Group-
            J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C2

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention:  Dennis Schuh, Vice President

      Re: Transfer of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C2
            -------------------------------------------------------------------

Ladies and Gentlemen:

            This letter is delivered pursuant to Section 5.02 of the Pooling and Servicing Agreement, dated as of December 1, 2002 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wachovia Bank, National Association, as Servicer, ARCap Special Servicing, Inc., as Special Servicer, LaSalle Bank National Association, as Paying Agent and Wells Fargo Bank Minnesota, N.A., as Trustee, on behalf of the holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C2 (the "Certificates") in connection with the transfer by _________________ (the "Seller") to the undersigned (the "Purchaser") of $_______________ aggregate Certificate Balance of Class ___ Certificates (the "Certificate"). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

            In connection with such transfer, the Purchaser hereby represents and warrants to you and the addressees hereof as follows:

            1.    Check one of the following:*

      [_] The Purchaser is not purchasing a Class R or Class LR Certificate and the Purchaser is an institutional "accredited investor" (an entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "1933 Act")) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Certificates, and the Purchaser and any accounts for which it is acting are each able to bear the economic risk of the Purchaser's or such account's investment. The Purchaser is acquiring the Certificates purchased by it for its own account or for one or more accounts (each of which is an "institutional accredited investor") as to each of which the Purchaser exercises sole investment discretion. The Purchaser hereby undertakes to reimburse the Trust Fund for any costs incurred by it in connection with this transfer.

----------------------

* Purchaser must include one of the following two certifications.


      [_] The Purchaser is a "qualified institutional buyer" within the meaning of Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "1933 Act") The Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph (d)(4)(i) of Rule 144A.

            2. The Purchaser's intention is to acquire the Certificate (a) for investment for the Purchaser's own account or (b) for resale to (i) "qualified institutional buyers" in transactions under Rule 144A, and not in any event with the view to, or for resale in connection with, any distribution thereof or (ii) (other than with respect to a Residual Certificate) to institutional "accredited investors" meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the 1933 Act, pursuant to any other exemption from the registration requirements of the 1933 Act, subject in the case of this clause (ii) to (w) the receipt by the Certificate Registrar of a letter substantially in the form hereof, (x) the receipt by the Certificate Registrar of an opinion of counsel acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the 1933 Act, (y) the receipt by the Certificate Registrar of such other evidence acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the 1933 Act and other applicable laws and (z) a written undertaking to reimburse the Trust for any costs incurred by it in connection with the proposed transfer. The Purchaser understands that the Certificate (and any subsequent Certificate) has not been registered under the 1933 Act, by reason of a specified exemption from the registration provisions of the 1933 Act which depends upon, among other things, the bona fide nature of the Purchaser's investment intent (or intent to resell to only certain investors in certain exempted transactions) as expressed herein.

            3. The Purchaser has reviewed the Private Placement Memorandum relating to the Certificates (the "Private Placement Memorandum") and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Private Placement Memorandum.

            4. The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the 1933 Act or the securities laws of any State thereof or any other jurisdiction, and that the Certificate cannot be resold unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

            5. The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of a Certificate or Certificates, as the case may be (each, a "Certificateholder"), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Certificate Registrar and all Certificateholders present and future.

            6. The Purchaser will not sell or otherwise transfer any portion of the Certificate or Certificates, except in compliance with Section 5.02 of the Pooling and Servicing Agreement.

            7.    Check one of the following:**

      [_] The Purchaser is a U.S. Person (as defined below) and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

      [_] The Purchaser is not a U.S. Person and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee (or its agent) with respect to distributions to be made on the Certificate. The Purchaser has attached hereto [either
            (i) a duly executed IRS Form W-8BEN (or successor form), which identifies such Purchaser as the beneficial owner of the Certificate and states that such Purchaser is not a U.S. Person or (ii)]*** two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Purchaser as the beneficial owner of the Certificate and state that interest and original issue discount on the Certificate and Permitted Investments is, or is expected to be, effectively connected with a U.S. trade or business. The Purchaser agrees to provide to the Certificate Registrar updated [IRS Forms W-8BEN or]*** IRS Forms W-8ECI, [as the case may be,]*** any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

------------------------------

** Each Purchaser must include one of the two alternative certifications.

*** Does not apply to a transfer of Class R or Class LR Certificates.


For this purpose, "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) or other entity created or organized in, or under the laws of, the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            8.    Please make all payments due on the Certificates:****

      [_]   (a)   by wire transfer to the following account at a bank or entity in New York, New York, having appropriate facilities therefor:

                  Bank:_________________________________________________
                  ABA#:_________________________________________________
                  Account #:____________________________________________
                  Attention:____________________________________________

      [_]   (b)   by mailing a check or draft to the following address:

                  ------------------------------------------------------
                  ------------------------------------------------------
                  ------------------------------------------------------


**** Only to be filled out by Purchasers of Definitive Certificates. Please select (a) or (b). For holders of Definitive Certificates, wire transfers are only available if such holder's Definitive Certificates have an aggregate Certificate Balance or Notional Amount, as applicable, of at least U.S. $5,000,000.



            [9. The Purchaser is not a partnership (or any entity treated as a partnership for U.S. federal income tax purposes), any interest in which is owned, directly or indirectly, through one or more partnerships, trusts or other pass-through entities, by a non-U.S. Person.]*****


***** Applies to a transfer of Class R or Class LR Certificates only.

                                         Very truly yours,

                                         ---------------------------------------
                                                    [The Purchaser]



                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


Dated:

                                   EXHIBIT D-1

                           FORM OF TRANSFER AFFIDAVIT

                                                       AFFIDAVIT PURSUANT TO
                                                       SECTION 860E(E)(4) OF THE
                                                       INTERNAL REVENUE CODE OF
                                                       1986, AS AMENDED

STATE OF                )
                        )  ss.:
COUNTY OF               )


            [NAME OF OFFICER], being first duly sworn, deposes and says:

            1. That [he] [she] is [Title of Officer] of [Name of Transferee] (the "Transferee"), a [description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he makes this affidavit.

            2. That the Transferee's Taxpayer Identification Number is [ ].

            3. That the Transferee of a J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C2, Class [R] [LR] Certificate (the "Class [R] [LR] Certificate") is not a Disqualified Organization (as defined below) or an agent thereof (including nominee, middleman or other similar person) (an "Agent"), an ERISA Prohibited Holder or a Non-U.S. Person (as defined below). For these purposes, a "Disqualified Organization" means any of (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Servicer based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause either of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions. For these purposes, "ERISA Prohibited Holder" means an employee benefit plan subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) or a church plan (as defined in Section 3(33) of ERISA) for which no election has been made under
Section 410(d) of the Code subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan") or a person acting on behalf of or investing the assets of such a Plan. For these purposes, "Non-U.S. Person" means any person other than a U.S. Person (within the meaning of Section 7701(a)(30) of the Code), unless, with respect to the Transfer of a Residual Certificate, (i) such person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the Transferor and the Certificate Registrar with an effective Internal Revenue Service Form W-8ECI or (ii) the Transferee delivers to both the Transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that such Transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such Transfer of the Residual Certificate will not be disregarded for federal income tax purposes; provided, that a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) shall be considered a Non-U.S. Person (and clause (i) of this sentence shall not apply) if any of its interests are owned, directly or indirectly, through one or more partnerships, trusts or other pass-through entities, by any person that is not a U.S. Person.

            4. That the Transferee historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Transferee intends to pay taxes associated with holding the Class [R] [LR] Certificate as they become due.

            5. That the Transferee understands that it may incur tax liabilities with respect to the Class [R] [LR] Certificate in excess of any cash flow generated by the Class [R] [LR] Certificate.

            6. That the Transferee agrees not to transfer the Class [R] [LR] Certificate to any Person or entity unless (a) the Transferee has received from such Person or entity an affidavit substantially in the form of this Transfer Affidavit and (b) the Transferee provides to the Certificate Registrar a letter substantially in the form of Exhibit D-2 to the Pooling and Servicing Agreement certifying that it has no actual knowledge that such Person or entity is a Disqualified Organization or an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person and that it has no reason to know that such Person or entity does not satisfy the requirements set forth in paragraph 4 hereof.

            7. That the Transferee agrees to such amendments of the Pooling and Servicing Agreement, dated as of December 1, 2002 (the "Pooling and Servicing Agreement") among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wachovia Bank, National Association, as Servicer, ARCap Special Servicing, Inc., as Special Servicer, Wells Fargo Bank Minnesota, N.A., as Trustee and LaSalle Bank National Association, as Paying Agent, as may be required to further effectuate the restrictions on transfer of the Class [R] [LR] Certificate to such a Disqualified Organization or an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            8. That, if a "tax matters person" is required to be designated with respect to the [Upper-Tier REMIC] [Lower-Tier REMIC], the Transferee agrees to act as "tax matters person" and to perform the functions of "tax matters person" of the [Upper-Tier REMIC] [Lower-Tier REMIC] pursuant to Section 10.01(c) of the Pooling and Servicing Agreement, and agrees to the irrevocable designation of the Trustee as the Transferee's agent in performing the function of "tax matters person."

            9. That the Transferee has reviewed, and agrees to be bound by and to abide by, the provisions of Section 5.02(c) of the Pooling and Servicing Agreement concerning registration of the transfer and exchange of Class [R] [LR] Certificates.

            10. That the Transferee will not cause income from the Class [R][LR] Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. Person.

            11. Check one of the following:

            [_] That the present value of the anticipated tax liabilities associated with holding the Class [R] [LR] Certificate does not exceed the sum of:

            (i) the present value of any consideration given to the Transferee to acquire such Class [R][LR] Certificate;

            (ii) the present value of the expected future distributions on such Class [R] [LR] Certificate; and

            (iii) the present value of the anticipated tax savings associated with holding such Class [R] [LR] Certificate as the related REMIC generates losses.

            For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

            [_] That the transfer of the Class [R] [LR] Certificate complies with U.S. Treasury Regulations Sections 1.860G-1(c)(5) and (6) and, accordingly,

            (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Sections 1.860E-1(c)(6)(i), as to which income from Class [R] [LR] Certificate will only be taxed in the United States;

            (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulation Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Transferee will transfer the Class [R] [LR] Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of U.S. Treasury Regulations Sections 1.860G-1(c)(4)(i), (ii) and (iii) and 1.860E-1(c)(5); and

            (iv) the Transferee determined the consideration paid to it to acquire the Class [R] [LR] Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Purchaser) that it has determined in good faith.

            [_] None of the above.

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, by its [Title of Officer] this _____ day of __________, 20__.

                                       [NAME OF TRANSFEREE]


                                       By:
                                          ------------------------------------
                                          [Name of Officer]
                                          [Title of Officer]

            Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Transferee, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Transferee.

            Subscribed and sworn before me this ___ day of __________, 20__.

------------------------------
NOTARY PUBLIC

COUNTY OF  _____________________

STATE OF   _____________________


My commission expires the ___ day of __________, 20__.

                                   EXHIBIT D-2

                            FORM OF TRANSFEROR LETTER

                                     [Date]

LaSalle Bank National Association
  as Authenticating Agent and Certificate Registrar
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention:  Asset-Backed Securities Trust Services Group-
            J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C2

            Re: J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C2
                  -------------------------------------------------------------

Ladies and Gentlemen:

            [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the requirements set forth in paragraphs 3, 4 and 10 thereof are not satisfied or, after conducting a reasonable investigation of the financial condition of the transferee, that the information contained in paragraphs 3, 4 and 10 thereof is not true.

                                Very truly yours,

                                [Transferor]


                                ----------------------------

                                    EXHIBIT E

                           FORM OF REQUEST FOR RELEASE

                                                                          [Date]

Wells Fargo Bank Minnesota, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention:  Corporate Trust Services (CMBS) Mortgage Document Custody

            Re: J.P. Morgan Chase Commercial Mortgage Securities Corp, Commercial Morgan Pass-Through Certificates, Series 2002-C2, REQUEST FOR RELEASE
                  --------------------------------------------------------------

Dear _______________________,

            In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee under a certain Pooling and Servicing Agreement, dated as of December 1, 2002 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wachovia Bank, National Association, as Servicer, ARCap Special Servicing, Inc., as Special Servicer, LaSalle Bank National Association, as Paying Agent, and you, as Trustee, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Mortgagor's Name:

Address:

Loan No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

            ______1. Mortgage Loan paid in full. The [Servicer] [Special Servicer] hereby certifies that all amounts received in connection with the Mortgage Loan have been or will be credited to the Certificate Account pursuant to the Pooling and Servicing Agreement.

            ______      2.    The Mortgage Loan is being foreclosed.

            ______      3.    Other. (Describe)

            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently, or unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                       [SERVICER] [SPECIAL SERVICER]


                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________

                                    EXHIBIT F

                       FORM OF ERISA REPRESENTATION LETTER

LaSalle Bank National Association
  as Certificate Registrar
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention:  Asset-Backed Securities Trust Services Group-
            J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C2

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention:  Dennis Schuh, Vice President

            Re: Transfer of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C2
                  ------------------------------------------------------------

Ladies and Gentlemen:

            The undersigned (the "Purchaser") proposes to purchase $____________ initial Certificate Balance of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C2, Class __ (the "Certificate") issued pursuant to that certain Pooling and Servicing Agreement, dated as of December 1, 2002 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor (the "Depositor"), Wachovia Bank, National Association, as servicer (the "Servicer"), ARCap Special Servicing, Inc., as special servicer (the "Special Servicer"), Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee") and LaSalle Bank National Association, as paying agent (the "Paying Agent"). Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

            In connection with such transfer, the undersigned hereby represents and warrants to you as follows:

            1. The Purchaser is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan (as defined in Section 3(32) of ERISA) or a church plan (as defined in Section 3(33) of ERISA) for which no election has been made under Section 410(d) of the Code subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such a Plan or Plans and the application of Department of Labor Regulation ss. 2510.3-101), other than an insurance company using the assets of its general account under circumstances whereby the purchase and holding of Offered Private Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60.

            2. The Purchaser understands that if the Purchaser is a Person referred to in 1(a) or (b) above, such Purchaser is required to provide to the Certificate Registrar an opinion of counsel in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA, the prohibited transaction provisions of the Code or the provisions of any Similar Law, (without regard to the identity or nature of the other Holders of Certificates of any Class) will not constitute or result in a "prohibited transaction" within the meaning of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Certificate Registrar, the Servicer, the Special Servicer, the Paying Agent or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be at the expense of the Depositor, the Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or the Trust Fund.

            IN WITNESS WHEREOF, the Purchaser hereby executes this ERISA Representation Letter on the ___ day of _____________, 2002.

                                Very truly yours,


                                              ----------------------------------
                                                        [The Purchaser]




                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                    EXHIBIT G

                     FORM OF STATEMENT TO CERTIFICATEHOLDERS

                     [SEE ANNEX C TO PROSPECTUS SUPPLEMENT]

                                    EXHIBIT H

                           FORM OF OMNIBUS ASSIGNMENT

            [NAME OF CURRENT ASSIGNOR] having an address at [ADDRESS OF CURRENT ASSIGNOR] (the "Assignor") for good and valuable consideration, the receipt and sufficiency of which are acknowledged, hereby sells, transfers, assigns, delivers, sets over and conveys, without recourse, representation or warranty, express or implied, unto "Wells Fargo Bank Minnesota, N.A., as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C2" (the "Assignee"), having an office at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951,
Attn: Corporate Trust Services (CMBS) JPMorgan 2002-C2, its successors and assigns, all right, title and interest of the Assignor in and to:

That certain mortgage and security agreement, deed of trust and security agreement, deed to secure debt and security agreement, or similar security instrument (the "Security Instrument"), and that certain Promissory Note (the "Note"), for each of the Mortgage Loans shown on the Mortgage Loan Schedule attached hereto as Exhibit A, and that certain assignment of leases and rents given in connection therewith and all of the Assignor's right, title and interest in any claims, collateral, insurance policies, certificates of deposit, letters of credit, escrow accounts, performance bonds, demands, causes of action and any other collateral arising out of and/or executed and/or delivered in or to or with respect to the Security Instrument and the Note, together with any other documents or instruments executed and/or delivered in connection with or otherwise related to the Security Instrument and the Note.

            IN WITNESS WHEREOF, the Assignor has executed this instrument under seal to be effective as of the [__] day of [ ], 2002.

                                       [NAME OF CURRENT ASSIGNOR]

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                    EXHIBIT I

                    FORM OF REGULATION S TRANSFER CERTIFICATE
                            DURING RESTRICTED PERIOD

LaSalle Bank National Association
  as Certificate Registrar
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention:  Asset-Backed Securities Trust Services Group-
            J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C2

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention:

            Re: Transfer of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C2 Class ___
                  ------------------------------------------------------------

Ladies and Gentlemen:

            This certificate is delivered pursuant to Section 5.02(b) of the Pooling and Servicing Agreement, dated as of December 1, 2002 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wachovia Bank, National Association, as Servicer, ARCap Special Servicing, Inc., as Special Servicer, LaSalle Bank National Association, as Paying Agent and Wells Fargo Bank Minnesota, N.A., as Trustee, on behalf of the holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C2, Class __ (the "Certificates") in connection with the transfer by the undersigned (the "Transferor") to _________________ (the "Transferee") of $__________________ [Certificate Balance] [Notional Amount]of Certificates, in fully registered form (each, an "Definitive Certificate"), or a beneficial interest of such aggregate [Certificate Balance] [Notional Amount] in the Regulation S Book-Entry Certificate (the "Book-Entry Certificate") maintained by The Depository Trust Company or its successor as Depositary under the Pooling and Servicing Agreement (such transferred interest, in either form, being the "Transferred Interest").

            In connection with such transfer, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and (i) with respect to transfers made in accordance with Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

            (1) the offer of the Transferred Interest was not made to a person in the United States;

            (2) [at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States];*

            (3) the transferee is not a U.S. Person within the meaning of Rule 902(o) of Regulation S nor a person acting for the account or benefit of a U.S. Person, and upon completion of the transaction, the Transferred Interest will be held with the Depository through [Euroclear] [Clearstream];**

            (4) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (5) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Paying Agent, the Servicer and the Special Servicer.

                                       [Name of Transferor]



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       Dated:


-----------------------------

* Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.

** Select appropriate depository.

                                   EXHIBIT I-2

                    FORM OF REGULATION S TRANSFER CERTIFICATE
                             AFTER RESTRICTED PERIOD

LaSalle Bank National Association
  as Certificate Registrar
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention:  Asset-Backed Securities Trust Services Group-
            J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C2

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention:

            Re: Transfer of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C2 Class __
                  ------------------------------------------------------------

Ladies and Gentlemen:

            This certificate is delivered pursuant to Section 5.02(b) the Pooling and Servicing Agreement, dated as of December 1, 2002 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wachovia Bank, National Association, as Servicer, ARCap Special Servicing, Inc., as Special Servicer, LaSalle Bank National Association, as Paying Agent and Wells Fargo Bank Minnesota, N.A., as Trustee, on behalf of the holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C2, Class __ (the "Certificates") in connection with the transfer by the undersigned (the "Transferor") to _________________ (the "Transferee") of $__________________ [Certificate Balance][Notional Amount] of Certificates, in fully registered form (each, an "Definitive Certificate"), or a beneficial interest of such aggregate [Certificate Balance][Notional Amount] in the Regulation S Book-Entry Certificate (the "Book-Entry Certificate") maintained by The Depository Trust Company or its successor as Depositary under the Pooling and Servicing Agreement (such transferred interest, in either form, being the "Transferred Interest").

            In connection with such transfer, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and (i) with respect to transfers made in accordance with Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

            (1) the offer of the Transferred Interest was not made to a person in the United States;

            (2) [at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States];*

            (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act,

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Paying Agent, the Servicer and the Special Servicer.

                                       [Name of Transferor]



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       Dated:


-----------------------------

* Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.

                                    EXHIBIT J

                         FORM OF PURCHASE OPTION NOTICE

Wells Fargo Bank Minnesota, N.A.
9062 Old Annapolis Road
Columbia, Maryland  21045-1951
Attention:  Corporate Trust Services (CMBS)

Wachovia Bank, National Association
NC 1075
8739 Research Drive, URP4
Charlotte, North Carolina 28262-1075
Attention:  J.P. Morgan Chase Commercial Mortgage Securities Corp.,
            Commercial Mortgage Pass-Through Certificates, Series 2002-C2

JPMorgan Chase Bank
450 West 33rd Street
14th Floor
New York, New York 10001

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York  10017

            Re: J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C2
                  -------------------------------------------------------------

Ladies and Gentlemen:

            The undersigned hereby acknowledges that it is the holder of an assignable option (the "Purchase Option") to purchase Mortgage Loan number ____ from the Trust Fund, pursuant to Section 3.18 of the pooling and servicing agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 2002, by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor (the "Depositor"), Wachovia Bank, National Association, as servicer (the "Servicer"), ARCap Special Servicing, Inc., as special servicer (the "Special Servicer"), LaSalle Bank National Association, as paying agent (the "Paying Agent")and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement.

            The undersigned, holder of the Purchase Option (the "Option Holder"), [is the Controlling Class Certificateholder] [acquired its Purchase Option from the Controlling Class Certificateholder on ___________] [is the Special Servicer] [acquired its Purchase Option from the Special Servicer].

            The undersigned Option Holder is exercising its Purchase Option at the cash price of $______________, which amount equals or exceeds the Option Price, as defined in Section 3.18(a)(ii) of the Pooling and Servicing Agreement. Within ten (10) Business Days of its receipt of the Servicer's notice confirming that the exercise of its Purchase Option is effective, [the undersigned Option Holder] [______________, an Affiliate of the undersigned Option Holder] will deliver the Option Price to or at the direction of the Servicer in exchange for the release of the Mortgage Loan, the related Mortgaged Property and delivery of the related Mortgage File.

            The undersigned Option Holder agrees that it shall prepare and provide the Servicer with such instruments of transfer or assignment, in each case without recourse, as shall be reasonably necessary to vest in it or its designee the ownership of Mortgage Loan [__], together with such other documents or instruments as the Servicer shall reasonably require to consummate the purchase contemplated hereby.

            The undersigned Option Holder acknowledges and agrees that its exercise of its Purchase Option Notice may not be revoked and, further, that upon receipt of the Servicer' notice confirming that the exercise of its Purchase Option is effective, the undersigned Option Holder, or its designee, shall be obligated to close its purchase of Mortgage Loan ___ in accordance with the terms and conditions of this letter and of the Pooling and Servicing Agreement.

                                Very truly yours,

                                 [Option Holder]



                                By:____________________________________
                                   Name:
                                   Title:

            [By signing this letter in the space provided below, the [Controlling Class Certificateholder] [Special Servicer] hereby acknowledges and affirms that it transferred its Purchase Option to the Option Holder identified above on [_________].

[_______________________]


By:______________________
Name:
Title:]

                                    EXHIBIT K

                        FORM OF TRANSFER CERTIFICATE FOR
                RULE 144A BOOK-ENTRY CERTIFICATE TO REGULATION S
                 BOOK-ENTRY CERTIFICATE DURING RESTRICTED PERIOD

      (PURSUANT TO SECTION 5.02(B) OF THE POOLING AND SERVICING AGREEMENT)

LaSalle Bank National Association
  as Certificate Registrar
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention:  Asset-Backed Securities Trust Services Group-
            J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C2

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention:

            Re: Transfer of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C2 Class
                  ------------------------------------------------------------

Ladies and Gentlemen:

            Reference is hereby made to the Pooling and Servicing Agreement, dated as of December 1, 2002 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wachovia Bank, National Association, as Servicer, ARCap Special Servicing, Inc., as Special Servicer, LaSalle Bank National Association, as Paying Agent and Wells Fargo Bank Minnesota, N.A., as Trustee, on behalf of the holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C2. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            This letter relates to US $_______ aggregate [Certificate Balance][Notional Amount] of Certificates (the "Certificates") which are held in the form of the Rule 144A Book-Entry Certificate (CUSIP No. _________) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest for an interest in the Regulation S Book-Entry Certificate (CUSIP No. __________) to be held with [Euroclear] [CEDEL]* (Common Code No.____________) through the Depositary.

----------------------------

* Select appropriate depository.


            In connection with such request and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor does hereby certify that:

            (1) the offer of the Certificates was not made to a person in the United States,

            (2) [at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States],*

            (3) the transferee is not a U.S. Person within the meaning of Rule 902(o) of Regulation S nor a Person acting for the account or benefit of a U.S. Person,

            (4) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable,

            (5) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, and

            (6) upon completion of the transaction, the beneficial interest being transferred as described above will be held with the Depository through [Euroclear] [Clearstream].**

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Paying Agent, the Servicer and the Special Servicer.

                                       [Insert Name of Transferor]



                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                       Dated:


------------------------------

* Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.

** Select appropriate depository.

                                   EXHIBIT L-1

                          FORM OF CMSA BOND FILE REPORT

                                      CSSA
                             BOND LEVEL FILE LAYOUT
               BOND LEVEL ONLY - REFLECTS DISTRIBUTION STATEMENTS

                             VERSION 1.0 (12/31/98)

----------------------------------  -----------------------------  ------------------------------------------------------------
                                                      FORMAT
                   FIELD NAME         #     TYPE      EXAMPLE                         DESCRIPTION/COMMENTS
----------------------------------  -----------------------------  ------------------------------------------------------------
Character Set                             ASCII
Field Delineation                         Comma
----------------------------------  -----------------------------  ------------------------------------------------------------
Transaction Id                        1      AN         XXX97001   Unique Issue Identification Mnemonic (Consistent With CSSA
                                                                   Periodic Loan File)
Distribution Date                     2      AN         YYYYMMDD   Date Payments  Made To Certificateholders
Record Date                           3      AN         YYYYMMDD   Date Class Must Be Held As Of To Be Considered Holder Of
                                                                   Record
Class Name/Class Id                   4      AN              A-1   Unique Class Identification Mnemonic
Cusip                                 5      AN        999999AA1   Cusip # (Null If No Cusip Exists)
Original Balance                      6    Numeric    1000000.00   The Class Balance At Inception Of The Issue
Notional Flag                         7      AN                Y   "Y" For Notional
Beginning Balance                     8    Numeric     100000.00   The Outstanding Principal Balance Of The Class At The
                                                                   Beginning Of The Current Period
Scheduled Principal                   9    Numeric       1000.00   The Scheduled Principal Paid
Unscheduled Principal                10    Numeric       1000.00   The Unscheduled Principal Paid
Total Principal Distribution         11    Numeric       1000.00   Total Principal Payment Made
Deferred Interest                    12    Numeric       1000.00   Any Interest Added To The Class Balance Including Negative
                                                                   Amortization
Realized Loss (Gain)                 13    Numeric       1000.00   The Total Realized Loss of (Gain) Allocated
Cumulative Realized Losses           14    Numeric     100000.00   Realized Losses Allocated Cumulative-To-Date.
Ending Balance                       15    Numeric       1000.00   Outstanding Principal Balance Of The Class At The End Of
                                                                   The Current Period
Current Index Rate                   16    Numeric         0.055   The Current Index Rate Applicable To The Calculation Of
                                                                   Current Period Remittance Interest Rate
Current Remittance Rate / Pass-
Through Rate                         17    Numeric         0.075   Annualized Interest Rate Applicable To The Calculation Of
                                                                   Current Period Remittance Interest
Accrual Method                       18    Numeric             1   1=30/360, 2=Actual/365, 3=Actual/360,4=Actual/Actual,
                                                                   5=Actual/366
Current Accrual Days                 19    Numeric            30   The Number Of Accrual Days Applicable To The Calculation
                                                                   Of Current Period Remittance Interest
Interest Accrued                     20    Numeric       1000.00   The Amount Of Accrued Interest
Prepayment Penalty/Premium
Allocation                           21    Numeric       1000.00   Total Amount Of Prepayment Penalties Allocated
Yield Maintenance Allocation         22    Numeric       1000.00   Total Amount Of Yield Maintenance Penalties Allocated
Other Interest Distribution          23    Numeric       1000.00   Other Specific Additions To Interest
Prepayment Interest Shortfall        24    Numeric       1000.00   Total Interest Adjustments For PPIS
Appraisal Reduction Allocation       25    Numeric       1000.00   Total Current Appraisal Reduction Allocated
Other Interest Shortfall             26    Numeric       1000.00   Total Interest Adjustments Other Than PPIS
Total Interest Distribution          27    Numeric       1000.00   The Total Interest Payment Made
Cumulative Appraisal Reduction       28    Numeric       1000.00   Total Cumulative Appraisal Reduction Allocated
Cumulative Prepayment Penalty/
Premium Allocation                   29    Numeric       1000.00   Total Amount Of Prepayment Penalties Allocated To Date
Cumulative Yield Maintenance
Allocation                           30    Numeric       1000.00   Total Amount Of Yield Maintenance Penalties Allocated To
                                                                   Date
Beginning Unpaid Interest
Balance                              31    Numeric       1000.00   Outstanding Interest Shortfall At The Beginning Of The
                                                                   Current Period
Ending Unpaid Interest Balance       32    Numeric       1000.00   Outstanding Interest Shortfall At The End Of The Current
                                                                   Period
DCR - Original Rating                33      AN              AAA   The Original Rating Of The Class By Duff & Phelps
DCR - Most Recent Rating             34      AN              AAA   The Most Recent Rating Of The Class By Duff & Phelps
DCR - Date Transmitted from
Rating Agency                        35      AN         YYYYMMDD   The Date On Which The Most Recent Rating Was Provided To
                                                                   The Trustee By Duff & Phelps
Fitch - Original Rating              36      AN              AAA   The Original Rating Of The Class By Fitch
Fitch - Most Recent Rating           37      AN              AAA   The Most Recent Rating Of The Class By Fitch
Fitch - Date Transmitted from
Rating Agency                        38      AN         YYYYMMDD   The Date On Which The Most Recent Rating Was Provided To
                                                                   The Trustee By Fitch
Moody's - Original Rating            39      AN              AAA   The Original Rating Of The Class By Moody's
Moody's - Most Recent Rating         40      AN              AAA   The Most Recent Rating Of The Class By Moody's
Moody's - Date Transmitted from
Rating Agency                        41      AN         YYYYMMDD   The Date On Which The Most Recent Rating Was Provided To
                                                                   The Trustee By Moody's
Standard & Poors - Original
Rating                               42      AN              AAA   The Original Rating Of The Class By Standard & Poors
Standard & Poors - Most Recent
Rating                               43      AN              AAA   The Most Recent Rating Of The Class By Standard & Poors
Standard & Poors - Date
Transmitted from Rating              44      AN         YYYYMMDD   The Date On Which The Most Recent Rating Was Provided To
Agency                                                             The Trustee By Standard & Poors
----------------------------------  -----------------------------  ------------------------------------------------------------

                                   EXHIBIT L-2

                      FORM OF CMSA COLLATERAL SUMMARY FILE

                                      CSSA

                         COLLATERAL SUMMARY FILE LAYOUT
         COLLATERAL LEVEL SUMMARY - SUMMARIZES CSSA 100.1 PERIODIC FILE

                             VERSION 1.0 (12/31/98)

----------------------------------  ------------  ----------------------------  ---------------------------------------------------
             FIELD NAME              PERIODIC       #      TYPE
                                       FIELD                         FORMAT
                                    REFERENCE #                     EXAMPLE                    DESCRIPTION/COMMENTS
----------------------------------  ------------  ----------------------------  ---------------------------------------------------
Character Set                                           ASCII
Field Delineation                                       Comma
----------------------------------  ------------  ----------------------------  ---------------------------------------------------
Transaction Id                                      1       AN      XXX97001    Unique Issue Identification Mnemonic
Group Id                                            2       AN      XXX97001    Unique Identification Number Assigned To Each
                                                                                Loan Group Within An Issue
Distribution Date                                   3       AN      YYYYMMDD    Date Payments  Made To Certificateholders
Original Loan Count                                 4    Numeric      100       Number of loans at time of securitization
Ending current period loan count                    5    Numeric       99       Number of loans at end of current period
Ending current period collateral         7          6    Numeric   1000000.00   Aggregate scheduled balance of loans at end of
balance                                                                         current period
1 month Delinquent - number                         7    Numeric       1        Number of loans one month delinquent
1 month Delinquent - scheduled                      8    Numeric    1000.00     Scheduled principal balance of loans one month
balance                                                                         delinquent
2 months Delinquent - number                        9    Numeric       1        Number of loans two months delinquent
2 months Delinquent - scheduled                    10    Numeric    1000.00     Scheduled principal balance of loans two months
balance                                                                         delinquent
3 months Delinquent - number                       11    Numeric       1        Number of loans three months delinquent
3 months Delinquent - scheduled                    12    Numeric    1000.00     Scheduled principal balance of loans three months
balance                                                                         delinquent
Foreclosure - number                               13    Numeric       1        Number of loans in foreclosure - overrides loans
                                                                                in delinquency
Foreclosure - scheduled balance                    14    Numeric    1000.00     Scheduled principal balance of loans in
                                                                                foreclosure - overrides loans in delinquency
REO - number                                       15    Numeric       1        Number of REOs - overrides loans in delinquency
                                                                                or foreclosure
REO - scheduled balance                            16    Numeric    1000.00     Book value of REOs - overrrides loans in
                                                                                delinquency or foreclosure
Specially serviced - number                        17    Numeric       1        Number of specially serviced loans - includes
                                                                                loans in delinquency, foreclosure, REO
Specially serviced - scheduled                     18    Numeric    1000.00     Scheduled principal of Specially Serviced loans
balance
In Bankruptcy - number                             19    Numeric       1        Number of loans in bankruptcy - included in
                                                                                delinquency aging category
In Bankruptcy - scheduled balance                  20    Numeric    1000.00     Scheduled principal balance of loans in
                                                                                bankruptcy - included in delinquency aging
                                                                                category
Prepaid loans - number                             21    Numeric       1        Number of prepayments in full for the current
                                                                                period
Prepaid loans - principal                          22    Numeric    1000.00     Principal balance of loans prepaid in full for
                                                                                the current period.
Total unscheduled principal            27+28       23    Numeric    1000.00     Includes prepayments in full, partial
                                                                                pre-payments, curtailments in the current period
Total Penalty for the period                       24    Numeric    1000.00     The aggregate prepayment or yield maintenance
                                                                                penalties on the loans for the period.
Current realized losses (gains)         47         25    Numeric    1000.00     Realized losses (gain) in the current period
Cumulative realized losses                         26    Numeric    1000.00     Cumulative realized losses
Appraisal Reduction Amount              33         27    Numeric    1000.00     Total Current Appraisal Reduction Allocated
Cumulative Appraisal Reduction          35         28    Numeric    1000.00     Total Cumulative Appraisal Reduction Allocated
Total P&I Advance Outstanding           37         29    Numeric    1000.00     Outstanding P&I Advances At The End Of The
                                                                                Current Period
Total T&I Advance Outstanding           38         30    Numeric    1000.00     Outstanding Taxes & Insurance Advances At The End
                                                                                Of The Current Period
Other Expense Advance Outstanding       39         31    Numeric    1000.00     Other Outstanding Advances At The End Of The
                                                                                Current Period
Reserve Balances                                   32    Numeric    1000.00     Balance of cash or equivalent reserve accounts
                                                                                pledged as credit enhancement
LOC Balances                                       33    Numeric    1000.00     Balance of letter of credit reserve accounts
                                                                                pledged as credit enhancement
Amortization WAM                                   34    Numeric      333       Weighted average maturity based on amortization
                                                                                term
Maturity WAM                                       35    Numeric      333       Weighted average maturity based on term to
                                                                                maturity
Calculated WAC                                     36    Numeric     0.105      Weighted average coupon used to calculate gross
                                                                                interest
----------------------------------  ------------  ----------------------------  ---------------------------------------------------




                                                    FORM OF CMSA FINANCIAL FILE

                                                           ATTACHMENT A:
                                                CMSA FINANCIAL FILE - CATEGORY CODE MATRIX

---------------------------------------------------------------------------------------------------------------------
                                                                                 PROPERTY TYPE

---------------------------------------------------------------------------------------------------------------------
                CODE/                                                         MULTI-       HEALTH
---------------------------------------------------------------------------------------------------------------------
              SORT ORDER              DESCRIPTION             COMMERCIAL      FAMILY        CARE         LODGING
---------------------------------------------------------------------------------------------------------------------
  INCOME
           ----------------------------------------------------------------------------------------------------------
           010GROSRNT       Gross Potential Rent                  ..             .            .
           ----------------------------------------------------------------------------------------------------------
           020VACANCY       Less: Vacancy/Collection Loss         .              .            .
           ----------------------------------------------------------------------------------------------------------
           030BASERNT       Base Rent                             .              .
           ----------------------------------------------------------------------------------------------------------
           040EXPREMB       Expense Reimbursement                 .
           ----------------------------------------------------------------------------------------------------------
           050PCTRENT       Percentage Rent                       .
           ----------------------------------------------------------------------------------------------------------
           060ROOMREV       Room Revenue                                                                    .
           ----------------------------------------------------------------------------------------------------------
           070FOODBEV       Food & Beverage Revenues                                                        .
           ----------------------------------------------------------------------------------------------------------
           080PHONE         Telephone Revenue                                                               .
           ----------------------------------------------------------------------------------------------------------
           090OTHDREV       Other Departmental Revenue                                                      .
           ----------------------------------------------------------------------------------------------------------
           100PVTPAY        Private Pay                                                       .
           ----------------------------------------------------------------------------------------------------------
           110MEDCARE       Medicare/Medicaid                                                 .
           ----------------------------------------------------------------------------------------------------------
           120NURSING       Nursing/Medical Income                                            .
           ----------------------------------------------------------------------------------------------------------
           130MEALS         Meals Income                                                      .
           ----------------------------------------------------------------------------------------------------------
           140LAUNDRY       Laundry/Vending Income                               .
           ----------------------------------------------------------------------------------------------------------
           150PARKING       Parking Income                        .              .
           ----------------------------------------------------------------------------------------------------------
           160OTHERIN       Other Income                          .              .            .             .
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
  EXPENSES
           ----------------------------------------------------------------------------------------------------------
           270ROOMS         Room (Department)                                                               .
           ----------------------------------------------------------------------------------------------------------
           280FOODBEV       Food & Beverage (Departmental)                                                  .
           ----------------------------------------------------------------------------------------------------------
           290PHONE         Telephone Expenses (Departmental)                                               .
           ----------------------------------------------------------------------------------------------------------
           300OTHDEPT       Other Dept. Expenses                                                            .
           ----------------------------------------------------------------------------------------------------------
           310RETAXES       Real Estate Taxes                     .              .            .             .
           ----------------------------------------------------------------------------------------------------------
           320PROPINS       Property Insurance                    .              .            .             .
           ----------------------------------------------------------------------------------------------------------
           330UTILITI       Utilities                             .              .            .             .
           ----------------------------------------------------------------------------------------------------------
           340REPAIRS       Repairs and Maintenance               .              .            .             .
           ----------------------------------------------------------------------------------------------------------
           350JANITOR       Janitorial                            .
           ----------------------------------------------------------------------------------------------------------
           360FRANCHI       Franchise Fee                                                                   .
           ----------------------------------------------------------------------------------------------------------
           370MANAGEM       Management Fees                       .              .            .             .
           ----------------------------------------------------------------------------------------------------------
           380PAYROLL       Payroll & Benefits                    .              .            .             .
           ----------------------------------------------------------------------------------------------------------
           390MARKETI       Advertising & Marketing               .              .            .             .
           ----------------------------------------------------------------------------------------------------------
           400PROFESS       Professional Fees                     .              .            .             .
           ----------------------------------------------------------------------------------------------------------
           410GENERAL       General and Administrative            .              .            .             .
           ----------------------------------------------------------------------------------------------------------
           420ROOMS         Room Expense - Housekeeping                                       .
           ----------------------------------------------------------------------------------------------------------
           430MEALS         Meal expense                                                      .
           ----------------------------------------------------------------------------------------------------------
           440OTHEREX       Other Expenses                                       .            .             .
           ----------------------------------------------------------------------------------------------------------
           450GROUNDR       Ground Rent                           .              .            .             .
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
RESRV & CAPEX
           ----------------------------------------------------------------------------------------------------------
           490LEASING       Leasing Commissions                   .
           ----------------------------------------------------------------------------------------------------------
           500TENANTI       Tenant Improvements                   .
           ----------------------------------------------------------------------------------------------------------
           510CAPEX         Capital Expenditures                  .              .            .             .
           ----------------------------------------------------------------------------------------------------------
           520EXCAPEX       Extraordinary Capital                 .              .            .             .
                            Expenditures
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
              DATA TYPES
---------------------------------------------------------------------------------------------------------------------
                 YTD        Current Year - Year to Date
---------------------------------------------------------------------------------------------------------------------
                  AN        Annual (prior 12 months' data...fiscal year - audited)
---------------------------------------------------------------------------------------------------------------------
                  TR        Trailing 12 months' data
---------------------------------------------------------------------------------------------------------------------
                  UB        Underwriting Base Line
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
                            STATEMENT TYPES
---------------------------------------------------------------------------------------------------------------------
                 BOR        Borrower's Statement (as submitted)
---------------------------------------------------------------------------------------------------------------------
                 ADJ        Adjustments to Borrower's Statement
---------------------------------------------------------------------------------------------------------------------
                 NOR        Normalized Statement (to CMSA format)
---------------------------------------------------------------------------------------------------------------------

                                  ATTACHMENT B:

                       CMSA FINANCIAL FILE SPECIFICATIONS

--------------------------------------------------------------------------------
                                  RECORD LAYOUT
--------------------------------------------------------------------------------
Fields:      Trans ID           From CMSA Loan Setup File, Field #1
             Loan #             From CMSA Property File, Field #2
             Property Seq #     001 - 999
             YYYYMM             Financial Statement Beginning Date
             YYYYMM             Financial Statement Ending Date
             Data Type          See attached values
             Stmt Type          See attached values
             Category Code      See attached values
             Amount             Example : 999999.99 (Enter as an Absolute Value)
--------------------------------------------------------------------------------
Key:         Trans ID
             Loan #
             Property Seq #
             YYYYMM
             Data Type          Financial Statement Ending Date
             Statement Type
             Category Code
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                      SAMPLE ASCII PRESENTATION (PREFERRED)
--------------------------------------------------------------------------------
XX97D4, 12768-34,001,199901,199903,YTD,NOR,010GROSRNT,999999.99
--------------------------------------------------------------------------------
XX97D4, 12768-34,001,199901,199903,YTD,NOR,020VACANCY,999999.99
--------------------------------------------------------------------------------
XX97D4, 12768-34,001,199901,199903,YTD,NOR,030BASERNT,999999.99
--------------------------------------------------------------------------------
XX97D4, 12768-34,001,199901,199903,YTD,NOR,160OTHERIN,999999.99
--------------------------------------------------------------------------------
XX97D4, 12768-34,001,199901,199903,YTD,NOR,310RETAXES,999999.99
--------------------------------------------------------------------------------
XX97D4, 12768-34,001,199901,199903,YTD,NOR,320PROPINS,999999.99
--------------------------------------------------------------------------------
XX97D4, 12768-34,001,199901,199903,YTD,NOR,330UTILITI,999999.99
--------------------------------------------------------------------------------
XX97D4, 12768-34,001,199901,199903,YTD,NOR,340REPAIRS,999999.99
--------------------------------------------------------------------------------
XX97D4, 12768-34,001,199901,199903,YTD,NOR,350JANITOR,999999.99
--------------------------------------------------------------------------------
XX97D4, 12768-34,001,199901,199903,YTD,NOR,370MANAGEM,999999.99
--------------------------------------------------------------------------------
XX97D4, 12768-34,001,199901,199903,YTD,NOR,380PAYROLL,999999.99
--------------------------------------------------------------------------------
XX97D4, 12768-34,001,199901,199903,YTD,NOR,390MARKETI,999999.99
--------------------------------------------------------------------------------
XX97D4, 12768-34,001,199901,199903,YTD,NOR,410GENERAL,999999.99
--------------------------------------------------------------------------------
XX97D4, 12768-34,001,199901,199903,YTD,NOR,440OTHEREX,999999.99
--------------------------------------------------------------------------------
XX97D4, 12768-34,001,199901,199903,YTD,NOR,500TENANTI,999999.99
--------------------------------------------------------------------------------
XX97D4, 12768-34,001,199901,199903,YTD,NOR,510CAPEX,999999.99
--------------------------------------------------------------------------------


                         SAMPLE SPREADSHEET PRESENTATION

----------------------------------------------------------------------------------------------------
  TRANS ID     LOAN #     PROP #      BEGIN      ENDING   DATA    STMT    CATEGORY      AMOUNT
                                     YYYYMM      YYYYMM   TYPE    TYPE
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    001       199901           199903 YTD     NOR    010GROSRNT    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    001       199901           199903 YTD     NOR    020VACANCY    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    001       199901           199903 YTD     NOR    030BASERNT    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    001       199901           199903 YTD     NOR    160OTHERIN    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    001       199901           199903 YTD     NOR    310RETAXES    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    001       199901           199903 YTD     NOR    320PROPINS    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    001       199901           199903 YTD     NOR    330UTILITI    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    001       199901           199903 YTD     NOR    340REPAIRS    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    001       199901           199903 YTD     NOR    350JANITOR    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    001       199901           199903 YTD     NOR    370MANAGEM    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    001       199901           199903 YTD     NOR    380PAYROLL    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    001       199901           199903 YTD     NOR    390MARKETI    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    001       199901           199903 YTD     NOR    410GENERAL    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    001       199901           199903 YTD     NOR    440OTHEREX    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    001       199901           199903 YTD     NOR    500TENANTI    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    001       199901           199903 YTD     NOR    510CAPEX      999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    002       199901           199903 YTD     NOR    010GROSRNT    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    002       199901           199903 YTD     NOR    020VACANCY    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    002       199901           199903 YTD     NOR    030BASERNT    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    002       199901           199903 YTD     NOR    160OTHERIN    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    002       199901           199903 YTD     NOR    310RETAXES    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    002       199901           199903 YTD     NOR    320PROPINS    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    002       199901           199903 YTD     NOR    330UTILITI    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    002       199901           199903 YTD     NOR    340REPAIRS    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    002       199901           199903 YTD     NOR    350JANITOR    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    002       199901           199903 YTD     NOR    370MANAGEM    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    002       199901           199903 YTD     NOR    380PAYROLL    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    002       199901           199903 YTD     NOR    390MARKETI    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    002       199901           199903 YTD     NOR    410GENERAL    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    002       199901           199903 YTD     NOR    440OTHEREX    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    002       199901           199903 YTD     NOR    500TENANTI    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    002       199901           199903 YTD     NOR    510CAPEX      999999.99
----------------------------------------------------------------------------------------------------

                                   EXHIBIT L-4

                     FORM OF CMSA LOAN PERIODIC UPDATE FILE

                   COMMERCIAL MORTGAGE SECURITIES ASSOCIATION
                        CMSA "LOAN PERIODIC" UPDATE FILE
                              (DATA RECORD LAYOUT)
                             CROSS REFERENCED AS "L"

-----------------------------------------------------------------------------------------------------------------------------------
                  SPECIFICATION                                                       DESCRIPTION/COMMENTS
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Acceptable Media Types                               Magnetic Tape, Diskette, Electronic Transfer
-----------------------------------------------------------------------------------------------------------------------------------
Character Set                                        ASCII
-----------------------------------------------------------------------------------------------------------------------------------
Field Delineation                                    Comma
-----------------------------------------------------------------------------------------------------------------------------------
Density (Bytes-Per-Inch)                             1600 or 6250
-----------------------------------------------------------------------------------------------------------------------------------
Magnetic Tape Label                                  None (unlabeled)
-----------------------------------------------------------------------------------------------------------------------------------
Magnetic Tape Blocking Factor                        10285 (17 records per block)
-----------------------------------------------------------------------------------------------------------------------------------
Physical Media Label                                 Servicer Name; Data Type (Collection Period Data); Density (Bytes-Per-Inch);
                                                     Blocking Factor; Record Length
-----------------------------------------------------------------------------------------------------------------------------------
Return Address Label                                 Required for return of physical media (magnetic tape or diskette)
-----------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------
                                            FIELD                  FORMAT
--------------------------------------------------------------------------------------------------------------------------------
                    FIELD NAME              NUMBER   TYPE          EXAMPLE                     DESCRIPTION/COMMENTS
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Transaction Id                               1        AN           XXX97001         Unique Issue Identification Mnemonic
--------------------------------------------------------------------------------------------------------------------------------
Group Id                                     2        AN           XXX9701A         Unique Identification Number Assigned To
                                                                                    Each Loan Group Within An Issue
--------------------------------------------------------------------------------------------------------------------------------
Loan Id                                      3        AN        00000000012345      Unique Servicer Loan Number Assigned To
                                                                                    Each Collateral Item In A Pool
--------------------------------------------------------------------------------------------------------------------------------
Prospectus Loan Id                           4        AN             123            Unique Identification Number Assigned To
                                                                                    Each Collateral Item In The Prospectus
--------------------------------------------------------------------------------------------------------------------------------
Distribution Date                            5        AN           YYYYMMDD         Date Payments - Made To Certificateholders
--------------------------------------------------------------------------------------------------------------------------------
Current Beginning Scheduled Balance          6      Numeric       100000.00         Outstanding Sched Prin Bal at Beginning of
                                                                                    current period that is part of the trust
--------------------------------------------------------------------------------------------------------------------------------
Current Ending Scheduled - Balance           7      Numeric       100000.00         Outstanding Sched Prin Bal at End of
                                                                                    current period that is part of the trust
--------------------------------------------------------------------------------------------------------------------------------
Paid To Date                                 8        AN           YYYYMMDD         Date loan is paid through. One frequency <
                                                                                    the date the loan is due for next payment
--------------------------------------------------------------------------------------------------------------------------------
Current Index Rate                           9      Numeric          0.09           Index Rate Used In The Determination Of
                                                                                    The Current Period Gross Interest Rate
--------------------------------------------------------------------------------------------------------------------------------
Current Note Rate                           10      Numeric          0.09           Annualized Gross Rate Applicable To
                                                                                    Calculate The Current Period Scheduled
                                                                                    Interest
--------------------------------------------------------------------------------------------------------------------------------
Maturity Date                               11        AN           YYYYMMDD         Date Collateral Is Scheduled To Make Its
                                                                                    Final Payment
--------------------------------------------------------------------------------------------------------------------------------
Servicer and Trustee Fee Rate               12      Numeric        0.00025          Annualized Fee Paid To The Servicer And
                                                                                    Trustee
--------------------------------------------------------------------------------------------------------------------------------
Fee Rate/Strip Rate 1                       13      Numeric        0.00001          Annualized Fee/Strip Netted Against
                                                                                    Current Note Rate = Net Rate
--------------------------------------------------------------------------------------------------------------------------------
Fee Rate/Strip Rate 2                       14      Numeric        0.00001          Annualized Fee/Strip Netted Against
                                                                                    Current Note Rate = Net Rate
--------------------------------------------------------------------------------------------------------------------------------
Fee Rate/Strip Rate 3                       15      Numeric        0.00001          Annualized Fee/Strip Netted Against
                                                                                    Current Note Rate = Net Rate
--------------------------------------------------------------------------------------------------------------------------------
Fee Rate/Strip Rate 4                       16      Numeric        0.00001          Annualized Fee/Strip Netted Against
                                                                                    Current Note Rate = Net Rate
--------------------------------------------------------------------------------------------------------------------------------
Fee Rate/Strip Rate 5                       17      Numeric        0.00001          Annualized Fee/Strip Netted Against
                                                                                    Current Note Rate = Net Rate
--------------------------------------------------------------------------------------------------------------------------------
Net Rate                                    18      Numeric         0.0947          Annualized Interest Rate Applicable To
                                                                                    Calculate The Current Period Remittance
                                                                                    Int.
--------------------------------------------------------------------------------------------------------------------------------
Next Index Rate                             19      Numeric          0.09           Index Rate Used In The Determination Of
                                                                                    The Next Period Gross Interest Rate
--------------------------------------------------------------------------------------------------------------------------------
Next Note Rate                              20      Numeric          0.09           Annualized Gross Interest Rate Applicable
                                                                                    To Calc Of The Next Period Sch. Interest
--------------------------------------------------------------------------------------------------------------------------------
Next Rate Adjustment Date                   21        AN           YYYYMMDD         Date Note Rate Is Next Scheduled To Change
--------------------------------------------------------------------------------------------------------------------------------
Next Payment Adjustment Date                22        AN           YYYYMMDD         Date Scheduled P&I Amount Is Next
                                                                                    Scheduled To Change
--------------------------------------------------------------------------------------------------------------------------------
Scheduled Interest Amount                   23      Numeric        1000.00          Scheduled Gross Interest Payment Due For
                                                                                    The Current Period that goes to the trust
--------------------------------------------------------------------------------------------------------------------------------
Scheduled Principal Amount                  24      Numeric        1000.00          Scheduled Principal Payment Due For The
                                                                                    Current Period that goes to the trust
--------------------------------------------------------------------------------------------------------------------------------
Total Scheduled P&I Due                     25      Numeric        1000.00          Scheduled Principal & Interest Payment Due
                                                                                    For Current Period for the trust
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                            FIELD                  FORMAT
--------------------------------------------------------------------------------------------------------------------------------
                    FIELD NAME              NUMBER   TYPE          EXAMPLE                     DESCRIPTION/COMMENTS
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Neg am/Deferred Interest Amount             26      Numeric        1000.00          Negative Amortization/Deferred Interest
                                                                                    Amount Due For The Current Period
--------------------------------------------------------------------------------------------------------------------------------
Unscheduled Principal Collections           27      Numeric        1000.00          Unscheduled Payments Of Principal Received
                                                                                    During The Related Collection Period
--------------------------------------------------------------------------------------------------------------------------------
Other Principal Adjustments                 28      Numeric        1000.00          Unscheduled Principal Adjustments For The
                                                                                    Related Collection Period
--------------------------------------------------------------------------------------------------------------------------------
Liquidation/Prepayment Date                 29        AN           YYYYMMDD         Date Unscheduled Payment Of Principal
                                                                                    Received
--------------------------------------------------------------------------------------------------------------------------------
Prepayment Penalty/Yld Maint Rec'd          30      Numeric        1000.00          Additional Payment Req'd From Borrower Due
                                                                                    To Prepayment Of Loan Prior To Maturity
--------------------------------------------------------------------------------------------------------------------------------
Prepayment Interest Excess (Shortfall)      31      Numeric        1000.00          Interest Shortfall or Excess as calculated
                                                                                    by Servicer per the Trust documents
--------------------------------------------------------------------------------------------------------------------------------
Liquidation/Prepayment Code                 32      Numeric           1             See Liquidation/Prepayment Codes Legend
--------------------------------------------------------------------------------------------------------------------------------
Most Recent ASER Amount                     33      Numeric        1000.00          Appraisal Subordinated Entitlement
                                                                                    Reduction - The difference between a full
                                                                                    advance and the reduced advance is the
                                                                                    ASER or as defined in the Trust documents
--------------------------------------------------------------------------------------------------------------------------------
Blank                                       34        AN            Blank           Left blank on purpose. (Note: was
                                                                                    previously Most Recent ASER Date. Field
                                                                                    not considered applicable to ASER.)
--------------------------------------------------------------------------------------------------------------------------------
Cumulative ASER Amount                      35      Numeric        1000.00          Cumulative Appraisal Subordinated
                                                                                    Entitlement Reduction
--------------------------------------------------------------------------------------------------------------------------------
Actual Balance                              36      Numeric       100000.00         Outstanding Actual Principal Balance At
                                                                                    The End Of The Current Period
--------------------------------------------------------------------------------------------------------------------------------
Total P&I Advance Outstanding               37      Numeric        1000.00          Outstanding P&I Advances At The End Of The
                                                                                    Current Period
--------------------------------------------------------------------------------------------------------------------------------
Total T&I Advance Outstanding               38      Numeric        1000.00          Outstanding Taxes & Insurance Advances At
                                                                                    The End Of The Current Period
--------------------------------------------------------------------------------------------------------------------------------
Other Expense Advance Outstanding           39      Numeric        1000.00          Other Outstanding Advances At The End Of
                                                                                    The Current Period
--------------------------------------------------------------------------------------------------------------------------------
Status of Loan                              40        AN              1             See Status Of Loan Legend
--------------------------------------------------------------------------------------------------------------------------------
In Bankruptcy                               41        AN              Y             Bankruptcy Status Of Loan (If In
                                                                                    Bankruptcy "Y", Else "N")
--------------------------------------------------------------------------------------------------------------------------------
Foreclosure Date                            42        AN           YYYYMMDD         P27 -  If Multiple properties have the
                                                                                    same date then print that date otherwise
                                                                                    leave empty
--------------------------------------------------------------------------------------------------------------------------------
REO Date                                    43        AN           YYYYMMDD         P28 -  If Multiple properties have the
                                                                                    same date then print that date otherwise
                                                                                    leave empty
--------------------------------------------------------------------------------------------------------------------------------
Bankruptcy Date                             44        AN           YYYYMMDD         Date Of Bankruptcy
--------------------------------------------------------------------------------------------------------------------------------
Net Proceeds Received on Liquidation        45      Numeric       100000.00         Net Proceeds Rec'd On Liquidation To Be
                                                                                    Remitted to the Trust per the Trust
                                                                                    Documents
--------------------------------------------------------------------------------------------------------------------------------
Liquidation Expense                         46      Numeric       100000.00         Expenses Associated With The Liq'n To Be
                                                                                    Netted from the Trust per the Trust
                                                                                    Documents
--------------------------------------------------------------------------------------------------------------------------------
Realized Loss to Trust                      47      Numeric        10000.00         Liquidation Balance Less Net Liquidation
                                                                                    Proceeds Received (as defined in Trust
                                                                                    documents)
--------------------------------------------------------------------------------------------------------------------------------
Date of Last Modification                   48        AN           YYYYMMDD         Date Loan Was Modified
--------------------------------------------------------------------------------------------------------------------------------
Modification Code                           49      Numeric           1             See Modification Codes Legend
--------------------------------------------------------------------------------------------------------------------------------
Modified Note Rate                          50      Numeric          0.09           Note Rate Loan Modified To
--------------------------------------------------------------------------------------------------------------------------------
Modified Payment Rate                       51      Numeric          0.09           Payment Rate Loan Modified To
--------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year Revenue               52      Numeric        1000.00          P54 - If Multiple properties then sum the
                                                                                    value, if missing any then populate using
                                                                                    the "DSCR Indicator Legend" rule
--------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year Operating Expenses    53      Numeric        1000.00          P55 -  If Multiple properties then sum the
                                                                                    value, if missing any then populate using
                                                                                    the "DSCR Indicator Legend" rule
--------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year NOI                   54      Numeric        1000.00          P56 -  If Multiple properties then sum the
                                                                                    value, if missing any then populate using
                                                                                    the "DSCR Indicator Legend" rule
--------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year Debt Svc Amount       55      Numeric        1000.00          P57 -  If Multiple properties then sum the
                                                                                    value, if missing any then populate using
                                                                                    the "DSCR Indicator Legend" rule
--------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year DSCR (NOI)            56      Numeric          2.55           P58 - If Multiple properties populate
                                                                                    using the "DSCR Indicator Legend" rule.
                                                                                    Preceding Fiscal Yr Debt Svc Cvrge Ratio
                                                                                    using NOI
--------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year Physical Occupancy    57      Numeric          0.85           P59 - If Multiple properties, Use weighted
                                                                                    average by using the calculation [ Current
                                                                                    Allocated % (Prop) * Occupancy (Oper) ]
                                                                                    for each Property, if missing any then
                                                                                    leave empty
--------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year Financial             58        AN           YYYYMMDD         P53 - If Multiple properties and all the
As of Date                                                                          same then print the date, if missing any
                                                                                    then leave empty
--------------------------------------------------------------------------------------------------------------------------------
Second Preceding Fiscal Year Revenue        59      Numeric        1000.00          P61 - If Multiple properties then sum the
                                                                                    value, if missing any then populate using
                                                                                    the "DSCR Indicator Legend" rule
--------------------------------------------------------------------------------------------------------------------------------
Second Preceding Fiscal Year Operating      60      Numeric        1000.00          P62 -  If Multiple properties then sum the
Expenses                                                                            value, if missing any then populate using
                                                                                    the "DSCR Indicator Legend" rule
--------------------------------------------------------------------------------------------------------------------------------
Second Preceding Fiscal Year NOI            61      Numeric        1000.00          P63 -  If Multiple properties then sum the
                                                                                    value, if missing any then populate using
                                                                                    the "DSCR Indicator Legend" rule
--------------------------------------------------------------------------------------------------------------------------------
Second Preceding Fiscal Year Debt Service   62      Numeric        1000.00          P64 -  If Multiple properties then sum the
Amount                                                                              value, if missing any then populate using
                                                                                    the "DSCR Indicator Legend" rule
--------------------------------------------------------------------------------------------------------------------------------
Second Preceding Fiscal Year DSCR (NOI)     63      Numeric          2.55           P65 - If Multiple properties populate
                                                                                    using the "DSCR Indicator Legend" rule.
                                                                                    Second Preceding Fiscal Year Debt Service
                                                                                    Coverage Ratio using NOI
--------------------------------------------------------------------------------------------------------------------------------
Second Preceding Fiscal Year Physical       64      Numeric          0.85           P66 - If Multiple properties, Use weighted
Occupancy                                                                           average by using the calculation [ Current
                                                                                    Allocated % (Prop) * Occupancy (Oper) ]
                                                                                    for each Property, if missing any then
                                                                                    leave empty
--------------------------------------------------------------------------------------------------------------------------------
Second Preceding Fiscal Year Financial As   65        AN           YYYYMMDD         P60 - If Multiple properties and all the
of Date                                                                             same then print the date, if missing any
                                                                                    then leave empty
--------------------------------------------------------------------------------------------------------------------------------
Most Recent Revenue                         66      Numeric        1000.00          P68 - If Multiple properties then sum the
                                                                                    value, if missing any then populate using
                                                                                    the "DSCR Indicator Legend" rule
--------------------------------------------------------------------------------------------------------------------------------
Most Recent Operating Expenses              67      Numeric        1000.00          P69 -  If Multiple properties then sum the
                                                                                    value, if missing any then populate using
                                                                                    the "DSCR Indicator Legend" rule
--------------------------------------------------------------------------------------------------------------------------------
Most Recent NOI                             68      Numeric        1000.00          P70 -  If Multiple properties then sum the
                                                                                    value, if missing any then populate using
                                                                                    the "DSCR Indicator Legend" rule
--------------------------------------------------------------------------------------------------------------------------------
Most Recent Debt Service Amount             69      Numeric        1000.00          P71 -  If Multiple properties then sum the
                                                                                    value, if missing any then populate using
                                                                                    the "DSCR Indicator Legend" rule
--------------------------------------------------------------------------------------------------------------------------------
Most Recent DSCR (NOI)                      70      Numeric          2.55           P72 - If Multiple properties populate
                                                                                    using the "DSCR Indicator Legend" rule.
                                                                                    Most Recent Debt Service Coverage Ratio
                                                                                    using NOI
--------------------------------------------------------------------------------------------------------------------------------
Most Recent Physical Occupancy              71      Numeric          0.85           P29 - If Multiple properties, Use weighted
                                                                                    average by using the calculation [ Current
                                                                                    Allocated % (Prop) * Occupancy (Oper) ]
                                                                                    for each Property, if missing any then
                                                                                    leave empty
--------------------------------------------------------------------------------------------------------------------------------
Most Recent Financial As of Start Date      72        AN           YYYYMMDD         P73 - If Multiple properties and all the
                                                                                    same then print the date, if missing any
                                                                                    then leave empty
--------------------------------------------------------------------------------------------------------------------------------
Most Recent Financial As of End Date        73        AN           YYYYMMDD         P74 - If Multiple properties and all the
                                                                                    same then print the date, if missing any
                                                                                    then leave empty
--------------------------------------------------------------------------------------------------------------------------------
Most Recent Appraisal Date                  74        AN           YYYYMMDD         P24 - If Multiple properties and all the
                                                                                    same then print the date, if missing any
                                                                                    then leave empty
--------------------------------------------------------------------------------------------------------------------------------
Most Recent Appraisal Value                 75      Numeric       100000.00         P25 - If Multiple properties then sum the
                                                                                    value, if missing any then leave empty
--------------------------------------------------------------------------------------------------------------------------------
Workout Strategy Code                       76      Numeric           1             See Workout Strategy Codes Legend
--------------------------------------------------------------------------------------------------------------------------------
Most Recent Special Servicer Transfer       77        AN           YYYYMMDD         Date Transferred To The Special Servicer
Date
--------------------------------------------------------------------------------------------------------------------------------
Most Recent Master Servicer Return Date     78        AN           YYYYMMDD         Date Returned To The Master Servicer or
                                                                                    Primary Servicer
--------------------------------------------------------------------------------------------------------------------------------
Date Asset Expected to Be Resolved or       79        AN           YYYYMMDD         P26 - If Multiple properties then print
Foreclosed                                                                          the latest date from the affiliated
                                                                                    properties.   If in Foreclosure - Expected
                                                                                    Date of Foreclosure and if REO - Expected
                                                                                    Sale Date.
--------------------------------------------------------------------------------------------------------------------------------
Blank                                       80        AN            Blank           Left blank on purpose. (Note : was
                                                                                    previously Year Renovated.  Use the
                                                                                    Property File field 15 instead)
--------------------------------------------------------------------------------------------------------------------------------
Current Hyper Amortizing Date               81        AN           YYYYMMDD         S79 - Current Anticipated Repayment Date.
                                                                                    Date will be the same as setup file unless
                                                                                    the loan is modified and a new date
                                                                                    assigned
--------------------------------------------------------------------------------------------------------------------------------
Most Recent Financial Indicator             82        AN            T or Y          P75 - T= Trailing 12 months Y = Year to
                                                                                    Date, Check Start & End Date Applies to
                                                                                    field L66 to L73.  If Multiple properties
                                                                                    and all the same then print the value, if
                                                                                    missing any or if the values are not the
                                                                                    same, then leave empty
--------------------------------------------------------------------------------------------------------------------------------
Last Setup Change Date                      83        AN           YYYYMMDD         S82 - Distribution Date that information
                                                                                    changed last in the setup file by loan
--------------------------------------------------------------------------------------------------------------------------------
Last Loan Contribution Date                 84        AN           YYYYMMDD         Date the loan was contributed
--------------------------------------------------------------------------------------------------------------------------------
Last Property Contribution Date             85        AN           YYYYMMDD         P67 - Date the latest property or
                                                                                    properties were contributed.  For Multiple
                                                                                    properties print the latest date from the
                                                                                    affiliated properties
--------------------------------------------------------------------------------------------------------------------------------
Number of Properties                        86      Numeric         13.00           S54 - The Number of Properties Underlying
                                                                                    the Mortgage Loan
--------------------------------------------------------------------------------------------------------------------------------
Preceding Year DSCR Indicator               87        AN             Text           Flag used to explain how the DSCR was
                                                                                    calculated when there are multiple
                                                                                    properties.  See DSCR Indicator Legend.
--------------------------------------------------------------------------------------------------------------------------------
Second Preceding Year DSCR Indicator        88        AN             Text           Flag used to explain how the DSCR was
                                                                                    calculated when there are multiple
                                                                                    properties.  See DSCR Indicator Legend.
--------------------------------------------------------------------------------------------------------------------------------
Most Recent  DSCR Indicator                 89        AN             Text           Flag used to explain how the DSCR was
                                                                                    calculated when there are multiple
                                                                                    properties.  See DSCR Indicator Legend.
--------------------------------------------------------------------------------------------------------------------------------
NOI/NCF Indicator                           90        AN             Text           Indicates how NOI or Net Cash Flow was
                                                                                    calculated should be the same for each
                                                                                    financial period.  See NOI/NCF Indicator
                                                                                    Legend. P84 - If Multiple Properties and
                                                                                    all the same then print value, if missing
                                                                                    any or if the values are not the same,
                                                                                    then leave empty.
--------------------------------------------------------------------------------------------------------------------------------
Date of Assumption                          91        AN           YYYYMMDD         Date the loan last assumed by a new
                                                                                    borrower- empty if never assumed
--------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year NCF                   92      Numeric        1000.00          P78 - Preceding Fiscal Year Net Cash Flow
                                                                                    related to Financial As of Date L58.  If
                                                                                    Multiple properties then sum the value, if
                                                                                    missing any then populate using the "DSCR
                                                                                    Indicator Legend" rule
--------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year DSCR (NCF)            93      Numeric          2.55           P79 - Preceding Fiscal Yr Debt Service
                                                                                    Coverage Ratio using NCF related to
                                                                                    Financial As of Date L58.   If Multiple
                                                                                    properties populate using the "DSCR
                                                                                    Indicator Legend" rule.
--------------------------------------------------------------------------------------------------------------------------------
Second Preceding Fiscal Year NCF            94      Numeric        1000.00          P80 - Second Preceding Fiscal Year Net
                                                                                    Cash Flow related to Financial As of Date
                                                                                    L65.   If Multiple properties then sum the
                                                                                    value, if missing any then populate using
                                                                                    the "DSCR Indicator Legend" rule
--------------------------------------------------------------------------------------------------------------------------------
Second Preceding Fiscal Year DSCR (NCF)     95      Numeric          2.55           P81 - Second Preceding Fiscal Year Debt
                                                                                    Service Coverage Ratio using Net Cash Flow
                                                                                    related to Financial As of Date L65.   If
                                                                                    Multiple properties populate using the
                                                                                    "DSCR Indicator Legend" rule.
--------------------------------------------------------------------------------------------------------------------------------
Most Recent NCF                             96      Numeric        1000.00          P82 - Most Recent Net Cash Flow related to
                                                                                    Financial As of Ending Date L73.   If
                                                                                    Multiple properties then sum the value, if
                                                                                    missing any then populate using the "DSCR
                                                                                    Indicator Legend" rule
--------------------------------------------------------------------------------------------------------------------------------
Most Recent DSCR (NCF)                      97      Numeric        1000.00          P83 - Most Recent Debt Service Coverage
                                                                                    Ratio using Net Cash Flow related to
                                                                                    Financial As of Ending Date L73.  If
                                                                                    Multiple properties populate using the
                                                                                    "DSCR Indicator Legend" rule.
--------------------------------------------------------------------------------------------------------------------------------
Defeasance Status                           98        AN             Text           See Defeasance Status Legend
--------------------------------------------------------------------------------------------------------------------------------
ARA Amount                                  99      Numeric        1000.00          Appraisal Reduction Amount - Excess of the
                                                                                    principal balance over the defined
                                                                                    appraisal % or as defined in the trust
                                                                                    documents
--------------------------------------------------------------------------------------------------------------------------------
ARA Date                                    100       AN           YYYYMMDD         Date of appraisal used to calculate ARA
--------------------------------------------------------------------------------------------------------------------------------
Credit Tenant Lease                         101       AN              Y             S87 - Y=Yes,  N=No
--------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
           WORKOUT STRATEGY CODE LEGEND                                    STATUS OF MORTGAGE LOAN
----------------------------------------------------        -------------------------------------------------------
                                                                                    LEGEND
----------------------------------------------------        -------------------------------------------------------
        1      Modification                                         A           Payment Not Received But Still In
                                                                                Grace Period
----------------------------------------------------        -------------------------------------------------------
        2      Foreclosure                                          B           Late Payment But Less Than 30
                                                                                days Delinquent
----------------------------------------------------        -------------------------------------------------------
        3      Bankruptcy                                           0           Current
----------------------------------------------------        -------------------------------------------------------
        4      Extension                                            1           30-59 Days Delinquent
----------------------------------------------------        -------------------------------------------------------
        5      Note Sale                                            2           60-89 Days Delinquent
----------------------------------------------------        -------------------------------------------------------
        6      DPO                                                  3           90+ Days Delinquent
----------------------------------------------------        -------------------------------------------------------
        7      REO                                                  4           Assumed Scheduled Payment
                                                                                (Performing Matured Balloon)
----------------------------------------------------        -------------------------------------------------------
        8      Resolved                                             7           Foreclosure
----------------------------------------------------        -------------------------------------------------------
        9      Pending Return to Master Servicer                    9           REO
----------------------------------------------------        -------------------------------------------------------
        10     Deed In Lieu Of Foreclosure
----------------------------------------------------        -------------------------------------------------------
        11     Full Payoff                                  MODIFICATION CODE
----------------------------------------------------        -------------------------------------------------------
        12     Repsand Warranties                                LEGEND
----------------------------------------------------        -------------------------------------------------------
        13     Other or TBD                                         1           Maturity Date Extension
----------------------------------------------------        -------------------------------------------------------
                                                                    2           Amortization Change
----------------------------------------------------        -------------------------------------------------------
            LIQUIDATION/PREPAYMENT CODE                             3           Principal Write-Off
----------------------------------------------------        -------------------------------------------------------
                      LEGEND                                        4           Combination
----------------------------------------------------        -------------------------------------------------------
        1      Partial Liq'n (Curtailment)
----------------------------------------------------        -------------------------------------------------------
        2      Payoff Prior To Maturity                      DSCR INDICATOR
----------------------------------------------------        -------------------------------------------------------
        3      Disposition                                       LEGEND
----------------------------------------------------        -------------------------------------------------------
        4      Repurchase/Substitution                              P           Partial - Not all properties
                                                                                received financials, servicer to
                                                                                leave empty
----------------------------------------------------        -------------------------------------------------------
        5      Full Payoff At Maturity                              A           Average - Not all properties
                                                                                received financials, servicer
                                                                                allocates Debt Service
                                                                                only to properties where financials
                                                                                are received.
----------------------------------------------------        -------------------------------------------------------
        6      DPO                                                  F           Full - All Statements Collected
                                                                                for all properties
----------------------------------------------------        -------------------------------------------------------
        7      Liquidation                                          W           Worst Case - Not all properties
                                                                                received financials, servicer
                                                                                allocates 100% of Debt
                                                                                Service to all properties where
                                                                                financials are received.
----------------------------------------------------        -------------------------------------------------------
        8      Payoff w/penalty                                     N           None Collected - no financials
                                                                                were received
----------------------------------------------------        -------------------------------------------------------
        9      Payoff w/yield Maintenance                           C           Consolidated - All properties
                                                                                reported on one "rolled up"
                                                                                financial from the borrower
----------------------------------------------------        -------------------------------------------------------
        10     Curtailment w/Penalty
----------------------------------------------------
        11     Curtailment w/Yield Maintenance
----------------------------------------------------        -------------------------------------------------------
                                                                                       NOI/NCF INDICATOR
----------------------------------------------------        -------------------------------------------------------
                 DEFEASANCE STATUS                                                           LEGEND
----------------------------------------------------        -------------------------------------------------------
                      LEGEND                                      CMSA          Calculated using CMSA standard
----------------------------------------------------        -------------------------------------------------------
        P      Partial Defeasance                                  PSA          Calculated using a definition
                                                                                given in the PSA
----------------------------------------------------        -------------------------------------------------------
        F      Full Defeasance                                     U/W          Calculated using the underwriting
                                                                                method
----------------------------------------------------        -------------------------------------------------------
        N      No Defeasance Occurred
----------------------------------------------------
        X      Defeasance not Allowable
----------------------------------------------------

                                   EXHIBIT L-5

                          FORM OF CMSA LOAN SETUP FILE

                             CMSA "LOAN SETUP" FILE
                              (DATA RECORD LAYOUT)
                             CROSS REFERENCED AS "S"

------------------------------------------------------------------------------------------------------------------------------------
                 SPECIFICATION                                              DESCRIPTION/COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Acceptable Media Types                      Magnetic Tape, Diskette, Electronic Transfer
------------------------------------------------------------------------------------------------------------------------------------
Character Set                               ASCII
------------------------------------------------------------------------------------------------------------------------------------
Field Delineation                           Comma
------------------------------------------------------------------------------------------------------------------------------------
Density (Bytes-Per-Inch)                    1600 or 6250
------------------------------------------------------------------------------------------------------------------------------------
Magnetic Tape Label                         None (unlabeled)
------------------------------------------------------------------------------------------------------------------------------------
Magnetic Tape Blocking Factor               10285 (17 records per block)
------------------------------------------------------------------------------------------------------------------------------------
Physical Media Label                        Servicer Name; Data Type (Collection Period Data); Density (Bytes-Per-Inch); Blocking
                                            Factor; Record Length
------------------------------------------------------------------------------------------------------------------------------------
Return Address Label                        Required for return of physical media (magnetic tape or diskette)
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                            FIELD                  FORMAT
-------------------------------------------------------------------------------------------------------------------------------
                    FIELD NAME              NUMBER   TYPE          EXAMPLE                     DESCRIPTION/COMMENTS
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
Transaction Id                              1         AN              XXX97001            Unique Issue Identification Mnemonic
--------------------------------------------------------------------------------------------------------------------------------
Group Id                                    2         AN              XXX9701A            Unique Indentification Number
                                                                                          Assigned To Each Loan Group Within An
                                                                                          Issue
--------------------------------------------------------------------------------------------------------------------------------
Loan Id                                     3         AN           00000000012345         Unique Servicer Loan Number Assigned
                                                                                          To Each Collateral Item In A Pool
--------------------------------------------------------------------------------------------------------------------------------
Prospectus Loan Id                          4         AN                123               Unique Identification Number Assigned
                                                                                          To Each Collateral Item In The
                                                                                          Prospectus
--------------------------------------------------------------------------------------------------------------------------------
Original Note Amount                        5       Numeric          1000000.00           The Mortgage Loan Balance At
                                                                                          Inception Of The Note
--------------------------------------------------------------------------------------------------------------------------------
Original Term Of Loan                       6       Numeric             240               Original Number Of Months Until
                                                                                          Maturity Of Loan
--------------------------------------------------------------------------------------------------------------------------------
Original Amortization Term                  7       Numeric             360               Original Number Of Months Loan
                                                                                          Amortized Over
--------------------------------------------------------------------------------------------------------------------------------
Original Note Rate                          8       Numeric            0.095              The Note Rate At Inception Of The Note
--------------------------------------------------------------------------------------------------------------------------------
Original Payment Rate                       9       Numeric            0.095              Original Rate Payment Calculated On
--------------------------------------------------------------------------------------------------------------------------------
First Loan Payment Due Date                 10         AN              YYYYMMDD           First Payment Date On The Mortgage
                                                                                          Loan
--------------------------------------------------------------------------------------------------------------------------------
Grace Days Allowed                          11       Numeric              10              Number Of Days From Due Date Borrower
                                                                                          Is Permitted To Remit Payment
--------------------------------------------------------------------------------------------------------------------------------
Interest Only (Y/N)                         12         AN                 Y               Y=Yes,  N=No
--------------------------------------------------------------------------------------------------------------------------------
Balloon (Y/N)                               13         AN                 Y               Y=Yes,  N=No
--------------------------------------------------------------------------------------------------------------------------------
Interest Rate Type                          14       Numeric              1               1=Fixed, 2=Arm, 3=Step, 9=Other
--------------------------------------------------------------------------------------------------------------------------------
Interest Accrual Method Code                15       Numeric              1               1=30/360, 2=Actual/365, 3=Actual/360,
                                                                                          4=Actual/Actual, 5=Actual/366,
                                                                                          6=Simple, 7=78's
--------------------------------------------------------------------------------------------------------------------------------
Interest in Arrears (Y/N)                   16         AN                 Y               Y=Yes,  N=No
--------------------------------------------------------------------------------------------------------------------------------
Payment Type Code                           17       Numeric              1               See Payment Type Code Legend
--------------------------------------------------------------------------------------------------------------------------------
Prepayment Lock-out End Date                18         AN              YYYYMMDD           Date After Which Loan Can Be Prepaid
--------------------------------------------------------------------------------------------------------------------------------
Yield Maintenance End Date                  19         AN              YYYYMMDD           Date After Which Loan Can Be Prepaid
                                                                                          Without Yield Maintenance
--------------------------------------------------------------------------------------------------------------------------------
Prepayment Premium End Date                 20         AN              YYYYMMDD           Date After Which Loan Can Be Prepaid
                                                                                          Without Penalty
--------------------------------------------------------------------------------------------------------------------------------
Prepayment Terms Description                21         AN                Text             Should reflect the information in
                                                                                          Annex A or use the format of LO(36),
                                                                                          YM(28), 7(12), O(3). If manually derived,
                                                                                          the Cutoff Date should be the start date
                                                                                          for period counting.
--------------------------------------------------------------------------------------------------------------------------------
ARM Index Code                              22         AN                 A               See Arm Index Code Legend
---------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                            FIELD                  FORMAT
--------------------------------------------------------------------------------------------------------------------------------
                    FIELD NAME              NUMBER   TYPE          EXAMPLE                     DESCRIPTION/COMMENTS
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
First Rate Adjustment Date                  23         AN              YYYYMMDD           Date Note Rate Originally Changed
--------------------------------------------------------------------------------------------------------------------------------
First Payment Adjustment Date               24         AN              YYYYMMDD           Date Payment Originally Changed
--------------------------------------------------------------------------------------------------------------------------------
ARM Margin                                  25       Numeric            0.025             Rate Added To Index Used In The
                                                                                          Determination Of The Gross Interest
                                                                                          Rate
--------------------------------------------------------------------------------------------------------------------------------
Lifetime Rate Cap                           26       Numeric             0.15             Maximum Rate That The Borrower Must
                                                                                          Pay On An Arm Loan Per The Loan
                                                                                          Agreement
--------------------------------------------------------------------------------------------------------------------------------
Lifetime Rate Floor                         27       Numeric             0.05             Minimum Rate That The Borrower Must
                                                                                          Pay On An Arm Loan Per The Loan
                                                                                          Agreement
--------------------------------------------------------------------------------------------------------------------------------
Periodic Rate Increase Limit                28       Numeric             0.02             Maximum Periodic Increase To The Note
                                                                                          Rate Allowed Per The Loan Agreement
--------------------------------------------------------------------------------------------------------------------------------
Periodic Rate Decrease Limit                29       Numeric             0.02             Minimum Periodic Decrease To The Note
                                                                                          Rate Allowed Per The Loan Agreement
--------------------------------------------------------------------------------------------------------------------------------
Periodic Pay Adjustment Max-%               30       Numeric             0.03             Max Periodic % Increase To The P&I
                                                                                          Payment Allowed Per The Loan Agreement
--------------------------------------------------------------------------------------------------------------------------------
Periodic Pay Adjustment Max-$               31       Numeric           5000.00            Max Periodic Dollar Increase To The
                                                                                          P&I Payment Allowed Per The Loan
                                                                                          Agreement
--------------------------------------------------------------------------------------------------------------------------------
Payment Frequency                           32       Numeric              1               1=Monthly, 3=Quarterly,
                                                                                          6=Semi-Annually, 12=Annually...
--------------------------------------------------------------------------------------------------------------------------------
Rate Reset Frequency                        33       Numeric              1               1=Monthly, 3=Quarterly,
                                                                                          6=Semi-Annually, 12=Annually, 365=Daily
--------------------------------------------------------------------------------------------------------------------------------
Pay Reset Frequency                         34       Numeric              1               1=Monthly, 3=Quarterly,
                                                                                          6=Semi-Annually, 12=Annually, 365=Daily
--------------------------------------------------------------------------------------------------------------------------------
Rounding Code                               35       Numeric              1               Rounding Method For Sum Of Index Plus
                                                                                          Margin (See Rounding Code Legend)
--------------------------------------------------------------------------------------------------------------------------------
Rounding Increment                          36       Numeric           0.00125            Used In Conjunction With Rounding Code
--------------------------------------------------------------------------------------------------------------------------------
Index Look Back In Days                     37       Numeric              45              Use Index In Effect X Days Prior To
                                                                                          Adjustment Date
--------------------------------------------------------------------------------------------------------------------------------
Negative Amortization Allowed (Y/N)         38         AN                 Y               Y=Yes,  N=No
--------------------------------------------------------------------------------------------------------------------------------
Max Neg Allowed (% Of Orig Bal)             39       Numeric            0.075             Max Lifetime % Increase to the
                                                                                          Original Balance Allowed Per The Loan
                                                                                          Agreement
--------------------------------------------------------------------------------------------------------------------------------
Maximum Negate Allowed ($)                  40       Numeric           25000.00           Max Lifetime Dollar Increase to the
                                                                                          Original Balance Allowed Per The Loan
                                                                                          Agreement
--------------------------------------------------------------------------------------------------------------------------------
Remaining Term At Contribution              41       Numeric             240              Remaining Number Of Months Until
                                                                                          Maturity Of Loan At Cutoff
--------------------------------------------------------------------------------------------------------------------------------
Remaining Amort Term At Contribution        42       Numeric             360              Remaining Number Of Months Loan
                                                                                          Amortized Over At Cutoff
--------------------------------------------------------------------------------------------------------------------------------
Maturity Date At Contribution               43         AN              YYYYMMDD           The Scheduled Maturity Date Of The
                                                                                          Mortgage Loan At Contribution
--------------------------------------------------------------------------------------------------------------------------------
Scheduled Principal Balance At Contribution 44       Numeric          1000000.00          The Scheduled Principal Balance Of The
                                                                                          Mortgage Loan At Contribution
--------------------------------------------------------------------------------------------------------------------------------
Note Rate At Contribution                   45       Numeric            0.095             Cutoff Annualized Gross Interest Rate
                                                                                          Applicable To The Calculation Of
                                                                                          Scheduled Interest
--------------------------------------------------------------------------------------------------------------------------------
Servicer And Trustee Fee Rate               46       Numeric           0.00025            Cutoff Annualized Fee Paid To The
                                                                                          Servicer And Trustee
--------------------------------------------------------------------------------------------------------------------------------
Fee Rate / Strip Rate 1                     47       Numeric           0.00001            Cutoff Annualized Fee/Strip Netted
                                                                                          Against Current Note Rate = Net Rate
--------------------------------------------------------------------------------------------------------------------------------
Fee Rate / Strip Rate 2                     48       Numeric           0.00001            Cutoff Annualized Fee/Strip Netted
                                                                                          Against Current Note Rate = Net Rate
--------------------------------------------------------------------------------------------------------------------------------
Fee Rate / Strip Rate 3                     49       Numeric           0.00001            Cutoff Annualized Fee/Strip Netted
                                                                                          Against Current Note Rate = Net Rate
--------------------------------------------------------------------------------------------------------------------------------
Fee Rate / Strip Rate 4                     50       Numeric           0.00001            Cutoff Annualized Fee/Strip Netted
                                                                                          Against Current Note Rate = Net Rate
--------------------------------------------------------------------------------------------------------------------------------
Fee Rate / Strip Rate 5                     51       Numeric           0.00001            Cutoff Annualized Fee/Strip Netted
                                                                                          Against Current Note Rate = Net Rate
--------------------------------------------------------------------------------------------------------------------------------
Net Rate At Contribution                    52       Numeric            0.0947            Cutoff Annualized Interest Rate
                                                                                          Applicable To The Calculation Of
                                                                                          Remittance Interest
--------------------------------------------------------------------------------------------------------------------------------
Periodic P&I Payment At Contribution        53       Numeric           3000.00            The Periodic Scheduled Principal &
                                                                                          Interest Payment at Contribution
--------------------------------------------------------------------------------------------------------------------------------
# Of Properties at Contribution             54       Numeric              13              L86 - The Number Of Properties
                                                                                          Underlying The Mortgage Loan
--------------------------------------------------------------------------------------------------------------------------------
Property Name                               55         AN                Text             P7 - If Multiple properties print
                                                                                          "Various"
--------------------------------------------------------------------------------------------------------------------------------
Property Address                            56         AN                Text             P8 - If Multiple properties print
                                                                                          "Various"
--------------------------------------------------------------------------------------------------------------------------------
Property City                               57         AN                Text             P9 - If Multiple properties have the
                                                                                          same city then print the city,
                                                                                          otherwise print "Various".  Missing
                                                                                          information print "Incomplete"
--------------------------------------------------------------------------------------------------------------------------------
Property State                              58         AN                Text             P10 - If Multiple properties have the
                                                                                          same state then print the state,
                                                                                          otherwise print "XX" to represent
                                                                                          various. Missing information print "ZZ"
--------------------------------------------------------------------------------------------------------------------------------
Property Zip Code                           59         AN                Text             P11 - If Multiple properties have the
                                                                                          same zip code then print the zip code,
                                                                                          otherwise print "Various". Missing
                                                                                          information print "Incomplete"
--------------------------------------------------------------------------------------------------------------------------------
Property County                             60         AN                Text             P12 - If Multiple properties have the
                                                                                          same county then print the county,
                                                                                          otherwise print "Various". Missing
                                                                                          information print "Incomplete"
--------------------------------------------------------------------------------------------------------------------------------
Property Type Code                          61         AN                 MF              P13 -  If Multiple properties have the
                                                                                          same property type code then print the
                                                                                          property code, otherwise print "XX" to
                                                                                          represent various.  Missing
                                                                                          information print "ZZ"
--------------------------------------------------------------------------------------------------------------------------------
Net Square Feet At Contribution             62       Numeric            25000             P16 - For Multiple properties, if all
                                                                                          the same Property Type, sum the
                                                                                          values, if missing any leave empty
--------------------------------------------------------------------------------------------------------------------------------
# Of Units/Beds/Rooms At Contribution       63       Numeric              75              P17 - For Multiple properties, if all
                                                                                          the same Property Type, sum the
                                                                                          values, if missing any leave empty
--------------------------------------------------------------------------------------------------------------------------------
Year Built                                  64         AN                YYYY             P14 - If Multiple properties have the
                                                                                          same Year Built then print Year Built
                                                                                          else leave empty
--------------------------------------------------------------------------------------------------------------------------------
NOI At Contribution                         65       Numeric          100000.00           P47 - If Multiple properties sum the
                                                                                          values, if missing any then populate
                                                                                          using the "DSCR Indicator Legend"
                                                                                          rule.   Should match the prospectus if
                                                                                          available.
--------------------------------------------------------------------------------------------------------------------------------
DSCR (NOI) At Contribution                  66       Numeric             2.11             P48 - If Multiple properties populate
                                                                                          using the "DSCR Indicator Legend"
                                                                                          rule. DSCR At Contribution using
                                                                                          NOI.   Should match the prospectus if
                                                                                          available.
--------------------------------------------------------------------------------------------------------------------------------
Appraisal Value At Contribution             67       Numeric          1000000.00          P49 -  If Multiple properties sum the
                                                                                          values , if missing any then leave
                                                                                          empty
--------------------------------------------------------------------------------------------------------------------------------
Appraisal Date At Contribution              68         AN              YYYYMMDD           P50 - If Multiple properties and all
                                                                                          the same then print the date, if
                                                                                          missing any then leave empty
--------------------------------------------------------------------------------------------------------------------------------
Physical Occupancy At Contribution          69       Numeric             0.88             P51 -  If Multiple properties, Use
                                                                                          weighted average by using the
                                                                                          calculation [ Current Allocated %
                                                                                          (Prop) * Occupancy (Oper) ] for each
                                                                                          Property, if missing one then leave
                                                                                          empty
--------------------------------------------------------------------------------------------------------------------------------
Revenue At Contribution                     70       Numeric          100000.00           P45 -  If Multiple properties then sum
                                                                                          the value, if missing any then
                                                                                          populate using the "DSCR Indicator
                                                                                          Legend" rule.  Should match the
                                                                                          prospectus if available.
--------------------------------------------------------------------------------------------------------------------------------
Operating Expenses At Contribution          71       Numeric          100000.00           P46 -  If Multiple properties then sum
                                                                                          the value, if missing any then
                                                                                          populate using the "DSCR Indicator
                                                                                          Legend" rule.   Should match the
                                                                                          prospectus if available.
--------------------------------------------------------------------------------------------------------------------------------
Contribution Financials As Of Date          72         AN              YYYYMMDD           P44 - If Multiple properties and all
                                                                                          the same then print the date, if
                                                                                          missing any then leave empty
--------------------------------------------------------------------------------------------------------------------------------
Recourse (Y/N)                              73         AN                 Y               Y=Yes,  N=No
--------------------------------------------------------------------------------------------------------------------------------
Ground Lease (Y/S/N)                        74         AN                 Y               Y=Yes, S=Subordinate, N= No ground
                                                                                          lease, P22 - If Multiple properties
                                                                                          and any one property is "Y" or "S"
                                                                                          print  "Y"
--------------------------------------------------------------------------------------------------------------------------------
Cross-Collateralized Loan Grouping          75         AN                Text             P6 - All Loans With The Same Value Are
                                                                                          Crossed, For example : "X02-1" would
                                                                                          be populated in this field for all
                                                                                          related loans, "X02-2" would be
                                                                                          populated for the next group of
                                                                                          related loans.
--------------------------------------------------------------------------------------------------------------------------------
Collection Of Escrows (Y/N)                 76         AN                 Y               Y=Yes,  N=No  -  Referring to Taxes
                                                                                          and Insurance
--------------------------------------------------------------------------------------------------------------------------------
Collection Of Other Reserves (Y/N)          77         AN                 Y               Y=Yes,  N=No -  Referring to Reserves
                                                                                          other than Taxes and Insurance.  If
                                                                                          any property has a value > 0 in P23,
                                                                                          this field should be "Y"
--------------------------------------------------------------------------------------------------------------------------------
Lien Position At Contribution               78       Numeric              1               1=First, 2=Second...
--------------------------------------------------------------------------------------------------------------------------------
Hyper Amortizing Begin Date                 79         AN              YYYYMMDD           L81 - Date used to track Anticipated
                                                                                          Repayment Date Loans
--------------------------------------------------------------------------------------------------------------------------------
Defeasance Option Start Date                80         AN              YYYYMMDD           Date loan can start defeasance
--------------------------------------------------------------------------------------------------------------------------------
Defeasance Option End Date                  81         AN              YYYYMMDD           Date that defeasance ends
--------------------------------------------------------------------------------------------------------------------------------
Last Setup Change Date                      82         AN              YYYYMMDD           L83 - Distribution Date that the
                                                                                          information was last changed by loan
--------------------------------------------------------------------------------------------------------------------------------
NCF At Contribution                         83       Numeric          100000.00           P76 - If Multiple properties sum the
                                                                                          values, if missing any then populate
                                                                                          using the "DSCR Indicator Legend"
                                                                                          rule.  Net Cash Flow At
                                                                                          Contribution.   Should match the
                                                                                          prospectus if available.
--------------------------------------------------------------------------------------------------------------------------------
DSCR (NCF) At Contribution                  84       Numeric             2.11             P77 - If Multiple properties populate
                                                                                          using the "DSCR Indicator Legend"
                                                                                          rule. DSCR At Contribution using NCF
                                                                                          to calculate.  Should match the
                                                                                          prospectus if available.
--------------------------------------------------------------------------------------------------------------------------------
DSCR Indicator at Contribution              85         AN                Text             Flag used to explain how the DSCR was
                                                                                          calculated when there are multiple
                                                                                          properties.  See DSCR Indicator Legend.
--------------------------------------------------------------------------------------------------------------------------------
Loan Contributor to Securitization          86         AN                Text             Name of entity ultimately responsible
                                                                                          for the reps and warranties of the
                                                                                          loan contributed
--------------------------------------------------------------------------------------------------------------------------------
Credit Tenant Lease                         87         AN                 Y               L101 - Y=Yes,  N=No
--------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                  ROUNDING CODE                                                ARM INDEX CODE
--------------------------------------------------          ------------------------------------------------------
                     LEGEND                                                        LEGEND
--------------------------------------------------          ------------------------------------------------------
        1      Unrounded                                              A           11 FHLB COFI  (1 Month)
--------------------------------------------------          ------------------------------------------------------
        2      Nearest Percentage Increment                           B           11 FHLB COFI  (6 Month)
--------------------------------------------------          ------------------------------------------------------
        3      Up To Nearest Percentage Increment                     C           1 Year CMT Weekly Average
                                                                                  Treasury
--------------------------------------------------          ------------------------------------------------------
        4      Down To Nearest Percentage                             D           3 Year CMT Weekly Average
               Increment                                                          Treasury
--------------------------------------------------          ------------------------------------------------------
                                                                      E           5 Year CMT Weekly Average
                                                                                  Treasury
                                                            ------------------------------------------------------
                                                                      F           Wall Street Journal Prime Rate
--------------------------------------------------          ------------------------------------------------------
               PROPERTY TYPES CODE                                    G           1 Month LIBOR
--------------------------------------------------          ------------------------------------------------------
                     LEGEND                                           H           3 Month LIBOR
--------------------------------------------------          ------------------------------------------------------
        MF     Multifamily                                            I           6 Month LIBOR
--------------------------------------------------          ------------------------------------------------------
        RT     Retail                                                 J           National Mortgage Index Rate
--------------------------------------------------          ------------------------------------------------------
        HC     Health Care                                                        All Others Use Short Text
                                                                                  Description
--------------------------------------------------          ------------------------------------------------------
        IN     Industrial
--------------------------------------------------          ------------------------------------------------------
        WH     Warehouse
--------------------------------------------------          ------------------------------------------------------
        MH     Mobile Home Park                                               PAYMENT TYPE CODE
--------------------------------------------------          ------------------------------------------------------
        OF     Office                                                              LEGEND
--------------------------------------------------          ------------------------------------------------------
        MU     Mixed Use                                             1            Fully Amortizing
--------------------------------------------------          ------------------------------------------------------
        LO     Lodging                                               2            Amortizing Balloon
--------------------------------------------------          ------------------------------------------------------
        SS     Self Storage                                          3            Interest Only / Balloon
--------------------------------------------------          ------------------------------------------------------
        OT     Other                                                 4            Interest Only / Amortizing
--------------------------------------------------          ------------------------------------------------------
        SE     Securities                                            5            Interest Only / Amortizing /
                                                                                  Balloon
--------------------------------------------------          ------------------------------------------------------
                                                                     7            Hyper-Amortization
                                                            ------------------------------------------------------
                                                                     9            Other
                                                            ------------------------------------------------------
                                                              DSCR INDICATOR
                                                            ------------------------------------------------------
                                                                  LEGEND
                                                            ------------------------------------------------------
                                                                      P           Partial - Not all properties
                                                                                  received financials, servicer
                                                                                  to leave empty
                                                            ------------------------------------------------------
                                                                      A           Average-Not all properties
                                                                                  received financials, servicer
                                                                                  allocates Debt Service only to
                                                                                  properties where financials
                                                                                  are received.
                                                            ------------------------------------------------------
                                                                      F           Full - All Statements
                                                                                  Collected for all properties
                                                            ------------------------------------------------------
                                                                      W           Worst Case-Not all properties
                                                                                  received financials, servicer
                                                                                  allocates 100% of Debt Service
                                                                                  to all properties where
                                                                                  financials are received.
                                                            ------------------------------------------------------
                                                                      N           None Collected - no financials
                                                                                  were received
                                                            ------------------------------------------------------
                                                                      C           Consolidated-All properties
                                                                                  reported on 1 "rolled up"
                                                                                  financial from the borrower
------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT L-6

                           FORM OF CMSA PROPERTY FILE

                   COMMERCIAL MORTGAGE SECURITIES ASSOCIATION
                              CMSA "PROPERTY" FILE
                              (Data Record Layout )
                             Cross Referenced as "P"

----------------------------------------------   ----------------------------------------------------------------------------------
                SPECIFICATION                                                    DESCRIPTION/COMMENTS
----------------------------------------------   ----------------------------------------------------------------------------------
----------------------------------------------   ----------------------------------------------------------------------------------
Acceptable Media Types                           Magnetic Tape, Diskette, Electronic Transfer
----------------------------------------------   ----------------------------------------------------------------------------------
Character Set                                    ASCI
----------------------------------------------   ----------------------------------------------------------------------------------
Field Delineation                                Comma
----------------------------------------------   ----------------------------------------------------------------------------------
Density (Bytes-Per-Inch)                         1600 or 6250
----------------------------------------------   ----------------------------------------------------------------------------------
Magnetic Tape Label                              None (unlabeled )
----------------------------------------------   ----------------------------------------------------------------------------------
Magnetic Tape Blocking Factor                    10285 (17 records per block )
----------------------------------------------   ----------------------------------------------------------------------------------
Physical Media Label                             Servicer Name; Data Type (Collection Period Data); Density (Bytes-Per-Inch);
                                                 Blocking Factor; Record Length
----------------------------------------------   ----------------------------------------------------------------------------------
Return Address Label                             Required for return of physical media (magnetic tape or diskette)
----------------------------------------------   ----------------------------------------------------------------------------------

----------------------------------------------   -----------------------------------------------------------------------------------
                                                  FIELD                 FORMAT                                               LOAN
                                                                                                                             FIELD
----------------------------------------------   -----------------------------------------------------------------------------------
                 FIELD NAME                       NUMBER    TYPE        EXAMPLE                DESCRIPTION/COMMENTS        REFERENCE
----------------------------------------------   -----------------------------------------------------------------------------------
----------------------------------------------   -----------------------------------------------------------------------------------
Transaction Id                                      1        AN        XXX97001        Unique Issue Identification Mnemonic   S1, L1
----------------------------------------------   -----------------------------------------------------------------------------------
Loan ID                                             2        AN        XXX9701A        Unique Servicer Loan Number Assigned   S3, L3
                                                                                       To Each Collateral Item In A Pool
----------------------------------------------   -----------------------------------------------------------------------------------
Prospectus Loan ID                                  3        AN           123          Unique Identification Number           S4, L4
                                                                                       Assigned To Each Collateral Item In
                                                                                       The Prospectus
----------------------------------------------   -----------------------------------------------------------------------------------
Property ID                                         4        AN        1001-001        Should contain Prospectus ID and
                                                                                       property identifier, e.g., 1001-001,
                                                                                       1000-002
----------------------------------------------   -----------------------------------------------------------------------------------
Distribution Date                                   5        AN        YYYYMMDD        Date Payments  Made To                   L5
                                                                                       Certificateholders
----------------------------------------------   -----------------------------------------------------------------------------------
Cross-Collateralized Loan Grouping                  6        AN          Text          All Loans With The Same Value Are        S75
                                                                                       Crossed, For example : "X02-1" would
                                                                                       be populated in this field for all
                                                                                       related loans, "X02-2" would be
                                                                                       populated for the next group of
                                                                                       related loans.
----------------------------------------------   -----------------------------------------------------------------------------------
Property Name                                       7        AN          Text                                                   S55
----------------------------------------------   -----------------------------------------------------------------------------------
Property Address                                    8        AN          Text                                                   S56
----------------------------------------------   -----------------------------------------------------------------------------------
Property City                                       9        AN          Text                                                   S57
----------------------------------------------   -----------------------------------------------------------------------------------
Property State                                      10       AN           FL                                                    S58
----------------------------------------------   -----------------------------------------------------------------------------------
Property Zip Code                                   11       AN          30303                                                  S59
----------------------------------------------   -----------------------------------------------------------------------------------
Property County                                     12       AN          Text                                                   S60
----------------------------------------------   -----------------------------------------------------------------------------------
Property Type Code                                  13       AN           MF                                                    S61
----------------------------------------------   -----------------------------------------------------------------------------------
Year Built                                          14       AN          YYYY                                                   S64
----------------------------------------------   -----------------------------------------------------------------------------------
Year Last Renovated                                 15       AN          YYYY
----------------------------------------------   -----------------------------------------------------------------------------------
Net Square Feet At Contribution                     16    Numeric        25000         RT, IN, WH, OF, MU, OT                   S62
----------------------------------------------   -----------------------------------------------------------------------------------
# Of Units/Beds/Rooms At Contribution               17    Numeric         75           MF, MH, LO,MU, HC, SS                    S63
----------------------------------------------   -----------------------------------------------------------------------------------
Property Status                                     18       AN            1           1=FCL, 2=REO, 3=Defeased, 4=Partial
                                                                                       Release, 5= Released, 6= Same as at
                                                                                       Contribution
----------------------------------------------   -----------------------------------------------------------------------------------
Allocated Percentage of Loan at Contribution        19    Numeric        0.75          Issuer to allocate loan %
                                                                                       attributable to property for
                                                                                       multi-property loans
----------------------------------------------   -----------------------------------------------------------------------------------

----------------------------------------------   -----------------------------------------------------------------------------------
                                                  FIELD                 FORMAT                                               LOAN
                                                                                                                             FIELD
----------------------------------------------   -----------------------------------------------------------------------------------
                 FIELD NAME                       NUMBER    TYPE        EXAMPLE                DESCRIPTION/COMMENTS        REFERENCE
----------------------------------------------   -----------------------------------------------------------------------------------
----------------------------------------------   -----------------------------------------------------------------------------------
Current Allocated Percentage                        20    Numeric        0.75          Maintained by servicer. If not
                                                                                       supplied in by Issuer or
                                                                                       Underwriter, use Underwritting NOI
                                                                                       or NCF to calculate
------------------------------------------------------------------------------------------------------------------------------------
Current Allocated Ending Scheduled Loan             21    Numeric     5900900.00       Calculation based on Current             L7
Amount                                                                                 Allocated Percentage and Current
                                                                                       Ending Scheduled Principal
                                                                                       Balance (L7) for associated
                                                                                       loan.
----------------------------------------------   -----------------------------------------------------------------------------------
Ground Lease (Y/S/N)                                22       AN            N           Either Y=Yes, S=Subordinate, N= No       S74
                                                                                       ground lease
----------------------------------------------   -----------------------------------------------------------------------------------
Total Reserve Balance                               23    Numeric      25000.00        For Maintenance, Repairs, &              S77
                                                                                       Environmental. (Excludes Tax &
                                                                                       Insurance Escrows).  An amount should
                                                                                       be printed if the value in Setup File
                                                                                       field 77 is "Y"
----------------------------------------------   -----------------------------------------------------------------------------------
Most Recent Appraisal Date                          24       AN        YYYYMMDD                                                 L74
----------------------------------------------   -----------------------------------------------------------------------------------
Most Recent Appraisal Value                         25    Numeric     1000000.00                                                L75
------------------------------------------------------------------------------------------------------------------------------------
Date Asset Expected to Be Resolved or               26       AN        YYYYMMDD        Could be different dates for             L79
Foreclosed                                                                             different properties. If in
                                                                                       Foreclosure - Expected Date
                                                                                       of Foreclosure and if REO -
                                                                                       Expected Sale Date.
----------------------------------------------   -----------------------------------------------------------------------------------
Foreclosure Date                                    27       AN        YYYYMMDD                                                 L42
----------------------------------------------   -----------------------------------------------------------------------------------
REO Date                                            28       AN        YYYYMMDD                                                 L43
----------------------------------------------   -----------------------------------------------------------------------------------
Most Recent Physical Occupancy                      29    Numeric        0.75                                                   L71
----------------------------------------------   -----------------------------------------------------------------------------------
Occupancy As of Date                                30       AN        YYYYMMDD        Typically should be the effective
                                                                                       date of the Rent Roll

----------------------------------------------   -----------------------------------------------------------------------------------
Date Lease Rollover Review                          31       AN        YYYYMMDD        Roll over review to be completed
                                                                                       every 12 months
----------------------------------------------   -----------------------------------------------------------------------------------
% Sq. Feet expiring 1-12 months                     32    Numeric         0.2          Apply to Property Types - RT, IN,        S62
                                                                                       WH, OF, MU, OT
----------------------------------------------   -----------------------------------------------------------------------------------
% Sq. Feet  expiring 13-24 months                   33    Numeric         0.2          Apply to Property Types - RT, IN,        S62
                                                                                       WH, OF, MU, OT
----------------------------------------------   -----------------------------------------------------------------------------------
% Sq. Feet expiring 25-36 months                    34    Numeric         0.2          Apply to Property Types - RT, IN,        S62
                                                                                       WH, OF, MU, OT
----------------------------------------------   -----------------------------------------------------------------------------------
% Sq. Feet  expiring 37-48 months                   35    Numeric         0.2          Apply to Property Types - RT, IN,        S62
                                                                                       WH, OF, MU, OT
----------------------------------------------   -----------------------------------------------------------------------------------
% Sq. Feet  expiring 49-60 months                   36    Numeric         0.2          Apply to Property Types - RT, IN,        S62
                                                                                       WH, OF, MU, OT
----------------------------------------------   -----------------------------------------------------------------------------------
Largest Tenant                                      37       AN          Text          For Office, WH, Retail, Industrial,
                                                                                       Other or Mixed Use, as applicable
----------------------------------------------   -----------------------------------------------------------------------------------
Square Feet of Largest Tenant                       38    Numeric        15000
----------------------------------------------   -----------------------------------------------------------------------------------
2nd Largest Tenant                                  39       AN          Text          For Office, WH, Retail, Industrial,
                                                                                       Other or Mixed Use, as applicable
----------------------------------------------   -----------------------------------------------------------------------------------
Square Feet of 2nd Largest Tenant                   40    Numeric        15000
----------------------------------------------   -----------------------------------------------------------------------------------
3rd Largest Tenant                                  41       AN          Text          For Office, WH, Retail, Industrial,
                                                                                       Other or Mixed Use, as applicable
----------------------------------------------   -----------------------------------------------------------------------------------
Square Feet of 3rd Largest Tenant                   42    Numeric        15000
----------------------------------------------   -----------------------------------------------------------------------------------
Fiscal Year End Month                               43    Numeric         MM           Needed to indicate month ending for
                                                                                       borrower's Fiscal Year.  For example
                                                                                       : "12"

----------------------------------------------   -----------------------------------------------------------------------------------
Contribution Financials As Of Date                  44       AN        YYYYMMDD                                                 S72
----------------------------------------------   -----------------------------------------------------------------------------------
Revenue At Contribution                             45    Numeric     1000000.00       Should match the prospectus if           S70
                                                                                       available. At the Property Level
----------------------------------------------   -----------------------------------------------------------------------------------
Operating Expenses At Contribution                  46    Numeric     1000000.00       Should match the prospectus if           S71
                                                                                       available. At the Property Level
----------------------------------------------   -----------------------------------------------------------------------------------
NOI At Contribution                                 47    Numeric     1000000.00       Should match the prospectus if           S65
                                                                                       available. At the Property Level
----------------------------------------------   -----------------------------------------------------------------------------------
DSCR (NOI) At Contribution                          48    Numeric         1.5          Should match the prospectus if           S66
                                                                                       available.
----------------------------------------------   -----------------------------------------------------------------------------------
Appraisal Value At Contribution                     49    Numeric     1000000.00                                                S67
----------------------------------------------   -----------------------------------------------------------------------------------
Appraisal Date At Contribution                      50       AN        YYYYMMDD                                                 S68
----------------------------------------------   -----------------------------------------------------------------------------------
Physical Occupancy At Contribution                  51    Numeric         0.9                                                   S69
----------------------------------------------   -----------------------------------------------------------------------------------
Date of Last Inspection                             52       AN        YYYYMMDD        Date of last physical site inspection
----------------------------------------------   -----------------------------------------------------------------------------------
Preceding Fiscal Year Financial As of Date          53       AN        YYYYMMDD                                                 L58
----------------------------------------------   -----------------------------------------------------------------------------------
Preceding Fiscal Year Revenue                       54    Numeric     1000000.00                                                L52
----------------------------------------------   -----------------------------------------------------------------------------------
Preceding Fiscal Year Operating Expenses            55    Numeric     1000000.00                                                L53
----------------------------------------------   -----------------------------------------------------------------------------------
Preceding Fiscal Year NOI                           56    Numeric     1000000.00                                                L54
----------------------------------------------   -----------------------------------------------------------------------------------
Preceding Fiscal Yr Debt Service Amount             57    Numeric     1000000.00       Calculate using P20(percentage) to       L55
                                                                                       get the allocated amount for each
                                                                                       property
----------------------------------------------   -----------------------------------------------------------------------------------
Preceding Fiscal Year DSCR (NOI)                    58    Numeric         1.3          Uses the property NOI and the            L56
                                                                                       allocated debt service amount
----------------------------------------------   -----------------------------------------------------------------------------------
Preceding Fiscal Year Physical Occupancy            59    Numeric         0.9                                                   L57
----------------------------------------------   -----------------------------------------------------------------------------------
Second Preceding FY Financial As of Date            60       AN        YYYYMMDD                                                 L65
----------------------------------------------   -----------------------------------------------------------------------------------
Second Preceding Fiscal Year Revenue                61    Numeric     1000000.00                                                L59
----------------------------------------------   -----------------------------------------------------------------------------------
Second Preceding FY Operating Expenses              62    Numeric     1000000.00                                                L60
----------------------------------------------   -----------------------------------------------------------------------------------
Second Preceding Fiscal Year NOI                    63    Numeric     1000000.00                                                L61
----------------------------------------------   -----------------------------------------------------------------------------------
Second Preceding FY Debt Service Amount             64    Numeric     1000000.00       Calculate using P20(percentage) to       L62
                                                                                       get the allocated amount for each
                                                                                       property
----------------------------------------------   -----------------------------------------------------------------------------------
Second Preceding Fiscal Year DSCR (NOI)             65    Numeric         1.3          Uses the property NOI and the            L63
                                                                                       allocated debt service amount
----------------------------------------------   -----------------------------------------------------------------------------------
Second Preceding FY Physical Occupancy              66    Numeric         0.9                                                   L64
----------------------------------------------   -----------------------------------------------------------------------------------
Property Contribution Date                          67       AN        YYYYMMDD        Date Property was contributed            L85
----------------------------------------------   -----------------------------------------------------------------------------------
Most Recent Revenue                                 68    Numeric     1000000.00       Most Recent Revenue                      L66
----------------------------------------------   -----------------------------------------------------------------------------------
Most Recent Operating Expenses                      69    Numeric     1000000.00       Most Recent Operating Expenses           L67
----------------------------------------------   -----------------------------------------------------------------------------------
Most Recent NOI                                     70    Numeric     1000000.00       Most Recent Net Operating Income         L68
----------------------------------------------   -----------------------------------------------------------------------------------
Most Recent Debt Service Amount                     71    Numeric     1000000.00       Calculate using P20(percentage) to       L69
                                                                                       get the allocated amount for each
                                                                                       property
----------------------------------------------   -----------------------------------------------------------------------------------
Most Recent DSCR (NOI)                              72    Numeric        2.55          Uses the property NOI and the            L70
                                                                                       allocated debt service amount
----------------------------------------------   -----------------------------------------------------------------------------------
Most Recent Financial As of Start Date              73       AN        YYYYMMDD        Start date used to calculate Most        L72
                                                                                       Recent information either YTD or
                                                                                       trailing 12 months
----------------------------------------------   -----------------------------------------------------------------------------------
Most Recent Financial As of End Date                74       AN        YYYYMMDD        End date used to calculate Most          L73
                                                                                       Recent information either YTD or
                                                                                       trailing 12 months
----------------------------------------------   -----------------------------------------------------------------------------------
Most Recent Financial Indicator                     75       AN         T or Y         T= Trailing 12 months Y = Year to        L82
                                                                                       Date
----------------------------------------------   -----------------------------------------------------------------------------------
NCF At Contribution                                 76    Numeric     1000000.00       Net Cash Flow At Contribution.           S83
                                                                                       Should match the prospectus if
                                                                                       available.
----------------------------------------------   -----------------------------------------------------------------------------------
DSCR (NCF) At Contribution                          77    Numeric         1.5          DSCR At Contribution using NCF to        S84
                                                                                       calculate.   Should match the
                                                                                       prospectus if available.
----------------------------------------------   -----------------------------------------------------------------------------------
Preceding Fiscal Year NCF                           78    Numeric     1000000.00       Preceding Fiscal Year Net Cash Flow      L92
                                                                                       related to Financial As of Date P53.
----------------------------------------------   -----------------------------------------------------------------------------------
Preceding Fiscal Year DSCR (NCF)                    79    Numeric        2.55          Preceding Fiscal Yr Debt Service         L93
                                                                                       Coverage Ratio using NCF related to
                                                                                       Financial As of Date P53.
----------------------------------------------   -----------------------------------------------------------------------------------
Second Preceding FY NCF                             80    Numeric     1000000.00       Second Preceding Fiscal Year Net         L94
                                                                                       Cash Flow related to Financial As of
                                                                                       Date P60.
----------------------------------------------   -----------------------------------------------------------------------------------
Second Preceding FY DSCR (NCF)                      81    Numeric        2.55          Second Preceding Fiscal Year Debt        L95
                                                                                       Service Coverage Ratio using Net
                                                                                       Cash Flow related to Financial As of
                                                                                       Date P60.
----------------------------------------------   -----------------------------------------------------------------------------------
Most Recent NCF                                     82    Numeric     1000000.00       Most Recent Net Cash Flow related to     L96
                                                                                       Financial As of Date P74.
----------------------------------------------   -----------------------------------------------------------------------------------
Most Recent DSCR (NCF)                              83    Numeric        2.55          Most Recent Debt Service Coverage        L97
                                                                                       Ratio using Net Cash Flow related to
                                                                                       Financial As of Date P74.
----------------------------------------------   -----------------------------------------------------------------------------------
NOI/NCF Indicator                                   84       AN          Text          Indicates how NOI or Net Cash Flow       L90
                                                                                       was calculated should be the same
                                                                                       for each financial period.  See
                                                                                       NOI/NCF Indicator Legend.
----------------------------------------------   -----------------------------------------------------------------------------------
Deferred Maintenance Flag                           85       AN            N           Either Y=Yes or N= No, Deferred
                                                                                       Maintenance
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
              PROPERTY TYPES CODE                                            NOI/NCF INDICATOR
------------------------------------------------       -----------------------------------------------
                    LEGEND                                                         LEGEND
------------------------------------------------       -----------------------------------------------
        MF     Multifamily                                  CMSA       Calculated using CMSA standard
------------------------------------------------       -----------------------------------------------
        RT     Retail                                       PSA        Calculated using a definition
                                                                       given in the PSA
------------------------------------------------       -----------------------------------------------
        HC     HealthCare                                   U/W        Calculated using the
                                                                       underwriting method
------------------------------------------------------------------------------------------------------
        IN     Industrial
------------------------------------------------
        WH     Warehouse
------------------------------------------------
        MH     Mobile Home Park
------------------------------------------------
        OF     Office
------------------------------------------------
        MU     Mixed Use
------------------------------------------------
        LO     Lodging
------------------------------------------------
        SS     Self Storage
------------------------------------------------
        OT     Other
------------------------------------------------
        SE     Securities
------------------------------------------------------------------------------------------------------

                                   EXHIBIT L-7

                   FORM OF COMPARATIVE FINANCIAL STATUS REPORT

                         CMSA INVESTOR REPORTING PACKAGE
                       COMPARATIVE FINANCIAL STATUS REPORT
                               AS OF _____________
                             (PROPERTY LEVEL REPORT)

Operating Information Reflected As NOI____ or NCF______
-----------------------------------------------------------------------------------------------------------------------
   P4      P9    P10      P52       P21       L8       P57         P44      P51    P45   P47 OR P76  P48 OR P77    P60
-----------------------------------------------------------------------------------------------------------------------
                                                                            ORIGINAL UNDERWRITING
-----------------------------------------------------------------------------------------------------------------------
                                                                                 INFORMATION
-----------------------------------------------------------------------------------------------------------------------
                                                               BASE YEAR                                        AS OF
                                                                                                                _____
-----------------------------------------------------------------------------------------------------------------------
                       Last       Current          Allocated
                       Property   Allocated  Paid  Annual     Financial                                      Financial
Property               Inspection Loan       Thru  Debt       Info as of         Total       $               Info as
   ID     City  State  Date       Amount     Date  Service    Date        % Occ  Revenue  NOI/NCF  (1) DSCR  of Date
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                      Yyyymmdd                                yyyymmdd                                       Yyyymmdd
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
List all properties currently in deal with or without information largest to smallest loan
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
This report should reflect the information provided in the CMSA Property File and CMSA Loan Periodic Update File.

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
Total:                            $                 $          **          WA    $       $           WA
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------


[TABLE CONTINUED]



Operating Information Reflected As NOI____ or NCF______
------------------------------------------------------------------------------------------------------------------------------
   P4      P66   P61   P63 OR P80  P65 OR  P81         P53      P59     P54   P56 OR P78 P58 OR P79     P73         P74
------------------------------------------------------------------------------------------------------------------------------
           2ND PRECEDING ANNUAL OPERATING                    PRECEDING ANNUAL OPERATING
------------------------------------------------------------------------------------------------------------------------------
                        INFORMATION                                    INFORMATION
------------------------------------------------------------------------------------------------------------------------------
                            NORMALIZED            AS OF _____                NORMALIZED

------------------------------------------------------------------------------------------------------------------------------

                                           Financial
Property    %    Total      $      (1)     Info as of    %    Total      $          (1)     FS Start   FS End       Occ As of
   ID      Occ  Revenue  NOI/NCF   DSCR    Date         Occ   Revenue  NOI/NCF      DSCR    Date       Date         Date
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                           yyyymmdd                                         yyyymmdd    yyyymmdd    yyyymmdd
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Total:        WA   $        $          WA                     WA     $       $          WA                     WA
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------


[TABLE CONTINUED]


Operating Information Reflected As NOI____ or NCF______
------------------------------------------------------------------------------
   P4      P30     P29    P68    P70 OR P82 P72 OR P83 (2)
------------------------------------------------------------------------------
            MOST RECENT FINANCIAL                  NET CHANGE
------------------------------------------------------------------------------
                INFORMATION
------------------------------------------------------------------------------
            *NORMALIZED OR ACTUAL               PRECEDING & BASIS

------------------------------------------------------------------------------


Property     %   Total                           %   % Total    (1)
   ID       Occ  Revenue  $ NOI/NCF   (1) DSCR  Occ  Revenue    DSCR
------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------
Total:                  $        $          WA         WA   $        WA
------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------


-----------------------------------------

(1) DSCR should match to Operating Statement Analysis Report and is normally calculated using NOI or NCF / Debt Service times the allocated loan percentage.
(2)   Net change should compare the latest year to the Base Year.
*     As required by Trust Agreements.
** Weighted Averages should be computed and reflected if the data is relevant and applicable.

                                   EXHIBIT L-8

                      FORM OF DELINQUENT LOAN STATUS REPORT

                         CMSA INVESTOR REPORTING PACKAGE
                          DELINQUENT LOAN STATUS REPORT
                           AS OF ____________________
                               (LOAN LEVEL REPORT)



Operating Information Reflected As NOI______ or NCF________


                                                   S62
      S4          S55       S61      S57     S58   or S63   L8        L7           L37           L39           L38
------------------------------------------------------------------------------------------------------------------------------------


                                                                                               Other
                                                   Sq Ft  Paid      Ending      Total P&I     Expense      Total T & I
     Loan      Property  Property                  or     Thru    Scheduled     Advances      Advance        Advances       Total
Prospectus ID    Name       Type     City   State  Units  Date   Loan Balance  Outstanding  Outstanding    Outstanding    Exposure
------------------------------------------------------------------------------------------------------------------------------------




LOANS IN FORECLOSURE AND NOT REO

90 + DAYS DELINQUENT

60 TO 89 DAYS DELINQUENT

30 TO 59 DAYS DELINQUENT

CURENT AND AT SPECIAL SERVICER

[TABLE CONTINUED]


                                                       L54 or     L56 or
                                                L58    L68/L92    L70/L93
      S4          L25        L10        L11     or L73   or L96     or L97       L74         L75                   L99        L77
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      Loss
                                                                                                      using
                                                LTM                                       Appraisal   90%         Total
               Current    Current               NOI/              LTM DSCR                  BPO or    Appr.     Appraisal
     Loan      Monthly    Interest   Maturity   NCF     LTM NOI/   (NOI/     Valuation    Internal   or BPO    Reduction  Transfer
Prospectus ID    P&I        Rate       Date     Date     NCF        NCF)       Date       Value**      (f)     Realized      Date
-----------------------------------------------------------------------------------------------------------------------------------




LOANS IN FORECLOSURE AND NOT REO

90 + DAYS DELINQUENT

60 TO 89 DAYS DELINQUENT

30 TO 59 DAYS DELINQUENT

CURENT AND AT SPECIAL SERVICER

[TABLE CONTINUED]








      S4                L79          L76
-------------------------------------------------------


                     Date Asset
                    Expected to
     Loan          be Resolved   Workout
Prospectus ID     or Foreclosed  Strategy*   Comments
-------------------------------------------------------




LOANS IN FORECLOSURE AND NOT REO

90 + DAYS DELINQUENT

60 TO 89 DAYS DELINQUENT

30 TO 59 DAYS DELINQUENT

CURENT AND AT SPECIAL SERVICER



-----------------------------------------
FCL = Foreclosure
LTM = Latest 12 Months either Last Normalized Annual, Normalized YTD or Trailing
      12 months, if available.
* Workout Strategy should match the CMSA Loan Periodic Update File using abbreviated words in place of a code number such as (FCL - In Foreclosure, MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankruptcy, PP - Payment Plan, TBD - To be determined etc...). It is possible to combine the status codes if the loan is going in more than one direction (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO).
**    BPO - Broker opinion

                                   EXHIBIT L-9

                      FORM OF HISTORICAL LIQUIDATION REPORT

                         CMSA INVESTOR REPORTING PACKAGE
                          HISTORICAL LIQUIDATION REPORT
                   (REO-SOLD, DISCOUNTED PAYOFF OR NOTE SALE)
                               AS OF ____________
                               (LOAN LEVEL REPORT)


                                                                                L75                                    L45
      S4            S55         S61        S57     S58       (c) = b/a          (a)            L29         (b)         (d)
--------------------------------------------------------------------------------------------------------------------------------
  PROSPECTUS     PROPERTY     PROPERTY    CITY    STATE     % RECEIVED        LATEST        EFFECTIVE    SALES       NET AMT
    LOAN ID        NAME         TYPE                           FROM        APPRAISAL OR      DATE OF     PRICE    RECEIVED FROM
                                                            LIQUIDATION   BROKERS OPINION  LIQUIDATION                 SALE
--------------------------------------------------------------------------------------------------------------------------------

THIS REPORT IS HISTORICAL

All information is from the liquidation date and does not need to be updated.

--------------------------------------------------------------------------------------------------------------------------------


TOTAL ALL LOANS:

CURRENT MONTH ONLY:

--------------------------------------------------------------------------------------------------------------------------------


[TABLE CONTINUED]

                     L7              L37              L39+L38                                          L47
      S4            (e)              (f)                (g)              (h)      (i)=d - (f+g+h)      (k)
--------------------------------------------------------------------------------------------------------------------------
  PROSPECTUS       ENDING         TOTAL P&I       TOTAL T & I AND     SERVICING     NET PROCEEDS    REALIZED    DATE LOSS
    LOAN ID      SCHEDULED         ADVANCE         OTHER EXPENSE     FEES EXPENSE                     LOSS     PASSED THRU
                  BALANCE        OUTSTANDING    ADVANCE OUTSTANDING
--------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------------


[TABLE CONTINUED]



      S4               (m)                        (n)=k+m        (o)=n/e
------------------------------------------------------------------------------
  PROSPECTUS      MINOR ADJ TO  DATE OF MINOR   TOTAL LOSS      LOSS % OF
    LOAN ID           TRUST       ADJ PASSED       WITH         SCHEDULED
                                     THRU       ADJUSTMENT       BALANCE
------------------------------------------------------------------------------

THIS REPORT IS HISTORICAL

All information is from the liquidation date and does not need to be updated.

--------------------------------------------------------------------------------------------------------


TOTAL ALL LOANS:

CURRENT MONTH ONLY:

--------------------------------------------------------------------------------------------------------



-----------------------------------------
(h) Servicing Fee Expense includes fees such as Liquidation or Disposition fees charged by the Special Servicer.

                                  EXHIBIT L-10

                   FORM OF HISTORICAL LOAN MODIFICATION REPORT

                         CMSA INVESTOR REPORTING PACKAGE
                       HISTORICAL LOAN MODIFICATION REPORT
                               AS OF ____________
                               (LOAN LEVEL REPORT)

       S4            S57       S58         L49                              L48              L7*                 L7*
-----------------------------------------------------------------------------------------------------------------------------
                                                                                        BALANCE WHEN
                                          MOD /      EXTENSION PER                         SENT TO          BALANCE AT THE
                                        EXTENSION       DOCS OR       EFFECTIVE DATE       SPECIAL        EFFECTIVE DATE OF
PROSPECTUS ID      CITY     STATE       FLAG          SERVICER      OF MODIFICATION       SERVICER          MODIFICATION
-----------------------------------------------------------------------------------------------------------------------------


THIS REPORT IS HISTORICAL

Information is as of modification. Each line should not change in the future. Only new modifications should be added.



-----------------------------------------------------------------------------------------------------------------------------
Total For All Loans:


[TABLE CONTINUED]


       S4           L50*                      L50*        L25*         L25*          L11*           L11*
------------------------------------------------------------------------------------------------------------------------------

                                                                                                                TOTAL # MTHS
                              # MTHS FOR                                                                         FOR CHANGE
PROSPECTUS ID   OLD RATE    RATE CHANGE   NEW RATE     OLD P&I     NEW P&I     OLD MATURITY   NEW MATURITY       OF MOD
------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------
Total For All Loans:


[TABLE CONTINUED]


       S4               L47
-------------------------------------------------------------------------
                                     (2) EST. FUTURE
                    (1) REALIZED    INTEREST LOSS TO
                   LOSS TO TRUST      TRUST $ (RATE
PROSPECTUS ID          $             REDUCTION)           COMMENT
-------------------------------------------------------------------------





-------------------------------------------------------------------------
Total For All Loans:

-----------------------------------------
* The information in these columns is from a particular point in time and should not change on this report once assigned. Future modifications done on the same loan are additions to the report. (1) Actual principal loss taken by bonds (2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.

                                  EXHIBIT L-11

                        FORM OF NOI ADJUSTMENT WORKSHEET
                       COMMERCIAL NOI ADJUSTMENT WORKSHEET
      (INCLUDES RETAIL/OFFICE/INDUSTRIAL/WAREHOUSE/MIXED USE/SELF STORAGE)
                                 AS OF MM/DD/YY

====================================================================================================================================
PROPERTY OVERVIEW
                                          ------------------
Prospectus ID
                                          ------------------    ----------------   -------------------
Current Scheduled Loan Balance/Paid to                                                                 Current Allocated Loan
Date                                                                                                   Amount %
                                          ------------------------------------------------------------
Property Name
                                          ------------------------------------------------------------
Property Type
                                          ------------------------------------------------------------
Property Address, City, State
                                          ------------------------------------------------------------------------------------------
Net Rentable SF/Units/Pads, Beds                                                Use second box to specify sqft.,units...
                                          ------------------    ----------------
Year Built/Year Renovated
                                          ------------------    ----------------
Cap Ex Reserve (annually)/per Unit. etc.                                        specify annual/per
(1)                                                                             unit...
                                          ------------------    ----------------
Year of Operations
                                          ------------------
Occupancy Rate (physical)
                                          ------------------
Occupancy Date
                                          ------------------
Average Rental Rate
                                          ------------------
                                          (1) Total $ amount of Capital Reserves required annually by loan documents, excl. Leasing
                                          Commission and TI's
====================================================================================================================================
INCOME:                                         YYYY                                                  NOTES
                                          ------------------    ----------------   -------------------
                                              BORROWER            ADJUSTMENT           NORMALIZED
      Statement Classification                 ACTUAL
                                          ------------------    ----------------   -------------------
      Gross Potential Rent (2)
                                          ------------------    ----------------   -------------------
         Less: Vacancy Loss
                                          ------------------    ----------------   -------------------
                           OR
                                          ------------------    ----------------   -------------------
      Base Rent (2)
                                          ------------------    ----------------   -------------------
      Expense Reimbursement
                                          ------------------    ----------------   -------------------
      Percentage Rent
                                          ------------------    ----------------   -------------------
      Parking Income
                                          ------------------    ----------------   -------------------
      Other Income
                                          ------------------    ----------------   -------------------
   EFFECTIVE GROSS INCOME
                                          ------------------    ----------------   -------------------
                                          (2) Use either Gross Potential (with Vacancy Loss) or Base Rents; use negative $amt for
                                              Vacancy Loss
  OPERATING EXPENSES:
                                          ------------------    ----------------   -------------------
      Real Estate Taxes
                                          ------------------    ----------------   -------------------
      Property Insurance
                                          ------------------    ----------------   -------------------
      Utilities
                                          ------------------    ----------------   -------------------
      Repairs and Maintenance
                                          ------------------    ----------------   -------------------
      Janitorial
                                          ------------------    ----------------   -------------------
      Management Fees
                                          ------------------    ----------------   -------------------
      Payroll & Benefits Expense
                                          ------------------    ----------------   -------------------
      Advertising & Marketing
                                          ------------------    ----------------   -------------------
      Professional Fees
                                          ------------------    ----------------   -------------------
      General and Administrative
                                          ------------------    ----------------   -------------------
      Other Expenses                                                                                  For self-storage include
                                                                                                      franchise fees
                                          ------------------    ----------------   -------------------
      Ground Rent
                                          ------------------    ----------------   -------------------
   TOTAL OPERATING EXPENSES
                                          ------------------                       -------------------
   OPERATING EXPENSE RATIO
                                          ------------------                       -------------------
   NET OPERATING INCOME
                                          ------------------    ----------------   -------------------
      Leasing Commissions (3)
                                          ------------------    ----------------   -------------------
      Tenant Improvements (3)
                                          ------------------    ----------------   -------------------
      Capital Expenditures
                                          ------------------    ----------------   -------------------
      Extraordinary Capital Expenditures
                                          ------------------    ----------------   -------------------
   TOTAL CAPITAL ITEMS
                                          ------------------    ----------------   -------------------------------------------------
                                          (3) Actual current yr, but normalize for annual if possible via contractual, U/W or other data
                                          ------------------------------------------------------------------------------------------
   NET CASH FLOW
                                          ------------------                       -------------------
   DEBT SERVICE (PER SERVICER)
                                          ------------------                       -------------------
   NET CASH FLOW AFTER DEBT SERVICE
                                          ------------------                       -------------------
   DSCR: (NOI/DEBT SERVICE)
                                          ------------------                       -------------------
   DSCR: (NCF/DEBT SERVICE)
                                          ------------------                       -------------------

                                          ------------------------------------------------------------
   SOURCE OF FINANCIAL DATA:
                                          ------------------------------------------------------------
                                          (i.e.. operating statements, financial statements, tax return, other)
------------------------------------------------------------------------------------------------------------------------------------

NOTES AND ASSUMPTIONS: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per MBA/CMSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating Statement Analysis Report.
INCOME: COMMENTS

EXPENSE: COMMENTS

CAPITAL ITEMS: COMMENTS

        MULTIFAMILY NOI ADJUSTMENT WORKSHEET (INCLUDES MOBILE HOME PARKS)
                                 AS OF MM/DD/YY

====================================================================================================================================
PROPERTY OVERVIEW
                                          ------------------
Prospectus ID
                                          ------------------    ----------------   -------------------
Current Scheduled Loan Balance/Paid to                                                                 Current Allocated Loan
Date                                                                                                   Amount %
                                          ------------------    ----------------   -------------------
Property Name
                                          ------------------    ----------------   -------------------
Property Type
                                          ------------------    ----------------   -------------------
Property Address, City, State
                                          ------------------    ----------------   -------------------------------------------------
Net Rentable SF/Units/Pads, Beds                                                Use second box to specify sqft.,units...
                                          ------------------    ----------------
Year Built/Year Renovated
                                          ------------------    ----------------
Cap Ex Reserve (annually)/per Unit. etc.                                        specify annual/per
(1)                                                                             unit...
                                          ------------------    ----------------
Year of Operations
                                          ------------------
Occupancy Rate (physical)
                                          ------------------
Occupancy Date
                                          ------------------
Average Rental Rate
                                          ------------------

                                          (1) Total $ amount of Capital Reserves required annually by loan documents.
====================================================================================================================================

INCOME:                                          YYYY                                                    NOTES
                                          -------------------   ----------------   -------------------
                                               BORROWER           ADJUSTMENT           NORMALIZED
                                                ACTUAL

                                          -------------------   ----------------   -------------------
      Statement Classification
                                          -------------------   ----------------   -------------------
      Gross Potential Rent (2)                                                                        Include Pad/RV rent
                                          -------------------   ----------------   -------------------
         Less: Vacancy Loss
                                          ------------------------------------------------------------
                           OR
                                          ------------------------------------------------------------
      Base Rent (2)
                                          -------------------   ----------------   -------------------
      Laundry/Vending Income
                                          -------------------   ----------------   -------------------
      Parking Income
                                          -------------------   ----------------   -------------------
      Other Income                                                                                    Include forfeited
                                                                                                      security/late
                                                                                                      fees/pet
                                          -------------------   ----------------   -------------------
   EFFECTIVE GROSS INCOME

                                          -------------------   ----------------   -------------------
                                          (2) Use either Gross Potential (with Vacancy Loss) or Base Rents;
                                              use negative $ amt for Vacancy Loss
OPERATING EXPENSES:
                                          -------------------   ----------------   -------------------
      Real Estate Taxes
                                          -------------------   ----------------   -------------------
      Property Insurance
                                          -------------------   ----------------   -------------------
      Utilities
                                          -------------------   ----------------   -------------------
      Repairs and Maintenance
                                          -------------------   ----------------   -------------------
      Management Fees
                                          -------------------   ----------------   -------------------
      Payroll & Benefits Expense
                                          -------------------   ----------------   -------------------
      Advertising & Marketing
                                          -------------------   ----------------   -------------------
      Professional Fees
                                          -------------------   ----------------   -------------------
      General and Administrative
                                          -------------------   ----------------   -------------------
      Other Expenses
                                          -------------------   ----------------   -------------------
      Ground Rent
                                          -------------------   ----------------   -------------------
   TOTAL OPERATING EXPENSES
                                          -------------------   ----------------   -------------------
   OPERATING EXPENSE RATIO
                                          -------------------                      -------------------
   NET OPERATING INCOME
                                          -------------------                      -------------------
      Capital Expenditures
                                          -------------------   ----------------   -------------------
      Extraordinary Capital Expenditures
                                          -------------------   ----------------   -------------------
   TOTAL CAPITAL ITEMS
                                          -------------------                      -------------------
   NET CASH FLOW
                                          -------------------                      -------------------
   DEBT SERVICE (PER SERVICER)
                                          -------------------                      -------------------
   NET CASH FLOW AFTER DEBT SERVICE
                                          -------------------                      -------------------
   DSCR: (NOI/DEBT SERVICE)
                                          -------------------                      -------------------
   DSCR: (NCF/DEBT SERVICE)
                                          -------------------                      -------------------
   SOURCE OF FINANCIAL DATA:
                                          ------------------------------------------------------------
                                          (i.e.. operating statements, financial statements, tax
                                          return, other)
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

NOTES AND ASSUMPTIONS: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per MBA/CMSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating Statement Analysis Report
INCOME: COMMENTS

EXPENSE: COMMENTS

CAPITAL ITEMS: COMMENTS

                        LODGING NOI ADJUSTMENT WORKSHEET

                                 AS OF MM/DD/YY

====================================================================================================================================
PROPERTY OVERVIEW
                                          ------------------
Prospectus ID

                                          ------------------    ----------------   -------------------
Current Scheduled Loan Balance/Paid to                                                                Current Allocated Loan
Date                                                                                                  Amount %
                                          ------------------    ----------------   -------------------
Property Name
                                          ------------------    ----------------   -------------------
Property Type
                                          ------------------------------------------------------------
Property Address, City, State
                                          ------------------------------------------------------------------------------------------
Net Rentable SF/Units/Pads, Beds                                                Use second box to specify sqft.,units...
                                          ------------------    ----------------
Year Built/Year Renovated
                                          ------------------    ----------------
Cap Ex Reserve (annually)/per Unit. etc.                                        specify annual/per
(1)                                                                             unit...
                                          ------------------    ----------------
Year of Operations
                                          ------------------
Occupancy Rate (physical)
                                          ------------------
Occupancy Date
                                          ------------------
Average Rental Rate
                                          ------------------

                                          (1) Total $ amount of Capital Reserves required annually by loan documents.
====================================================================================================================================

  INCOME:                                        YYYY                                                    NOTES
                                          -------------------   ----------------   -------------------
                                               BORROWER           ADJUSTMENT           NORMALIZED
                                                ACTUAL
                                          -------------------   ----------------   -------------------
      Statement Classification
                                          -------------------   ----------------   -------------------
      Room Revenue
                                          -------------------   ----------------   -------------------
      Food & Beverage Revenues
                                          -------------------   ----------------   -------------------
      Telephone Revenue
                                          -------------------   ----------------   -------------------
      Other Departmental Revenue
                                          -------------------   ----------------   -------------------
      Other Income

                                          -------------------   ----------------   -------------------
  DEPARTMENTAL REVENUE: (2)

                                          -------------------   ----------------   -------------------
                                          (2) Report Departmental Revenue as EGI for CMSA Loan Periodic and Property files
  OPERATING EXPENSES:

DEPARTMENTAL

                                          -------------------   ----------------   -------------------
      Room
                                          -------------------   ----------------   -------------------
      Food & Beverage
                                          -------------------   ----------------   -------------------
      Telephone Expenses
                                          -------------------   ----------------   -------------------
      Other Dept. Expenses
                                          -------------------   ----------------   -------------------
DEPARTMENTAL EXPENSES:
                                          -------------------   ----------------   -------------------
DEPARTMENTAL INCOME:
                                          -------------------   ----------------   -------------------
GENERAL/UNALLOCATED
                                          -------------------   ----------------   -------------------
      Real Estate Taxes
                                          -------------------   ----------------   -------------------
      Property Insurance
                                          -------------------   ----------------   -------------------
      Utilities
                                          -------------------   ----------------   -------------------
      Repairs and Maintenance
                                          -------------------   ----------------   -------------------
      Franchise Fee
                                          -------------------   ----------------   -------------------
      Management Fees
                                          -------------------   ----------------   -------------------
      Payroll & Benefits
                                          -------------------   ----------------   -------------------
      Advertising & Marketing
                                          -------------------   ----------------   -------------------
      Professional Fees
                                          -------------------   ----------------   -------------------
      General and Administrative
                                          -------------------   ----------------   -------------------
      Other Expenses
                                          -------------------   ----------------   -------------------
      Ground Rent
                                          -------------------   ----------------   -------------------
TOTAL GENERAL/UNALLOCATED
                                          -------------------                      -------------------
(For CMSA files, Total Expenses = Dept.
Exp + General Exp.)
                                          -------------------                      -------------------
   OPERATING EXPENSE RATIO
                                          -------------------                      -------------------
(=Departmental Revenue/(Dept. Exp. +
General Exp.))
                                          -------------------                      -------------------
   NET OPERATING INCOME
                                          -------------------   ----------------   -------------------
      Capital Expenditures
                                          -------------------   ----------------   -------------------
      Extraordinary Capital Expenditures

                                          -------------------   ----------------   -------------------
   TOTAL CAPITAL ITEMS
                                          -------------------                      -------------------
   NET CASH FLOW
                                          -------------------                      -------------------
   DEBT SERVICE (PER SERVICER)
                                          -------------------                      -------------------
   NET CASH FLOW AFTER DEBT SERVICE
                                          -------------------                      -------------------
   DSCR: (NOI/DEBT SERVICE)
                                          -------------------                      -------------------
   DSCR: (NCF/DEBT SERVICE)
                                          ------------------------------------------------------------
   SOURCE OF FINANCIAL DATA:
                                          ------------------------------------------------------------
                                          (i.e.. operating statements, financial statements, tax return, other)
------------------------------------------------------------------------------------------------------------------------------------

NOTES AND ASSUMPTIONS: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per MBA/CMSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating Statement Analysis Report.
INCOME: COMMENTS

EXPENSE: COMMENTS

CAPITAL ITEMS: COMMENTS

                       HEALTHCARE NOI ADJUSTMENT WORKSHEET

                                 AS OF MM/DD/YY


====================================================================================================================================
PROPERTY OVERVIEW
                                          ------------------
Prospectus ID

                                          ------------------    ----------------   -------------------
Current Scheduled Loan Balance/Paid to                                                                Current Allocated Loan
Date                                                                                                  Amount %
                                          ------------------    ----------------   -------------------
Property Name
                                          ------------------    ----------------   -------------------
Property Type
                                          ------------------------------------------------------------
Property Address, City, State
                                          ------------------------------------------------------------------------------------------
Net Rentable SF/Units/Pads, Beds                                                Use second box to specify sqft.,units...
                                          ------------------    ----------------
Year Built/Year Renovated
                                          ------------------    ----------------
Cap Ex Reserve (annually)/per Unit. etc.                                        specify annual/per
(1)                                                                             unit...
                                          ------------------    ----------------
Year of Operations
                                          ------------------
Occupancy Rate (physical)
                                          ------------------
Occupancy Date
                                          ------------------
Average Rental Rate
                                          ------------------
                                          (1) Total $ amount of Capital Reserves required annually by loan documents.
====================================================================================================================================

  INCOME:                                        YYYY                                                    NOTES
                                          -------------------   ----------------   -------------------
                                               BORROWER           ADJUSTMENT           NORMALIZED
                                                ACTUAL

                                          -------------------   ----------------   -------------------
      Statement Classification
                                          -------------------   ----------------   -------------------
      Gross Potential Rent (2)
                                          -------------------   ----------------   -------------------
         Less: Vacancy Loss
                                          -------------------   ----------------   -------------------
                           OR
                                          -------------------   ----------------   -------------------
     Private Pay (2)
                                          -------------------   ----------------   -------------------
     Medicare/Medicaid
                                          -------------------   ----------------   -------------------
     Nursing/Medical Income
                                          -------------------   ----------------   -------------------
     Meals Income
                                          -------------------   ----------------   -------------------
     Other Income
                                          -------------------   ----------------   -------------------
   EFFECTIVE GROSS INCOME
                                          -------------------   ----------------   -------------------
                                          (2) Use either Gross Potential (with Vacancy Loss) or Private
                                          Pay/Medicare/Medicaid; use negative $ amt for Vacancy Loss

  OPERATING EXPENSES:

                                          -------------------   ----------------   -------------------
      Real Estate Taxes
                                          -------------------   ----------------   -------------------
      Property Insurance
                                          -------------------   ----------------   -------------------
      Utilities
                                          -------------------   ----------------   -------------------
      Repairs and Maintenance
                                          -------------------   ----------------   -------------------
      Management Fees
                                          -------------------   ----------------   -------------------
      Payroll & Benefits
                                          -------------------   ----------------   -------------------
      Advertising & Marketing
                                          -------------------   ----------------   -------------------
      Professional Fees
                                          -------------------   ----------------   -------------------
      General and Administrative
                                          -------------------   ----------------   -------------------
      Room expense - housekeeping
                                          -------------------   ----------------   -------------------
      Meal expense
                                          -------------------   ----------------   -------------------
      Other Expenses
                                          -------------------   ----------------   -------------------
      Ground Rent
                                          -------------------   ----------------   -------------------
   TOTAL OPERATING EXPENSES
                                          -------------------                      -------------------
   OPERATING EXPENSE RATIO
                                          -------------------                      -------------------
   NET OPERATING INCOME
                                          -------------------   ----------------   -------------------
      Capital Expenditures
                                          -------------------   ----------------   -------------------
      Extraordinary Capital Expenditures
                                          -------------------   ----------------   -------------------
   TOTAL CAPITAL ITEMS
                                          -------------------   ----------------   -------------------
   NET CASH FLOW
                                          -------------------                      -------------------
   DEBT SERVICE (PER SERVICER)
                                          -------------------                      -------------------
   NET CASH FLOW AFTER DEBT SERVICE
                                          -------------------                      -------------------
   DSCR: (NOI/DEBT SERVICE)
                                          -------------------                      -------------------
   DSCR: (NCF/DEBT SERVICE)
                                          ------------------------------------------------------------
   SOURCE OF FINANCIAL DATA:
                                          ------------------------------------------------------------
                                          (i.e.. operating statements, financial statements, tax
                                          return, other)
------------------------------------------------------------------------------------------------------------------------------------

NOTES AND ASSUMPTIONS: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per MBA/CMSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating Statement Analysis Report
INCOME: COMMENTS

EXPENSE: COMMENTS

CAPITAL ITEMS: COMMENTS

                                  EXHIBIT L-12

                   FORM OF OPERATING STATEMENT ANALYSIS REPORT

                 COMMERCIAL OPERATING STATEMENT ANALYSIS REPORT
      (INCLUDES RETAIL/OFFICE/INDUSTRIAL/WAREHOUSE/MIXED USE/SELF STORAGE)
                                 AS OF MM/DD/YY

====================================================================================================================================
PROPERTY OVERVIEW

      PROSPECTUS ID
                                     ----------------------------------------------------------------
      Current Scheduled Loan                                                                         Current Allocated Loan
      Balance/Paid to Date                                                                            Amount %
                                     ----------------------------------------------------------------------------------------
      Property Name
                                     ----------------------------------------------------------------------------------------
      Property Type
                                     ----------------------------------------------------------------------------------------
      Property Address, City, State
                                     ----------------------------------------------------------------------------------------

      Net Rentable                   -------------------------------------------Use second box to specify
      SF/Units/Pads,Beds                                                        sqft.,units...
                                     -------------------------------------------
      Year Built/Year Renovated
                                     -------------------------------------------

      Cap Ex Reserve (annually)/per                                             specify annual/per unit...
      Unit.etc. (1)
                                     ----------------------------------------------------------------
      Year of Operations             UNDERWRITING   MM/DD/YY    MM/DD/YY      MM/DD/YY      MM/DD/YY
                                     ----------------------------------------------------------------
      Occupancy Rate (physical)
                                     ----------------------------------------------------------------
      Occupancy Date

                                     ----------------------------------------------------------------
      Average Rental Rate

                                     ----------------------------------------------------------------
                                     (1) Total $ amount of Capital Reserves required annually by loan documents, excl. Leasing
                                         Commission and TI's

====================================================================================================================================


  INCOME:

      Number of Mos. Covered                                                                          (prcdng yr    (prcdng yr to
                                                                                                       to base)      2nd prcdng)
                                     -----------------------------------------------------------------------------------------------
      Period Ended                   UNDERWRITING   3RD         2ND     PRECEDING YR.   TTM/YTD (2)    YYYY-U/W       YYYY-YYYY
                                                 PRECEDING   PRECEDING  (fm NOI Adj      AS OF / /XX   VARIANCE       VARIANCE
      Statement Classification(yr)   BASE LINE                               Sheet)
                                     ----------------------------------------------------------------------------------------------
      Gross Potential Rent (3)
                                     ----------------------------------------------------------------------------------------------
         Less: Vacancy Loss
                                     ----------------------------------------------------------------------------------------------
                           OR
                                     ----------------------------------------------------------------------------------------------
      Base Rent (3)
                                     ----------------------------------------------------------------------------------------------
      Expense Reimbursement
                                     ----------------------------------------------------------------------------------------------
      Percentage Rent
                                     ----------------------------------------------------------------------------------------------
      Parking Income
                                     ----------------------------------------------------------------------------------------------
      Other Income
                                     ----------------------------------------------------------------------------------------------
  *EFFECTIVE GROSS INCOME
                                     ----------------------------------------------------------------------------------------------
                                     (2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.
                                     (3) Use either Gross Potential (with Vacancy Loss) or Base Rents; use negative $amt for
                                         Vacancy Loss
  OPERATING EXPENSES:
                                     ----------------------------------------------------------------------------------------------
      Real Estate Taxes
                                     ----------------------------------------------------------------------------------------------
      Property Insurance
                                     ----------------------------------------------------------------------------------------------
      Utilities
                                     ----------------------------------------------------------------------------------------------
      Repairs and Maintenance
                                     ----------------------------------------------------------------------------------------------
      Janitorial
                                     ----------------------------------------------------------------------------------------------
      Management Fees
                                     ----------------------------------------------------------------------------------------------
      Payroll & Benefits
                                     ----------------------------------------------------------------------------------------------
      Advertising & Marketing
                                     ----------------------------------------------------------------------------------------------
      Professional Fees
                                     ----------------------------------------------------------------------------------------------
      General and Administrative
                                     ----------------------------------------------------------------------------------------------
      Other Expenses
                                     ----------------------------------------------------------------------------------------------
      Ground Rent
                                     ----------------------------------------------------------------------------------------------
 *TOTAL OPERATING EXPENSES
                                     ----------------------------------------------------------------------------------------------
  OPERATING EXPENSE RATIO
                                     ----------------------------------------------------------------------------------------------
 *NET OPERATING INCOME
                                     ----------------------------------------------------------------------------------------------
      Leasing Commissions
                                     ----------------------------------------------------------------------------------------------
      Tenant Improvements
                                     ----------------------------------------------------------------------------------------------
      Capital Expenditures
                                     ----------------------------------------------------------------------------------------------
      Extraordinary Capital
Expenditures
                                     ----------------------------------------------------------------------------------------------
  TOTAL CAPITAL ITEMS
                                     ----------------------------------------------------------------------------------------------
 *NET CASH FLOW
                                     ----------------------------------------------------------------------------------------------
  DEBT SERVICE (PER SERVICER)
                                     ----------------------------------------------------------------------------------------------
 *NET CASH FLOW AFTER DEBT SERVICE
                                     ----------------------------------------------------------------------------------------------
 *DSCR: (NOI/DEBT SERVICE)
                                     ----------------------------------------------------------------------------------------------
 *DSCR: (NCF/DEBT SERVICE)
                                     ----------------------------------------------------------------------------------------------
  SOURCE OF FINANCIAL DATA:
                                     --------------------------------------------------
                                     (ie. operating statements, financial statements, tax return, other)
-----------------------------------------------------------------------------------------------------------------------------------

NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: >10% DSCR CHANGE, >15% EGI/TOTAL OPERATING EXPENSES OR TOTAL CAPITAL ITEMS.

INCOME: COMMENTS

EXPENSE: COMMENTS

CAPITAL ITEMS: COMMENTS

* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.

  MULTIFAMILY OPERATING STATEMENT ANALYSIS REPORT (includes Mobile Home Parks)
                                 AS OF MM/DD/YY



====================================================================================================================================
PROPERTY OVERVIEW
                                     ----------------------------------------------------------------
      Current Scheduled Loan                                                                         Current Allocated Loan
      Balance/Paid to Date                                                                            Amount %
                                     ----------------------------------------------------------------------------------------
      Property Name
                                     ----------------------------------------------------------------------------------------
      Property Type
                                     ----------------------------------------------------------------------------------------
      Property Address, City, State
                                     ----------------------------------------------------------------------------------------

      Net Rentable                   -------------------------------------------Use second box to specify
      SF/Units/Pads,Beds                                                        sqft.,units...
                                     -------------------------------------------
      Year Built/Year Renovated
                                     -------------------------------------------

      Cap Ex Reserve (annually)/per                                             specify annual/per unit...
      Unit.etc. (1)
                                     ----------------------------------------------------------------
      Year of Operations             UNDERWRITING   MM/DD/YY    MM/DD/YY      MM/DD/YY      MM/DD/YY
                                     ----------------------------------------------------------------
      Occupancy Rate (physical)
                                     ----------------------------------------------------------------
      Occupancy Date

                                     ----------------------------------------------------------------
      Average Rental Rate

                                     ----------------------------------------------------------------
                                     (1) Total $ amount of Capital Reserves required annually by loan documents, excl. Leasing
                                         Commission and TI's

====================================================================================================================================

  INCOME:

      Number of Mos. Covered                                                                          (prcdng yr    (prcdng yr to
                                                                                                       to base)      2nd prcdng)
                                     -----------------------------------------------------------------------------------------------
      Period Ended                   UNDERWRITING   3RD         2ND     PRECEDING YR.   TTM/YTD (2)    YYYY-U/W       YYYY-YYYY
                                                 PRECEDING   PRECEDING  (fm NOI Adj      AS OF / /XX   VARIANCE       VARIANCE
      Statement Classification(yr)   BASE LINE                               Sheet)
                                     ----------------------------------------------------------------------------------------------
      Gross Potential Rent (3)
                                     ----------------------------------------------------------------------------------------------
         Less: Vacancy Loss
                                     ----------------------------------------------------------------------------------------------
                           OR
                                     ----------------------------------------------------------------------------------------------
      Base Rent (3)
                                     ----------------------------------------------------------------------------------------------
      Laundry/Vending Income
                                     ----------------------------------------------------------------------------------------------
      Parking Income
                                     ----------------------------------------------------------------------------------------------
      Other Income
                                     ----------------------------------------------------------------------------------------------
  *EFFECTIVE GROSS INCOME
                                     ----------------------------------------------------------------------------------------------
                                     (2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.
                                     (3) Use either Gross Potential (with Vacancy Loss) or Base Rents; use negative $amt for
                                         Vacancy Loss
  OPERATING EXPENSES:
                                     ----------------------------------------------------------------------------------------------
      Real Estate Taxes
                                     ----------------------------------------------------------------------------------------------
      Property Insurance
                                     ----------------------------------------------------------------------------------------------
      Utilities
                                     ----------------------------------------------------------------------------------------------
      Repairs and Maintenance
                                     ----------------------------------------------------------------------------------------------
      Management Fees
                                     ----------------------------------------------------------------------------------------------
      Payroll & Benefits
                                     ----------------------------------------------------------------------------------------------
      Advertising & Marketing
                                     ----------------------------------------------------------------------------------------------
      Professional Fees
                                     ----------------------------------------------------------------------------------------------
      General and Administrative
                                     ----------------------------------------------------------------------------------------------
      Other Expenses
                                     ----------------------------------------------------------------------------------------------
      Ground Rent
                                     ----------------------------------------------------------------------------------------------
 *TOTAL OPERATING EXPENSES
                                     ----------------------------------------------------------------------------------------------
  OPERATING EXPENSE RATIO
                                     ----------------------------------------------------------------------------------------------
 *NET OPERATING INCOME
                                     ----------------------------------------------------------------------------------------------
      Capital Expenditures
                                     ----------------------------------------------------------------------------------------------
      Extraordinary Capital
      Expenditures
                                     ----------------------------------------------------------------------------------------------
  TOTAL CAPITAL ITEMS
                                     ----------------------------------------------------------------------------------------------
 *NET CASH FLOW
                                     ----------------------------------------------------------------------------------------------
  DEBT SERVICE (PER SERVICER)
                                     ----------------------------------------------------------------------------------------------
 *NET CASH FLOW AFTER DEBT SERVICE
                                     ----------------------------------------------------------------------------------------------
 *DSCR: (NOI/DEBT SERVICE)
                                     ----------------------------------------------------------------------------------------------
 *DSCR: (NCF/DEBT SERVICE)
                                     ----------------------------------------------------------------------------------------------
  SOURCE OF FINANCIAL DATA:
                                     --------------------------------------------------
                                     (ie. operating statements, financial statements, tax return, other)
-----------------------------------------------------------------------------------------------------------------------------------

NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: >10% DSCR CHANGE, >15% EGI/TOTAL OPERATING EXPENSES OR TOTAL CAPITAL ITEMS.

INCOME: COMMENTS

EXPENSE: COMMENTS

CAPITAL ITEMS: COMMENTS

* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.

                   LODGING OPERATING STATEMENT ANALYSIS REPORT

                                 AS OF MM/DD/YY


====================================================================================================================================
PROPERTY OVERVIEW
                                     ----------------------------------------------------------------
      Current Scheduled Loan                                                                         Current Allocated Loan
      Balance/Paid to Date                                                                            Amount %
                                     ----------------------------------------------------------------------------------------
      Property Name
                                     ----------------------------------------------------------------------------------------
      Property Type
                                     ----------------------------------------------------------------------------------------
      Property Address, City, State
                                     ----------------------------------------------------------------------------------------

      Net Rentable                   -------------------------------------------Use second box to specify
      SF/Units/Pads,Beds                                                        sqft.,units...
                                     -------------------------------------------
      Year Built/Year Renovated
                                     -------------------------------------------

      Cap Ex Reserve (annually)/per                                             specify annual/per unit...
      Unit.etc. (1)
                                     ----------------------------------------------------------------
      Year of Operations             UNDERWRITING   MM/DD/YY    MM/DD/YY      MM/DD/YY      MM/DD/YY
                                     ----------------------------------------------------------------
      Occupancy Rate (physical)
                                     ----------------------------------------------------------------
      Occupancy Date
                                     ----------------------------------------------------------------
      Average Daily Rate
                                     ----------------------------------------------------------------
      Rev per Av. Room
                                     ----------------------------------------------------------------
                                     (1) Total $ amount of Capital Reserves required annually by loan documents, excl. Leasing
                                         Commission and TI's

====================================================================================================================================

  INCOME:

      Number of Mos. Covered                                                                          (prcdng yr    (prcdng yr to
                                                                                                       to base)      2nd prcdng)
                                     -----------------------------------------------------------------------------------------------
      Period Ended                   UNDERWRITING   3RD         2ND     PRECEDING YR.   TTM/YTD (2)    YYYY-U/W       YYYY-YYYY
                                                 PRECEDING   PRECEDING  (fm NOI Adj      AS OF / /     VARIANCE       VARIANCE
      Statement Classification(yr)   BASE LINE                               Sheet)
                                     ----------------------------------------------------------------------------------------------
      Room Revenue
                                     ----------------------------------------------------------------------------------------------
      Food & Beverage Revenues
                                     ----------------------------------------------------------------------------------------------
      Telephone Revenue
                                     ----------------------------------------------------------------------------------------------
      Other Departmental Revenue
                                     ----------------------------------------------------------------------------------------------
      Other Income
                                     ----------------------------------------------------------------------------------------------
     *DEPARTMENTAL REVENUE
                                     ----------------------------------------------------------------------------------------------
                                     (2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.
  OPERATING EXPENSES:
  DEPARTMENTAL
                                     ----------------------------------------------------------------------------------------------
      Room
                                     ----------------------------------------------------------------------------------------------
      Food & Beverage
                                     ----------------------------------------------------------------------------------------------
      Telephone Expenses
                                     ----------------------------------------------------------------------------------------------
      Other Dept. Expenses
                                     ----------------------------------------------------------------------------------------------
  DEPARTMENTAL EXPENSES:
                                     ----------------------------------------------------------------------------------------------
  DEPARTMENTAL INCOME:
                                     ----------------------------------------------------------------------------------------------
  GENERAL/UNALLOCATED
                                     ----------------------------------------------------------------------------------------------
      Real Estate Taxes
                                     ----------------------------------------------------------------------------------------------
      Property Insurance
                                     ----------------------------------------------------------------------------------------------
      Utilities
                                     ----------------------------------------------------------------------------------------------
      Repairs and Maintenance
                                     ----------------------------------------------------------------------------------------------
      Franchise Fee
                                     ----------------------------------------------------------------------------------------------
      Management Fees
                                     ----------------------------------------------------------------------------------------------
      Payroll & Benefits
                                     ----------------------------------------------------------------------------------------------
      Advertising & Marketing
                                     ----------------------------------------------------------------------------------------------
      Professional Fees
                                     ----------------------------------------------------------------------------------------------
      General and Administrative
                                     ----------------------------------------------------------------------------------------------
      Other Expenses
                                     ----------------------------------------------------------------------------------------------
      Ground Rent
                                     ----------------------------------------------------------------------------------------------
  TOTAL GENERAL/Unallocated
                                     ----------------------------------------------------------------------------------------------
  (For CMSA files, Total Expenses =
    Dept. Exp + General Exp.)
                                     ----------------------------------------------------------------------------------------------
    OPERATING EXPENSE RATIO
                                     ----------------------------------------------------------------------------------------------
  (=Departmental Revenue/
    (Dept. Exp. + General Exp.))
                                     ----------------------------------------------------------------------------------------------
   *NET OPERATING INCOME
                                     ----------------------------------------------------------------------------------------------
     Capital Expenditures
                                     ----------------------------------------------------------------------------------------------
     Extraordinary Capital
      Expenditures                   ----------------------------------------------------------------------------------------------

TOTAL CAPITAL ITEMS
                                     -----------------------------------------------------------------------------------------------
  *NET CASH FLOW
                                     ----------------------------------------------------------------------------------------------
  DEBT SERVICE (PER SERVICER)
                                     ----------------------------------------------------------------------------------------------
 *NET CASH FLOW AFTER DEBT SERVICE
                                     ----------------------------------------------------------------------------------------------
 *DSCR: (NOI/DEBT SERVICE)
                                     ----------------------------------------------------------------------------------------------
 *DSCR: (NCF/DEBT SERVICE)
                                     ----------------------------------------------------------------------------------------------
SOURCE OF FINANCIAL DATA:
                                     --------------------------------------------------
                                     (ie. operating statements, financial statements, tax return, other)
-----------------------------------------------------------------------------------------------------------------------------------

NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: >10% DSCR CHANGE, >15% DEPT REVENUE, DEPT EXPENSES, GENERAL EXPENSES OR TOTAL CAPITAL ITEMS.
INCOME: COMMENTS

EXPENSE: COMMENTS

CAPITAL ITEMS: COMMENTS

* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.

                 HEALTHCARE OPERATING STATEMENT ANALYSIS REPORT

                                 AS OF MM/DD/YY

====================================================================================================================================
PROPERTY OVERVIEW
                                     ----------------------------------------------------------------
      Current Scheduled Loan                                                                         Current Allocated Loan
      Balance/Paid to Date                                                                            Amount %
                                     ----------------------------------------------------------------------------------------
      Property Name
                                     ----------------------------------------------------------------------------------------
      Property Type
                                     ----------------------------------------------------------------------------------------
      Property Address, City, State
                                     ----------------------------------------------------------------------------------------

      Net Rentable                   -------------------------------------------Use second box to specify
      SF/Units/Pads,Beds                                                        sqft.,units...
                                     -------------------------------------------
      Year Built/Year Renovated
                                     -------------------------------------------

      Cap Ex Reserve (annually)/per                                             specify annual/per unit...
      Unit.etc. (1)
                                     ----------------------------------------------------------------
      Year of Operations             UNDERWRITING   MM/DD/YY    MM/DD/YY      MM/DD/YY      MM/DD/YY
                                     ----------------------------------------------------------------
      Occupancy Rate (physical)
                                     ----------------------------------------------------------------
      Occupancy Date

                                     ----------------------------------------------------------------
      Rev per Av. Room

                                     ----------------------------------------------------------------
                                     (1) Total $ amount of Capital Reserves required annually by loan documents, excl. Leasing
                                         Commission and TI's

====================================================================================================================================

  INCOME:

      Number of Mos. Covered                                                                          (prcdng yr    (prcdng yr to
                                                                                                       to base)      2nd prcdng)
                                     -----------------------------------------------------------------------------------------------
      Period Ended                   UNDERWRITING   3RD         2ND     PRECEDING YR.   TTM/YTD (2)    YYYY-U/W       YYYY-YYYY
                                                 PRECEDING   PRECEDING  (fm NOI Adj      AS OF / /     VARIANCE       VARIANCE
      Statement Classification(yr)   BASE LINE                               Sheet)
                                     ----------------------------------------------------------------------------------------------
      Gross Potential Rent (3)
                                     ----------------------------------------------------------------------------------------------
         Less: Vacancy Loss
                                     ----------------------------------------------------------------------------------------------
                           OR
                                     ----------------------------------------------------------------------------------------------
      Private Pay (3)
                                     ----------------------------------------------------------------------------------------------
      Medicare/Medicaid
                                     ----------------------------------------------------------------------------------------------
      Nursing/Medical Income
                                     ----------------------------------------------------------------------------------------------
      Meals Income
                                     ----------------------------------------------------------------------------------------------
      Other Income
                                     ----------------------------------------------------------------------------------------------
  *EFFECTIVE GROSS INCOME
                                     ----------------------------------------------------------------------------------------------
                                     (2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.
                                     (3) Use either Gross Potential (with Vacancy Loss) or Private Pay/Medicare/Medicaid; use negative $amt for Vacancy Loss
  OPERATING EXPENSES:
                                     ----------------------------------------------------------------------------------------------
      Real Estate Taxes
                                     ----------------------------------------------------------------------------------------------
      Property Insurance
                                     ----------------------------------------------------------------------------------------------
      Utilities
                                     ----------------------------------------------------------------------------------------------
      Repairs and Maintenance
                                     ----------------------------------------------------------------------------------------------
      Management Fees
                                     ----------------------------------------------------------------------------------------------
      Payroll & Benefits
                                     ----------------------------------------------------------------------------------------------
      Advertising & Marketing
                                     ----------------------------------------------------------------------------------------------
      Professional Fees
                                     ----------------------------------------------------------------------------------------------
      General and Administrative
                                     ----------------------------------------------------------------------------------------------
      Room expense - housekeeping
                                     ----------------------------------------------------------------------------------------------
      Meal expense
                                     ----------------------------------------------------------------------------------------------
      Other Expenses
                                     ----------------------------------------------------------------------------------------------
      Ground Rent
                                     ----------------------------------------------------------------------------------------------
 *TOTAL OPERATING EXPENSES
                                     ----------------------------------------------------------------------------------------------
  OPERATING EXPENSE RATIO
                                     ----------------------------------------------------------------------------------------------
 *NET OPERATING INCOME
                                     ----------------------------------------------------------------------------------------------
      Capital Expenditures
                                     ----------------------------------------------------------------------------------------------
      Extraordinary Capital
        Expenditures
                                     ----------------------------------------------------------------------------------------------
  TOTAL CAPITAL ITEMS
                                     ----------------------------------------------------------------------------------------------
 *NET CASH FLOW
                                     ----------------------------------------------------------------------------------------------
  DEBT SERVICE (PER SERVICER)
                                     ----------------------------------------------------------------------------------------------
 *NET CASH FLOW AFTER DEBT SERVICE
                                     ----------------------------------------------------------------------------------------------
 *DSCR: (NOI/DEBT SERVICE)
                                     ----------------------------------------------------------------------------------------------
 *DSCR: (NCF/DEBT SERVICE)
                                     ----------------------------------------------------------------------------------------------
  SOURCE OF FINANCIAL DATA:
                                     --------------------------------------------------
                                     (ie. operating statements, financial statements, tax return, other)
-----------------------------------------------------------------------------------------------------------------------------------

NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: >10% DSCR CHANGE, >15% EGI/TOTAL OPERATING EXPENSES OR TOTAL CAPITAL ITEMS.
INCOME: COMMENTS

EXPENSE: COMMENTS

CAPITAL ITEMS: COMMENTS

* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.

                                MULTI                                     COMMERCIAL
                               FAMILY  MULTI FAMILY COMMERCIAL COMMERCIAL INDUSTRIAL/ COMMERCIAL  COMMERCIAL   LODGING  HEALTH CARE
                              -----------------------------------------------------------------------------------------------------
                                MULTI  MOBILE HOME    OFFICE     RETAIL    WAREHOUSE   MIXED USE SELF STORAGE  LODGING  HEALTH CARE
                               FAMILY
                              -----------------------------------------------------------------------------------------------------
        REVENUE LEGEND
        ---------------------------------------------------------------------------------------------------------------------------


GPR     Gross Potential Rent      X         X            X          X          X           X          X                      X
VAC     Vacancy Loss              X         X            X          X          X           X          X                      X
BR      Base Rent                 X         X            X          X          X           X          X
ER      Expense
        Reimbursements            X         X           X           X
PR      Percentage Rent                                             X                      X
LV      Laundry / Vending
        Income                    X         X
PI      Parking Income            X                      X          X                      X
OI      Other Income              X         X            X          X          X           X          X           X          X
RMRV    Room Revenue                                                                                              X
FBV     Food & Bev
        Revenues                                                                                                  X
TLRV    Telephone Revenue                                                                                         X          X
ODR     Other Departmental
        Revenue                                                                                                   X
PRI     Private Pay                                                                                                          X
MED     Medicare/Medicaid
        Revenues                                                                                                             X
NUR     Nursing/Medical
        Income                                                                                                               X
MLS     Meals Income                                                                                                         X


[HEADING REPEATED]

                      MULTI                                         COMMERCIAL
                     FAMILY    MULTI FAMILY   COMMERCIAL COMMERCIAL INDUSTRIAL/  COMMERCIAL  COMMERCIAL    LODGING    HEALTH CARE
                    --------------------------------------------------------------------------------------------------------------
                      MULTI    MOBILE HOME      OFFICE     RETAIL    WAREHOUSE   MIXED USE   SELF STORAGE  LODGING    HEALTH CARE
                     FAMILY
                    --------------------------------------------------------------------------------------------------------------

REVENUE LINE ITEMS
----------------------------------------------------------------------------------------------------------------------------------
Application Fees       OI           OI          OI          OI           OI          OI           OI       *********   *********
----------------------------------------------------------------------------------------------------------------------------------
Bad Debt            ELIMINATE   ELIMINATE    ELIMINATE   ELIMINATE   ELIMINATE    ELIMINATE   ELIMINATE    ELIMINATE   ELIMINATE
----------------------------------------------------------------------------------------------------------------------------------
Base Rent              BR           BR          BR          BR           BR          BR           BR       *********   *********
----------------------------------------------------------------------------------------------------------------------------------
Beverage Revenue    *********   *********    *********   *********   *********    *********   *********       FBV      *********
----------------------------------------------------------------------------------------------------------------------------------
Box & Lock Sales    *********   *********    *********   *********   *********    *********       OI       *********   *********
----------------------------------------------------------------------------------------------------------------------------------
Cable                  OI           OI       *********   *********   *********    *********   *********    *********   *********
----------------------------------------------------------------------------------------------------------------------------------
CAM                 *********   *********       ER          ER       *********       ER       *********    *********   *********
----------------------------------------------------------------------------------------------------------------------------------
Club House Rental      OI           OI       *********   *********   *********    *********   *********    *********   *********
----------------------------------------------------------------------------------------------------------------------------------
Concessions            VAC         VAC          VAC         VAC         VAC          VAC         VAC       *********      VAC
----------------------------------------------------------------------------------------------------------------------------------
Employee Rent          BR           BR       *********   *********   *********    *********   *********    *********   *********
----------------------------------------------------------------------------------------------------------------------------------
Escalation Income   *********       BR          BR          BR           BR          BR           BR       *********   *********
----------------------------------------------------------------------------------------------------------------------------------
Food & Beverage
Revenues            *********   *********    *********   *********   *********    *********   *********       FBV         MLS
----------------------------------------------------------------------------------------------------------------------------------
Forfeited Security
Deposits               OI           OI          OI          OI           OI          OI           OI          OI          OI
----------------------------------------------------------------------------------------------------------------------------------
Gain on Sale        ELIMINATE   ELIMINATE    ELIMINATE   ELIMINATE   ELIMINATE    ELIMINATE   ELIMINATE    ELIMINATE   ELIMINATE
----------------------------------------------------------------------------------------------------------------------------------
Garage                 PI           PI          PI          PI       *********       PI       *********       OI          OI
----------------------------------------------------------------------------------------------------------------------------------
Gross Potential
Rent                   GPR         GPR          GPR         GPR         GPR          GPR         GPR       *********      GPR
----------------------------------------------------------------------------------------------------------------------------------
Gross Rent             BR           BR          BR          BR           BR          BR           BR       *********   *********
----------------------------------------------------------------------------------------------------------------------------------
Insurance Proceeds  ELIMINATE   ELIMINATE    ELIMINATE   ELIMINATE   ELIMINATE    ELIMINATE   ELIMINATE    ELIMINATE   ELIMINATE
----------------------------------------------------------------------------------------------------------------------------------
Interest Income     ELIMINATE   ELIMINATE    ELIMINATE   ELIMINATE   ELIMINATE    ELIMINATE   ELIMINATE    ELIMINATE   ELIMINATE
----------------------------------------------------------------------------------------------------------------------------------
Laundry                LV           LV       *********      OI       *********       OI       *********    *********   *********
----------------------------------------------------------------------------------------------------------------------------------
Laundry / Vending      LV           LV       *********      OI       *********       OI       *********    *********   *********
----------------------------------------------------------------------------------------------------------------------------------
Meals Income        *********   *********    *********   *********   *********    *********   *********    *********      MLS
----------------------------------------------------------------------------------------------------------------------------------
Medicare/Medicaid
Revenues            *********   *********    *********   *********   *********    *********   *********    *********      MED
----------------------------------------------------------------------------------------------------------------------------------
Miscellaneous
Income                 OI           OI          OI          OI           OI          OI           OI          OI          OI
----------------------------------------------------------------------------------------------------------------------------------
Mobile Home Sales   *********   ELIMINATE    *********   *********   *********    *********   *********    *********   *********
----------------------------------------------------------------------------------------------------------------------------------
NSF Fees               OI           OI          OI          OI           OI          OI           OI          OI          OI
----------------------------------------------------------------------------------------------------------------------------------
Nursing/Medical     *********   *********    *********   *********   *********    *********   *********    *********      NUR
----------------------------------------------------------------------------------------------------------------------------------
Other Departmental
Revenues            *********   *********    *********   *********   *********    *********   *********       ODR      *********
----------------------------------------------------------------------------------------------------------------------------------
Other Income           OI           OI          OI          OI           OI          OI           OI          OI          OI
----------------------------------------------------------------------------------------------------------------------------------
Pad Rental          *********       BR       *********   *********   *********    *********   *********    *********   *********
----------------------------------------------------------------------------------------------------------------------------------
Parking Income         PI           PI          PI          PI           OI          PI           OI          OI          OI
----------------------------------------------------------------------------------------------------------------------------------
Past Tenants Rent   ELIMINATE   ELIMINATE    ELIMINATE   ELIMINATE   ELIMINATE    ELIMINATE   ELIMINATE    ELIMINATE   ELIMINATE
----------------------------------------------------------------------------------------------------------------------------------
Percentage Rent     *********   *********    *********      PR       *********       PR       *********    *********   *********
----------------------------------------------------------------------------------------------------------------------------------
Prepaid Rent        ELIMINATE   ELIMINATE    ELIMINATE   ELIMINATE   ELIMINATE    ELIMINATE   ELIMINATE    ELIMINATE   ELIMINATE
----------------------------------------------------------------------------------------------------------------------------------
Private Pay         *********   *********    *********   *********   *********    *********   *********    *********      PRI
----------------------------------------------------------------------------------------------------------------------------------
Reimbursments          OI           OI          ER          ER           ER          ER       *********    *********   *********
----------------------------------------------------------------------------------------------------------------------------------
Rent                   BR           BR          BR          BR           BR          BR           BR       *********   *********
----------------------------------------------------------------------------------------------------------------------------------
Rent Loss           ELIMINATE   ELIMINATE    ELIMINATE   ELIMINATE   ELIMINATE    ELIMINATE   ELIMINATE    ELIMINATE   ELIMINATE
----------------------------------------------------------------------------------------------------------------------------------
Rent on Park Owned
Homes               *********       BR       *********   *********   *********    *********   *********    *********   *********
----------------------------------------------------------------------------------------------------------------------------------
Room Revenue        *********   *********    *********   *********   *********    *********   *********      RMRV      *********
----------------------------------------------------------------------------------------------------------------------------------
Sales                  OI           OI          OI          OI       *********    *********   *********    *********   *********
----------------------------------------------------------------------------------------------------------------------------------
Security Deposits
Collected           ELIMINATE   ELIMINATE    ELIMINATE   ELIMINATE   ELIMINATE    ELIMINATE   ELIMINATE    *********   *********
----------------------------------------------------------------------------------------------------------------------------------
Security Deposits
Returned            ELIMINATE   ELIMINATE    ELIMINATE   ELIMINATE   ELIMINATE    ELIMINATE   ELIMINATE    *********   *********
----------------------------------------------------------------------------------------------------------------------------------
Storage                OI           OI          OI          OI           OI          OI           OI       *********   *********
----------------------------------------------------------------------------------------------------------------------------------
Tax Reimb           *********   *********       ER          ER           ER          ER       *********    *********   *********
----------------------------------------------------------------------------------------------------------------------------------
Telephone
Commissions         *********   *********    *********   *********   *********    *********   *********      TLRV      *********
----------------------------------------------------------------------------------------------------------------------------------
Telephone Revenue   *********   *********    *********   *********   *********    *********   *********      TLRV      *********
----------------------------------------------------------------------------------------------------------------------------------
Temporary Tenants      OI           OI          OI          OI           OI          OI           OI       *********   *********
----------------------------------------------------------------------------------------------------------------------------------
Utilities           *********   *********       ER          ER           ER          ER       *********    *********   *********
----------------------------------------------------------------------------------------------------------------------------------
Vacancy Loss           VAC         VAC          VAC         VAC         VAC          VAC         VAC          VAC         VAC
----------------------------------------------------------------------------------------------------------------------------------
Vending                LV           LV          OI          OI           OI          OI           OI          OI          OI
----------------------------------------------------------------------------------------------------------------------------------

                                MULTI                                     COMMERCIAL
                               FAMILY  MULTI FAMILY COMMERCIAL COMMERCIAL INDUSTRIAL/ COMMERCIAL  COMMERCIAL   LODGING  HEALTH CARE
                              -----------------------------------------------------------------------------------------------------
                                MULTI  MOBILE HOME    OFFICE     RETAIL    WAREHOUSE   MIXED USE SELF STORAGE  LODGING  HEALTH CARE
                               FAMILY
                              -----------------------------------------------------------------------------------------------------
        EXPENSE LEGEND
        ---------------------------------------------------------------------------------------------------------------------------

RET     Real Estate Taxes          X           X         X          X           X           X          X           X          X
PINS    Property Insurance         X           X         X          X           X           X          X           X          X
UTL     Utilities                  X           X         X          X           X           X          X           X          X
R&M     Repairs and
        Maintenance                X           X         X          X           X           X          X           X          X
FFEE    Franchise Fees                                                                                             X
JAN     Janitorial                                       X          X           X           X
MFEE    Management Fees            X           X         X          X           X           X          X           X          X
P&B     Payroll & Benefits         X           X         X          X           X           X          X           X          X
A&M     Advertising &
        Marketing                  X           X         X          X           X           X          X           X          X
PFEE    Professional Fees          X           X         X          X           X           X          X           X          X
G&A     General and
        Administrative             X           X         X          X           X           X          X           X          X
OEXP    Other Expenses             X           X         X          X           X           X          X           X          X
GDR     Ground Rent                X           X         X          X           X           X          X           X          X
RMSE    Room Expense
        (Departmental)                                                                                             X
RMSHK   Room Expense-
        Housekeeping                                                                                                          X
F&B     Food & Beverage
        (Departmental)                                                                                                        X
MLSE    Meals Expense                                                                                                         X
DTEL    Telephone
        (Departmental)                                                                                             X
ODE     Other Departmental
        Expense                                                                                                    X
LC      Leasing Comissions                               X          X           X           X          X
TI      Tenant Improvements                              X          X           X           X          X
CAPEX   Capital Expenditures       X           X         X          X           X           X          X           X          X
ECAPEX  Extraordinary Capital
        Expenditures               X           X         X          X           X           X          X           X          X





[HEADING REPEATED]

                      MULTI                                         COMMERCIAL
                     FAMILY    MULTI FAMILY   COMMERCIAL COMMERCIAL INDUSTRIAL/  COMMERCIAL  COMMERCIAL    LODGING    HEALTH CARE
                    --------------------------------------------------------------------------------------------------------------
                      MULTI    MOBILE HOME      OFFICE     RETAIL    WAREHOUSE   MIXED USE   SELF STORAGE  LODGING    HEALTH CARE
                     FAMILY
                    --------------------------------------------------------------------------------------------------------------
EXPENSE LINE ITEMS
-----------------------------------------------------------------------------------------------------------------------------------
401K                    P&B         P&B         P&B          P&B         P&B         P&B          P&B         P&B          P&B
-----------------------------------------------------------------------------------------------------------------------------------
Accounting Fees        PFEE        PFEE         PFEE        PFEE        PFEE         PFEE        PFEE         PFEE        PFEE
-----------------------------------------------------------------------------------------------------------------------------------
Administrative Fee      G&A         G&A         G&A          G&A         G&A         G&A          G&A         G&A          G&A
-----------------------------------------------------------------------------------------------------------------------------------
Advalorem Tax           G&A         G&A         G&A          G&A         G&A         G&A          G&A         G&A          G&A
-----------------------------------------------------------------------------------------------------------------------------------
Advertising             A&M         A&M         A&M          A&M         A&M         A&M          A&M         A&M          A&M
-----------------------------------------------------------------------------------------------------------------------------------
Advertising &
Marketing               A&M         A&M         A&M          A&M         A&M         A&M          A&M         A&M          A&M
-----------------------------------------------------------------------------------------------------------------------------------
Alarm System            G&A         G&A         G&A          G&A         G&A         G&A          G&A         G&A          G&A
-----------------------------------------------------------------------------------------------------------------------------------
Amortization         ELIMINATE   ELIMINATE   ELIMINATE    ELIMINATE   ELIMINATE   ELIMINATE    ELIMINATE   ELIMINATE    ELIMINATE
-----------------------------------------------------------------------------------------------------------------------------------
Ancillary Expense      OEXP        OEXP         OEXP        OEXP        OEXP         OEXP        OEXP         OEXP        OEXP
-----------------------------------------------------------------------------------------------------------------------------------
Answering Service       G&A         G&A         G&A          G&A         G&A         G&A          G&A         G&A          G&A
-----------------------------------------------------------------------------------------------------------------------------------
Apartment Finder/
Guide                   A&M     **********  **********  **********  **********   **********  **********   **********   **********
-----------------------------------------------------------------------------------------------------------------------------------
Asset Management
Fees                   MFEE        MFEE         MFEE        MFEE        MFEE         MFEE        MFEE         MFEE        MFEE
-----------------------------------------------------------------------------------------------------------------------------------
Auto Repairs            G&A         G&A         G&A          G&A         G&A         G&A          G&A         G&A          G&A
-----------------------------------------------------------------------------------------------------------------------------------
Bad Debt             ELIMINATE   ELIMINATE   ELIMINATE    ELIMINATE   ELIMINATE   ELIMINATE    ELIMINATE   ELIMINATE    ELIMINATE
-----------------------------------------------------------------------------------------------------------------------------------
Bank Charges            G&A         G&A         G&A          G&A         G&A         G&A          G&A         G&A          G&A
-----------------------------------------------------------------------------------------------------------------------------------
Banners                 A&M         A&M         A&M          A&M         A&M         A&M          A&M         A&M          A&M
-----------------------------------------------------------------------------------------------------------------------------------
Bonuses                 P&B         P&B         P&B          P&B         P&B         P&B          P&B         P&B          P&B
-----------------------------------------------------------------------------------------------------------------------------------
Bookkeeping Fees       PFEE        PFEE         PFEE        PFEE        PFEE         PFEE        PFEE         PFEE        PFEE
-----------------------------------------------------------------------------------------------------------------------------------
Brochures               A&M         A&M         A&M          A&M         A&M         A&M          A&M         A&M          A&M
-----------------------------------------------------------------------------------------------------------------------------------
Business License        G&A         G&A         G&A          G&A         G&A         G&A          G&A         G&A          G&A
-----------------------------------------------------------------------------------------------------------------------------------
Cable                   G&A         G&A         G&A          G&A         G&A         G&A          G&A         G&A          G&A
-----------------------------------------------------------------------------------------------------------------------------------
CAM                     R&M         R&M         R&M          R&M         R&M         R&M          R&M         R&M          R&M
-----------------------------------------------------------------------------------------------------------------------------------
Capital
Expenditures           CAPEX       CAPEX       CAPEX        CAPEX       CAPEX       CAPEX        CAPEX       CAPEX        CAPEX
-----------------------------------------------------------------------------------------------------------------------------------
Cleaning                R&M         R&M         JAN          JAN         JAN         JAN          R&M         R&M         RMSHK
-----------------------------------------------------------------------------------------------------------------------------------
Commissions             G&A         G&A         G&A          G&A         G&A         G&A          G&A         G&A          G&A
-----------------------------------------------------------------------------------------------------------------------------------
Computer Repairs        G&A         G&A         G&A          G&A         G&A         G&A          G&A         G&A          G&A
-----------------------------------------------------------------------------------------------------------------------------------
Contract Work           P&B         P&B         P&B          P&B         P&B         P&B          P&B         P&B          P&B
-----------------------------------------------------------------------------------------------------------------------------------
Courtesy Patrol         G&A         G&A         G&A          G&A         G&A         G&A          G&A         G&A          G&A
-----------------------------------------------------------------------------------------------------------------------------------
Credit Card Fees    **********   **********  **********  **********  **********   **********  **********      G&A      **********
-----------------------------------------------------------------------------------------------------------------------------------
Credit Check            G&A         G&A         G&A          G&A         G&A         G&A          G&A         G&A          G&A
-----------------------------------------------------------------------------------------------------------------------------------
Depreciation         ELIMINATE   ELIMINATE   ELIMINATE    ELIMINATE   ELIMINATE   ELIMINATE    ELIMINATE   ELIMINATE    ELIMINATE
-----------------------------------------------------------------------------------------------------------------------------------
Education               G&A         G&A         G&A          G&A         G&A         G&A          G&A         G&A          G&A
-----------------------------------------------------------------------------------------------------------------------------------
Electrical              R&M         R&M         R&M          R&M         R&M         R&M          R&M         R&M          R&M
-----------------------------------------------------------------------------------------------------------------------------------
Electricity             UTL         UTL         UTL          UTL         UTL         UTL          UTL         UTL          UTL
-----------------------------------------------------------------------------------------------------------------------------------
Elevator                R&M         R&M         R&M          R&M         R&M         R&M          R&M         R&M          R&M
-----------------------------------------------------------------------------------------------------------------------------------
Employee Benefits       P&B         P&B         P&B          P&B         P&B         P&B          P&B         P&B          P&B
-----------------------------------------------------------------------------------------------------------------------------------
Employee Insurance      P&B         P&B         P&B          P&B         P&B         P&B          P&B         P&B          P&B
-----------------------------------------------------------------------------------------------------------------------------------
Entertainment           G&A         G&A         G&A          G&A         G&A         G&A          G&A         G&A          G&A
-----------------------------------------------------------------------------------------------------------------------------------
Eviction Expense        G&A         G&A         G&A          G&A         G&A         G&A          G&A         G&A          G&A
-----------------------------------------------------------------------------------------------------------------------------------
Extraordinary
Capital
Expenditures          ECAPEX      ECAPEX       ECAPEX      ECAPEX      ECAPEX       ECAPEX      ECAPEX       ECAPEX      ECAPEX
-----------------------------------------------------------------------------------------------------------------------------------
Exterminating
Service                 R&M         R&M         R&M          R&M         R&M         R&M          R&M         R&M          R&M
-----------------------------------------------------------------------------------------------------------------------------------
FF & E Reserve         CAPEX       CAPEX       CAPEX        CAPEX       CAPEX       CAPEX        CAPEX       CAPEX        CAPEX
-----------------------------------------------------------------------------------------------------------------------------------
FICA                    P&B         P&B         P&B          P&B         P&B         P&B          P&B         P&B          P&B
-----------------------------------------------------------------------------------------------------------------------------------
Financing Fees       ELIMINATE   ELIMINATE   ELIMINATE    ELIMINATE   ELIMINATE   ELIMINATE    ELIMINATE   ELIMINATE    ELIMINATE
-----------------------------------------------------------------------------------------------------------------------------------
Flood Insurance        PINS        PINS         PINS        PINS        PINS         PINS        PINS         PINS        PINS
-----------------------------------------------------------------------------------------------------------------------------------

                      MULTI                                         COMMERCIAL
                     FAMILY    MULTI FAMILY   COMMERCIAL COMMERCIAL INDUSTRIAL/  COMMERCIAL  COMMERCIAL    LODGING    HEALTH CARE
                    --------------------------------------------------------------------------------------------------------------
                      MULTI    MOBILE HOME      OFFICE     RETAIL    WAREHOUSE   MIXED USE   SELF STORAGE  LODGING    HEALTH CARE
                     FAMILY
                    --------------------------------------------------------------------------------------------------------------
EXPENSE LINE ITEMS (CONTINUED)
----------------------------------------------------------------------------------------------------------------------------------
Floor Covering
Replacement             R&M         R&M         R&M          R&M         R&M         R&M          R&M         R&M         R&M
-----------------------------------------------------------------------------------------------------------------------------------
Food & Beverage
Expense
(Departmental)      **********  **********   **********  **********  **********   **********  **********      F&B      **********
-----------------------------------------------------------------------------------------------------------------------------------
Franchise Fees      **********  **********   **********  **********  **********   **********  **********     FFEE      **********
-----------------------------------------------------------------------------------------------------------------------------------
Freight & Shipping      G&A         G&A         G&A          G&A         G&A         G&A          G&A         G&A         G&A
-----------------------------------------------------------------------------------------------------------------------------------
Gas                     UTL         UTL         UTL          UTL         UTL         UTL          UTL         UTL         UTL
-----------------------------------------------------------------------------------------------------------------------------------
General &
Administrative          G&A         G&A         G&A          G&A         G&A         G&A          G&A         G&A         G&A
-----------------------------------------------------------------------------------------------------------------------------------
Ground Rent             GDR         GDR         GDR          GDR         GDR         GDR          GDR         GDR         GDR
-----------------------------------------------------------------------------------------------------------------------------------
Hazard Liability       PINS        PINS         PINS        PINS        PINS         PINS        PINS        PINS         PINS
-----------------------------------------------------------------------------------------------------------------------------------
Health Benefits         P&B         P&B         P&B          P&B         P&B         P&B          P&B         P&B         P&B
-----------------------------------------------------------------------------------------------------------------------------------
HVAC                    R&M         R&M         R&M          R&M         R&M         R&M          R&M         R&M         R&M
-----------------------------------------------------------------------------------------------------------------------------------
Insurance              PINS        PINS         PINS        PINS        PINS         PINS        PINS        PINS         PINS
-----------------------------------------------------------------------------------------------------------------------------------
Interest             ELIMINATE   ELIMINATE   ELIMINATE    ELIMINATE   ELIMINATE   ELIMINATE    ELIMINATE   ELIMINATE   ELIMINATE
-----------------------------------------------------------------------------------------------------------------------------------
Janitorial              R&M         R&M         JAN          JAN         JAN         JAN      **********  **********     RMSHK
-----------------------------------------------------------------------------------------------------------------------------------
Land Lease              GDR         GDR         GDR          GDR         GDR         GDR          GDR         GDR         GDR
-----------------------------------------------------------------------------------------------------------------------------------
Landscaping
(Exterior)              R&M         R&M         R&M          R&M         R&M         R&M          R&M         R&M         R&M
-----------------------------------------------------------------------------------------------------------------------------------
Landscaping/Plants
(Interior)              R&M         R&M         R&M          R&M         R&M         R&M          R&M         R&M         R&M
-----------------------------------------------------------------------------------------------------------------------------------
Leased Equipment        G&A         G&A         G&A          G&A         G&A         G&A          G&A         G&A         G&A
-----------------------------------------------------------------------------------------------------------------------------------
Leasing Comissions  **********  **********       LC          LC          LC           LC          LC      **********   **********
-----------------------------------------------------------------------------------------------------------------------------------
Leasing Office
Expense                 G&A         G&A         G&A          G&A         G&A         G&A          G&A         G&A         G&A
-----------------------------------------------------------------------------------------------------------------------------------
Legal Fees             PFEE        PFEE         PFEE        PFEE        PFEE         PFEE        PFEE        PFEE         PFEE
-----------------------------------------------------------------------------------------------------------------------------------
Licenses                G&A         G&A         G&A          G&A         G&A         G&A          G&A         G&A         G&A
-----------------------------------------------------------------------------------------------------------------------------------
Life Insurance       ELIMINATE   ELIMINATE   ELIMINATE    ELIMINATE   ELIMINATE   ELIMINATE    ELIMINATE   ELIMINATE   ELIMINATE
-----------------------------------------------------------------------------------------------------------------------------------
Life Safety             G&A         G&A         G&A          G&A         G&A         G&A          G&A         G&A         G&A
-----------------------------------------------------------------------------------------------------------------------------------
Loan Prncipal        ELIMINATE   ELIMINATE   ELIMINATE    ELIMINATE   ELIMINATE   ELIMINATE    ELIMINATE   ELIMINATE   ELIMINATE
-----------------------------------------------------------------------------------------------------------------------------------
Locks/Keys              R&M         R&M         R&M          R&M         R&M         R&M          R&M         R&M         R&M
-----------------------------------------------------------------------------------------------------------------------------------
Maid Service            R&M         R&M         JAN          JAN         JAN         JAN      **********  **********     RMSHK
-----------------------------------------------------------------------------------------------------------------------------------
Make Ready              R&M         R&M         R&M          R&M         R&M         R&M          R&M         R&M         R&M
-----------------------------------------------------------------------------------------------------------------------------------
Management Fees        MFEE        MFEE         MFEE        MFEE        MFEE         MFEE        MFEE        MFEE         MFEE
-----------------------------------------------------------------------------------------------------------------------------------
Manager Salaries        P&B         P&B         P&B          P&B         P&B         P&B          P&B         P&B         P&B
-----------------------------------------------------------------------------------------------------------------------------------
Marketing               A&M         A&M         A&M          A&M         A&M         A&M          A&M         A&M         A&M
-----------------------------------------------------------------------------------------------------------------------------------
Meals Expense       **********  **********   **********  **********  **********   **********  **********      F&B         MLSE
-----------------------------------------------------------------------------------------------------------------------------------
Mechanical              R&M         R&M         R&M          R&M         R&M         R&M          R&M         R&M         R&M
-----------------------------------------------------------------------------------------------------------------------------------
Media Commissions       A&M         A&M         A&M          A&M         A&M         A&M          A&M         A&M         A&M
-----------------------------------------------------------------------------------------------------------------------------------
Mileage                 G&A         G&A         G&A          G&A         G&A         G&A          G&A         G&A         G&A
-----------------------------------------------------------------------------------------------------------------------------------
Miscellaneous          OEXP        OEXP         OEXP        OEXP        OEXP         OEXP        OEXP        OEXP         OEXP
-----------------------------------------------------------------------------------------------------------------------------------
Miscellaneous
G & A                   G&A         G&A         G&A          G&A         G&A         G&A          G&A         G&A         G&A
-----------------------------------------------------------------------------------------------------------------------------------
Model Apartment         G&A     **********   **********  **********  **********   **********  **********  **********   **********
-----------------------------------------------------------------------------------------------------------------------------------
Newspaper               A&M         A&M         A&M          A&M         A&M         A&M          A&M         A&M         A&M
-----------------------------------------------------------------------------------------------------------------------------------
Office Supplies         G&A         G&A         G&A          G&A         G&A         G&A          G&A         G&A         G&A
-----------------------------------------------------------------------------------------------------------------------------------
Other Departmental
Expense             **********  **********   **********  **********  **********   **********  **********      ODE      **********
-----------------------------------------------------------------------------------------------------------------------------------
Other Expenses         OEXP        OEXP         OEXP        OEXP        OEXP         OEXP        OEXP        OEXP         OEXP
-----------------------------------------------------------------------------------------------------------------------------------
Owners Draw          ELIMINATE   ELIMINATE   ELIMINATE    ELIMINATE   ELIMINATE   ELIMINATE    ELIMINATE   ELIMINATE   ELIMINATE
-----------------------------------------------------------------------------------------------------------------------------------
Painting                R&M         R&M         R&M          R&M         R&M         R&M          R&M         R&M         R&M
-----------------------------------------------------------------------------------------------------------------------------------
Parking Lot             R&M         R&M         R&M          R&M         R&M         R&M          R&M         R&M         R&M
-----------------------------------------------------------------------------------------------------------------------------------
Partnership Fees     ELIMINATE   ELIMINATE   ELIMINATE    ELIMINATE   ELIMINATE   ELIMINATE    ELIMINATE   ELIMINATE   ELIMINATE
-----------------------------------------------------------------------------------------------------------------------------------
Payroll & Benefits      P&B         P&B         P&B          P&B         P&B         P&B          P&B         P&B         P&B
-----------------------------------------------------------------------------------------------------------------------------------
Payroll Taxes           P&B         P&B         P&B          P&B         P&B         P&B          P&B         P&B         P&B
-----------------------------------------------------------------------------------------------------------------------------------
Permits                 G&A         G&A         G&A          G&A         G&A         G&A          G&A         G&A         G&A
-----------------------------------------------------------------------------------------------------------------------------------
Personal Property
Taxes                   G&A         G&A         G&A          G&A         G&A         G&A          G&A         G&A         G&A
-----------------------------------------------------------------------------------------------------------------------------------
Pest Control            R&M         R&M         R&M          R&M         R&M         R&M          R&M         R&M         R&M
-----------------------------------------------------------------------------------------------------------------------------------
Plumbing                R&M         R&M         R&M          R&M         R&M         R&M          R&M         R&M         R&M
-----------------------------------------------------------------------------------------------------------------------------------
Pool                    R&M         R&M      **********  **********  **********      R&M      **********      R&M         R&M
-----------------------------------------------------------------------------------------------------------------------------------
Postage                 G&A         G&A         G&A          G&A         G&A         G&A          G&A         G&A         G&A
-----------------------------------------------------------------------------------------------------------------------------------
Printing                G&A         G&A         G&A          G&A         G&A         G&A          G&A         G&A         G&A
-----------------------------------------------------------------------------------------------------------------------------------
Professional Fees      PFEE        PFEE         PFEE        PFEE        PFEE         PFEE        PFEE        PFEE         PFEE
-----------------------------------------------------------------------------------------------------------------------------------
Promotions              A&M         A&M         A&M          A&M         A&M         A&M          A&M         A&M         A&M
-----------------------------------------------------------------------------------------------------------------------------------
Property Insurance     PINS        PINS         PINS        PINS        PINS         PINS        PINS        PINS         PINS
-----------------------------------------------------------------------------------------------------------------------------------
Real Estate Taxes       RET         RET         RET          RET         RET         RET          RET         RET         RET
-----------------------------------------------------------------------------------------------------------------------------------
Repair Escrow          CAPEX       CAPEX       CAPEX        CAPEX       CAPEX       CAPEX        CAPEX       CAPEX       CAPEX
-----------------------------------------------------------------------------------------------------------------------------------
Repairs &
Maintenance             R&M         R&M         R&M          R&M         R&M         R&M          R&M         R&M         R&M
-----------------------------------------------------------------------------------------------------------------------------------
Room Expense
(Departmental)      **********  **********   **********  **********  **********   **********  **********     RMSE      **********
-----------------------------------------------------------------------------------------------------------------------------------
Room Expense-
Housekeeping        **********  **********   **********  **********  **********   **********  **********     RMSE        RMSHK
-----------------------------------------------------------------------------------------------------------------------------------
Rubbish Removal         R&M         R&M         R&M          R&M         R&M         R&M          R&M         R&M         R&M
-----------------------------------------------------------------------------------------------------------------------------------
Salaries                P&B         P&B         P&B          P&B         P&B         P&B          P&B         P&B         P&B
-----------------------------------------------------------------------------------------------------------------------------------
Scavenger               R&M         R&M         R&M          R&M         R&M         R&M          R&M         R&M         R&M
-----------------------------------------------------------------------------------------------------------------------------------
Security                G&A         G&A         G&A          G&A         G&A         G&A          G&A         G&A         G&A
-----------------------------------------------------------------------------------------------------------------------------------
Sewer                   UTL         UTL         UTL          UTL         UTL         UTL          UTL         UTL         UTL
-----------------------------------------------------------------------------------------------------------------------------------
Signage                 A&M         A&M         A&M          A&M         A&M         A&M          A&M         A&M         A&M
-----------------------------------------------------------------------------------------------------------------------------------
Snow Removal            R&M         R&M         R&M          R&M         R&M         R&M          R&M         R&M         R&M
-----------------------------------------------------------------------------------------------------------------------------------
Subscribtions/Dues      G&A         G&A         G&A          G&A         G&A         G&A          G&A         G&A         G&A
-----------------------------------------------------------------------------------------------------------------------------------
Telephone               G&A         G&A         G&A          G&A         G&A         G&A          G&A     **********      G&A
-----------------------------------------------------------------------------------------------------------------------------------
Telephone
(Departmental)      **********  **********   **********  **********  **********   **********  **********     DTEL      **********
-----------------------------------------------------------------------------------------------------------------------------------
Temporary Help          P&B         P&B         P&B          P&B         P&B         P&B          P&B         P&B         P&B
-----------------------------------------------------------------------------------------------------------------------------------

                      MULTI                                         COMMERCIAL
                     FAMILY    MULTI FAMILY   COMMERCIAL COMMERCIAL INDUSTRIAL/  COMMERCIAL  COMMERCIAL    LODGING    HEALTH CARE
                    --------------------------------------------------------------------------------------------------------------
                      MULTI    MOBILE HOME      OFFICE     RETAIL    WAREHOUSE   MIXED USE   SELF STORAGE  LODGING    HEALTH CARE
                     FAMILY
                    --------------------------------------------------------------------------------------------------------------
EXPENSE LINE ITEMS (CONTINUED)
----------------------------------------------------------------------------------------------------------------------
Tenant
Improvements        **********    **********        TI           TI       TI         TI            TI       **********   **********
-----------------------------------------------------------------------------------------------------------------------------------
Trash Removal           UTL           UTL          UTL           UTL      UTL        UTL           UTL         UTL          UTL
-----------------------------------------------------------------------------------------------------------------------------------
Travel                  G&A           G&A          G&A           G&A      G&A        G&A           G&A         G&A          G&A
-----------------------------------------------------------------------------------------------------------------------------------
Turnover                R&M           R&M           TI           TI       TI         TI            TI       **********      R&M
-----------------------------------------------------------------------------------------------------------------------------------
Unemployement
Insurance               P&B           P&B          P&B           P&B      P&B        P&B           P&B         P&B          P&B
-----------------------------------------------------------------------------------------------------------------------------------
Uniform Service         G&A           G&A          G&A           G&A      G&A        G&A           G&A         G&A          G&A
-----------------------------------------------------------------------------------------------------------------------------------
Utilities               UTL           UTL          UTL           UTL      UTL        UTL           UTL         UTL          UTL
-----------------------------------------------------------------------------------------------------------------------------------
Utility Vehicle         G&A           G&A          G&A           G&A      G&A        G&A           G&A         G&A          G&A
-----------------------------------------------------------------------------------------------------------------------------------
Vehicle Lease           G&A           G&A          G&A           G&A      G&A        G&A           G&A         G&A          G&A
-----------------------------------------------------------------------------------------------------------------------------------
Water                   UTL           UTL          UTL           UTL      UTL        UTL           UTL         UTL          UTL
-----------------------------------------------------------------------------------------------------------------------------------
Worker's Comp           P&B           P&B          P&B           P&B      P&B        P&B           P&B         P&B          P&B
-----------------------------------------------------------------------------------------------------------------------------------
Yellow Pages            A&M           A&M          A&M           A&M      A&M        A&M           A&M         A&M          A&M
-----------------------------------------------------------------------------------------------------------------------------------

                                  EXHIBIT L-13

                            FORM OF REO STATUS REPORT

                         CMSA INVESTOR REPORTING PACKAGE
                                REO STATUS REPORT
                              AS OF ______________
                             (PROPERTY LEVEL REPORT)

Operating Information Reflected As NOI______ or NCF_______

                                           P16 OR
   P4        P7       P13      P9    P10     P17     L8      P21         L37        L39         L38                 L25
-----------------------------------------------------------------------------------------------------------------------------
                                                          (a)        (b)         (c)        (d)         (e)=a+b+c+d
-----------------------------------------------------------------------------------------------------------------------------
                                                          ALLOCATED
                                                          ENDING                  OTHER
                                           SQ FT   PAID   SCHEDULED   TOTAL P&I   EXPENSE       TOTAL T &             CURRENT
PROPERTY  PROPERTY  PROPERTY  CITY  STATE  OR      THRU   LOAN        ADVANCES    ADVANCE       I ADVANCE    TOTAL    MONTHLY
   ID       NAME      TYPE                 UNITS   DATE   AMOUNT      OUTSTANDING OUTSTANDING   OUTSTANDING  EXPOSURE P&I
-----------------------------------------------------------------------------------------------------------------------------


[TABLE CONTINUED]


                    P53 OR   P58 OR P72/P79
   P4      L11      P74      OR P83               P24                   P25                     L99        L77         P28
-----------------------------------------------------------------------------------------------------------------------------
                        (f)                                        (g)      (h)=(.90*g)-e
-----------------------------------------------------------------------------------------------------------------------------
                                                           APPRAISAL
                                                           BPO OR      APPRAISAL              TOTAL
                   LTM                                     INTERNAL    BPO OR    LOSS USING   APPRAISAL            REO
PROPERTY MATURITY  NOI/NCF  LTM DSCR            VALUATION  VALUE       INTERNAL  90% APPR.    REDUCTION  TRANSFER  ACQUISITION
ID       DATE      DATE     (NOI/NCF)           DATE       SOURCE (1)  VALUE     OR BPO (F)   REALIZED    DATE     DATE
-----------------------------------------------------------------------------------------------------------------------------


[TABLE CONTINUED]


   P4    P26
-----------------------------

-----------------------------
         DATE
         ASSET
         EXPECTED
PROPERTY TO BE
   ID    RESOLVED    COMMENTS
-----------------------------



----------------------------------
REO's data reflected at the property level for relationships with more than one
(1) property should use the Allocated Ending Scheduled Loan Amount, and prorate all advances and expenses or other loan level data as appropriate. (1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int - Internal Value.

                                  EXHIBIT L-14

                        FORM OF UPDATED COLLECTION REPORT

                            UPDATED COLLECTION REPORT

Servicer
Wachovia Bank, National Association

For the Collection Period Ending:
Servicer Remittance Date
UPDATED COLLECTION REPORT

----------------- ----------------- -------------- --------------- --------------- -------------- --------------- ------------------
    PRIMARY       PROSPECTUS LOAN   PRIMARY LOAN     SCHEDULED       SCHEDULED        CURRENT        CURRENT
  SERVICER ID          NUMBER          NUMBER        PRINCIPAL        INTEREST       PRINCIPAL       INTEREST      PAID TO DATE AT
                                                       AMOUNT          AMOUNT         ADVANCE        ADVANCE        DETERMINATION
----------------- ----------------- -------------- --------------- --------------- -------------- --------------- ------------------

------------------------------------------------------------------------------------------------------------------------------------


[TABLE CONTINUED]


-------------------------------- --------------- --------------- -------------- --------------- ---------------
    PRIMARY        UPDATED PAID      PRIMARY       SUB SERVICER      MASTER
  SERVICER ID        TO DATE      SERVICER FEES        FEES       SERVICER FEES  RETAINED FEES    NET ADVANCE

-------------------------------- --------------- --------------- -------------- --------------- ---------------

---------------------------------------------------------------------------------------------------------------

                                  EXHIBIT L-15

                           SERVICER WATCHLIST CRITERIA


PROPERTY TYPE:  GENERAL

------------------------------------------------------------------------------------------------------------------------------------

REFERENCE
------------------------------------------------------------------------------------------------------------------------------------
CODE        CRITERIA                                                 TRIGGER LEVEL ON                    TRIGGER LEVEL OFF
------------------------------------------------------------------------------------------------------------------------------------
FINANCIAL CONDITIONS
------------------------------------------------------------------------------------------------------------------------------------
   1     A  Delinquent Payments                                         2 payments                      3 payments received
------------------------------------------------------------------------------------------------------------------------------------
   1     B  Delinquent Taxes (Amount, Uncured x days, etc.)      30 days after delinquent              Taxes paid in full by
                                                                         due date                          the borrower
------------------------------------------------------------------------------------------------------------------------------------
   1     C  Delinquent or Forced Placed Insurance                Delinquent-Day after Due              Insurance is paid in
                                                                   and FP is immediately               full by the borrower
------------------------------------------------------------------------------------------------------------------------------------
   1     D  Outstanding servicing advances (excludes P & I)              > 30 days                   No outstanding servicing
                                                                                                             advances
------------------------------------------------------------------------------------------------------------------------------------
   1     E  DSCR                                                    less than or equal to                > 1.10x [Lodging and
                                                                     1.10x (other than                  Healthcare would be >
                                                                  CTLs, < 1.0 x) [Lodging               1.20x] (CTLs equal or
                                                                  and Healthcare would be                greater than  1.0 x)
                                                                      equal or < 1.20x]
------------------------------------------------------------------------------------------------------------------------------------
   1     F  DSCR decrease from Origination                        equal or < 1.50x and              greater than 85% of UW DSCR
                                                                  equal or < 85% of UW  DSCR
------------------------------------------------------------------------------------------------------------------------------------
   1     G  Defaulted or matured senior lien                            Immediately                            Cured
------------------------------------------------------------------------------------------------------------------------------------
   1     H  Any unplanned draw on a Letter of Credit or any             Immediately                  Letter of Credit or debt
            draw on a reserve to pay debt service unless the                                            service reserve is
            draw on the Letter if Credit or reserve is                                               restored (if applicable)
            permitted due to the seasonal nature of the related                                        and the borrower has
            property.                                                                                 made three consecutive
                                                                                                             payments.
------------------------------------------------------------------------------------------------------------------------------------

BORROWER ISSUES
------------------------------------------------------------------------------------------------------------------------------------

   2     A  Required repairs not finished by due date             30 Days after due Date              Completion of required
                                                                                                              repairs
------------------------------------------------------------------------------------------------------------------------------------
   2     B  O & M plan deficiencies                                     Immediately                      Cure deficiencies
------------------------------------------------------------------------------------------------------------------------------------
   2     C  Occurrence of trigger event in documents                    Immediately                   Cure of the event that
                                                                                                       required action under
                                                                                                         the mortgage loan
                                                                                                     documents, or satisfying
                                                                                                        such mortgage loan
                                                                                                       provisions or after 6
                                                                                                        consecutive monthly
                                                                                                             payments
------------------------------------------------------------------------------------------------------------------------------------
   2     D  Failure to remit operating statements or rent rolls   60 days after the time               Statement received or
                                                                  period provided in the             next statement frequency
                                                                      loan documents                   received that covers
                                                                                                         period of missing
                                                                                                            statement.
------------------------------------------------------------------------------------------------------------------------------------
   2     E  Ground lease default                                        Immediately                            Cured
------------------------------------------------------------------------------------------------------------------------------------
   2     F  Expiration of groundlease within 6 months                   Immediately                   New lease or option has
                                                                                                          been exercised
------------------------------------------------------------------------------------------------------------------------------------
   2     G  Franchise default or operating license default              Immediately                  New franchise or license
                                                                                                             in place
------------------------------------------------------------------------------------------------------------------------------------
   2     H  Poor Survey for Skilled Care or Assisted Living             Immediately                            Cured
            Facility
------------------------------------------------------------------------------------------------------------------------------------

PROPERTY CONDITION ISSUES
------------------------------------------------------------------------------------------------------------------------------------
   4     A  Prohibited collateral inspection access                     Immediately                     Site inspection is
                                                                                                             completed
------------------------------------------------------------------------------------------------------------------------------------
   4     B  Inspection reveals below average, poor or                   Immediately                   Cure problem indicated
            unsatisfactory condition                                                                     by the inspection
------------------------------------------------------------------------------------------------------------------------------------
   4     C  Inspection reveals potentially harmful                      Immediately                   Cure problem indicated
            environmental issue                                                                          by the inspection
------------------------------------------------------------------------------------------------------------------------------------
   4     D  Property affected by major casualty or condemnation         Immediately                  Cured (transferred to SS
            proceeding affecting future cashflows                                                           or payoff)
------------------------------------------------------------------------------------------------------------------------------------

LEASE ROLLOVER, TENANT ISSUES AND VACANCY
------------------------------------------------------------------------------------------------------------------------------------
   5     A  Physical Occupancy (relative basis)                     equal to or > 15% less             > 85% of occupancy at
                                                                     than at origination                     Origination
------------------------------------------------------------------------------------------------------------------------------------
   5     B  EGI from Origination (For Hotel use REV PAR)           equal to or  > 15% less            > 85% of EGI or REV PAR
                                                                 than at Origination & equal                  for Hotel
                                                                       or < 1.50 DSCR
                                                                 [For Lodging, use Rev Par]
------------------------------------------------------------------------------------------------------------------------------------
   5     C  Leases expiring within next 12 months                    equal to or  > 20% of               Tenant spaces have been
                                                                      net rentable area                           leased
------------------------------------------------------------------------------------------------------------------------------------
   5     D  Bankruptcy of major tenant (if Healthcare include        equal to or  > 20% of                  The existing tenant
            Master Lease or of Management Company)                    net rentable area                  comes out of bankruptcy
                                                                                                          or a new tenant is in
                                                                                                                   place.
------------------------------------------------------------------------------------------------------------------------------------
   5     E  Tenant lease is in default, terminated or is dark    equal or > 20% of net rentable              New lease signed
                                                                          equal or area
------------------------------------------------------------------------------------------------------------------------------------

MATURITY    MATURITY
------------------------------------------------------------------------------------------------------------------------------------
   6     A  Pending loan maturity                                      equal or < 90 days                 Loan is extended or paid
                                                                                                                off in full
------------------------------------------------------------------------------------------------------------------------------------



         ---------------------------------------------------------------
            ASSUMPTIONS:

         ---------------------------------------------------------------
          1  Major Tenants include top 5 tenants and or tenants
             representing equal or > 20%NRA
         ---------------------------------------------------------------
          2  All Servicers will use TTM or Annual or Normalized
             Annualized (if YTD statements)
         ---------------------------------------------------------------
             No YTD or Quarterly will be used for Watch List purposes.

         ---------------------------------------------------------------

                                    EXHIBIT M

                        FORM OF TRANSFER CERTIFICATE FOR
                RULE 144A BOOK-ENTRY CERTIFICATE TO REGULATION S
                 BOOK-ENTRY CERTIFICATE AFTER RESTRICTED PERIOD

      (PURSUANT TO SECTION 5.02(B) OF THE POOLING AND SERVICING AGREEMENT)


LaSalle Bank National Association
  as Certificate Registrar
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention:        Asset-Backed Securities Trust Services Group-
                  J.P. Morgan Chase Commercial Mortgage Securities Corp.,
                  Commercial Mortgage Pass-Through Certificates, Series 2002-C2

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention:

      Re: Transfer of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C2, Class____
            -------------------------------------------------------------------

Ladies and Gentlemen:

            Reference is hereby made to the Pooling and Servicing Agreement, dated as of December 1, 2002 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wachovia Bank, National Association, as Servicer, ARCap Special Servicing, Inc., as Special Servicer, LaSalle Bank National Association, as Paying Agent and Wells Fargo Bank Minnesota, N.A., as Trustee, on behalf of the holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C2. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            This letter relates to US $________ aggregate [Certificate Balance] [Notional Amount] of Certificates (the "Certificates") which are held in the form of the Rule 144A Book-Entry Certificate (CUSIP No. ________) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Regulation S Book-Entry Certificate (Common Code No. _____).

            In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and, (i) with respect to transfers made in reliance on Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

            (1) the offer of the Certificates was not made to a person in the United States;

            (2) [at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States];*

            (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act,

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Paying Agent, the Servicer and the Special Servicer.

                                     [Insert Name of Transferor]



                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                 Dated:

------------------------------

* Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.

                                    EXHIBIT N

                        FORM OF TRANSFER CERTIFICATE FOR
                       REGULATION S BOOK-ENTRY CERTIFICATE
                   TO RULE 144A GLOBAL BOOK-ENTRY CERTIFICATE
                            DURING RESTRICTED PERIOD

      (PURSUANT TO SECTION 5.02(B) OF THE POOLING AND SERVICING AGREEMENT)

LaSalle Bank National Association
  as Certificate Registrar
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention:        Asset-Backed Securities Trust Services Group-
                  J.P. Morgan Chase Commercial Mortgage Securities Corp.,
                  Commercial Mortgage Pass-Through Certificates, Series 2002-C2

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention:

      Re: Transfer of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C2, Class__
            -------------------------------------------------------------------

Ladies and Gentlemen:

            Reference is hereby made to the Pooling and Servicing Agreement, dated as of December 1, 2002 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wachovia Bank, National Association, as Servicer, ARCap Special Servicing, Inc., as Special Servicer, LaSalle Bank National Association, as Paying Agent and Wells Fargo Bank Minnesota, N.A., as Trustee, on behalf of the holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C2. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            This letter relates to US $________ aggregate [Certificate Balance] [Notional Amount] of Certificates (the "Certificates") which are held in the form of the Regulation S Book-Entry Certificate (CUSIP No. _______) with [Euroclear] [Clearstream]* (Common Code No.__________) through the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Regulation 144A Book-Entry Certificate (CUSIP No.____________).

-----------------------------

* Select appropriate depository.


            In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Pooling and Servicing Agreement and (ii) Rule 144A under the Securities Act to a transferee that the Transferor reasonably believes is purchasing the Certificates for its own account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any jurisdiction.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Paying Agent, the Servicer, the Special Servicer and Initial Purchasers of the offering of the Certificates.

                                  [Insert Name of Transferor]



                                  By:
                                      ------------------------------------------
                                      Name:
                                      Title:



                                  Dated:

                                    EXHIBIT O

                  FORM OF TRANSFER CERTIFICATE FOR REGULATION S
               BOOK-ENTRY CERTIFICATE DURING THE RESTRICTED PERIOD

LaSalle Bank National Association
  as Certificate Registrar
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention:        Asset-Backed Securities Trust Services Group-
                  J.P. Morgan Chase Commercial Mortgage Securities Corp.,
                  Commercial Mortgage Pass-Through Certificates, Series 2002-C2

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention:

      Re: Transfer of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C2, Class__
            -------------------------------------------------------------------

Ladies and Gentlemen:

            This certificate is delivered pursuant to Section 5.02(b) of the Pooling and Servicing Agreement, dated as of December 1, 2002 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wachovia Bank, National Association, as Servicer, ARCap Special Servicing, Inc., as Special Servicer, LaSalle Bank National Association, as Paying Agent and Wells Fargo Bank Minnesota, N.A., as Trustee, on behalf of the holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C2 in connection with the transfer by _______________ of a beneficial interest of $___________ [Certificate Balance] [Notional Amount] in a Book-Entry Certificate during the Restricted Period to the undersigned (the "Transferee"). The Transferee desires to beneficially own such transferred interest in the form of the Regulation S Book-Entry Certificate. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            In connection with such transfer, the Transferee does hereby certify that it is not a "U.S. Person" (within the meaning of Rule 902 Regulation S under the Securities Act of 1933, as amended). This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Paying Agent, the Servicer and the Special Servicer.

                                         [Insert Name of Transferee]



                                         By:
                                            ------------------------------------
                                             Name:
                                             Title:



                                         Dated:

                                    EXHIBIT P

                            FORM CERTIFICATION TO BE
                             PROVIDED WITH FORM 10-K

             J.P. Morgan Chase Commercial Mortgage Securities Corp.
                  Commercial Mortgage Pass-Through Certificates
                          Series 2002-C2 (the "Trust")

I, [identify the certifying individual], certify that:

1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution date reports filed in respect of periods included in the year covered by this annual report, of the Trust;

2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3. Based on my knowledge, the servicing information required to be provided to the trustee by the servicer and the special servicer under the pooling and servicing agreement is included in these reports;

4. I am responsible for reviewing the activities performed by the servicer and the special servicer under the pooling and servicing agreement and based upon the review required under the pooling and servicing agreement, and except as disclosed in the report, the servicer have fulfilled their obligations under the pooling and servicing agreement; and

5. I have disclosed to the Trust's certified public accountants all significant deficiencies relating to the servicer's or special servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the pooling and servicing agreement.

Date: ---------------------------------

---------------------------------------
[Signature]
[Title]

                                    EXHIBIT Q

                           FORM OF CERTIFICATION TO BE
                              PROVIDED TO DEPOSITOR

             J.P. Morgan Chase Commercial Mortgage Securities Corp.
                  Commercial Mortgage Pass-Through Certificates
                          Series 2002-C2 (the "Trust")

            I, [identify the certifying individual], certify to J.P. Morgan Chase Commercial Mortgage Securities Corp.[and LaSalle Bank National Association, as paying agent] [add for certifications signed by an officer of the Servicer], [add for certifications signed by an officer of the Special Servicer] and [its][their] [add for certifications signed by an officer of the Servicer] [add for certifications signed by an officer of the Special Servicer] officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

            1. [To be certified by the Paying Agent] [I have reviewed the annual report on Form 10-K for the fiscal year [___], and all reports on Form 8-K containing distribution date reports filed in respect of periods included in the year covered by that annual report, of the Trust;]

            2. [To be certified by the Paying Agent] [Based on my knowledge, the [distribution [for Paying Agent]/servicing [for Servicer]] information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report;]

            3. [To be certified by the Paying Agent] [Based on my knowledge, the [distribution [for Paying Agent]/servicing [for Servicer]] information required to be provided under the pooling and servicing agreement is included in these reports;]

            4. [To be certified by the Servicer] [I am responsible for reviewing the activities performed by the servicer under the pooling and servicing agreement and based upon the review required under the pooling and servicing agreement, and except as disclosed in the report, the servicer has fulfilled its obligations under the pooling and servicing agreement; and]

            5. [To be certified by the Servicer] [I have disclosed to the Trust's certified public accountants all significant deficiencies relating to the servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the pooling and servicing agreement.]

            6. [To be certified by the Special Servicer] [I am responsible for reviewing the activities performed by the special servicer under the pooling and servicing agreement and based upon the review required under the pooling and servicing agreement, and except as disclosed in the report, the special servicer has fulfilled its obligations under the pooling and servicing agreement; and]

            7. [To be certified by the Special Servicer] [I have disclosed to the Trust's certified public accountants all significant deficiencies relating to the special servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the pooling and servicing agreement.]

            8.

Date: ---------------------------------

---------------------------------------
[Signature]
[Title]

                                    EXHIBIT R

                            INITIAL COMPANION HOLDERS

            LaSalle Bank National Association, as trustee for the registered holders of Merrill Lynch Mortgage Trust Series 2002-FED, Commerical Mortgage Pass-Through Certificates, Series 2002-FED, shall be the initial Companion Holder for the 75/101 Federal Street Companion Loan.

            CBA-Mezzanine Capital Finance, LLC shall be the initial Companion Holder for the Long Island Industrial Companion Loan.

                                    EXHIBIT S

              ARCAP NAMING CONVENTION FOR ELECTRONIC FILE DELIVERY

Deal Name - Prospectus Loan I.D. - Statement Type - Statement Date - Months Covered by Statement

For Example:

JPM2000C10-00001.1-OS-12312000-12
JPM2000C10-00001.2-OS-12312000-12
JPM2000C10-00001.1-OSAR-12312000-12
JPM2000C10-00001.1-FS-12312000-12
JPM2000C10-00001.1-RR-12312000

DLJ2000CKP1-00150.1-OS-12312000-12
DLJ2000CKP1-00001.1-OSAR-12312000-12
DLJ2000CKP1-00001.1-FS-12312000-12
DLJ2000CKP1-00001.1-RR-12312000
DLJ2000CKP1-00001.1-PI-12312000

Please note there should not be any special characters in the Deal Name, i.e., no spaces, no dashes, no underscores, etc.

The Prospectus I.D. should have five leading characters, a decimal point, and the Property # (1, 2, 3, etc.).

The Statement Types are:  OS     --   Operating Statement (PDF or TIF format)
                          OSAR   --   Operating Statement Analysis Report & NOI
                          ADJ
                                      Worksheet* (Excel Format named
                                      individually, not rolling format)
                          FS     --   Borrower Financial Statement (PDF or
                                      TIF)
                          RR     --   Rent Roll (Excel or PDF or TIF)
                          PI*    --   Property Inspection (Excel format)
                          HS*    --   Healthcare Survey
                          FR*    --   Franchise Annual Compliance Report

The Statement Date should be eight characters long - MODAYEAR where MO = months from 01 to 12, DAY = day of month from 01 to 31, YEAR = year such as 1999 or 2000 or 2001.

The Months Covered by the Statement should range from 01 to 12.

---------------------------

* Servicer may, but is not required to, provide these reports pursuant to the ARCap Naming Convention.

                                    EXHIBIT T

             CONTROLLING CLASS CERTIFICATEHOLDER'S REPORTS CHECKLIST

------------------------------------------------- ------------ -------------------- --------------------------------- --------------
                  Information                                        Format                    Frequency              Responsibility
------------------------------------------------- ------------ -------------------- --------------------------------- --------------
          Property Operating Statement              Actual           PDF/TIF             As received/Quarterly           Servicer
------------------------------------------------- ------------ -------------------- --------------------------------- --------------
               Property Rent Roll                   Actual           PDF/TIF             As received/Quarterly           Servicer
------------------------------------------------- ------------ -------------------- --------------------------------- --------------
 Other Financials as required by loan documents     Actual           PDF/TIF                  As received                Servicer
------------------------------------------------- ------------ -------------------- --------------------------------- --------------
              Property Inspection                   Actual           PDF/TIF             As received/Quarterly           Servicer
------------------------------------------------- ------------ -------------------- --------------------------------- --------------
   Payments Received After Determination Date       Monthly           Excel             Servicer Remittance Date       Paying Agent
                   Report (1)
------------------------------------------------- ------------ -------------------- --------------------------------- --------------
      Mortgage Loans Delinquent Report (2)          Monthly           Excel                30th of each month          Paying Agent
------------------------------------------------- ------------ -------------------- --------------------------------- --------------
       Interest on Advance Reconciliation           Monthly           Excel                Distribution Date           Paying Agent
------------------------------------------------- ------------ -------------------- --------------------------------- --------------
   CMSA Setup File (Issuer/Trustee/Servicer)       CMSA IRP       Access/Excel         Monthly/Distribution Date       Paying Agent
------------------------------------------------- ------------ -------------------- --------------------------------- --------------
               CMSA Property File                  CMSA IRP       Access/Excel         Monthly/Distribution Date       Paying Agent
------------------------------------------------- ------------ -------------------- --------------------------------- --------------
         CMSA Loan Periodic Update File            CMSA IRP       Access/Excel         Monthly/Distribution Date       Paying Agent
------------------------------------------------- ------------ -------------------- --------------------------------- --------------
              CMSA Financial File                  CMSA IRP       Access/Excel         Monthly/Distribution Date       Paying Agent
------------------------------------------------- ------------ -------------------- --------------------------------- --------------
        Distribution Statement (Trustee)            Monthly         Excel/PDF          Monthly/Distribution Date       Paying Agent
------------------------------------------------- ------------ -------------------- --------------------------------- --------------
            CMSA Bond File (Trustee)               CMSA IRP       Access/Excel         Monthly/Distribution Date       Paying Agent
------------------------------------------------- ------------ -------------------- --------------------------------- --------------
         CMSA Collateral File (Trustee)            CMSA IRP       Access/Excel         Monthly/Distribution Date       Paying Agent
------------------------------------------------- ------------ -------------------- --------------------------------- --------------
           CMSA Supplemental Reports               CMSA IRP       Access/Excel         Monthly/Distribution Date       Paying Agent
------------------------------------------------- ------------ -------------------- --------------------------------- --------------
      Operating Statement Analysis Report          CMSA IRP       Access/Excel         Monthly/Distribution Date         Servicer
------------------------------------------------- ------------ -------------------- --------------------------------- --------------
            NOI Adjustment Worksheet               CMSA IRP       Access/Excel         Monthly/Distribution Date         Servicer
------------------------------------------------- ------------ -------------------- --------------------------------- --------------
   Documentation Exceptions Report (Trustee)       Quarterly      Access/Excel         Monthly/Distribution Date       Paying Agent
------------------------------------------------- ------------ -------------------- --------------------------------- --------------


Footnotes:

1) On the Servicer Remittance Date following the Determination Date for the related Bond Certificateholder Distribution, a list of all mortgage loans which are delinquent as to the applicable Distribution Period on the Servicer Remittance Date. This list should represent all delinquent loans that required a P&I Advance be made.

2) On the last day of the month (30th), for all delinquencies reported in #1 above, a list of A) all mortgage loans which remain delinquent for such Distribution period (along with the number of days delinquent) accompanied with any reason, in Servicer's opinion, for the mortgage loans continued delinquency, along with an explanation of Servicer's attempts to cure.

3) ARCap requests that the above information be organized in ascending Prospectus Loan I.D. order and forwarded on each of the above listed dates via E-Mail to the following address or all reports and data files shall be available via the Servicer's or Trustee's Website.

Ricka Moore                                              Larry Duggins
Director Bond/Mortgage Surveillance                      President
ARCap REIT, Inc.                                         ARCap REIT, Inc.
rmoore@arcap.com                                         lduggins@arcap.com
(972) 580-1688 ext. 29                                   (972) 580-1688 ext. 11

                                    EXHIBIT U

                  FORM OF INITIAL CERTIFICATION OF THE TRUSTEE

December [__], 2002

J.P. Morgan Chase Commercial               ARCap Special Servicing, Inc.
  Mortgage Securities Corp.                5605 North MacArthur Boulevard
270 Park Avenue, 10th Floor                Suite 560
New York, New York 10017                   Irvine, Texas  75038

Merrill Lynch Mortgage Lending, Inc.       Moody's Investors Services, Inc.
4 World Financial Center                   99 Church Street, 4th Floor
250 Vesey Street - 15th Floor              New York, New York 10007
New York, New York 10080
                                           Standard & Poor's Ratings Services,
JPMorgan Chase Bank                           a division of The McGraw-Hill
270 Park Avenue, 10th Floor                   Companies, Inc.
New York, New York 10017                   55 Water Street, 41st Floor
                                           New York, New York 10041
LaSalle Bank National Association
Park Avenue Plaza, 6th Floor               LaSalle Bank National Association
New York, New York                         135 South LaSalle Street, Suite 1625
                                           Chicago, Illinois  60603
Wachovia Bank, National Association
NC1075
8739 Research Drive - URP4
Charlotte, North Carolina 28288-1075


Re: J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-C2

Ladies and Gentlemen:

Pursuant to Section 2.02(a) of the Pooling and Servicing Agreement dated as of December 1, relating to the above-referenced Certificates (the "Agreement"), Wells Fargo Bank Minnesota, N.A., as Trustee (the "Trustee"), hereby certifies (subject to Section 2.01 of the Agreement) as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Loan paid in full or any Loan specifically identified in the exception report attached hereto as not being covered by this certification) that:

      (i) all documents specified in clauses (i) of the definition of "Mortgage File", as applicable, are in its possession.

Pursuant to Section 2.02(e) of the Agreement, the Trustee may conclusively assume the due execution and genuineness of any such documents and the genuineness of any signatures thereon. The scope of the review conducted in connection with this certification is limited solely to confirming, after receipt of the documents listed in clause (i) of the definition of "Mortgage File", that such documents appear regular on their face, have been executed, received and recorded, if applicable, and relate to the Mortgage Loans identified in the Mortgage Loan Schedule. Pursuant to Section 2.02(e) of the Agreement, the Trustee does not make any representation as to the validity, legality, sufficiency, enforceability or genuineness of any such documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan Schedule or the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.

WELLS FARGO BANK MINNESOTA, N.A.
as Trustee

By:
    ------------------------------------
Name:
     -----------------------------------

Title: Assistant Vice President

ATTACHMENTS
-----------

         Mortgage Loan Schedule

         Trustee Exception Report

                                    EXHIBIT V

                   FORM OF FINAL CERTIFICATION OF THE TRUSTEE

December [__], 2002

J.P. Morgan Chase Commercial                ARCap Special Servicing, Inc.
  Mortgage Securities Corp.                 5605 North MacArthur Boulevard
270 Park Avenue, 10th Floor                 Suite 560
New York, New York 10017                    Irvine, Texas  75038

Merrill Lynch Mortgage Lending, Inc.        Moody's Investors Services, Inc.
4 World Financial Center                    99 Church Street, 4th Floor
250 Vesey Street - 15th Floor               New York, New York 10007
New York, New York 10080
                                            Standard & Poor's Ratings Services,
JPMorgan Chase Bank                            a division of The McGraw-Hill
270 Park Avenue, 10th Floor                    Companies, Inc.
New York, New York 10017                    55 Water Street, 41st Floor
                                            New York, New York 10041
LaSalle Bank National Association
Park Avenue Plaza, 6th Floor                LaSalle Bank National Association
New York, New York                          135 South LaSalle Street, Suite 1625
                                            Chicago, Illinois  60603
Wachovia Bank, National Association
NC1075
8739 Research Drive - URP4
Charlotte, North Carolina 28288-1075


Re: J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-C2

Ladies and Gentlemen:

Pursuant to Section 2.02(b) of the Pooling and Servicing Agreement dated as of December 1, 2002, relating to the above-referenced Certificates (the "Agreement"), Wells Fargo Bank Minnesota, N.A., as Trustee (the "Trustee"), hereby certifies (subject to Section 2.01 of the Agreement) as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Loan paid in full or any Loan specifically identified in the exception report attached hereto as not being covered by this certification) that:

         (i) all documents specified in clauses (i) through (v), (ix) through
         (xii), and (xvi) (or, with respect to clause (xvi), a copy of such letter of credit and an Officer's Certificate as contemplated by the penultimate sentence of Section 2.01(b) of the Agreement), if any, of the definition of "Mortgage File", as applicable, are in its possession;

         (ii) the foregoing documents delivered or caused to be delivered by the Mortgage Loan Sellers pursuant to Section 2.01 of the Agreement have been reviewed by the Trustee and appear regular on their face, appear to be executed, and relate to such Mortgage Loan; and

         (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv), (vi) and (viii)(c) in the definition of "Mortgage Loan Schedule" is correct, subject to any exceptions identified in the attached Trustee Exception Report.

Pursuant to Section 2.02(e) of the Agreement, the Trustee may conclusively assume the due execution and genuineness of any such documents and the genuineness of any signatures thereon. The scope of the review called for is limited solely to confirming, after receipt of the documents listed in Section
2.01 of the Agreement, that such documents appear regular on their face, have been executed, received and recorded, if applicable, and relate to the Mortgage Loans identified in the Mortgage Loan Schedule. Pursuant to Section 2.02(e) of the Agreement, the Trustee does not make any representation as to (i) the validity, legality, sufficiency, enforceability or genuineness of any such documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan Schedule or the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan, (ii) whether any document required to be reviewed by it is in the related Mortgage File, unless such document is identified in the checklist relating to such Mortgage File delivered pursuant to Section 2.02(e) of the Agreement, (iii) the documents specified in clause (ix) of the definition of Mortgage File, whether insurance is effective as of the date of recordation, whether all endorsements or riders issued are included in the file or if the policy has not been issued whether any acceptable replacement document has been dated the date of the related Mortgage Loan funding, or (iv) whether more than one county or state financing statement is required to be filed for any given Mortgage Loan.

Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.

WELLS FARGO BANK MINNESOTA, N.A.
as Trustee

By:
   ----------------------------------

Name:
      -------------------------------

Title:   Assistant Vice President


ATTACHMENTS

         Mortgage Loan Schedule

         Trustee Exception Report

                                    EXHIBIT W

                                     FORM OF
                            NOTICE AND CERTIFICATION
                      REGARDING DEFEASANCE OF MORTGAGE LOAN

                  To:      Standard & Poor's Ratings Services
                           55 Water Street
                           New York, New York 10041
                           Attn:  Commercial Mortgage Surveillance

                  From: Wachovia Bank, National Association, in its capacity as Master Servicer (the "Master Servicer") under the Pooling and Servicing Agreement dated as of December 1, 2002 (the "Pooling and Servicing Agreement"), among the Master Servicer, Wells Fargo Bank Minnesota, N.A., as Trustee, and others.

                  Date:    _________, 20___

                  Re: J.P. Morgan Commerical Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C2

                           Mortgage Loan (the "Mortgage Loan") identified by loan number _____ on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged Properties identified on the Mortgage Loan Schedule by the following names:
                                               --------------------------
                                               --------------------------

            Reference is made to the Pooling and Servicing Agreement described above. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

            As Master Servicer under the Pooling and Servicing Agreement, we hereby:

            (a) Notify you that the Mortgagor has consummated a defeasance of the Mortgage Loan pursuant to the terms of the Mortgage Loan, of the type checked below:

                  ____ a full defeasance of the entire principal balance of the
            Mortgage Loan; or

                  ____ a partial defeasance of a portion of the principal
            balance of the Mortgage Loan that represents and, an allocated loan amount of $____________ or _______% of the entire principal balance of the Mortgage Loan;

            (b) Certify that each of the following is true, subject to those exceptions set forth with explanatory notes on Exhibit A hereto, which exceptions the Master Servicer has determined, consistent with the Servicing Standard, will have no material adverse effect on the Mortgage Loan or the defeasance transaction:

            (i) The Mortgage Loan documents permit the defeasance, and the terms and conditions for defeasance specified therein were satisfied in all material respects in completing the defeasance.

            (ii) The defeasance was consummated on __________, 20__.

            (iii) The defeasance collateral consists of securities that (i) constitute "government securities" as defined in Section 2(a)(16) of the Investment Company Act of 1940 as amended (15 U.S.C. 80A1), (ii) are listed as "Qualified Investments for `AAA' Financings" under Paragraphs 1, 2 or 3 of "Cash Flow Approach" in Standard & Poor's Public Finance Criteria 2000, as amended to the date of the defeasance, (iii) are rated `AAA' by S&P, (iv) if they include a principal obligation, the principal due at maturity cannot vary or change, and (v) are not subject to prepayment, call or early redemption.

            (iv) The Master Servicer received an opinion of counsel (from counsel approved by Master Servicer in accordance with the Servicing Standard) that the defeasance will not result in an Adverse REMIC Event.

            (v) The Master Servicer determined that the defeasance collateral will be owned by an entity (the "Defeasance Obligor") that is a Single-Purpose Entity (as defined in Standard & Poor's Structured Finance Ratings Real Estate Finance Criteria, as amended to the date of the defeasance (the "S&P Criteria")) as of the date of the defeasance, and after the defeasance owns no assets other than the defeasance collateral and real property securing Mortgage Loans included in the pool.

            (vi) The Master Servicer received written confirmation of the crediting of the defeasance collateral to an Eligible Account (as defined in the S&P Criteria) in the name of the Defeasance Obligor, which account is maintained as a securities account by a securities intermediary and has been pledged to the Trustee.

            (vii) The agreements executed in connection with the defeasance (i) grant control of the pledged securities account to Trustee, (ii) require the securities intermediary to make the scheduled payments on the Mortgage Loan from the proceeds of the defeasance collateral directly to the Servicer's collection account in the amounts and on the dates specified in the Mortgage Loan documents or, in a partial defeasance, the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased, increased by any defeasance premium specified in the Mortgage Loan documents (the "Scheduled Payments"), (iii) permit reinvestment of proceeds of the defeasance collateral only in Permitted Investments (as defined in the S&P Criteria), (iv) permit release of surplus defeasance collateral and earnings on reinvestment from the pledged securities account only after the Mortgage Loan has been paid in full, if any such release is permitted, (v) prohibit transfers by the Defeasance Obligor of the defeasance collateral and subordinate liens against the defeasance collateral, and (vi) provide for payment from sources other than the defeasance collateral or other assets of the Defeasance Obligor of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor.

            (viii) The Master Servicer received written confirmation from a firm of independent certified public accountants, who were approved by Master Servicer in accordance with the Servicing Standard stating that (i) revenues from the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments after the defeasance including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Loan, on its Anticipated Repayment Date), (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4) months after the date of receipt, and (iii) interest income from the defeasance collateral to the Defeasance Obligor in any calendar or fiscal year will not exceed such Defeasance Obligor's interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year.

            (ix) The Mortgage Loan is not among the ten (10) largest loans in the pool. The entire principal balance of the Mortgage Loan as of the date of defeasance was less than both $[______] and five percent of pool balance, which is less than [__]% of the aggregate Certificate Balance of the Certificates as of the date of the most recent Trustee's Distribution Date Statement received by us (the "Current Report").

            (x) The defeasance described herein, together with all prior and simultaneous defeasances of Mortgage Loans, brings the total of all fully and partially defeased Mortgage Loans to $__________________, which is _____% of the aggregate Certificate Balance of the Certificates as of the date of the Current Report.

            (c) Certify that Exhibit B hereto is a list of the material agreements, instruments, organizational documents for the Defeasance Obligor, and opinions of counsel and independent accountants executed and delivered in connection with the defeasance.

            (d) Certify that the individual under whose hand the Master Servicer has caused this Notice and Certification to be executed did constitute a Servicing Officer as of the date of the defeasance described above.

            (e) Agree to provide copies of all items listed in Exhibit B to you upon request.

            IN WITNESS WHEREOF, the Master Servicer has caused this Notice and Certification to be executed as of the date captioned above.

                                           WACHOVIA BANK, NATIONAL
                                             ASSOCIATION



                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                   EXHIBIT X-1

                                     FORM OF
                   INFORMATION REQUEST BY CERTIFICATEHOLDER OR
                               CERTIFIDCATE OWNER

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street
Chicago, Illinois  60603
Attention:  Asset-Backed Securities Trust Services Group - JP Morgan 2002-C2

      Re: JP Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C2

            In accordance with the Pooling and Servicing Agreement, dated as of December 10, 2002 (the "Pooling and Servicing Agreement"), by and among JP Morgan Chase Commercial Mortgage Securities Corp., as depositor, Wachovia Bank National Association, as servicer, ARCAP Special Servicing, Inc., as special servicer, Wells Fargo Bank Minnesota, N.A., as trustee, and LaSalle Bank National Association, as paying agent (the "Paying Agent") with respect to the JP Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C2 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

            1. The undersigned is a [holder] [beneficial holder] of $___________ aggregate [Certificate Principal Balance/Certificate Notional Amount] of the Class ____ Certificates.

            2. The undersigned is requesting access to the following information (the "Information"):

            ___ The information available at the Corporate Trust Office of the Paying Agent pursuant to Section 3.15 of the Pooling and Servicing Agreement.

            ___ The information on the Paying Agent's Internet Website pursuant to Section 4.02 of the Pooling and Servicing Agreement.

            3. In consideration of the Paying Agent's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in evaluating the Information), and such Information will not, without the prior written consent of the Trustee, be disclosed by the undersigned or by its officers, directors, partners employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided that the undersigned may provide all or any part of the Information to its auditors, legal counsel and regulators.

                  4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Non-Registered Certificate (as defined in the Pooling and Servicing Agreement) pursuant to Section 5 of the Securities Act.

                  IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                    --------------------------------------------
                                    [CERTIFICATEHOLDER] [BENEFICIAL HOLDER OF A
                                    CERTIFICATE]



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:
                                        Telephone No.:

                                   EXHIBIT X-2

                                     FORM OF
                  INFORMATION REQUEST BY PROSPECTIVE PURCHASER

                                     [Date]


LaSalle Bank National Association
135 South LaSalle Street
Chicago, Illinois  60603
Attention:  Asset-Backed Securities Trust Services Group - JP Morgan 2002-C2

            Re: JP Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C2

            In accordance with the Pooling and Servicing Agreement, dated as of December 10, 2002 (the "Pooling and Servicing Agreement"), by and among JP Morgan Chase Commercial Mortgage Securities Corp., as depositor, Wachovia Bank National Association, as servicer, ARCAP Special Servicing, Inc., as special servicer, Wells Fargo Bank Minnesota, N.A., as trustee, and LaSalle Bank National Association, as paying agent (the "Paying Agent") with respect to the JP Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C2 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

            1. The undersigned is contemplating an investment in the Class ____ Certificates.

            2. The undersigned is requesting access to the following information (the "Information") for use in evaluating such possible investment:

            ___ The information available at the Corporate Trust Office of the Paying Agent pursuant to Section 3.15 of the Pooling and Servicing Agreement.

            ___ The information on the Paying Agent's Internet Website pursuant to Section 4.02 of the Pooling and Servicing Agreement.

            3. In consideration of the Trustee's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making the investment decision described in paragraphs 1 and 2), and such Information will not, without the prior written consent of the Trustee, be disclosed by the undersigned or by its officers, directors, partners employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that in the event the undersigned purchases any Certificate or any interest in any Certificate, the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided that the undersigned may provide all or any part of the Information to its auditors, legal counsel and regulators.

            4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Non-Registered Certificate (as defined in the Trust and Servicing Agreement) pursuant to
Section 5 of the Securities Act.

            IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.


                                         ---------------------------------------
                                         [PROSPECTIVE PURCHASER]



                                     By: ---------------------------------------
                                         Name:
                                         Title:
                                         Telephone No.: